Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-130390

The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED DECEMBER 4, 2006
MAY BE AMENDED OR COMPLETED PRIOR TO SALE

$3,517,157,000 (Approximate)
COMM 2006-C8
Commercial Mortgage Pass-Through Certificates
German American Capital Corporation
Barclays Capital Real Estate Inc.
Bank of America, National Association
General Electric Capital Corporation
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor

COMM 2006-C8 Mortgage Trust
Issuing Entity

The COMM 2006-C8 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust’s assets will primarily be 176 fixed-rate mortgage loans secured by first liens on 427 commercial, multifamily and manufactured housing community properties. The COMM 2006-C8 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates will receive distributions of interest, principal or both, on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing January 10, 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this free writing prospectus under ‘‘Description of the Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.’’

Certain characteristics of the certificates offered in this free writing prospectus include:

	Initial Certificate or Notional Balance(2)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)	Anticipated Ratings Moody’s/Fitch(1)
Class A-1(5)	$52,500,000	%(7)	September 10, 2011	December 10, 2046	Aaa/AAA
Class A-2(5)	$501,000,000	%(7)	December 10, 2011	December 10, 2046	Aaa/AAA
Class A-3FX(5)	$183,750,000	%(7)	December 10, 2013	December 10, 2046	Aaa/AAA
Class A-AB(5)	$92,500,000	%(7)	February 10, 2016	December 10, 2046	Aaa/AAA
Class A-4(5)	$1,115,164,000	%(7)	December 10, 2016	December 10, 2046	Aaa/AAA
Class A-1A(5)	$669,280,000	%(7)	December 10, 2016	December 10, 2046	Aaa/AAA
Class XP(8)	$ TBD	%(8)	N/A	N/A	Aaa/AAA
Class A-M	$382,207,000	%(7)	December 10, 2016	December 10, 2046	Aaa/AAA
Class A-J	$305,765,000	%(7)	December 10, 2016	December 10, 2046	Aaa/AAA
Class B	$28,665,000	%(7)	December 10, 2016	December 10, 2046	Aa1/AA+
Class C	$42,999,000	%(7)	December 10, 2016	December 10, 2046	Aa2/AA
Class D	$38,220,000	%(7)	December 10, 2016	December 10, 2046	Aa3/AA−
Class E	$23,888,000	%(7)	December 10, 2016	December 10, 2046	A1/A+
Class F	$28,666,000	%(7)	December 10, 2016	December 10, 2046	A2/A
Class G	$52,553,000	%(7)	December 10, 2016	December 10, 2046	A3/A-

(Footnotes to table to begin on page S-3)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the accompanying prospectus are truthful or complete.

Any representation to the contrary is a criminal offense. Investing in the certificates offered in this free writing prospectus involves risks. See ‘‘Risk Factors’’ beginning on page S-43 of this free writing prospectus and page 12 of the prospectus.

Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as joint bookrunning managers. Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital Inc. are acting as co-lead managers of the offering. J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as co-managers of the offering. The underwriters will offer the certificates offered in this free writing prospectus to the public in negotiated transactions at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are required to purchase the certificates offered in this free writing prospectus (in the amounts to be set forth in the prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this free writing prospectus approximately     % of the initial aggregate certificate balance of the certificates offered in this free writing prospectus, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in the prospectus supplement to purchasers on or about December 21, 2006.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: blake.catlett@db.com.

Deutsche Bank Securities	Banc of America Securities LLC

Co-Bookrunning Managers and Co-Lead Managers
Barclays Capital Co-Lead Manager
JPMorgan Co-Manager		Morgan Stanley Co-Manager

Mall of America, Bloomington, MN

Four Allen Center, Houston, TX

EZ Storage Portfolio, Various

JQH Hotel Portfolio, Various

Manhattan Office Portfolio, New York, NY

Victoria Ward Industrial, Gateway & Village, Honolulu, HI

Morgan Resort Portfolio, Various

First City Tower, Houston, TX

Sierra Vista Mall, Clovis, CA

SIERRA VISTA

Scottsdale 101, Phoenix, AR

EXPO

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this free writing prospectus. However, this free writing prospectus does not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov). This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the certificates, supersedes any conflicting information contained in any prior similar materials relating to the certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the certificates, until the underwriters have accepted your offer to purchase certificates; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the certificates will first be made. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver the certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus is also referred to herein as this ‘‘prospectus supplement.’’ Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Principal Definitions’’ beginning on page S-278 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page 127 in the prospectus.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Deutsche Mortgage & Asset Receiving Corporation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (‘‘FSMA’’) of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as ‘‘FPO Persons’’); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as ‘‘PCIS Persons’’ and, together with the FPO Persons, the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered in this free writing prospectus and the underlying mortgage loans. This executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class T, Class R and Class LR Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. This free writing prospectus is also referred to herein as this ‘‘prospectus supplement.’’

Class	Anticipated Ratings Moody's/ Fitch(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Percent of Total Certificates	Approximate Credit Support		Description of Pass-Through Rate	Assumed Final Distribution Date(3)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Offered Certificates
A-1(5)	Aaa/AAA	$52,500,000	1.374%	30.000	%(6)	(7)	9/10/11%		2.99	1/07-9/11
A-2(5)	Aaa/AAA	$501,000,000	13.108%	30.000	%(6)	(7)	12/10/11%		4.83	9/11-12/11
A-3FX(5)	Aaa/AAA	$183,750,000	4.808%	30.000	%(6)	(7)	12/10/13%		6.80	10/13-12/13
A-AB(5)	Aaa/AAA	$92,500,000	2.420%	30.000	%(6)	(7)	2/10/16%		7.23	12/11-2/16
A-4(5)	Aaa/AAA	$1,115,164,000	29.177%	30.000	%(6)	(7)	12/10/16%		9.82	2/16-12/16
A-1A(5)	Aaa/AAA	$669,280,000	17.511%	30.000	%(6)	(7)	12/10/16%		8.51	1/07-12/16
XP(8)	Aaa/AAA	$TBD	N/A	N/A		(8)	N/A	%	N/A	N/A
A-M	Aaa/AAA	$382,207,000	10.000%	20.000%		(7)	12/10/16%		9.97	12/16-12/16
A-J	Aaa/AAA	$305,765,000	8.000%	12.000%		(7)	12/10/16%		9.97	12/16-12/16
B	Aa1/AA+	$28,665,000	0.750%	11.250%		(7)	12/10/16%		9.97	12/16-12/16
C	Aa2/AA	$42,999,000	1.125%	10.125%		(7)	12/10/16%		9.97	12/16-12/16
D	Aa3/AA−	$38,220,000	1.000%	9.125%		(7)	12/10/16%		9.97	12/16-12/16
E	A1/A+	$23,888,000	0.625%	8.500%		(7)	12/10/16%		9.97	12/16-12/16
F	A2/A	$28,666,000	0.750%	7.750%		(7)	12/10/16%		9.97	12/16-12/16
G	A3/A−	$52,553,000	1.375%	6.375%		(7)	12/10/16%		9.97	12/16-12/16
Private Certificates(9)
XS(8)	Aaa/AAA	$3,822,064,017	N/A	N/A		(8)	N/A	%	N/A	N/A
A-3FL(5)	Aaa/AAA	$61,250,000(10)	1.603%	30.000	%(6)	(11)	12/10/13%		6.80	10/13-12/13
H	Baa1/BBB+	$38,221,000	1.000%	5.375%		(7)	12/10/16%		9.97	12/16-12/16
J	Baa2/BBB	$42,998,000	1.125%	4.250%		(7)	12/10/16%		9.97	12/16-12/16
K	Baa3/BBB–	$42,998,000	1.125%	3.125%		(7)	1/10/17%		10.01	12/16-1/17
L	Ba1/BB+	$19,110,000	0.500%	2.625%		(7)	1/10/17%		10.05	1/17-1/17
M	Ba2/BB	$19,111,000	0.500%	2.125%		(7)	1/10/17%		10.05	1/17-1/17
N	Ba3/BB−	$4,777,000	0.125%	2.000%		(7)	1/10/17%		10.05	1/17-1/17
O	B1/B+	$9,555,000	0.250%	1.750%		(7)	1/10/17%		10.05	1/17-1/17
P	B2/NR	$14,333,000	0.375%	1.375%		(7)	1/10/17%		10.05	1/17-1/17
Q	B3/NR	$9,555,000	0.250%	1.125%		(7)	1/10/17%		10.05	1/17-1/17
S	NR/NR	$42,999,017	1.125%	0.000%		(7)	10/10/17%		10.78	1/17-10/17

(1)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.

(2)	Approximate; subject to a variance of plus or minus 5%.

(3)	The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in December 2046. See ‘‘Yield and Maturity Considerations’’ and ‘‘Ratings’’ in this prospectus supplement.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 132 mortgage loans, representing approximately 82.49% of the outstanding pool balance. Loan Group 2 will consist of 44 mortgage loans, representing approximately 17.51% of the outstanding pool balance. Loan Group 2 will include approximately 75.84% of all the mortgage loans secured by multifamily properties and 32.28% of all mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A and Class X Certificates and the Class A-3FL Regular Interest, interest distributions on the Class A-1, Class A-2, Class A-3FX, Class A-AB, and Class A-4 Certificates and the Class A-3FL Regular Interest will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL Regular Interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2 and (ii) the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class A-4 certificates has been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata.

(6)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest in the aggregate.

(7)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that class (as described in ‘‘Executive Summary—The Certificates’’ in this prospectus supplement) and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighed average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

(8)	The Class XS and Class XP Certificates will not have principal balances. The Class XS Certificates are not offered hereby. The Class XS and Class XP Certificates are collectively referred to herein as the Class X Certificates. The Class X Certificates are not entitled to distributions of principal. The Class X Certificates will accrue interest on its related notional amount and at the related pass-through rate as described in this prospectus supplement under ‘‘Description of the Offered Certificates—General’’ and ‘‘Distributions.’’

(9)	Not offered hereby.

(10)	The certificate balance of the Class A-3FL Certificates will be equal to the certificate balance of the Class A-3FL Regular Interest.

(11)	The Class A-3FL Certificates will represent an undivided interest in, among other things, the rights and obligations under a Swap Agreement related to such Class of Certificates. The Swap Agreement will provide, among other things, that fixed amounts payable by the Trust Fund as interest with respect to the Class A-3FL Regular Interest will be exchanged for floating amounts at the applicable LIBOR-based rate. Under certain circumstances relating to an event of default under, or termination of, the related Swap Agreement, the Pass-Through Rate applicable to the Class A-3FL Certificates may convert to the fixed Pass-Through Rate applicable to the Class A-3FL Regular Interest. Holders of Offered Certificates will not own any interest in, or have any rights under, the Swap Agreement.

The Class T, Class R and Class LR Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$3,822,064,017
Number of Mortgage Loans	176
Number of Mortgaged Properties	427
Average Mortgage Loan Balance	$21,716,273
Weighted Average Mortgage Rate	5.8992%
Weighted Average Remaining Term to Maturity (in months)(2)	106
Weighted Average Debt Service Coverage Ratio(3)	1.40	x
Weighted Average Loan-to-Value Ratio(3)	71.15%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Calculated with respect to the anticipated repayment date for one mortgage loan, representing 0.08% of the outstanding pool balance and 0.10% of the outstanding Loan Group 1 balance as of the cut-off date.

(3)	In the case of three mortgage loans, representing 14.64% of the outstanding pool balance as of the cut-off date, each with one or more companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust. In the case of 18 mortgage loans with an aggregate principal balance as of the cut-off date of $323,422,777, representing 8.46% of the outstanding pool balance, 6.67% of the Loan Group 1 balance and 16.89% of the Loan Group 2 balance, in each case, as of the cut-off date, the respective debt service coverage ratio and/or the respective loan-to-value ratio for each such mortgage loan was calculated after subtracting out a certain amount, which amount reflects a performance reserve or letter of credit held by the lender, as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan

Information—Definitions’’ in the definitions of ‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘LTV Ratio at Maturity’’ and ‘‘Debt Service Coverage Ratio.’’ In the case of one mortgage loan with an aggregate principal balance as of the cut-off date of $63,000,000 representing 1.65% of the outstanding pool balance and 2.00% of the Loan Group 1 balance as of the cut-off date, the mortgage loan is recourse to the related sponsor up to a specified amount until the related mortgaged property achieves a specified minimum debt service coverage ratio (and the satisfaction of other conditions), as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definition of ‘‘Debt Service Coverage Ratio.’’ With respect to these mortgage loans, the debt service coverage ratio shown throughout this prospectus supplement reflects the threshold at which the recourse guaranty will be released, not the actual debt service coverage ratio.

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE FREE WRITING PROSPECTUS	S-8
RISK FACTORS	S-43
Risks Related to the Mortgage Loans	S-43
Conflicts of Interest	S-74
Risks Related to the Offered Certificates	S-80
TRANSACTION PARTIES	S-86
The Sponsors	S-86
German American Capital Corporation	S-86
Barclays Capital Real Estate Inc.	S-86
Bank of America, National Association	S-88
General Electric Capital Corporation	S-93
The Depositor	S-98
The Issuing Entity	S-99
The Master Servicer	S-100
The Primary Servicer	S-102
The Special Servicer	S-105
LNR Partners, Inc., as Special Servicer	S-105
CWCapital Asset Management LLC, as EZ Storage Portfolio Loan Special Servicer	S-108
The Trustee	S-111
Paying Agent, Certificate Registrar, Custodian and Authenticating Agent	S-113
Certain Relationships and Related Transactions	S-114
DESCRIPTION OF THE MORTGAGE POOL	S-116
General	S-116
Security for the Mortgage Loans	S-117
Significant Mortgage Loans and Significant Obligors	S-118
The Mortgage Loan Sellers	S-118
Certain Underwriting Matters	S-119
Split Loan Structures	S-122
The Mall of America Loan Combination	S-122
The EZ Storage Portfolio Loan Combination	S-124
The First City Tower Loan Combination	S-126
Rights of the Holder of the First City Tower B Loan	S-126
The Fortress/Ryan's Portfolio Loan Combination	S-131
The Casual Male HQ Loan Combination	S-134
Rights of the Holders of The Casual Male HQ B Loan	S-134
Mezz Cap Loan Combinations	S-137
The Sabre Office Centre Loan Combination	S-137
The Summit Park Apartments Loan Combination	S-137
The Shoppes at Savannah Loan Combination	S-138
The 777 Sunrise Highway Loan Combination	S-138
Rights of the Holders of the Mezz Cap B Loans	S-138
ARD Loans	S-141
Additional Loan Information	S-141
Certain Terms and Conditions of the Mortgage Loans	S-155
Changes in Mortgage Pool Characteristics	S-167
DESCRIPTION OF THE OFFERED CERTIFICATES	S-169
General	S-169
Distributions	S-173
Fees and Expenses	S-181
Class A-AB Planned Principal Balance	S-190
Prepayment Premiums and Yield Maintenance Charges	S-190
Assumed Final Distribution Date; Rated Final Distribution Date	S-191
Realized Losses	S-192
Prepayment Interest Shortfalls	S-193
Subordination	S-195
Appraisal Reductions	S-196
Delivery, Form and Denomination	S-198
Book-Entry Registration	S-199
Definitive Certificates	S-201
The Swap Agreement	S-202
YIELD AND MATURITY CONSIDERATIONS	S-203
Yield Considerations	S-203
Weighted Average Life	S-205
Certain Price/Yield Tables	S-213
THE POOLING AND SERVICING AGREEMENT	S-220
General	S-220
Servicing of the Mortgage Loans; Collection of Payments	S-220

Advances	S-221
Accounts	S-227
Enforcement of ‘‘Due-On-Sale’’ and ‘‘Due-On-Encumbrance’’ Clauses	S-229
Inspections	S-231
Insurance Policies	S-232
Assignment of the Mortgage Loans	S-235
Representations and Warranties; Repurchase; Substitution	S-235
Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer	S-241
Events of Default	S-243
Rights Upon Event of Default	S-245
Amendment	S-246
Evidence of Compliance	S-247
Voting Rights	S-247
Sale of Defaulted Mortgage Loans	S-247
Realization Upon Defaulted Mortgage Loans	S-250
Modifications	S-252
Optional Termination	S-254
Servicing Compensation and Payment of Expenses	S-255
Special Servicing	S-256
Servicing of the Non-Serviced Mortgage Loan	S-264
Master Servicer and Special Servicer Permitted to Buy Certificates	S-264
Reports to Certificateholders; Available Information	S-265
Other Information	S-269
Exchange Act Filings	S-269
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-269
ERISA CONSIDERATIONS	S-272
LEGAL INVESTMENT	S-274
LEGAL MATTERS	S-274
RATINGS	S-275
LEGAL ASPECTS OF MORTGAGE LOANS	S-276
INDEX OF PRINCIPAL DEFINITIONS	S-278
ANNEX A-1—CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1-1
ANNEX A-2—CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING MORTGAGE LOANS	A-2-1
ANNEX A-3—CLASS A-AB PLANNED PRINCIPAL BALANCE	A-3-1
ANNEX B—TERM SHEET (INCLUDING DESCRIPTION OF TOP TEN MORTGAGE LOANS	B-1
ANNEX C—GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	C-1
ANNEX D—CASUAL MALE HQ MORTGAGE LOAN AMORTIZATION SCHEDULE	D-1
ANNEX E—CLASS XP REFERENCE RATES	E-1
ANNEX F— MORTGAGE LOANS WITH INTEREST DEPOSIT AMOUNTS	F-1

SUMMARY OF THE FREE WRITING PROSPECTUS

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement.

Title of Certificates	COMM 2006-C8 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	The issuing entity is COMM 2006-C8 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement and the prospectus.

Sponsors	German American Capital Corporation, Barclays Capital Real Estate Inc., Bank of America, National Association and General Electric Capital Corporation each have acted as the sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the trust fund and the trust fund will issue the certificates. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Mortgage Loan Sellers	German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor. Barclays Capital Real Estate Inc., a sponsor and an affiliate of Barclays Capital Inc., an underwriter. Bank of America, National Association, a sponsor, a primary servicer and an affiliate of Banc of America Securities LLC, an underwriter. General Electric Capital Corporation, a sponsor. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	54	$1,838,482,777	48.10%	48.85%	44.57%
Barclays Capital Real Estate Inc.	38	$736,898,769	19.28%	21.97%	6.59%
Bank of America, National Association	35	$679,280,679	17.77%	18.45%	14.58%
General Electric Capital Corporation	49	$567,401,793	14.85%	10.72%	34.26%

Originators	Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller. No party other than German American Capital Corporation, Barclays Capital Real Estate Inc., Bank of America, National Association or General Electric Capital Corporation or their respective affiliates, originated more than 10% of the mortgage loans in the trust fund. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement.

Master Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to all of the mortgage loans (other than the mortgage loan known as the EZ Storage Portfolio loan, which will initially be master serviced by Bank of America, National Association pursuant to a separate pooling and servicing agreement described under ‘‘The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—EZ Storage Portfolio Loan’’). See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the applicable mortgage loans (other than the EZ Storage Portfolio loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee fee rate) multiplied by the stated principal balance of the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See ‘‘Transaction Parties—The Master Servicer’’ and ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. The party acting as master servicer with respect to the EZ Storage Portfolio loan will also be entitled to receive a primary servicing fee under the related pooling and servicing agreement, which fee is payable monthly from the EZ Storage Portfolio loan, prior to application of such interest to make payments on the certificates, at a rate of 0.03%. See ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

Midland Loan Services, Inc.'s principal address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Primary Servicer	Bank of America, National Association will serve as primary servicer with respect to certain mortgage loans sold to the depositor by Barclays Capital Real Estate Inc. and Bank of America, National Association. Bank of America, National Association is an affiliate of Banc of America Securities LLC, one of the underwriters. The principal servicing offices of Bank of America, National Association are located at 900 West Trade Street, Suite 650, NCI-026-06-01, Charlotte, North Carolina 28255. See ‘‘Transaction Parties—The Primary Servicer—Bank of America, National Association, as Primary Servicer’’ in this prospectus supplement.

Special Servicer	LNR Partners, Inc., a Florida corporation, will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (except with respect to the mortgage loan known as the EZ Storage Portfolio loan, which will be initially specially serviced by CWCapital Asset Management LLC, pursuant to a separate pooling and servicing agreement described under ‘‘The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—The EZ Storage Portfolio Loan’’). See

‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing’’ in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. LNR Partners, Inc.’s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The special servicing fee will equal 0.35% per annum of the stated principal balance of the related specially serviced mortgage loan, and will be payable monthly, with a monthly minimum of $4,000 per specially serviced mortgage loan and REO property.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a ‘‘corrected mortgage loan’’ (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See ‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation’’ in this prospectus supplement. The party acting as special servicer with respect to the EZ Storage Portfolio loan will also be entitled to receive similar, though not identical, special servicing compensation under the related pooling and servicing agreement. See ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation’’ in this prospectus supplement.

Trustee	LaSalle Bank National Association, a national banking association. The trustee’s address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust. The trustee will also have additional duties with respect to tax administration. In addition, subject to the terms of the pooling and servicing agreement the trustee will be primarily responsible for back-up advancing and providing certain reports to certificateholders. The fee of the trustee will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to 0.00054% per annum of the stated principal balance of the related mortgage loan. The trustee will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the trust. See ‘‘Transaction Parties—The Trustee’’ in this prospectus supplement.

Affiliates	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation. German American Capital Corporation, which is one of the sponsors, is an affiliate of Deutsche Bank Securities, Inc., an underwriter, and the depositor. Barclays Capital Real Estate Inc., which is one of the sponsors, is an affiliate of Barclays Capital Inc., an underwriter. Bank of America, National Association, which is one of the sponsors and a primary servicer, is an affiliate of Banc of America Securities LLC, an underwriter.

The Directing Holder	With respect to each mortgage loan, other than a mortgage loan that is part of a split loan structure, the directing holder will be the controlling class representative. With respect to each mortgage loan that is part of a split loan structure, the directing holder will be as specified in the definition of ‘‘Directing Holder’’ as set forth in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement.

The Controlling Class Representative	Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Underwriters	Deutsche Bank Securities Inc., Banc of America Securities LLC, Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the sponsors, and of the depositor. Banc of America Securities LLC is an affiliate of Bank of America, National Association, one of the sponsors and a primary servicer. Barclays Capital Inc. is an affiliate of Barclays Capital Real Estate Inc., one of the sponsors. The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor (in the amounts to be set forth under the heading ‘‘Method of Distribution’’ in the final prospectus supplement), subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, the later of December 1, 2006 and the date of origination of each loan.

Closing Date	On or about December 21, 2006.

Distribution Date	The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in January 2007.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The earlier of:

•	the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and

•	the fourth business day prior to the related distribution date.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of the offered certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is offering hereby the following 15 classes of commercial mortgage pass-through certificates:

•	Class A-1

•	Class A-2

•	Class A-3FX

•	Class A-AB

•	Class A-4

•	Class A-1A

•	Class XP

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

•	Class E

•	Class F

•	Class G

The trust created by the depositor will consist of a total of 30 classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XS, Class A-3FL, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR.

The certificates will represent beneficial ownership interests in the trust. The trust’s assets will primarily consist of 176 mortgage loans secured by first liens on 427 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance or notional balance set forth below, subject to a permitted variance of plus or minus 5%.

Class A-1	$52,500,000 principal balance
Class A-2	$501,000,000 principal balance
Class A-3FX	$183,750,000 principal balance
Class A-AB	$92,500,000 principal balance
Class A-4	$1,115,164,000 principal balance
Class A-1A	$669,280,000 principal balance
Class XP	$TBD notional balance
Class A-M	$382,207,000 principal balance
Class A-J	$305,765,000 principal balance
Class B	$28,665,000 principal balance
Class C	$42,999,000 principal balance
Class D	$38,220,000 principal balance
Class E	$23,888,000 principal balance
Class F	$28,666,000 principal balance
Class G	$52,553,000 principal balance

The certificates that are not offered in this prospectus supplement (other than the Class T, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under ‘‘Executive Summary—The Certificates’’ in this prospectus supplement.

The Class X Certificates will not have principal balances or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance. The notional balance of the Class XS Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-3FL Regular Interest outstanding from time to time. The total initial notional balance of the Class XS Certificates will be approximately $3,822,064,017, although it may be as much as 5.0% larger or smaller. The notional balance of the Class XP Certificates, for any distribution date, will equal the sum of the principal balances of one or more classes of principal balance certificates or designated components of those classes, and those classes and components and their principal balances will vary over time. The classes of certificates and designated components of those classes that will form part of the total notional balance of the Class XP Certificates for each distribution date are described under ‘‘Description of the Offered Certificates—General’’ in this prospectus supplement.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which is set forth below:

•	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that Class (as described in ‘‘Executive Summary—The Certificates’’ in this prospectus supplement) and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

•	The pass-through rate applicable to the Class A-3FL regular interest will be equal to a fixed rate, and the pass-through rate applicable to the Class A-3FL Certificates will be equal to a LIBOR-based floating rate. If there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and not replaced, then the pass-through rate applicable to the Class A-3FL Certificates will convert to the pass-through rate of Class A-3FL regular interest.

•	The Class T, Class R and Class LR Certificates will not have pass-through rates. See ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount’’ and ‘‘—Payment Priorities’’ in this prospectus supplement.

•	The pass-through rate applicable to the Class XS Certificates for the initial distribution date will equal approximately [ ]% per annum. The pass-through rate for the Class XS Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of certain strip rates applicable to the respective classes of principal balance certificates or to designated components of those classes, with the relevant weighting to be done based upon the relative sizes of those classes or components. In that regard, although the outstanding principal balance of each class of principal balance certificates is represented in the total notional amount of the Class XS Certificates, in the case of one or more classes of principal balance certificates, that principal balance is divided into two or more components for purposes of the calculation of the pass-through rate for the Class XS Certificates from time to time.

•	The pass-through rate applicable to the Class XP Certificates for the initial distribution date will be [ ]% per annum. The pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date through and including the [ ] distribution date, will equal the weighted average of certain respective strip rates applicable to certain classes of principal balance certificates or designated components of those classes that in either case form a part of the total notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those classes or components. The strip rates applicable to the calculation of the pass-through rates for the Class XS and XP Certificates are described under ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement.

Assumed Final Distribution Date; Rated Final Distribution Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described herein under ‘‘Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.’’ Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	September 10, 2011
Class A-2	December 10, 2011
Class A-3FX	December 10, 2013
Class A-AB	February 10, 2016
Class A-4	December 10, 2016
Class A-1A	December 10, 2016
Class XP	N/A
Class A-M	December 10, 2016
Class A-J	December 10, 2016
Class B	December 10, 2016
Class C	December 10, 2016
Class D	December 10, 2016
Class E	December 10, 2016
Class F	December 10, 2016
Class G	December 10, 2016

The ‘‘Rated Final Distribution Date’’ of the offered certificates will be December 10, 2046, the first distribution date after the 36th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)	payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class XS and Class XP Certificates and the Class A-3FL regular interest, which will have the same senior priority and except that distributions to the Class A-M and Class A-J Certificates will be paid after distributions to the foregoing classes with the Class A-M senior in right of payment to the Class A-J), and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided, that the Class A-M and then Class A-J Certificates receive distributions in that order only after distributions are made to the

Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL regular interest.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct groups: Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 132 mortgage loans, representing approximately 82.49% of the outstanding pool balance, Loan Group 2 will consist of 44 mortgage loans, representing approximately 17.51% of the outstanding pool balance. Loan Group 2 will include approximately 75.84% of all the mortgage loans secured by multifamily properties and approximately 32.28% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each of these mortgage loans.

The Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL regular interest will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2. A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount,’’ ‘‘—Payment Priorities’’ and ‘‘—Distribution of Available Funds’’ in this prospectus supplement. The Class X certificates will not be entitled to any distributions of principal.

Prepayment Premiums; Yield Maintenance Charges	Prepayment premiums and yield maintenance charges will be allocated as described in ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Prepayment and Yield Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See ‘‘Risk Factors —Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

Subordination; Allocation of Losses and Certain Expenses	The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class XS or Class XP Certificates, although mortgage loan losses will reduce the notional balances of the Class XS or Class XP Certificates and, therefore, the amount of interest those classes accrue.)

Class A-1(2), Class A-2(2), Class A-3FX(2), Class A-3FL(2), Class A-AB(1)(2), Class A-4(2), Class A-1A(2), Class XS(3) and Class XP(3)
Class A-M
Class A-J
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N
Class O
Class P
Class Q
Class S

(1)	The Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)	The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 2. The Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL regular interest have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group 1. See ‘‘Description of the Offered Certificates— Distributions—Method, Timing and Amount’’ in this prospectus supplement.

(3)	The Class XS Certificates are not offered by this prospectus supplement, and the Class XS and the Class XP Certificates are not entitled to distributions of principal.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls’’ in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower);

•	shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

Swap Agreement	On the closing date, the trustee, on behalf of the trust fund, will enter into an interest rate swap agreement related to the Class A-3FL regular interest with a swap counterparty to be determined. By virtue of the swap agreement, the Class A-3FL Certificates will be floating rate certificates. None of the offered certificates will represent ownership interests in the swap agreement, and none of the holders of offered certificates will have any rights under the swap agreement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

•	Description of the Mortgage Pool;

•	Annex A-1 (Certain Characteristics of the Mortgage Loans); and

•	Annex A-2 (Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is expressed as a percentage of the outstanding pool balance, the Loan Group 1 balance or the Loan Group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	176	132	44
Number of Mortgaged Properties	427	371	56
Number of Balloon Mortgage Loans(1)	37	32	5
Number of Hyper-Amortizing Loans	1	1	0
Number of Fully Amortizing Mortgage Loans	0	0	0
Number of Interest-Only Mortgage Loans(2)	39	23	16
Number of Partial Interest-Only Mortgage Loans(3)	99	76	23
Aggregate Principal Balance	$3,822,064,017	$3,152,783,677	$669,280,340
Range of Mortgage Loan Principal Balance
Minimum Mortgage Loan Balance	$1,347,736	$1,347,736	$2,500,000
Maximum Mortgage Loan Balance	$345,000,000	$345,000,000	$64,800,000
Average Mortgage Loan Principal Balance	$21,716,273	$23,884,725	$15,210,917
Range of Mortgage Rates
Minimum Mortgage Rate	5.0892%	5.0892%	5.3210%
Maximum Mortgage Rate	7.0000%	7.0000%	6.4000%
Weighted Average Mortgage Rate	5.8992%	5.8941%	5.9234%
Range of Remaining Terms to Maturity
Minimum Remaining Terms(4)	57 months	57 months	58 months
Maximum Remaining Terms(4)	130 months	130 months	120 months
Weighted Average Remaining Terms to Maturity(4)	106 months	107 months	104 months
Range of Remaining Amortization Term
Minimum Remaining Amort Terms(5)	215 months	215 months	357 months
Maximum Remaining Amort Terms(5)	360 months	360 months	360 months
Weighted Average Remaining Amortization Term(5)	357 months	356 months	360 months
Range of Loan-to-Value Ratio
Minimum Loan-to-Value Ratio(6)(7)	36.44%	36.44%	43.10%
Maximum Loan-to-Value Ratio(6)(7)	83.33%	83.33%	81.33%
Weighted Average Loan-to-Value Ratio(6)(7)	71.15%	70.69%	73.29%
Range of Debt Service Coverage Ratio
Minimum Debt Service Coverage Ratio(6)(7)	1.00x	1.00x	1.01x
Maximum Debt Service Coverage Ratio(6)(7)	2.88x	2.88x	1.86x
Weighted Average Debt Service Coverage Ratio(6)(7)	1.40x	1.43x	1.24x

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)	Thirty nine mortgage loans, representing 47.72% of the outstanding pool balance and 46.97% of the Loan Group 1 balance and 51.24% of the Loan Group 2 balance as of the cut-off date, pay interest-only until the maturity date. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the interest payments for the first twelve payment periods.

(3)	The interest-only period for all of these mortgage loans ranges from 9 to 84 months following the cut-off date.

(4)	Calculated with respect to the anticipated repayment date for one mortgage loan, representing 0.08% of the outstanding pool balance and 0.10% of the outstanding Loan Group 1 balance as of the cut-off date.

(5)	Excludes 39 mortgage loans, each of which pays interest-only until its maturity date.

(6)	In the case of three mortgage loans representing 14.64% of the outstanding pool balance as of the cut-off date, each with one or more companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust without regard to any related subordinated companion loans or additional subordinate indebtedness that may be incurred by the related borrower.

(7)	In the case of 18 mortgage loans with an aggregate principal balance as of the cut-off date of $323,422,777, representing 8.46% of the outstanding pool balance, 6.67% of the Loan Group 1 balance and 16.89% of the Loan Group 2 balance, in each case, as of the cut-off date, the respective debt service coverage ratio and/or the respective loan-to-value ratio for each such mortgage loan was calculated after subtracting out a certain amount, which amount reflects a performance reserve or letter of credit held by the lender, as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definitions of ‘‘Cut-off

Date Loan-to-Value Ratio,’’ ‘‘LTV Ratio at Maturity’’ and ‘‘Debt Service Coverage Ratio.’’ For example, in the case of one mortgage loan with an aggregate principal balance as of the cut-off date of $63,000,000, representing 1.65% of the outstanding pool balance and 2.00% of the Loan Group 1 balance as of the cut-off date, the mortgage loan is recourse to the related sponsor up to a specified amount until the related mortgaged property achieves a specified minimum debt service coverage ratio (and the satisfaction of other conditions), as specifically described below in ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the definition of ‘‘Debt Service Coverage Ratio.’’ With respect to this mortgage loan, the debt service coverage ratio shown throughout this prospectus supplement reflects the threshold at which the recourse guaranty will be released, not the actual debt service coverage ratio. In the case of 12 mortgage loans with an aggregate principal balance as of the cut- off date of $683,180,160, representing 17.87% of the outstanding pool balance, 21.20% of the Loan Group 1 balance and 2.20% of the Loan Group 2 balance, in each case, as of the cut-off date, the appraised value used to calculate the loan-to-value ratio with respect to the related mortgage loan is a stabilized value. See ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ below.

B. Split Loan Structures	The mortgaged properties securing the mortgage loans known as the Mall of America loan, the EZ Storage Portfolio loan, the First City Tower loan, the Fortress/Ryan's Portfolio loan, the Casual Male HQ loan, the Sabre Office Center loan, the Summit Park Apartments loan, the Shoppes at Savannah loan and the 777 Sunrise Highway loan also secure companion loans that are not included in the mortgage pool.

The mortgage loan known as the ‘‘Mall of America’’ loan, representing 9.03% of the outstanding pool balance and 10.94% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $345,000,000, is secured by a mortgaged property that also secures two other pari passu companion loans that are not included in the trust. The Mall of America companion loans are pari passu in right of payment with the Mall of America loan. The Mall of America companion loans, having a cut-off date principal balance of $205,000,000 and $205,000,000, respectively, are each currently held by German American Capital Corporation, one of the mortgage loan sellers and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The pooling and servicing agreement will govern the servicing of the Mall of America loan and its corresponding pari passu companion loans. For additional information regarding the Mall of America loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Mall of America Loan Combination’’ in this prospectus supplement and ‘‘The Mall of America Loan’’ in Annex B to this prospectus supplement.

The mortgage loan known as the ‘‘EZ Storage Portfolio’’ loan, representing 3.92% of the outstanding pool balance and 4.76% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $150,000,000, is secured by mortgaged properties that also secure one other pari passu companion loan that is not included in the trust. The EZ Storage Portfolio companion loan is pari passu in right of payment with the EZ Storage Portfolio loan. The EZ Storage Portfolio companion loan, having a cut-off date principal balance of $150,000,000, was deposited into the trust created in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6. The EZ Storage Portfolio loan and the EZ Storage Portfolio companion loan are being serviced and administered by Bank of America, National Association, as master servicer, and by CWCapital Asset Management LLC, as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6. For additional information regarding the EZ Storage Portfolio loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The EZ Storage Portfolio Loan Combination’’ in this prospectus supplement and ‘‘The EZ Storage Portfolio Loan’’ in Annex B to this prospectus supplement.

The mortgage loan known as the ‘‘First City Tower’’ loan, representing, approximately 2.43% of the outstanding pool balance and 2.95% of the Loan Group 1 balance as of the cut-off date, is comprised of a senior loan and a subordinate loan, which subordinate loan has an existing principal balance of $3,208,742 and provides for additional future advances up to a maximum aggregate amount equal to $17,000,000. The subordinate companion loan (and any such future advances) will be subordinate to the senior loan. The outstanding principal balance of the First City Tower loan as of the cut-off date is $93,000,000.

The First City Tower subordinate companion loan is currently held by BCRE.

The holder of the First City Tower subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of The First City Tower B Loan Combination’’ The pooling and servicing agreement will govern the servicing of the First City Tower loan and its corresponding subordinate companion loan. For additional information regarding the First City Tower loan, see ‘‘Description of the Mortgage Pool— Split Loan Structures—The First City Tower Loan Combination’’ in this prospectus supplement and ‘‘The First City Tower Loan’’ in Annex B to this prospectus supplement

The mortgage loan known as the ‘‘Fortress/Ryan's Portfolio’’ loan, representing 1.69% of the outstanding pool balance and 2.05% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $64,515,000, is secured by a mortgaged property that also secures one other pari passu companion loan that is not included in the trust. The Fortress/Ryan's Portfolio companion loan is pari passu in right of payment with the Fortress/Ryan's Portfolio loan. The Fortress/Ryan's Portfolio companion loan, having a cut-off date principal balance of $61,985,000, will be deposited into the COBALT CMBS Commercial Mortgage Trust 2006-C1 commercial mortgage securitization. The pooling and servicing agreement will govern the servicing of the Fortress/Ryan's Portfolio loan and its corresponding pari passu companion loan. For additional information regarding the Fortress/Ryan's Portfolio loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Fortress/Ryan's Portfolio Loan Combination’’ in this prospectus supplement.

The mortgage loan known as the ‘‘Casual Male HQ’’ loan, representing, approximately 0.83% of the outstanding pool balance and 1.00% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the Casual Male HQ loan as of the cut-off date is $31,682,429 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $10,643,316.

The Casual Male HQ subordinate companion loan is currently held by Bank of America, National Association.

The holder of the Casual Male HQ subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Casual Male HQ B Loan.’’ The pooling and servicing agreement will govern the servicing of the Casual Male HQ loan and its corresponding subordinate companion loan. For additional information regarding the Casual Male HQ loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Casual Male HQ Loan Combination’’ in this prospectus supplement.

The mortgage loan known as the ‘‘Sabre Office Centre’’ loan, representing, approximately 0.45% of the outstanding pool balance and 0.55% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the Sabre Office Centre loan as of the cut-off date is $17,200,000 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $1,075,000.

The Sabre Office Centre subordinate companion loan is currently held by CBA-Mezzanine Capital Finance, LLC.

The holder of the Sabre Office Centre subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Mezz Cap B Loans.’’ The pooling and servicing agreement will govern the servicing of the Sabre Office Centre loan and its corresponding subordinate companion loan. For additional information regarding the Sabre Office Centre loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Sabre Office Centre Loan Combination’’ in this prospectus supplement.

The mortgage loan known as the ‘‘Summit Park Apartments’’ loan, representing, approximately 0.26% of the outstanding pool balance and 1.49% of the Loan Group 2 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the Summit Park Apartments loan as of the cut-off date is $10,000,000 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $300,000.

The Summit Park Apartments subordinate companion loan is currently held by CBA-Mezzanine Capital Finance, LLC.

The holder of the Summit Park Apartments subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool— Split Loan Structures—Rights of the Holders of the Mezz Cap B Loans.’’ The pooling and servicing agreement will govern the servicing of the Summit Park Apartments loan and its corresponding subordinate companion loan. For additional information regarding the Summit Park Apartments loan, see ‘‘Description of the Mortgage Pool—Split

Loan Structures—The Summit Park Apartments Loan Combination’’ in this prospectus supplement.

The mortgage loan known as the ‘‘Shoppes at Savannah’’ loan, representing, approximately 0.25% of the outstanding pool balance and 0.30% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the Shoppes at Savannah loan as of the cut-off date is $9,600,000 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $600,000.

The Shoppes at Savannah subordinate companion loan is currently held by CBA-Mezzanine Capital Finance, LLC.

The holder of the Shoppes at Savannah subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Mezz Cap B Loans.’’ The pooling and servicing agreement will govern the servicing of the Shoppes at Savannah loan and its corresponding subordinate companion loan. For additional information regarding the Shoppes at Savannah loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Shoppes at Savannah Loan Combination’’ in this prospectus supplement.

The mortgage loan known as the ‘‘777 Sunrise Highway’’ loan, representing, approximately 0.11% of the outstanding pool balance and 0.13% of the Loan Group 1 balance as of the cut-off date, is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the trust. The outstanding principal balance of the 777 Sunrise Highway loan as of the cut-off date is $4,200,000 and the outstanding principal balance of the related subordinate companion loan as of the cut-off date is $250,000.

The 777 Sunrise Highway subordinate companion loan is currently held by CBA-Mezzanine Capital Finance, LLC.

The holder of the 777 Sunrise Highway subordinate companion loan has certain rights with respect to the senior loan included in the trust as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Mezz Cap B Loans.’’ The pooling and servicing agreement will govern the servicing of the 777 Sunrise Highway loan and its corresponding subordinate companion loan. For additional information regarding the 777 Sunrise Highway loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The 777 Sunrise Highway Loan Combination’’ in this prospectus supplement.

Each of the mortgage loans described in this section ‘‘—Split Loan Structures’’ has one or more companion loans. None of the companion loans will be included in the mortgage pool.

C.	Nonrecourse	Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D.	Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property (or in the case of 29 mortgaged properties, securing mortgage loans which represent 9.58% of the outstanding pool balance and 10.03% of the Loan Group 1 balance and 2.75% of the Loan Group 2 balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate), as set forth below:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	398	90.42%	88.97%	97.25%
Leasehold Estate	27	7.15	8.08	2.75
Partial Fee/Partial Leasehold Estate	2	2.44	2.95	—
Total	427	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

E.	Property Purpose	The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable Loan Group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Retail	170	$1,084,698,809	28.38%	34.40%	0.00%
Anchored	30	908,401,809	23.77	28.28	0.00
Unanchored	9	106,932,000	2.80	3.39	0.00
Restaurant	131	69,365,000	1.81	2.20	0.00
Office	32	834,688,753	21.84	26.47	0.00
Multifamily	63	794,604,656	20.79	6.09	90.04
Hotel	25	418,122,033	10.94	13.26	0.00
Self Storage	81	295,204,000	7.72	9.36	0.00
Manufactured Housing	30	206,586,032	5.41	4.44	9.96
Industrial	23	172,323,263	4.51	5.47	0.00
Mixed Use	2	12,636,471	0.33	0.40	0.00
Land	1	3,200,000	0.08	0.10	0.00
Total	427	$3,822,064,017	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

F.	Property Locations	The tables below show the number of mortgaged properties, aggregate principal balance of the related mortgage loans, and percentage of initial pool balance, Loan Group 1 balance and Loan Group 2 balance, as applicable, secured by mortgaged properties that are located in the top five jurisdictions of (i) the outstanding pool balance, (ii) Loan Group 1 balance and (iii) Loan Group 2 balance, respectively, in each case, as of the cut-off date:

All Mortgaged Properties(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Texas	28	$505,648,753	13.23%
Minnesota	14	414,874,677	10.85
New York	41	403,361,000	10.55
California	32	347,593,388	9.09
Florida	23	291,617,866	7.63
Other(2)	289	1,858,968,334	48.64
Total	427	$3,822,064,017	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 37 states and the District of Columbia.

Loan Group 1(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 1 Balance
Texas	23	$467,979,494	14.84%
Minnesota	14	414,874,677	13.16
New York	27	337,861,000	10.72
California	27	297,703,009	9.44
Florida	15	126,517,866	4.01
Other(2)	265	1,507,847,631	47.83
Total	371	$3,152,783,677	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 37 states and the District of Columbia.

Loan Group 2(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 2 Balance
Florida	8	$165,100,000	24.67%
New York	14	65,500,000	9.79
Georgia	4	55,678,000	8.32
Oklahoma	2	55,575,000	8.30
California	5	49,890,379	7.45
Other(2)	23	277,536,962	41.47
Total	56	$669,280,340	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 14 states.

See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

G.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Interest Only	39	$1,823,815,674	47.72%
Partial Interest Only Balloon(1)	99	1,696,015,000	44.37
Balloon(2)	37	299,233,343	7.83
Partial Interest Only Hyper-Amortization	1	3,000,000	0.08
Total	176	$3,822,064,017	100.00%

(1)	Includes 99 mortgage loans representing approximately 44.37% of the outstanding pool balance, 44.56% of the Loan Group 1 balance and 43.48% of the Loan Group 2 balance as of the cut-off date that pay interest-only for the first 9 to 84 scheduled payments from the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Such mortgage loans therefore have an expected balloon balance at the maturity date.

(2)	Does not include interest-only for the loan term or partial interest-only mortgage loans.

H.	Voluntary Prepayment Provisions; Defeasance Loans	All of the mortgage loans that permit defeasance prohibit defeasance until at least two years after the closing date. All of the other mortgage loans (other than the mortgage loans known as the ‘‘EZ Storage Portfolio Loan’’, the ‘‘Vestin Corporate Center Loan’’ and the ‘‘Carlson Radisson Lord Baltimore Loan’’) prohibit prepayment until at least two years after the related loan closing date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement.

One mortgage loan known as the ‘‘EZ Storage Portfolio Loan,’’ representing 3.92% of the outstanding pool balance and 4.76% of the initial loan group 1 balance, permits the first $7,500,000 of such mortgage loan to be voluntarily prepayable without any requirement to pay a prepayment premium or yield maintenance charge. Such voluntary prepayments may occur at any time if in connection with a property release, and after the expiration of the lockout period if not in connection with a property release.

One hundred fifty-three of the mortgage loans representing 85.65% of the outstanding pool balance, 87.73% of the initial loan group 1 balance and 75.84% of the initial loan group 2 balance, permit defeasance following a lock-out period of at least two years from the closing date.

Each of the following mortgage loans, representing in the aggregate 4.27% of the outstanding pool balance, 3.76% of the Loan Group 1 balance and 6.66% of the Loan Group 2 balance as of the cut-off date, either currently permit prepayment with a yield maintenance charge (which charge is at least 1% of the prepaid amount) or permit prepayment with a yield maintenance charge (which charge is at least 1% of the prepaid amount) following a lock-out period of less than two years from the closing date as set forth below, but do not permit defeasance:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Pool Balance	Lock-Out Period (months from Closing Date)
Scottsdale 101	$70,000,000	1.83%	23
Carlson Radisson Lord Baltimore	$27,000,000	0.71%	12
Colony Woods	$17,100,000	0.45%	23
Arcadia Park Apartments	$13,600,000	0.36%	12
Vestin Corporate Center	$9,100,000	0.24%	0
East Wintonbury Apartments	$7,500,000	0.20%	23
Radisson Dallas North	$7,000,000	0.18%	12
Fairways Apartments	$6,400,000	0.17%	23
Murray Hill Office Center	$5,600,000	0.15%	0

The mortgage loans generally provide for a period prior to maturity (generally 1 to 6 months) during which prepayments may be made without penalty or yield maintenance charge.

All of the mortgage loans that permit voluntary prepayments or defeasances require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

I.	Mortgage Loans with Related Borrowers	Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.13%, 3.35% and 3.00%, respectively, of the outstanding pool balance the three largest of these groups in Loan Group 1 representing 5.01%, 4.06%% of Group 1 Balance and 17.13% of the Group 2 balance, respectively. See Annex A-1 for additional information.

J.	Significant Loans

Ten Largest Mortgage Loans

Property Name	Aggregate Cut-off Date Balance	Percentage	Mortgage Rate		Stated Remaining Term (mos)	DSCR(1)(2)	LTV(1)(2)	LTV at Maturity(1)(2)
Mall of America	$345,000,000	9.03%	5.7990%		120	1.43x	75.50%	75.50%
Four Allen Center	240,000,000	6.28	5.7700%		82	1.30x	80.00%	80.00%
EZ Storage Portfolio	150,000,000	3.92	5.6471%		120	1.33x	82.69%	82.69%
JQH Hotel Portfolio	125,000,000	3.27	6.3900%		119	1.39x	65.21%	57.15%
Manhattan Office Portfolio	106,000,000	2.77	5.7298	%(3)	—(4)	1.16x	80.37%	77.24%
First City Tower	93,000,000	2.43	6.1300%		116	2.39x	43.26%	43.26%
Victoria Ward Industrial, Gateway & Village	88,500,000	2.32	5.6120%		58	1.25x	67.30%	67.30%
Sierra Vista Mall	77,777,777	2.03	5.8000%		120	1.37x	76.11%	76.11%
Morgan Resort Portfolio	75,500,000	1.98	6.5800%		57	1.25x	69.25%	66.17%
Scottsdale 101	70,000,000	1.83	5.6500%		118	1.84x	58.82%	58.82%
Total/Wtd. Avg.	$1,370,777,777	35.86%	5.8717%		103	1.43x	72.63%	71.49%

(1)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement.

(2)	In the case of three mortgage loans representing 14.64% of the outstanding pool balance as of the cut-off date, each with one or more companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust without regard to any related subordinated companion loans or additional subordinate indebtedness that may be incurred by the related borrower.

(3)	Represents the weighted average of the Mortgage Rate rounded to 4 decimal places, calculated based on 5.6300% for the $60,000,000 369 Lexington Avenue loan and 5.8600% for the $46,000,000 2 West 46th Street loan.

(4)	The Manhattan Office Portfolio loan consists of two crossed loans, the 369 Lexington Avenue loan and the 2 West 46th Street loan, which have stated remaining terms of 120 months and 60 months, respectively.

With respect to each of the above mortgage loans, additional information is set forth on Annex B hereto.

Advances

A.	General	The master servicer is required to advance delinquent monthly mortgage loan payments if the master servicer determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the applicable master servicer will defer (rather than advance) its servicing fees, but will advance the trustee’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to the EZ Storage Portfolio loan) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may under certain circumstances make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The master servicer will also be required to make property advances with respect to the mortgaged properties securing the Mall of America loan combination, the First City Tower loan combination, the Fortress/Ryan's Portfolio loan combination, the Casual Male HQ loan combination, the Sabre Office Center loan combination, the Summit Park Apartments loan combination, the Shoppes at Savannah loan combination and the 777 Sunrise Highway loan combination (each of which includes a loan that is included in the trust and one related subordinate companion loan that is not included in the trust).

The servicer under the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 commercial mortgage securitization will be obligated to make property advances with respect to the EZ Storage Portfolio loan combination (which includes the EZ Storage Portfolio loan that is included in the trust and the EZ Storage Portfolio pari passu companion loan which is not included in the trust) in accordance with the terms of the related pooling and servicing agreement.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability. The trustee will be entitled to conclusively rely on the determination of recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer, the special servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See ‘‘The Pooling and Servicing Agreement— Advances’’ in this prospectus supplement.

B.	Appraisal Reduction Event	Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property (except with respect to the mortgaged property securing the EZ Storage Portfolio loan)). Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will be reduced so that the master servicer will not be required to advance interest in the same proportion that the appraisal reduction amount bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

The EZ Storage Portfolio loan is subject to provisions in the pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the EZ Storage Portfolio loan will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make principal and interest advances on such mortgage loan.

ADDITIONAL CONSIDERATIONS

See ‘‘Description of the Offered Certificates— Appraisal Reductions’’ in this prospectus supplement.

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the special servicer, (ii) the holder of the majority interest of the most subordinate class then outstanding or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then outstanding certificates. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class XS and Class XP Certificates), excluding the Class T, Class R and Class LR Certificates (provided, however, that the Class A-1 through Class G Certificates are no longer outstanding) for the mortgage loans remaining in the trust.

See ‘‘The Pooling and Servicing Agreement— Optional Termination’’ in this prospectus supplement and ‘‘Description of the Offered Certificates—Termination’’ in the prospectus.

Repurchase Obligation	Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.’’ If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material default in the documentation of any mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, each of the controlling class representative and the special servicer has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment or is at least 30 days delinquent in respect of its balloon payment. In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or a mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement.

Certain Federal Income Tax Consequences	Elections will be made to treat portions of the trust as two separate REMICs, known as the Lower-Tier REMIC and the Upper-Tier REMIC for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment pursuant to their elections.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

•	Each class of offered certificates will constitute a class of ‘‘regular interests’’ in the Upper-Tier REMIC.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of the offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

In addition, the portion of the trust consisting of the Class A-3FL regular interest, the swap agreement, the floating rate account and the right to excess interest (above the amount of interest that would have accrued on an anticipated repayment date loan if the interest rate did not increase as a result of the anticipated repayment date loan not paying off on its anticipated repayment date) and the related proceeds in the grantor trust distribution account will be treated as a grantor trust for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement, provided, that certain conditions are satisfied. See ‘‘ERISA Considerations’’ in this prospectus supplement and ‘‘Certain ERISA Considerations’’ in the prospectus.

Ratings	It is a condition to their issuance that the certificates offered in this prospectus supplement receive from Moody’s Investors Service, Inc. and Fitch, Inc., the credit ratings indicated below.

	Moody’s	Fitch
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3FX	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class XP	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA-
Class E	A1	A+
Class F	A2	A
Class G	A3	A−

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the depositor.

Legal Investment	The certificates will not constitute ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, (ii) $25,000 with respect to the Class B, Class C, Class D, Class E, Class F, Class G Certificates and (iii) $1,000,000 with respect to the class XP Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (‘‘DTC’’) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) or The Euroclear System (‘‘Euroclear’’) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See ‘‘Description of the Offered Certificates—Delivery, Form and Denomination,’’ ‘‘—Book-Entry Registration’’ and ‘‘—Definitive Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

RISK FACTORS

You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured or guaranteed by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within 11 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the mortgaged property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of 25 mortgage loans, collectively representing 14.35% of the outstanding pool balance (and 17.40% of the Loan Group 1 balance), as of the cut-off date, each related mortgaged property is 100% leased to a single tenant. In the case of 52 mortgage loans, collectively representing 28.26% of the initial outstanding pool balance (and 34.26% of the Loan Group 1 balance), as of the cut-off date, each related mortgaged property is leased to one or more significant tenants, each occupying a net rentable area of 25% or more of the related mortgaged property. For a list of each mortgaged property leased to a single tenant, along with the lease maturity dates with respect to each single tenant, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. See Annex A-1 for lease expiration dates and loan maturity dates. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date under certain circumstances, such as the failure to timely complete tenant buildouts or early termination upon notice. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments. Also, certain single tenants may be affiliated with the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below.

Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized mortgage loans represent approximately 35.86% of the outstanding pool balance and, approximately 43.48% of the Loan Group 1 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans represents no more than 1.74% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.13%, 3.35% and 3.00%, respectively, of the outstanding pool balance, the three largest of the related loan groups in Loan Group 1 representing approximately 5.01% and 4.06% of Loan Group 1, respectively, and 17.13%, of the Loan Group 2 balance. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class S Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL regular interest. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL regular interest will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL regular interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	170 retail properties representing 28.38% of the outstanding pool balance and 34.40% of the Loan Group 1 balance as of the cut-off date;

•	32 office properties representing 21.84% of the outstanding pool balance and 26.47% of the Loan Group 1 balance as of the cut-off date;

•	93 multifamily properties and manufactured housing properties representing 26.20% of the outstanding pool balance, 10.53% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date;

•	25 hotel properties representing 10.94% of the outstanding pool balance and 13.26% of the Loan Group 1 balance as of the cut-off date;

•	81 self storage properties representing 7.72% of the outstanding pool balance and 9.36% of the Loan Group 1 balance as of the cut-off date;

•	23 industrial properties representing 4.51% of the outstanding pool balance and 5.47% of the Loan Group 1 balance as of the cut-off date;

•	2 mixed use properties representing 0.33% of the outstanding pool balance and 0.40% of the Loan Group 1 balance as of the cut-off date; and

•	1 land property representing 0.08% of the outstanding pool balance and 0.10% of the Loan Group 1 balance as of the cut-off date.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in 42 states and the District of Columbia. 28 mortgaged properties, securing mortgage loans representing 13.23% of the outstanding pool balance, are located in Texas. 14 mortgaged properties, securing mortgage loans representing 10.85% of the outstanding pool balance, are located in Minnesota. 41 mortgaged properties, securing mortgage loans representing 10.55% of the outstanding pool balance as of the cut-off date, are located in New York. 32 mortgaged properties, securing mortgage loans representing 9.09% of the outstanding pool balance as of the cut-off date, are located in California. 23 of the mortgaged properties, securing mortgage loans representing 7.63% of the outstanding pool balance as of the cut-off date, is located in Florida. See the table entitled ‘‘Geographic Concentration of Mortgage Loans’’ under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 4.21% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

•	certain developments particularly affecting industries concentrated in such state or region;

•	conditions in the real estate markets where the mortgaged properties are located;

•	changes in governmental rules and fiscal policies;

•	acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement; and

•	other factors which are beyond the control of the borrowers.

For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

Retail Properties Have Special Risks

170 of the mortgaged properties, which represent security for 28.38% of the outstanding pool balance and 34.40% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 30 mortgaged properties, representing security for 23.77% of the outstanding pool balance and 28.81% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 9 mortgaged properties, representing security for 2.80% of the outstanding pool balance and 3.39% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

In addition, 131 of the mortgaged properties, which represent security for 1.81% of the outstanding pool balance and 2.20% of the Initial Loan Group 1 balance as of the cut-off date, have significant restaurant tenants. Restaurant properties are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and their treatment of the customers.

In addition, one of the mortgaged properties known as ‘‘17320 Gale Avenue’’, which represents 0.41% of the outstanding pool balance and 0.49% of the Initial Loan Group 1 balance as of the cut-off date, has a single tenant which is an automobile dealership. Car dealership properties are subject to certain unique risks including that a space is not easily convertible to other types of retail space and that revenue at such properties is directly related to the performance of the automobile industry and certain subjective factors, such as the make of vehicles offered for sale at a particular dealership.

Office Properties Have Special Risks

32 of the mortgaged properties, which represent security for 21.84% of the outstanding pool balance and 26.47% of the Loan Group 1 balance as of the cut-off date, are office properties.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in the general office properties described above. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties Have Special Risks

93 of the mortgaged properties (including 30 manufactured community properties), which represent security for 26.20% of the outstanding pool balance, 10.53% of the Loan Group 1 balance and 100.0% of the Loan Group 2 balance as of the cut-off date, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. In addition, certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of the units within the mortgaged properties. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Hotel Properties Have Special Risks

There are 25 hotel properties, securing approximately 10.94% of the outstanding pool balance as of the cut-off date (or approximately 13.26% of the Loan Group 1 balance as of the cut-off date). 12 of such hotel properties are considered full service, securing approximately 7.14% of the outstanding pool balance as of the cut-off date (or approximately 8.65% of the Loan Group 1 balance as of the cut-off date), 13 of such hotel properties, securing approximately 3.80% of the outstanding pool balance as of the cut-off date (or approximately 4.61% of the Loan Group 1 balance as of the cut-off date), are considered limited service.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The hotel properties (other than the hotel properties securing the mortgage loans known as ‘‘Rocklin Park Hotel’’ and ‘‘Hotel Max’’) are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. Some of the hotel properties may have franchise agreements or management agreements that expire before the related loan maturity date. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the trust fund could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Industrial Properties Have Special Risks

There are 23 industrial properties, securing approximately 4.51% of the outstanding pool balance and 5.47% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Manufactured Housing Community Properties Have Special Risks

30 of the mortgaged properties, which represent security for 5.41% of the outstanding pool balance, 4.44% of the Loan Group 1 balance and 9.96% of the Loan Group 2 balance as of the cut-off date, are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Certain of the manufactured housing community mortgaged properties are recreational vehicle parks, resorts or have significant portion of the related property that is intended for short-term vehicle hookups. These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons of the year. Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

Self Storage Properties Have Special Risks

There are 81 self storage properties, securing approximately 7.72% of the outstanding pool balance and 9.36% of the Loan Group 1 balance, as of the cut-off date.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. For example, in the case of the mortgage loan identified as ‘‘Sierra Vista Mall,’’ the related borrower has escrowed $17,277,777 in connection with the expansion and renovation of the mortgaged property that includes the addition of approximately 72,000 square feet of retail space and the construction of a 55,034 square foot movie theater. In the case of the mortgage loan identified as ‘‘Victoria Ward Industrial, Gateway & Village’’ on Annex A-1 to this prospectus supplement, representing 2.32% of the outstanding pool balance and 2.81% of the Loan Group 1 balance as of the cut-off date, the borrower is permitted to redevelop a portion of the mortgaged property referred to as the ‘‘Industrial Property’’. For additional information regarding the redevelopment of the ‘‘Industrial Property’’ see also ‘‘Annex B—Description of Top Ten Mortgage Loans—Sierra Vista Mall’’ and ‘‘—Victoria Ward Industrial, Gateway & Village’’ to this prospectus supplement.

We cannot assure you that any current or planned redevelopment, renovation or repairs will be completed, that such redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. The inability to complete such construction work may result in less liquidation proceeds to the trust than if such construction were able to be completed.

Properties with Condominium Ownership Have Special Risks

Some of the mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit. Four mortgage loans known as ‘‘Carlson Bloomington and Philadelphia,’’ ‘‘Marks Portfolio,’’ ‘‘Murray Hill Office Center’’ and ‘‘Euclid Medical Center,’’ representing 1.39% of the outstanding pool balance and 1.68% of the Loan Group 1 balance are secured by the borrower’s interest in one or more condominium units.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related To Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property is re-leased at a rental rate significantly below the rental rate paid by the tenant at the space when the loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

The borrower under certain of the mortgage loans has given to one or more tenants at the related mortgaged real property a right of first offer, a right of first refusal or another option to purchase all or a portion of the related mortgaged properties, which must in any event be greater than the outstanding balance of the mortgage loan. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a ‘‘Lead Warning Statement’’ that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(1)    take investigative and/or remedial action;

(2)    carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(3)    monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(4)    obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(5)    obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

(6)    the circumstance or condition has been remediated in all material respects.

Certain industrial facilities located in New Jersey, including the Mortgaged Properties that secure the Lakewood Industrial loan, which mortgage loan represents 0.94% of the outstanding pool balance and 1.14% of the initial Loan Group 1 balance, are regulated by the Industrial Site Recovery Act (‘‘ISRA’’). ISRA requires, among other things, that within five days after an agreement to transfer a regulated property is signed, that the property owner notify the NJ Department of Environmental Protection (‘‘NJDEP’’) in writing and obtain a no further action letter or approval of a remedial plan as a precondition for the transfer of ownership of the property. ISRA is applicable in a foreclosure proceeding. As such, ISRA may impact the timing and costs related to a foreclosure of the Lakewood Industrial loan. In addition, the Lakewood Industrial loan borrower had not obtained ISRA compliance prior to the purchase of the mortgaged property. However, pursuant to the seller's remediation agreement with NJDEP, the seller of the property has escrowed $800,000 (the financial assurance required by NJDEP). In addition, at loan closing, the borrower escrowed with the lender (i) an additional $800,000, which amount may be returned to the borrower only upon receipt of evidence that NJDEP is in receipt of the required financial insurance plus (ii) $390,000, of which $150,000 is equal to 200% of the amount estimated by the consultant to close an underground storage tank at one of the mortgaged properties and $240,000 is equal to 200% of the projected actual ISRA compliance costs. In the case of the mortgage loan identified as ‘‘EZ Storage Portfolio’’ on Annex A-1 to this prospectus supplement, representing 3.92% of the outstanding pool balance and 4.76% of the Loan Group 1 balance as of the cut-off date, eight of the related Mortgaged Properties are currently or are expected to be subject to environmental operation and maintenance programs. Three additional Mortgaged Properties are subject to, among other things, additional environmental testing, on-going environmental clean-up and related obligations to obtain no further action determinations by the applicable governmental authority. In addition to the environmental reserve to address these obligations the lender required an environmental insurance policy with an aggregate coverage limit of $15,000,000.

Potential Trust Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 18 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments’’ in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

For more information regarding environmental considerations, see ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

176 mortgage loans, representing 100.0% of the outstanding pool balance, are balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable. 140 of the 176 mortgage loans identified above, representing 71.98% of the outstanding pool balance, or 71.15% of the Loan Group 1 balance and 75.93% of the Loan Group 2 balance as of the cut-off date, have a balloon payment or anticipated repayment date in the year 2016 and 8 of the 176 mortgage loans identified above, representing 3.92% of the outstanding pool balance, or 4.76% of the Loan Group 1 balance of the cut-off date, have a balloon payment or an anticipated repayment date in the year 2017.

Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of funds in the credit markets which fluctuates over time.

There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the EZ Storage Portfolio loan, which is being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement. The master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See ‘‘The Pooling and Servicing Agreement—Modifications’’ in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify the EZ Storage Portfolio loan, because such mortgage loan is being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the EZ Storage Portfolio loan, will likely extend the weighted average life of such class of certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the prospectus.

Risks Relating to Borrowers’ Organization or Structure

With respect to most of the mortgage loans, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and, subject to exceptions, generally limit the borrowers’ ability to incur additional indebtedness other than trade payables and equipment financing relating to the mortgaged properties in the ordinary course of business. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be structured as a single-purpose entity, such borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a ‘‘single purpose entity’’ under standard rating agency criteria. There can be no assurance that circumstances that arose or may arise when the borrower did not or does not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, most of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. In certain jurisdictions, mortgage loans may be structured with a borrower (obligated under the related note) that is different from the owner of the mortgaged property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

With respect to 16 mortgage loans, representing 8.93% of the outstanding pool balance, 9.33% of the Loan Group 1 Balance and 7.04% of the Loan Group 2 Balance, two or more borrowers own the related mortgaged property as tenants-in-common. The mortgage loans are:

•	369 Lexington Avenue

•	2 West 46th Street

•	Morgan Resort Portfolio

•	North Bronx Portfolio

•	Regions Center

•	17320 Gale Avenue

•	Towne South Center

•	Country Inn & Suites Calabasas

•	290 Madison Avenue

•	Mesa Gardens

•	Vestin Corporate Center

•	Fairfield Inn Manhattan KS

•	Euclid Medical Center

•	Commercial Vehicles Group Building

•	Eagle Ridge Apartments

•	Contempo MHC

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition, thereby reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full or partial recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Except to the extent set forth in this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member equity interests in a borrower subject to certain exceptions and except to the extent set forth in this paragraph, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the mortgage loan borrower and mortgaged property are subordinate to the rights of the mortgage loan lender and that the mezzanine lender may not take any enforcement action against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a sponsor that filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. However, we cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents. Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York

City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See ‘‘—Property Insurance’’ below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Property Insurance

Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the

Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

Because it is a temporary program, there is no assurance that it will create any long term changes in the availability and cost of such insurance.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as stabilized’’ values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. ‘‘Rents from real property’’ does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In which event, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Risks Related to Cross-Collateralization and Multi-Borrower Arrangements

There are 7 groups of cross-collateralized and cross-defaulted mortgage loans representing 5.02% of the outstanding pool balance and 6.08% of the Loan Group 1 balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Cross-collateralization arrangements involving more than one borrower or mortgage loans to co-borrowers secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that;

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender would experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

Two groups of cross-collateralized and cross-defaulted mortgage loans representing, in the aggregate, 4.37% of the outstanding pool balance and 5.30% of the Loan Group 1 balance as of the cut-off date includes mortgage loans with different maturity dates which may cause the related mortgagee to lose the benefits afforded by such cross-collateralization.

State Law Limitations Entail Certain Risks

24 mortgage loans, representing 22.21% of the outstanding pool balance, 23.24% of the Loan Group 1 balance and 17.37% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property.

Some states (including California) have laws prohibiting more than one ‘‘judicial action’’ to enforce a mortgage obligation. Some courts have construed the term ‘‘judicial action’’ broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a ‘‘lender-in-possession’’ or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

29 mortgaged properties, which represent security for 9.58% of the outstanding pool balance, 11.03% of the Loan Group 1 balance and 2.75% of the Loan Group 2 balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals), although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest. If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. These changes may limit the ability of the related borrower to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full, particularly where the insurable value of the improvements on the related mortgaged property (and the related recovery) is substantially less than the outstanding balance of the mortgage loan. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment. For example, in the case of one mortgage loan, Orchard Hill Park ($35,200,000), representing 0.92% of the outstanding pool balance (and 1.12% of the Loan Group 1 balance), as of the cut-off date, the mortgaged property is the subject of litigation initiated by adjacent landowners contesting related zoning approvals. The trial court found in favor of the defendant Board of Zoning Appeals, as did the state appeals court in the ensuing appeal, but a further appeal is pending. If adversely adjudicated on appeal, the case would be remanded to the Board of Zoning Appeal for reconsideration of the initial approval, and there is no assurance that the existing project would be permitted to the same extent as the initial approval.

Risks Related to Compliance with Americans With Disabilities Act

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent that a mortgaged property securing a mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Conflicts of Interest

Directing Holder May Direct Special Servicer Actions

The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing holder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing holder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing holder, with respect to the mortgage loans that are part of a split loan structure and are serviced by the servicer, is as described in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The directing holder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing holder has no duty to act in the interests of any class of certificates (other than the controlling class if the controlling class representative is the directing holder). However, the pooling and servicing agreement provides that neither the master servicer nor the special servicer may follow a direction of the directing holder if such direction could cause it to violate the servicing standards. See also ‘‘Conflicts Between Certificateholders and Holders of Companion Loans’’ in this prospectus supplement. It is expected that LNR Securities Holdings, LLC will be the initial controlling class representative and that as such, the initial controlling class representative will be an affiliate of LNR Partners, Inc., the special servicer with respect to the mortgage loans (other than the EZ Storage Portfolio loan).

Related Parties May Acquire Certificates or Experience Other Conflicts

Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s, the primary servicer's or the special servicer’s duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing holder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the primary servicer, the special servicer or any of their affiliates. See ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Bank of America is one of the mortgage loan sellers, a sponsor and acts as the primary servicer with respect to certain mortgage loans sold to the depositor by Barclays Capital Real Estate Inc. (‘‘BCRE’’) and Bank of America. These affiliations could cause conflicts with a servicer’s duties to the trust fund under the pooling and servicing agreement and the related primary servicing agreement. However, the pooling and servicing agreement and the related primary servicing agreement provide that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement.

Additionally, the master servicer, primary servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the primary servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the primary servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In addition, one of the mortgage loan sellers has a future funding obligation in respect of a subordinate companion mortgage loan that is not held by the trust fund.

Conflicts Between Property Managers and the Mortgage Loan Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between Certificateholders and Holders of Companion Loans

The Mall of America Loan

With respect to the Mall of America loan, representing 9.03% of the outstanding pool balance and 10.94% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures two other pari passu companion loans. The Mall of America loan and the two pari passu companion loans will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the Mall of America loan that requires approval under the pooling and servicing agreement or under the related intercreditor agreement will require the approval of the Directing Holder. The holders of the other pari passu companion loans will have non-binding consultation rights.

No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the two other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Mall of America loan represents approximately 45.70% of the aggregate principal balance of the three loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

The EZ Storage Portfolio Loan

With respect to the EZ Storage Portfolio loan, representing 3.92% of the outstanding pool balance and 4.76% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged properties also secure one other pari passu companion loan. The EZ Storage Portfolio loan and the pari passu companion loan will be serviced under the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 securitization. However, any decision to be made with respect to the EZ Storage Portfolio loan that requires the approval of the directing certificateholder under the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 securitization or otherwise requires approval under the related intercreditor agreement will require the approval of a majority of the noteholders of the EZ Storage Portfolio loan combination and the controlling class representative will exercise such rights of the trust with respect to the EZ Storage Portfolio loan; provided, however, that if a majority of the noteholders do not agree, then the holder of the note included in the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 will control such decision.

No certificateholder may take any action against any holder of the EZ Storage Portfolio companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the EZ Storage Portfolio loan represents approximately 50.00% of the aggregate principal balance of the two loans secured by the related mortgaged properties. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the related pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

The First City Tower Loan

With respect to the ‘‘First City Tower’’ loan, representing in the aggregate approximately 2.43% of the outstanding pool balance and 2.95% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan, only a portion of which has been funded as of the cut-off date. The First City Tower loan combination (which includes the First City Tower loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement

Pursuant to the terms of the related intercreditor agreement, the holder of the First City Tower subordinate companion loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the First City Tower B Loan.’’

The current holder of the First City Tower subordinate companion loan, including the related future funding obligations, is BCRE. The holder of the First City Tower subordinate companion loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, the holder of the First City Tower B Loan will have the right to terminate the special servicer and appoint a replacement special servicer for the First City Tower Loan combination. No certificateholder may take any action against the holder of the First City Tower subordinate companion loan for having acted solely in its own interest.

The Fortress/Ryan's Portfolio Loan

With respect to the Fortress/Ryan's Portfolio loan, representing 1.69% of the outstanding pool balance and 2.05% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures one other pari passu companion loan. The Fortress/Ryan's Portfolio loan and the pari passu companion loan will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the Fortress/Ryan's Portfolio Loan that requires approval under the pooling and servicing agreement or under the related intercreditor agreement will require approval of the holders of the Directing Holder. The holder of the pari passu companion loan will have the non-binding consultation rights.

Prior to the closing date, the Fortress/Ryan's Portfolio pari passu companion loan will be deposited into the COBALT CMBS Commercial Mortgage Trust 2006-C1 commercial mortgage securitization. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holder of the other pari passu companion loan may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

The Casual Male HQ Loan

With respect to the ‘‘Casual Male HQ’’ loan, representing in the aggregate approximately 0.83% of the outstanding pool balance and 1.00% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Casual Male HQ loan combination (which includes the Casual Male HQ loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement.

Pursuant to the terms of the related intercreditor agreement, the holder of the Casual Male HQ subordinate companion loan has certain consent rights with respect to certain actions relating to the related mortgage loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Casual Male HQ B Loan.’’

The current holder of the Casual Male HQ subordinate companion loan is Bank of America, National Association. The holder of the Casual Male HQ subordinate companion loan (or its designee) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. Additionally, the holder of the Casual Male HQ B Loan will have the right to terminate the special servicer and appoint a replacement special servicer for the Casual Male HQ Loan combination. No certificateholder may take any action against the holder of the Casual Male HQ subordinate companion loan for having acted solely in its own interest.

The Sabre Office Centre Loan

With respect to the ‘‘Sabre Office Centre’’ loan, representing in the aggregate approximately 0.45% of the outstanding pool balance and 0.55% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Sabre Office Centre loan combination (which includes the Sabre Office Centre loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the Sabre Office Centre subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Sabre Office Centre subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Sabre Office Centre loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Sabre Office Centre subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Sabre Office Centre subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See, ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Sabre Office Centre B Loan’’ in this prospectus supplement.

The Summit Park Apartments Loan

With respect to the ‘‘Summit Park Apartments’’ loan, representing in the aggregate approximately 0.26% of the outstanding pool balance and 1.49% of the Loan Group 2 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Summit Park Apartments loan combination (which includes the Summit Park Apartments loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the Summit Park Apartments subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Summit Park Apartments subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Summit Park Apartments loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Summit Park Apartments subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Summit Park Apartments subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See, ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Summit Park Apartments B Loan’’ in this prospectus supplement.

The Shoppes at Savannah Loan

With respect to the ‘‘Shoppes at Savannah’’ loan, representing in the aggregate approximately 0.25% of the outstanding pool balance and 0.30% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The Shoppes at Savannah loan combination (which includes the Shoppes at Savannah loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the Shoppes at Savannah subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the Shoppes at Savannah subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the Shoppes at Savannah loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the Shoppes at Savannah subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the Shoppes at Savannah subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See, ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the Shoppes at Savannah B Loan’’ in this prospectus supplement.

The 777 Sunrise Highway Loan

With respect to the ‘‘777 Sunrise Highway’’ loan, representing in the aggregate approximately 0.11% of the outstanding pool balance and 0.13% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The 777 Sunrise Highway loan combination (which includes the 777 Sunrise Highway loan identified in the immediately preceding sentence and its related subordinate companion loan) will be serviced under the pooling and servicing agreement, except that prior to or after the curing of a material default, payments with respect to the 777 Sunrise Highway subordinate companion loan may be collected by a separate servicer for such loan.

The holder of the 777 Sunrise Highway subordinate companion loan will have the right under certain circumstances to approve various modifications or waivers affecting the 777 Sunrise Highway loan combination. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of the 777 Sunrise Highway subordinate companion loan (or its designee) for having acted solely in its respective interests. The holder of the 777 Sunrise Highway subordinate companion loan may have interests in conflict with, and its decisions may adversely affect, the holders of the classes of certificates offered in this prospectus supplement. See, ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holder of the 777 Sunrise Highway B Loan’’ in this prospectus supplement.

You Will Have Less Control Over The Servicing of the EZ Storage Portfolio Loan

The EZ Storage Portfolio loan is secured by mortgaged properties that also secure another mortgage loan that is not an asset of the trust. The EZ Storage Portfolio loan is serviced and administered by Bank of America, National Association, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by CWCapital Asset Management LLC, the special servicer under such pooling and servicing agreement. This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement. As a result, you will have less control over the servicing of the EZ Storage Portfolio loan than you would have if such mortgage loan was being serviced by the servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See ‘‘The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan’’ in this prospectus supplement.

Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender, a subordinate companion loan noteholder or other party with such option. See ‘‘—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,’’ ‘‘Description of the Mortgage Pool —Split Loan Structures,’’ ‘‘—Additional Loan Information—Definitions’’ ‘‘—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,’’ ‘‘—Other Financing,’’ and ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution’’ in this prospectus supplement.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL regular interest will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL regular interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See ‘‘—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

With respect to one mortgage loan known as the ‘‘EZ Storage Portfolio Loan,’’ representing 3.92% of the outstanding pool balance and 4.76% of the initial loan group 1 balance, the first $7,500,000 of such mortgage loan is voluntarily prepayable without any requirement to pay a prepayment premium or yield maintenance charge. Such voluntary prepayments may occur under at any time if in connection with a property release, and after the expiration of the lockout period if not in connection with a property release.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•	the timing and severity of any interest shortfalls resulting from prepayments;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this prospectus supplement;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

As described in this prospectus supplement unless your certificates are Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A Certificates the Class A-3FL (in respect of the Class A-3FL Regular Interest) or the Class XP Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class XS and Class XP Certificates. See ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. Losses on the mortgage loans will be allocated to Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL regular interest, pro rata, and with respect to interest losses only, the Class XS and Class XP Certificates based on their respective entitlements pro rata.

Each class of certificates (other than the Class S, Class T, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, Midland Loan Services, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of the master servicing fee referred to as the excess servicing strip. If Midland Loan Services, Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of Midland Loan Services, Inc. as master servicer for the mortgage loans that it is servicing under the pooling and servicing agreement). There can be no assurance that following any resignation or termination of Midland Loan Services, Inc. as master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the trustee discussed in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.’’    Except as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,’’ there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-3FL (in respect of the Class A-3FL Regular Interest) or Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class A-M and Class A-J Certificates, to the rights of the holders of the foregoing specified classes with the Class A-M Certificates senior in right of payment to the Class A-J Certificates) and the Class XS and Class XP Certificates. See ‘‘Description of the Offered Certificates—Distributions’’ and ‘‘—Subordination’’ in this prospectus supplement.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading ‘‘—Risks Related to the Mortgage Loans.’’    Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

The ‘‘Risk Factors’’ section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

TRANSACTION PARTIES

The Sponsors

German American Capital Corporation

German American Capital Corporation (‘‘GACC’’) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see ‘‘The Sponsor’’ in the prospectus.

A description of the underwriting standards of GACC is set forth in the prospectus under ‘‘The Sponsor—Underwriting Standards.’’

Barclays Capital Real Estate Inc.

Overview.    Barclays Capital Real Estate Inc. (‘‘BCRE’’), a Delaware corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters.The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE’s telephone number is (212) 412-4000.

BCRE’s primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2005, the total amount of mortgage loans originated by BCRE since 2004 was approximately $10 billion, of which approximately $3 billion has been securitized by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theaters, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, at times, together with other sponsors or mortgage loan sellers, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates whereby J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005 and 2006 series of certificates issued under the Banc of America Commercial Mortgage Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Credit Suisse First Boston Mortgage Securities Corp. programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the two years ending on December 31, 2005.

Year	Total BCRE(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
Total	$10.0	$3.0

(1)	Approximate amounts in billions.

(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE’s Underwriting Standards.    Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE’s general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis.    The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio.    BCRE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE’s underwriting standards generally permit a maximum amortization period of 30 years. However, certain loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements.    BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans.    Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan-to-value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval.    Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank’s credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing.    BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations. In addition, as of November 1, 2006, BCRE acquired a subprime residential servicing platform operating as a division of BCRE (Barclays Capital Real Estate Inc. d/b/a HomEq Servicing).

Bank of America, National Association

General.    Bank of America, National Association (‘‘Bank of America’’) is also a sponsor of this securitization transaction. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

Banc of America Commercial Mortgage Inc.’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. Banc of America Commercial Mortgage Inc.’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, Banc of America Commercial Mortgage Inc.’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans in this securitization.

The tables below indicate the size and growth of Bank of America’s commercial mortgage loan origination program. Loans originated by Bank of America have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	Year
Property Type	2002	2003	2004	2005	As of September 2006
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683	$1,119,889,114
Office	989,530,644	2,519,410,500	4,554,682,199	4,707,688,429	4,052,075,071
Retail	967,447,740	1,675,580,125	2,693,464,540	3,934,548,928	3,389,767,656
Industrial	95,233,700	244,734,000	442,700,000	383,918,812	396,666,667
Manufactured Housing	0	604,559,638	827,847,923	87,612,439	15,596,420
Self Storage	17,500,000	127,118,000	411,710,000	294,366,598	293,987,946
Lodging	130,000,000	346,350,000	2,465,433,338	4,087,452,198	2,623,491,885
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087	$11,891,474,759

Bank of America serves as a sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in Banc of America Commercial Mortgage Inc.’s securitization program, in addition to owning all of the Banc of America Commercial Mortgage Inc.’s equity. Banc of America Securities LLC, an underwriter in this transaction, is an affiliate of Bank of America and assists Bank of America and Banc of America Commercial Mortgage Inc.’s in connection with the selection of mortgage loans for various transactions.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

Bank of America’s Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers, (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and the principal of any borrower is required to complete a Certificate of Financial Condition which certifies to certain questions regarding it’s prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for Mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property Operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance Policies

•	Borrower Structure/Authority Documents

Underwriting Evaluation.    Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Bank of America Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair / Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    Bank of America generally requires that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation, provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports.    Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

•	Appraisal. An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal As-Of Date’’ indicated on Annex A-I to this prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice (UPAP). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

•	Property Condition Assessments. Inspections of each of the mortgaged properties

(other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•	Environmental Site Assessment (‘‘ESA’’). ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (ASTM).

•	Seismic Reports. A seismic report is required for all properties located in Seismic Zones 3 or 4 as determined in accordance with the Uniform Building Code.

Representations and Warranties.    As and to the extent described in this prospectus supplement, Bank of America will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for the certificates.

General Electric Capital Corporation

General.    General Electric Capital Corporation (‘‘GECC’’) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company (‘‘GE’’). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

GECC operates in four of GE’s operating segments described below. These operations are subject to a variety of regulations in their respective jurisdictions.

GECC’s services are offered primarily in North America, Europe and Asia. GECC’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927-1600. At December 31, 2005, GECC employed approximately 77,500.

GE Consumer Finance.    GE Consumer Finance offers credit and deposit products and services to consumers, retailers, brokers and auto dealers in over 50 countries. The GE Consumer Finance division offers a broad range of financial products, including private-label credit cards; bank cards; Dual Cards™; corporate travel and purchasing cards; personal loans; auto loans; leases and inventory financing; residential mortgages; home equity loans; debt consolidation loans; current and savings accounts and insurance products related to consumer finance offerings for customers on a global basis.

GE Industrial.    GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics, and related services. GE Industrial also finances business equipment for a wide variety of customer applications.

GE Infrastructure.    GE Infrastructure produces, sells finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sells and services equipment for the rail transportation and water treatment industries.

GE Commercial Finance.    GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

GE Real Estate

GECC originates mortgage loans for securitization through GE Real Estate, the commercial real estate division of the GE Commercial Finance segment. While GE Real Estate is a division of GE Commercial Finance, the assets of GE Real Estate are wholly owned by, and GE Real Estate is wholly operated through, GECC.

Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of September 30, 2006, GE Real Estate had total assets in excess of approximately $42 billion, including approximately $376 million of United States (‘‘U.S.’’) commercial and multifamily mortgage loans being held for securitization and approximately $13.1 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2005, GE Real Estate had total assets of approximately $30 billion, including approximately $661 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $6.377 billion as of September 30, 2006. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily mortgage loans originated for securitization and total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years, and for the period ended September 30, 2006.

Approximate Amounts in $Billions	Total U.S. Commercial/Multifamily Loans Originated for Securitization	Total U.S. Non-Securitization Loans/Investments(1) in Commercial/Multifamily Real Estate
Period Ended 9/30/06	1.7	7.8
Year Ended 12/31/05	3.6	4.7
Year Ended 12/31/04	2.1	3.9
Year Ended 12/31/03	1.9	2.7

(1)	Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

GE Real Estate’s Securitization Program

GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of September 1, 2006, GE Real Estate originated in aggregate since 1997, approximately $18.1 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $11.1 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $7.0 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 19 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

GECC has also acted as a loan seller to 14 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities (USA) LLC, Bank of America, National Association, Deutsche Mortgage and Asset Receiving Corporation, Merrill Lynch & Co., Inc., JP Morgan Chase, Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities (USA) LLC) and CW Capital LLC acted as depositor.

GEMSA Loan Services, L.P. (‘‘GEMSA’’), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on three,

and as a primary servicer on 13, of the 19 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on all of the 14 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

GE Real Estate’s Underwriting Standards

General.    GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

Loan Analysis.    All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GE Real Estate’s underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Anchored Retail	1.20x	80.0%
Unanchored Retail	1.20x	80.0%
Multifamily	1.20x	80.0%
Office	1.20x	80.0%
Manufactured Housing	1.20x	80.0%
Self Storage	1.20x	80.0%
Industrial/Warehouse	1.20x	80.0%
Hotel	1.30x	75.0%

The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements.    GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

Retail	$0.15 per square foot
Multifamily	$200.00-$250.00 per unit
Office	$0.15 per square foot
Manufactured Housing	$30.00-$50.00 per pad
Self Storage	$0.15 per square foot
Industrial/Warehouse	$0.15 per square foot
Hotel	4-5% of revenues

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

•	Re-tenanting—In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation. The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the five years ending December 31, 2005, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $25 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004 and 2005, the Depositor’s securitizations included approximately $3.0 billion and $4.3 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the pooling and servicing agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, (iii) to indemnify the Trustee against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Trustee on behalf of the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity for the certificates will be COMM 2006-C8 Mortgage Trust (the ‘‘Trust’’). The Trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Trust only to the extent that such party deems such advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The pooling and servicing agreement may be amended as set forth herein under ‘‘The Pooling and Servicing Agreement—Amendments.’’ The Trust administers the mortgage loans through the Trustee, the Master Servicer, the Primary Servicer and Special Servicer. A discussion of the duties of the Trustee, Master Servicer, the Primary Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘Transaction Parties—The Master Servicer,’’ ‘‘Transaction Parties—The Primary Servicer,’’ ‘‘Transaction Parties—The Special Servicer,’’ ‘‘Transaction Parties—The Trustee’’ and ‘‘The Pooling and Servicing Agreement.’’

The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to the three REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, Master Servicer, Primary Servicer and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or a Board of Directors. It acts through the Trustee, Master Servicer and Special Servicer.

The Depositor is contributing the Mortgage Loans to the Trust. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described herein under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans.’’

Since the Trust is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the ‘‘Bankruptcy Code’’), unless it can be characterized as a ‘‘business trust’’ for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a ‘‘business trust.’’ The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

(1)    (A)    If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) were to be appointed receiver or conservator for such mortgage loan seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the mortgage loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(2)    If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See ‘‘Risk Factors—The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust’s Ownership Of Mortgage Loans.’’

The Master Servicer

Midland Loan Services Inc. (‘‘Midland’’, also referred to herein as, the ‘‘Master Servicer’’) will be the master servicer and in this capacity will be responsible for the master servicing and administration of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the related servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2006, Midland was servicing approximately 21,879 commercial and multifamily mortgage loans with a principal balance of approximately $202.9 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 14,188 of such loans, with a total principal balance of approximately $141.1 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth –	Calendar Year End (Approximate amounts in billions)
Master/Primary	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

Midland's affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust. Accordingly, assets of Midland's affiliates may compete with the mortgaged properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

The information set forth in the preceding paragraphs in this section ‘‘—The Master Servicer’’ concerning Midland has been provided by it. Midland makes no representations as to the validity or sufficiency of the Pooling and Servicing agreement (other than as to its being a valid obligation of Midland), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding Midland set forth in this section ‘‘Transaction Parties—The Master Servicer’’) or any related documents.

General

The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the applicable mortgage loans and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Master Servicer may not appoint a sub-servicer after the Closing Date if such sub-servicer is listed on a ‘‘do not hire’’ list to be provided by the Depositor, which ‘‘do not hire’’ list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Master Servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under ‘‘The Pooling and Servicing Agreement.’’ The manner in which collections on the Mortgage Loans are to be maintained is described herein under ‘‘The Pooling and Servicing Agreement—Accounts.’’    The advance obligations of the Master Servicer are described herein under ‘‘The Pooling and Servicing Agreement—Advances’’ and ‘‘Description of the Offered Certificates—Appraisal Reductions.’’    Certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’    Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon Event of Default’’ and ‘‘—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’    For a description of the Master Servicer’s compensation see ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.’’

The Primary Servicer

General

Except with respect to certain Mortgage Loans sold to the Depositor by Barclays Capital Real Estate Inc. and Bank of America, the Master Servicer will be responsible for the primary servicing of all of the Mortgage Loans. The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the Mortgage Loans. The information set forth in this prospectus supplement concerning the primary servicers has been provided by the primary servicer.

Bank of America, National Association, as EZ Storage Portfolio Loan Master Servicer and Primary Servicer

Bank of America will serve as master servicer of the EZ Storage Portfolio loan under the BACM 2006-6 pooling and servicing agreement. Bank of America will also serve as primary servicer (the ‘‘Bank of America Primary Servicer’’) with respect to certain Mortgage Loans sold to the Depositor by Barclays Capital Real Estate Inc. and Bank of America. Bank of America is an affiliate of Banc of America Securities LLC, one of the underwriters. The principal servicing offices of Bank of America, National Association are located at 900 West Trade Street, Suite 650, NCI-026-06-01, Charlotte, North Carolina 28255. See ‘‘Transaction Parties—The Sponsors—Bank of America, National Association’’ in this prospectus supplement for more information on Bank of America.

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans:
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167

As of September 30, 2006, Bank of America's portfolio consisted of 9,278 commercial mortgage loans with an unpaid principal balance of approximately $78,532,000,000 of which 5,065 commercial mortgage loans with an unpaid principal balance of approximately $73,285,294,000 were related to commercial mortgage-backed securities.

Bank of America is rated by Fitch and S&P as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as primary servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage tile.

When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed to Bank America’s loan servicing system to provide updated information.

The Primary Servicing Agreement

Under a primary servicing agreement (the ‘‘Bank of America Primary Servicing Agreement’’), Bank of America, as primary servicer with respect to all Mortgage Loans in the Trust that were originated by it, will perform substantially all of the servicing duties of the master servicer described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans, Collection of Payments’’ in this prospectus supplement with respect to such Mortgage Loans, except for advancing and remitting funds to the Trustee.

Payments received by Bank of America as primary servicer with respect to the Mortgage Loans it is primary servicing are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the Trust.

In consideration of the performance of its servicing obligations, the Bank of America Primary Servicer will be paid a servicing fee, which is included in the administrative cost rate for the applicable Mortgage Loans as set forth on Annex A-1. In addition, Bank of America will be entitled to all or a portion of the additional compensation described under ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement with respect to the Bank of America Mortgage Loans.

The Bank of America Primary Servicing Agreement provides that Bank of America may resign from its obligations and duties thereunder at any time with thirty (30) days' written notice to the Master Servicer. In addition, unless an event of default under the primary servicing agreement occurs or the Pooling and Servicing Agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Mortgage Loans serviced by Bank of America are repaid, repurchased or liquidated or the related mortgaged properties become REO Properties. Events of default under the Bank of America Primary Servicing Agreement will include, but are not limited to:

•	the occurrence of an event of default by the master servicer under the Pooling and Servicing Agreement which occurs as a direct result of the failure of Bank of America to perform its obligations under the Bank of America Primary Servicing Agreement;

•	the failure of Bank of America, National Association to perform in any material respect its obligations under the Bank of America Primary Servicing Agreement which is not cured within the period set forth in the Bank of America Primary Servicing Agreement;

•	a breach by Bank of America of any representation or warranty contained in the Bank of America Primary Servicing Agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the Bank of America Primary Servicing Agreement;

•	the failure by Bank of America to remit to the Master Servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the Bank of America Primary Servicing Agreement, or the failure by Bank of America to deliver reports to the Master Servicer as required by the Bank of America Primary Servicing Agreement; and

•	certain events of bankruptcy or insolvency involving Bank of America.

Upon the occurrence and continuance of an event of default by Bank of America under the Bank of America Primary Servicing Agreement, the Master Servicer may (but is not required to (other than in connection with the Bank of America Primary Servicer’s failure to deliver certain Exchange Act reports)) terminate the rights and obligations of Bank of America under the Bank of America Primary Servicing Agreement. The Master Servicer is also authorized under the Bank of America Primary Servicing Agreement to waive any event of default under the Bank of America Primary Servicing Agreement. If the Master Servicer terminates the Bank of America Primary Servicer under the Bank of America Primary Servicing Agreement or the parties otherwise agree to terminate the Bank of America Primary Servicing Agreement, the Master Servicer will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to be authorized to transact business in the states in which the related mortgaged properties are located if required by applicable law.

Under the Bank of America Primary Servicing Agreement, Bank of America will indemnify the Master Servicer with respect to any liability or expense incurred as a result of any breach by Bank of America of a representation or warranty made thereunder, any willful misfeasance, bad faith or negligence by Bank of America in the performance of its duties thereunder or by Bank of America’s negligent disregard of obligations and duties thereunder.

The information set forth in the preceding paragraphs in this section ‘‘—The Primary Servicer’’ concerning Bank of America has been provided by it. Bank of America makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of Bank of America), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding Bank of America set forth in this section ‘‘Transaction Parties—The Primary Servicer’’) or any related documents.

The Special Servicer

LNR Partners, Inc., as Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool (other than with respect to the EZ Storage Portfolio loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Fitch and Moody's, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C8 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial Controlling Class Representative. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

The Special Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Specially Serviced Mortgage Loans and REO Properties and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Special Servicer may not appoint a sub-servicer after the closing date if such sub-servicer is listed on a ‘‘do not hire’’ list to be provided by the Depositor, which ‘‘do not hire’’ list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the Special Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth herein under ‘‘The Pooling and Servicing Agreement—Modifications’’ and ‘‘—Realization Upon Defaulted Mortgage Loans.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’    Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon an Event of Default’’ and ‘‘Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’    For a description of the Special Servicer’s compensation see ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation.’’

The information set forth in this section ‘‘Transaction Parties—The Special Servicer—LNR Partners, Inc., as Special Servicer’’ concerning the Special Servicer (other than the two immediately preceding paragraphs) has been provided by the Special Servicer. The Special Servicer makes no representations as to the validity or sufficiency of the pooling and servicing agreement (other than as to its being binding on the Special Servicer), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding the Special Servicer under this section ‘‘Transaction Parties—The Special Servicer—LNR Partners, Inc., as Special Servicer’’) or any related documents.

CWCapital Asset Management LLC, as EZ Storage Portfolio Loan Special Servicer

CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company, will act as special servicer for the EZ Storage Portfolio Loan under the BACM 2006-6 Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000 Washington, DC 20005 and its telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

•	investing in, surveilling and managing unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CRIIMI MAE, Inc., were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003 or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. Since December 31, 2005, CWCAM has been appointed special servicer for a number of CMBS pools and as of August 31, 2006, CWCAM acted as special servicer with respect to 72 domestic and 2 Canadian pools containing approximately 8,230 loans secured by properties throughout the United States and Canada with a then current face value in excess of $73.4 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the U.S. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Exchange Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P. operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to its obligations under the Pooling and Servicing Agreement or the BACM 2006-6 Pooling and Servicing Agreement. CWCAM is not an affiliate of the depositor, either sponsor, the trust fund, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

CWCAM is not an affiliate of the Depositor, the Trust Fund, the Master Servicer, the Special Servicer or the Trustee. However CWCAM is an affiliate of Cadim TACH inc., the current directing holder under the BACM 2006-6 Pooling and Servicer Agreement. There are no specific relationships involving or relating to this transaction or the underlying mortgage loans between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years other than the Master Servicer may also act as master servicer or servicer on other transaction in which CWCAM serves as special servicer or an affiliate of CWCAM is the holder of certain certificates. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth in the preceding paragraphs in this section ‘‘—CWCapital Asset Management LLC, as EZ Storage Portfolio Loan Special Servicer’’ concerning CWCAM has been provided by it. CWCAM makes no representations as to the validity or sufficiency of the BACM 2006-6 Pooling and Servicing Agreement (other than as to its being a valid obligation of

CWCAM), the Certificates, the EZ Storage Portfolio Mortgage Loan, this prospectus supplement (other than the accuracy of the immediately preceding twelve (12) paragraphs describing CWCAM) or any related documents.

The Trustee

LaSalle Bank National Association (the ‘‘Trustee’’) will act as Trustee under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings. The Depositor, the Master Servicer, the Primary Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services—COMM 2006-C8 Trust or at such other address as the Trustee may designate from time to time.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the ‘‘Trustee Fee Rate’’), equal to 0.00054% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding distribution date. The Trustee will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the Trust. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, as described herein under ‘‘The Pooling and Servicing Agreement—Rights Upon Event of Default’’), and (ii) an institution whose long-term senior unsecured debt is rated ‘‘Aa3’’ by Moody’s and ‘‘A+’’ by S&P or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.

Certain information set forth in this prospectus supplement concerning the Trustee has been provided by it. The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Trustee), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any event of default, the Trustee is required to transmit by mail to the Depositor, each rating agency and all certificateholders notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer and each rating agency. Upon receiving this notice of resignation, the Master Servicer will be required to promptly appoint a successor Trustee acceptable to the Master Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the voting rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

The Trustee will be the REMIC Administrator, as described in the prospectus. See ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the prospectus.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses and indemnities through the date of termination plus, the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

Paying Agent, Certificate Registrar, Custodian and Authenticating Agent

The Trustee will be the paying agent (in that capacity, the ‘‘Paying Agent’’). In addition, the Trustee will initially serve as registrar (in that capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the ‘‘Authenticating Agent’’). The Trustee will be responsible for paying the fees of each such agent.

Using information set forth in this prospectus supplement, the Trustee will develop the cashflow model for the Trust Fund. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer. As paying agent, the Trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Trust Fund, the preparation and filing of certain reports on Form 8-K, the preparation and filing of monthly reports on Form 10-D and the preparation and filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust Fund.

There have been no material changes to the Trustee’s policies on procedures with respect to its securities administration function other than changes required by applicable laws.

The Trustee is acting as custodian of the Mortgage Loan files (other than with respect to the EZ Storage Portfolio Loan, for which Wells Fargo Bank, N.A. will act as custodian) pursuant to the pooling and servicing agreement (in such capacity, the ‘‘Custodian’’). The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. In its capacity as Custodian, LaSalle will hold the Mortgage Loan files exclusively for the use and benefit of the Trust Fund. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Certain Relationships and Related Transactions

LNR Partners, Inc., the Special Servicer, is an affiliate of LNR Securities Holdings, LLC, the holder of the initial controlling class.

German American Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank Securities Inc., one of the lead underwriters.

Barclays Real Estate Capital Inc., a sponsor and mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the lead underwriters.

Bank of America, National Association, a sponsor, mortgage loan seller, a Primary Servicer with respect to certain of the Mortgage Loans sold to the Depositor by BCRE and all of the Mortgage Loans that were sold to the Depositor by Bank of America, National Association and the Master Servicer with respect to the Mortgage Loan known as the EZ Storage Portfolio loan, is an affiliate of Banc of America Securities LLC, one of the lead underwriters.

LaSalle Bank National Association and BCRE are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BCRE for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by BCRE to the

Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and German American Capital Corporation (‘‘GACC’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to GACC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by GACC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

DESCRIPTION OF THE MORTGAGE POOL

General

The Trust (or the ‘‘Trust Fund’’) to be created by the Depositor will consist of a pool (the ‘‘Mortgage Pool’’) of 176 fixed-rate mortgage loans (each a ‘‘Mortgage Loan,’’ and collectively, the ‘‘Mortgage Loans’’) secured by first liens on 427 commercial and multifamily and manufactured housing community properties (each a ‘‘Mortgaged Property,’’ and collectively, the ‘‘Mortgaged Properties’’). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $3,822,064,017 (the ‘‘Initial Outstanding Pool Balance’’). The principal balances of the Mortgage Loans as of December 1, 2006 (the ‘‘Cut-off Date’’) (each, a ‘‘Cut-off Date Balance’’) will range from $1,347,736 to $345,000,000 and the average Cut-off Date Balance will be $21,716,273 subject to a variance of plus or minus 5%. The pool of Mortgage Loans will be deemed to consist of two Loan Groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of 132 Mortgage Loans, representing 82.49% of the Initial Outstanding Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 44 Mortgage Loans (or 66.85% of the aggregate principal balance of the mortgage loans secured by multifamily properties and manufactured housing community), representing 17.51% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

Each of the Mall of America Loan, the EZ Storage Portfolio Loan, the First City Tower Loan, the Fortress/Ryan's Portfolio Loan, the Casual Male HQ Loan, the Sabre Office Center Loan, the Summit Park Apartments Loan, the Shoppes at Savannah Loan and the 777 Sunrise Highway Loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a ‘‘Companion Loan.’’ Each Mortgage Loan together with its related Companion Loans is referred to in this prospectus supplement as a ‘‘Loan Combination.’’ None of the Companion Loans are included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. Each pari passu Companion Loan is referred to in this prospectus supplement as a ‘‘Pari Passu Companion Loan.’’ The EZ Storage Portfolio Loan is sometimes referred to as a ‘‘Non-Serviced Mortgage Loan.’’ Certain of the Companion Loans are subordinate in right of payment to the related Mortgage Loan. Each subordinate Companion Loan is referred to in this prospectus supplement as a ‘‘B Loan.’’ The First City Tower B Loan, inclusive of the First City Tower Future Advance, is considered to be a single B loan. The Companion Loans related to the Mall of America Loan, the First City Tower Loan, the Fortress/Ryan's Portfolio Loan, the Casual Male HQ Loan, the Sabre Office Center Loan, the Summit Park Apartments Loan, the Shoppes at Savannah Loan and the 777 Sunrise Highway Loan are being serviced under the Pooling and Servicing Agreement and each such Companion Loan is sometimes referred to in this prospectus supplement as a ‘‘Serviced Companion Loan’’ and together with the related Mortgage Loan, as a ‘‘Serviced Loan Combination’’).

Each Mortgage Loan is evidenced by one or more promissory notes (each, a ‘‘Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	398	90.42%	88.97%	97.25%
Leasehold Estate	27	7.15	8.08	2.75
Partial Fee/Partial Leasehold Estate	2	2.44	2.95	0.00
Total	427	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, ‘‘Reserve Accounts’’). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each mortgage file after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Significant Mortgage Loans and Significant Obligors

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 9.03% of the Initial Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans and/or related groups in the pool, which represent, in the aggregate, approximately 35.86% of the Initial Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan or Cross-Collateralized Group	Loan No.	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Applicable Initial Loan Group 1 Balance	Mortgage Rate(2)		Stated Remaining Terms (Mos.)	DSCR(1)		Cut-off Date LTV Ratio(1)	LTV Ratio at Maturity(1)
Mall of America	1	1	1	$345,000,000	9.03%	10.94%	5.7990%		120	1.43	x	75.50%	75.50%
Four Allen Center	2	1	1	240,000,000	6.28	7.61	5.7700%		82	1.30	x	80.00%	80.00%
EZ Storage Portfolio	3	1	48	150,000,000	3.92	4.76	5.6471%		120	1.33	x	82.69%	82.69%
JQH Hotel Portfolio	4	1	5	125,000,000	3.27	3.96	6.3900%		119	1.39	x	65.21%	57.15%
Manhattan Office Portfolio	5	2	2	106,000,000	2.77	3.36	5.7298	%(3)	(4)	1.16	x	80.37%	77.24%
First City Tower	6	1	1	93,000,000	2.43	2.95	6.1300%		116	2.39	x	43.26%	43.26%
Victoria Ward Industrial, Gateway & Village	7	1	1	88,500,000	2.32	2.81	5.6120%		58	1.25	x	67.30%	67.30%
Sierra Vista Mall	8	1	1	77,777,777	2.03	2.47	5.8000%		120	1.37	x	76.11%	76.11%
Morgan Resort Portfolio	9	1	12	75,500,000	1.98	2.39	6.5800%		57	1.25	x	69.25%	66.17%
Scottsdale 101	10	1	1	70,000,000	1.83	2.22	5.6500%		118	1.84	x	58.82%	58.82%
Total/Wtd. Ave.		11	73	$1,370,777,777	35.86%	43.48%	5.8717%		103	1.43	x	72.63%	71.49%

(1)	For information regarding the calculations of DSCR, LTV and LTV at Maturity, see ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement.

(2)	Represents the Mortgage Rate rounded to 4 decimal places.

(3)	Represents the weighted average of the Mortgage Rate rounded to 4 decimal places, calculated based on 5.6300% for the $60,000,000 369 Lexington Avenue loan and 5.8600% for the $46,000,000 2 West 46th Street loan.

(4)	The Manhattan Office Portfolio loan consists of two crossed loans, the 369 Lexington Avenue loan and the 2 West 46th Street loan, which have stated remaining terms of 120 months and 60 months, respectively.

The Mortgage Loan Sellers

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from GACC, BCRE, Bank of America and GECC pursuant to four separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

GACC.    54 Mortgage Loans, which represent security for 48.10% of the Initial Outstanding Pool Balance, 48.85% of the Initial Loan Group 1 Balance and 44.57% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans were originated by GACC or an affiliate of GACC. See ‘‘Transaction Parties—The Sponsors—German American Capital Corporation’’ in this prospectus supplement.

BCRE.    38 Mortgage Loans, which represent security for 19.28% of the Initial Outstanding Pool Balance, 21.97% of the Initial Loan Group 1 Balance and 6.59% of the Initial Loan Group 2 Balance, will be sold to the Depositor by BCRE. All such Mortgage Loans were originated by BCRE. See ‘‘Transaction Parties—The Sponsors—Barclays Capital Real Estate Inc.’’ in this prospectus supplement.

Bank of America.    35 Mortgage Loans, which represent security for 17.77% of the Initial Outstanding Pool Balance, 18.45% of the Initial Loan Group 1 Balance and 14.58% of the Initial Loan Group 2 Balance, will be sold to the Depositor by Bank of America. All such Mortgage Loans were originated by Bank of America or an affiliate of Bank of America. See ‘‘Transaction Parties—The Sponsors—Bank of America, National Association’’ in this prospectus supplement.

GECC.    49 Mortgage Loans, which represent security for 14.85% of the Initial Outstanding Pool Balance, 10.72% of the Initial Loan Group 1 Balance and 34.26% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GECC. All such Mortgage Loans were originated by GECC or an affiliate of GECC. See ‘‘Transaction Parties—The Sponsors—General Electric Capital Corporation’’ in this prospectus supplement.

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or an affiliate of such Mortgage Loan Seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Initial Outstanding Pool Balance	% of Cut-off Date Principal Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
German American Capital Corporation	54	$1,838,482,777	48.10%	48.85%	44.57%
Barclays Capital Real Estate Inc.	38	$736,898,769	19.28%	21.97%	6.59%
Bank of America, National Association	35	$679,280,679	17.77%	18.45%	14.58%
General Electric Capital Corporation	49	$567,401,793	14.85%	10.72%	34.26%

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to a breach of a representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan or substitute another loan for that Mortgage Loan. See ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution’’ in this prospectus supplement.

The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under ‘‘Transaction Parties—The Sponsors.’’

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.    Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 18-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects,

•	the borrower has escrowed funds to effect the remediation,

•	a responsible party, not related to the borrower, has been identified by the applicable governmental authority,

•	an operations and maintenance plan has been or will be implemented,

•	environmental insurance with respect to such condition has been obtained,

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

•	a ‘‘no further action’’ letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

•	upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental conditions, see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition’’ in this prospectus supplement.

With respect to certain mortgage loans, an insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the sponsor or with respect to environmental matters. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.    The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 18-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items. The mortgaged properties identified in Annex A-1 as the Fortress/Ryan's Portfolio Mortgaged Properties were not inspected within 18 months prior to the Cut-off Date.

Appraisals and Market Analysis.    The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (‘‘MAI’’), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations’’ in this prospectus supplement.

Property, Liability and Other Insurance.    The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Loan Combination), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the ‘‘Federal Register’’ by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Serviced Loan Combination, (2) the maximum amount of insurance required by the terms of the related Mortgage to the extent available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged

Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement.

Split Loan Structures

The Mall of America Loan Combination

With respect to the Mortgage Loan known as the ‘‘Mall of America’’ loan (the ‘‘Mall of America Loan’’), representing approximately 9.03% of the Initial Outstanding Pool Balance and 10.94% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $345,000,000, the related Mortgaged Property also secures two other mortgage loans (the ‘‘Mall of America Pari Passu Loan A-2’’ and the ‘‘Mall of America Pari Passu Loan A-3’’, collectively the ‘‘Mall of America Pari Passu Loans’’ and, together with the Mall of America Loan, the ‘‘Mall of America Loan Combination’’). The Mall of America Pari Passu Loan A-2 and the Mall of America Pari Passu Loan A-3 are pari passu in right of payment with the Mall of America Loan and have a Cut-off Date Balance of $205,000,000 each. The Mall of America Loan and the Mall of America Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the Mall of America Loan is included in the Trust. The Mall of America Pari Passu Loans are not assets of the Trust.

The Mall of America Pari Passu Loans are each owned by GACC, one of the Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a Mall of America Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more ‘‘component’’ pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the Mall of America Pari Passu Loans prior to such amendments.

For the purpose of the information presented in this prospectus supplement with respect to the Mall of America Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Mall of America Loan Combination.

General.    The Mall of America Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mall of America Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Mall of America Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Mall of America Loan and (ii) Property Advances with respect to Mall of America Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Mall of America Loan Combination.

Distributions.    The holders of the Mall of America Loan and the Mall of America Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Mall of America Loan Combination and provides, in general, that:

•	the Mall of America Loan and the Mall of America Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Mall of America Loan and the Mall of America Pari Passu Loans will be applied to the Mall of America Loan and the Mall of America Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

Consultation and Consent.    Any decision to be made with respect to the Mall of America Loan Combination that requires the approval of the Directing Holder or otherwise requires approval under the related intercreditor agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of the Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the Directing Holder under the Pooling and Servicing Agreement or under the related intercreditor agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide the holders of the Mall of America Pari Passu Loans prompt notice that such a determination is to be made. The holders of the Mall of America Pari Passu Loans or their representatives have the non-binding right to consult with the Master Servicer or the Special Servicer, as applicable, with respect to any such action. Pursuant to the related intercreditor agreement, each holder of the Mall of America Loan and the Mall of America Pari Passu Loans may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the Directing Holder is required with respect to the following:

•	any modification or amendment of, or waiver with respect to, the Mall of America Loan Combination or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Mall of America Loan Combination, modification or waiver of any other monetary term of the Mall of America Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Mall of America Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

•	any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

•	any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

•	any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any determination not to enforce a ‘‘due on sale’’ or ‘‘due on encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

•	any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non material easement or right of way or other non material release such as a ‘‘curb cut’’);

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	consenting to any ‘‘new lease’’ or ‘‘lease modification’’ at any Mortgaged Property securing the Mall of America Loan Combination, to the extent the lender’s approval is required under the related Mortgage Loan Documents;

•	any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

•	any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the Mall of America Loan Combination.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Master Servicer by the Directing Holder or its designee, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Mall of America Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for each Mall of America Pari Passu Loan. Each option holder specified in ‘‘The Pooling and Servicer Agreement—Sale of Defaulted Mortgage Loans’’ of this prospectus supplement will have an option to purchase the Mall of America Loan and the holder of each Mall of America Pari Passu Loan (or its designee) will have an option to purchase each Mall of America Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer.    The Directing Holder (or its designee) will be entitled to terminate the Special Servicer with respect to the special servicing of the Mall of America Loan Combination at any time, with cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement, and will provide prompt notice to the holders of the Mall of America Pari Passu Loans that it intends to remove the Special Servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a ‘‘no downgrade’’ letter from the Rating Agencies.

The EZ Storage Portfolio Loan Combination

With respect to the Mortgage Loan known as the ‘‘EZ Storage Portfolio’’ loan (the ‘‘EZ Storage Portfolio Loan’’), representing approximately 3.92% of the Initial Outstanding Pool Balance and 4.76% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $150,000,000, the related Mortgaged Properties also secure one other mortgage loan (the ‘‘EZ Storage Portfolio Pari Passu Loan’’ and, together with the EZ Storage Portfolio Loan, the ‘‘EZ Storage Portfolio Loan Combination’’). The EZ Storage Portfolio Pari Passu Loan is pari passu in right of payment with the EZ Storage Portfolio Loan and has a Cut-off Date Balance of $150,000,000. The EZ Storage Portfolio Loan and the EZ Storage Portfolio Pari Passu Loan have the same interest rate, maturity date and amortization term. Only the EZ Storage Portfolio Loan is included in the Trust. The EZ Storage Portfolio Pari Passu Loan is not an asset of the Trust.

The EZ Storage Portfolio Pari Passu Loan was deposited into the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 commercial mortgage securitization.

For the purpose of the information presented in this prospectus supplement with respect to the EZ Storage Portfolio Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratios reflect the aggregate indebtedness evidenced by the EZ Storage Portfolio Loan Combination.

General.    The EZ Storage Portfolio Loan Combination is serviced pursuant to the terms of the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 commercial mortgage securitization (the ‘‘BACM Series 2006-6 Pooling and Servicing Agreement’’) for which Bank of America, National Association is the initial master servicer (in such capacity and any successor thereto, the ‘‘BACM Series 2006-6 Servicer’’) and CWCapital Asset Management LLC is the initial special servicer (in such capacity and any successor thereto, the ‘‘BACM Series 2006-6 Special Servicer’’). However, the Master Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the EZ Storage Portfolio Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the EZ Storage Portfolio Loan.

Distributions.    The holders of the EZ Storage Portfolio Loan and the EZ Storage Portfolio Pari Passu Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the EZ Storage Portfolio Loan Combination and provides, in general, that:

•	the EZ Storage Portfolio Loan and the EZ Storage Portfolio Pari Passu Loan are of equal priority with each other; and

•	all payments, proceeds and other recoveries on or in respect of the EZ Storage Portfolio Loan and the EZ Storage Portfolio Pari Passu Loan will be applied to the EZ Storage Portfolio Loan and the EZ Storage Portfolio Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the BACM Series 2006-6 Servicer, the BACM Series 2006-6 Special Servicer and the related trustee under the BACM Series 2006-6 Pooling and Servicing Agreement and the Master Servicer and the Trustee under the Pooling and Servicing Agreement) in accordance with the terms of the BACM Series 2006-6 Pooling and Servicing Agreement.

Consultation and Consent.    Any decision to be made with respect to the EZ Storage Portfolio Loan Combination that requires the approval of the directing certificateholder under the BACM Series 2006-6 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of a majority of the noteholders of the EZ Storage Portfolio loan combination, and the controlling class representative will exercise such rights of the trust with respect to the EZ Storage Portfolio loan; provided, however, if a majority of the noteholders do not agree, then the holder of the note included in the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6 will control such decision.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the BACM Series 2006-6 Special Servicer or the BACM Series 2006-6 Servicer by the EZ Storage Portfolio Controlling Holder, in no event will the BACM Series 2006-6 Special Servicer or the BACM Series 2006-6 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the BACM Series 2006-6 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the BACM Series 2006-6 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

Sale of Defaulted Mortgage Loan.    Under the BACM Series 2006-6 Pooling and Servicing Agreement, if the EZ Storage Portfolio Pari Passu Loan is subject to a fair value purchase option, then the Special Servicer and the Controlling Class Representative, in that order, will be entitled to purchase the EZ Storage Portfolio Loan (but not the EZ Storage Portfolio Pari Passu Loan) from the Trust at the purchase price determined by the BACM Series 2006-6 Special Servicer.

The First City Tower Loan Combination

The Mortgage Loan known as the ‘‘First City Tower’’ loan (the ‘‘First City Tower Loan’’), represents in aggregate approximately 2.43% of the Initial Outstanding Pool Balance and 2.95% of the Initial Loan Group 1 Balance. The related Mortgaged Property also secures a subordinate companion loan (together with the First City Tower Future Advances, the ‘‘First City Tower B Loan’’), a portion of which has been funded as of the cut-off date. The related borrower is permitted to request, subject to satisfaction of various conditions, that the holder of the First City Tower B Loan (currently BCRE) make future advances of principal, upon satisfaction of various conditions (the ‘‘First City Tower Future Advances’’). The First City Tower B Loan, together with the related First City Tower Loan, is referred to herein as the ‘‘First City Tower Loan Combination’’. The Cut-off Date Balance of the First City Tower Loan is $93,000,000 and the outstanding principal balance of the First City Tower B Loan as of the cut-off date is $3,208,742.

The First City Tower B Loan has the same maturity date and amortization term as the First City Tower Loan, but the First City Tower B Loan will have an interest rate per annum determined by BCRE at the time of the funding. The First City Tower Loan is included in the Trust. The First City Tower B Loan is not an asset of the Trust.

The First City Tower B Loan is currently owned by BCRE. The First City Tower B Loan (or the rights and obligations to make the First City Tower Future Advances) may be sold or transferred at any time (subject to compliance with the terms of the First City Tower Intercreditor Agreement).

For the purpose of the information presented in this prospectus supplement with respect to the First City Tower Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the First City Tower Loan, but exclude the First City Tower B Loan.

Rights of the Holder of the First City Tower B Loan

General.    The First City Tower Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the First City Tower Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the First City Tower Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the First City Tower Loan Combination, and (ii) Property Advances with respect to the First City Tower Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the First City Tower Loan Combination.

Distributions.    The holders of the First City Tower Loan and the First City Tower B Loan (the ‘‘First City Tower Loan Holder’’ and the ‘‘First City Tower B Loan Holder,’’ respectively) have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the First City Tower Loan Combination.

Pursuant to the terms of that intercreditor agreement, prior to the occurrence and continuance of a monetary or other material event of default with respect to the First City

Tower Loan Combination (or, if such a default has occurred, but the First City Tower B Loan Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the First City Tower Loan Combination will generally be applied in the following manner, in each case to the extent of available funds:

First, to pay to the First City Tower Loan Holder in an amount equal to the accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee and the trustee fee;

Second, any principal payments will be paid to the First City Tower Loan Holder in an amount equal to its pro rata portion of all principal payments on the First City Tower Loan Combination (based on their respective initial principal balances, after giving effect to any Future Advances).

Third, to pay to the First City Tower B Loan Holder an amount equal to the accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee;

Fourth, any principal payments will be paid to the First City Tower B Loan Holder in an amount equal to its pro rata portion of all principal payments on the First City Tower Loan Combination (based on their respective initial principal balances, after giving effect to any Future Advances).

Fifth, any prepayment premium, to the extent actually paid by the borrower, will be paid to (A) the First City Tower Loan Holder, in an amount equal to any prepayment premium actually received in respect of the First City Tower Loan Holder (based on its pro rata portion of the First City Tower Loan Combination); and (B) the First City Tower B Loan Holder, in an amount equal to any prepayment premium actually received in respect of the First City Tower B Loan Holder (based on its pro rata portion of the First City Tower Loan Combination), respectively; each such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of such promissory note being prepaid and (ii) if the prepayment premium is a ‘‘yield maintenance’’ or ‘‘spread maintenance’’ premium, by separately computing the prepayment premium for such promissory note based on its interest rate and the portion of applicable principal balance being prepaid;

Sixth, to the extent default interest and late payment charges paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, pro rata, to the First City Tower Loan Holder and the First City Tower B Loan Holder based on their respective pro rata portions of the First City Tower Loan Combination;

Seventh, to the First City Tower B Loan Holder, up to the aggregate amount of all cure payments made by the First City Tower B Loan Holder in connection with its exercise of cure rights; and

Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses First through Seventh, such amount will be paid to the First City Tower Loan Holder and the First City Tower B Loan Holder (based on their respective initial principal balances, after giving effect to any Future Advances).

Following the occurrence and during the continuance of a monetary or other material event of default with respect to the First City Tower Loan Combination (unless the First City Tower B Loan Holder has cured such default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the First City Tower Loan Combination will generally be applied in the following manner, in each case to the extent of available funds:

First, the First City Tower Loan Holder will receive accrued and unpaid interest on its principal balance at its interest rate, net of the master servicing fee and the trustee fee;

Second, the First City Tower Loan Holder will receive an amount up to its outstanding principal balance, until such principal has been paid in full;

Third, the First City Tower B Loan Holder will receive accrued and unpaid interest on its principal balance at its interest rate, net of the master servicing fee;

Fourth, the First City Tower B Loan Holder will receive an amount up to its outstanding principal balance, until such principal has been paid in full;

Fifth, (i) first, to the First City Tower Loan Holder, in an amount equal to any prepayment premium actually received in respect of the First City Tower Loan, and (ii) second, to the First City Tower B Loan in an amount equal to any prepayment premium actually received in respect of the First City Tower B Loan;

Sixth, to the extent default interest paid by the borrower is not required to be otherwise applied under the Pooling and Servicing Agreement, (i) first, to the First City Tower Loan Holder, up to an amount equal to interest at the applicable default rate, and (ii) second, to the First City Tower B Loan up to an amount equal to interest at the applicable default rate;

Seventh, to the extent late payment charges paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, (i) first, the to First City Loan Holder, until the amount of late payment charges allocable to the First City Tower Loan has been paid in full, and (ii) second, to the First City Tower B Loan Holder until the amount of late payment charges allocable to the First City Tower B Loan has been paid in full;

Eighth, to the First City Tower B Loan Holder, up to the aggregate amount of all cure payments made by the First City Tower B Loan Holder in connection with its exercise of cure rights; and

Ninth, if any excess amount is paid by the borrower and not otherwise applied in accordance with the foregoing clauses first through eighth, such amount will be paid, pro rata, to the First City Tower Loan Holder and the First City Tower B Loan Holder (based on their respective initial principal balances, after giving effect to any Future Advances).

The intercreditor agreement with respect to the First City Tower Loan Combination provides that expenses, losses and shortfalls relating to the First City Tower Loan Combination will be allocated first, to the First City Tower Loan B Holder and then, to the First City Tower Loan Holder.

Consultation and Consent.    Any decision to be made with respect to the First City Tower Loan Combination which requires the approval of the Directing Holder or otherwise requires approval by the First City Tower B Loan Holder under the related intercreditor agreement will, so long as a First City Tower Control Appraisal Event (as defined below) has not occurred, require the written consent of the First City Tower B Loan Holder, including, with respect to the following items:

•	any modification or amendment of or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or a deferral or forgiveness of interest on or principal of the First City Tower Loan Combination, a modification or waiver of any other monetary term of the First City Tower Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness (except as expressly permitted by the terms of the mortgage loan documents) or from transferring the Mortgaged Property or equity interests in the borrower;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or other enforcement action under the mortgage loan documents;

•	any proposed or actual sale of all or any portion of the Mortgaged Property or REO Property or the First City Tower Loan Combination (other than in connection with the exercise of the fair value purchase option, the termination of the trust pursuant to the Pooling and Servicing Agreement, or the purchase of the First City Tower Loan Combination by the related Mortgage Loan Seller under the Pooling and Servicing Agreement and/or the related mortgage loan purchase agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the First City Tower Loan Combination that would result in a discounted pay-off;

•	any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

•	any substitution or release of collateral for the First City Tower Loan Combination other than (A) where the release is not conditioned upon obtaining the consent of the lender or does not require the lender’s verification that certain specified conditions have been satisfied, (B) upon satisfaction of the First City Tower Loan Combination, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of the First City Tower Loan Combination; provided, however, there shall be no release of any environmental reserve unless the condition for which such reserve is held has been corrected;

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	any termination or consent to termination of the related property manager of the First City Tower Loan Combination;

•	any modification, waiver or consent to a modification of, a material non-monetary term of the First City Tower Loan Combination;

•	any acceptance of substitute or additional collateral for the First City Tower Loan Combination (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender under the mortgage loan documents);

•	any releases of earn-out reserves or related letters of credit with respect to the Mortgaged Property (other than where the release is not conditioned upon obtaining the consent of the lender under the mortgage loan documents);

•	any termination or replacement, or consent to the termination or replacement, of a property manager with respect to the Mortgaged Property (other than where the action is not conditioned upon obtaining the consent of the lender under the mortgage loan documents);

•	any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents) not in compliance with the loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

•	any material reduction or material waiver of the borrower’s obligations to pay, fund or maintain reserve amounts under the mortgage loan documents;

•	any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the lender has discretion thereover;

•	any waiver of any guarantor’s obligations under any guaranty or indemnity;

•	any amendment to any single purpose entity provision of the mortgage loan documents;

•	any material alteration of the Mortgaged Property; or

•	any acceptance of an assumption agreement releasing a borrower from liability under the First City Tower Loan.

Notwithstanding the foregoing, no advice, direction, objection or failure to consent given or made by the First City Tower B Loan Holder, as contemplated by the preceding paragraph, shall require or cause the Master Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement (including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the First City Tower Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the First City Tower B Loan Holder.

Each Certificateholder agrees and acknowledges that the First City Tower B Loan Holder may take or refrain from taking actions that favor the interests of the First City Tower B Loan Holder over the Certificateholders and that the First City Tower B Loan Holder may have interests that conflict with the interests of the Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the First City Tower B Loan Holder, each Certificateholder agrees to take no action against the First City Tower B Loan Holder as a result of such a special relationship or conflict, and that the First City Tower B Loan Holder will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

A ‘‘First City Tower Control Appraisal Event’’ shall exist with respect to the First City Tower Loan Combination, if and for so long as:

•	(1) the outstanding principal balance of the First City Tower B Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the First City Tower B Loan, (y) any Appraisal Reductions allocated to the First City Tower B Loan and (z) any losses realized with respect to the Mortgaged Property or the First City Tower Loan Combination that are allocated to the First City Tower B Loan, plus (3) the amount of any cash collateral or letter of credit posted by First City Tower B Loan Holder, is less than

•	25% of the excess of (1) its initial principal balance of the First City Tower B Loan, as increased by the initial principal amount of each Future Advance, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the First City Tower B Loan Holder.

The ‘‘First City Tower Controlling Holder’’ as of any date of determination, means (i) the First City Tower B Loan Holder; or (ii) if a First City Tower Control Appraisal Event exists, or if the First City Tower B Loan Holder is the borrower or an affiliate thereof, the Controlling Class Representative. The First City Tower Loan Holder Controlling Holder is currently the First City Tower B Loan Holder.

Cure Rights.    In the event that a monetary event of default exists under the First City Tower Loan Combination or in any non-monetary event of default with respect to the First City

Tower Loan Combination exists and is continuing, the First City Tower B Loan Holder will generally have the right to cure such event of default. In the event that the borrower fails to make any payment of principal or interest on the First City Tower Loan Combination, resulting in a monetary event of default, the holder of the First City Tower B Loan Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the First City Tower Loan Combination (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the holder of the First City Tower B Loan Holder exercised its cure rights. So long as the First City Tower B Loan Holder is exercising a cure right, neither the Master Servicer nor the Special Servicer will be permitted to (i) accelerate the First City Tower Loan Combination, (ii) treat such event of default as such for purposes of transferring the First City Tower Loan Combination to special servicing, or (iii) commence foreclosure proceedings.

Purchase Option.    In the event that the First City Tower Loan becomes a Specially Serviced Mortgage Loan (as to which an event of default has occurred and is continuing), the First City Tower B Loan Holder will have an option to purchase the First City Tower Loan from the trust at a price generally equal to the unpaid principal balance of the First City Tower Loan, plus accrued and unpaid interest on such balance, any other amounts due under the First City Tower Loan (other than default interest and any prepayment premiums), all related unreimbursed Advances together with accrued and unpaid interest on all Advances and fees and expenses payable or reimbursable to any servicer (but excluding any liquidation fees (unless the purchase option is exercised more than 90 days after first being exercisable) and workout fees) and any recovered costs not previously reimbursed to the First City Tower Loan Holder.

Termination of the Special Servicer.    So long as a First City Tower Control Appraisal Event has not occurred, the First City Tower B Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the First City Tower Loan Combination at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

The Fortress/Ryan's Portfolio Loan Combination

With respect to the Mortgage Loan known as the ‘‘Fortress/Ryan's Portfolio’’ loan (the ‘‘Fortress/Ryan's Portfolio Loan’’), representing approximately 1.69% of the Initial Outstanding Pool Balance and 2.05% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $64,515,000, the related Mortgaged Property also secures one other mortgage loan (the ‘‘Fortress/Ryan's Portfolio Pari Passu Loan’’, and, together with the Fortress/Ryan's Portfolio Loan, the ‘‘Fortress/Ryan's Portfolio Loan Combination’’). The Fortress/Ryan's Portfolio Pari Passu Loan is pari passu in right of payment with the Fortress/Ryan's Portfolio Loan and has a Cut-off Date Balance of $61,985,000. The Fortress/Ryan's Portfolio Loan and the Fortress/Ryan's Portfolio Pari Passu Loan have the same interest rate, maturity date and amortization term. Only the Fortress/Ryan's Portfolio Loan is included in the Trust. The Fortress/Ryan's Portfolio Pari Passu Loan is not an asset of the Trust.

The Fortress/Ryan's Portfolio Pari Passu Loans are each owned by GACC, one of the Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a Fortress/Ryan's Portfolio Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more ‘‘component’’ pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the Fortress/Ryan's Portfolio Pari Passu Loans prior to such amendments.

For the purpose of the information presented in this prospectus supplement with respect to the Fortress/Ryan's Portfolio Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Fortress/Ryan's Portfolio Loan Combination.

General.    The Fortress/Ryan's Portfolio Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Fortress/Ryan's Portfolio Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Fortress/Ryan's Portfolio Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Fortress/Ryan's Portfolio Loan and (ii) Property Advances with respect to Fortress/Ryan's Portfolio Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Fortress/Ryan's Portfolio Loan Combination.

Distributions.    The holders of the Fortress/Ryan's Portfolio Loan and the Fortress/Ryan's Portfolio Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Fortress/Ryan's Portfolio Loan Combination and provides, in general, that:

•	the Fortress/Ryan's Portfolio Loan and the Fortress/Ryan's Portfolio Pari Passu Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Fortress/Ryan's Portfolio Loan and the Fortress/Ryan's Portfolio Pari Passu Loans will be applied to the Fortress/Ryan's Portfolio Loan and the Fortress/Ryan's Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and Servicing Agreement.

Consultation and Consent.    Any decision to be made with respect to the Fortress/Ryan's Portfolio Loan Combination which requires the approval of the Directing Holder or otherwise requires approval under the related intercreditor agreement will require the approval of the Directing Holder. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the Directing Holder under the Pooling and Servicing Agreement or under the related intercreditor agreement, the Master Servicer or the Special Servicer, as applicable, is to provide the holder of the Fortress/Ryan's Portfolio Pari Passu Loan prompt notice that such a determination is to be made. The holder of the Fortress/Ryan's Portfolio Pari Passu Loan or its representative has the non-binding right to consult with the Master Servicer or Special Servicer, as applicable, with respect to any such action. Pursuant to the related intercreditor agreement, each holder of the Fortress/Ryan's Portfolio Loan and the Fortress/Ryan's Portfolio Pari Passu Loan may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the Directing Holder is required with respect to the following:

•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Fortress/Ryan's Portfolio Loan Combination, a modification or waiver of any other monetary term of the Fortress/Ryan's Portfolio Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Mortgaged Property if the Fortress/Ryan's Portfolio Loan Combination should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

•	any proposed or actual sale of the REO Property or the Fortress/Ryan's Portfolio Loan Combination (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the Fortress/Ryan's Portfolio Loan by the related mortgage loan seller under the Pooling and Servicing Agreement and/or the related Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Fortress/Ryan's Portfolio Loan Combination that would result in a discounted pay-off;

•	any action to bring the Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

•	any substitution or release of collateral or acceptance of additional collateral for the Fortress/Ryan's Portfolio Loan Combination (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any consent, waiver or approval with respect to any change in the property management at any property securing the Ryan's Portfolio Loan Combination;

•	any adoption or approval of a plan in a bankruptcy of the borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender’s approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the holders of the Fortress/Ryan's Portfolio Loan Combination, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Fortress/Ryan's Portfolio Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Fortress/Ryan's Portfolio Loan Combination.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Fortress/Ryan's Portfolio Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for each Fortress/Ryan's Portfolio Pari Passu Loan. Each option holder specified in ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ of this prospectus supplement will have an option to purchase the Fortress/Ryan's Portfolio Loan and the holder of each Fortress/Ryan's Portfolio Pari Passu Loan (or its designee) will have an option to purchase each Fortress/Ryan's Portfolio Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

Termination of Special Servicer.    Noteholders (or their designees) holding a majority of the outstanding principal balance of the Fortress/Ryan's Portfolio Loan Combination will be entitled to terminate the Special Servicer with respect to the special servicing of the Fortress/Ryan's Portfolio Loan Combination at any time, with cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a ‘‘no downgrade’’ letter from the Rating Agencies.

The Casual Male HQ Loan Combination

With respect to the Mortgage Loan known as the ‘‘Casual Male HQ’’ loan (the ‘‘Casual Male HQ Loan’’), representing in aggregate approximately 0.83% of the Initial Outstanding Pool Balance and 1.00% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Casual Male HQ B Loan’’ and, together with the related the Casual Male HQ Loan, the ‘‘Casual Male HQ Loan Combination’’) that is subordinate to the Casual Male HQ Loan. The Cut-off Date Balance of the Casual Male HQ Loan is $31,682,429 and the Cut-off Date Balance of the Casual Male HQ B Loan is $10,643,316.

The Casual Male HQ B Loan has the same maturity date and amortization term as the Casual Male HQ Loan, but an interest rate of 8.234% per annum. Only the Casual Male HQ Loan is included in the trust. The Casual Male HQ B Loan is not an asset of the trust.

The Casual Male HQ B Loan is owned by Bank of America, National Association.

For the purpose of the information presented in this prospectus supplement with respect to the Casual Male HQ Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Casual Male HQ Loan, but exclude the Casual Male HQ B Loan.

Rights of the Holder of The Casual Male HQ B Loan

General.    The Casual Male HQ Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Casual Male HQ Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Casual Male HQ Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Casual Male HQ Loan Combination, and (ii) Property Advances with respect to the Casual Male HQ Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Casual Male HQ Loan Combination.

Distributions.    The holders of the Casual Male HQ Loan and the Casual Male HQ B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Casual Male HQ Loan Combination and provides, in general, that:

•	the rights of the holder of the Casual Male HQ Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the Casual Male HQ B Loan;

•	if no Sequential Pay Event (defined below) has occurred and is continuing (or if a Sequential Pay Event has occurred but is not continuing) with respect to the Casual Male HQ Loan Combination, the borrower will make separate monthly payments of principal and interest to the holder of the Casual Male HQ Loan and the Casual Male HQ B Loan. For the Casual Male HQ Loan Combination, a ‘‘Sequential Pay Event’’ consists of any of the following events: (a) the acceleration of the Casual Male HQ Loan or the Casual Male HQ B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

•	if a Sequential Pay Event has occurred and is continuing, or if a partial or full prepayment of the Casual Male HQ Loan Combination results from the payment of insurance proceeds or condemnation awards, the holder of the Casual Male HQ B Loan will not be entitled to receive payments of principal or interest until the holder of the Casual Male HQ Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Casual Male HQ Loan Combination, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium.

Consent to Modifications.    Prior to agreeing to any of the following with respect to the Casual Male HQ Loan Combination, the Master Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the Casual Male HQ B Loan with respect to any amendment, deferral, extension, waiver or other modification of the Casual Male HQ Loan Combination which:

•	adversely affects the lien priority of the Mortgage;

•	increases the interest rate or principal amount of the Casual Male HQ Loan;

•	increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

•	decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the Casual Male HQ B Loan or forgives, waives, decreases, defers or releases all or any portion of the Casual Male HQ B Loan;

•	shortens the scheduled maturity date of the related Casual Male HQ Loan;

•	increases the term of the Casual Male HQ B Loan to a date occurring after the maturity date of the related Casual Male HQ Loan;

•	accepts a grant of any lien on or security interest in any new collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the Casual Male HQ B Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

•	cross-defaults the Casual Male HQ Loan with any other indebtedness;

•	obtains any contingent interest, additional interest or other ‘‘kicker’’ measured on the basis of the cash flow or appreciation of the Mortgaged Property;

•	releases the lien of the Mortgage as security for the Casual Male HQ B Loan except in connection with a payment in full of the Casual Male HQ Loan Combination or the release of a de minimis portion of the Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the Casual Male HQ Loan Combination;

•	spread the lien of the Mortgage to encumber additional real property unless such real property shall also secure the Casual Male HQ B Loan;

•	extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Casual Male HQ Loan when none is required under the Mortgage Loan Documents in effect at the origination of the Casual Male HQ Loan or after the current maturity date of the Casual Male HQ Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provisions in a manner materially adverse to the holder of the Casual Male HQ B Loan.

The consent of the holder of the Casual Male HQ B Loan will not be required in connection with any such modification of the Casual Male HQ Loan Combination after the expiration of such holder’s right to purchase the Casual Male HQ Loan (as described under ‘‘—Purchase Option’’ below).

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of the Casual Male HQ B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a ‘‘prohibited transaction’’ or ‘‘prohibited contribution’’ tax under the REMIC provisions of the Code. In addition, neither the Master Servicer nor the Special Servicer shall agree to any modification of the Casual Male HQ Loan Combination if such modification would constitute a ‘‘significant modification’’ of either the Casual Male HQ Loan under the Pooling and Servicing Agreement or the Casual Male HQ B Loan under any pooling and servicing agreement affecting such loan under the REMIC provisions of the Code unless such modification is permitted by such REMIC provisions.

In no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard.

Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Master Servicer and the Special Servicer, at any time, regarding the Casual Male HQ Loan Combination.

If, during the period of time during which the holder of the Casual Male HQ B Loan or its designee has the right to purchase the Casual Male HQ Loan as provided in the intercreditor agreement, the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the Casual Male HQ Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the Casual Male HQ B Loan provided that such modification would not violate the REMIC provisions of the Code.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Casual Male HQ Loan Combination, resulting in a monetary event of default, the holder of the Casual Male HQ B Loan will have the right to cure such monetary event of default, but may cure no more than three consecutive Cure Events, four Cure Events during any 12-month period or six total Cure Events during the life of the Casual Male HQ Loan Combination (of which no more than four may be with respect to a non-monetary event of default). For purposes of this paragraph a ‘‘Cure Event’’ shall mean the one-month period for which the holder of the Casual Male HQ B Loan exercised its cure rights. The holder of the Casual Male HQ B Loan may also have the right to reverse a control appraisal period by delivery to the Master Service or Special Servicer, as applicable, cash collateral or an irrevocable standby letter of credit in the amount (when added to the value of the related Mortgaged Property) necessary to stop such control appraisal period from existing, subject to certain limitations set forth in the related intercreditor agreement.

Purchase Option.    In the event that the Casual Male HQ Loan is a Specially Serviced Mortgage Loan (or as to which an event of default has occurred and is continuing), the holder of the Casual Male HQ B Loan will have an option to purchase the Casual Male HQ Loan from the Trust at a price generally equal to the unpaid principal balance of the Casual Male HQ Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Casual Male HQ Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Trust.

The Mezz Cap Loan Combinations

With respect to four Mortgage Loans, the Sabre Office Centre Loan, the Summit Park Apartments Loan, the Shoppes at Savannah Loan, and the 777 Sunrise Highway Loan (each as defined and described below, and sometimes referred to herein as a ‘‘Mezz Cap Loan’’), the related Mortgaged Property also secures one other subordinate companion loan, which is owned by CBA-Mezzanine Capital Finance, LLC (such subordinate companion loan is referred to herein as a ‘‘Mezz Cap B Loan’’, and together with the related Mezz Cap Loan, a ‘‘Mezz Cap Loan Combination’’). In connection with the origination of each Mezz Cap Loan Combination, the holder of each Mezz Cap Loan and the holder of the related Mezz Cap B Loan entered into an intercreditor agreement which sets forth their respective rights and interests.

Each of the Mezz Cap Loan Combinations is discussed below, followed by a discussion of the rights of the holders of the Mezz Cap B Loans.

The Sabre Office Centre Loan Combination

With respect to the Mortgage Loan known as the ‘‘Sabre Office Centre’’ loan (the ‘‘Sabre Office Centre Loan’’), representing in aggregate approximately 0.45% of the Initial Outstanding Pool Balance and 0.55% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Sabre Office Centre B Loan’’ and, together with the related the Sabre Office Centre Loan, the ‘‘Sabre Office Centre Loan Combination’’) that is subordinate to the Sabre Office Centre Loan. The Cut-off Date Balance of the Sabre Office Centre Loan is $17,200,000 (A Note) and the original balance of the Sabre Office Centre B Loan is $1,075,000 (B Note).

The Sabre Office Centre B Loan has the same maturity date as the Sabre Office Centre Loan, but has an initial interest-only period of 24 months followed by a 28-year amortization term and an interest rate of 12.25% per annum. Only the Sabre Office Centre Loan is included in the trust. The Sabre Office Centre B Loan is not an asset of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the Sabre Office Centre Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Sabre Office Centre Loan, but exclude the Sabre Office Centre B Loan.

The Summit Park Apartments Loan Combination

With respect to the Mortgage Loan known as the ‘‘Summit Park Apartments’’ loan (the ‘‘Summit Park Apartments Loan’’), representing in aggregate approximately 0.26% of the Initial Outstanding Pool Balance and 1.49% of the Initial Loan Group 2 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Summit Park Apartments B Loan’’ and, together with the related the Summit Park Apartments Loan, the ‘‘Summit Park Apartments Loan Combination’’) that is subordinate to the Summit Park Apartments Loan. The Cut-off Date Balance of the Summit Park Apartments Loan is $10,000,000 (A Note) and the original balance of the Summit Park Apartments B Loan is $300,000 (B Note).

The Summit Park Apartments B Loan has the same maturity date as the Summit Park Apartments Loan, but has an initial interest-only period of 36 months followed by a 27-year amortization term and an interest rate of 12.75% per annum. Only the Summit Park Apartments Loan is included in the trust. The Summit Park Apartments B Loan is not an asset of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the Summit Park Apartments Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Summit Park Apartments Loan, but exclude the Summit Park Apartments B Loan.

The Shoppes at Savannah Loan Combination

With respect to the Mortgage Loan known as the ‘‘Shoppes at Savannah’’ loan (the ‘‘Shoppes at Savannah Loan’’), representing in aggregate approximately 0.25% of the Initial Outstanding Pool Balance and 0.30% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Shoppes at Savannah B Loan’’ and, together with the related the Shoppes at Savannah Loan, the ‘‘Shoppes at Savannah Loan Combination’’) that is subordinate to the Shoppes at Savannah Loan. The Cut-off Date Balance of the Shoppes at Savannah Loan is $9,600,000 (A Note) and the original balance of the Shoppes at Savannah B Loan is $600,000 (B Note).

The Shoppes at Savannah B Loan has the same maturity date as the Shoppes at Savannah Loan, but has an initial interest-only period of 36 months followed by a 27-year amortization term and an interest rate of 12.75% per annum. Only the Shoppes at Savannah Loan is included in the trust. The Shoppes at Savannah B Loan is not an asset of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the Shoppes at Savannah Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Shoppes at Savannah Loan, but exclude the Shoppes at Savannah B Loan.

The 777 Sunrise Highway Loan Combination

With respect to the Mortgage Loan known as the ‘‘777 Sunrise Highway’’ loan (the ‘‘777 Sunrise Highway Loan’’), representing in aggregate approximately 0.11% of the Initial Outstanding Pool Balance and 0.13% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘777 Sunrise Highway B Loan’’ and, together with the related the 777 Sunrise Highway Loan, the ‘‘777 Sunrise Highway Loan Combination’’) that is subordinate to the 777 Sunrise Highway Loan. The Cut-off Date Balance of the 777 Sunrise Highway Loan is $4,200,000 (A Note) and the original balance of the 777 Sunrise Highway B Loan is $250,000 (B Note).

The 777 Sunrise Highway B Loan has the same maturity date as the 777 Sunrise Highway Loan, but has an initial interest-only period of 60 months followed by a 25-year amortization term and an interest rate of 13.25% per annum. Only the 777 Sunrise Highway Loan is included in the trust. The 777 Sunrise Highway B Loan is not an asset of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the 777 Sunrise Highway Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the 777 Sunrise Highway Loan, but exclude the 777 Sunrise Highway B Loan.

Rights of the Holders of the Mezz Cap B Loans

General.    Each Mezz Cap Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of each Mezz Cap Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on each Mezz Cap Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the related Mezz Cap Loan Combination, and (ii) Property Advances with respect to each Mezz Cap Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the related Mezz Cap Loan Combination.

Distributions.    The holders of the each Mezz Cap Loan and the related Mezz Cap B Loan have entered into an intercreditor agreement, each of which sets forth the respective rights of each of the holders of the related Mezz Cap Loan Combination and provides, in general, that:

•	the rights of the holder of each Mezz Cap Loan to receive payments of interest, principal and other amounts is senior to the rights of the holder of the related Mezz Cap B Loan;

•	if no Material Default (as defined below) has occurred and is continuing (or if a Material Default has occurred but is not continuing) with respect to the Mezz Cap Loan Combination, the borrower will make separate monthly payments of principal and interest to the holder of the Mezz Cap Loan and the Mezz Cap B Loan. For each Mezz Cap Loan Combination, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Mezz Cap Loan or the Mezz Cap B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

•	if a Material Default has occurred and is continuing, or if a partial or full prepayment of the Mezz Cap Loan Combination results from the payment of insurance proceeds or condemnation awards, the holder of the related Mezz Cap B Loan will not be entitled to receive payments of principal or interest until the holder of the Mezz Cap Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to such Mezz Cap Loan Combination, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

Consent to Modifications.    Prior to agreeing to any of the following with respect to a Mezz Cap Loan Combination, the Master Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the related Mezz Cap B Loan with respect to any amendment, deferral, extension, waiver or other modification of such Mezz Cap Loan Combination which:

•	adversely affects the lien priority of the Mortgage;

•	increases the interest rate or principal amount of the Mezz Cap Loan;

•	increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

•	decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the related Mezz Cap B Loan or forgives, waives, decreases, defers or releases all or any portion of the related Mezz Cap B Loan;

•	shortens the scheduled maturity date of the related Mezz Cap Loan;

•	increases the term of the Mezz Cap B Loan to a date occurring after the maturity date of the related Mezz Cap Loan;

•	accepts a grant of any lien on or security interest in any new collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the related Mezz Cap B Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

•	cross-defaults the Mezz Cap Loan with any other indebtedness;

•	obtains any contingent interest, additional interest or other ‘‘kicker’’ measured on the basis of the cash flow or appreciation of the Mortgaged Property;

•	releases the lien of the Mortgage as security for the Mezz Cap B Loan except in connection with a payment in full of the Mezz Cap Loan Combination or the release of a de minimis portion of the Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the Mezz Cap Loan Combination;

•	spreads the lien of the Mortgage to encumber additional real property unless such real property shall also secure the Mezz Cap B Loan; and

•	extends the period during which voluntary prepayments are prohibited or imposes any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Mezz Cap Loan when none is required under the Mortgage Loan Documents in effect at the origination of the Mezz Cap Loan Combination or after the current maturity date of the Mezz Cap Loan or increases the amount of such prepayment fee, premium or yield maintenance charge or otherwise modifies any prepayment or defeasance provisions in a manner materially adverse to the holder of the Mezz Cap B Loan.

The consent of the holder of a Mezz Cap B Loan will not be required in connection with any such modification of the Mezz Cap Loan Combination after the expiration of such holder’s right to purchase the Mezz Cap Loan (as described under ‘‘—Purchase Option’’ below).

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of a Mezz Cap B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a ‘‘prohibited transaction’’ or ‘‘prohibited contribution’’ tax under the REMIC provisions of the Internal Revenue Code. In addition, neither the Master Servicer nor the Special Servicer shall agree to any modification of a Mezz Cap Loan Combination if such modification would constitute a ‘‘significant modification’’ of either the related Mezz Cap Loan under the Pooling and Servicing Agreement or the related Mezz Cap B Loan under any pooling and servicing agreement affecting such loan under the REMIC provisions of the Internal Revenue Code unless such modification is permitted by such REMIC provisions.

In no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard.

Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Master Servicer and the Special Servicer, at any time, regarding each Mezz Cap Loan Combination.

If, during the period of time during which the holder of a Mezz Cap B Loan or its designee has the right to purchase the related Mezz Cap Loan as provided in the related intercreditor agreement, the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the related Mezz Cap Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the related Mezz Cap B Loan, provided that such modification would not violate the REMIC Provisions.

Cure Rights.    The holder of a Mezz Cap B Loan does not have any rights to cure any defaults with respect to the related Mezz Cap Loan Combination.

Purchase Option.    Upon the occurrence of any one of certain defaults that are set forth in the intercreditor agreement (which generally includes (i) any payment of principal or interest under a Mezz Cap Loan Combination is 90 or more days delinquent, (ii) the principal balance of either a Mezz Cap Loan or the related Mezz Cap B Loan is not paid at maturity or (iii) a Material Default occurs), the holder of such Mezz Cap B Loan will have the right to purchase the related Mezz Cap Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the Mezz Cap Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed Advances made by the Master Servicer, the Special Servicer or the Trustee with respect to the related Mezz Cap Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the Mezz Cap Loan by the Master Servicer or Special Servicer, (e) any unreimbursed interest on any principal and interest advances made by the Master Servicer or the Trustee with respect to the Mezz Cap Loan, (f) master servicing fees, special servicing fees and trustee’s fees payable under the Pooling and Servicing Agreement prior to the date of repurchase (excluding any ‘‘success fees’’ or similar fees or termination compensation) and (g) out of pocket expenses incurred by the Master Servicer, the Special Servicer or the Trustee with respect to the Mezz Cap Loan Combination together with advance interest thereon. The right of the holders of each Mezz Cap B Loan to purchase the related Mezz Cap Loan is subject to the holder of such Mezz Cap B Loan giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the related Mezz Cap Loan of notice of such right.

ARD Loans

One mortgage loan (the ‘‘ARD Loan’’), representing 0.08% of the outstanding pool balance and 0.10% of the Initial Loan Group 1 Balance, as of the Cut-off Date, provides that if, after a certain date (an ‘‘Anticipated Repayment Date’’), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). With respect to the Mortgage Loan known as the ‘‘PETsMART Store’’ loan, the Anticipated Repayment Date is 84 months following the related first payment date. The Revised Rate for the ‘‘PETsMART Store’’ loan is equal to 2.0% plus the Initial Rate. After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that the borrower will prepay the related ARD Loan on its Anticipated Repayment Date.

Additional Loan Information

General.    The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern

California properties have a zip code less than or equal to 93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (‘‘GAAP’’) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

Definitions.    For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

(1)	‘‘Annual Debt Service’’ generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

(2)	‘‘Appraised Value’’ means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

The mortgage loans in which an ‘‘as stabilized’’ appraised value was used to calculate the related loan-to-value ratio are identified in ‘‘Annex A-1’’ and the related footnotes.

(3)	‘‘Balloon Balance’’ means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

(4)	‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV,’’ ‘‘Cut-off Date LTV Ratio,’’ ‘‘Current LTV,’’ or ‘‘LTV’’ means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of certain Mortgage Loans listed in the chart in Footnote 6 to Annex A-1 have been reduced by the holdback reserve amounts or amounts available under letters of credit.

The mortgage loans in which an ‘‘as stabilized’’ appraised value was used to calculate the related loan-to-value ratio, are identified in ‘‘Annex A-1’’ and in Footnote 10.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

(5)	‘‘GLA’’ means gross leasable area.

(6)	‘‘LTV Ratio at Maturity’’ means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by (b) the Appraised Value of the related Mortgaged Property.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of certain of the Mortgage Loans listed in the chart in Footnote 6 to Annex A-1 have, been reduced by holdback reserve amounts or amounts available under letters of credit.

In the case of each Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan included in the Trust and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

(7)	‘‘Mortgage Rate’’ or ‘‘Interest Rate’’ means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

(8)	‘‘NRA’’ means net rentable area.

(9)	‘‘Occupancy Rate’’ means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the ‘‘Occupancy As-of Date’’). The Occupancy Rate may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy Rate presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower and space subject to build out or other construction or renovation. Information on Annex A-1 to this prospectus supplement concerning the ‘‘Largest Tenant’’ is presented as of the same date as of which the Occupancy Rate is specified.

(10)	‘‘Servicing Fee Rate’’ for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

(11)	‘‘Square Feet’’ or ‘‘Sq. Ft.’’ means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(12)	‘‘Term to Maturity’’ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(13)	‘‘Underwritten Net Cash Flow,’’ ‘‘Underwritten NCF’’ or ‘‘UW NCF,’’ with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage

Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of ‘‘free rent’’ periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(14)	‘‘Net Operating Income,’’ or ‘‘NOI,’’ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the ‘‘NOI Date’’ specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(15)	‘‘Units,’’ ‘‘Rooms’’ or ‘‘Pads’’ means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

(16)	‘‘UW NCF DSCR,’’ ‘‘Underwritten NCF DSCR,’’ ‘‘Debt Service Coverage Ratio’’ or ‘‘DSCR’’ means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the Mortgage Loans listed in the chart in Footnote 6 to Annex A-1 have been reduced by holdback reserve amounts or amounts available under letters of credit.

In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan, and any related Pari Passu Companion Loans taken in the aggregate, and excluding any related B Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. In addition, with respect to any Mortgage Loan secured by the borrower’s interest in a building that is comprised of residential cooperative apartments, the rental rates used in calculating debt service reflect the market rents as determined by the respective appraiser. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(17)	‘‘UW Revenue’’ means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

Range of Cut-off Date Balances—All Mortgage Loans

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,347,736 - 2,999,999	11	$23,777,070	0.62%	6.116%	117	1.43x	63.58%	55.82%
3,000,000 - 3,999,999	10	34,931,719	0.91	5.979%	115	1.32x	66.64%	60.59%
4,000,000 - 5,999,999	26	125,440,348	3.28	5.988%	116	1.36x	67.77%	60.01%
6,000,000 - 6,999,999	12	76,246,326	1.99	5.921%	120	1.28x	72.60%	63.36%
7,000,000 - 9,999,999	26	220,824,692	5.78	5.857%	113	1.31x	70.92%	64.33%
10,000,000 - 24,999,999	44	656,793,657	17.18	5.931%	106	1.35x	70.23%	65.53%
25,000,000 - 49,999,999	31	997,557,429	26.10	5.874%	107	1.31x	72.53%	68.28%
50,000,000 - 149,999,999	13	951,492,777	24.89	6.000%	100	1.58x	65.43%	62.70%
150,000,000 - 345,000,000	3	735,000,000	19.23	5.759%	108	1.37x	78.44%	78.44%
Total/Weighted Average	176	$3,822,064,017	100.00%	5.899%	106	1.40x	71.15%	67.63%

Range of Cut-off Date Balances—Loan Group 1

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,347,736 - 2,999,999	9	$18,777,070	0.60%	6.153%	116	1.39x	64.53%	56.09%
3,000,000 - 3,999,999	7	23,891,500	0.76	5.893%	114	1.34x	66.12%	60.74%
4,000,000 - 5,999,999	23	110,540,348	3.51	6.016%	116	1.38x	66.92%	58.93%
6,000,000 - 6,999,999	10	63,446,326	2.01	5.932%	120	1.29x	72.25%	62.40%
7,000,000 - 9,999,999	18	154,424,692	4.90	5.861%	113	1.37x	71.26%	63.68%
10,000,000 - 24,999,999	27	407,978,535	12.94	5.941%	112	1.36x	69.38%	63.39%
25,000,000 - 49,999,999	23	752,032,429	23.85	5.858%	103	1.34x	71.90%	67.67%
50,000,000 - 149,999,999	12	886,692,777	28.12	5.998%	103	1.61x	64.37%	61.44%
150,000,000 - 345,000,000	3	735,000,000	23.31	5.759%	108	1.37x	78.44%	78.44%
Total/Weighted Average	132	$3,152,783,677	100.00%	5.894%	107	1.43x	70.69%	67.14%

Range of Cut-off Date Balances—Loan Group 2

				Weighted Averages
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
2,500,000 - 2,999,999	2	$5,000,000	0.75%	5.975%	120	1.58x	60.01%	54.80%
3,000,000 - 3,999,999	3	11,040,219	1.65	6.165%	117	1.26	67.77%	60.27%
4,000,000 - 6,999,999	5	27,700,000	4.14	5.823%	120	1.22	74.23%	68.06%
7,000,000 - 9,999,999	8	66,400,000	9.92	5.846%	113	1.17	70.12%	65.83%
10,000,000 - 14,999,999	10	123,353,812	18.43	5.955%	94	1.29	69.91%	66.04%
15,000,000 - 29,999,999	11	234,236,310	35.00	5.948%	108	1.30	74.41%	70.27%
30,000,000 - 64,800,000	5	201,550,000	30.11	5.900%	100	1.18	75.60%	74.31%
Total/Weighted Average	44	$669,280,340	100.00%	5.923%	104	1.24x	73.29%	69.90%

Type of Mortgaged Properties—All Mortgage Loans

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	170	$1,084,698,809	28.38%	8,959,356	$121.07	5.815%	113	95.44%	1.46x	70.86%	68.22%
Anchored	30	908,401,809	23.77	7,273,625	$124.89	5.800%	112	94.59%	1.39x	72.82%	70.87%
Unanchored	9	106,932,000	2.80	332,174	$321.92	5.790%	120	99.66%	1.14x	75.74%	68.73%
Restaurant	131	69,365,000	1.81	1,353,557	$51.25	6.044%	119	100.00%	2.84x	37.66%	32.76%
Office	32	834,688,753	21.84	5,794,770	$144.04	5.876%	102	92.39%	1.40x	71.96%	69.18%
Multifamily	63	794,604,656	20.79	10,666	$74,498.84	5.909%	108	95.19%	1.25x	73.33%	69.85%
Hotel	25	418,122,033	10.94	4,483	$93,268.35	6.092%	107	72.96%	1.54x	66.35%	58.78%
Self Storage	81	295,204,000	7.72	5,506,573	$53.61	5.827%	106	74.13%	1.49x	73.45%	71.54%
Manufactured Housing	30	206,586,032	5.41	9,704	$21,288.75	6.293%	76	93.13%	1.25x	70.36%	67.61%
Industrial	23	172,323,263	4.51	3,747,973	$45.98	5.670%	108	97.75%	1.38x	67.76%	62.22%
Mixed Use	2	12,636,471	0.33	142,947	$88.40	6.079%	110	96.11%	1.25x	70.74%	51.27%
Land	1	3,200,000	0.08	13,500	$237.04	5.740%	120	100.00%	1.09x	64.65%	60.27%
Total/Weighted Average	427	$3,822,064,017	100.00%			5.899%	106	90.60%	1.40x	71.15%	67.63%

Type of Mortgaged Properties—Loan Group 1

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Number of Units or NRA	Cut-off Date Balance perc # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	170	$1,084,698,809	34.40%	8,959,356	$121.07	5.815%	113	95.44%	1.46x	70.86%	68.22%
Anchored	30	908,401,809	28.81	7,273,625	$124.89	5.800%	112	94.59%	1.39x	72.82%	70.87%
Unanchored	9	106,932,000	3.39	332,174	$321.92	5.790%	120	99.66%	1.14x	75.74%	68.73%
Restaurant	131	69,365,000	2.20	1,353,557	$51.25	6.044%	119	100.00%	2.84x	37.66%	32.76%
Office	32	834,688,753	26.47	5,794,770	$144.04	5.876%	102	92.39%	1.40x	71.96%	69.18%
Hotel	25	418,122,033	13.26	4,483	$93,268.35	6.092%	107	72.96%	1.54x	66.35%	58.78%
Self Storage	81	295,204,000	9.36	5,506,573	$53.61	5.827%	106	74.13%	1.49x	73.45%	71.54%
Multifamily	15	192,003,927	6.09	1,430	$134,268.48	5.850%	119	94.94%	1.27x	72.63%	69.36%
Manufactured Housing	22	139,906,420	4.44	7,817	$17,897.71	6.491%	60	94.51%	1.25x	70.09%	66.99%
Industrial	23	172,323,263	5.47	3,747,973	$45.98	5.670%	108	97.75%	1.38x	67.76%	62.22%
Mixed Use	2	12,636,471	0.40	142,947	$88.40	6.079%	110	96.11%	1.25x	70.74%	51.27%
Land	1	3,200,000	0.10	13,500	$237.04	5.740%	120	100.00%	1.09x	64.65%	60.27%
Total/Weighted Average	371	$3,152,783,677	100.00%			5.894%	107	89.71%	1.43x	70.69%	67.14%

Type of Mortgaged Properties—Loan Group 2

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	48	$602,600,729	90.04%	9,236	$65,244.77	5.928%	104	95.34%	1.24x	73.55%	70.01%
Manufactured Housing	8	66,679,612	9.96	1,887	$35,336.31	5.877%	109	90.24%	1.24x	70.92%	68.89%
Total/Weighted Average	56	$669,280,340	100.00%	11,123		5.923%	104	94.83%	1.24x	73.29%	69.90%

Mortgaged Properties by State and/or Location—All Mortgage Loans

				Weighted Averages
Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Texas	28	$505,648,753	13.23%	5.945%	97	1.55x	68.49%	66.22%
Minnesota	14	414,874,677	10.85	5.779%	120	1.49x	73.62%	72.83%
New York	41	403,361,000	10.55	5.870%	105	1.20x	72.41%	68.66%
California	32	347,593,388	9.09	5.876%	115	1.36x	69.58%	64.99%
Southern	18	119,782,041	3.13	6.044%	113	1.31x	68.02%	61.63%
Northern	14	227,811,347	5.96	5.788%	116	1.38x	70.39%	66.75%
Florida	23	291,617,866	7.63	5.892%	92	1.25x	75.16%	72.98%
Nevada	8	160,950,000	4.21	5.799%	119	1.16x	71.21%	68.20%
Massachusetts	12	120,520,995	3.15	5.622%	117	1.48x	71.40%	67.94%
Hawaii	3	107,789,849	2.82	5.693%	61	1.33x	66.45%	64.60%
New Jersey	20	98,149,000	2.57	6.224%	75	1.24x	71.96%	68.30%
Virginia	5	93,231,508	2.44	6.073%	120	1.29x	74.63%	68.46%
Georgia	21	93,155,330	2.44	5.921%	112	1.53x	74.98%	70.60%
Arizona	3	92,880,000	2.43	5.743%	110	1.68x	64.04%	63.49%
Arkansas	9	91,999,363	2.41	6.215%	118	1.39x	71.89%	64.93%
Illinois	7	84,449,409	2.21	5.872%	119	1.36x	71.66%	64.85%
Michigan	26	82,251,243	2.15	5.658%	120	1.32x	82.04%	81.43%
Oregon	3	81,148,310	2.12	5.735%	120	1.46x	72.67%	67.30%
Indiana	12	71,146,750	1.86	5.895%	115	1.46x	71.14%	65.73%
Maryland	6	70,232,040	1.84	5.909%	95	1.50x	65.18%	59.95%
Connecticut	6	65,307,736	1.71	5.945%	97	1.22x	76.73%	74.55%
Washington	9	62,185,845	1.63	5.930%	108	1.49x	68.19%	61.70%
Oklahoma	3	60,925,000	1.59	6.073%	118	1.23x	75.80%	67.51%
District of Columbia	1	51,000,000	1.33	5.760%	120	1.23x	80.70%	80.70%
Ohio	12	42,228,599	1.10	6.095%	87	1.38x	72.43%	69.83%
Kansas	5	36,629,161	0.96	6.223%	117	1.39x	65.47%	57.76%
Mississippi	6	36,328,972	0.95	6.155%	118	1.40x	68.51%	60.94%
Pennsylvania	10	35,448,139	0.93	5.884%	100	1.72x	62.31%	57.11%
Colorado	3	32,500,000	0.85	6.370%	58	1.43x	67.15%	64.03%
Louisiana	7	28,882,373	0.76	5.950%	106	1.49x	66.28%	59.07%
Maine	2	21,823,000	0.57	6.380%	58	1.25x	71.53%	69.11%
Missouri	9	21,214,336	0.56	6.115%	119	1.46x	66.26%	57.02%
South Carolina	25	21,200,630	0.55	6.112%	119	2.44x	48.62%	39.28%
Delaware	4	20,925,000	0.55	5.818%	120	1.21x	73.98%	67.52%
North Carolina	10	17,301,435	0.45	6.324%	101	1.66x	63.94%	55.49%
New Hampshire	1	10,875,000	0.28	6.580%	57	1.25x	69.25%	66.17%
Utah	1	10,000,000	0.26	5.610%	120	1.85x	66.23%	50.61%
Tennessee	13	8,623,745	0.23	5.904%	119	2.48x	45.60%	40.64%
Wisconsin	1	8,000,000	0.21	6.580%	57	1.25x	69.25%	66.17%
Alabama	12	6,139,601	0.16	6.005%	119	2.88x	36.44%	32.29%
Iowa	2	3,450,000	0.09	5.960%	117	1.25x	73.40%	66.28%
Rhode Island	1	3,214,812	0.08	5.647%	120	1.33x	82.69%	82.69%
Kentucky	5	2,830,448	0.07	6.005%	119	2.88x	36.44%	32.29%
West Virginia	5	2,232,372	0.06	6.005%	119	2.88x	36.44%	32.29%
New Mexico	1	1,798,334	0.05	6.380%	119	1.23x	71.93%	61.74%
Total/Weighted Average	427	$3,822,064,017	100.00%	5.899%	106	1.40x	71.15%	67.63%

Mortgaged Properties by State and/or Location—Loan Group 1

				Weighted Averages
Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Texas	23	$467,979,494	14.84%	5.951%	95	1.57x	68.19%	66.36%
Minnesota	14	414,874,677	13.16	5.779%	120	1.49x	73.62%	72.83%
New York	27	337,861,000	10.72	5.873%	107	1.21x	73.48%	69.08%
California	27	297,703,009	9.44	5.872%	115	1.36x	70.38%	65.66%
Southern	15	97,831,823	3.10	6.049%	112	1.33x	68.38%	61.35%
Northern	12	199,871,187	6.34	5.786%	116	1.37x	71.36%	67.76%
Florida	15	126,517,866	4.01	5.928%	110	1.33x	73.08%	68.36%
Nevada	7	122,950,000	3.90	5.826%	119	1.15x	69.87%	65.93%
Massachusetts	11	113,320,995	3.59	5.604%	117	1.51x	71.02%	67.91%
Hawaii	3	107,789,849	3.42	5.693%	61	1.33x	66.45%	64.60%
New Jersey	20	98,149,000	3.11	6.224%	75	1.24x	71.96%	68.30%
Virginia	5	93,231,508	2.96	6.073%	120	1.29x	74.63%	68.46%
Michigan	26	82,251,243	2.61	5.658%	120	1.32x	82.04%	81.43%
Arizona	2	79,280,000	2.51	5.651%	118	1.77x	61.30%	60.66%
Indiana	12	71,146,750	2.26	5.895%	115	1.46x	71.14%	65.73%
Illinois	6	67,874,409	2.15	5.881%	119	1.32x	70.84%	62.38%
Arkansas	8	65,999,363	2.09	6.244%	118	1.43x	68.88%	62.67%
Oregon	2	65,000,000	2.06	5.710%	120	1.47x	73.72%	67.03%
Connecticut	4	51,407,736	1.63	5.967%	91	1.22x	78.40%	77.05%
District of Columbia	1	51,000,000	1.62	5.760%	120	1.23x	80.70%	80.70%
Washington	6	44,366,452	1.41	5.870%	119	1.55x	69.69%	62.59%
Maryland	5	43,032,040	1.36	5.973%	79	1.81x	60.89%	54.73%
Ohio	12	42,228,599	1.34	6.095%	87	1.38x	72.43%	69.83%
Georgia	17	37,477,330	1.19	5.942%	102	1.66x	69.54%	65.84%
Pennsylvania	10	35,448,139	1.12	5.884%	100	1.72x	62.31%	57.11%
Colorado	3	32,500,000	1.03	6.370%	58	1.43x	67.15%	64.03%
Louisiana	7	28,882,373	0.92	5.950%	106	1.49x	66.28%	59.07%
Maine	2	21,823,000	0.69	6.380%	58	1.25x	71.53%	69.11%
Missouri	9	21,214,336	0.67	6.115%	119	1.46x	66.26%	57.02%
South Carolina	25	21,200,630	0.67	6.112%	119	2.44x	48.62%	39.28%
Kansas	4	19,529,161	0.62	6.318%	118	1.47x	68.17%	57.97%
North Carolina	10	17,301,435	0.55	6.324%	101	1.66x	63.94%	55.49%
Delaware	2	11,125,000	0.35	5.805%	120	1.19x	72.20%	64.99%
New Hampshire	1	10,875,000	0.34	6.580%	57	1.25x	69.25%	66.17%
Utah	1	10,000,000	0.32	5.610%	120	1.85x	66.23%	50.61%
Tennessee	13	8,623,745	0.27	5.904%	119	2.48x	45.60%	40.64%
Wisconsin	1	8,000,000	0.25	6.580%	57	1.25x	69.25%	66.17%
Alabama	12	6,139,601	0.19	6.005%	119	2.88x	36.44%	32.29%
Oklahoma	1	5,350,000	0.17	5.900%	120	1.21x	76.43%	70.21%
Mississippi	5	3,253,972	0.10	6.005%	119	2.88x	36.44%	32.29%
Rhode Island	1	3,214,812	0.10	5.647%	120	1.33x	82.69%	82.69%
Kentucky	5	2,830,448	0.09	6.005%	119	2.88x	36.44%	32.29%
West Virginia	5	2,232,372	0.07	6.005%	119	2.88x	36.44%	32.29%
New Mexico	1	1,798,334	0.06	6.380%	119	1.23x	71.93%	61.74%
Total/Weighted Average	371	$3,152,783,677	100.00%	5.894%	107	1.43x	70.69%	67.14%

Mortgaged Properties by State and/or Location—Loan Group 2

				Weighted Averages
Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Florida	8	$165,100,000	24.67%	5.865%	79	1.18x	76.75%	76.52%
New York	14	65,500,000	9.79	5.856%	99	1.17x	66.89%	66.50%
Georgia	4	55,678,000	8.32	5.907%	119	1.44x	78.65%	73.81%
Oklahoma	2	55,575,000	8.30	6.090%	118	1.24x	75.74%	67.25%
California	5	49,890,379	7.45	5.900%	116	1.34x	64.79%	61.02%
Southern	3	21,950,219	3.28	6.023%	118	1.26x	66.42%	62.89%
Northern	2	27,940,160	4.17	5.802%	114	1.41x	63.51%	59.54%
Nevada	1	38,000,000	5.68	5.714%	119	1.19x	75.55%	75.55%
Texas	5	37,669,259	5.63	5.868%	118	1.24x	72.30%	64.45%
Mississippi	1	33,075,000	4.94	6.170%	118	1.25x	71.67%	63.76%
Maryland	1	27,200,000	4.06	5.808%	120	1.01x	71.96%	68.22%
Arkansas	1	26,000,000	3.88	6.140%	118	1.27x	79.51%	70.68%
Washington	3	17,819,393	2.66	6.080%	79	1.36x	64.46%	59.49%
Kansas	1	17,100,000	2.55	6.115%	115	1.31x	62.39%	57.52%
Illinois	1	16,575,000	2.48	5.835%	119	1.52x	75.00%	75.00%
Oregon	1	16,148,310	2.41	5.835%	119	1.43x	68.43%	68.43%
Connecticut	2	13,900,000	2.08	5.863%	120	1.23x	70.56%	65.30%
Arizona	1	13,600,000	2.03	6.280%	59	1.19x	80.00%	80.00%
Delaware	2	9,800,000	1.46	5.832%	120	1.24x	76.00%	70.38%
Massachusetts	1	7,200,000	1.08	5.910%	120	1.06x	77.42%	68.47%
Iowa	2	3,450,000	0.52	5.960%	117	1.25x	73.40%	66.28%
Total/Weighted Average	56	$669,280,340	100.00%	5.923%	104	1.24x	73.29%	69.90%

Range of Debt Service Coverage Ratios as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.00x – 1.19x	30	$611,960,000	16.01%	5.857%	100	1.11	x	76.21%	73.21%
1.20x – 1.29x	73	1,117,029,157	29.23	5.974%	103	1.23	x	72.67%	67.59%
1.30x – 1.39x	29	923,073,444	24.15	5.905%	108	1.34	x	75.00%	72.21%
1.40x – 1.49x	13	517,661,182	13.54	5.848%	114	1.43	x	73.70%	71.87%
1.50x – 1.74x	15	186,614,087	4.88	5.784%	119	1.59	x	66.92%	62.74%
1.75x – 1.99x	8	180,400,000	4.72	5.716%	108	1.87	x	60.17%	55.41%
2.00x – 2.49x	7	220,811,148	5.78	5.954%	97	2.20	x	49.99%	47.65%
2.50x – 2.88x	1	64,515,000	1.69	6.005%	119	2.88	x	36.44%	32.29%
Total/Weighted Average	176	$3,822,064,017	100.00%	5.899%	106	1.40	x	71.15%	67.63%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.00x – 1.19x	19	$388,660,000	12.33%	5.846%	102	1.09	x	76.52%	72.58%
1.20x – 1.29x	52	814,949,545	25.85	5.962%	102	1.23	x	72.40%	67.40%
1.30x – 1.39x	23	862,164,185	27.35	5.902%	109	1.34	x	75.64%	72.91%
1.40x – 1.49x	11	486,872,872	15.44	5.848%	114	1.43	x	73.65%	71.98%
1.50x – 1.74x	12	136,910,927	4.34	5.829%	119	1.59	x	65.16%	59.46%
1.75x – 1.99x	7	177,900,000	5.64	5.713%	108	1.87	x	60.41%	55.68%
2.00x – 2.49x	7	220,811,148	7.00	5.954%	97	2.20	x	49.99%	47.65%
2.50x – 2.88x	1	64,515,000	2.05	6.005%	119	2.88	x	36.44%	32.29%
Total/Weighted Average	132	$3,152,783,677	100.00%	5.894%	107	1.43	x	70.69%	67.14%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.01x – 1.19x	11	$223,300,000	33.36%	5.874%	97	1.13	x	75.68%	74.30%
1.20x – 1.29x	21	302,079,612	45.13	6.005%	107	1.23	x	73.39%	68.13%
1.30x – 1.49x	8	91,697,569	13.70	5.913%	106	1.36	x	68.79%	64.89%
1.50x – 1.86x	4	52,203,160	7.80	5.677%	117	1.61	x	70.41%	70.10%
Total/Weighted Average	44	$669,280,340	100.00%	5.923%	104	1.24	x	73.29%	69.90%

Range of LTV Ratios as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
36.44% – 50.00%	6	$178,456,338	4.67%	6.070%	114	2.45	x	41.31%	39.41%
50.01% – 60.00%	25	396,191,148	10.37	5.817%	103	1.80	x	56.58%	52.60%
60.01% – 70.00%	38	686,738,587	17.97	6.070%	98	1.33	x	66.52%	61.18%
70.01% – 75.00%	54	780,546,506	20.42	5.906%	112	1.27	x	72.30%	66.66%
75.01% – 80.00%	46	1,447,491,438	37.87	5.850%	107	1.29	x	77.93%	75.67%
80.01% – 83.33%	7	332,640,000	8.70	5.750%	105	1.23	x	81.82%	81.20%
Total/Weighted Average	176	$3,822,064,017	100.00%	5.899%	106	1.40	x	71.15%	67.63%

Range of LTV Ratios as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
36.44% – 50.00%	4	$165,956,338	5.26%	6.065%	117	2.54	x	40.82%	38.88%
50.01% – 60.00%	23	379,091,148	12.02	5.809%	102	1.83	x	56.59%	52.49%
60.01% – 70.00%	30	596,111,247	18.91	6.089%	97	1.33	x	66.72%	61.24%
70.01% – 75.00%	38	521,146,506	16.53	5.928%	112	1.30	x	72.20%	65.41%
75.01% – 80.00%	31	1,172,478,438	37.19	5.824%	110	1.31	x	77.80%	75.72%
80.01% – 83.33%	6	318,000,000	10.09	5.745%	104	1.22	x	81.85%	81.63%
Total/Weighted Average	132	$3,152,783,677	100.00%	5.894%	107	1.43	x	70.69%	67.14%

Range of LTV Ratios as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
43.10% – 60.00%	4	$29,600,000	4.42%	6.054%	98	1.28	x	52.86%	51.44%
60.01% – 70.00%	8	90,627,340	13.54	5.942%	109	1.35	x	65.26%	60.78%
70.01% – 75.00%	16	259,400,000	38.76	5.863%	112	1.22	x	72.51%	69.16%
75.01% – 77.50%	5	73,288,000	10.95	5.767%	114	1.30	x	75.96%	74.42%
77.51% – 81.33%	11	216,365,000	32.33	6.023%	91	1.21	x	79.48%	75.58%
Total/Weighted Average	44	$669,280,340	100.00%	5.923%	104	1.24	x	73.29%	69.90%

Range of LTV Ratios as of the Maturity Dates—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
32.29% – 40.00%	6	$85,656,338	2.24%	5.975%	119	2.63	x	40.09%	33.58%
40.01% – 50.00%	11	202,900,997	5.31	5.887%	113	2.00	x	49.69%	45.20%
50.01% – 60.00%	40	659,971,096	17.27	6.010%	110	1.56	x	61.95%	56.19%
60.01% – 70.00%	66	985,954,382	25.80	5.967%	101	1.27	x	71.00%	65.62%
70.01% – 75.00%	31	593,235,427	15.52	5.864%	116	1.24	x	77.01%	72.31%
75.01% – 80.00%	17	1,012,345,777	26.49	5.832%	100	1.32	x	77.76%	77.67%
80.01% – 83.33%	5	282,000,000	7.38	5.704%	110	1.25	x	81.97%	81.97%
Total/Weighted Average	176	$3,822,064,017	100.00%	5.899%	106	1.40	x	71.15%	67.63%

Range of LTV Ratios as of the Maturity Dates—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
32.29% – 40.00%	5	$83,156,338	2.64%	5.975%	119	2.65	x	40.00%	33.49%
40.01% – 50.00%	9	185,400,997	5.88	5.871%	115	2.08	x	49.63%	44.85%
50.01% – 60.00%	34	602,111,618	19.10	6.000%	109	1.59	x	61.83%	56.11%
60.01% – 70.00%	51	795,661,519	25.24	5.986%	98	1.28	x	70.93%	65.55%
70.01% – 75.00%	17	359,495,427	11.40	5.834%	120	1.22	x	77.71%	72.30%
75.01% – 80.00%	11	844,957,777	26.80	5.819%	103	1.34	x	77.68%	77.56%
80.01% – 83.33%	5	282,000,000	8.94	5.704%	110	1.25	x	81.97%	81.97%
Total/Weighted Average	132	$3,152,783,677	100.00%	5.894%	107	1.43	x	70.69%	67.14%

Range of LTV Ratios as of the Maturity Dates—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
36.53% – 50.00%	3	$20,000,000	2.99%	6.050%	90	1.25	x	49.43%	47.33%
50.01% – 60.00%	6	57,859,478	8.65	6.120%	117	1.29	x	63.15%	56.99%
60.01% – 70.00%	15	190,292,863	28.43	5.890%	115	1.24	x	71.31%	65.90%
70.01% – 80.00%	20	401,128,000	59.93	5.905%	98	1.24	x	76.88%	74.78%
Total/Weighted Average	44	$669,280,340	100.00%	5.923%	104	1.24	x	73.29%	69.90%

Range of Mortgage Rates as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.089% – 5.499%	2	$46,422,589	1.21%	5.163%	110	1.88	x	57.98%	52.48%
5.500% – 5.749%	36	934,396,558	24.45	5.653%	114	1.38	x	72.21%	68.83%
5.750% – 5.999%	74	1,613,657,030	42.22	5.829%	109	1.31	x	74.96%	72.26%
6.000% – 6.249%	40	811,262,298	21.23	6.100%	100	1.59	x	64.58%	60.55%
6.250% – 7.000%	24	416,325,543	10.89	6.415%	89	1.34	x	68.25%	62.44%
Total/Weighted Average	176	$3,822,064,017	100.00%	5.899%	106	1.40	x	71.15%	67.63%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.089% – 5.499%	1	$31,682,429	1.00%	5.089%	110	2.02	x	55.58%	47.52%
5.500% – 5.749%	31	837,496,558	26.56	5.645%	114	1.41	x	71.92%	68.27%
5.750% – 5.999%	51	1,344,286,461	42.64	5.832%	110	1.32	x	75.41%	72.72%
6.000% – 6.249%	28	553,542,905	17.56	6.100%	100	1.76	x	60.14%	56.53%
6.250% – 7.000%	21	385,775,324	12.24	6.422%	89	1.35	x	67.98%	62.09%
Total/Weighted Average	132	$3,152,783,677	100.00%	5.894%	107	1.43	x	70.69%	67.14%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.321% – 5.499%	1	$14,740,160	2.20%	5.321%	110	1.58	x	63.13%	63.13%
5.500% – 5.749%	5	96,900,000	14.48	5.720%	120	1.16	x	74.74%	73.63%
5.750% – 5.999%	23	269,370,569	40.25	5.816%	106	1.28	x	72.72%	69.96%
6.000% – 6.400%	15	288,269,612	43.07	6.123%	97	1.23	x	73.85%	68.92%
Total/Weighted Average	44	$669,280,340	100.00%	5.923%	104	1.24	x	73.29%	69.90%

Range of Remaining Terms to Maturity in Months—All Mortgage Loans

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
57 – 84	27	$913,119,393	23.89%	5.998%	65	1.33	x	72.99%	72.02%
85 – 119	70	1,271,699,939	33.27	5.999%	118	1.53	x	65.93%	60.70%
120 – 130	79	1,637,244,685	42.84	5.767%	120	1.34	x	74.17%	70.55%
Total/Weighted Average	176	$3,822,064,017	100.00%	5.899%	106	1.40	x	71.15%	67.63%

Range of Remaining Terms to Maturity in Months—Loan Group 1

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
57 – 84	19	$752,040,000	23.85%	6.003%	66	1.36	x	72.51%	71.45%
85 – 119	50	961,786,992	30.51	6.004%	118	1.60	x	63.73%	58.58%
120 – 130	63	1,438,956,685	45.64	5.764%	120	1.35	x	74.39%	70.62%
Total/Weighted Average	132	$3,152,783,677	100.00%	5.894%	107	1.43	x	70.69%	67.14%

Range of Remaining Terms to Maturity in Months—Loan Group 2

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
58 – 115	10	$192,919,553	28.82%	5.938%	68	1.23	x	73.18%	72.29%
116 – 120	34	476,360,788	71.18	5.918%	119	1.25	x	73.34%	68.93%
Total/Weighted Average	44	$669,280,340	100.00%	5.923%	104	1.24	x	73.29%	69.90%

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.    Each of the Mortgage Loans (other than one Mortgage Loan, representing 0.08% of the Initial Outstanding Pool Balance and 0.10% of the Loan Group 1 Balance), based on the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with anticipated repayment dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.    The Mortgage Loans provide for one or more of the following:

37 Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 7.83% of the Initial Outstanding Pool Balance, 8.37% of the Initial Loan Group 1 Balance and 5.27% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

39 Mortgage Loans, representing 47.72% of the Initial Outstanding Pool Balance, 46.97% of the Initial Loan Group 1 Balance and 51.24% of the Initial Loan Group 2 Balance, are interest-only until the related maturity date or anticipated repayment date.

99 Mortgage Loans, representing 44.37% of the Initial Outstanding Pool Balance, 44.56% of the Initial Loan Group 1 Balance and 43.48% of the Initial Loan Group 2 Balance, provide (other than in the case of the two mortgage loans described in the next sentence) for payments of interest-only for the first 9 to 84 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

One Mortgage Loan, representing 0.08% of the Initial Outstanding Pool Balance and 0.10% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class T Certificates.

Prepayment Provisions.    The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 7 scheduled payment dates (including the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Mortgage Loans (other than the Vestin Corporate Center loan) prohibit voluntary prepayment for a specified period (the ‘‘Yield Maintenance Lock-Out Period’’) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the ‘‘Defeasance Lock-Out Period’’ and collectively with the Yield Maintenance Lock-Out Period the ‘‘Lock-Out Period’’). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 110 months. Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(1)    153 of the Mortgage Loans (the ‘‘Defeasance Loans’’), representing approximately 85.65% of the Initial Outstanding Pool Balance, 87.73% of the Initial Loan Group 1 Balance and 75.84% of the Initial Loan Group 2 Balance, permit defeasance (not voluntary prepayment) after the expiration of a Defeasance Lock-Out Period and prior to the related open period (such period, the ‘‘Defeasance Period’’), which period is set forth on Annex A-1 under the heading ‘‘Prepayment Provisions Payments (# of payments).’’ In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 105% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the ‘‘Allocated Loan Amount’’).

(2)    22 of the Mortgage Loans (the ‘‘Yield Maintenance Loans’’), representing approximately 13.62% of the Initial Outstanding Pool Balance, 11.38% of the Initial Loan

Group 1 Balance and 24.16% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium (as described below) following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable the ‘‘Yield Maintenance Period’’, with respect to one Mortgage Loan known as ‘‘266 Washington Avenue,’’ representing 0.26% of the Initial Outstanding Pool Balance (and 1.49% of the Initial Loan Group 2 Balance), and such period in respect of Mortgage Loans that have a Prepayment Premium payable, the ‘‘Prepayment Premium Period’’). The 266 Washington Avenue loan prepays based on a 2% penalty. With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading ‘‘Prepayment Provisions (# of Payments).’’

(1)    One Mortgage Loan, known as the ‘‘C&S Grocers, Inc. Building’’ loan representing 0.73% of the Outstanding Pool Balance and 0.89% of the Initial Loan Group 1 Balance, permits, at the borrower's option, either defeasance or prepayment with a Yield Maintenance Charge, after a Lock-Out Period of at least two years from the Closing Date. For modeling assumptions and numerical classification purposes, the ‘‘C&S Grocers, Inc. Building’’ loan will be characterized as a Yield Maintenance Loan throughout this prospectus supplement.

(2)    One of the Yield Maintenance Loans, representing 3.92% of the Initial Outstanding Pool Balance and 4.76% of the Initial Loan Group 1 Balance permits the partial release of an individual Mortgaged Property upon a partial prepayment of the related Mortgage Loan together with the payment of a Yield Maintenance Charge.

(3)    One of the Mortgage Loans representing 0.73% of the Initial Outstanding Pool Balance and 0.89% of the Initial Group 1 Balance permits, following a lock-out period of at least two years from the Closing Date, either defeasance or prepayment with a Yield Maintenance Charge.

(4)    With respect to the EZ Storage Portfolio Loan, representing 3.92% of the Initial Outstanding Pool Balance and 4.76% of the Initial Loan Group 1 Balance, the first $7,500,000 of such Mortgage Loan is voluntarily prepayable without any requirement to pay a Prepayment Premium or Yield Maintenance Charge. Such voluntary prepayments may occur under at any time if in connection with a property release, and after the expiration of the lockout period if not in connection with a property release.

(5)    With respect to one Mortgage Loan known as the ‘‘Northpoint Business Center’’ loan representing 0.58% of the Outstanding Pool Balance and 0.70% of the Initial Loan Group 1 balance that permits, after a lock-out period of at least two years from the closing date, the related borrower may either defease or prepay the Mortgage Loan, together with a Yield Maintenance Charge equal to the greater of (a) 1% of the outstanding principal amount to be prepaid or (b) the amount, if any, which when added to the outstanding principal amount of the Mortgage Loan, would be sufficient to defease the Mortgage Loan.

With respect to certain Mortgage Loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

‘‘Prepayment Premium’’ means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.’’

The Mortgage Loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an ‘‘open period’’ that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified threshold amount and applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases or partial prepayment of a loan with a holdback amount via application of the related holdback reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Property Releases.    Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (‘‘Defeasance’’ or, the option to cause a Defeasance, the ‘‘Defeasance Option’’), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the ‘‘Release Date’’) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers ‘‘government securities’’ (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a Defeasance, that is acceptable to the Rating Agencies (the ‘‘Defeasance Collateral’’) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. Certain of the Defeasance Loans permit the partial defeasance of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount equal to a specified percentage (generally 105% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be partially defeased and released. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

In the case of the cross-collateralized and cross-defaulted Mortgage Loans identified on Annex A-1 as:

•	Manhattan Office Portfolio Loan, collectively representing 2.77% of the Intial Outstanding Pool Balance and 3.36% of the Initial Loan group 1 Balance,

•	Carlson Hotel Portfolio Loan, collectively representing 1.60% of the Initial Outstanding Pool Balance and 1.93% of the Initial Loan Group 1 Balance, and

•	Annunziata Multifamily Portfolio Loan, collectively representing 0.65% of Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance,

the related Mortgage Loan Documents generally permit each of the related borrowers to obtain a release of the related individual Mortgaged Property securing the related Mortgage Loan from the cross-collateralization in the event of a defeasance or prepayment with yield maintenance of a cross collateralized Mortgage Loan or approved transfer of such Mortgaged Property if the remaining Mortgaged Properties meet certain debt service coverage ratio and loan-to-value ratio tests and additional collateral is posted as security for the remaining crossed loans.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See ‘‘Risk Factors—Risks Related to the Offered Certificates —Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(1)	the release of a Mortgaged Property or a portion of a Mortgaged Property including, in certain cases, a release of development rights such as ‘‘air rights’’ where such property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria.

(2)	the release of all or a portion of Mortgaged Property (or release of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or allocated loan amount, as applicable, plus a Yield Maintenance Charge.

(3)	the release of one or more cross-collateralized mortgaged properties from the lien of the mortgage in connection with a sale of such individual mortgaged property.

(4)	with respect to the Mortgage Loan identified as ‘‘EZ Storage Portfolio’’ on Annex A-1 to this prospectus supplement, representing 3.92% of the Initial Outstanding Pool Balance and 4.76% of the Loan Group 1 Balance, the borrower has the right to obtain the release of one or more related parcels or outparcels of the Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to (i) no event of default exists, (ii) payment of 110% of the value allocated to such release parcel; (iii) the debt service coverage ratio after giving effect to the release must be not less than the greater of (a) the debt service coverage ratio as of the closing date of the Mortgage Loan or (b) the debt service coverage ratio immediately prior to giving effect to the release; and (iv) the loan-to-value ratio after giving effect to the release must be not greater than the lesser of (a) the loan-to-value ratio as of the closing date of the Mortgage Loan or (b) the loan-to-value ratio immediately prior to giving effect to the release. For additional information regarding an addition, substitution and/or release relating to such Mortgage Loan see also ‘‘Annex B—Description of Top Ten Mortgage Loans—EZ Storage Portfolio’’ to this prospectus supplement.

(5)	with respect to the Mortgage Loan identified as ‘‘Victoria Ward Industrial, Gateway & Village’’ on Annex A-1 to this prospectus supplement, representing 2.32% of the Initial Outstanding Pool Balance and 2.81% of the Loan Group 1 Balance, the borrower has the right to obtain the release of one or more related parcels or outparcels of the Mortgaged Property, subject to the satisfaction of certain conditions, including, but not limited to (i) no event of default has occurred which is continuing and (ii) such release parcel is not necessary for the operation or use of the Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value (except in the case of a release relating to an ‘‘Acquired Anchor Parcel’’ (as defined in the related Mortgage Loan documents) or the ‘‘Acquired Industrial Parcel’’ (as defined in the related Mortgage Loan documents), however, the release of an Acquired Industrial Parcel requires that the loan-to-value ratio after the release must be less than 67.3% and the debt service coverage ratio after the release must be at least 1.25x). The borrower also has the right to substitute another parcel in conjunction with such a release is permitted subject to the satisfaction of certain conditions in addition to the conditions required for a release with respect to the release parcel. There are also additional conditions that apply to the addition, substitution and/or release of an Acquired Anchor Parcel or an Acquired Industrial Parcel. For additional information regarding an addition, substitution and/or release relating to such Mortgage Loan see also ‘‘Annex B—
Description of Top Ten Mortgage Loans—Victoria Ward Industrial, Gateway & Village’’ to this prospectus supplement.

(6)	with respect to the Mortgage Loans identified as ‘‘Manhattan Office Portfolio’’ on Annex A-1 to this prospectus supplement, representing 2.77% of the Initial Outstanding Pool Balance, and 3.36% of the Loan Group 1 Balance, the borrowers may obtain a release of the mortgaged properties from the related cross-collateralization arrangement in the event each Mortgaged Property maintains a DSCR of 1.30x (based on interest only payments). In addition, the borrowers are permitted to sell development rights known as ‘‘air rights’’ to one or more third parties, provided, among other things, the DSCR for the Mortgaged Property at the time of the release is not less than on the loan origination date, the sale will not materially adversely affect the Mortgaged Property and the Mortgaged Property, following the sale, is in compliance with all applicable zoning laws and ordinances.

(7)	with respect to the Mortgage Loan identified as ‘‘Morgan Resort Portfolio’’ on Annex A-1 to this prospectus supplement, representing 1.98% of the Initial Outstanding Pool Balance and 2.39% of the Initial Loan Group 1 Balance, after the expiration of the related lockout period, the borrower has the right to obtain a release of an individual Mortgaged Property and to substitute a new property used primarily for RV parks and of like kind and quality, subject to the satisfaction of conditions set forth in the related Mortgage Loan Documents, including, among other things, (i) that the individual Mortgaged Property proposed to be released, together with all previously released individual properties, represents no greater than 25% of the original principal amount of the Mortgage Loan, (ii) the satisfaction of certain DSCR and LTV ratio tests and (iii) receipt of a ‘‘no downgrade’’ letter from the Rating Agencies.

(8)	with respect to the Mortgage Loan identified as ‘‘JPIM Self Storage Portfolio’’ on Annex A-1 to this prospectus supplement, representing 1.74% of the Initial Outstanding Pool Balance and 2.11% of the Initial Loan Group 1 Balance, after the expiration of the lockout period, the borrower has the right to obtain a release of an individual mortgaged property and to substitute a new property used as a self storage facility of like kind and quality, subject to the satisfaction of conditions set forth in the related Mortgage Loan Documents, including, among other things, (i) that the individual property proposed to be released, together with all previously released individual properties, represents no greater than 33% of the original principal amount of the Mortgage Loan, (ii) the satisfaction of certain DSCR and LTV ratio tests, (iii) receipt of a ‘‘no downgrade’’ letter from the Rating Agencies and (iv) after the substitution, no more than 50% of the Mortgage Loan will be allocated to certain specified western states, no more than 30% of the Mortgage Loan will be allocated to the certain specified northeastern states, no more than 30% of the Mortgage Loan will be allocated to the certain specified south central states, and no more than 5% of the Mortgage Loan will be allocated to certain specified southeastern states and certain specified north central states, respectively.

(9)	with respect to the Mortgage Loan identified as ‘‘Fortress/Ryan's Portfolio’’ on Annex A-1 to this prospectus supplement, representing 1.69% of the Initial Outstanding Pool Balance and 2.05% of the Initial Loan Group 1 Balance, in addition to the partial defeasance described in the first paragraph of this section headed ‘‘Property Releases,’’ the related borrower is permitted to obtain the release from the lien of the Mortgage of up to five Mortgaged Properties in substitution for Defeasance Collateral on a date prior to the expiration of the defeasance lockout period. Also, the borrower is permitted to obtain the release of one or more of the related Mortgaged Properties (but not more than an aggregate of 15% of the original Mortgaged Properties) from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that the substitute property: (i) will be subject to that certain master lease; (ii) will have an appraised value at least equal to the appraised value of the replaced property; (iii) will have an equivalent or stronger financial operating history than the replaced property during the immediately preceding trailing 12-month period; and (iv) will be a restaurant being used as a Ryan's Steakhouse restaurant, Fire Mountain Steakhouse restaurant, Old County Buffet restaurant, Hometown Buffet restaurant, Country Buffet restaurant, JJ North restaurant, or another brand reasonably acceptable to landlord under the master lease, including without limitation, a brand newly acquired or created by tenant under the master lease under which at least 50 separate locations utilize the brand as their principal identification. In addition, the related Mortagage Loan documents require that the lender receive rating agency confirmation as a condition to the substitution.

(10)	with respect to the Mortgage Loan identified as ‘‘Fort Collins Marriott Portfolio’’ representing 0.85% of the initial Outstanding Pool Balance and 1.03% of the Initial Loan Group 1 Balance, which Mortgage Loan is secured by multiple properties, the borrower is entitled to obtain the release of an individual property through partial defeasance after the expiration of the lockout period. In addition, the borrower is entitled to obtain the release of an individual property through prepayment as follows: (i) on and after November 1, 2007, the borrower is entitled to obtain the release of the Courtyard by Marriott property at a release price equal to 110% of the allocated loan amount for that property, together with a prepayment premium and (ii) on and after November 1, 2009, the borrower is entitled to obtain the release of an individual property at a release price equal to 110% of the allocated loan amount for that property. The borrower is also permitted, in connection with a sale of an individual property and termination of the cross-collateralization provisions, (i) with respect to the Courtyard by Marriott property, at any time after November 1, 2007 but prior to the expiration of the lockout period, to prepay the Mortgage Loan in an amount equal to 10%, together with yield maintenance and (ii) with respect to any individual property, after the expiration of the lockout period the borrower is required to partially defease to Mortgage Loan in an amount equal to 10%. Any partial prepayment or partial defeasance with respect to an individual property will be subject to satisfaction of various conditions, including satisfaction of LTV and DSCR tests.

(11)	with respect to the Mortgage Loan identified as ‘‘Carlson Bloomington and Philadelphia’’ representing 0.89% of the initial Outstanding Pool Balance and 1.08% of the Initial Loan Group 1 Balance, which Mortgage Loan is secured by multiple properties, the borrower is entitled to obtain the release of an individual property through partial defeasance after the expiration of the lockout period. In addition, the borrower is entitled to obtain the release of an individual property through prepayment after the first day of the third month preceding the maturity date at a release price equal to 110% of the allocated loan amount for that property, provided that if as of the release date the DSCR for the remaining property is at least equal to 1.85x and the LTV is less than 60%, the release price will be 100%. The borrower is also required, in connection with a total defeasance and termination of the cross-collateralization provisions of the crossed Mortgage Loan secured by the property known as Carlson Radisson Lord Baltimore (the ‘‘Carlson Baltimore Loan’’), to partially prepay the Carlson Baltimore Loan in an amount equal to 10%. The borrower is also permitted, in connection with a sale of (i) an individual property and the termination of the cross-collateralization provisions, to partially defease the Mortgage Loan in an amount equal to 10%, or (ii) both mortgaged properties, to partially prepay the Carlson Baltimore Loan in an amount equal to 10%. The borrower is also required, in connection with a total defeasance and termination of the cross-collateralization provisions, to partially prepay the Carlson Baltimore Loan in an amount equal to 10%.

Escrows.    Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing.    The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•	with respect to the Mall of America Loan, representing approximately 9.03% of the Initial Outstanding Pool Balance, the related mortgaged property also secures two more Pari Passu Companion Loans. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The Mall of America Loan Combination’’ above.

•	with respect to the EZ Storage Portfolio Loan and the Fortress/Ryan's Portfolio Loan, collectively representing approximately 5.61% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one other Pari Passu Companion Loan. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The EZ Storage Portfolio Loan Combination’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—The Fortress/Ryan's Portfolio Loan Combination’’ above.

•	with respect to the First City Tower Loan, the Casual Male HQ Loan and the Mezz Cap Loans, collectively representing approximately 4.33% of the Initial Outstanding Pool Balance, each are secured by a Mortgaged Property that also secures one or more B Loans. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The Casual Male HQ Loan Combination,’’ ‘‘Description of the Mortgage Pool—Split Loan Structures—The Sabre Office Centre Loan Combination,’’ ‘‘Description of the Mortgage Pool—Split Loan Structures—The Summit Park Apartments Loan Combination,’’ ‘‘Description of the Mortgage Pool—Split Loan Structures—The Shoppes at Savannah Loan Combination’’ and ’’Description of the Mortgage Pool—Split Loan Structures—The 777 Sunrise Highway Loan Combination,’’ above.

•	with respect to the First City Tower Loan, representing approximately 2.43% of the Initial Pool Balance, the borrower has the right to request that the holder of the First City Tower B Loan (currently BCRE) make certain future advances, which, together with a funded portion of the First City Tower B Loan, will not exceed a principal amount of $17,000,000, subject to certain conditions. The right to repayment of any such advance, with interest, initially will be retained by BCRE or an affiliate and will not be transferred to the Trust. Although BCRE has agreed for the benefit of the Trust that it will satisfy its future advance obligations and the borrower has acknowledged in writing that it will not have any right of offset or other claim against the Trust in connection with the First City Tower Future Advances, nevertheless if BCRE fails to make the First City Tower Future Advance, the related borrower may default under its obligations with respect to the First City Tower Loan or allege a right to offset amounts payable under the First City Tower Loan. BCRE will indemnify the holder of the First City Tower Loan from losses arising from non-payment by the related borrower because of BCRE's failure to make a First City Tower Future Advance. The failure of BCRE to make the First City Tower Future Advance could also effectively prevent the borrower from making improvements to or entering into leases for the related mortgaged property that are necessary to achieve the stabilized cash flow required for such mortgage loan to achieve stabilization and therefore to refinance the First City Tower Loan upon maturity. The rights of BCRE to be repaid the First City Tower Future Advances under the First City Tower B Loan will be subordinate to the First City Tower Loan, which is included in the Trust Fund. See ‘‘Description of the Mortgage Pool—Split Loan Structures—The First City Tower Loan Combination’’ above.

The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

The Mortgage Loan Documents generally prohibit the pledge or transfer of the mortgaged property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shares in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers of publicly traded entities,

•	transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control of the day-to-day operations of the borrower, or

•	transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy specified criteria, such as net worth and/or experience related tests and with respect to mortgage loans secured by cooperative apartment buildings, the loan documents permit and lender consent is not required in connection with transfers or termination of proprietary leases with tenant shareholders. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the ‘‘due-on-sale’’ provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement Required(1)
EZ Storage Portfolio	$150,000,000	3.92%	$28,500,000	8.5390000%	12/1/2016	Yes
Empirian Chesapeake	$63,000,000	1.65%	$4,000,000	LIBOR + 4.25%(2)	1/1/2017	Yes
North Bronx Portfolio	$35,000,000	0.92%	$3,000,000	9.5%	12/1/2016	Yes
University Commons— Bloomington	$22,266,427	0.58%	$5,667,152	NAV	NAV	Yes
Mission Hills Shopping Center(3)	$16,800,000	0.44%	$30,000,000	NAV	7/1/2008	Yes
University Commons— Urbana	$16,575,000	0.43%	$2,642,732	NAV	NAV	Yes
University Commons— Eugene	$16,148,310	0.42%	$1,468,027	NAV	NAV	Yes
Towne South Center	$15,450,000	0.40%	$5,471,250	8.00%	2/2/2007	Yes
Arcadia Park Apartments	$13,600,000	0.36%	$4,375,000	NAV	NAV	NAV

(1)	Includes provisions stating that the mezzanine loan is subordinate to the Mortgage Loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related Mortgage Loan.

(2)	From year 4 through year 10, LIBOR +4.75%.

(3)	With respect to the Mission Hills Shopping Center loan, an equity holder in the borrower has pledged certain of its assets including certain real property and its equity interest in its wholly owned subsidiaries, including the borrower, as security for a revolving line of credit of up to $30,000,000. The related mezzanine borrower may draw down on the revolving credit line on multiple occasions and the interest rate with respect to each such draw will be set at LIBOR plus 2.00% or Prime Rate plus 0.50%.

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain Mortgage Loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.

With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

Mortgage Loan	Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required(1)
JQH Hotel Portfolio(2)(4)	$125,000,000	70.0%	1.30x	Yes
Victoria Ward Industrial, Gateway & Village	$88,500,000	75.0%	1.25x	Yes
Sierra Vista Mall	$77,777,777	80.0%	1.20x	Yes
Bawabeh VII—Banco Popular	$41,650,000	85.0%	1.10x	Yes
Westin Portland	$40,000,000	80.0%	1.30x	Yes
Hotel Lucia	$25,000,000	80.0%	1.30x	Yes
Hotel Max	$22,400,000	80.0%	1.30x	Yes

Mortgage Loan	Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required(1)
Physicians Medical Center of Baton Rouge	$20,560,000	90.0%	1.10x(7)	Yes
Colony Woods(5)	$17,100,000	80.0%	1.10x	Yes
Mission Hills Shopping Center(3)(4)	$16,800,000	80.0%	1.20x	Yes
17320 Gale Avenue(4)	$15,600,000	85.0%	1.07x	Yes
IDC Medical Plaza(5)	$12,000,000	65.0%	1.20x	Yes
Hampton Inn Salt Lake City	$10,000,000	60.0%	1.60x	Yes
Capistrano Self Storage	$9,800,000	80.0%	1.20x	Yes
Westland Square Shopping Center(5)	$5,500,000	67.07%	1.466x	Yes
Euclid Medical Center(6)	$4,495,596	75.0%	1.25x	Yes

(1)	Acceptable to mortgagee.

(2)	Permitted no earlier than 24 months after origination, provided that a payment guaranty from the borrower principal has been terminated.

(3)	Replacement of the existing mezzanine debt is permitted.

(4)	‘‘No downgrade’’ letter from the rating agencies with respect to the incurrence of such debt is also required to be delivered.

(5)	Permitted no earlier than 24 months after origination.

(6)	Permitted no earlier than 36 months after origination.

(7)	Under certain circumstances DSCR based on interest only payments.

The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Trust Fund.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt’’ in this prospectus supplement.

Performance Escrows and Letters of Credit.    In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related loan documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. For additional information see Annex A-1 to this prospectus supplement. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases’’ in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions. The Mortgage Loans generally contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loan and subject to the rights of the Directing Holder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases may be up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See ‘‘—Other Financing,’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance.    Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.    As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations.    Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 4.13%, 3.35%, and 3.00%, respectively, of the Initial Outstanding Pool Balance, the three largest of the related loan groups in Loan Group 1 representing approximately 5.01%, 4.06% and 3.36%, respectively, of the Initial Loan Group 1 Balance. For example, the borrowers with respect to the Morgan Resort Portfolio Loan, the Wild Acres, Indian Creek and Wagon Wheel Resorts Loan and the Lake Laurie and Lake George Resorts Loan, representing in the aggregate 3.35% of the initial pool balance (and 4.06% of the Initial Loan Group 1 Balance), are under common ownership. See Annex A-1 for Mortgage Loans with related borrowers.

Single-Tenant Mortgage Loans.    In the case of 154 Mortgaged Properties, representing 14.35% of the Initial Outstanding Pool Balance and 17.40% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a ‘‘Single-Tenant Mortgage Loan’’). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.

Geographic Location.    The Mortgaged Properties are located throughout 42 states and the District of Columbia, with the largest concentrations by Initial Outstanding Pool Balance located in Texas, Minnesota and New York. See ‘‘Summary of the Prospectus Supplement —The Mortgage Pool—Characteristics of the Mortgage Pool—Property Locations’’ in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Cross-Collateralization and Cross-Default.    Three groups of the Mortgage Loans, collectively representing approximately 5.02% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The following Mortgage Loans are cross-collateralized and cross-defaulted:

•	Manhattan Office Portfolio Loan, which consists of the 369 Lexington Avenue Loan and the 2 West 46th Street Loan collectively representing 2.77% of the Initial Outstanding Pool Balance and 3.36% of the Initial Loan Group 1 Balance.

•	Carlson Bloomington and Philadelphia Loan and Carlson Radisson Lord Baltimore Loan, collectively representing 1.60% of the Initial Outstanding Pool Balance and 1.93% of the Initial Loan Group 1 Balance.

•	Annunziata Multifamily Portfolio Loan, which consists of the Annuaziata Portfolio I, the Annunziata Potfolio II and the Annunziata Portfolio II loan and the Annunziata Portfolio III Loan collectively representing 0.65% of the Initial Pool Balance and 0.78% of the Initial Loan Group 1 Balance.

There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the Mortgage Loans to be uncrossed. See ‘‘—Property Releases’’ above.

Loan Purpose.    71 of the Mortgage Loans, representing 54.38% of the Initial Outstanding Pool Balance, 54.08% of the Initial Loan Group 1 Balance and 55.81% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. 105 of the Mortgage Loans, representing 45.62% of the Initial Outstanding Pool Balance, 45.92% of the Initial Loan Group 1 Balance and 44.19% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 30 classes (each, a ‘‘Class’’) to be designated as the Class A-1 Certificates, Class A-2 Certificates, Class A-3FX Certificates, Class A-3FL Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class XS Certificates, Class XP Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, Class T Certificates, Class R Certificates and Class LR Certificates (collectively, the ‘‘Certificates’’). The Class XS and Class XP Certificates are collectively referred to herein as the ‘‘Class X Certificates.’’ Only the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates (the ‘‘Offered Certificates’’) are offered hereby. The Class XS, Class A-3FL, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (the ‘‘Private Certificates’’) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an ‘‘REO Property’’); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an ‘‘REO Account’’); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust’s interests therein.

On the Closing Date, the ‘‘Class A-3FL Regular Interest’’ will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Depositor will transfer the Class A-3FL Regular Interest to the Trust Fund in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3FL Regular Interest, the Swap Agreement and the floating rate account to be established by the Trustee. Neither the Class A-3FL Certificates nor the Class A-3FL Regular Interest are offered by this Prospectus Supplement.

Upon initial issuance, the Class A-1, Class A-2, Class A-3FX, Class A-3FL Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Principal Balance Certificates’’ and each a ‘‘Principal Balance Certificate’’) will have the following aggregate principal balances (each, a ‘‘Certificate Balance’’), in each case, subject to a variance of plus or minus 5%:

Class	Initial Aggregate Certificate Balance			Approximate Percent of Initial Outstanding Pool Balance	Approximate Percent of Credit Support
Offered Certificates
A-1		$52,500,000		1.374%	30.000	%(1)
A-2		$501,000,000		13.108%	30.000	%(1)
A-3FX		$183,750,000		4.808%	30.000	%(1)
A-AB		$92,500,000		2.420%	30.000	%(1)
A-4		$1,115,164,000		29.177%	30.000	%(1)
A-1A		$669,280,000		17.511%	30.000	%(1)
XP	$	TBD		N/A	N/A
A-M		$382,207,000		10.000%	20.000%
A-J		$305,765,000		8.000%	12.000%
B		$28,665,000		0.750%	11.250%
C		$42,999,000		1.125%	10.125%
D		$38,220,000		1.000%	9.125%
E		$23,888,000		0.625%	8.500%
F		$28,666,000		0.750%	7.750%
G		$52,553,000		1.375%	6.375%
Private Certificates
XS		$3,822,064,017		N/A	N/A
A-3FL		$61,250,000	(2)	1.603%	30.000	%(1)
H		$38,221,000		1.000%	5.375%
J		$42,998,000		1.125%	4.250%
K		$42,998,000		1.125%	3.125%
L		$19,110,000		0.500%	2.625%
M		$19,111,000		0.500%	2.125%
N		$4,777,000		0.125%	2.000%
O		$9,555,000		0.250%	1.750%
P		$14,333,000		0.375%	1.375%
Q		$9,555,000		0.250%	1.125%
S		$42,999,017		1.125%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest in the aggregate.

(2)	The Certificate Balance of the Class A-3FL Certificates will be equal to the Certificate Balance of the Class A-3FL Regular Interest.

The Class X Certificates will have a notional balance (the ‘‘Notional Balance’’), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The notional balance of the Class XS Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-3FL Regular Interest outstanding from time to time. The total initial notional balance of the Class XS Certificates will be approximately $3,822,064,017, although it may be as much as 5.0% larger or smaller.

The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time, and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time, and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time; and

•	following the Distribution Date in [ ], $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $[                        ], although it may be as much as 5.0% larger or smaller.

The Class T, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under ‘‘—Distributions—Payment Priorities’’ in this prospectus supplement.

The respective Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class XS and Class XP Certificates represent a right to receive interest accrued as described below on a Notional Balance. The

Notional Balance of the Class XS Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest. The Notional Balance of the Class XP Certificates will be reduced to the extent of all reductions in the Certificate Balance (or any portion thereof) of any Class of Certificates or the Class A-3FL Regular Interest included in the calculation of the Notional Balance of the Class XP Certificates on the related Distribution Date.

Distributions

Method, Timing and Amount.    Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, the business day immediately following the 10th day, commencing in January 2007 (each, a ‘‘Distribution Date’’). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the ‘‘Record Date’’). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The ‘‘Percentage Interest’’ evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The ‘‘Available Funds’’ for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under ‘‘—Prepayment Interest Shortfalls’’ below), (vi) with respect to the First Distribution Date, any applicable Interest Deposit Amount (as defined below) and (vii) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under ‘‘The Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ below, but excluding the following:

(a)    all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Advances’’;

(b)    the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicer and the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Master Servicer and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation’’), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicer or Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(c)    all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)    to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicer, the Special Servicer, any subservicer and the Trustee are entitled;

(e)    all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)    Prepayment Premiums and Yield Maintenance Charges;

(g)    any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h)    all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)    the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j)    with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

‘‘Interest Deposit’’ means the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of January 1, 2007 had such Mortgage Loan been originated on December 1, 2006, for the period from and including December 1, 2006 to but excluding January 1, 2007.

‘‘Interest Deposit Amount’’ means the amount of Interest Deposit for the Mortgage Loans as set forth on Annex F to this Prospectus Supplement.

The ‘‘Monthly Payment’’ with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the

Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

‘‘Unscheduled Payments’’ are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Optional Termination’’ and ‘‘—Realization Upon Defaulted Mortgage Loans,’’ and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See ‘‘Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors’’ in this prospectus supplement.

‘‘Net REO Proceeds’’ with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

‘‘Principal Prepayments’’ are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The ‘‘Collection Period’’ with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

The ‘‘Determination Date’’ is the earlier of (i) the sixth day of the month in which the related distribution date occurs, or if the sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date, commencing in January 2007.

‘‘Net Default Interest’’ with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain additional trust fund expenses (but not including the Special Servicing Fee, Workout Fees or Liquidation Fees).

‘‘Default Interest’’ with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The ‘‘Default Rate’’ with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities.    As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The ‘‘Interest Accrual Amount’’ with respect to any Distribution Date and any Class of Certificates (other than the Class T, Class R and Class LR Certificates) and the Class A-3FL Regular Interest, is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Offered Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

‘‘Appraisal Reduction Amount’’ is the amount described under ‘‘—Appraisal Reductions’’ below.

The ‘‘Interest Accrual Period’’ with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An ‘‘Interest Shortfall’’ with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The ‘‘Pass-Through Rate’’ for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass Through Rate of the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass Through Rate for such Class (as described in ‘‘Executive Summary—The Certificates’’ in this prospectus supplement) and the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

The Pass-Through Rate applicable to the Class A-3FL Regular Interest will be equal to a fixed rate, and the Pass-Through Rate applicable to the Class A-3FL Certificates will be equal to a LIBOR-based floating rate. If there is a continuing payment default on the part of the Swap Counterparty under the Swap Agreement, or if the Swap Agreement is terminated and not replaced, then the Pass-Through Rate applicable to the Class A-3FL Certificates will convert to the Pass-Through Rate of Class A-3FL Regular Interest.

The Pass-Through Rate applicable to the (i) Class XS Certificates for the initial Distribution Date is equal to approximately [         ]% per annum and (ii) Class XP Certificates for the initial Distribution Date is equal to approximately [         ]% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the [         ] 20[         ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Balance of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under ‘‘—General’’ above as being part of the Notional Balance of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Balance of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [         ] 20[         ] Distribution Date on any particular component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a) with respect to the Class [         ] Certificates, [         ]% (the ‘‘Class XP (Class [         ]) Fixed Strip Rate’’); (b) with respect to the Class [         ] Certificates, [         ]% (the ‘‘Class XP (Class [         ]) Fixed Strip Rate’’); and (c) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component the excess, if any of:

(1)    the lesser of (a) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2)    the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

Following the [         ] 20[         ] Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the [         ] 20[         ] Distribution Date and for each Distribution Date thereafter.

The Pass-Through Rate for the Class XS Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XS Strip Rates, at which interest accrues from time to time on the respective components of the Notional Balance of the Class XS Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Balance of the Class XS Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under ‘‘—General’’ above as being part of the Notional Balance of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Balance of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to on any particular component of the Notional Balance of the Class XS Certificates immediately prior to the related Distribution Date, the applicable Class XS Strip Rate will be calculated as follows:

(1)    if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [         ] Certificates, the sum of (i) the Class XP (Class [         ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [         ] Certificates, (y) with respect to the Class [         ] Certificates, the sum of (i) the Class XP (Class [         ]) Fixed Strip Rate for

the applicable Class XP component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [         ] Certificates, and (z) for each other applicable Class of Certificates, the greater of (i) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2)    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance also constitutes a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [         ] Certificates, the sum of (i) the Class XP (Class [         ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [] Certificates, (y) with respect to the Class [         ] Certificates, the sum of (i) the Class XP (Class [         ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [         ] Certificates, and (z) for each applicable class of Certificates, the greater of (i) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(3)    if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

(4)    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

For purposes of the accrual of interest on the Class XS Certificates for each Distribution Date subsequent to the [         ] 20[         ] Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class T, Class R, Class LR, Class XP and Class XS Certificates) will constitute a separate component of the Notional Balance of the Class XS Certificates, and the applicable Class XS Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

Each of the Class T, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class T Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The ‘‘Weighted Average Net Mortgage Pass-Through Rate’’ for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The ‘‘Due Date’’ with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The ‘‘Net Mortgage Pass-Through Rate’’ with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate and the Trustee Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class T, Class R and Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The ‘‘Mortgage Rate’’ with respect to each Mortgage Loan, Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

The ‘‘Principal Distribution Amount’’ for any Distribution Date will be equal to the sum of the following items without duplication:

(i)    the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(ii)    the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii)    the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ and ‘‘—Optional Termination’’;

(iv)    the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v)    the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(vi)    all other Principal Prepayments received in the related Collection Period; and

(vii)    any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

The ‘‘Group 2 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

The ‘‘Assumed Scheduled Payment’’ with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An ‘‘REO Loan’’ is any Mortgage Loan (other than the Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/ Master Servicer	The Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan.	monthly	Interest payment on the related mortgage loan.
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess.	time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/Master Servicer	All late payment fees and net default interest (other than that accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain additional trust fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees).
50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans and the Serviced Companion Loans.
	100% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges).	time to time	The related fees.

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.
Special Servicing Fee/ Special Servicer	The Stated Principal Balance of each Specially Serviced Mortgage Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan (in each case, subject to a $4,000 monthly minimum per Specially Serviced Mortgage Loan and REO Loan), and will be payable monthly.	monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account.
Workout Fee/Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan.	monthly	The related collection of principal or interest.
Liquidation Fee/ Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under ‘‘The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation.’’	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Special Servicing Compensation/Special Servicer	All late payment fees and net default interest (accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain Trust expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees).
	50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans.	from time to time	The related fees.
	All investment income received on funds in any REO Account.	monthly	The investment income.
Trustee Fee/Trustee	The Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the mortgage loan.	monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Property Advances/ Master Servicer and Special Servicer/ Trustee	To the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.

Type/Recipient	Amount	Frequency	Source of Payment
Expenses
Interest on Property Advances/Master Servicer and Special Servicer/ Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.
Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on P&I Advances/Master Servicer/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account.
Indemnification Expenses/Trustee, Master Servicer and Special Servicer	Amounts for which the Trustee, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account.
Trust Fund Expenses not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account.

Bank of America will serve as primary servicer with respect to certain Mortgage Loans sold to the Depositor by Barclays Capital Real Estate Inc. and certain Mortgage Loans sold to the Depositor by Bank of America, National Association. Midland will serve as primary servicer with respect to the remaining Mortgage Loans. The related primary servicing fee will be payable only to the extent the Master Servicer is entitled to a fee and will retained by Bank of America out of collections remitted to the Master Servicer.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds.    On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to pay interest, pro rata,

•	on the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the

Class A-3FL Regular Interest from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements,

•	on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for such Class, and

•	on the Class XS and Class XP Certificates, pro rata, from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class;

provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

Second, pro rata, to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A and Class X Certificates, and the Class A-3FL Regular Interest, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, in reduction of the Certificate Balances thereof concurrently,

(A)    to the Class A-1, Class A-2, Class A-3FX, Class A-AB, and Class A-4 Certificates and the Class A-3FL Regular Interest.

(i)    first, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date,

(ii)    then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-AB Certificates pursuant to clause (i) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates, and payments to the Class A-AB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-1 Certificates have been reduced to zero,

(iii)    then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i) and (ii) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i) and (ii) above have been made on such Distribution Date, until the Class A-2 Certificates have been reduced to zero,

(iv)    then, to the Class A-3FX Certificates and the Class A-3FL Regular Interest, pro rata in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates and distributions on the Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates and payments to the Class A-AB Certificates pursuant to clauses (i), (ii) and (iii) above have been made on such Distribution Date, until the Class A-3FX Certificates and the Class A-3FL Regular Interest have been reduced to zero,

(v)    then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3FX Certificates and the Class A-3FL Regular Interest and distributions on the Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3FX Certificates and the Class A-3FL Regular Interest and payments to the Class A-AB Certificates pursuant to clauses (i), (ii), (iii) and (iv) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

(vi)    then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3FX and Class A-AB Certificates and the Class A-3FL Regular Interest pursuant to clauses (i), (ii), (iii), (iv) and (v) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3FX and Class A-AB Certificates and the Class A-3FL Regular Interest pursuant to clauses (i), (ii), (iii), (iv) and (v) above have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

(B)    to the Class A-1A Certificates, in an amount equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date; and after the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL Regular Interest have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class A-4 Certificates and the Class A-3FL Regular Interest have been made on such Distribution Date, until the Class A-1A Certificates have been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-third, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-first, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-first, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-fifth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-seventh, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-eighth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventieth, to the Class Q Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-first, to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-second, to the Class Q Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventy-third, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Seventy-fourth, to the Class S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventy-fifth, to the Class S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Seventy-sixth, to the Class S Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Seventy-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to ‘‘pro rata’’ in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, and Class A-1A Certificates and the Class A-3FL

Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The ‘‘Crossover Date’’ is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2, Class A-3FX, Class A-3FL, Class A-AB, Class A-4, and Class A-1A Certificates and the Class A-3FL Regular Interest, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

All amounts distributable to the Class A-3FL Regular Interest will be deposited into an account established and maintained by the trustee for holding funds pending their distribution to the Class A-3FL Certificates or to the swap counterparty. The Class A-3FL Certificates will be entitled to distributions of principal, interest and other amounts from amounts on deposit in the floating rate account received in respect of the Class A-3FL Regular Interest and from the Swap Counterparty, less amounts paid to the Swap Counterparty pursuant to the terms of the Swap Agreement.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in ‘‘—Distributions—Distributions of Available Funds’’ above. The ‘‘Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3FX Certificates and the Class A-3FL Regular interest have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class K Certificates (other than the Class A-3FL and Class A-1A Certificates) and to the floating rate account in respect of the Class A-3FL Regular Interest (for distribution to the Swap Counterparty) in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class K Certificates (other than the Class A-3FL and Class A-1A Certificates) and the Class A-3FL Regular Interest, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: the holders of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

Prior to the Distribution Date in [         ], any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed [         ]% to the holders of the Class XS Certificates and [         ]% to the holders of the Class XP Certificates. After the Distribution Date in [         ], Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed 100% to the Class XS Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The ‘‘Base Interest Fraction’’ for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class K Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

The yield rate with respect to any prepaid mortgage loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will equal the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid mortgage loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Loan Combinations (other than with respect to the Mezz Cap Loan Combinations in this prospectus supplement), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	September 10, 2011
Class A-2	December 10, 2011
Class A-3FX	December 10, 2013
Class A-AB	February 10, 2016
Class A-4	December 10, 2016
Class A-1A	December 10, 2016

Class Designation	Assumed Final Distribution Date
Class XP	N/A
Class A-M	December 10, 2016
Class A-J	December 10, 2016
Class B	December 10, 2016
Class C	December 10, 2016
Class D	December 10, 2016
Class E	December 10, 2016
Class F	December 10, 2016
Class G	December 10, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under ‘‘Yield and Maturity Considerations—Weighted Average Life’’). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

The ‘‘Rated Final Distribution Date’’ of the Offered Certificates will be December 10, 2046, the first Distribution Date after the 36th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Realized Losses

The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, ‘‘Realized Loss’’ with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class XS and Class XP Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C

Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates, eighteenth, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Trust and other additional expenses of the Trust;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under ‘‘The Pooling and Servicing Agreement—Modifications,’’ in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under ‘‘—Prepayment Interest Shortfalls’’ in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class XS and Class XP Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to the Non-Serviced Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection Period (or with respect to the Non-Serviced Mortgage Loan, other principal losses realized in respect of the Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

With respect to the Non-Serviced Mortgage Loan, any additional trust expenses under the pooling and servicing agreement governing the Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to the Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Trust.

Prepayment Interest Shortfalls

For any Distribution Date, a ‘‘Prepayment Interest Shortfall’’ will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a ‘‘Prepayment Interest Excess’’ will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Class T Certificates) and fees payable to the Trustee and the Master Servicer.

With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan and a Specially Serviced Mortgage Loan or a previously Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Holder), the Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the ‘‘Master Servicer Prepayment Interest Shortfall’’), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) serviced by the Master Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan and the Non-Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order, the portion of the Master Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Master Servicing Fee computed at a rate of 0.01% per annum and paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than Specially Serviced Mortgage Loans and the Non-Serviced Mortgage Loan).

‘‘Net Prepayment Interest Shortfall’’ means the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates (other than the Class T, Class R and Class LR Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess exceeds the Master Servicer Prepayment Interest Shortfalls such excess amount (the ‘‘Net Prepayment Interest Excess’’) will be payable to such Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3FX, Class A-3FL, Class A-AB, Class A-4, Class A-1A, Class XS and Class XP Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class XS and Class XP Certificates and the Class A-3FL Regular Interest. The Class A-M Certificates will be likewise protected by the subordination of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. Each other Class of Principal Balance Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical class designation. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A-J Certificates, eighteenth, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest (collectively, the ‘‘Class A Certificates’’) will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Loan Combination and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an ‘‘Appraisal Reduction Event’’), an Appraisal Reduction Amount will be calculated. The ‘‘Appraisal Reduction Amount’’ for any Distribution Date and for any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer on a monthly basis and will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Loan Combination over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Loan Combinations having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Loan Combination, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than the Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a ‘‘Small Loan Appraisal Estimate’’) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal satisfactory to the Special Servicer that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Loan Combination based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination, any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an ‘‘Updated Appraisal’’) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination . Any Appraisal Reduction on a Serviced Loan Combination with a related Pari Passu Companion Loan will generally be allocated or deemed allocated to the related Mortgage Loan and any Pari Passu Companion Loans pro rata, based on each loan's outstanding principal balance. Any Appraisal Reduction on a Serviced Loan Combination with a related B Loan will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under ‘‘The Pooling and Servicing Agreement—Advances’’ in this prospectus supplement.

Each Non-Serviced Mortgage Loan is subject to provisions in the pooling and servicing agreement governing such loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on the Non-Serviced Mortgage Loan will generally be allocated to the holders of the related Mortgage Loan and related Pari Passu Companion Loan pro rata, based on each such loan's outstanding principal balance.

A ‘‘Modified Mortgage Loan’’ is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3FX, Class A-3FL, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates and multiples of $1 in excess thereof; (ii) $25,000 with respect to Classes B, C and D Certificates and (iii) $1,000,000 with respect to the Class XP Certificates, in each case in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a ‘‘Definitive Certificate’’) representing its interest in such Class, except under the limited circumstances described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’    Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) and Euroclear participating organizations, the ‘‘Participants’’), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A ‘‘Certificateholder’’ under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Master Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See ‘‘Description of the Offered Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the

‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.

Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (‘‘Certificate Owners’’) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (‘‘Holders’’). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

The Swap Agreement

On the closing date, the Trustee, on behalf of the Trust Fund, will enter into an interest rate swap agreement (the ‘‘Swap Agreement’’) related to the Class A-3FL Regular Interests with a swap counterparty to be determined (the ‘‘Swap Counterparty’’). By virtue of the Swap Agreement, the Class A-3FL Certificates will be floating rate certificates. The initial notional amount of the Swap Agreement will be equal to the Certificate Balance of the Class A-3FL Certificates). The notional amount of the Swap Agreement will decrease to the extent of any decrease in the Certificate Balance of the Class A-3FL Regular Interest (and, accordingly, the Class A-3FL Certificates). The maturity date of the Swap Agreement will be the earlier of the Rated Final Distribution Date and the date on which the notional amount of such Swap Agreement is zero (including as a result of the termination of the Trust Fund).

None of the Offered Certificates will represent ownership interests in the Swap Agreement, and none of the holders of Offered Certificates will have any rights under the Swap Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.    The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the ‘‘Pass-Through Rate’’ in the ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See ‘‘Yield and Maturity Considerations’’ in the prospectus, ‘‘Description of the Offered Certificates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘The Pooling and Servicing Agreement—Amendment’’ and ‘‘—Modifications’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of the Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated

Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See ‘‘Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations— Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The yield on any class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 4 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.    As described under ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (‘‘CPR’’) model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed ‘‘25%,’’ ‘‘50%,’’ ‘‘75%,’’ and ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans

(whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under ‘‘Description of the Mortgage Pool—Additional Loan Information’’ and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the ‘‘Modeling Assumptions’’):

(i)    the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

(ii)    the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii)    all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in January 2007;

(iv)    there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(v)    prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi)    all Mortgage Loans accrue interest under the method specified in Annex A-1. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement;

(vii)    no party exercises its right of optional termination described herein;

(viii)    no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the BACM Series 2006-6 Pooling and Servicing Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

(ix)    no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x)    there are no additional Trust expenses;

(xi)    distributions on the Certificates are made on the tenth calendar day occurring in each month regardless of business day, commencing in January 2007;

(xii)    no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Period, if any;

(xiii)    the Closing Date is December 21, 2006;

(xiv)    each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date; and

(xv)    with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to the Non-Serviced Mortgage Loan, separate servicing fees as set forth in the BACM Series 2006-6 Pooling and Servicing Agreement are calculated on the same basis as interest accrues on the EZ Storage Portfolio Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	92%	92%	92%	92%	92%
December 2008	78%	78%	78%	78%	78%
December 2009	55%	49%	41%	28%	0%
December 2010	25%	0%	0%	0%	0%
December 2011 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.99	2.64	2.55	2.50	2.43

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	86%
December 2010	100%	95%	88%	80%	62%
December 2011 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.83	4.73	4.61	4.48	4.14

Percentages of the Initial Certificate Balance
of the Class A-3FX Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.80	6.79	6.78	6.75	6.56

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	79%	79%	79%	79%	79%
December 2013	57%	57%	57%	57%	57%
December 2014	33%	33%	33%	33%	33%
December 2015	2%	0%	0%	0%	0%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.23	7.22	7.22	7.21	7.19

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRS
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	99%	97%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.82	9.79	9.76	9.72	9.55

Percentages of the Initial Certificate Balance
of the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	99%	99%	99%	98%	86%
December 2010	99%	95%	92%	89%	86%
December 2011	75%	75%	75%	75%	75%
December 2012	74%	74%	74%	74%	74%
December 2013	74%	74%	74%	74%	74%
December 2014	73%	73%	73%	73%	71%
December 2015	72%	72%	71%	71%	69%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	8.51	8.43	8.36	8.26	8.04

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.72

Percentages of the Initial Certificate Balance
of the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and
Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.72

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.75

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.80

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.80

Percentages of the Initial Certificate Balance
of the Class E Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.80

Percentages of the Initial Certificate Balance
of the Class F Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.80

Percentages of the Initial Certificate Balance
of the Class G Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2007	100%	100%	100%	100%	100%
December 2008	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.97	9.97	9.97	9.97	9.80

Certain Price/Yield Tables

The tables set forth below show the corporate bond equivalent (‘‘CBE’’) yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates (other than the Class XP Certificates) under the Modeling Assumptions.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of December 21, 2006 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including December 1, to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of

Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-3FX Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class E Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class F Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class G Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

Weighted Average Life Yield Sensitivity of the Class XP Certificates

The yield to maturity of the Class XP Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class XP Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the class XP Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class XP Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class XP Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of the Class XP Certificates is as specified below interpreted as a percentage of the Initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class XP Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows as of December 21, 2006 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rates for the Class XP Certificates from and including December 1, 2006 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and accordingly does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class XP Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class XP Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class XP Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of the Class XP Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class XP Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

Pre-Tax Yield to Maturity (CBE), Weighted Average Life, First Principal Payment Date and
Last Principal Payment Date for the Class XP Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	%	%	%	%	%

Weighted Average Life (yrs)

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 2006 (the ‘‘Pooling and Servicing Agreement’’), entered into by the Depositor, the Master Servicer, the Special Servicer and the Trustee.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services (COMM 2006-C8).

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer (directly or through one or more sub-servicers, including Bank of America, which will act as primary servicer with respect to 73 of the mortgage loans, representing approximately 37.05% of the Initial Pool Balance (or approximately 40.43% of the Initial Loan Group 1 Balance and approximately 21.17% of the Initial Loan Group 2 Balance) to diligently service and administer their respective Mortgage Loans (other than the EZ Storage Portfolio Loan, which will be serviced pursuant to the BACM Series 2006-6 Pooling and Servicing Agreement) and the Serviced Loan Combinations.

The Master Servicer and the Special Servicer are required to diligently service and administer the Mortgage Loans and the Serviced Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the Mortgage Loans or Serviced Loan Combinations, as applicable, the terms of the related intercreditor agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

•	the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment); and

•	the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the

Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of any related B Loan as determined by such servicer in its reasonable judgment) but without regard to:

(A)    any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(B)    the ownership of any Certificate, any Non-Serviced Mortgage Loan or any Serviced Companion Loan by such servicer or any affiliate of it;

(C)    the Master Servicer’s obligation to make Advances;

(D)    such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(F)    any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(G)    any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (the foregoing, collectively referred to as the ‘‘Servicing Standard’’).

For a description of the servicing of the EZ Storage Portfolio Loan see ‘‘—Servicing of the Non-Serviced Mortgage Loan’’ below and ‘‘Description of the Mortgage Pool—Split Loan Structures—The EZ Storage Portfolio Loan Combination’’ in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer, the Special Servicer nor any of their respective directors, officers, employees, members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loan) and the Serviced Loan Combinations, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the ‘‘Master Servicer Remittance Date’’) an amount (each such amount, a ‘‘P&I Advance’’) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to the EZ Storage Portfolio Loan, the Master Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to the EZ Storage Portfolio Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such Loan Combination have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion Loan would be recoverable, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Master Servicer or the Master Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan will be made first from amounts collected on the related B Loan.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loan) to make advances (‘‘Property Advances,’’ and together with P&I Advances, ‘‘Advances’’) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property other than with respect to the Mortgaged Property securing the Non-Serviced Mortgage Loan. In addition if the Special Servicer requests that the Master Servicer make a Property Advance and such Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Master Servicer will also be obligated to make Property Advances with respect to the Serviced Loan Combinations.

The BACM Series 2006-6 Servicer is obligated to make property advances with respect to the EZ Storage Portfolio Loan.

With respect to a nonrecoverable property advance on the EZ Storage Portfolio Loan Combination, the applicable servicer under the pooling and servicing agreement governing the Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then with respect to the Non-Serviced Mortgage Loan from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations with Pari Passu Companion Loans, the Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and second, and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations with a related B Loan, the Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan and then from general collections of the Trust.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations).

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the ‘‘Advance Rate’’) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations). The Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The ‘‘Prime Rate’’ is the rate, for any day, set forth as such in the ‘‘Money Rates’’ section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, the Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Combination Loan, as a collective whole), the Special Servicer will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.    Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (‘‘Related Proceeds’’) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Loan Combination, first out of principal collections in the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Master Servicer, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

‘‘Unliquidated Advance’’ means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or REO Property in respect of which the Advance was made.

Accounts

Collection Account.    The Master Servicer will establish and maintain one or more segregated accounts (collectively, the ‘‘Collection Account’’) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Loan Combination will not be deposited into the Collection Account, but will be deposited into a separate custodial account (which may be a sub-account of the Collection Account). Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts.    The Trustee will establish and maintain one or more segregated accounts (the ‘‘Distribution Account’’) in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicer will remit on or before each Master Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See ‘‘Description of the Offered Certificates— Distributions’’ in this prospectus supplement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee and Trustee Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). With respect to each Distribution Date occurring in March (or February if the related Distribution Date is the final Distribution Date), an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Excess Interest.    The Trustee is required to establish and maintain the ‘‘Grantor Trust Distribution Account’’ in its own name for the benefit of the Class T Certificateholders. On each Distribution Date, the Trustee is required to distribute from the Grantor Trust Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class T Certificates.

‘‘Excess Interest’’ with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

The Trustee will also establish and maintain one or more segregated accounts or sub-accounts as the ‘‘Lower-Tier Distribution Account,’’ the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Excess Liquidation Proceeds Account,’’ each in its own name for the benefit of the holders of the Certificates.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the Serviced Loan Combinations, the holder of the related Serviced Companion Loan and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least ‘‘F-1’’ by Fitch and ‘‘P-1’’ by Moody’s, with respect to any custodial account related to a Serviced Loan Combination as to which commercial mortgage pass-through certificates backed by a Serviced Companion Loan have been issued (‘‘Companion Loan Securities’’) rated by Fitch or Moody's, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least ‘‘AA−’’ by Fitch and ‘‘Aa3’’ by Moody’s, with respect to any custodial account related to a Serviced Loan Combination that has Companion Loan Securities rated by Fitch or Moody's or (B) as to which the Trustee has received written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or Companion Loan Securities or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Companion Loan Securities, which may be an account maintained with the Trustee or the Master Servicer, or (iv) with PNC Bank, National Association so long as PNC Bank, National Association's long-term unsecured debt rating is at least ‘‘A1 from Moody's and ‘‘A’’ from Fitch and its short-term unsecured debt rating is at least ‘‘P-1’’ from Moody's (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Assciation's short-term deposit or short-term unsecured debt rating is at least ‘‘P-1’’ from Moody's or ‘‘F-1’’ from Fitch (if the deposits to be held in accounts for 30 days or less).

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Trustee will have the right to invest the funds in the Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account maintained by it and the Master Servicer will have the right to invest the funds in the separate custodial account for each Serviced Loan Combination and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Trustee, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Trustee with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property), and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Account and the Grantor Trust Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under ‘‘—Interest Reserve Account.’’

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

The Trustee, on behalf of the Holders of the Class A-3FL Certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the Floating Rate Certificates or to the Swap Counterparty and from which it will make those distributions. None of the Offered Certificates will represent ownership interests in such account.

Enforcement of ‘‘Due-On-Sale’’ and ‘‘Due-On-Encumbrance’’ Clauses

Due-On-Sale Clauses.    In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of ‘‘due-on-sale’’ clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans or Serviced Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Special Servicer will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Special Servicer has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from Fitch and Moody’s or the then current ratings assigned to the Companion Loan Securities by an applicable rating agency with respect to any Mortgage Loan that (together with any Mortgage Loans cross collateralized with such Mortgage Loan) represents one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, (x) in the case of a Serviced Loan Combination with one or more related Pari Passu Companion Loans, such expense will be allocated to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, based on each loan's Stated Principal Balance and (y) in the case of a Serviced Loan Combination with a related B Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Modifications’’ in this prospectus supplement.

The Master Servicer must promptly forward any request for an assumption of a Mortgage Loan or Serviced Loan Combination to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph. In each case however, the Special Servicer will also be required to obtain the consent of the Directing Holder to any assumption or substitution (whether of a performing Mortgage Loan or a Specially Serviced Mortgage Loan), to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’

Due-On-Encumbrance Clauses.    In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of a ‘‘due-on-encumbrance’’ clause which by their terms (a) provide that the related Mortgage Loan or Serviced Loan Combination will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the ownership interest of the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The Special Servicer will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Special Servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from Fitch and Moody’s that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and receives prior written confirmation from each applicable rating agency that the granting of such consent would not cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Companion Loan Securities; provided, that such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and (x) in the case of a Serviced Loan Combination with one or more related Pari Passu Companion Loans, such expense will be allocated to the holders of to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, based on each loan's Stated Principal Balance and (y) in the case of a Serviced Loan Combination with a related B Loan, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan.

The Master Servicer must promptly forward any request for the waiver of any due-on-encumbrance clause of a Mortgage Loan or Serviced Loan Combination to the Special Servicer and such request will be processed by the Special Servicer in the manner described in the preceding paragraph. In each case however, the Special Servicer will be required to obtain the consent of the Directing Holder to any such waiver of a due-on-encumbrance clause (whether of a performing Mortgage Loan or a Specially Serviced Mortgage Loan), to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a ‘‘due-on-sale’’ or a ‘‘due-on-encumbrance’’ clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected (at the Master Servicer’s expense) each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loan) serviced by it at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2007; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous six months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loan will be conducted by the other servicers appointed under, and done in accordance with the terms of, the pooling and servicing agreement governing the Non-Serviced Mortgage Loan.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i)    except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii)    all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a)    the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b)    if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c)    the Master Servicer will have no obligation beyond using their reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d)    except as provided below (including under clause (vii)), in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, not less frequently than annually, and, to the extent consistent with the Servicing Standard, the Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e)    to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(f)    any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicer will not be in default or liable for any loss.

Notwithstanding the provision described in clause (iv) above, the Master Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Loan Combination, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Holder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing’’). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing.’’ The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under ‘‘—Advances’’ in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Master Servicer to cause that coverage to be maintained under the Master Servicer’s force-placed insurance policy. In such case, the Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer’s existing force-placed policy.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) such Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than ‘‘A’’ by Fitch and ‘‘A2’’ by Moody’s and ‘‘A’’ by S&P if any Companion Loan Security is rated by S&P and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Loan Combinations, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Sellers pursuant to four separate mortgage loan purchase agreements (the ‘‘Mortgage Loan Purchase Agreements’’). See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the ‘‘Custodian’’), the Note and certain other documents and instruments (the ‘‘Mortgage Loan Documents’’) with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 120 days after the later of the Closing Date or actual receipt and report any missing documents or certain types of defects therein to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be recorded or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each mortgage file after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1)    the information set forth in the mortgage loan schedule attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable Cut-off Date;

(2)    except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the mortgage loan seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the Depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained;

(3)    no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable Cut-off Date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable Cut-off Date;

(4)    the mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan;

(5)    with respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is, to the applicable mortgage loan seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable Cut-off Date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The applicable mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

(6)    each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy, a marked-up title insurance commitment or pro forma (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances;

(7)    the proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

(8)    the mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby;

(9)    (a)    with respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the applicable mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report; or (b) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable Cut-off Date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (x) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (y) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable mortgage loan seller nor, to such mortgage loan seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law;

(10)    each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

(11)    each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property;

(12)    as of the closing date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon;

(13)    all escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid;

(14)    each mortgage loan complied with all applicable usury laws in effect at its date of origination;

(15)    no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool;

(16)    there exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the applicable mortgage loan seller;

(17)    based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or is insured by a law and ordinance insurance policy, or constitute a legal nonconforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the applicable mortgage loan seller under the mortgage loan purchase agreement;

(18)    to the applicable mortgage loan seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by such mortgage loan seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated;

(19)    each mortgage loan contains a ‘‘due-on-sale’’ clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent; and

(20)    the borrower on each mortgage loan with a Cut-off Date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Master Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in ‘‘—Special Servicing—Special Servicing Compensation’’ and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the ‘‘Repurchase Price’’) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a ‘‘Replacement Mortgage Loan’’) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the ‘‘Removed Mortgage Loan’’) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

A ‘‘Qualified Substitute Mortgage Loan’’ is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Controlling Class Representative and (v) the Trustee has received prior confirmation in writing by each rating agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any Class of Certificates then rated by the rating agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates or Companion Loan Securities that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities. The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may otherwise resign from its obligations and duties as the Master Servicer or the Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates or Companion Loan Securities. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to a Serviced Loan Combination (x) with one or more related Pari Passu Companion Loans, such expenses will be allocated to the related Mortgage Loan and any related Pari Passu Companion Loans on a pro rata basis (based on each such loan's outstanding principal balance) and (y) with a related B Loan, such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan (except that with respect to the Mezz Cap Loan Combinations, such allocation to the related B Loan will only apply during the occurrence and continuance of a Material Default). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the EZ Storage Portfolio Loan Combination under the BACM Series 2006-6 Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the BACM Series 2006-6 Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates and Companion Loan Securities, if applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph, except that with respect to the Mezz Cap Loan Combinations, the Depositor will not be entitled to reimbursement).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the

Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account, except that with respect to the Mezz Cap Loan Combinations, the Depositor will not be entitled to reimbursement), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates or Companion Loan Securities has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates or Companion Loan Securities.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Trustee, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted;

(b)    any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days

(15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected, provided, however, if that failure (other than the failure to provide reports and items specified under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Fitch or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (ii) has placed one or more Classes of Certificates or Companion Loan Securities on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or ‘‘watch status’’ placement shall not have been withdrawn by Fitch or Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g)    if any Companion Loan Securities are rated by S&P, the Master Servicer or Special Servicer has been removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be; and

(h)    the Master Servicer or Special Servicer shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period (but that with respect to any primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing

Agreement) (such entity, the ‘‘Sub-Servicing Entity’’) retained by the Master Servicer or Special Servicer (but excluding one which the Master Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) the Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h) and the Master Servicer or Special Servicer will be required to provide the reports required by the Sub-Servicing Entity and if the Master Servicer or Special Servicer fails to do so it shall be an event of default with respect to the Master Servicer or Special Servicer.

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and (i) at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders or (ii) at the written direction of the Depositor with respect to an Event of Default under clause (h) above, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, then the Master Servicer will also be terminated as Special Servicer. Except for the Directing Holder’s right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Master Servicer or Special Servicer if an Event of Default with respect to the Master Servicer or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an ‘‘approved’’ servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each rating agency then rating such Certificates or Companion Loan Securities, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates or Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities, as applicable. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Evidence of Compliance

See ‘‘Description of the Pooling Agreements—Evidence of Compliance’’ in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Master Servicer, the Primary Servicer and Special Servicer to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment. The Trustee, the Master Servicer, the Primary Servicer and Special Servicer that will be required to provide an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are LaSalle Bank National Association, Midland Loan Services, Inc., Bank of America and LNR Partners, Inc.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the ‘‘Voting Rights’’) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (other than the Non-Serviced Mortgage Loan) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Loan Combination. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan) or a Serviced Loan Combination (and, with respect to a Loan Combination with a related B Loan, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the Special Servicer and the Controlling Class Representative, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a ‘‘Purchase Option’’) at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

The Controlling Class Representative will also have a purchase option with respect to the Mall of America Loan, the EZ Storage Portfolio Loan and the Fortress/Ryan's Portfolio Loan. For a description of the purchase option relating to the EZ Storage Portfolio Loan, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The Mall of America Loan Combination—Sale of Defaulted Mortgage Loan,’’ ’’Description of the Mortgage Pool—Split Loan Structures—The EZ Storage Portfolio Loan Combination—Sale of Defaulted Mortgage Loan’’ and ‘‘Description of the Mortgage Pool— Split Loan Structures—The Fortress/Ryan's Portfolio Loan Combination—Sale of Defaulted Mortgage Loan’’ in this prospectus supplement.

With respect to the Mall of America Loan, the EZ Storage Portfolio Loan and the Fortress/Ryan's Portfolio Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan and not any related Companion Loans.

With respect to the First City Tower Loan (subject to the rights of the holder of the related B Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The First City Tower Loan Combination—Rights of the Holders of the First City Tower B Loan— Purchase Option’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

With respect to the Casual Male HQ Loan (subject to the rights of the holder of the related B Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Casual Male HQ Loan Combination—Rights of the Holders of The Casual Male HQ B Loan— Purchase Option’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

With respect to the Mezz Cap Loans (subject to the rights of the holder of the related B Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures Rights of the Holders of the Mezz Cap B Loans—Purchase Option’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

There can be no assurance that the Special Servicer’s fair value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

Except with respect to the Non-Serviced Mortgage Loan, unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Loan Combinations with a related B Loan, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see ‘‘Description of the Mortgage Pool—Split Loan Structures—The First City Tower Loan Combination—Rights of the Holders of The First City Tower B Loan—Purchase Option,’’ ‘‘Description of the Mortgage Pool—Split Loan Structures—The Casual Male HQ Loan Combination—Rights of the Holders of the Casual Male HQ B Loan—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Mezz Cap B Loans—Purchase Option,’’ in this prospectus supplement. The purchase option for the Non-Serviced Mortgage Loan will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs the Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a mezzanine lender. Such option is exercisable at a par purchase price as set forth in the related intercreditor agreement; provided, that if such option is exercised within 90 days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.

Realization Upon Defaulted Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than the Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer’s judgment with the consent of the Directing Holder, a payment default or material non-monetary default is reasonably foreseeable, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

(i)    such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the

Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ within the meaning of the REMIC Regulations (such tax referred to herein as the ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property,’’ such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being ‘‘Excess Liquidation Proceeds’’), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Modifications

The Master Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Loan Combination, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a ‘‘Modification’’) without the consent of the Trustee or any Certificateholder (other than the Directing Holder), subject, however, to each of the following limitations, conditions and restrictions:

(i)    other than with respect to the waiver of late payment charges or waivers in connection with ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clauses in the Mortgage Loans or Serviced Loan Combinations, as described under the heading ‘‘—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses’’ above, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Loan Combination that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Master Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Loan Combination or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Loan Combination or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer’s judgment, a material default on such Mortgage Loan or Serviced Loan Combination has occurred or a default in respect of payment on such Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, as a collective whole, on a present value basis than would liquidation;

(ii)    the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Loan Combination to a date occurring later than the earlier of (A) (x) two years prior to the Rated Final Distribution Date and (y) with respect to a Serviced Loan Combination, the date that is the earlier of two years from the Rated Final Distribution Date or the ‘‘rated final distribution date’’ of the related Companion Loan Securities unless 100% of the holders of the related Companion Loan Securities have consented to such extension and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Holder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole));

(iii)    the Special Servicer may agree to or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Loan Combination that is not in default or with respect to which default is not reasonably foreseeable subject to consultation with counsel, and, if the Special Servicer deems it necessary, an opinion of counsel delivered to the Trustee (at the expense of the related Borrower or such other person requesting such modification or, if such expense cannot be collected from the related Borrower or such other person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (A)

would not be a ‘‘significant modification’’ of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any of the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC provisions of the Code;

(iv)    neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Loan Combination, which collateral constitutes real property, unless (i) the Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates or Companion Loan Securities; and

(v)    with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Loan Combination;

provided that notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such Modification, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ The Special Servicer is also required to obtain the consent of the Directing Holder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under ‘‘—Special Servicing—The Special Servicer’’ below.

The Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Holder, extend the maturity of any Mortgage Loan or Serviced Loan Combination that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Loan Combination has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

Furthermore, with respect to the First City Tower Loan Combination, the Casual Male HQ Loan Combination and the Mezz Cap Loan Combinations, the rights of the Master Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related B Loan under the intercreditor agreement as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The First City Tower Loan Combination,’’ ‘‘Description of the Mortgage Pool—Split Loan Structures—The Casual Male HQ Loan Combination’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—Mezz Cap Loan Combinations’’ provided, however, that notwithstanding anything herein to the contrary, the Master Servicer and the Special Servicer will not be required to take any action or refrain from taking any action which violates applicable law, the Servicing Standard, the Pooling and Servicing Agreement, the Mortgage Loan Documents or any related intercreditor agreement.

For any performing Mortgage Loan and any performing Loan Combination, and subject to the rights of the Special Servicer, Directing Holder and holders of the Serviced Companion Loan described above, as applicable, the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a Borrower for the consent or other appropriate action on the part of the lender with respect to:

(a)    approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of 15,000 square feet or 20% of the related Mortgaged Property;

(b)    approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

(c)    approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)    subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e)    approving modifications, consents or waivers (other than those specifically prohibited under this ‘‘—Modifications’’ section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a ‘‘prohibited transaction’’ under the REMIC provisions of the Code;

(f)    approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; and

(g)    any non-material modifications, waivers or amendments not provided for in clauses (a) through (f) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also ‘‘—Special Servicing—The Special Servicer’’ below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

Optional Termination

The Special Servicer and, if the Special Servicer does not exercise its option, any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage

Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates (provided, however, that the Class A-1 through Class G Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicer and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The ‘‘Master Servicing Fee’’ will be payable monthly and will accrue at a rate per annum (the ‘‘Master Servicing Fee Rate’’) that is a component of the Servicing Fee Rate. The ‘‘Servicing Fee’’ will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the ‘‘Servicing Fee Rate’’) set forth on Annex A-1 to this prospectus supplement (under the heading ‘‘Administrative Fee Rate’’) for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee and any fee for primary servicing functions (which varies with each Mortgage Loan) including the amounts paid to the BACM Series 2006-6 Servicer. The Master Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, ‘‘Servicing Compensation’’) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage

Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (including any related application fees) (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees that accrued during a Collection Period on any non-Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan (other than Special Servicing Fees, Workout Fees and Liquidation Fees); provided, however, that with respect to (i) the First City Tower Loan Combination, the Casual Male HQ Loan Combination and the Mezz Cap Loan Combinations, following the occurrence of an event of default the related Net Default Interest shall be allocated sequentially to the Mortgage Loan and the related Companion Loan (after netting out interest on Advances and certain other Trust expenses) in accordance with the related intercreditor agreement and the Pooling and Servicing Agreement and (ii) with respect to the Mezz Cap Loan Combinations, assumption and similar fees will be allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related intercreditor agreement. In addition, provided that the Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under ‘‘—Special Servicing.’’ The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as interest accrues on the Mortgage Loans, and with respect to the EZ Storage Portfolio Loan, the servicing fee of the BACM Series 2006-6 Servicer will accrue on the same basis as interest accrues the EZ Storage Portfolio Loan Combination.

In connection with any Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls.’’

The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

Special Servicing

The Special Servicer.    For a description of the Special Servicer see ‘‘Transaction Parties —The Special Servicer’’ in this prospectus supplement.

The Directing Holder.    The Directing Holder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer; provided that in the event that the Directing Holder is not the Controlling Class Representative, such Directing Holder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Loan Combination. The Directing Holder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the rating agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates or Companies Loan Securities, as applicable, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Holder.

The Directing Holder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Holder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Holder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Loan Combination, and that the Directing Holder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Loan Combination, that the Directing Holder may act solely in its own interest (and if the Directing Holder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Holder does not have any duties to the holders of any Class of Certificates or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, other than the Controlling Class), that the Directing Holder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, such Directing Holder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Holder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Holder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Holder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The ‘‘Controlling Class’’ will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the

Controlling Class will be the Class S Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3FX, Class A-3FL, Class A-AB, Class A-4 and Class A-1A Certificates collectively will be treated as one Class.

The ‘‘Directing Holder’’ means:

•	with respect to any Mortgage Loan, other than any Serviced Loan Combination, the Controlling Class Representative (or its designee);

•	with respect to the Mall of America Loan Combination, the Controlling Class Representative (or its designee);

•	with respect to the EZ Storage Portfolio Loan Combination and the Fortress/Ryan's Portfolio Loan Combination, the person chosen by a majority of the noteholders and, if a majority of the noteholders cannot agree, then the person chosen by the holder of the EZ Storage Portfolio Pari Passu Loan or Fortress/Ryan's Portfolio Pari Passu Loan, as applicable;

•	with respect to the First City Tower Loan Combination, (a) prior to a First City Tower Control Appraisal Event, the holder of the First City Tower B Loan (provided the First City Tower B Loan Holder is not the borrower or an affiliate thereof), and (b) so long as a First City Tower Control Appraisal Event exists, or if the First City Tower B Loan Holder is the borrower or an affiliate thereof, the Controlling Class Representative (or its designee);

•	with respect to the Casual Male HQ Loan Combination, the Controlling Class Representative (or its designee), except to the extent that the holder of the Casual Male HQ B Loan has certain rights as described under the ‘‘Description of the Mortgage Pool—Split Loan Structures—The Casual Male HQ Loan Combination—Rights of the Holders of the Casual Male HQ B Loan’’ in this prospectus supplement;

•	with respect to the Mezz Cap Loan Combinations, the Controlling Class Representative (or its designee), except to the extent that the holder of the Mezz Cap B Loans has certain rights as described under the ‘‘Description of the Mortgage Pool—Split Loan Structures—Rights of the Holders of the Mezz Cap B Loans’’ in this prospectus supplement;

The ‘‘Controlling Class Representative’’ will be the representative selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

Servicing Transfer Event.    The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a ‘‘Specially Serviced Mortgage Loan’’ to include any Mortgage Loan and any Serviced Loan Combination with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Loan Combination other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Loan Combination at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination and (D) the Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Master Servicer or the Special Servicer (with the Controlling Class Representative’s consent, in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Loan Combination or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is reasonably likely to occur and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Loan Combination will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a ‘‘Servicing Transfer Event’’); provided, however, that a Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Mortgage Loan (each, a ‘‘Corrected Mortgage Loan’’) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan.

If a servicing transfer event under the BACM Series 2006-6 Pooling and Servicing Agreement exists with respect to a Companion Loan related to the EZ Storage Portfolio Loan, then it will also be deemed to exist with respect to the EZ Storage Portfolio Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together (provided that prior to an event of default on the Mezz Cap Loan Combinations, the holders of the Mezz Cap B Loans may appoint a separate servicer to collect payments on the Mezz Cap B Loans). If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

Asset Status Report.    The Special Servicer will prepare a report (the ‘‘Asset Status Report’’) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Controlling Class Representative and the rating agencies and in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the

Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

Certain Rights of the Controlling Class Representative.    In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Loan Combination is a Specially Serviced Mortgage Loan, to the extent described above under ‘‘—Modifications’’ and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under ‘‘—Enforcement of ‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Clauses, whether or not the applicable Mortgage Loan or the Serviced Loan Combination is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Master Servicer must notify the Special Servicer of any request for approval (a ‘‘Request for Approval’’) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation and analysis (other than with respect to requests for assumptions and waivers of due-on-sale or due-on-encumbrance clauses, such requests being processed directly by the Special Servicer) and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer’s possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. Generally, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative’s above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. Generally, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Holder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations. In addition, if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the

Certificateholders (and any holder of a related Companion Loan), as a collective whole, it may take such action without waiting for a response from the Controlling Class Representative or Directing Holder.

The Master Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a ‘‘Watch List’’ or (iv) has been identified by the Master Servicer or Special Servicer, as exhibiting deteriorating performance.

The Depositor anticipates that an affiliate of the Special Servicer will purchase the initial Controlling Class and will be the initial Controlling Class Representative.

With respect to the EZ Storage Portfolio Loan, any decision to be made with respect to the EZ Storage Portfolio Loan Combination that requires the approval of the directing certificateholder under the BACM Series 2006-6 Pooling and Servicing Agreement (other than removal of the BACM Series 2006-6 Special Servicer) will require the approval of a majority of the Controlling Class Representative and the holders of the EZ Storage Portfolio Pari Passu Companion Loan.

Special Servicing Compensation.    Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.35% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan, subject to a $4,000 monthly minimum with respect to each Specially Serviced Mortgage Loan and REO Loan (the ‘‘Special Servicing Fee’’). The BACM Series 2006-6 Special Servicer will accrue a comparable special servicing fee with respect to the EZ Storage Portfolio Loan Combination under the BACM Series 2006-6 Pooling and Servicing Agreement.

The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

A ‘‘Workout Fee’’ will in general be payable to the Special Servicer with respect to each Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans), the Workout Fee will be payable out of, and will be calculated by application of, a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans), for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination (other than the Mezz Cap B Loans) again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Loan Combinations that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The BACM Series 2006-6 Special

Servicer will accrue a comparable workout fee with respect to the EZ Storage Portfolio Loan Combination under the BACM Series 2006-6 Pooling and Servicing Agreement.

A ‘‘Liquidation Fee’’ will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (‘‘Liquidation Proceeds’’). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a ‘‘Liquidation Fee Rate’’ of 1.00% to the related payment or proceeds. The BACM Series 2006-6 Special Servicer will accrue a comparable liquidation fee with respect to the EZ Storage Portfolio Loan Combination, under the BACM Series 2006-6 Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer, the Controlling Class Representative,

•	the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

•	a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	the purchase of any Mortgage Loan by the holder of the related Serviced B Loan pursuant to the related intercreditor agreement, as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The First City Tower Loan—Rights of the Holders of The First City Tower B Loan—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Split Loan Structures—The First City Tower Loan—Rights of the Holders of The First City Tower B Loan—Purchase Option’’ in this prospectus supplement, and

•	the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine intercreditor agreement requires the purchaser to pay such fees (provided that any future permitted mezzanine debt will generally require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 90 days after the holder of the related mezzanine loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Mortgage Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

In addition, the Special Servicer will be entitled to receive:

•	any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans,

•	any income earned on deposits in the REO Accounts,

•	50% of any extension fees, modification and assumption fees (including any related application fees) of non-Specially Serviced Mortgage Loans, and

•	any late payment fees that accrued during a Collection Period on any Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

The BACM Series 2006-6 Special Servicer will be entitled to comparable fees with respect to the EZ Storage Portfolio Loan.

Servicing of the Non-Serviced Mortgage Loan

The EZ Storage Portfolio Loan

Pursuant to the terms of the related intercreditor agreement, all of the mortgage loans comprising the EZ Storage Portfolio Loan Combination are being serviced under the provisions of the BACM Series 2006-6 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•	Wells Fargo Bank, N.A., which is the trustee under the BACM Series 2006-6 Pooling and Servicing Agreement (the ‘‘BACM Series 2006-6 Trustee’’), is, in that capacity, the lender of record with respect to the mortgaged property securing EZ Storage Portfolio Loan Combination;

•	Bank of America, National Association, which is the master servicer under the BACM Series 2006-6 Pooling and Servicing Agreement (the ‘‘BACM Series 2006-6 Servicer’’), is, in that capacity, the master servicer for the EZ Storage Portfolio Loan Combination under the BACM Series 2006-6 Pooling and Servicing Agreement. However, P&I Advances with respect to the EZ Storage Portfolio Loan will be made by the Master Servicer or the Trustee, as applicable, as described in ‘‘The Pooling and Servicing Agreement—Advances’’ in the prospectus supplement; and

•	CWCapital Asset Management LLC, which is the special servicer of the EZ Storage Portfolio Loan Combination under the BACM Series 2006-6 Pooling and Servicing Agreement (the ‘‘BACM Series 2006-6 Special Servicer’’), is, in that capacity, the special servicer with respect to the EZ Storage Portfolio Loan Combination under the BACM Series 2006-6 Pooling and Servicing Agreement.

The Controlling Class Representative will not have any rights with respect to the servicing and administration of the EZ Storage Portfolio Loan under the BACM Series 2006-6 Pooling and Servicing Agreement except as set forth under ‘‘Description of the Mortgage Pool—Split Loan Structures—The EZ Storage Portfolio Loan Combination’’ in this prospectus supplement.

Master Servicer and Special Servicer Permitted to Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Trustee Reports

On each Distribution Date, the Trustee will be required to make available to the general public (including each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, each Underwriter, each rating agency and any potential investors in the Certificates) a statement (a ‘‘Distribution Date Statement’’) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Trustee, in accordance with Commercial Mortgage Securities Association (‘‘CMSA’’) guidelines setting forth, among other things:

(a)    the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)    the amount of the distribution on the Distribution Date to the holders of each class of Certificates (other than the Class T, Class XS, Class XP, Class R and Class LR Certificates) in reduction of the Certificate Balance of the Certificates;

(c)    the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(d)    the aggregate amount of Advances made in respect of the Distribution Date and the amount on interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(f)    the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)    the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)    the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)    the Available Funds for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)    the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums Yield Maintenance Charges;

(k)    the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

(l)    the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(m)    the Principal Distribution Amount for the Distribution Date;

(n)    the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)    the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class T and Residual Certificates) immediately following the Distribution Date;

(p)    the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)    the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)    the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates as of the Distribution Date;

(s)    a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)    a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)    the amount of the distribution to the holders of each class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)    as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)    the amount on deposit in certain accounts established and maintained by the Trustee, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)    the current credit support levels for each class of Certificates;

(y)    the original and then-current ratings for each class of Certificates;

(z)    with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, the current Stated Principal Balance;

(aa)    the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)    with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to such Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc)    the amount of the distribution on the Distribution Date to the holders of the Class T and Residual Certificates;

(dd)    material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice; and

(ee)    such other information and in such form as will be specified in the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Trustee initially located at www.etrustee.net. In addition, the Trustee will make available on such website any reports on Forms 10-D, 10-K and 8-K prepared by the Trustee that have been filed with respect to the Trust through the EDGAR system.

After all of the Certificates have been sold by the Underwriters, certain information may be made accessible on the website maintained by the Master Servicer as the Master Servicer may have in place from time to time. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Associations (or any successor organization reasonably acceptable to the Trustee and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Master Servicer Reports

The Master Servicer is required to deliver to the Trustee prior to each Distribution Date (commencing on the fourth Distribution Date), and the Trustee is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following CMSA reports:

•	A ‘‘comparative financial status report.’’

•	A ‘‘delinquent loan status report.’’

•	A ‘‘historical loan modification and corrected mortgage loan report.’’

•	A ‘‘historical liquidation report.’’

•	An ‘‘REO status report.’’

•	A ‘‘Master Servicer watch list.’’

•	A loan level reserve/LOC report.

•	A CMSA Advance Recovery Report.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CMSA Reports; provided, however, the

Trustee will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

The Trustee, the Master Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver to the Trustee and the rating agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a)    Annually, on or before June 30 of each year, commencing with June, 2007, with respect to each Mortgaged Property and REO Property, an ‘‘Operating Statement Analysis Report’’ together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b)    Within 60 days of receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an ‘‘NOI Adjustment Worksheet’’ for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to ‘‘normalize’’ the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

The Trustee is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicer upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Master Servicer, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and assessment of compliance and attestation reports delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail ‘‘sales information,’’ if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers’ certificates and other evidence delivered to or by the Trustee to support the Master Servicer’s, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee’s possession.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the ‘‘Commission’’) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name ‘‘Deutsche Mortgage & Asset Receiving Corp.’’ (Commission file no. 333-130390). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary and the discussion in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the ‘‘Trust REMICs’’), as two separate REMICs within the meaning of Code Section 860D (the ‘‘Lower-Tier REMIC’’ and the ‘‘Upper-Tier REMIC,’’ respectively). The Lower-Tier REMIC will hold the Mortgage Loans, other than Excess Interest, proceeds thereof held in the Collection Account and the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the ‘‘Lower-Tier Regular Interests’’) to the Upper-Tier REMIC. The Class LR Certificates will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class XS, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-3FL Regular Interest as classes of regular interests, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, (iii) compliance with the BACM Series 2006-6 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury (‘‘Treasury Regulations’’) thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the ‘‘REMIC’’ will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portions of the Trust Fund consisting of the Excess Interest, and related amounts in the Grantor Trust Distribution Account, which are beneficially owned by the Class T Certificates, and the Class A-3FL Regular Interest, the Swap Agreement, the Trustee's floating rate accounts which are beneficially owned by the Class A-3FL Certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

The Offered Certificates will be treated as ‘‘loans. . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties and manufactured housing community properties) represented approximately 20.79% of the Mortgage Loans by Initial Outstanding Pool Balance.

The Offered Certificates will be treated as ‘‘real estate assets,’’ within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as ‘‘interest on mortgages on real property,’’ within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.’’ Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

The Offered Certificates will be treated as ‘‘regular interests’’ in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the ‘‘OID Regulations’’). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount’’ in the prospectus.

It is anticipated that the Class XP Certificates will be treated as having been issued with original issue discount for federal income tax purposes in an amount equal to the excess of all expected distributions of interest on the Class XP Certificates (based on the Prepayment Assumption) over their issue price (including accrued interest). Accruing income in such a manner could result in the accrual of negative amounts for certain periods in the event of faster than anticipated prepayments. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income on the Class XP Certificates. However, although unclear, a holder of a Class XP Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class XP Certificates should consult their tax advisors as to the manner in which income should be accrued on the Class XP Certificates and the timing and character of any loss that could result from an investment in the Class XP Certificates. See Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ and—Taxation of Regular Certificates—Original Issue Discount’’ in the Prospectus.

Whether any holder of any Class of Offered Certificates, other than the Class XP Certificates, will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates (other than the Class XP Certificates) will be issued at a [premium] for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium’’ in the prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Master Servicer’s actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates’’ in the prospectus.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a ‘‘Plan’’), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the ‘‘Department’’) that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41 (the ‘‘Exemption’’), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1)    The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)    The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s or Fitch;

(3)    The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4)    The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5)    The Plan investing in the Certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

(i)    the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

(ii)    certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii)    certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Trust Fund, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, the Master Servicer, the Special Servicer, the Swap Counterparty, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a ‘‘sponsor’’ within the meaning of the Exemption, or any affiliate of such parties (the ‘‘Restricted Group’’).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See ‘‘Certain ERISA Considerations’’ in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Fitch, Inc. (‘‘Fitch’’ and, together with Moody's, the ‘‘Rating Agencies’’):

	Moody's	Fitch
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3FX	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class XP	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA−
Class E	A1	A+
Class F	A2	A
Class G	A3	A−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor.

The ‘‘Rated Final Distribution Date’’ of each Class of Certificates is the Distribution Date in December 2046.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class XP Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class XP Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class XP Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class XP Certificates. Accordingly, the ratings of the Class XP Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor’s request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas (representing approximately 13.23% of the Initial Outstanding Pool Balance), Minnesota (representing approximately 10.85% of the Initial Outstanding Pool Balance) and New York (representing approximately 10.55% of the Initial Outstanding Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Texas Law.    Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

Minnesota Law.    Two methods of mortgage foreclosure are commonly used in Minnesota: foreclosure by advertisement pursuant to Minn. Stat. Ch. 580 and other laws and statutes and foreclosure by judicial action under Minn. Stat. Chs. 582 and 583 and other laws and statutes. Foreclosure by advertisement is generally quicker and less expensive. Foreclosure by action is often used in special circumstances, including some instances in which additional remedies beyond the foreclosure itself are being exercised. Actions for the appointment of a receiver to collect and apply rents are often integrated into the foreclosure process. Under Minnesota law, in either a foreclosure by advertisement or by action on a commercial property as large as the related Mortgaged Property, the borrower has an absolute right to redeem within 12 months after the sheriff's sale, if foreclosure was by advertisement or within 12 months after the date of the court order confirming the sale, if foreclosure was by action. The 12 month redemption period is a mandatory statutory provision that is not waivable either by the borrower or the mortgagee, whether in the Mortgage Loan Documents or prior to the sale in the foreclosure proceedings. During the period of redemption, unless a receiver has been appointed, the borrower retains the full right to possession and use of the income of the Mortgaged Property.

Under Minnesota law, in either a foreclosure by advertisement or by action on a commercial property as large as the related Mortgaged Property, the borrower has an absolute right to retain possession of the Mortgaged Property (subject to possible appointment of a receiver) and to redeem within 12 months after the sheriff's sale, if foreclosure was by advertisement, or within 12 months after the date of a court order confirming the sale, if foreclosure was by action. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure. The lender does not have the right to possession or marketable title to the Mortgaged Property until the redemption period expires. To redeem the Mortgaged Property from foreclosure, the borrower must pay the lender (a) the amount bid for the Mortgaged Property at the sale; (b) interest on the sale amount at the rate provided to be paid on the mortgage debt, but not to exceed 8%, if foreclosure by action, or interest on the sale amount at the rate provided to be paid on the Mortgage Loan, if foreclosure by advertisement; and (c) other amounts paid by the lender as allowed by statute for taxes, insurance and prior mortgage debts.

New York Law.    New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

INDEX OF PRINCIPAL DEFINITIONS

777 Sunrise Highway B Loan	S-138
777 Sunrise Highway Loan	S-138
777 Sunrise Highway Loan Combination	S-138
Administrative Fee Rate	S-255
Advance Rate	S-224
Advances	S-223
Allocated Loan Amount	S-155
Annual Debt Service	S-142
Anticipated Repayment Date	S-141
Appraisal Reduction Amount	S-176, S-196
Appraisal Reduction Event	S-196
Appraised Value	S-142
ARD Loan	S-141
Asset Status Report	S-260
Assumed Final Distribution Date	S-191
Assumed Scheduled Payment	S-180
Authenticating Agent	S-113
Available Funds	S-173
B Loan	S-116
BACM Series 2006-6 Pooling and Servicing Agreement	S-125
BACM Series 2006-6 Servicer	S-125, S-264
BACM Series 2006-6 Special Servicer	S-125, S-264
BACM Series 2006-6 Trustee	S-264
Balloon Balance	S-142
Bank of America	S-88
Bank of America Guidelines	S-90
Bank of America Primary Servicer	S-103
Bank of America Primary Servicing Agreement	S-104
Bankruptcy Code	S-99
Base Interest Fraction	S-191
BCRE	S-86
Casual Male HQ B Loan	S-134
Casual Male HQ Loan	S-134
Casual Male HQ Loan Combination	S-134
CBE	S-213
Certificate Balance	S-169
Certificate Owners	S-201
Certificate Registrar	S-113, S-199
Certificateholder	S-199
Certificates	S-169
Class	S-169
Class A Certificates	S-195
Class X Certificates	S-169
Clearstream	S-42, S-199
Clearstream Participants	S-201
CMBS	S-106
CMSA	S-265
CMSA Investor Reporting Package	S-267
Collection Account	S-227
Collection Period	S-175
Commission	S-269
Companion Loan	S-116
Companion Loan Securities	S-228
Controlling Class	S-257
Controlling Class Certificateholder	S-258
Controlling Class Representative	S-258
Corrected Mortgage Loan	S-259
CPR	S-205
Crossover Date	S-190
Current LTV	S-142
Custodian	S-114, S-235
Cut-off Date	S-116
Cut-off Date Balance	S-116
Cut-off Date Loan-to-Value Ratio	S-142
Cut-off Date LTV	S-142
Cut-off Date LTV Ratio	S-142
Debt Service Coverage Ratio	S-145
Default Interest	S-176
Default Rate	S-176
Defaulted Mortgage Loan	S-247
Defeasance	S-158
Defeasance Collateral	S-158
Defeasance Loans	S-155
Defeasance Lock-Out Period	S-155
Defeasance Option	S-158
Defeasance Period	S-155
Definitive Certificate	S-198
Department	S-272
Depositaries	S-200
Determination Date	S-175
Directing Holder	S-258
Discount Rate	S-156
Distribution Account	S-227
Distribution Date	S-173
Distribution Date Statement	S-265
DSCR	S-145
DTC	S-42
Due Date	S-179
ERISA	S-272
ESA	S-93
Euroclear	S-42
Euroclear Participants	S-201

Events of Default	S-243
Excess Interest	S-228
Excess Liquidation Proceeds	S-251
Exemption	S-272
EZ Storage Portfolio Loan	S-124
EZ Storage Portfolio Loan Combination	S-124
EZ Storage Portfolio Pari Passu Loan	S-124
FDIC	S-100
First City Tower B Loan	S-126
First City Tower B Loan Holder	S-126
First City Tower Control Appraisal Event	S-130
First City Tower Controlling Holder	S-130
First City Tower Future Advances	S-126
First City Tower Loan	S-126
First City Tower Loan Combination	S-126
First City Tower Loan Holder	S-126
Fitch	S-275
Form 8-K	S-167
Fortress/Ryan’s Portfolio Loan	S-131
Fortress/Ryan’s Portfolio Loan Combination	S-131
Fortress/Ryan’s Portfolio Pari Passu Loan	S-131
FPO Persons	S-2
FSMA	S-2
GAAP	S-142
GACC	S-86, S-115
GE	S-93
GECC	S-93
GEMSA	S-95
GLA	S-143
Grantor Trust Distribution Account	S-227
Group 1 Principal Distribution Amount	S-180
Group 2 Principal Distribution Amount	S-180
Holders	S-202
Indirect Participants	S-200
Initial Loan Group 1 Balance	S-116
Initial Loan Group 2 Balance	S-116
Initial Outstanding Pool Balance	S-116
Initial Rate	S-141
Interest Accrual Amount	S-176
Interest Accrual Period	S-176
Interest Deposit	S-174
Interest Deposit Amount	S-174
Interest Rate	S-143
Interest Reserve Account	S-227
Interest Shortfall	S-176
Liquidation Fee	S-263
Liquidation Fee Rate	S-263
Liquidation Proceeds	S-263
Loan Combination	S-116
Loan Group 1	S-116
Loan Group 2	S-116
Loan Groups	S-116
Loan-to-Value Ratio	S-142
Lock-Out Period	S-155
Lower-Tier Regular Interests	S-270
Lower-Tier REMIC	S-270
LTV	S-142
LTV Ratio at Maturity	S-143
MAI	S-121
Mall of America Loan	S-122
Mall of America Loan Combination	S-122
Mall of America Pari Passu Loan A-2	S-122
Mall of America Pari Passu Loan A-3	S-122
Mall of America Pari Passu Loans	S-122
Master Servicer	S-100
Master Servicer Prepayment Interest Shortfall	S-194
Master Servicer Remittance Date	S-221
Master Servicing Fee	S-255
Master Servicing Fee Rate	S-255
Modeling Assumptions	S-206
Modification	S-252
Modified Mortgage Loan	S-198
Monthly Payment	S-174
Moody’s	S-275
Mortgage	S-117
Mortgage Loan	S-116
Mortgage Loan Documents	S-235
Mortgage Loan Purchase Agreement	S-118
Mortgage Loan Purchase Agreements	S-235
Mortgage Loans	S-116
Mortgage Pool	S-116
Mortgage Rate	S-143, S-179
Mortgaged Properties	S-116
Mortgaged Property	S-116
Net Default Interest	S-175
Net Mortgage Pass-Through Rate	S-179

Net Operating Income	S-144
Net Prepayment Interest Excess	S-195
Net Prepayment Interest Shortfall	S-195
Net REO Proceeds	S-175
NOI	S-144
NOI Date	S-144
nonqualified intermediary	C-4
Nonrecoverable Advance	S-225
Non-Serviced Mortgage Loan	S-116
non-U.S. holder	C-3
Note	S-117
Notional Balance	S-170
NRA	S-143
OCC	S-88
Occupancy As-of Date	S-143
Occupancy Rate	S-143
Offered Certificates	S-169
OID Regulations	S-271
Option Price	S-248
Pads	S-145
Pari Passu Companion Loan	S-116
Participants	S-199
Pass-Through Rate	S-176
Paying Agent	S-113
PCIS Persons	S-2
Percentage Interest	S-173
Plan	S-272
Planned Principal Balance	S-190
Pooling and Servicing Agreement	S-220
Prepayment Interest Excess	S-194
Prepayment Interest Shortfall	S-193
Prepayment Premium	S-157
Prepayment Premium Period	S-156
Prime Rate	S-224
Principal Balance Certificate	S-169
Principal Balance Certificates	S-169
Principal Distribution Amount	S-179
Principal Prepayments	S-175
Private Certificates	S-169
Property Advances	S-223
PTE	S-40, S-272
Purchase Option	S-248
P&I Advance	S-221
qualified intermediary	C-4
Qualified Substitute Mortgage Loan	S-240
Rated Final Distribution Date	S-18, S-192, S-275
Rating Agencies	S-275
Realized Loss	S-192
Record Date	S-173
Related Proceeds	S-225
Release Date	S-158
Relevant Persons	S-2
REMIC	S-270
REMIC Regulations	S-270
Removed Mortgage Loan	S-239
REO Account	S-169
REO Loan	S-180
REO Property	S-169
REO Tax	S-251
Replacement Mortgage Loan	S-239
Repurchase Price	S-239
Request for Approval	S-261
Reserve Accounts	S-117
Restricted Group	S-273
Revised Rate	S-141
Rooms	S-145
Rules	S-200
Sabre Office Centre B Loan	S-137
Sabre Office Centre Loan	S-137
Sabre Office Centre Loan Combination	S-137
Serviced Companion Loan	S-116
Serviced Loan Combination	S-116
Servicing Compensation	S-255
Servicing Fee	S-255
Servicing Fee Rate	S-143, S-255
Servicing Standard	S-221
Servicing Transfer Event	S-259
Shoppes at Savannah B Loan	S-138
Shoppes at Savannah Loan	S-138
Shoppes at Savannah Loan Combination	S-138
Similar Law	S-272
Single-Tenant Mortgage Loan	S-166
Small Loan Appraisal Estimate	S-197
Special Servicing Fee	S-262
Specially Serviced Mortgage Loan	S-258
Sq. Ft	S-143
Square Feet	S-143
Stated Principal Balance	S-193
Subordinate Certificates	S-195
Sub-Servicing Entity	S-245
Summit Park Apartments B Loan	S-137
Summit Park Apartments Loan	S-137
Summit Park Apartments Loan Combination	S-137
Swap Agreement	S-202
Swap Counterparty	S-202

S&P	S-272
Term to Maturity	S-143
Terms and Conditions	S-201
Treasury Regulations	S-270
Trust	S-99
Trust Fund	S-116
Trust REMICs	S-270
Trustee	S-111
Trustee Fee	S-111
Trustee Fee Rate	S-111
Underwritten NCF	S-143
Underwritten NCF DSCR	S-145
Underwritten Net Cash Flow	S-143
Units	S-145
Unliquidated Advance	S-227
Unscheduled Payments	S-175
Updated Appraisal	S-197
Upper-Tier REMIC	S-270
U.S	S-94
U.S. person	C-3
U.S. withholding agent	C-3
UW NCF	S-143
UW NCF DSCR	S-145
UW Revenue	S-145
Voting Rights	S-247
Weighted Average Net Mortgage Pass-Through Rate	S-178
Withheld Amounts	S-227
Workout Fee	S-262
Workout Fee Rate	S-262
Workout-Delayed Reimbursement Amount	S-226
Yield Maintenance Charge	S-156
Yield Maintenance Loans	S-155
Yield Maintenance Lock-Out Period	S-155
Yield Maintenance Period	S-156

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

Certain Characteristics of the Mortgage Loans

A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

COMM 2006-C8

    ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                                   PROPERTIES

                                                                                         % OF
                                                                       % OF           APPLICABLE
                                                                     INITIAL   LOAN      LOAN                  MORTGAGE
                                                                       POOL    GROUP     GROUP       # OF        LOAN
  ID                           PROPERTY NAME                         BALANCE  1 OR 2    BALANCE   PROPERTIES  SELLER (1)
------------------------------------------------------------------------------------------------------------------------

   1    Mall of America                                               9.03%      1      10.94%         1         GACC
   2    Four Allen Center                                             6.28%      1       7.61%         1         GACC
   3    EZ Storage Portfolio                                          3.92%      1       4.76%        48         BofA
  3.1   EZ Storage Portfolio - Boston, MA (Brighton)                  0.27%              0.32%         1         BofA
  3.2   EZ Storage Portfolio - Minneapolis, MN (3601 Hiawatha)        0.14%              0.17%         1         BofA
  3.3   EZ Storage Portfolio - Ferndale, MI                           0.13%              0.16%         1         BofA
  3.4   EZ Storage Portfolio - Southfield, MI                         0.13%              0.15%         1         BofA
  3.5   EZ Storage Portfolio - Lynnfield, MA                          0.13%              0.15%         1         BofA
  3.6   EZ Storage Portfolio - Eastpointe, MI                         0.12%              0.15%         1         BofA
  3.7   EZ Storage Portfolio - Warren, MI                             0.12%              0.14%         1         BofA
  3.8   EZ Storage Portfolio - St. Louis Park, MN                     0.09%              0.11%         1         BofA
  3.9   EZ Storage Portfolio - Troy, MI                               0.09%              0.11%         1         BofA
 3.10   EZ Storage Portfolio - Redford, MI                            0.09%              0.11%         1         BofA
 3.11   EZ Storage Portfolio - Peabody,  MA                           0.09%              0.11%         1         BofA
 3.12   EZ Storage Portfolio - Tewksbury, MA                          0.09%              0.11%         1         BofA
 3.13   EZ Storage Portfolio - Billerica, MA                          0.09%              0.11%         1         BofA
 3.14   EZ Storage Portfolio - South Euclid, OH                       0.09%              0.11%         1         BofA
 3.15   EZ Storage Portfolio - Rochester Hills, MI                    0.09%              0.11%         1         BofA
 3.16   EZ Storage Portfolio - Roseville II, MI (Cornillie Drive)     0.09%              0.11%         1         BofA
 3.17   EZ Storage Portfolio - Warwick, RI                            0.08%              0.10%         1         BofA
 3.18   EZ Storage Portfolio - Roseville I, MI (East Twelve Mile)     0.08%              0.10%         1         BofA
 3.19   EZ Storage Portfolio - Bloomfield Hills, MI                   0.08%              0.10%         1         BofA
 3.20   EZ Storage Portfolio - Grand River, MI                        0.08%              0.10%         1         BofA
 3.21   EZ Storage Portfolio - Shrewsbury, MA                         0.08%              0.10%         1         BofA
 3.22   EZ Storage Portfolio - Chelmsford, MA                         0.08%              0.09%         1         BofA
 3.23   EZ Storage Portfolio - Hingham, MA                            0.08%              0.09%         1         BofA
 3.24   EZ Storage Portfolio - Auburn Hills, MI                       0.08%              0.09%         1         BofA
 3.25   EZ Storage Portfolio - Dearborn Heights, MI                   0.08%              0.09%         1         BofA
 3.26   EZ Storage Portfolio - Livonia, MI                            0.08%              0.09%         1         BofA
 3.27   EZ Storage Portfolio - Lincoln Park, MI                       0.07%              0.09%         1         BofA
 3.28   EZ Storage Portfolio - Minneapolis, MN (4325 Hiawatha)        0.07%              0.09%         1         BofA
 3.29   EZ Storage Portfolio - Clinton Township, MI (Hall Road)       0.07%              0.08%         1         BofA
 3.30   EZ Storage Portfolio - Reading, OH                            0.07%              0.08%         1         BofA
 3.31   EZ Storage Portfolio - Center Line, MI                        0.07%              0.08%         1         BofA
 3.32   EZ Storage Portfolio - Dearborn, MI                           0.07%              0.08%         1         BofA
 3.33   EZ Storage Portfolio - Clinton Township, MI (Garfield)        0.07%              0.08%         1         BofA
 3.34   EZ Storage Portfolio - Clinton Township, MI (Romeo Plank)     0.07%              0.08%         1         BofA
 3.35   EZ Storage Portfolio - Cleveland Heights, OH                  0.07%              0.08%         1         BofA
 3.36   EZ Storage Portfolio - Taylor, MI                             0.07%              0.08%         1         BofA
 3.37   EZ Storage Portfolio - Woodbury, MN                           0.06%              0.08%         1         BofA
 3.38   EZ Storage Portfolio - Cincinnati, OH (Madison Road)          0.06%              0.08%         1         BofA
 3.39   EZ Storage Portfolio - Eagan, MN                              0.06%              0.07%         1         BofA
 3.40   EZ Storage Portfolio - New Brighton, MN                       0.06%              0.07%         1         BofA
 3.41   EZ Storage Portfolio - Clinton Township, MI (Groesbeck Hwy)   0.06%              0.07%         1         BofA
 3.42   EZ Storage Portfolio - North Bend, OH                         0.05%              0.07%         1         BofA
 3.43   EZ Storage Portfolio - Farmington Hills, MI                   0.05%              0.07%         1         BofA
 3.44   EZ Storage Portfolio - Sterling Heights, MI                   0.05%              0.06%         1         BofA
 3.45   EZ Storage Portfolio - Marsh Lane, TX                         0.04%              0.05%         1         BofA
 3.46   EZ Storage Portfolio - Burnsville, MN                         0.04%              0.04%         1         BofA
 3.47   EZ Storage Portfolio - Coon Rapids, MN                        0.04%              0.04%         1         BofA
 3.48   EZ Storage Portfolio - Vadnais Heights, MN                    0.04%              0.04%         1         BofA
   4    JQH Hotel Portfolio                                           3.27%      1       3.96%         5         BCRE
  4.1   Embassy Suites Frisco                                         1.39%              1.69%         1         BCRE
  4.2   Embassy Suites Hampton                                        0.71%              0.86%         1         BCRE
  4.3   Embassy Suites Hot Springs                                    0.70%              0.85%         1         BCRE
  4.4   Holiday Inn Express Springfield                               0.25%              0.30%         1         BCRE
  4.5   Courtyard by Marriott Junction City                           0.22%              0.26%         1         BCRE
        Manhattan Office Portfolio                                    2.77%      1       3.36%         2         GACC
   5    369 Lexington Avenue                                          1.57%      1       1.90%         1         GACC
   6    2 West 46th Street                                            1.20%      1       1.46%         1         GACC
   7    First City Tower                                              2.43%      1       2.95%         1         BCRE
   8    Victoria Ward Industrial, Gateway & Village                   2.32%      1       2.81%         1         BofA
   9    Sierra Vista Mall                                             2.03%      1       2.47%         1         GACC
  10    Morgan Resort Portfolio                                       1.98%      1       2.39%        12         BCRE
 10.1   Buena Vista Resort                                            0.34%              0.41%         1         BCRE
 10.2   Pine Acres Resort                                             0.28%              0.34%         1         BCRE
 10.3   Crystal Lake Resort                                           0.21%              0.25%         1         BCRE
 10.4   Yogi Jellystone Resort OH                                     0.19%              0.24%         1         BCRE
 10.5   Grand Lakes Resort                                            0.18%              0.22%         1         BCRE
 10.6   Mountain Pines Resort                                         0.15%              0.19%         1         BCRE
 10.7   Stonebridge Resort                                            0.12%              0.15%         1         BCRE
 10.8   Three Lakes Resort                                            0.12%              0.14%         1         BCRE
 10.9   Blueberry Hill Resort FL                                      0.10%              0.13%         1         BCRE
 10.10  Blueberry Resort NJ                                           0.10%              0.12%         1         BCRE
 10.11  Coldbrook Resort                                              0.09%              0.11%         1         BCRE
 10.12  Yogi Jellystone Resort NJ                                     0.09%              0.11%         1         BCRE
  11    Scottsdale 101                                                1.83%      1       2.22%         1         GACC
  12    JPIM Self Storage Portfolio                                   1.74%      1       2.11%        14         BCRE
 12.1   Waipahu                                                       0.30%              0.37%         1         BCRE
 12.2   San Francisco                                                 0.20%              0.24%         1         BCRE
 12.3   Southampton                                                   0.19%              0.22%         1         BCRE
 12.4   Metairie                                                      0.15%              0.19%         1         BCRE
 12.5   Philadelphia                                                  0.14%              0.17%         1         BCRE
 12.6   Berkeley                                                      0.13%              0.16%         1         BCRE
 12.7   Kingwood                                                      0.13%              0.15%         1         BCRE
 12.8   Pennsauken                                                    0.12%              0.14%         1         BCRE
 12.9   Los Angeles                                                   0.11%              0.13%         1         BCRE
 12.10  Vallejo                                                       0.09%              0.11%         1         BCRE
 12.11  Bedford                                                       0.05%              0.06%         1         BCRE
 12.12  West Palm Beach                                               0.05%              0.06%         1         BCRE
 12.13  Fort Worth                                                    0.04%              0.05%         1         BCRE
 12.14  Euless                                                        0.04%              0.05%         1         BCRE
  13    Broward Multifamily Portfolio                                 1.70%      2       9.68%         2         GACC
 13.1   Water's Edge                                                  0.88%              5.02%         1         GACC
 13.2   Southern Pointe                                               0.82%              4.66%         1         GACC
  14    Fortress/Ryan's Portfolio                                     1.69%      1       2.05%        130        GACC
 14.1   Ryans                                                         0.02%              0.03%         1         GACC
 14.2   Ryans                                                         0.02%              0.03%         1         GACC
 14.3   Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.4   Ryans                                                         0.02%              0.02%         1         GACC
 14.5   Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.6   Ryans                                                         0.02%              0.02%         1         GACC
 14.7   Ryans                                                         0.02%              0.02%         1         GACC
 14.8   Ryans                                                         0.02%              0.02%         1         GACC
 14.9   Ryans                                                         0.02%              0.02%         1         GACC
 14.10  Ryans                                                         0.02%              0.02%         1         GACC
 14.11  Ryans                                                         0.02%              0.02%         1         GACC
 14.12  Ryans                                                         0.02%              0.02%         1         GACC
 14.13  Ryans                                                         0.02%              0.02%         1         GACC
 14.14  Ryans                                                         0.02%              0.02%         1         GACC
 14.15  Old Country Buffet                                            0.02%              0.02%         1         GACC
 14.16  Ryans                                                         0.02%              0.02%         1         GACC
 14.17  Ryans                                                         0.02%              0.02%         1         GACC
 14.18  Ryans                                                         0.02%              0.02%         1         GACC
 14.19  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.20  Ryans                                                         0.02%              0.02%         1         GACC
 14.21  Ryans                                                         0.02%              0.02%         1         GACC
 14.22  Ryans                                                         0.02%              0.02%         1         GACC
 14.23  Ryans                                                         0.02%              0.02%         1         GACC
 14.24  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.25  Ryans                                                         0.02%              0.02%         1         GACC
 14.26  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.27  Ryans                                                         0.02%              0.02%         1         GACC
 14.28  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.29  Ryans                                                         0.02%              0.02%         1         GACC
 14.30  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.31  Ryans                                                         0.02%              0.02%         1         GACC
 14.32  Ryans                                                         0.02%              0.02%         1         GACC
 14.33  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.34  Ryans                                                         0.02%              0.02%         1         GACC
 14.35  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.36  Ryans                                                         0.02%              0.02%         1         GACC
 14.37  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.38  Ryans                                                         0.02%              0.02%         1         GACC
 14.39  Ryans                                                         0.02%              0.02%         1         GACC
 14.40  Ryans                                                         0.02%              0.02%         1         GACC
 14.41  Ryans                                                         0.02%              0.02%         1         GACC
 14.42  Fire Mountain                                                 0.02%              0.02%         1         GACC
 14.43  Ryans                                                         0.02%              0.02%         1         GACC
 14.44  Ryans                                                         0.01%              0.02%         1         GACC
 14.45  Ryans                                                         0.01%              0.02%         1         GACC
 14.46  Ryans                                                         0.01%              0.02%         1         GACC
 14.47  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.48  Ryans                                                         0.01%              0.02%         1         GACC
 14.49  Ryans                                                         0.01%              0.02%         1         GACC
 14.50  Ryans                                                         0.01%              0.02%         1         GACC
 14.51  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.52  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.53  Ryans                                                         0.01%              0.02%         1         GACC
 14.54  Ryans                                                         0.01%              0.02%         1         GACC
 14.55  Ryans                                                         0.01%              0.02%         1         GACC
 14.56  Ryans                                                         0.01%              0.02%         1         GACC
 14.57  Ryans                                                         0.01%              0.02%         1         GACC
 14.58  Ryans                                                         0.01%              0.02%         1         GACC
 14.59  Ryans                                                         0.01%              0.02%         1         GACC
 14.60  Ryans                                                         0.01%              0.02%         1         GACC
 14.61  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.62  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.63  Ryans                                                         0.01%              0.02%         1         GACC
 14.64  Ryans                                                         0.01%              0.02%         1         GACC
 14.65  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.66  Ryans                                                         0.01%              0.02%         1         GACC
 14.67  Ryans                                                         0.01%              0.02%         1         GACC
 14.68  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.69  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.70  Ryans                                                         0.01%              0.02%         1         GACC
 14.71  Ryans                                                         0.01%              0.02%         1         GACC
 14.72  Ryans                                                         0.01%              0.02%         1         GACC
 14.73  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.74  Ryans                                                         0.01%              0.02%         1         GACC
 14.75  Ryans                                                         0.01%              0.02%         1         GACC
 14.76  Ryans                                                         0.01%              0.02%         1         GACC
 14.77  Ryans                                                         0.01%              0.02%         1         GACC
 14.78  Ryans                                                         0.01%              0.02%         1         GACC
 14.79  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.80  Ryans                                                         0.01%              0.02%         1         GACC
 14.81  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.82  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.83  Ryans                                                         0.01%              0.02%         1         GACC
 14.84  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.85  Ryans                                                         0.01%              0.02%         1         GACC
 14.86  Ryans                                                         0.01%              0.02%         1         GACC
 14.87  Ryans                                                         0.01%              0.02%         1         GACC
 14.88  Ryans                                                         0.01%              0.02%         1         GACC
 14.89  Ryans                                                         0.01%              0.02%         1         GACC
 14.90  Ryans                                                         0.01%              0.02%         1         GACC
 14.91  Ryans                                                         0.01%              0.02%         1         GACC
 14.92  Fire Mountain                                                 0.01%              0.02%         1         GACC
 14.93  Ryans                                                         0.01%              0.01%         1         GACC
 14.94  Ryans                                                         0.01%              0.01%         1         GACC
 14.95  Ryans                                                         0.01%              0.01%         1         GACC
 14.96  Fire Mountain                                                 0.01%              0.01%         1         GACC
 14.97  Ryans                                                         0.01%              0.01%         1         GACC
 14.98  Fire Mountain                                                 0.01%              0.01%         1         GACC
 14.99  Ryans                                                         0.01%              0.01%         1         GACC
14.100  Ryans                                                         0.01%              0.01%         1         GACC
14.101  Ryans                                                         0.01%              0.01%         1         GACC
14.102  Ryans                                                         0.01%              0.01%         1         GACC
14.103  Ryans                                                         0.01%              0.01%         1         GACC
14.104  Ryans                                                         0.01%              0.01%         1         GACC
14.105  Fire Mountain                                                 0.01%              0.01%         1         GACC
14.106  Fire Mountain                                                 0.01%              0.01%         1         GACC
14.107  Ryans                                                         0.01%              0.01%         1         GACC
14.108  Ryans                                                         0.01%              0.01%         1         GACC
14.109  Fire Mountain                                                 0.01%              0.01%         1         GACC
14.110  Ryans                                                         0.01%              0.01%         1         GACC
14.111  Ryans                                                         0.01%              0.01%         1         GACC
14.112  Ryans                                                         0.01%              0.01%         1         GACC
14.113  Ryans                                                         0.01%              0.01%         1         GACC
14.114  Ryans                                                         0.01%              0.01%         1         GACC
14.115  Ryans                                                         0.00%              0.00%         1         GACC
14.116  Ryans                                                         0.00%              0.00%         1         GACC
14.117  Ryans                                                         0.00%              0.00%         1         GACC
14.118  Home Town Buffet                                              0.00%              0.00%         1         GACC
14.119  Ryans                                                         0.00%              0.00%         1         GACC
14.120  Fire Mountain                                                 0.00%              0.00%         1         GACC
14.121  Fire Mountain                                                 0.00%              0.00%         1         GACC
14.122  Home Town Buffet                                              0.00%              0.00%         1         GACC
14.123  Ryans                                                         0.00%              0.00%         1         GACC
14.124  Ryans                                                         0.00%              0.00%         1         GACC
14.125  Home Town Buffet                                              0.00%              0.00%         1         GACC
14.126  Home Town Buffet                                              0.00%              0.00%         1         GACC
14.127  Ryans                                                         0.00%              0.00%         1         GACC
14.128  Old Country Buffet                                            0.00%              0.00%         1         GACC
14.129  Old Country Buffet                                            0.00%              0.00%         1         GACC
14.130  Ryans                                                         0.00%              0.00%         1         GACC
  15    Empirian Chesapeake                                           1.65%      1       2.00%         1         GACC
        Carlson Hotel Portfolio                                       1.60%      1       1.93%         3         BCRE
  16    Carlson Bloomington and Philadelphia                          0.89%      1       1.08%         2         BCRE
 16.1   Country Inn & Suites Mall of America                          0.55%              0.67%         1         BCRE
 16.2   Radisson Warwick                                              0.34%              0.41%         1         BCRE
  17    Carlson Radisson Lord Baltimore                               0.71%      1       0.86%         1         BCRE
  18    Golf Mill Shopping Center                                     1.36%      1       1.65%         1         BofA
  19    300 7th Street                                                1.33%      1       1.62%         1         GACC
  20    Bawabeh VII - Banco Popular                                   1.09%      1       1.32%         1         GACC
  21    Bawabeh VI                                                    1.05%      1       1.27%         1         GACC
  22    Westin Portland                                               1.05%      1       1.27%         1         GACC
  23    Shoppes at Dadeland                                           1.02%      1       1.24%         1         GECC
  24    Montego Bay Apartments                                        0.99%      2       5.68%         1         GACC
  25    Wild Acres, Indian Creek and Wagon Wheel Resorts              0.95%      1       1.15%         3         BCRE
 25.1   Wild Acres Resort                                             0.41%              0.50%         1         BCRE
 25.2   Indian Creek Resort                                           0.38%              0.46%         1         BCRE
 25.3   Wagon Wheel Resort                                            0.16%              0.20%         1         BCRE
  26    Longford Medical Center                                       0.95%      1       1.15%         1         GACC
  27    Lakewood Industrial                                           0.94%      1       1.14%        12         GACC
 27.1   1920 Swarthmore Avenue                                        0.12%              0.15%         1         GACC
 27.2   125 Kenyon Drive                                              0.10%              0.12%         1         GACC
 27.3   120 Kenyon Drive                                              0.08%              0.10%         1         GACC
 27.4   1935 Swarthmore Avenue                                        0.08%              0.09%         1         GACC
 27.5   1989 Rutgers University Boulevard                             0.08%              0.09%         1         GACC
 27.6   1985 Swarthmore Avenue                                        0.08%              0.09%         1         GACC
 27.7   1915 Swarthmore Avenue                                        0.08%              0.09%         1         GACC
 27.8   1942 Swarthmore Avenue                                        0.08%              0.09%         1         GACC
 27.9   1955 Swarthmore Avenue                                        0.07%              0.09%         1         GACC
 27.10  1991 Rutgers University Boulevard                             0.06%              0.08%         1         GACC
 27.11  1970 Rutgers University Boulevard                             0.06%              0.07%         1         GACC
 27.12  1925 Swarthmore Avenue                                        0.05%              0.06%         1         GACC
  28    Hampton Inn Manhattan                                         0.94%      1       1.14%         1         GECC
  29    Orchard Hill Park                                             0.92%      1       1.12%         1         GECC
  30    North Bronx Portfolio                                         0.92%      2       5.23%        10         GACC
 30.1   3018 Heath Avenue                                             0.12%              0.71%         1         GACC
 30.2   2770-80 Kingsbridge Terrace                                   0.12%              0.68%         1         GACC
 30.3   1576 Taylor Avenue                                            0.11%              0.62%         1         GACC
 30.4   75 West 190th Street                                          0.10%              0.55%         1         GACC
 30.5   2500 University Avenue                                        0.09%              0.53%         1         GACC
 30.6   2505 Aqueduct Avenue                                          0.09%              0.50%         1         GACC
 30.7   2785 Sedgwick Avenue                                          0.08%              0.45%         1         GACC
 30.8   3215 Holland Avenue                                           0.07%              0.42%         1         GACC
 30.9   686 Rosewood Street                                           0.07%              0.42%         1         GACC
 30.10  2264 Grand Avenue                                             0.06%              0.35%         1         GACC
  31    Links at Madison County                                       0.87%      2       4.94%         1         GECC
  32    Fort Collins Marriott Portfolio                               0.85%      1       1.03%         3         BCRE
 32.1   Fort Collins Marriott                                         0.45%              0.55%         1         BCRE
 32.2   Residence Inn Fort Collins                                    0.23%              0.27%         1         BCRE
 32.3   Courtyard Fort Collins                                        0.18%              0.21%         1         BCRE
  33    Regions Center                                                0.84%      1       1.01%         1         BofA
  34    Casual Male HQ                                                0.83%      1       1.00%         1         BofA
  35    Heron Cay MHP                                                 0.80%      2       4.58%         1         GACC
  36    Links at Mustang Creek                                        0.73%      2       4.18%         1         GECC
  37    C&S Grocers, Inc. Building                                    0.73%      1       0.89%         1         BofA
  38    Links at Stillwater                                           0.72%      2       4.12%         1         GECC
  39    Skylark Pointe                                                0.71%      2       4.06%         1         GACC
  40    Villa Lucia Apartments                                        0.71%      1       0.86%         1         GACC
  41    1900 Bryant Street                                            0.68%      1       0.82%         1         GACC
  42    The Park at Spanish Ridge                                     0.68%      1       0.82%         2         GACC
 42.1   8912 Spanish Ridge Avenue                                     0.44%              0.53%         1         GACC
 42.2   8918 Spanish Ridge Avenue                                     0.24%              0.29%         1         GACC
  43    Greens on Blossom Way                                         0.68%      2       3.88%         1         GECC
  44    NYU Housing-636 Greenwich Street                              0.68%      1       0.82%         1         BofA
  45    Morningstar Apartments                                        0.67%      1       0.81%         1         BofA
  46    CityPlace II                                                  0.65%      1       0.79%         1         GACC
  47    Hotel Lucia                                                   0.65%      1       0.79%         1         GACC
        Annunziata Multifamily Portfolio                              0.65%      1       0.78%         9         GACC
  48    Annunziata Portfolio III                                      0.39%      1       0.47%         5         GACC
 48.1   3 West 87th Street                                            0.12%              0.15%         1         GACC
 48.2   141 West 72nd Street                                          0.10%              0.12%         1         GACC
 48.3   113 West 70th Street                                          0.07%              0.08%         1         GACC
 48.4   254 West 71st Street                                          0.05%              0.06%         1         GACC
 48.5   136 West 71st Street                                          0.05%              0.06%         1         GACC
  49    Annunziata Portfolio I                                        0.17%      1       0.21%         2         GACC
 49.1   406 East 64th Street                                          0.10%              0.12%         1         GACC
 49.2   304 East 89th Street                                          0.07%              0.09%         1         GACC
  50    Annunziata Portfolio II                                       0.09%      1       0.10%         2         GACC
 50.1   308 West 109th Street                                         0.05%              0.06%         1         GACC
 50.2   462 West 51st Street                                          0.04%              0.05%         1         GACC
  51    Wellington Place                                              0.61%      2       3.51%         1         GACC
  52    Hotel Max                                                     0.59%      1       0.71%         1         GACC
  53    University Commons - Bloomington                              0.58%      1       0.71%         1         BofA
  54    Northpoint Business Center                                    0.58%      1       0.70%         1         BCRE
  55    Physicians Medical Center of Baton Rouge                      0.54%      1       0.65%         1         GACC
  56    Minnesota Office Building                                     0.52%      1       0.63%         1         GECC
  57    Home Interiors & Gifts                                        0.50%      1       0.60%         1         BofA
  58    Cambridge at Southern                                         0.48%      2       2.75%         1         GECC
  59    The Ashley at Spring Valley                                   0.46%      2       2.61%         1         GECC
  60    Sabre Office Centre                                           0.45%      1       0.55%         1         GECC
  61    Colony Woods                                                  0.45%      2       2.55%         1         BofA
  62    Mission Hills Shopping Center                                 0.44%      1       0.53%         1         BCRE
  63    University Commons - Urbana                                   0.43%      2       2.48%         1         BofA
  64    BJ's Wholesale Club - Wallingford                             0.43%      1       0.52%         1         GACC
  65    Lake Laurie and Lake George Resorts                           0.43%      1       0.52%         2         BCRE
 65.1   Lake Laurie Resort                                            0.32%              0.39%         1         BCRE
 65.2   Lake George Resort                                            0.10%              0.13%         1         BCRE
  66    Hawthorn Suites San Antonio Riverwalk                         0.43%      1       0.52%         1         GECC
  67    Campus Crest - Milledgeville                                  0.43%      2       2.43%         1         GECC
  68    University Commons - Eugene                                   0.42%      2       2.41%         1         BofA
  69    Atlantic Crossings                                            0.42%      1       0.51%         1         GECC
  70    17320 Gale Avenue                                             0.41%      1       0.49%         1         BCRE
  71    Towne South Center                                            0.40%      1       0.49%         1         BCRE
  72    Royal Riverwood Manor Apartments                              0.39%      2       2.20%         1         BofA
  73    Embarcadero Club Apartments                                   0.38%      2       2.19%         1         GECC
  74    Embarcadero Business Park                                     0.37%      1       0.44%         1         GECC
  75    Arcadia Park Apartments                                       0.36%      2       2.03%         1         GACC
  76    Casa de Luna                                                  0.35%      2       1.97%         1         BCRE
  77    Moses Multifamily Portfolio                                   0.34%      2       1.94%         2         GACC
 77.1   208-210 East Seventh Street                                   0.18%              1.05%         1         GACC
 77.2   114-116 East First Street                                     0.16%              0.89%         1         GACC
  78    Vero Palm MHP                                                 0.32%      2       1.84%         1         GACC
  79    500 Victory Road                                              0.31%      1       0.38%         1         GACC
  80    IDC Medical Plaza                                             0.31%      1       0.38%         1         BofA
  81    Safety Storage portfolio                                      0.31%      1       0.37%         5         BCRE
 81.1   Martin City                                                   0.09%              0.10%         1         BCRE
 81.2   Pleasant Valley                                               0.07%              0.08%         1         BCRE
 81.3   Independence South                                            0.07%              0.08%         1         BCRE
 81.4   I-35 Liberty                                                  0.05%              0.06%         1         BCRE
 81.5   Olathe                                                        0.04%              0.05%         1         BCRE
  82    Country Inn & Suites Calabasas                                0.30%      1       0.36%         1         BCRE
  83    Rio Verde MHC-IPG                                             0.30%      2       1.72%         1         GECC
  84    Valencia Medical Building                                     0.30%      1       0.36%         1         BCRE
  85    33 Walt Whitman Road                                          0.29%      1       0.36%         1         GECC
  86    Stonebridge Medical Center                                    0.29%      1       0.36%         1         BofA
  87    290 Madison Avenue                                            0.29%      1       0.35%         1         GACC
  88    Marrietta Plaza                                               0.28%      1       0.33%         1         BCRE
  89    Designer Outlet Center                                        0.27%      1       0.33%         1         GECC
  90    The Dakota Apartments                                         0.27%      2       1.55%         1         GECC
  91    266 Washington Avenue                                         0.26%      2       1.49%         1         GACC
  92    Hampton Inn Salt Lake City                                    0.26%      1       0.32%         1         GACC
  93    Summit Park Apartments                                        0.26%      2       1.49%         1         GECC
  94    Capistrano Self Storage                                       0.26%      1       0.31%         1         GECC
  95    Javelina Station                                              0.25%      2       1.45%         1         BofA
  96    Shoppes at Savannah                                           0.25%      1       0.30%         1         GECC
  97    Mesa Gardens                                                  0.25%      2       1.43%         1         BofA
  98    Raymour & Flanigan Paramus                                    0.25%      1       0.30%         1         BCRE
  99    Office Max Plaza - Scottsdale                                 0.24%      1       0.29%         1         GACC
  100   Giant Shopping Center                                         0.24%      1       0.29%         1         BofA
  101   Lake Lucerne Towers                                           0.24%      2       1.36%         1         GACC
  102   Vestin Corporate Center                                       0.24%      1       0.29%         1         GACC
  103   Gwinnett Medical Office                                       0.24%      1       0.29%         1         GECC
  104   Marks Portfolio                                               0.24%      1       0.29%         3         GACC
 104.1  213 West 23rd Street                                          0.16%              0.20%         1         GACC
 104.2  122 East 25th Street                                          0.04%              0.05%         1         GACC
 104.3  22 Warren Street                                              0.03%              0.04%         1         GACC
  105   5 Enterprise Drive                                            0.23%      1       0.28%         1         GACC
  106   Bay Court Plaza                                               0.23%      1       0.28%         1         BCRE
  107   Self Storage Plus-Timonium                                    0.23%      1       0.27%         1         GECC
  108   Warner Palms Apartments                                       0.23%      2       1.28%         1         BofA
  109   Marsh Store 01                                                0.21%      1       0.26%         1         BofA
  110   Lock Up Portfolio                                             0.21%      1       0.25%         3         BofA
 110.1  Lock Up - Wheeling                                            0.08%              0.09%         1         BofA
 110.2  Lock Up - Palatine                                            0.07%              0.08%         1         BofA
 110.3  Lock Up - Bolingbrook                                         0.07%              0.08%         1         BofA
  111   Garden Grove Shopping Center                                  0.21%      1       0.25%         1         GACC
  112   Gold Coast Business Center                                    0.20%      1       0.25%         1         BofA
  113   Marsh Store 03                                                0.20%      1       0.24%         1         BofA
  114   41-29 46th Street                                             0.20%      2       1.12%         1         GACC
  115   East Wintonbury Apartments                                    0.20%      2       1.12%         1         BCRE
  116   Hawthorne Suites - Champaign, IL                              0.20%      1       0.24%         1         BofA
  117   River Crossing                                                0.19%      2       1.08%         1         GACC
  118   Park Avenue Villas                                            0.19%      2       1.08%         1         BCRE
  119   Radisson Dallas North                                         0.18%      1       0.22%         1         BCRE
  120   Mission Self Storage                                          0.18%      1       0.21%         1         GECC
  121   Sweetwater & Sugar Lakes                                      0.17%      1       0.21%         2         GECC
 121.1  Sweetwater                                                    0.12%              0.15%         1         GECC
 121.2  Sugar Lakes                                                   0.05%              0.06%         1         GECC
  122   Rocklin Park Hotel                                            0.17%      1       0.20%         1         BCRE
  123   Pines at Lanier                                               0.17%      2       0.96%         1         GACC
  124   Fairways Apartments                                           0.17%      2       0.96%         1         BCRE
  125   Marsh Store 101                                               0.17%      1       0.20%         1         BofA
  126   5151 Tyler Lakes Boulevard                                    0.16%      1       0.20%         1         GACC
  127   4400 Pacific Boulevard                                        0.16%      1       0.19%         1         GACC
  128   1 North Central Avenue                                        0.16%      1       0.19%         1         GACC
  129   Fairfield Inn Manhattan KS                                    0.16%      1       0.19%         1         BCRE
  130   Storage Outlet - Gardena                                      0.16%      1       0.19%         1         GACC
  131   Marina Lakes Office Building                                  0.15%      1       0.19%         1         GECC
  132   Murray Hill Office Center                                     0.15%      1       0.18%         1         BCRE
  133   Westland Square Shopping Center                               0.14%      1       0.17%         1         BofA
  134   Bloomington Self Storage                                      0.14%      1       0.17%         1         GECC
  135   Signature Place                                               0.14%      1       0.17%         1         GACC
  136   Planters Run Apartments                                       0.14%      2       0.79%         1         BCRE
  137   Westchase Plaza                                               0.14%      1       0.16%         1         GECC
  138   Lake Shore and Willow Club Estates                            0.13%      1       0.16%         2         GECC
 138.1  Lake Shore                                                    0.09%              0.11%         1         GECC
 138.2  Willow Club Estates                                           0.04%              0.05%         1         GECC
  139   Community Self-Storage                                        0.13%      1       0.16%         1         GECC
  140   Parliament Bend                                               0.13%      2       0.76%         1         BofA
  141   Sunset Heights and Timberline MHPs                            0.13%      1       0.16%         2         GECC
 141.1  Sunset Heights                                                0.07%              0.09%         1         GECC
 141.2  Timberline                                                    0.06%              0.07%         1         GECC
  142   Country Inn & Suites - Asheville                              0.13%      1       0.16%         1         BCRE
  143   River View Plaza                                              0.13%      1       0.16%         1         GECC
  144   Strand Capital Partners XI                                    0.13%      1       0.15%         1         GACC
  145   Crystal Pointe                                                0.12%      1       0.15%         1         BCRE
  146   Holiday Inn Express-Lexington SC                              0.12%      1       0.14%         1         BCRE
  147   Linkside Apartments                                           0.12%      2       0.67%         1         BCRE
  148   Town Center- Sugarland                                        0.12%      1       0.14%         1         GECC
  149   Euclid Medical Center                                         0.12%      1       0.14%         1         BofA
  150   The Stanley Works                                             0.11%      1       0.14%         1         BofA
  151   29 Barstow Road                                               0.11%      1       0.14%         1         GACC
  152   York Green                                                    0.11%      1       0.14%         1         GECC
  153   777 Sunrise Highway                                           0.11%      1       0.13%         1         GECC
  154   Storage One Durango                                           0.11%      1       0.13%         1         GECC
  155   Securlock Self Storage                                        0.11%      1       0.13%         1         GECC
  156   Noah's Ark Self Storage Hwy 281                               0.11%      1       0.13%         1         GECC
  157   Walgreen's at Traverse City                                   0.10%      1       0.13%         1         BofA
  158   Terrace View Apartments                                       0.10%      2       0.57%         1         GECC
  159   Apache MHC                                                    0.10%      2       0.56%         1         GECC
  160   Commercial Vehicles Group Building                            0.10%      1       0.12%         1         BCRE
  161   Eagle Ridge Apartments                                        0.09%      1       0.11%         1         GECC
  162   Indianola: North American & Parkside                          0.09%      2       0.52%         2         GECC
 162.1  North American                                                0.06%              0.33%         1         GECC
 162.2  Parkside                                                      0.03%              0.19%         1         GECC
  163   156-33 Cross Bay Boulevard                                    0.08%      1       0.10%         1         BofA
  164   27754 Novi Road                                               0.08%      1       0.10%         1         BCRE
  165   PETsMART Store                                                0.08%      1       0.10%         1         BofA
  166   San Pedro Plaza                                               0.07%      1       0.09%         1         GECC
  167   Hollywood Mini Storage                                        0.07%      1       0.08%         1         BofA
  168   Summerfield MHC                                               0.07%      2       0.37%         1         GECC
  169   Contempo MHC                                                  0.07%      2       0.37%         1         GECC
  170   Walgreens Milsboro                                            0.06%      1       0.08%         1         BCRE
  171   A-1 Secure Storage                                            0.06%      1       0.08%         1         GECC
  172   Lee Plaza                                                     0.05%      1       0.06%         1         BofA
  173   Econo Lodge Benns Church                                      0.05%      1       0.06%         1         BCRE
  174   Commercial Menaul                                             0.05%      1       0.06%         1         GECC
  175   Pine Haven Mobile Home Park                                   0.04%      1       0.05%         1         BCRE
  176   3391 Berlin Turnpike                                          0.04%      1       0.04%         1         BCRE

                         CUT-OFF      MATURITY           GENERAL                 DETAILED
          ORIGINAL        DATE          / ARD           PROPERTY                 PROPERTY           INTEREST  ADMINISTRATIVE
  ID       BALANCE       BALANCE       BALANCE            TYPE                      TYPE              RATE     FEE RATE (2)
------------------------------------------------------------------------------------------------------------------------------

   1    $345,000,000  $345,000,000  $345,000,000  Retail                Anchored                     5.7990%     0.030540%
   2     240,000,000   240,000,000   240,000,000  Office                CBD                          5.7700%     0.030540%
   3     150,000,000   150,000,000   150,000,000  Self Storage          Self Storage                 5.6471%     0.040540%
  3.1     10,212,957    10,212,957                Self Storage          Self Storage
  3.2      5,243,497     5,243,497                Self Storage          Self Storage
  3.3      5,075,803     5,075,803                Self Storage          Self Storage
  3.4      4,883,569     4,883,569                Self Storage          Self Storage
  3.5      4,867,208     4,867,208                Self Storage          Self Storage
  3.6      4,613,623     4,613,623                Self Storage          Self Storage
  3.7      4,450,019     4,450,019                Self Storage          Self Storage
  3.8      3,587,010     3,587,010                Self Storage          Self Storage
  3.9      3,574,740     3,574,740                Self Storage          Self Storage
 3.10      3,574,740     3,574,740                Self Storage          Self Storage
 3.11      3,558,379     3,558,379                Self Storage          Self Storage
 3.12      3,456,127     3,456,127                Self Storage          Self Storage
 3.13      3,394,776     3,394,776                Self Storage          Self Storage
 3.14      3,394,776     3,394,776                Self Storage          Self Storage
 3.15      3,370,235     3,370,235                Self Storage          Self Storage
 3.16      3,329,334     3,329,334                Self Storage          Self Storage
 3.17      3,214,812     3,214,812                Self Storage          Self Storage
 3.18      3,173,911     3,173,911                Self Storage          Self Storage
 3.19      3,112,559     3,112,559                Self Storage          Self Storage
 3.20      3,047,118     3,047,118                Self Storage          Self Storage
 3.21      3,014,397     3,014,397                Self Storage          Self Storage
 3.22      2,989,857     2,989,857                Self Storage          Self Storage
 3.23      2,944,866     2,944,866                Self Storage          Self Storage
 3.24      2,920,325     2,920,325                Self Storage          Self Storage
 3.25      2,920,325     2,920,325                Self Storage          Self Storage
 3.26      2,912,145     2,912,145                Self Storage          Self Storage
 3.27      2,818,073     2,818,073                Self Storage          Self Storage
 3.28      2,797,622     2,797,622                Self Storage          Self Storage
 3.29      2,629,929     2,629,929                Self Storage          Self Storage
 3.30      2,548,127     2,548,127                Self Storage          Self Storage
 3.31      2,544,037     2,544,037                Self Storage          Self Storage
 3.32      2,544,037     2,544,037                Self Storage          Self Storage
 3.33      2,535,856     2,535,856                Self Storage          Self Storage
 3.34      2,511,316     2,511,316                Self Storage          Self Storage
 3.35      2,494,956     2,494,956                Self Storage          Self Storage
 3.36      2,490,865     2,490,865                Self Storage          Self Storage
 3.37      2,437,694     2,437,694                Self Storage          Self Storage
 3.38      2,380,433     2,380,433                Self Storage          Self Storage
 3.39      2,286,361     2,286,361                Self Storage          Self Storage
 3.40      2,278,181     2,278,181                Self Storage          Self Storage
 3.41      2,135,028     2,135,028                Self Storage          Self Storage
 3.42      2,090,037     2,090,037                Self Storage          Self Storage
 3.43      2,077,766     2,077,766                Self Storage          Self Storage
 3.44      1,901,892     1,901,892                Self Storage          Self Storage
 3.45      1,460,163     1,460,163                Self Storage          Self Storage
 3.46      1,415,172     1,415,172                Self Storage          Self Storage
 3.47      1,411,081     1,411,081                Self Storage          Self Storage
 3.48      1,374,271     1,374,271                Self Storage          Self Storage
   4     125,000,000   125,000,000   109,560,803  Hotel                 Various                      6.3900%     0.020540%
  4.1     53,300,000    53,300,000                Hotel                 Full Service
  4.2     27,200,000    27,200,000                Hotel                 Full Service
  4.3     26,800,000    26,800,000                Hotel                 Full Service
  4.4      9,400,000     9,400,000                Hotel                 Limited Service
  4.5      8,300,000     8,300,000                Hotel                 Limited Service
         106,000,000   106,000,000   101,853,733  Office                CBD                          Various     0.000000%
   5      60,000,000    60,000,000    55,853,733  Office                CBD                          5.6300%     0.030540%
   6      46,000,000    46,000,000    46,000,000  Office                CBD                          5.8600%     0.030540%
   7      93,000,000    93,000,000    93,000,000  Office                CBD                          6.1300%     0.020540%
   8      88,500,000    88,500,000    88,500,000  Retail                Anchored                     5.6120%     0.020540%
   9      77,777,777    77,777,777    77,777,777  Retail                Anchored                     5.8000%     0.080540%
  10      75,500,000    75,500,000    72,145,217  Manufactured Housing  Manufactured Housing         6.5800%     0.020540%
 10.1     12,850,000    12,850,000                Manufactured Housing  Manufactured Housing
 10.2     10,875,000    10,875,000                Manufactured Housing  Manufactured Housing
 10.3      8,000,000     8,000,000                Manufactured Housing  Manufactured Housing
 10.4      7,450,000     7,450,000                Manufactured Housing  Manufactured Housing
 10.5      6,800,000     6,800,000                Manufactured Housing  Manufactured Housing
 10.6      5,850,000     5,850,000                Manufactured Housing  Manufactured Housing
 10.7      4,750,000     4,750,000                Manufactured Housing  Manufactured Housing
 10.8      4,550,000     4,550,000                Manufactured Housing  Manufactured Housing
 10.9      3,950,000     3,950,000                Manufactured Housing  Manufactured Housing
 10.10     3,700,000     3,700,000                Manufactured Housing  Manufactured Housing
 10.11     3,400,000     3,400,000                Manufactured Housing  Manufactured Housing
 10.12     3,325,000     3,325,000                Manufactured Housing  Manufactured Housing
  11      70,000,000    70,000,000    70,000,000  Retail                Anchored                     5.6500%     0.030540%
  12      66,400,000    66,400,000    66,400,000  Self Storage          Self Storage                 6.1530%     0.020540%
 12.1     11,560,000    11,560,000                Self Storage          Self Storage
 12.2      7,700,000     7,700,000                Self Storage          Self Storage
 12.3      7,090,000     7,090,000                Self Storage          Self Storage
 12.4      5,890,000     5,890,000                Self Storage          Self Storage
 12.5      5,470,000     5,470,000                Self Storage          Self Storage
 12.6      5,050,000     5,050,000                Self Storage          Self Storage
 12.7      4,780,000     4,780,000                Self Storage          Self Storage
 12.8      4,410,000     4,410,000                Self Storage          Self Storage
 12.9      4,040,000     4,040,000                Self Storage          Self Storage
 12.10     3,470,000     3,470,000                Self Storage          Self Storage
 12.11     1,930,000     1,930,000                Self Storage          Self Storage
 12.12     1,750,000     1,750,000                Self Storage          Self Storage
 12.13     1,700,000     1,700,000                Self Storage          Self Storage
 12.14     1,560,000     1,560,000                Self Storage          Self Storage
  13      64,800,000    64,800,000    64,800,000  Multifamily           Conventional                 6.0300%     0.030540%
 13.1     33,600,000    33,600,000                Multifamily           Conventional
 13.2     31,200,000    31,200,000                Multifamily           Conventional
  14      64,515,000    64,515,000    57,175,776  Retail                Restaurant                   6.0050%     0.020540%
 14.1        916,992       916,992                Retail                Restaurant
 14.2        790,782       790,782                Retail                Restaurant
 14.3        757,258       757,258                Retail                Restaurant
 14.4        755,264       755,264                Retail                Restaurant
 14.5        743,217       743,217                Retail                Restaurant
 14.6        722,924       722,924                Retail                Restaurant
 14.7        716,970       716,970                Retail                Restaurant
 14.8        715,076       715,076                Retail                Restaurant
 14.9        706,788       706,788                Retail                Restaurant
 14.10       687,368       687,368                Retail                Restaurant
 14.11       685,424       685,424                Retail                Restaurant
 14.12       682,344       682,344                Retail                Restaurant
 14.13       677,833       677,833                Retail                Restaurant
 14.14       674,099       674,099                Retail                Restaurant
 14.15       665,069       665,069                Retail                Restaurant
 14.16       660,236       660,236                Retail                Restaurant
 14.17       655,979       655,979                Retail                Restaurant
 14.18       649,895       649,895                Retail                Restaurant
 14.19       648,797       648,797                Retail                Restaurant
 14.20       642,646       642,646                Retail                Restaurant
 14.21       631,048       631,048                Retail                Restaurant
 14.22       625,483       625,483                Retail                Restaurant
 14.23       624,023       624,023                Retail                Restaurant
 14.24       622,494       622,494                Retail                Restaurant
 14.25       620,512       620,512                Retail                Restaurant
 14.26       617,085       617,085                Retail                Restaurant
 14.27       616,618       616,618                Retail                Restaurant
 14.28       613,300       613,300                Retail                Restaurant
 14.29       611,328       611,328                Retail                Restaurant
 14.30       611,328       611,328                Retail                Restaurant
 14.31       608,238       608,238                Retail                Restaurant
 14.32       607,382       607,382                Retail                Restaurant
 14.33       597,594       597,594                Retail                Restaurant
 14.34       597,524       597,524                Retail                Restaurant
 14.35       596,538       596,538                Retail                Restaurant
 14.36       591,608       591,608                Retail                Restaurant
 14.37       587,811       587,811                Retail                Restaurant
 14.38       586,155       586,155                Retail                Restaurant
 14.39       584,467       584,467                Retail                Restaurant
 14.40       584,462       584,462                Retail                Restaurant
 14.41       581,748       581,748                Retail                Restaurant
 14.42       581,194       581,194                Retail                Restaurant
 14.43       573,888       573,888                Retail                Restaurant
 14.44       572,114       572,114                Retail                Restaurant
 14.45       571,888       571,888                Retail                Restaurant
 14.46       565,145       565,145                Retail                Restaurant
 14.47       559,302       559,302                Retail                Restaurant
 14.48       558,083       558,083                Retail                Restaurant
 14.49       556,386       556,386                Retail                Restaurant
 14.50       551,879       551,879                Retail                Restaurant
 14.51       551,204       551,204                Retail                Restaurant
 14.52       547,243       547,243                Retail                Restaurant
 14.53       544,459       544,459                Retail                Restaurant
 14.54       542,307       542,307                Retail                Restaurant
 14.55       540,335       540,335                Retail                Restaurant
 14.56       537,977       537,977                Retail                Restaurant
 14.57       533,984       533,984                Retail                Restaurant
 14.58       533,532       533,532                Retail                Restaurant
 14.59       532,447       532,447                Retail                Restaurant
 14.60       532,447       532,447                Retail                Restaurant
 14.61       532,447       532,447                Retail                Restaurant
 14.62       532,447       532,447                Retail                Restaurant
 14.63       530,517       530,517                Retail                Restaurant
 14.64       530,236       530,236                Retail                Restaurant
 14.65       527,720       527,720                Retail                Restaurant
 14.66       523,007       523,007                Retail                Restaurant
 14.67       522,587       522,587                Retail                Restaurant
 14.68       519,853       519,853                Retail                Restaurant
 14.69       518,527       518,527                Retail                Restaurant
 14.70       517,051       517,051                Retail                Restaurant
 14.71       512,727       512,727                Retail                Restaurant
 14.72       512,423       512,423                Retail                Restaurant
 14.73       507,123       507,123                Retail                Restaurant
 14.74       506,715       506,715                Retail                Restaurant
 14.75       506,706       506,706                Retail                Restaurant
 14.76       505,209       505,209                Retail                Restaurant
 14.77       503,881       503,881                Retail                Restaurant
 14.78       502,867       502,867                Retail                Restaurant
 14.79       499,093       499,093                Retail                Restaurant
 14.80       498,777       498,777                Retail                Restaurant
 14.81       494,965       494,965                Retail                Restaurant
 14.82       490,770       490,770                Retail                Restaurant
 14.83       490,239       490,239                Retail                Restaurant
 14.84       489,278       489,278                Retail                Restaurant
 14.85       488,688       488,688                Retail                Restaurant
 14.86       488,278       488,278                Retail                Restaurant
 14.87       488,001       488,001                Retail                Restaurant
 14.88       483,724       483,724                Retail                Restaurant
 14.89       482,401       482,401                Retail                Restaurant
 14.90       479,473       479,473                Retail                Restaurant
 14.91       477,895       477,895                Retail                Restaurant
 14.92       475,800       475,800                Retail                Restaurant
 14.93       468,517       468,517                Retail                Restaurant
 14.94       458,507       458,507                Retail                Restaurant
 14.95       454,318       454,318                Retail                Restaurant
 14.96       454,034       454,034                Retail                Restaurant
 14.97       453,904       453,904                Retail                Restaurant
 14.98       453,662       453,662                Retail                Restaurant
 14.99       453,566       453,566                Retail                Restaurant
14.100       453,566       453,566                Retail                Restaurant
14.101       450,735       450,735                Retail                Restaurant
14.102       448,756       448,756                Retail                Restaurant
14.103       443,706       443,706                Retail                Restaurant
14.104       442,178       442,178                Retail                Restaurant
14.105       433,846       433,846                Retail                Restaurant
14.106       433,846       433,846                Retail                Restaurant
14.107       430,687       430,687                Retail                Restaurant
14.108       423,986       423,986                Retail                Restaurant
14.109       423,000       423,000                Retail                Restaurant
14.110       405,165       405,165                Retail                Restaurant
14.111       402,943       402,943                Retail                Restaurant
14.112       379,622       379,622                Retail                Restaurant
14.113       374,409       374,409                Retail                Restaurant
14.114       262,224       262,224                Retail                Restaurant
14.115       144,984       144,984                Retail                Restaurant
14.116       141,314       141,314                Retail                Restaurant
14.117       140,702       140,702                Retail                Restaurant
14.118       134,585       134,585                Retail                Restaurant
14.119       131,526       131,526                Retail                Restaurant
14.120       117,762       117,762                Retail                Restaurant
14.121       112,562       112,562                Retail                Restaurant
14.122       103,997       103,997                Retail                Restaurant
14.123        90,539        90,539                Retail                Restaurant
14.124        86,257        86,257                Retail                Restaurant
14.125        85,645        85,645                Retail                Restaurant
14.126        73,410        73,410                Retail                Restaurant
14.127        73,410        73,410                Retail                Restaurant
14.128        73,410        73,410                Retail                Restaurant
14.129        63,010        63,010                Retail                Restaurant
14.130        39,764        39,764                Retail                Restaurant
  15      63,000,000    63,000,000    58,870,559  Multifamily           Conventional                 5.9100%     0.030540%
          61,000,000    61,000,000    54,878,427  Hotel                 Various                                  0.020540%
  16      34,000,000    34,000,000    29,228,034  Hotel                 Various                      5.6400%     0.020540%
 16.1     21,000,000    21,000,000                Hotel                 Limited Service
 16.2     13,000,000    13,000,000                Hotel                 Full Service
  17      27,000,000    27,000,000    25,650,392  Hotel                 Full Service                 6.0000%     0.020540%
  18      52,000,000    52,000,000    46,035,466  Retail                Anchored                     5.9580%     0.060540%
  19      51,000,000    51,000,000    51,000,000  Office                CBD                          5.7600%     0.030540%
  20      41,650,000    41,650,000    38,778,314  Retail                Unanchored                   5.6420%     0.030540%
  21      40,000,000    40,000,000    35,333,980  Retail                Unanchored                   5.8590%     0.030540%
  22      40,000,000    40,000,000    36,628,328  Hotel                 Full Service                 5.7100%     0.030540%
  23      39,000,000    39,000,000    39,000,000  Retail                Anchored                     5.6000%     0.020540%
  24      38,000,000    38,000,000    38,000,000  Multifamily           Conventional                 5.7140%     0.030540%
  25      36,350,000    36,350,000    35,123,877  Manufactured Housing  Manufactured Housing         6.3800%     0.020540%
 25.1     15,622,000    15,622,000                Manufactured Housing  Manufactured Housing
 25.2     14,527,000    14,527,000                Manufactured Housing  Manufactured Housing
 25.3      6,201,000     6,201,000                Manufactured Housing  Manufactured Housing
  26      36,200,000    36,200,000    34,792,043  Office                Medical                      5.6600%     0.030540%
  27      36,000,000    36,000,000    35,161,813  Industrial            Industrial                   6.0600%     0.030540%
 27.1      4,773,034     4,773,034                Industrial            Industrial
 27.2      3,721,348     3,721,348                Industrial            Industrial
 27.3      3,235,955     3,235,955                Industrial            Industrial
 27.4      2,993,258     2,993,258                Industrial            Industrial
 27.5      2,993,258     2,993,258                Industrial            Industrial
 27.6      2,993,258     2,993,258                Industrial            Industrial
 27.7      2,912,360     2,912,360                Industrial            Industrial
 27.8      2,912,360     2,912,360                Industrial            Industrial
 27.9      2,831,461     2,831,461                Industrial            Industrial
 27.10     2,426,966     2,426,966                Industrial            Industrial
 27.11     2,184,270     2,184,270                Industrial            Industrial
 27.12     2,022,472     2,022,472                Industrial            Industrial
  28      36,000,000    36,000,000    32,682,719  Hotel                 Limited Service              6.2400%     0.020540%
  29      35,200,000    35,200,000    35,200,000  Retail                Anchored                     5.9500%     0.020540%
  30      35,000,000    35,000,000    35,000,000  Multifamily           Conventional                 5.7300%     0.030540%
 30.1      4,725,738     4,725,738                Multifamily           Conventional
 30.2      4,578,059     4,578,059                Multifamily           Conventional
 30.3      4,135,021     4,135,021                Multifamily           Conventional
 30.4      3,691,983     3,691,983                Multifamily           Conventional
 30.5      3,544,304     3,544,304                Multifamily           Conventional
 30.6      3,322,785     3,322,785                Multifamily           Conventional
 30.7      3,027,426     3,027,426                Multifamily           Conventional
 30.8      2,805,907     2,805,907                Multifamily           Conventional
 30.9      2,805,907     2,805,907                Multifamily           Conventional
 30.10     2,362,869     2,362,869                Multifamily           Conventional
  31      33,075,000    33,075,000    29,423,201  Multifamily           Conventional                 6.1700%     0.020540%
  32      32,500,000    32,500,000    30,992,720  Hotel                 Various                      6.3700%     0.020540%
 32.1     17,200,000    17,200,000                Hotel                 Full Service
 32.2      8,600,000     8,600,000                Hotel                 Limited Service
 32.3      6,700,000     6,700,000                Hotel                 Limited Service
  33      32,000,000    32,000,000    30,024,878  Office                CBD                          6.2170%     0.050540%
  34      32,000,000    31,682,429    27,085,163  Industrial            Warehouse/Office             5.0892%     0.030540%
  35      30,675,000    30,675,000    30,675,000  Manufactured Housing  Manufactured Housing         5.7570%     0.030540%
  36      28,000,000    28,000,000    24,834,302  Multifamily           Conventional                 6.0400%     0.020540%
  37      27,950,000    27,950,000    24,530,414  Industrial            Warehouse                    5.5800%     0.030540%
  38      27,575,000    27,575,000    24,512,570  Multifamily           Conventional                 6.1400%     0.020540%
  39      27,200,000    27,200,000    25,786,749  Multifamily           Conventional                 5.8080%     0.030540%
  40      27,000,000    27,000,000    27,000,000  Multifamily           Conventional                 5.6620%     0.030540%
  41      26,000,000    26,000,000    21,848,159  Office                CBD                          5.6900%     0.030540%
  42      26,000,000    26,000,000    24,326,992  Office                CBD                          6.0050%     0.080540%
 42.1     16,728,462    16,728,462                Office                CBD
 42.2      9,271,538     9,271,538                Office                CBD
  43      26,000,000    26,000,000    23,113,938  Multifamily           Conventional                 6.1400%     0.020540%
  44      26,000,000    26,000,000    26,000,000  Multifamily           Student Housing              5.7980%     0.030540%
  45      25,500,000    25,500,000    23,043,267  Multifamily           Conventional                 5.9940%     0.060540%
  46      25,000,000    25,000,000    25,000,000  Office                CBD                          6.0170%     0.030540%
  47      25,000,000    25,000,000    22,462,933  Hotel                 Full Service                 5.7100%     0.030540%
          24,700,000    24,700,000    23,033,181  Multifamily           Conventional                 5.7580%     0.030540%
  48      14,750,000    14,750,000    13,754,632  Multifamily           Conventional                 5.7580%     0.030540%
 48.1      4,711,806     4,711,806                Multifamily           Conventional
 48.2      3,755,787     3,755,787                Multifamily           Conventional
 48.3      2,526,620     2,526,620                Multifamily           Conventional
 48.4      1,980,324     1,980,324                Multifamily           Conventional
 48.5      1,775,463     1,775,463                Multifamily           Conventional
  49       6,650,000     6,650,000     6,201,241  Multifamily           Conventional                 5.7580%     0.030540%
 49.1      3,884,653     3,884,653                Multifamily           Conventional
 49.2      2,765,347     2,765,347                Multifamily           Conventional
  50       3,300,000     3,300,000     3,077,307  Multifamily           Conventional                 5.7580%     0.030540%
 50.1      1,811,765     1,811,765                Multifamily           Conventional
 50.2      1,488,235     1,488,235                Multifamily           Conventional
  51      23,500,000    23,500,000    23,500,000  Multifamily           Conventional                 5.7530%     0.030540%
  52      22,400,000    22,400,000    20,126,788  Hotel                 Full Service                 5.7100%     0.030540%
  53      22,266,427    22,266,427    22,266,427  Multifamily           Student Housing              5.8350%     0.030540%
  54      22,000,000    22,000,000    22,000,000  Industrial            Flex                         5.6140%     0.020540%
  55      20,560,000    20,560,000    18,171,447  Office                Medical                      5.8850%     0.030540%
  56      20,000,000    19,978,720    16,784,502  Office                Suburban                     5.6500%     0.020540%
  57      19,012,500    19,012,500    16,690,345  Industrial            Warehouse                    5.5900%     0.030540%
  58      18,388,000    18,388,000    18,388,000  Multifamily           Student Housing              5.7800%     0.020540%
  59      17,500,000    17,500,000    17,500,000  Multifamily           Conventional                 5.7600%     0.020540%
  60      17,200,000    17,200,000    15,259,069  Office                Suburban                     6.0500%     0.020540%
  61      17,100,000    17,100,000    15,764,885  Multifamily           Student Housing              6.1150%     0.030540%
  62      16,800,000    16,800,000    15,664,678  Retail                Anchored                     5.7500%     0.020540%
  63      16,575,000    16,575,000    16,575,000  Multifamily           Student Housing              5.8350%     0.030540%
  64      16,360,000    16,360,000    16,360,000  Retail                Anchored                     5.9750%     0.030540%
  65      16,300,000    16,300,000    15,778,409  Manufactured Housing  Manufactured Housing         6.6300%     0.020540%
 65.1     12,319,000    12,319,000                Manufactured Housing  Manufactured Housing
 65.2      3,981,000     3,981,000                Manufactured Housing  Manufactured Housing
  66      16,300,000    16,300,000    15,746,441  Hotel                 Limited Service              6.3500%     0.080540%
  67      16,250,000    16,250,000    15,228,208  Multifamily           Student Housing              6.1200%     0.020540%
  68      16,148,310    16,148,310    16,148,310  Multifamily           Student Housing              5.8350%     0.030540%
  69      16,000,000    15,955,889    13,621,284  Retail                Anchored                     6.1300%     0.020540%
  70      15,600,000    15,600,000    14,049,315  Retail                Anchored                     6.2900%     0.020540%
  71      15,450,000    15,450,000    13,931,180  Retail                Anchored                     5.8900%     0.020540%
  72      14,740,160    14,740,160    14,740,160  Multifamily           Student Housing              5.3210%     0.030540%
  73      14,640,000    14,640,000    12,932,761  Multifamily           Conventional                 5.8600%     0.020540%
  74      14,000,000    14,000,000    12,442,725  Office                Suburban                     5.8900%     0.020540%
  75      13,600,000    13,600,000    13,600,000  Multifamily           Conventional                 6.2800%     0.030540%
  76      13,200,000    13,200,000    11,555,188  Multifamily           Conventional                 6.3400%     0.020540%
  77      13,000,000    13,000,000    13,000,000  Multifamily           Conventional                 5.9180%     0.030540%
 77.1      7,048,193     7,048,193                Multifamily           Conventional
 77.2      5,951,807     5,951,807                Multifamily           Conventional
  78      12,325,000    12,325,000    12,325,000  Manufactured Housing  Manufactured Housing         5.7570%     0.030540%
  79      12,000,000    12,000,000    10,123,474  Office                Suburban                     5.8200%     0.030540%
  80      12,000,000    12,000,000    11,204,248  Office                Medical                      5.8490%     0.030540%
  81      11,800,000    11,800,000     9,972,643  Self Storage          Self Storage                 5.8800%     0.020540%
 81.1      3,250,000     3,250,000                Self Storage          Self Storage
 81.2      2,600,000     2,600,000                Self Storage          Self Storage
 81.3      2,575,000     2,575,000                Self Storage          Self Storage
 81.4      1,775,000     1,775,000                Self Storage          Self Storage
 81.5      1,600,000     1,600,000                Self Storage          Self Storage
  82      11,500,000    11,500,000     8,981,001  Hotel                 Limited Service              6.2500%     0.020540%
  83      11,500,000    11,479,393    10,770,531  Manufactured Housing  Manufactured Housing         6.0900%     0.020540%
  84      11,400,000    11,400,000    10,673,204  Office                Medical                      6.0500%     0.020540%
  85      11,240,000    11,240,000     9,993,926  Office                Suburban                     6.1500%     0.020540%
  86      11,200,000    11,200,000    10,509,577  Office                Medical                      6.2240%     0.030540%
  87      11,000,000    11,000,000    11,000,000  Office                CBD                          6.3100%     0.030540%
  88      10,520,000    10,520,000    10,122,833  Retail                Anchored                     5.8300%     0.020540%
  89      10,385,000    10,385,000     9,194,777  Retail                Anchored                     5.9600%     0.020540%
  90      10,400,000    10,369,259     8,767,894  Multifamily           Conventional                 5.8000%     0.020540%
  91      10,000,000    10,000,000    10,000,000  Multifamily           Conventional                 6.1740%     0.030540%
  92      10,000,000    10,000,000     7,641,766  Hotel                 Limited Service              5.6100%     0.030540%
  93      10,000,000    10,000,000     9,064,909  Multifamily           Conventional                 6.1600%     0.080540%
  94       9,800,000     9,800,000     9,139,273  Self Storage          Self Storage                 5.7600%     0.020540%
  95       9,700,000     9,700,000     8,713,866  Multifamily           Student Housing              5.7000%     0.030540%
  96       9,600,000     9,600,000     8,655,106  Retail                Anchored                     5.8800%     0.020540%
  97       9,600,000     9,600,000     9,600,000  Multifamily           Conventional                 6.0630%     0.030540%
  98       9,560,000     9,560,000     8,108,331  Retail                Anchored                     6.0000%     0.020540%
  99       9,280,000     9,280,000     8,642,014  Retail                Anchored                     5.6600%     0.030540%
  100      9,200,000     9,200,000     8,077,874  Retail                Anchored                     5.6000%     0.030540%
  101      9,100,000     9,100,000     9,100,000  Multifamily           Conventional                 5.7400%     0.030540%
  102      9,100,000     9,100,000     8,208,239  Office                Suburban                     5.9050%     0.030540%
  103      9,100,000     9,100,000     9,100,000  Office                Medical Office               6.0800%     0.020540%
  104      9,000,000     9,000,000     8,418,631  Retail                Unanchored                   5.9850%     0.030540%
 104.1     6,249,057     6,249,057                Retail                Unanchored
 104.2     1,596,226     1,596,226                Retail                Unanchored
 104.3     1,154,717     1,154,717                Retail                Unanchored
  105      8,700,000     8,700,000     8,111,646  Industrial            Industrial                   5.7440%     0.030540%
  106      8,700,000     8,700,000     7,829,617  Retail                Anchored                     5.7900%     0.020540%
  107      8,600,000     8,600,000     7,660,631  Self Storage          Self Storage                 6.2300%     0.020540%
  108      8,600,000     8,600,000     8,026,240  Multifamily           Conventional                 5.8150%     0.030540%
  109      8,141,769     8,141,769     6,880,929  Retail                Anchored                     5.8800%     0.060540%
  110      8,000,000     8,000,000     8,000,000  Self Storage          Self Storage                 5.6720%     0.030540%
 110.1     2,904,642     2,904,642                Self Storage          Self Storage
 110.2     2,549,909     2,549,909                Self Storage          Self Storage
 110.3     2,545,449     2,545,449                Self Storage          Self Storage
  111      7,900,000     7,900,000     7,900,000  Retail                Shadow Anchored              6.0300%     0.030540%
  112      7,750,000     7,729,849     5,016,734  Mixed Use             Retail/Office/Industrial     5.9320%     0.030540%
  113      7,513,074     7,513,074     6,349,594  Retail                Anchored                     5.8800%     0.060540%
  114      7,500,000     7,500,000     7,008,681  Multifamily           Conventional                 5.9100%     0.030540%
  115      7,500,000     7,500,000     6,882,821  Multifamily           Conventional                 5.8400%     0.020540%
  116      7,500,000     7,500,000     4,835,150  Hotel                 Full Service                 5.5660%     0.070540%
  117      7,200,000     7,200,000     6,367,553  Multifamily           Conventional                 5.9100%     0.030540%
  118      7,200,000     7,200,000     6,717,010  Multifamily           Conventional                 5.8000%     0.020540%
  119      7,000,000     7,000,000     6,643,092  Hotel                 Full Service                 5.9000%     0.020540%
  120      6,750,000     6,750,000     5,677,292  Self Storage          Self Storage                 5.7200%     0.020540%
  121      6,606,000     6,583,099     5,645,681  Office                Various                      6.2600%     0.020540%
 121.1     4,654,227     4,638,092                Office                Suburban
 121.2     1,951,773     1,945,007                Office                Single Tenant
  122      6,450,000     6,450,000     5,480,229  Hotel                 Full Service                 6.0600%     0.020540%
  123      6,400,000     6,400,000     5,765,436  Multifamily           Conventional                 5.8400%     0.030540%
  124      6,400,000     6,400,000     5,979,121  Multifamily           Conventional                 5.8900%     0.020540%
  125      6,381,565     6,381,565     5,393,311  Retail                Anchored                     5.8800%     0.060540%
  126      6,300,000     6,300,000     5,426,737  Industrial            Office/Warehouse             5.7150%     0.030540%
  127      6,140,000     6,140,000     5,199,195  Industrial            Industrial                   5.9450%     0.030540%
  128      6,100,000     6,100,000     5,705,769  Retail                Unanchored                   5.9800%     0.030540%
  129      6,100,000     6,091,661     4,779,038  Hotel                 Limited Service              6.3500%     0.020540%
  130      6,000,000     6,000,000     5,385,358  Self Storage          Self Storage                 5.6600%     0.030540%
  131      5,890,000     5,890,000     5,229,281  Office                Suburban                     6.0800%     0.020540%
  132      5,600,000     5,600,000     5,065,502  Office                Suburban                     6.0500%     0.020540%
  133      5,500,000     5,500,000     4,848,143  Retail                Unanchored                   5.7690%     0.030540%
  134      5,400,000     5,400,000     4,792,789  Self Storage          Self Storage                 6.0700%     0.020540%
  135      5,350,000     5,350,000     4,914,638  Office                CBD                          5.9000%     0.030540%
  136      5,300,000     5,300,000     4,945,387  Multifamily           Conventional                 5.8000%     0.020540%
  137      5,200,000     5,200,000     4,581,855  Retail                Anchored                     5.7500%     0.020540%
  138      5,150,000     5,150,000     4,953,616  Manufactured Housing  Manufactured Housing         5.7800%     0.020540%
 138.1     3,559,825     3,559,825                Manufactured Housing  Manufactured Housing
 138.2     1,590,175     1,590,175                Manufactured Housing  Manufactured Housing
  139      5,100,000     5,100,000     4,516,598  Self Storage          Self Storage                 5.9700%     0.020540%
  140      5,100,000     5,100,000     4,581,306  Multifamily           Conventional                 5.7000%     0.030540%
  141      5,000,000     4,986,420     4,265,283  Manufactured Housing  Manufactured Housing         6.2000%     0.020540%
 141.1     2,794,118     2,786,529                Manufactured Housing  Manufactured Housing
 141.2     2,205,882     2,199,891                Manufactured Housing  Manufactured Housing
  142      5,000,000     4,980,372     3,921,216  Hotel                 Limited Service              6.3800%     0.020540%
  143      4,915,000     4,906,622     4,206,409  Mixed Use             Retail/Office/Self Storage   6.3100%     0.020540%
  144      4,850,000     4,850,000     3,516,436  Retail                Restaurant                   6.5600%     0.030540%
  145      4,630,000     4,630,000     4,243,308  Industrial            Warehouse                    5.7600%     0.070540%
  146      4,500,000     4,500,000     3,474,457  Hotel                 Limited Service              5.9100%     0.020540%
  147      4,500,000     4,500,000     4,131,754  Multifamily           Conventional                 5.8700%     0.020540%
  148      4,500,000     4,500,000     3,809,920  Retail                Shadow Anchored              5.9400%     0.020540%
  149      4,500,000     4,495,596     3,826,325  Office                Medical                      6.0890%     0.030540%
  150      4,360,000     4,360,000     4,360,000  Industrial            Office/Warehouse             6.3820%     0.030540%
  151      4,300,000     4,300,000     4,018,038  Office                Medical                      5.9050%     0.030540%
  152      4,300,000     4,291,338     3,599,056  Office                Suburban                     5.5600%     0.020540%
  153      4,200,000     4,200,000     3,925,263  Office                Suburban                     5.9200%     0.020540%
  154      4,150,000     4,150,000     3,682,521  Self Storage          Self Storage                 6.0600%     0.020540%
  155      4,100,000     4,100,000     3,779,986  Self Storage          Self Storage                 6.1200%     0.020540%
  156      4,100,000     4,100,000     3,695,492  Self Storage          Self Storage                 5.8700%     0.020540%
  157      3,980,000     3,980,000     3,502,629  Retail                Anchored                     5.6980%     0.030540%
  158      3,840,000     3,840,000     3,478,266  Multifamily           Conventional                 6.1200%     0.020540%
  159      3,760,000     3,750,219     3,225,850  Manufactured Housing  Manufactured Housing         6.4000%     0.020540%
  160      3,750,000     3,750,000     3,231,117  Industrial            Flex                         6.2500%     0.020540%
  161      3,537,500     3,537,500     3,322,612  Multifamily           Conventional                 6.2900%     0.020540%
  162      3,450,000     3,450,000     3,115,156  Manufactured Housing  Manufactured Housing         5.9600%     0.020540%
 162.1     2,202,128     2,202,128                Manufactured Housing  Manufactured Housing
 162.2     1,247,872     1,247,872                Manufactured Housing  Manufactured Housing
  163      3,200,000     3,200,000     2,983,429  Land                  Land                         5.7400%     0.030540%
  164      3,124,000     3,124,000     2,917,369  Retail                Anchored                     5.8600%     0.020540%
  165      3,000,000     3,000,000     3,000,000  Retail                Shadow Anchored              5.5810%     0.030540%
  166      2,682,000     2,682,000     2,369,742  Retail                Unanchored                   5.8700%     0.020540%
  167      2,604,000     2,604,000     2,337,855  Self Storage          Self Storage                 5.6700%     0.030540%
  168      2,500,000     2,500,000     2,374,378  Manufactured Housing  Manufactured Housing         5.9800%     0.020540%
  169      2,500,000     2,500,000     2,118,503  Manufactured Housing  Manufactured Housing         5.9700%     0.020540%
  170      2,425,000     2,425,000     2,185,424  Retail                Anchored                     5.8600%     0.020540%
  171      2,400,000     2,400,000     2,133,594  Self Storage          Self Storage                 6.1400%     0.020540%
  172      2,000,000     2,000,000     1,548,917  Retail                Unanchored                   6.0000%     0.030540%
  173      1,900,000     1,900,000     1,520,012  Hotel                 Limited Service              7.0000%     0.020540%
  174      1,800,000     1,798,334     1,543,376  Industrial            Office/Warehouse             6.3800%     0.020540%
  175      1,620,000     1,620,000     1,480,832  Manufactured Housing  Manufactured Housing         6.6100%     0.020540%
  176      1,350,000     1,347,736     1,157,673  Retail                Shadow Anchored              6.3800%     0.020540%

                    ORIGINAL      STATED                                                                                 REMAINING
                     TERM TO    REMAINING                                                                                 INTEREST
         INTEREST   MATURITY     TERM TO       ORIGINAL      REMAINING     FIRST     MATURITY     ANNUAL      MONTHLY       ONLY
          ACCRUAL    OR ARD      MATURITY    AMORTIZATION  AMORTIZATION   PAYMENT      DATE        DEBT         DEBT       PERIOD
  ID       BASIS     (MOS.)   OR ARD (MOS.)   TERM (MOS.)   TERM (MOS.)     DATE      OR ARD   SERVICE (3)  SERVICE (3)    (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

   1    Actual/360     120         120             0             0        1/1/2007  12/1/2016  $20,284,419   $1,690,368     120
   2    Actual/360     84           82             0             0       11/1/2006  10/1/2013   14,040,333    1,170,028      82
   3    Actual/360     120         120             0             0        1/1/2007  12/1/2016    8,588,306      715,692     120
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
   4    Actual/360     120         119            360           360      12/1/2006  11/1/2016    9,372,769      781,064      11
  4.1
  4.2
  4.3
  4.4
  4.5
        Actual/360   Various     Various        Various       Various     1/1/2007   Various     6,880,038      573,337   Various
   5    Actual/360     120         120            360           360       1/1/2007  12/1/2016    4,146,999      345,583      60
   6    Actual/360     60           60             0             0        1/1/2007  12/1/2011    2,733,039      227,753      60
   7    Actual/360     120         116             0             0        9/1/2006  8/1/2016     5,780,079      481,673     116
   8    Actual/360     60           58             0             0       11/1/2006  10/1/2011    5,035,601      419,633      58
   9    Actual/360     120         120             0             0        1/1/2007  12/1/2016    4,573,765      381,147     120
  10    Actual/360     60           57            360           360      10/1/2006  9/1/2011     5,774,286      481,190       9
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
  11    Actual/360     120         118             0             0       11/1/2006  10/1/2016    4,009,931      334,161     118
  12    Actual/360     60           57             0             0       10/1/2006  9/1/2011     4,142,336      345,195      57
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
 12.10
 12.11
 12.12
 12.13
 12.14
  13    Actual/360     60           60             0             0        1/1/2007  12/1/2011    3,961,710      330,143      60
 13.1
 13.2
  14    Actual/360     120         119            360           360      12/1/2006  11/1/2016    4,644,089      387,007      23
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
 14.10
 14.11
 14.12
 14.13
 14.14
 14.15
 14.16
 14.17
 14.18
 14.19
 14.20
 14.21
 14.22
 14.23
 14.24
 14.25
 14.26
 14.27
 14.28
 14.29
 14.30
 14.31
 14.32
 14.33
 14.34
 14.35
 14.36
 14.37
 14.38
 14.39
 14.40
 14.41
 14.42
 14.43
 14.44
 14.45
 14.46
 14.47
 14.48
 14.49
 14.50
 14.51
 14.52
 14.53
 14.54
 14.55
 14.56
 14.57
 14.58
 14.59
 14.60
 14.61
 14.62
 14.63
 14.64
 14.65
 14.66
 14.67
 14.68
 14.69
 14.70
 14.71
 14.72
 14.73
 14.74
 14.75
 14.76
 14.77
 14.78
 14.79
 14.80
 14.81
 14.82
 14.83
 14.84
 14.85
 14.86
 14.87
 14.88
 14.89
 14.90
 14.91
 14.92
 14.93
 14.94
 14.95
 14.96
 14.97
 14.98
 14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15    Actual/360     121         121            360           360       1/1/2007  1/1/2017     4,488,951      374,079      61
        Actual/360   Various     Various          360           360       1/1/2007   Various     4,295,087      357,924   Various
  16    Actual/360     120         120            360           360       1/1/2007  12/1/2016    2,352,544      196,045      12
 16.1
 16.2
  17    Actual/360     60           60            360           360       1/1/2007  12/1/2011    1,942,544      161,879      12
  18    Actual/360     120         119            360           360      12/1/2006  11/1/2016    3,724,362      310,364      23
  19    Actual/360     120         120             0             0        1/1/2007  12/1/2016    2,978,400      248,200     120
  20    Actual/360     120         120            360           360       1/1/2007  12/1/2016    2,882,497      240,208      60
  21    Actual/360     120         120            360           360       1/1/2007  12/1/2016    2,834,475      236,206      24
  22    Actual/360     120         120            360           360       1/1/2007  12/1/2016    2,788,965      232,414      48
  23    Actual/360     120         120             0             0        1/1/2007  12/1/2016    2,214,333      184,528     120
  24    Actual/360     120         119             0             0       12/1/2006  11/1/2016    2,201,477      183,456     119
  25    Actual/360     60           58            360           360      11/1/2006  10/1/2011    2,722,747      226,896      22
 25.1
 25.2
 25.3
  26    Actual/360     120         120            360           360       1/1/2007  12/1/2016    2,510,259      209,188      84
  27    Actual/360     60           60            360           360       1/1/2007  12/1/2011    2,606,746      217,229      36
 27.1
 27.2
 27.3
 27.4
 27.5
 27.6
 27.7
 27.8
 27.9
 27.10
 27.11
 27.12
  28    Actual/360     120         118            360           360      11/1/2006  10/1/2016    2,657,089      221,424      34
  29    Actual/360     120         119             0             0       12/1/2006  11/1/2016    2,123,489      176,957     119
  30    Actual/360     120         120             0             0        1/1/2007  12/1/2016    2,033,354      169,446     120
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
 30.10
  31    Actual/360     120         118            360           360      11/1/2006  10/1/2016    2,423,168      201,931      22
  32    Actual/360     60           58            360           360      11/1/2006  10/1/2011    2,431,817      202,651      10
 32.1
 32.2
 32.3
  33    Actual/360     120         117            360           360      10/1/2006  9/1/2016     2,356,119      196,343      57
  34    Actual/360     120         110            360           350       3/1/2006  2/1/2016     2,017,598      168,133
  35    Actual/360     120         120             0             0        1/1/2007  12/1/2016    1,790,487      149,207     120
  36    Actual/360     120         119            360           360      12/1/2006  11/1/2016    2,023,139      168,595      23
  37    Actual/360     132         130            360           360      11/1/2006  10/1/2017    1,921,233      160,103      34
  38    Actual/360     120         117            360           360      10/1/2006  9/1/2016     2,013,794      167,816      21
  39    Actual/360     120         120            360           360       1/1/2007  12/1/2016    1,916,825      159,735      72
  40    Actual/360     120         118             0             0       11/1/2006  10/1/2016    1,549,973      129,164     118
  41    Actual/360     120         120            360           360       1/1/2007  12/1/2016    1,808,873      150,739
  42    Actual/360     120         119            360           360      12/1/2006  11/1/2016    1,871,601      155,967      59
 42.1
 42.2
  43    Actual/360     120         118            360           360      11/1/2006  10/1/2016    1,898,772      158,231      22
  44    Actual/360     120         118             0             0       11/1/2006  10/1/2016    1,528,417      127,368     118
  45    Actual/360     120         115            360           360       8/1/2006  7/1/2016     1,833,444      152,787      31
  46    Actual/360     60           60             0             0        1/1/2007  12/1/2011    1,525,142      127,095      60
  47    Actual/360     120         120            360           360       1/1/2007  12/1/2016    1,743,103      145,259      36
        Actual/360     121         121            360           360       1/1/2007  1/1/2017     1,731,217      144,268      61
  48    Actual/360     121         121            360           360       1/1/2007  1/1/2017     1,033,824       86,152      61
 48.1
 48.2
 48.3
 48.4
 48.5
  49    Actual/360     121         121            360           360       1/1/2007  1/1/2017       466,097       38,841      61
 49.1
 49.2
  50    Actual/360     121         121            360           360       1/1/2007  1/1/2017       231,296       19,275      61
 50.1
 50.2
  51    Actual/360     60           60             0             0        1/1/2007  12/1/2011    1,370,732      114,228      60
  52    Actual/360     120         120            360           360       1/1/2007  12/1/2016    1,561,820      130,152      36
  53    Actual/360     120         119             0             0       12/1/2006  11/1/2016    1,317,291      109,774     119
  54    Actual/360     120         120             0             0        1/1/2007  12/1/2016    1,252,234      104,353     120
  55    Actual/360     120         119            360           360      12/1/2006  11/1/2016    1,461,019      121,752      23
  56    Actual/360     120         119            360           359      12/1/2006  11/1/2016    1,385,366      115,447
  57    Actual/360     132         130            360           360      11/1/2006  10/1/2017    1,308,323      109,027      34
  58    Actual/360     120         120             0             0        1/1/2007  12/1/2016    1,077,588       89,799     120
  59    Actual/360     60           60             0             0        1/1/2007  12/1/2011    1,022,000       85,167      60
  60    Actual/360     120         117            360           360      10/1/2006  9/1/2016     1,244,115      103,676      21
  61    Actual/360     120         115            360           360       8/1/2006  7/1/2016     1,245,490      103,791      43
  62    Actual/360     120         119            360           360      12/1/2006  11/1/2016    1,176,483       98,040      59
  63    Actual/360     120         119             0             0       12/1/2006  11/1/2016      980,584       81,715     119
  64    Actual/360     120         120             0             0        1/1/2007  12/1/2016      991,086       82,591     120
  65    Actual/360     60           58            360           360      11/1/2006  10/1/2011    1,253,095      104,425      22
 65.1
 65.2
  66    Actual/360     60           57            360           360      10/1/2006  9/1/2011     1,217,093      101,424      21
  67    Actual/360     120         118            360           360      11/1/2006  10/1/2016    1,184,210       98,684      58
  68    Actual/360     120         119             0             0       12/1/2006  11/1/2016      955,341       79,612     119
  69    Actual/360     120         117            360           357      10/1/2006  9/1/2016     1,167,233       97,269
  70    Actual/360     120         118            360           360      11/1/2006  10/1/2016    1,157,497       96,458      28
  71    Actual/360     120         119            360           360      12/1/2006  11/1/2016    1,098,489       91,541      35
  72    Actual/360     120         110             0             0        3/1/2006  2/1/2016       795,217       66,268     110
  73    Actual/360     120         118            360           360      11/1/2006  10/1/2016    1,037,530       86,461      22
  74    Actual/360     120         120            312           312       1/1/2007  12/1/2016    1,053,189       87,766      48
  75    Actual/360     60           59             0             0       12/1/2006  11/1/2011      865,942       72,162      59
  76    Actual/360     120         119            360           360      12/1/2006  11/1/2016      984,587       82,049      11
  77    Actual/360     60           60             0             0        1/1/2007  12/1/2011      780,025       65,002      60
 77.1
 77.2
  78    Actual/360     120         120             0             0        1/1/2007  12/1/2016      719,405       59,950     120
  79    Actual/360     120         120            360           360       1/1/2007  12/1/2016      846,759       70,563
  80    Actual/360     120         119            360           360      12/1/2006  11/1/2016      849,423       70,785      59
  81    Actual/360     120         120            360           360       1/1/2007  12/1/2016      838,070       69,839
 81.1
 81.2
 81.3
 81.4
 81.5
  82    Actual/360     120         120            300           300       1/1/2007  12/1/2016      910,344       75,862
  83    Actual/360     60           58            360           358      11/1/2006  10/1/2011      835,382       69,615
  84    Actual/360     120         120            360           360       1/1/2007  12/1/2016      824,588       68,716      60
  85    Actual/360     120         117            360           360      10/1/2006  9/1/2016       821,727       68,477      21
  86    Actual/360     120         119            360           360      12/1/2006  11/1/2016      825,253       68,771      59
  87    Actual/360     60           60             0             0        1/1/2007  12/1/2011      703,740       58,645      60
  88    Actual/360     60           60            360           360       1/1/2007  12/1/2011      743,131       61,928      24
  89    Actual/360     120         120            360           360       1/1/2007  12/1/2016      743,958       61,997      24
  90    Actual/360     120         117            360           357      10/1/2006  9/1/2016       732,268       61,022
  91    Actual/360     60           59             0             0       12/1/2006  11/1/2011      625,975       52,165      59
  92    Actual/360     120         120            300           300       1/1/2007  12/1/2016      744,809       62,067
  93    Actual/360     120         116            360           360       9/1/2006  8/1/2016       731,851       60,988      32
  94    Actual/360     120         120            360           360       1/1/2007  12/1/2016      687,029       57,252      60
  95    Actual/360     120         120            360           360       1/1/2007  12/1/2016      675,586       56,299      36
  96    Actual/360     120         118            360           360      11/1/2006  10/1/2016      681,820       56,818      34
  97    Actual/360     120         117             0             0       10/1/2006  9/1/2016       590,132       49,178     117
  98    Actual/360     120         120            360           360       1/1/2007  12/1/2016      687,804       57,317
  99    Actual/360     121         121            360           360       1/1/2007  1/1/2017       643,514       53,626      61
  100   Actual/360     120         120            360           360       1/1/2007  12/1/2016      633,783       52,815      24
  101   Actual/360     120         120             0             0        1/1/2007  12/1/2016      529,595       44,133     120
  102   Actual/360     120         120            360           360       1/1/2007  12/1/2016      648,054       54,005      36
  103   Actual/360     120         118             0             0       11/1/2006  10/1/2016      560,964       46,747     118
  104   Actual/360     120         119            360           360      12/1/2006  11/1/2016      646,473       53,873      59
 104.1
 104.2
 104.3
  105   Actual/360     120         120            360           360       1/1/2007  12/1/2016      608,852       50,738      60
  106   Actual/360     120         120            360           360       1/1/2007  12/1/2016      611,906       50,992      36
  107   Actual/360     120         118            360           360      11/1/2006  10/1/2016      634,078       52,840      22
  108   Actual/360     120         120            360           360       1/1/2007  12/1/2016      606,515       50,543      60
  109   Actual/360     120         120            360           360       1/1/2007  12/1/2016      578,252       48,188
  110   Actual/360     120         119             0             0       12/1/2006  11/1/2016      460,062       38,339     119
 110.1
 110.2
 110.3
  111   Actual/360     60           59             0             0       12/1/2006  11/1/2011      482,986       40,249      59
  112   Actual/360     106         105            216           215      12/1/2006  9/1/2015       701,539       58,462
  113   Actual/360     120         120            360           360       1/1/2007  12/1/2016      533,600       44,467
  114   Actual/360     120         120            360           360       1/1/2007  12/1/2016      534,399       44,533      60
  115   Actual/360     120         120            360           360       1/1/2007  12/1/2016      530,372       44,198      48
  116   Actual/360     120         120            240           240       1/1/2007  12/1/2016      622,458       51,872
  117   Actual/360     120         120            360           360       1/1/2007  12/1/2016      513,023       42,752      24
  118   Actual/360     60           60            360           360       1/1/2007  12/1/2011      506,955       42,246
  119   Actual/360     60           60            360           360       1/1/2007  12/1/2011      498,235       41,520      12
  120   Actual/360     120         120            360           360       1/1/2007  12/1/2016      471,151       39,263
  121   Actual/360     120         116            360           356       9/1/2006  8/1/2016       488,607       40,717
 121.1
 121.2
  122   Actual/360     120         120            360           360       1/1/2007  12/1/2016      467,042       38,920
  123   Actual/360     120         120            360           360       1/1/2007  12/1/2016      452,585       37,715      36
  124   Actual/360     120         120            360           360       1/1/2007  12/1/2016      455,038       37,920      60
  125   Actual/360     120         120            360           360       1/1/2007  12/1/2016      453,237       37,770
  126   Actual/360     120         120            360           360       1/1/2007  12/1/2016      439,502       36,625      12
  127   Actual/360     120         120            360           360       1/1/2007  12/1/2016      439,147       36,596
  128   Actual/360     120         120            360           360       1/1/2007  12/1/2016      437,930       36,494      60
  129   Actual/360     120         119            300           299      12/1/2006  11/1/2016      487,413       40,618
  130   Actual/360     121         121            360           360       1/1/2007  1/1/2017       416,065       34,672      37
  131   Actual/360     120         116            360           360       9/1/2006  8/1/2016       427,404       35,617      20
  132   Actual/360     120         120            360           360       1/1/2007  12/1/2016      405,061       33,755      36
  133   Actual/360     120         117            360           360      10/1/2006  9/1/2016       385,955       32,163      21
  134   Actual/360     120         117            360           360      10/1/2006  9/1/2016       391,430       32,619      21
  135   Actual/360     120         120            360           360       1/1/2007  12/1/2016      380,794       31,733      48
  136   Actual/360     120         120            360           360       1/1/2007  12/1/2016      373,175       31,098      60
  137   Actual/360     120         120            360           360       1/1/2007  12/1/2016      364,149       30,346      24
  138   Actual/360     60           60            360           360       1/1/2007  12/1/2011      361,827       30,152      24
 138.1
 138.2
  139   Actual/360     120         118            360           360      11/1/2006  10/1/2016      365,745       30,479      22
  140   Actual/360     120         119            360           360      12/1/2006  11/1/2016      355,205       29,600      35
  141   Actual/360     120         117            360           357      10/1/2006  9/1/2016       367,481       30,623
 141.1
 141.2
  142   Actual/360     120         117            300           297      10/1/2006  9/1/2016       400,637       33,386
  143   Actual/360     120         118            360           358      11/1/2006  10/1/2016      365,455       30,455
  144   Actual/360     120         120            264           264       1/1/2007  12/1/2016      417,041       34,753
  145   Actual/360     120         120            360           360       1/1/2007  12/1/2016      324,586       27,049      48
  146   Actual/360     120         120            300           300       1/1/2007  12/1/2016      344,958       28,746
  147   Actual/360     120         120            360           360       1/1/2007  12/1/2016      319,258       26,605      48
  148   Actual/360     120         120            360           360       1/1/2007  12/1/2016      321,677       26,806
  149   Actual/360     120         119            360           359      12/1/2006  11/1/2016      326,854       27,238
  150   Actual/360     120         120             0             0        1/1/2007  12/1/2016      282,120       23,510     120
  151   Actual/360     120         120            360           360       1/1/2007  12/1/2016      306,224       25,519      60
  152   Actual/360     120         118            360           358      11/1/2006  10/1/2016      294,925       24,577
  153   Actual/360     120         119            360           360      12/1/2006  11/1/2016      299,586       24,966      59
  154   Actual/360     120         117            360           360      10/1/2006  9/1/2016       300,500       25,042      21
  155   Actual/360     120         116            360           360       9/1/2006  8/1/2016       298,785       24,899      44
  156   Actual/360     120         119            360           360      12/1/2006  11/1/2016      290,879       24,240      35
  157   Actual/360     120         120            360           360       1/1/2007  12/1/2016      277,139       23,095      24
  158   Actual/360     120         116            360           360       9/1/2006  8/1/2016       279,838       23,320      32
  159   Actual/360     120         117            360           357      10/1/2006  9/1/2016       282,228       23,519
  160   Actual/360     120         119            300           300      12/1/2006  11/1/2016      296,851       24,738      35
  161   Actual/360     120         113            360           360       6/1/2006  5/1/2016       262,477       21,873      53
  162   Actual/360     120         117            360           360      10/1/2006  9/1/2016       247,150       20,596      33
 162.1
 162.2
  163   Actual/360     120         120            360           360       1/1/2007  12/1/2016      223,848       18,654      60
  164   Actual/360     120         120            360           360       1/1/2007  12/1/2016      221,396       18,450      60
  165     30/360       84           83             0             0       12/1/2006  11/1/2013      167,430       13,953      83
  166   Actual/360     120         120            360           360       1/1/2007  12/1/2016      190,278       15,856      24
  167   Actual/360     120         120            360           360       1/1/2007  12/1/2016      180,770       15,064      36
  168   Actual/360     120         119            360           360      12/1/2006  11/1/2016      179,480       14,957      71
  169   Actual/360     120         120            360           360       1/1/2007  12/1/2016      179,287       14,941
  170   Actual/360     120         120            360           360       1/1/2007  12/1/2016      171,859       14,322      36
  171   Actual/360     120         118            360           360      11/1/2006  10/1/2016      175,271       14,606      22
  172   Actual/360     120         120            300           300       1/1/2007  12/1/2016      154,632       12,886
  173   Actual/360     120         120            300           300       1/1/2007  12/1/2016      161,146       13,429
  174   Actual/360     120         119            360           359      12/1/2006  11/1/2016      134,827       11,236
  175   Actual/360     84           84            360           360       1/1/2007  12/1/2013      124,284       10,357
  176   Actual/360     120         118            360           358      11/1/2006  10/1/2016      101,120        8,427

                                                           CROSSED
                                            ARD             WITH             RELATED   DSCR(3)(5)
  ID                LOCKBOX (4)          (YES/NO)        OTHER LOANS        BORROWER  (6)(7)(8)(9)
----------------------------------------------------------------------------------------------------

   1               Springing                No               No                           1.43
   2                 Hard                   No               No                           1.30
   3                 Soft                   No               No              Yes-C        1.33
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
   4                 Hard                   No               No                           1.39
  4.1
  4.2
  4.3
  4.4
  4.5
                     Soft                   No     Yes - Staua / Srourrack   Yes-Q        1.16
   5                 Soft                   No     Yes - Staua / Srourrack   Yes-Q        1.20
   6                 Soft                   No     Yes - Staua / Srourrack   Yes-Q        1.11
   7                 Hard                   No               No                           2.39
   8                 Hard                   No               No                           1.25
   9                 Hard                   No               No                           1.37
  10                 Hard                   No               No              Yes-H        1.25
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
  11    Soft at Closing, Springing Hard     No               No                           1.84
  12      None at Closing; Springing        No               No                           2.03
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
 12.10
 12.11
 12.12
 12.13
 12.14
  13                 Soft                   No               No                           1.13
 13.1
 13.2
  14                 Hard                   No               No                           2.88
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
 14.10
 14.11
 14.12
 14.13
 14.14
 14.15
 14.16
 14.17
 14.18
 14.19
 14.20
 14.21
 14.22
 14.23
 14.24
 14.25
 14.26
 14.27
 14.28
 14.29
 14.30
 14.31
 14.32
 14.33
 14.34
 14.35
 14.36
 14.37
 14.38
 14.39
 14.40
 14.41
 14.42
 14.43
 14.44
 14.45
 14.46
 14.47
 14.48
 14.49
 14.50
 14.51
 14.52
 14.53
 14.54
 14.55
 14.56
 14.57
 14.58
 14.59
 14.60
 14.61
 14.62
 14.63
 14.64
 14.65
 14.66
 14.67
 14.68
 14.69
 14.70
 14.71
 14.72
 14.73
 14.74
 14.75
 14.76
 14.77
 14.78
 14.79
 14.80
 14.81
 14.82
 14.83
 14.84
 14.85
 14.86
 14.87
 14.88
 14.89
 14.90
 14.91
 14.92
 14.93
 14.94
 14.95
 14.96
 14.97
 14.98
 14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15                 None                   No               No                           1.20
        None at Closing; Springing Hard     No              Yes                           1.97
  16    None at Closing; Springing Hard     No              Yes              Yes-D        1.97
 16.1
 16.2
  17    None at Closing; Springing Hard     No              Yes              Yes-D        1.97
  18                 Hard                   No               No                           1.22
  19                 Soft                   No               No                           1.23
  20                 None                   No               No              Yes-N        1.12
  21                 None                   No               No              Yes-N        1.05
  22               Springing                No               No              Yes-J        1.45
  23                 None                   No               No              Yes-O        1.39
  24                 Soft                   No               No                           1.19
  25                 Hard                   No               No              Yes-H        1.25
 25.1
 25.2
 25.3
  26                 Soft                   No               No                           1.02
  27                 Soft                   No               No                           1.03
 27.1
 27.2
 27.3
 27.4
 27.5
 27.6
 27.7
 27.8
 27.9
 27.10
 27.11
 27.12
  28                 None                   No               No                           1.31
  29                 None                   No               No                           1.33
  30                 None                   No               No                           1.16
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
 30.10
  31                 None                   No               No              Yes-M        1.25
  32    Soft at Closing, Springing Hard     No               No                           1.43
 32.1
 32.2
 32.3
  33                 Hard                   No               No                           1.35
  34                 Hard                   No               No                           2.02
  35                 None                   No               No              Yes-L        1.20
  36                 None                   No               No              Yes-M        1.26
  37                 None                   No               No                           1.24
  38                 None                   No               No              Yes-M        1.21
  39                 None                   No               No                           1.01
  40                 None                   No               No                           1.00
  41                 Soft                   No               No                           1.56
  42                 Hard                   No               No                           1.13
 42.1
 42.2
  43                 None                   No               No              Yes-M        1.27
  44                 Hard                   No               No                           1.60
  45                 None                   No               No                           1.20
  46                 Soft                   No               No                           1.18
  47               Springing                No               No              Yes-J        1.50
                     None                   No        Yes - Annunziata       Yes-P        1.09
  48                 None                   No        Yes - Annunziata       Yes-P        1.09
 48.1                                                                        Yes-P
 48.2                                                                        Yes-P
 48.3                                                                        Yes-P
 48.4                                                                        Yes-P
 48.5                                                                        Yes-P
  49                 None                   No        Yes - Annunziata       Yes-P        1.10
 49.1                                                                        Yes-P
 49.2                                                                        Yes-P
  50                 None                   No        Yes - Annunziata       Yes-P        1.10
 50.1                                                                        Yes-P
 50.2                                                                        Yes-P
  51                 None                   No               No                           1.21
  52               Springing                No               No              Yes-J        1.76
  53                 None                   No               No              Yes-B        1.65
  54    None at Closing; Springing Soft     No               No                           1.27
  55               Springing                No               No                           1.17
  56                 None                   No               No                           2.14
  57                 None                   No               No                           1.42
  58                 None                   No               No                           1.67
  59                 None                   No               No                           1.35
  60                 None                   No               No                           1.25
  61                 None                   No               No                           1.31
  62                 None                   No               No                           1.18
  63                 None                   No               No              Yes-B        1.52
  64                 Hard                   No               No              Yes-K        1.23
  65                 Hard                   No               No              Yes-H        1.24
 65.1
 65.2
  66                 None                   No               No                           1.46
  67                 None                   No               No                           1.28
  68                 None                   No               No              Yes-B        1.43
  69                  None                  No               No                           1.28
  70                 Hard                   No               No                           1.22
  71    Soft at Closing, Springing Hard     No               No                           1.19
  72                 None                   No               No              Yes-B        1.58
  73                 None                   No               No                           1.41
  74                 None                   No               No                           1.26
  75                 None                   No               No                           1.19
  76                 None                   No               No                           1.22
  77                 None                   No               No                           1.20
 77.1
 77.2
  78                 None                   No               No              Yes-L        1.20
  79               Springing                No               No                           1.21
  80                 None                   No               No                           1.37
  81                 None                   No               No                           1.31
 81.1
 81.2
 81.3
 81.4
 81.5
  82    Hard; Springing Cash Management     No               No                           1.36
  83                 None                   No               No                           1.26
  84                 None                   No               No                           1.25
  85                 None                   No               No                           1.24
  86                 None                   No               No                           1.34
  87                 Soft                   No               No                           1.02
  88                 Hard                   No               No                           1.21
  89                 None                   No               No                           1.24
  90                 None                   No               No                           1.30
  91                 None                   No               No                           1.20
  92                 None                   No               No                           1.85
  93                 None                   No               No                           1.23
  94                 None                   No               No                           1.33
  95                 None                   No               No                           1.22
  96                 None                   No               No                           1.36
  97                 None                   No               No                           1.36
  98                 None                   No               No              Yes-F        1.69
  99                 None                   No               No                           1.20
  100              Springing                No               No                           1.22
  101                None                   No               No                           1.02
  102                Hard                   No               No                           1.28
  103                None                   No               No              Yes-O        1.38
  104              Springing                No               No                           1.25
 104.1
 104.2
 104.3
  105                None                   No               No              Yes-K        1.30
  106   None at Closing, Springing Hard     No               No                           1.19
  107                None                   No               No                           1.24
  108                None                   No               No                           1.16
  109                Hard                   No               No              Yes-A        1.30
  110                None                   No               No              Yes-C        1.46
 110.1
 110.2
 110.3
  111                None                   No               No                           1.27
  112                None                   No               No                           1.25
  113                Hard                   No               No              Yes-A        1.33
  114                None                   No               No                           1.10
  115                None                   No               No              Yes-E        1.25
  116                None                   No               No                           1.76
  117                None                   No               No                           1.06
  118   Soft; Springing Cash Management     No               No                           1.19
  119   None at Closing; Springing Hard     No               No              Yes-D        1.91
  120                None                   No               No                           1.39
  121                None                   No               No              Yes-I        1.22
 121.1
 121.2
  122                None                   No               No                           1.42
  123                None                   No               No                           1.25
  124                None                   No               No              Yes-E        1.20
  125                Hard                   No               No              Yes-A        1.32
  126                None                   No               No                           1.22
  127                None                   No               No                           1.25
  128                None                   No               No                           1.16
  129   Hard; Springing Cash Management     No               No                           1.58
  130                None                   No               No                           1.29
  131                None                   No               No                           1.24
  132   None at Closing; Springing Hard     No               No                           1.20
  133                None                   No               No                           1.48
  134                None                   No               No                           1.30
  135                None                   No               No                           1.21
  136                None                   No               No              Yes-G        1.24
  137                None                   No               No                           1.63
  138                None                   No               No                           1.30
 138.1
 138.2
  139                None                   No               No                           1.23
  140                None                   No               No                           1.16
  141                None                   No               No                           1.29
 141.1
 141.2
  142                Hard                   No               No                           1.46
  143                None                   No               No                           1.24
  144                Hard                   No               No                           2.27
  145                None                   No               No                           1.49
  146   Hard; Springing Cash Management     No               No                           1.48
  147                None                   No               No              Yes-G        1.23
  148                None                   No               No              Yes-I        1.26
  149                None                   No               No                           1.25
  150                None                   No               No                           1.70
  151                None                   No               No                           1.05
  152                None                   No               No                           1.71
  153                None                   No               No                           1.22
  154                None                   No               No                           1.30
  155                None                   No               No                           1.27
  156                None                   No               No                           1.28
  157                None                   No               No                           1.27
  158                None                   No               No                           1.33
  159                None                   No               No                           1.21
  160                Hard                   No               No                           1.20
  161                None                   No               No                           1.52
  162                None                   No               No                           1.25
 162.1
 162.2
  163                Hard                   No               No                           1.09
  164   None at Closing; Springing Hard     No               No                           1.22
  165              Springing               Yes               No                           2.04
  166                None                   No               No                           1.26
  167                None                   No               No                           1.54
  168                None                   No               No                           1.30
  169                None                   No               No                           1.86
  170                Hard                   No               No                           1.20
  171                None                   No               No                           1.28
  172                None                   No               No                           1.50
  173   None at Closing; Springing Hard     No               No                           2.03
  174                None                   No               No                           1.23
  175                None                   No               No                           1.20
  176                Hard                   No               No              Yes-F        1.28

                                                                                              CUT-OFF
                       GRACE                  PAYMENT    APPRAISED        APPRAISAL          DATE LTV         LTV RATIO AT MATURITY/
  ID                   PERIOD                   DATE      VALUE(10)    AS-OF DATE(10)  RATIO(6)(7)(8)(9)(10)     ARD(6)(8)(9)(10)
------------------------------------------------------------------------------------------------------------------------------------

   1                     5                       1     $1,000,000,000     9/12/2006           75.50%                  75.50%
   2                     6                       1        300,000,000     9/1/2006            80.00%                  80.00%
   3                     5                       1        362,820,000      Various            82.69%                  82.69%
  3.1                                                      24,970,000     8/29/2006
  3.2                                                      12,820,000     9/7/2006
  3.3                                                      12,410,000     9/6/2006
  3.4                                                      11,940,000     9/6/2006
  3.5                                                      11,900,000     8/30/2006
  3.6                                                      11,280,000     9/5/2006
  3.7                                                      10,880,000     9/5/2006
  3.8                                                       8,770,000     9/6/2006
  3.9                                                       8,740,000     9/6/2006
 3.10                                                       8,740,000     9/6/2006
 3.11                                                       8,700,000     8/30/2006
 3.12                                                       8,450,000     8/30/2006
 3.13                                                       7,500,000     8/30/2006
 3.14                                                       8,300,000     9/5/2006
 3.15                                                       8,240,000     9/6/2006
 3.16                                                       8,140,000     9/5/2006
 3.17                                                       7,860,000     8/28/2006
 3.18                                                       7,340,000     9/5/2006
 3.19                                                       7,610,000     9/6/2006
 3.20                                                       7,450,000     9/6/2006
 3.21                                                       7,370,000     8/29/2006
 3.22                                                       7,310,000     8/29/2006
 3.23                                                       7,200,000     8/29/2006
 3.24                                                       7,140,000     9/6/2006
 3.25                                                       7,140,000     9/6/2006
 3.26                                                       7,120,000     9/6/2006
 3.27                                                       6,890,000     9/6/2006
 3.28                                                       6,840,000     9/7/2006
 3.29                                                       6,430,000     9/5/2006
 3.30                                                       6,230,000     9/15/2006
 3.31                                                       6,220,000     9/5/2006
 3.32                                                       6,220,000     9/6/2006
 3.33                                                       6,200,000     9/5/2006
 3.34                                                       5,290,000     9/5/2006
 3.35                                                       6,100,000     9/5/2006
 3.36                                                       6,090,000     9/6/2006
 3.37                                                       5,060,000     9/1/2006
 3.38                                                       5,820,000     9/5/2006
 3.39                                                       5,590,000     9/6/2006
 3.40                                                       5,570,000     9/1/2006
 3.41                                                       5,220,000     9/5/2006
 3.42                                                       5,110,000     9/5/2006
 3.43                                                       5,080,000     9/6/2006
 3.44                                                       4,650,000     9/6/2006
 3.45                                                       3,570,000     9/6/2006
 3.46                                                       2,510,000     9/6/2006
 3.47                                                       3,450,000     9/1/2006
 3.48                                                       3,360,000     9/1/2006
   4                     5                       1        191,700,000      Various            65.21%                  57.15%
  4.1                                                      80,600,000     10/1/2009
  4.2                                                      41,200,000     10/1/2008
  4.3                                                      43,900,000     10/1/2008
  4.4                                                      14,300,000     10/1/2008
  4.5                                                      11,700,000     10/1/2008
                         5                       1        131,900,000      Various            80.36%                  77.22%
   5                     5                       1         75,100,000    10/31/2006           79.89%                  74.37%
   6                     5                       1         56,800,000     11/4/2006           80.99%                  80.99%
   7                     0                       1        215,000,000     1/1/2008            43.26%                  43.26%
   8                     5                       1        131,500,000     9/18/2006           67.30%                  67.30%
   9                     5                       1         79,490,000     11/1/2006           76.11%                  76.11%
  10                     5                       1        109,030,000      Various            69.25%                  66.17%
 10.1                                                      18,750,000     6/7/2006
 10.2                                                      13,610,000     6/10/2006
 10.3                                                      10,000,000     5/17/2006
 10.4                                                       9,350,000     5/17/2006
 10.5                                                      14,110,000     5/17/2006
 10.6                                                       7,370,000     5/17/2006
 10.7                                                       6,540,000     5/11/2006
 10.8                                                       7,410,000     5/17/2006
 10.9                                                       7,110,000     5/17/2006
 10.10                                                      5,510,000     6/6/2006
 10.11                                                      4,390,000     5/16/2006
 10.12                                                      4,880,000     6/6/2006
  11                     5                       1        119,000,000     9/27/2006           58.82%                  58.82%
  12                     5                       1        120,285,000      Various            55.20%                  55.20%
 12.1                                                      20,860,000     7/25/2006
 12.2                                                      14,180,000     7/24/2007
 12.3                                                      12,700,000     7/21/2006
 12.4                                                      10,670,000     1/23/2008
 12.5                                                       9,100,000     7/1/2008
 12.6                                                      10,500,000     7/14/2006
 12.7                                                       8,760,000     7/14/2007
 12.8                                                       7,580,000     1/1/2007
 12.9                                                       7,300,000     7/20/2006
 12.10                                                      6,220,000     7/19/2006
 12.11                                                      3,450,000     7/18/2006
 12.12                                                      3,140,000     7/20/2006
 12.13                                                      3,050,000     7/18/2006
 12.14                                                      2,775,000     7/21/2006
  13                     5                       1         81,000,000    10/25/2006           80.00%                  80.00%
 13.1                                                      42,000,000    10/25/2006
 13.2                                                      39,000,000    10/25/2006
  14    one(1) three (3) day period per year     1        347,177,075     10/1/2006           36.44%                  32.29%
 14.1                                                       4,650,000     10/1/2006
 14.2                                                       4,010,000     10/1/2006
 14.3                                                       4,070,000     10/1/2006
 14.4                                                       3,829,887     10/1/2006
 14.5                                                       3,768,800     10/1/2006
 14.6                                                       3,665,896     10/1/2006
 14.7                                                       3,635,703     10/1/2006
 14.8                                                       3,626,096     10/1/2006
 14.9                                                       3,584,071     10/1/2006
 14.10                                                      3,485,591     10/1/2006
 14.11                                                      3,475,736     10/1/2006
 14.12                                                      3,460,116     10/1/2006
 14.13                                                      3,437,242     10/1/2006
 14.14                                                      3,418,308     10/1/2006
 14.15                                                      3,372,514     10/1/2006
 14.16                                                      3,348,010     10/1/2006
 14.17                                                      3,326,421     10/1/2006
 14.18                                                      3,295,568     10/1/2006
 14.19                                                      3,290,000     10/1/2006
 14.20                                                      3,258,813     10/1/2006
 14.21                                                      3,200,000     10/1/2006
 14.22                                                      3,171,780     10/1/2006
 14.23                                                      3,164,377     10/1/2006
 14.24                                                      3,156,622     10/1/2006
 14.25                                                      3,146,573     10/1/2006
 14.26                                                      3,129,194     10/1/2006
 14.27                                                      3,126,824     10/1/2006
 14.28                                                      3,100,000     10/1/2006
 14.29                                                      3,100,000     10/1/2006
 14.30                                                      3,100,000     10/1/2006
 14.31                                                      3,084,328     10/1/2006
 14.32                                                      3,079,990     10/1/2006
 14.33                                                      3,030,354     10/1/2006
 14.34                                                      3,000,000     10/1/2006
 14.35                                                      3,025,000     10/1/2006
 14.36                                                      3,000,000     10/1/2006
 14.37                                                      2,980,749     10/1/2006
 14.38                                                      2,972,348     10/1/2006
 14.39                                                      2,963,789     10/1/2006
 14.40                                                      2,963,765     10/1/2006
 14.41                                                      2,950,000     10/1/2006
 14.42                                                      2,947,194     10/1/2006
 14.43                                                      2,910,145     10/1/2006
 14.44                                                      2,901,149     10/1/2006
 14.45                                                      2,900,000     10/1/2006
 14.46                                                      2,865,811     10/1/2006
 14.47                                                      2,836,180     10/1/2006
 14.48                                                      2,800,000     10/1/2006
 14.49                                                      2,821,393     10/1/2006
 14.50                                                      2,798,540     10/1/2006
 14.51                                                      2,795,114     10/1/2006
 14.52                                                      2,775,031     10/1/2006
 14.53                                                      2,760,911     10/1/2006
 14.54                                                      2,750,000     10/1/2006
 14.55                                                      2,700,000     10/1/2006
 14.56                                                      2,728,043     10/1/2006
 14.57                                                      2,707,796     10/1/2006
 14.58                                                      2,705,501     10/1/2006
 14.59                                                      2,800,000     10/1/2006
 14.60                                                      2,700,000     10/1/2006
 14.61                                                      2,800,000     10/1/2006
 14.62                                                      2,700,000     10/1/2006
 14.63                                                      2,690,212     10/1/2006
 14.64                                                      2,688,789     10/1/2006
 14.65                                                      2,676,030     10/1/2006
 14.66                                                      2,652,128     10/1/2006
 14.67                                                      2,650,000     10/1/2006
 14.68                                                      2,636,136     10/1/2006
 14.69                                                      2,629,411     10/1/2006
 14.70                                                      2,621,930     10/1/2006
 14.71                                                      2,600,000     10/1/2006
 14.72                                                      2,598,460     10/1/2006
 14.73                                                      2,571,585     10/1/2006
 14.74                                                      2,569,515     10/1/2006
 14.75                                                      2,569,471     10/1/2006
 14.76                                                      2,561,876     10/1/2006
 14.77                                                      2,555,143     10/1/2006
 14.78                                                      2,710,000     9/26/2006
 14.79                                                      2,530,862     10/1/2006
 14.80                                                      2,529,262     10/1/2006
 14.81                                                      2,509,930     10/1/2006
 14.82                                                      2,488,661     10/1/2006
 14.83                                                      2,485,968     10/1/2006
 14.84                                                      2,481,092     10/1/2006
 14.85                                                      2,478,099     10/1/2006
 14.86                                                      2,476,021     10/1/2006
 14.87                                                      2,474,617     10/1/2006
 14.88                                                      2,452,931     10/1/2006
 14.89                                                      2,446,220     10/1/2006
 14.90                                                      2,431,374     10/1/2006
 14.91                                                      2,423,372     10/1/2006
 14.92                                                      2,412,747     10/1/2006
 14.93                                                      2,375,818     10/1/2006
 14.94                                                      2,325,056     10/1/2006
 14.95                                                      2,303,814     10/1/2006
 14.96                                                      2,302,371     10/1/2006
 14.97                                                      2,301,716     10/1/2006
 14.98                                                      2,300,486     10/1/2006
 14.99                                                      2,300,000     10/1/2006
14.100                                                      2,300,000     10/1/2006
14.101                                                      2,285,644     10/1/2006
14.102                                                      2,275,608     10/1/2006
14.103                                                      2,250,000     10/1/2006
14.104                                                      2,242,254     10/1/2006
14.105                                                      2,200,000     10/1/2006
14.106                                                      2,200,000     10/1/2006
14.107                                                      2,183,982     10/1/2006
14.108                                                      2,150,000     10/1/2006
14.109                                                      2,145,000     10/1/2006
14.110                                                      2,054,565     10/1/2006
14.111                                                      2,043,296     10/1/2006
14.112                                                      1,925,035     10/1/2006
14.113                                                      1,898,602     10/1/2006
14.114                                                      1,329,718     10/1/2006
14.115                                                      2,360,000     10/1/2006
14.116                                                      2,310,000     10/1/2006
14.117                                                      2,300,000     10/1/2006
14.118                                                      2,300,000     10/1/2006
14.119                                                      3,000,000     10/1/2006
14.120                                                      1,925,000     10/1/2006
14.121                                                      1,840,000     10/1/2006
14.122                                                      1,700,000     10/1/2006
14.123                                                      1,480,000     10/1/2006
14.124                                                      1,400,000     10/1/2006
14.125                                                      1,400,000     10/1/2006
14.126                                                      1,200,000     10/1/2006
14.127                                                      1,700,000     10/1/2006
14.128                                                      1,100,000     10/1/2006
14.129                                                        960,000     10/1/2006
14.130                                                        750,000     10/1/2006
  15                     5                       1         78,800,000    11/14/2006           79.95%                  74.71%
                                                          104,400,000     10/1/2006           58.43%                  52.57%
  16                     5                       1         57,900,000     10/1/2006           58.43%                  52.57%
 16.1                                                      34,500,000     10/1/2006
 16.2                                                      23,400,000     10/1/2006
  17                     5                       1         46,500,000     10/1/2006           58.43%                  52.57%
  18                     0                       1         72,800,000     8/28/2006           71.43%                  63.24%
  19                     5                       1         63,200,000     10/4/2006           80.70%                  80.70%
  20                     5                       1         54,600,000     9/25/2006           76.28%                  71.02%
  21                     5                       1         50,000,000      9/1/2006           80.00%                  70.67%
  22                     5                       1         53,500,000     6/21/2006           74.77%                  68.46%
  23                     5                       1         50,000,000    10/17/2006           78.00%                  78.00%
  24                     5                       1         50,300,000     10/6/2006           75.55%                  75.55%
  25                     5                       1         50,820,000      Various            71.53%                  69.11%
 25.1                                                      21,840,000     6/27/2006
 25.2                                                      20,310,000     7/26/2006
 25.3                                                       8,670,000     6/27/2006
  26                     5                       1         45,250,000    10/23/2006           72.27%                  69.15%
  27                     5                       1         44,500,000     11/1/2006           80.90%                  79.02%
 27.1                                                       5,900,000     11/1/2006
 27.2                                                       4,600,000     11/1/2006
 27.3                                                       4,000,000     11/1/2006
 27.4                                                       3,700,000     11/1/2006
 27.5                                                       3,700,000     11/1/2006
 27.6                                                       3,700,000     11/1/2006
 27.7                                                       3,600,000     11/1/2006
 27.8                                                       3,600,000     11/1/2006
 27.9                                                       3,500,000     11/1/2006
 27.10                                                      3,000,000     11/1/2006
 27.11                                                      2,700,000     11/1/2006
 27.12                                                      2,500,000     11/1/2006
  28                     5                       1         55,000,000     9/1/2006            65.45%                  59.42%
  29                     5                       1         44,000,000     9/1/2006            80.00%                  80.00%
  30                     5                       1         47,400,000    10/13/2006           73.84%                  73.84%
 30.1                                                       6,400,000    10/17/2006
 30.2                                                       6,200,000    10/13/2006
 30.3                                                       5,600,000    10/13/2006
 30.4                                                       5,000,000    10/13/2006
 30.5                                                       4,800,000    10/13/2006
 30.6                                                       4,500,000    10/13/2006
 30.7                                                       4,100,000    10/13/2006
 30.8                                                       3,800,000    10/13/2006
 30.9                                                       3,800,000    10/13/2006
 30.10                                                      3,200,000    10/13/2006
  31                     5                       1         46,150,000    11/23/2006           71.67%                  63.76%
  32                     5                       1         48,400,000     8/23/2006           67.15%                  64.03%
 32.1                                                      24,300,000     8/23/2006
 32.2                                                      14,000,000     8/23/2006
 32.3                                                      10,100,000     8/23/2006
  33                     5                       1         42,400,000     7/1/2006            75.47%                  70.81%
  34                     5                       1         57,000,000     1/1/2006            55.58%                  47.52%
  35                     5                       1         42,230,000    10/26/2006           72.64%                  72.64%
  36                     5                       1         38,500,000     5/4/2006            72.73%                  64.50%
  37                     5                       1         43,000,000     9/19/2006           65.00%                  57.05%
  38                     5                       1         35,000,000     5/4/2006            78.79%                  70.04%
  39                     5                       1         37,800,000     10/2/2006           71.96%                  68.22%
  40                     5                       1         33,080,000     9/9/2006            81.62%                  81.62%
  41                     5                       1         37,500,000     9/14/2006           69.33%                  58.26%
  42                     5                       1         36,680,000      Various            70.88%                  66.32%
 42.1                                                      23,600,000     9/13/2007
 42.2                                                      13,080,000     1/13/2007
  43                     5                       1         32,700,000     11/4/2006           79.51%                  70.68%
  44                     0                       1         46,900,000     7/10/2006           55.44%                  55.44%
  45                     5                       1         35,900,000     11/1/2006           71.03%                  64.19%
  46                     5                       1         31,400,000     11/2/2006           79.62%                  79.62%
  47                     5                       1         34,700,000     6/21/2006           72.05%                  64.73%
                         5                       1         36,800,000      Various            67.12%                  62.59%
  48                     5                       1         21,600,000    10/31/2006           68.29%                  63.68%
 48.1                                                       6,900,000    10/31/2006
 48.2                                                       5,500,000    10/31/2006
 48.3                                                       3,700,000    10/31/2006
 48.4                                                       2,900,000    10/31/2006
 48.5                                                       2,600,000    10/31/2006
  49                     5                       1         10,100,000    10/31/2006           65.84%                  61.40%
 49.1                                                       5,900,000    10/31/2006
 49.2                                                       4,200,000    10/31/2006
  50                     5                       1          5,100,000    10/31/2006           64.71%                  60.34%
 50.1                                                       2,800,000    10/31/2006
 50.2                                                       2,300,000    10/31/2006
  51                     5                       1         30,300,000    10/17/2006           77.56%                  77.56%
  52                     5                       1         31,400,000     9/1/2006            71.34%                  64.10%
  53                     5                       1         31,100,000     7/18/2006           71.60%                  71.60%
  54                     5                       1         31,200,000    10/27/2006           70.51%                  70.51%
  55                     5                       1         24,800,000     8/23/2006           72.98%                  63.35%
  56                     5                       1         37,500,000     7/5/2006            53.28%                  44.76%
  57                     5                       1         33,000,000     9/14/2006           57.61%                  50.58%
  58                     5                       1         24,250,000     6/8/2006            75.83%                  75.83%
  59                     5                       1         24,200,000     5/25/2006           72.31%                  72.31%
  60                     5                       1         21,600,000     6/19/2006           79.63%                  70.64%
  61                     0                       1         23,000,000     9/1/2006            62.39%                  57.52%
  62                     5                       1         21,500,000     9/12/2006           78.14%                  72.86%
  63                     5                       1         22,100,000     7/19/2006           75.00%                  75.00%
  64                     5                       1         20,500,000     8/4/2006            79.80%                  79.80%
  65                     5                       1         23,110,000      Various            70.53%                  68.28%
 65.1                                                      17,580,000     6/6/2006
 65.2                                                       5,530,000     7/1/2006
  66                     5                       1         24,000,000     6/1/2008            67.92%                  65.61%
  67                     5                       1         20,350,000     8/8/2006            79.85%                  74.83%
  68                     5                       1         23,600,000     7/18/2006           68.43%                  68.43%
  69                     5                       1         23,700,000     7/9/2006            67.32%                  57.47%
  70                     5                       1         22,500,000     8/18/2006           69.33%                  62.44%
  71                     5                       1         20,400,000     8/11/2006           75.74%                  68.29%
  72                     5                       1         23,350,000    12/26/2006           63.13%                  63.13%
  73                     5                       1         18,000,000     6/15/2006           81.33%                  71.85%
  74                     5                       1         20,400,000     8/29/2006           68.63%                  60.99%
  75                     5                       1         17,000,000     9/21/2006           80.00%                  80.00%
  76                     5                       1         19,550,000     8/10/2006           63.94%                  55.53%
  77                     5                       1         16,600,000     10/5/2006           70.48%                  70.48%
 77.1                                                       9,000,000     10/5/2006
 77.2                                                       7,600,000     10/5/2006
  78                     5                       1         17,040,000    10/26/2006           72.33%                  72.33%
  79                     5                       1         23,100,000    10/17/2006           51.95%                  43.82%
  80                     5                       1         18,000,000     8/24/2006           66.67%                  62.25%
  81                     5                       1         16,400,000      Various            71.95%                  60.81%
 81.1                                                       4,400,000    10/30/2006
 81.2                                                       3,600,000     11/7/2006
 81.3                                                       3,750,000     11/7/2006
 81.4                                                       2,450,000     11/7/2006
 81.5                                                       2,200,000    10/30/2006
  82                     5                       1         16,100,000     8/15/2006           71.43%                  55.78%
  83                     5                       1         16,450,000     7/27/2006           69.78%                  65.47%
  84                     5                       1         16,000,000     9/13/2006           71.25%                  66.71%
  85                     5                       1         15,200,000     4/1/2007            73.95%                  65.75%
  86                     5                       1         20,200,000     11/1/2006           55.45%                  52.03%
  87                     5                       1         14,500,000     6/1/2006            75.86%                  75.86%
  88                     5                       1         13,150,000    10/10/2006           80.00%                  76.98%
  89                     5                       1         16,200,000     8/1/2006            64.10%                  56.76%
  90                     5                       1         16,000,000     7/19/2006           64.81%                  54.80%
  91                     5                       1         20,400,000     10/4/2006           49.02%                  49.02%
  92                     5                       1         15,100,000    10/10/2006           66.23%                  50.61%
  93                     5                       1         12,500,000     6/14/2006           80.00%                  72.52%
  94                     5                       1         13,250,000     9/14/2006           73.96%                  68.98%
  95                     5                       1         13,450,000     9/5/2006            72.12%                  64.79%
  96                     5                       1         12,500,000     7/11/2006           76.80%                  69.24%
  97                     5                       1         16,000,000     7/6/2006            60.00%                  60.00%
  98                     5                       1         16,300,000     9/16/2006           58.65%                  49.74%
  99                     5                       1         11,600,000    10/10/2006           80.00%                  74.50%
  100                    5                       1         12,600,000     9/21/2006           73.02%                  64.11%
  101                    5                       1         11,375,000     11/1/2006           80.00%                  80.00%
  102                    5                       1         14,600,000     9/25/2006           62.33%                  56.22%
  103                    5                       1         11,400,000     8/16/2006           79.82%                  79.82%
  104                    5                       1         13,250,000      Various            67.92%                  63.54%
 104.1                                                      9,200,000     4/10/2006
 104.2                                                      2,350,000     4/6/2006
 104.3                                                      1,700,000     4/6/2006
  105                    5                       1          9,000,000     9/21/2006           74.44%                  67.91%
  106                    5                       1         12,400,000    10/24/2006           70.16%                  63.14%
  107                    5                       1         10,850,000     7/18/2006           79.26%                  70.60%
  108                    5                       1         11,800,000     9/5/2006            72.88%                  68.02%
  109                    5                       1         11,200,000     8/31/2006           72.69%                  61.44%
  110                    5                       1          9,600,000      Various            83.33%                  83.33%
 110.1                                                      3,200,000     9/21/2006
 110.2                                                      3,300,000     9/26/2006
 110.3                                                      3,100,000     9/23/2006
  111                    5                       1         11,450,000     9/5/2006            69.00%                  69.00%
  112                    5                       1         10,510,000     9/20/2006           73.55%                  47.73%
  113                    5                       1         10,360,000     9/3/2006            72.52%                  61.29%
  114                    5                       1         14,400,000    10/17/2006           52.08%                  48.67%
  115                    5                       1         10,700,000     7/7/2006            70.09%                  64.33%
  116                    5                       1         13,600,000     10/1/2006           55.15%                  35.55%
  117                    5                       1          9,300,000     9/28/2006           77.42%                  68.47%
  118                    5                       1          9,000,000    10/19/2006           76.67%                  71.30%
  119                    5                       1         12,500,000     10/1/2006           56.00%                  53.14%
  120                    5                       1          8,720,000     9/21/2006           77.41%                  65.11%
  121                    5                       1          8,800,000     6/7/2006            74.81%                  64.16%
 121.1                                                      6,200,000     6/7/2006
 121.2                                                      2,600,000     6/7/2006
  122                    5                       1         10,100,000     11/1/2006           63.86%                  54.26%
  123                    5                       1          8,250,000    10/18/2006           77.58%                  69.88%
  124                    5                       1          9,000,000     3/30/2006           71.11%                  66.43%
  125                    5                       1          8,800,000     9/4/2006            72.52%                  61.29%
  126                    5                       1          8,000,000     9/25/2006           78.75%                  67.83%
  127                    5                       1          8,200,000     9/14/2006           74.88%                  63.40%
  128                    5                       1          8,100,000     3/21/2006           75.31%                  70.44%
  129                    5                       1          7,800,000     8/1/2006            78.10%                  61.27%
  130                    5                       1          9,850,000    10/27/2006           60.91%                  54.67%
  131                    5                       1         10,000,000     6/21/2006           58.90%                  52.29%
  132                    5                       1          7,200,000     7/1/2006            77.78%                  70.35%
  133                    5                       1          8,200,000     7/16/2006           67.07%                  59.12%
  134                    5                       1         10,010,000     5/11/2007           53.95%                  47.88%
  135                    5                       1          7,000,000     10/5/2006           76.43%                  70.21%
  136                    5                       1          7,100,000     9/22/2006           74.65%                  69.65%
  137                    5                       1          8,700,000     7/14/2006           59.77%                  52.66%
  138                    5                       1          7,200,000     9/27/2006           71.53%                  68.80%
 138.1                                                            NAP
 138.2                                                            NAP
  139                    5                       1          7,180,000     8/22/2007           71.03%                  62.91%
  140                    5                       1          7,230,000     9/20/2006           70.54%                  63.37%
  141                    5                       1          6,800,000      Various            73.33%                  62.72%
 141.1                                                      3,800,000     7/7/2006
 141.2                                                      3,000,000     7/6/2006
  142                    5                       1          6,700,000     6/28/2006           74.33%                  58.53%
  143                    5                       1          7,400,000     6/20/2006           66.31%                  56.84%
  144                    5                       1          9,000,000     8/29/2006           53.89%                  39.07%
  145                    5                       1          7,700,000    10/20/2006           60.13%                  55.11%
  146                    5                       1          6,000,000     9/19/2006           75.00%                  57.91%
  147                    5                       1          5,800,000     9/24/2006           77.59%                  71.24%
  148                    5                       1          6,066,000     6/7/2007            74.18%                  62.81%
  149                    5                       1          6,300,000     6/4/2006            71.36%                  60.74%
  150                    5                       1          7,300,000     11/1/2006           59.73%                  59.73%
  151                    5                       1          5,800,000    10/24/2006           74.14%                  69.28%
  152                    5                       1          9,300,000     9/13/2006           46.14%                  38.70%
  153                    5                       1          5,800,000     8/17/2006           72.41%                  67.68%
  154                    5                       1          8,520,000     11/1/2006           48.71%                  43.22%
  155                    5                       1          5,450,000     6/22/2006           75.23%                  69.36%
  156                    5                       1          5,270,000     9/13/2006           77.80%                  70.12%
  157                    5                       1          5,480,000     6/12/2006           72.63%                  63.92%
  158                    5                       1          6,150,000     6/7/2006            62.44%                  56.56%
  159                    5                       1          5,510,000     7/11/2006           68.06%                  58.55%
  160                    5                       1          5,250,000    10/10/2006           71.43%                  61.55%
  161                    5                       1          6,280,000    12/17/2005           56.33%                  52.91%
  162                    5                       1          4,700,000     1/6/2006            73.40%                  66.28%
 162.1                                                      3,000,000     1/6/2006
 162.2                                                      1,700,000     1/6/2006
  163                    5                       1          4,950,000     9/12/2006           64.65%                  60.27%
  164                    5                       1          3,980,000     9/6/2006            78.49%                  73.30%
  165                    5                       1          5,700,000     9/14/2006           52.63%                  52.63%
  166                    5                       1          4,000,000     5/15/2006           67.05%                  59.24%
  167                    5                       1          3,900,000     9/22/2006           66.77%                  59.94%
  168                    5                       1          3,250,000     9/7/2006            76.92%                  73.06%
  169                    5                       1          5,800,000     9/7/2006            43.10%                  36.53%
  170                    5                       1          3,050,000    10/22/2006           79.51%                  71.65%
  171                    5                       1          3,940,000     7/28/2006           60.91%                  54.15%
  172                    5                       1          3,900,000     9/14/2006           51.28%                  39.72%
  173                    5                       1          3,400,000     9/13/2006           55.88%                  44.71%
  174                    5                       1          2,500,000     8/24/2006           71.93%                  61.74%
  175                    5                       1          2,350,000    10/12/2006           58.30%                  52.38%
  176                    5                       1          2,100,000     7/14/2006           64.18%                  55.13%

  ID    ADDRESS                                                        CITY                        COUNTY                STATE
--------------------------------------------------------------------------------------------------------------------------------

   1    8100 24th Avenue South                                         Bloomington                 Hennepin              MN
   2    1400 Smith Street                                              Houston                     Harris                TX
   3    Various                                                        Various                     Various               Various
  3.1   145 North Beacon Street                                        Brighton                    Suffolk               MA
  3.2   3601 Hiawatha Avenue                                           Minneapolis                 Hennepin              MN
  3.3   181 West Marshall Street                                       Ferndale                    Oakland               MI
  3.4   20945 Link Road                                                Southfield                  Oakland               MI
  3.5   102 Broadway                                                   Lynnfield                   Essex                 MA
  3.6   14925 Eight Mile Road                                          Eastpointe                  Macomb                MI
  3.7   20979 Groesbeck Highway                                        Warren                      Macomb                MI
  3.8   5605 Cedar Lake Road South                                     St. Louis Park              Hennepin              MN
  3.9   1320 East Big Beaver Road                                      Troy                        Oakland               MI
 3.10   14433 Telegraph Road                                           Redford                     Wayne                 MI
 3.11   244 Andover Street                                             Peabody                     Essex                 MA
 3.12   470 Main Street                                                Tewksbury                   Middlesex             MA
 3.13   129 Rangeway Road                                              North Billerica             Middlesex             MA
 3.14   4349 Monticello Boulevard                                      South Euclid                Cuyahoga              OH
 3.15   2570 Crooks Road                                               Rochester Hills             Oakland               MI
 3.16   20055 Cornillie Drive                                          Roseville                   Macomb                MI
 3.17   50 Okeefe Lane                                                 Warwick                     Kent                  RI
 3.18   15390 East Twelve Mile Road                                    Roseville                   Macomb                MI
 3.19   1782 Pontiac Drive                                             Sylvan Lake                 Oakland               MI
 3.20   28659 Grand River Drive                                        Farmington Hills            Oakland               MI
 3.21   869 Boston Turnpike                                            Shrewsbury                  Worcester             MA
 3.22   23 Glen Avenue                                                 Chelmsford                  Middlesex             MA
 3.23   125 Recreation Park Drive                                      Hingham                     Plymouth              MA
 3.24   1096 Doris Road                                                Auburn Hills                Oakland               MI
 3.25   24579 Ann Arbor Trail                                          Dearborn Heights            Wayne                 MI
 3.26   11960 Farmington Road                                          Livonia                     Wayne                 MI
 3.27   1782 Howard Street                                             Lincoln Park                Wayne                 MI
 3.28   4325 Hiawatha Avenue                                           Minneapolis                 Hennepin              MN
 3.29   20772 Hall Road                                                Clinton Township            Macomb                MI
 3.30   2360 East Galbraith Road                                       Reading                     Hamilton              OH
 3.31   6775 East 10 Mile Road                                         Center Line                 Macomb                MI
 3.32   23954 Kean Street                                              Dearborn                    Wayne                 MI
 3.33   41250 Garfield Road                                            Clinton Township            Macomb                MI
 3.34   44650 Romeo Plank Road                                         Clinton Township            Macomb                MI
 3.35   1415 Warrensville Center Road                                  Cleveland Heights           Cuyahoga              OH
 3.36   15301 Seaway Drive                                             Taylor                      Wayne                 MI
 3.37   881 Weir Drive                                                 Woodbury                    Washington            MN
 3.38   4721 Madison Road                                              Cincinnati                  Hamilton              OH
 3.39   4025 Sibley Memorial Highway                                   Eagan                       Dakota                MN
 3.40   251 5th Street Northwest                                       New Brighton                Ramsey                MN
 3.41   36261 Groesbeck Highway                                        Clinton Township            Macomb                MI
 3.42   888 North Bend Road                                            Cincinnati                  Hamilton              OH
 3.43   24500 Sinacola Court                                           Farmington Hills            Oakland               MI
 3.44   6550 Metropolitan Parkway                                      Sterling Heights            Macomb                MI
 3.45   2771 Oak Tree Drive                                            Carrollton                  Dallas                TX
 3.46   801 West Ladybird Lane                                         Burnsville                  Dakota                MN
 3.47   9154 University Avenue Northwest                               Coon Rapids                 Anoka                 MN
 3.48   3238 North Highway 61                                          Vadnais Heights             Ramsey                MN
   4    Various                                                        Various                     Various               Various
  4.1   7600 John Q. Hammons Drive                                     Frisco                      Collin                TX
  4.2   1700 Coliseum Drive                                            Hampton                     Hampton City          VA
  4.3   400 Convention Boulevard                                       Hot Springs                 Garland               AR
  4.4   1117 East St. Louis Street                                     Springfield                 Greene                MO
  4.5   310 Hammons Drive                                              Junction City               Geary                 KS
        Various                                                        New York                    New York              NY
   5    369 Lexington Avenue                                           New York                    New York              NY
   6    2 West 46th Street                                             New York                    New York              NY
   7    1001 Fannin                                                    Houston                     Harris                TX
   8    333 Ward Avenue, 1020 Auahi Street and 330/340 Kamakee Street  Honolulu                    Honolulu              HI
   9    1050 Shaw Avenue                                               Clovis                      Fresno                CA
  10    Various                                                        Various                     Various               Various
 10.1   775 Harding Highway                                            Buena Vista                 Atlantic              NJ
 10.2   74 Freetown Road                                               Raymond                     Rockingham            NH
 10.3   550 Gannon Road                                                Lodi                        Columbia              WI
 10.4   3392 State Route 82                                            Mantua                      Portage               OH
 10.5   4555 West Highway 318                                          Orange Lake                 Marion                FL
 10.6   1662 Indian Creek Valley Road                                  Saltlick                    Fayette               PA
 10.7   1786 Soco Road                                                 Maggie Valley               Haywood               NC
 10.8   10354 Smooth Water Drive                                       Hudson                      Pasco                 FL
 10.9   6233 County Road 609                                           Bushnell                    Sumter                FL
 10.10  283 Clarks Landing Road                                        Port Republic               Atlantic              NJ
 10.11  385 Gurn Springs Road                                          Wilton                      Saratoga              NY
 10.12  1079 12th Avenue                                               Mays Landing                Atlantic              NJ
  11    7000 East Mayo Boulevard                                       Phoenix                     Maricopa              AZ
  12    Various                                                        Various                     Various               Various
 12.1   94-1321 Waipio Uka Street                                      Waipahu                     Honolulu              HI
 12.2   2701 16th Street                                               San Francisco               San Francisco         CA
 12.3   10 Leecon Court                                                Southampton                 Suffolk               NY
 12.4   4320 Hessmer Avenue                                            Metairie                    Jefferson Parish      LA
 12.5   2240 Island Avenue                                             Philadelphia                Philadelphia          PA
 12.6   620 Harrison Street                                            Berkeley                    Alameda               CA
 12.7   560 Kingwood Drive                                             Kingwood                    Montgomery            TX
 12.8   6504 South Crescent Boulevard                                   Pennsauken                 Camden                NJ
 12.9   3611 West Washington Boulevard                                 Los Angeles                 Los Angeles           CA
 12.10  222 Couch Street                                               Vallejo                     Solano                CA
 12.11  2708 Bedford Road                                              Bedford                     Tarrant               TX
 12.12  3895 Westroads Drive                                           West Palm Beach             Palm Beach            FL
 12.13  8717 West Freeway                                              Fort Worth                  Tarrant               TX
 12.14  413 North Main Street                                          Euless                      Tarrant               TX
  13    Various                                                        Various                     Broward               FL
 13.1   10901 NW 40th Street                                           Sunrise                     Broward               FL
 13.2   8080 NW 10th Court                                             Plantation                  Broward               FL
  14    Various                                                        Various                     Various               Various
 14.1   232 Frontage Road                                              Picayune                    Pearl River           MS
 14.2   3000 South Ferdon Boulevard                                    Crestview                   Okaloosa              FL
 14.3   1470 Skibo Road                                                Fayetteville                Cumberland            NC
 14.4   1920 Mel Browning Street                                       Bowling Green               Warren                KY
 14.5   9006 Pensacola Boulevard                                       Pensacola                   Escambia              FL
 14.6   4690 Presidential Parkway                                      Macon                       Bibb                  GA
 14.7   1413 North Loop 336 West                                       Conroe                      Montgomery            TX
 14.8   1900 Manchester Expressway                                     Columbus                    Muscogee              GA
 14.9   1320 North Eisenhower Drive                                    Beckley                     Raleigh               WV
 14.10  1953 Whiskey Road                                              Aiken                       Aiken                 SC
 14.11  438 Riverwind Drive                                            Pearl                       Rankin                MS
 14.12  1000 Brevard Road                                              Asheville                   Buncombe              NC
 14.13  4260 Dowlen Road                                               Beaumont                    Jefferson             TX
 14.14  1228 North Westover Boulevard                                  Albany                      Dougherty             GA
 14.15  3580 Main Street                                               Coon Rapids                 Anoka                 MN
 14.16  8671 Highway 17 Bypass                                         Surfside Beach              Horry                 SC
 14.17  6561 Atlanta Highway                                           Montgomery                  Montgomery            AL
 14.18  7321 Rivers Avenue                                             North Charleston            Charleston            SC
 14.19  205 Belle Meade Point                                          Flowood                     Rankin                MS
 14.20  341 Eisenhower Drive                                           Hanover                     York                  PA
 14.21  195 Greasy Ridge Road                                          Princeton                   Mercer                WV
 14.22  3435 Lebanon Pike                                              Hermitage                   Davidson              TN
 14.23  208 Bobby Jones Expressway                                     Martinez                    Columbia              GA
 14.24  1304 Bower Parkway                                             Columbia                    Lexington             SC
 14.25  10052 Two Notch Road                                           Columbia                    Richland              SC
 14.26  921 Wimberly Drive SW                                          Decatur                     Morgan                AL
 14.27  1501 West Poinsett                                             Greer                       Greenville            SC
 14.28  1021 Dowdy Road                                                Athens                      Oconee                GA
 14.29  829 Saint Andrews Boulevard                                    Charleston                  Charleston            SC
 14.30  1045 Southwest Wilshire Boulevard                              Burleson                    Johnson               TX
 14.31  925 Foxcroft Avenue                                            Martinsburg                 Berkeley              WV
 14.32  243 Steven B. Tanger Boulevard                                 Commerce                    Banks                 GA
 14.33  988 Goodman Road                                               Horn Lake                   Desoto                MS
 14.34  1780 Carl D. Silver Parkway                                    Fredericksburg              Fredericksburg        VA
 14.35  1275 Knox Avenue                                               North Augusta               Aiken                 SC
 14.36  3517 Clemson Boulevard                                         Anderson                    Anderson              SC
 14.37  4439 Rangeline Road                                            Mobile                      Mobile                AL
 14.38  1053 Hunters Xing                                              Alcoa                       Blount                TN
 14.39  2310 FM 2004                                                   Texas City                  Glaveston             TX
 14.40  5104 Hixson Pike                                               Hixson                      Hamilton              TN
 14.41  910 South Range Avenue                                         Denham Springs              Livingston            LA
 14.42  126 Highway 400 North                                          Dawsonville                 Dawson                GA
 14.43  1829 Old Fort Parkway                                          Murfreesboro                Rutherford            TN
 14.44  2009 Highway 78 East                                           Jasper                      Walker                AL
 14.45  362 Cox Creek Parkway                                          Florence                    Lauderdale            AL
 14.46  3607 Highway 17                                                North Myrtle Beach          Horry                 SC
 14.47  2400 Airline Drive                                             Bossier City                Bossier               LA
 14.48  150 Keith Drive                                                Canton                      Cherokee              GA
 14.49  4500 Frederica Street                                          Owensboro                   Daviess               KY
 14.50  2305 Shorter Avenue SW                                         Rome                        Floyd                 GA
 14.51  4051 Ryan Street                                               Lake Charles                Calcasieu             LA
 14.52  2664 Highway 70 SE                                             Hickory                     Catawba               NC
 14.53  823 Joe Frank Harris Parkway                                   Cartersville                Bartow                GA
 14.54  2854 North Main Street                                         Crossville                  Cumberland            TN
 14.55  1156 Bankhead Highway                                          Carrollton                  Carroll               GA
 14.56  4955 Highway 90                                                Pace                        Santa Roas            FL
 14.57  2580 North Franklin Street                                     Christiansburg              Montgomery            VA
 14.58  1915 Cobbs Ford Road                                           Prattville                  Autaugu               AL
 14.59  5140 Hinkleville Road                                          Paducah                     McCracken             KY
 14.60  119 West Highway 332                                           Lake Jackson                Brazoria              TX
 14.61  1973 Bryant Road                                               Lexington                   Fayette               KY
 14.62  30179 Eastern Shore Court                                      Spanish Fort                Baldwin               AL
 14.63  55 Pace Court                                                  Hiram                       Paulding              GA
 14.64  6124 White Horse Road                                          Greenville                  Greenville            SC
 14.65  1411 Shook Drive                                               Auburn                      De Kalb               IN
 14.66  203 North Sandy Creek Drive                                    Seymour                     Jackson               IN
 14.67  1950 East Kearney Street                                       Springfield                 Greene                MO
 14.68  1720 Cherokee Avenue SW                                        Cullman                     Cullman               AL
 14.69  151 Dorman Center Drive                                        Spartanburg                 Spartanburg           SC
 14.70  1707 Charleston Highway                                        West Columbia               Lexington             SC
 14.71  3240 South Oates Street                                        Dothan                      Houston               AL
 14.72  6410 Calhoun Memorial Highway                                  Easley                      Pickens               SC
 14.73  838 Odum Road                                                  Gardendale                  Jefferson             AL
 14.74  510 Rangeline Road                                             Joplin                      Jasper                MO
 14.75  1703 Bypass 72 NE                                              Greenwood                   Greenwood             SC
 14.76  2904 Church Street                                             Conway                      Horry                 SC
 14.77  1635 Lincoln Way East                                          Chambersburg                Franklin              PA
 14.78  220 Jackson Court                                              Lumberton                   Robeson               NC
 14.79  1323 North Expressway                                          Griffin                     Spalding              GA
 14.80  2501 South Campbell Avenue                                     Springfield                 Greene                MO
 14.81  422 West Belmont Drive                                         Calhoun                     Gordon                GA
 14.82  4000 Springhill Plaza Court                                    North Little Rock           Pulaski               AR
 14.83  401 South Tulane Avenue                                        Oak Ridge                   Anderson              TN
 14.84  2301 South Mckenzie Street                                     Foley                       Baldwin               AL
 14.85  4538 Central Avenue                                            Hot Springs                 Garland               AR
 14.86  420 Galleria Drive                                             Johnstown                   Cambria               PA
 14.87  1616 Sandifer Road                                             Seneca                      Oconee                SC
 14.88  1255 Woodruff Road                                             Greenville                  Greenville            SC
 14.89  823 Pike Street                                                Marietta                    Washington            OH
 14.90  2580 North Road                                                Orangeburg                  Orangeburg            SC
 14.91  3253 Ambassador Caffery                                        Lafayette                   Lafayette             LA
 14.92  3600 Massard Road                                              Fort Smith                  Sebastion             AR
 14.93  4450 Ryans Way                                                 Cincinnati                  Clermont              OH
 14.94  2863 Arlington Road                                            Akron                       Summit                OH
 14.95  2900 East Franklin Boulevard                                   Gastonia                    Gaston                NC
 14.96  8601 Concord Mills Boulevard                                   Concord                     Cabarrus              NC
 14.97  1034 Executive Drive                                           Elizabethtown               Hardin                KY
 14.98  2702 Wilma Rudolph Boulevard                                   Clarksville                 Montgomery            TN
 14.99  2230 Edsel Lane NW                                             Corydon                     Harrison              IN
14.100  2809 East Highland Drive                                       Jonesboro                   Craighead             AR
14.101  203 North Davy Crockett Parkway                                Morristown                  Hamblen               TN
14.102  3940 Grandview Drive                                           Simpsonville                Greenville            SC
14.103  502 Winfield Dunn Parkway                                      Sevierville                 Sevier                TN
14.104  791 South Jefferson Avenue                                     Cookeville                  Putnam                TN
14.105  994 North Lexington Springmill Road                            Mansfield                   Richland              OH
14.106  7550 Garner's Ferry Road                                       Columbia                    Richland              SC
14.107  5626 South Broadway Avenue                                     Tyler                       Smith                 TX
14.108  8165 U.S. Highway 51 North                                     Millington                  Shelby                TN
14.109  333 Summit Square Court                                        Winston-Salem               Forsyth               NC
14.110  3990 Gloster                                                   Tupelo                      Lee                   MS
14.111  138 Paul Huff Parkway NW                                       Cleveland                   Bradley               TN
14.112  8180 U.S. Route 31 South                                       Indianapolis                Marion                IN
14.113  4117 North Vermilion                                           Danville                    Vermilion             IL
14.114  1100 Robert Road                                               Slidell                     Saint Tammany         LA
14.115  519 Emily Drive                                                Clarksburg                  Harrison              WV
14.116  103 R H L Boulevard                                            Charleston                  Kanawha               WV
14.117  17830 Garland Groh Boulevard                                   Hagerstown                  Washington            MD
14.118  1850 Empire Avenue                                             Burbank                     Los Angeles           CA
14.119  1314 North Main Street                                         Summerville                 Berkeley              SC
14.120  400 Chippewa Town Center                                       Beaver Falls                Beaver                PA
14.121  6476 Carlisle Pike                                             Mechanicsburg               Cumberland            PA
14.122  6705 North Fallbrook Avenue                                    Canoga Park                 Los Angeles           CA
14.123  3608 East Race Avenue                                          Searcy                      White                 AR
14.124  1321 Preacher Roe Boulevard                                    West Plains                 Howell                MO
14.125  3102 East Imperial Highway                                     Lynwood                     Los Angeles           CA
14.126  3617 West Shaw Avenue                                          Fresno                      Fresno                CA
14.127  5579 Sunset Boulevard                                          Lexington                   Lexington             SC
14.128  2513 Main Street                                               Union Gap                   Yakima                WA
14.129  650 Commerce Boulevard                                         Fairness Hills              Bucks                 PA
14.130  4373 Courtney Drive                                            Tuscaloosa                  Tuscaloosa            AL
  15    150 Coveside Lane                                              Chesapeake                  Chesapeake City       VA
        Various                                                        Various                     Various               Various
  16    Various                                                        Various                     Various               Various
 16.1   2221 Killebrew Drive                                           Bloomington                 Hennepin              MN
 16.2   1701 Locust Street                                             Philadelphia                Philadelphia          PA
  17    20 West Baltimore                                              Baltimore                   Baltimore             MD
  18    239 Golf Mill Center                                           Niles                       Cook                  IL
  19    300 7th Street SW                                              Washington                  District of Columbia  DC
  20    Various                                                        New York                    New York              NY
  21    Various                                                        Brooklyn                    King                  NY
  22    750 SW Alder Street                                            Portland                    Multnomah             OR
  23    7200-7260 SW 88th Street                                       Miami                       Dade                  FL
  24    1050 Whitney Ranch Drive                                       Henderson                   Clark                 NV
  25    Various                                                        Various                     Various               Various
 25.1   179 Saco Avenue                                                Old Orchard Beach           York                  ME
 25.2   4710 Lake Road East                                            Geneva                      Ashtabula             OH
 25.3   3 Old Orchard Road                                             Old Orchard Beach           York                  ME
  26    7455 West Washington Avenue                                    Las Vegas                   Clark                 NV
  27    Various                                                        Lakewood                    Ocean                 NJ
 27.1   1920 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
 27.2   125 Kenyon Drive                                               Lakewood                    Ocean                 NJ
 27.3   120 Kenyon Drive                                               Lakewood                    Ocean                 NJ
 27.4   1935 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
 27.5   1989 Rutgers University Boulevard                              Lakewood                    Ocean                 NJ
 27.6   1985 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
 27.7   1915 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
 27.8   1942 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
 27.9   1955 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
 27.10  1991 Rutgers University Boulevard                              Lakewood                    Ocean                 NJ
 27.11  1970 Rutgers University Boulevard                              Lakewood                    Ocean                 NJ
 27.12  1925 Swarthmore Avenue                                         Lakewood                    Ocean                 NJ
  28    108 West 24th Street                                           New York                    New York              NY
  29    58-62 Orchard Hill Park Drive                                  Leominster                  Worcester             MA
  30    Various                                                        Bronx                       Bronx                 NY
 30.1   3018 Heath Avenue                                              Bronx                       Bronx                 NY
 30.2   2770-80 Kingsbridge Terrace                                    Bronx                       Bronx                 NY
 30.3   1576 Taylor Avenue                                             Bronx                       Bronx                 NY
 30.4   75 West 190th Street                                           Bronx                       Bronx                 NY
 30.5   2500 University Avenue                                         Bronx                       Bronx                 NY
 30.6   2505 Aqueduct Avenue                                           Bronx                       Bronx                 NY
 30.7   2785 Sedgwick Avenue                                           Bronx                       Bronx                 NY
 30.8   3215 Holland Avenue                                            Bronx                       Bronx                 NY
 30.9   686 Rosewood Street                                            Bronx                       Bronx                 NY
 30.10  2264 Grand Avenue                                              Bronx                       Bronx                 NY
  31    147 Links Drive                                                Canton                      Madison               MS
  32    Various                                                        Fort Collins                Larimer               CO
 32.1   350 East Horsetooth Road                                       Fort Collins                Larimer               CO
 32.2   1127 Oakridge Drive                                            Fort Collins                Larimer               CO
 32.3   1200 Oakridge Drive                                            Fort Collins                Larimer               CO
  33    400 West Capitol Avenue                                        Little Rock                 Pulaski               AR
  34    555 Turnpike Street                                            Canton                      Norfolk               MA
  35    1400 90th Avenue                                               Vero Beach                  Indian River          FL
  36    2004 S. Mustang Road                                           Yukon                       Canadian              OK
  37    4199 Gibraltar Court                                           Stockton                    San Joaquin           CA
  38    4599 North Washington                                          Stillwater                  Payne                 OK
  39    9150 Parkland Road                                             Parkville                   Baltimore             MD
  40    4262 Figarden Drive                                            Fresno                      Fresno                CA
  41    1900 Bryant Street                                             San Francisco               San Francisco         CA
  42    Various                                                        Las Vegas                   Clark                 NV
 42.1   8912 Spanish Ridge Avenue                                      Las Vegas                   Clark                 NV
 42.2   8918 Spanish Ridge Avenue                                      Las Vegas                   Clark                 NV
  43    2808 South 28th Place                                          Rogers                      Benton                AR
  44    636 Greenwich Street                                           New York                    New York              NY
  45    3355 South Town Center Drive                                   Las Vegas                   Clark                 NV
  46    185 Asylum Street                                              Hartford                    Hartford              CT
  47    400 SW Broadway Avenue                                         Portland                    Multnomah             OR
        Various                                                        New York                    New York              NY
  48    Various                                                        New York                    New York              NY
 48.1   3 West 87th Street                                             New York                    New York              NY
 48.2   141 West 72nd Street                                           New York                    New York              NY
 48.3   113 West 70th Street                                           New York                    New York              NY
 48.4   254 West 71st Street                                           New York                    New York              NY
 48.5   136 West 71st Street                                           New York                    New York              NY
  49    Various                                                        New York                    New York              NY
 49.1   406 East 64th Street                                           New York                    New York              NY
 49.2   304 East 89th Street                                           New York                    New York              NY
  50    Various                                                        New York                    New York              NY
 50.1   308 West 109th Street                                          New York                    New York              NY
 50.2   462 West 51st Street                                           New York                    New York              NY
  51    1863 Wells Road                                                Orange Park                 Clay                  FL
  52    620 Stewart Street                                             Seattle                     King                  WA
  53    1150 Clarizz Boulevard                                         Bloomington                 Monroe                IN
  54    3101 North Lamb Boulevard                                      Las Vegas                   Clark                 NV
  55    7855 Howell Boulevard                                          Baton Rouge                 East Baton Rouge      LA
  56    511 11th Avenue South                                          Minneapolis                 Hennepin              MN
  57    1649 Frankford Road West                                       Carrollton                  Denton                TX
  58    130 Lanier Drive                                               Statesboro                  Bulloch               GA
  59    693 South Wymore Road                                          Altamonte Springs           Seminole              FL
  60    5901 Broken Sound Parkway NW                                   Boca Raton                  Palm Beach            FL
  61    1301 West 24th Street                                          Lawrence                    Douglas               KS
  62    7550 Mission Hills Drive                                       Naples                      Collier               FL
  63    1321 Lincoln Avenue                                            Urbana                      Champaign             IL
  64    1046 North Colony Road                                         Wallingford                 New Haven             CT
  65    Various                                                        Various                     Various               Various
 65.1   669 Route 9                                                    Cape May                    Cape May              NJ
 65.2   1053 State Route 9                                             Queensbury                  Warren                NY
  66    830 North Saint Mary's Street                                  San Antonio                 Bexar                 TX
  67    500 West Franklin Street                                       Milledgeville               Baldwin               GA
  68    90 Commons Drive                                               Eugene                      Lane                  OR
  69    810 North University Drive                                     Coral Springs               Broward               FL
  70    17320 Gale Avenue                                              City of Industry            Los Angeles           CA
  71    3600 South US Highway 41                                       Terre Haute                 Vigo                  IN
  72    7767 La Riviera Drive                                          Sacramento                  Sacramento            CA
  73    2210 Sullivan Road                                             College Park                Fulton                GA
  74    1900 & 2000 Embarcadero                                        Oakland                     Alameda               CA
  75    250 North Arcadia Avenue                                       Tuscon                      Pima                  AZ
  76    5175 North Fresno Street                                       Fresno                      Fresno                CA
  77    Various                                                        New York                    New York              NY
 77.1   208-210 East Seventh Street                                    New York                    New York              NY
 77.2   114-116 East First Street                                      New York                    New York              NY
  78    1405 82nd Avenue                                               Vero Beach                  Indian River          FL
  79    500 Victory Road                                               Quincy                      Norfolk               MA
  80    1412 Southwest 43rd Street                                     Renton                      King                  WA
  81    Various                                                        Various                     Various               MO
 81.1   13750 Holmes Road                                              Kansas City                 Jackson               MO
 81.2   7101 Stewart Road                                              Pleasant Valley             Clay                  MO
 81.3   16855 East 40 Highway                                          Independence                Jackson               MO
 81.4   280 North Church Road                                          Liberty                     Clay                  MO
 81.5   1285 W. Dennis Avenue                                          Olathe                      Johnson               KS
  82    23627 Calabasas Road                                           Calabasas                   Los Angeles           CA
  83    1402 22ND Street NE                                            Auburn                      King                  WA
  84    23838 Valencia Boulevard                                       Valencia                    Los Angeles           CA
  85    33 Walt Whitman Road                                           Huntington  Station         Suffolk               NY
  86    36310 & 36320 Inland Valley Drive                              Wildomar                    Riverside             CA
  87    290 Madison Avenue                                             New York                    New York              NY
  88    1901 Terrell Mill Road                                         Marietta                    Cobb                  GA
  89    55 Hartz Way                                                   Secaucus                    Hudson                NJ
  90    5101 North A Street                                            Midland                     Midland               TX
  91    266 Washington Avenue                                          Brooklyn                    Kings                 NY
  92    425 South 300 West                                             Salt Lake City              Salt Lake             UT
  93    1050 and 1120 Park Avenue                                      Carrollton                  Dallas                TX
  94    25801 Victoria Boulevard                                       Dana Point                  Orange                CA
  95    1300 West Corral Street                                        Kingsville                  Kleberg               TX
  96    11 Gateway Boulevard                                           Savannah                    Chatham               GA
  97    800 East Bobier Drive                                          Vista                       San Diego             CA
  98    200 Route 17 East                                              Paramus                     Bergen                NJ
  99    3308-3388 North Hayden Road                                    Scottsdale                  Maricopa              AZ
  100   801 Male Road                                                  Wind Gap                    Northampton           PA
  101   20 West Lucerne Circle                                         Orlando                     Orange                FL
  102   8379 West Sunset Road                                          Las Vegas                   Clark                 NV
  103   600 Professional Drive                                         Lawrenceville               Gwinnett              GA
  104   Various                                                        New York                    Various               NY
 104.1  213 West 23rd Street                                           New York                    New York              NY
 104.2  122 East 25th Street                                           New York                    New York              NY
 104.3  22 Warren Street                                               New York                    New York              NY
  105   5 Enterprise Drive                                             Old Lyme                    New London            CT
  106   650 South Bay Road                                             Dover                       Kent                  DE
  107   16 West Aylesbury Road                                         Timonium                    Baltimore             MD
  108   20200 Sherman Way                                              Winnetka                    Los Angeles           CA
  109   8766 East 96th Street                                          Fishers                     Hamilton              IN
  110   Various                                                        Various                     Various               IL
 110.1  211 North Elmhurst Road                                        Wheeling                    Cook                  IL
 110.2  2025 North Hicks Road                                          Palatine                    Cook                  IL
 110.3  300 East North Frontage Road                                   Bolingbrook                 Will                  IL
  111   13004-13112 Harbor Boulevard                                   Garden Grove                Orange                CA
  112   74-5483, 74-5484, 74-5543 Kaiwi Street & 74-5583 Pawai Place   Kailua-Kona                 Hawaii                HI
  113   1825 Kinser Pike                                               Bloomington                 Monroe                IN
  114   41-29 46th Street                                              Sunnyside                   Queens                NY
  115   10 Barry Circle                                                Bloomfield                  Hartford              CT
  116   101 Trade Centre Drive                                         Champaign                   Champaign             IL
  117   2, 3, 6 & 7 Village Lane                                       Tyngsborough                Middlesex             MA
  118   2102 East Park Avenue                                          Tallahassee                 Leon                  FL
  119   1981 North Central Expressway                                  Richardson                  Dallas                TX
  120   15241 Rinaldi Street                                           Mission Hills               Los Angeles           CA
  121   Various                                                        Sugarland                   Fort Bend             TX
 121.1  4660 Sweetwater Boulevard                                      Sugarland                   Fort Bend             TX
 121.2  15140 Southwest Freeway                                        Sugarland                   Fort Bend             TX
  122   5450 China Garden Road                                         Rocklin                     Placer                CA
  123   2354 Pine Cove Circle                                          Gainesville                 Hall                  GA
  124   66 Eastern Street                                              New Haven                   New Haven             CT
  125   3015 West US 36                                                Pendleton                   Madison               IN
  126   5151 Tyler Lakes Boulevard                                     West Palm Beach             Palm Beach            FL
  127   4400 Pacific Boulevard                                         Vernon                      Los Angeles           CA
  128   1 North Central Avenue                                         Hartsdale                   Westchester           NY
  129   300 Colorado Street                                            Manhattan                   Riley                 KS
  130   13401 South Western Avenue                                     Gardena                     Los Angeles           CA
  131   4960 SW 72nd Avenue                                            Miami                       Miami-Dade            FL
  132   571 Central Avenue                                             New Providence              Union                 NJ
  133   4788-4794 West Broad Street                                    Columbus                    Franklin              OH
  134   150 West 81st Street                                           Bloomington                 Hennepin              MN
  135   5909 Northwest Expressway                                      Oklahoma City               Oklahoma              OK
  136   100 Golden Lane                                                Dover                       Kent                  DE
  137   301N Shackleford                                               Little Rock                 Pulaski               AR
  138   801 West Douglas Road                                          Mishawaka                   St Joseph             IN
 138.1  801 West Douglas Road                                          Mishawaka                   St Joseph             IN
 138.2  801 West Douglas Road                                          Mishawaka                   St Joseph             IN
  139   4155 Louetta Road                                              Spring                      Harris                TX
  140   11838 Parliament Drive                                         San Antonio                 Bexar                 TX
  141   Various                                                        Various                     Various               WA
 141.1  2115 6th Avenue                                                Clarkston                   Asotin                WA
 141.2  19625 East Wellesley Avenue                                    Otis Orchards               Spokane               WA
  142   199 Tunnel Road                                                Asheville                   Buncombe              NC
  143   15321 Main Street                                              Duvall                      King                  WA
  144   1114 Celebrity Circle                                          Myrtle Beach                Horry                 SC
  145   4500-4850 Powerline Road                                       Deerfield Beach             Broward               FL
  146   131 Innkeeper Drive                                            Lexington                   Lexington             SC
  147   25, 35 & 45  Flagstick Lane and 50 & 60 Linkside Drive         Magnolia                    Kent                  DE
  148   16126 Southwest Freeway                                        Sugar Land                  Fort Bend             TX
  149   17150 Euclid Street                                            Fountain Valley             Orange                CA
  150   14670 Cumberland Road                                          Noblesville (Indianapolis)  Hamilton              IN
  151   29 Barstow Road                                                Great Neck                  Nassau                NY
  152   1300 York Road                                                 Lutherville                 Baltimore             MD
  153   777 Sunrise Highway                                            Lynbrook                    Nassau                NY
  154   2990 S Durango Drive                                           Las Vegas                   Clark                 NV
  155   2413 Highway 121                                               Bedford                     Tarrant               TX
  156   23860 U.S. Highway 281 North                                   San Antonio                 Bexar                 TX
  157   1029 South M 37                                                Traverse City               Grand Traverse        MI
  158   231 S. 177th Place                                             Burien                      King                  WA
  159   56254 Twenty-nine Palms Highway                                Yucca Valley                San Bernadino         CA
  160   2901 Zion Church Road                                          Concord                     Cabarrus              NC
  161   530 Eldridge Street                                            Lawrence                    Douglas               KS
  162   Various                                                        Indianola                   Warren                IA
 162.1  58 Lincoln Avenue                                              Indianola                   Warren                IA
 162.2  1602 East 2nd Avenue                                           Indianola                   Warren                IA
  163   156-33 Cross Bay Boulevard                                     Howard Beach                Queens                NY
  164   27754 Novi Road                                                Novi                        Oakland               MI
  165   4500 Mitchellville Road                                        Bowie                       Prince George's       MD
  166   1900 South San Pedro Street                                    Los Angeles                 Los Angeles           CA
  167   2555 Hollywood Street                                          Memphis                     Shelby                TN
  168   6100 East Rancier Avenue                                       Killeen                     Bell                  TX
  169   1205 E. Lyons Avenue                                           Spokane                     Spokane               WA
  170   110 South Dupont Highway                                       Millsboro                   Sussex                DE
  171   35 Matmor Road                                                 Woodland                    Yolo                  CA
  172   5940-5950 Florin Road                                          Sacramento                  Sacramento            CA
  173   20080 Brewer's Neck Boulevard                                  Carrollton                  Isle of Wight         VA
  174   2101-2117 Commercial Street                                    Albuquerque                 Bernalillo            NM
  175   6320 14th Street West                                          Bradenton                   Manatee               FL
  176   3391 Berlin Turnpike                                           Newington                   Hartford              CT

                                             NET        UNITS     LOAN PER NET                                       FOURTH
                    YEAR        YEAR    RENTABLE AREA    OF      RENTABLE AREA        PREPAYMENT PROVISIONS       MOST RECENT
  ID    ZIP CODE    BUILT    RENOVATED    SF/UNITS     MEASURE   SF/UNITS(8)(9)  (# OF PAYMENTS)(11)(12)(13)(14)      NOI
-----------------------------------------------------------------------------------------------------------------------------

   1    55425       1992        2005      2,769,954    Sq. Ft.     $    272.57           L(24),D(92),O(4)
   2    77002       1983                  1,228,877    Sq. Ft.          195.30           L(26),D(54),O(4)
   3    Various    Various    Various     3,699,052    Sq. Ft.           81.10          L(24),YM1(92),O(4)        $18,774,450
  3.1   02135       2006                    128,855    Sq. Ft.
  3.2   55406       1953        1997        132,480    Sq. Ft.
  3.3   48220       2004                    129,750    Sq. Ft.
  3.4   48033       1985                     86,575    Sq. Ft.
  3.5   01940       1978        2001        107,695    Sq. Ft.
  3.6   48021       2006                     92,575    Sq. Ft.
  3.7   48089       1996                    102,350    Sq. Ft.
  3.8   55416       1973                     78,100    Sq. Ft.
  3.9   48083       1976                     87,750    Sq. Ft.
 3.10   48239       2000                     67,850    Sq. Ft.
 3.11   01960       1996                     79,620    Sq. Ft.
 3.12   01876       1989                     72,230    Sq. Ft.
 3.13   01862       1988                     95,225    Sq. Ft.
 3.14   44121       1965        2004         64,620    Sq. Ft.
 3.15   48309       1988                     93,300    Sq. Ft.
 3.16   48066       1978                     79,500    Sq. Ft.
 3.17   02888       1978                     63,500    Sq. Ft.
 3.18   48066       1974                     78,625    Sq. Ft.
 3.19   48320       1999                     74,725    Sq. Ft.
 3.20   48336       2004                     78,025    Sq. Ft.
 3.21   01545       1989                     66,125    Sq. Ft.
 3.22   01824       1989                     58,800    Sq. Ft.
 3.23   02043       1983        1991         64,620    Sq. Ft.
 3.24   48326       1986                     79,150    Sq. Ft.
 3.25   48127       2001                     76,100    Sq. Ft.
 3.26   48150       1974                     76,200    Sq. Ft.
 3.27   48146       2004                     87,925    Sq. Ft.
 3.28   55406       1946        1991         56,212    Sq. Ft.
 3.29   48038       1988                     89,500    Sq. Ft.
 3.30   45237       2001                     78,115    Sq. Ft.
 3.31   48015       1996                     78,400    Sq. Ft.
 3.32   48124       2004                     81,350    Sq. Ft.
 3.33   48038       1988                     82,700    Sq. Ft.
 3.34   48038       1985                     69,075    Sq. Ft.
 3.35   44121       2005                     66,570    Sq. Ft.
 3.36   48180       1978                     69,300    Sq. Ft.
 3.37   55125       1977                     67,525    Sq. Ft.
 3.38   45227       1998                     64,500    Sq. Ft.
 3.39   55122       1978                     78,850    Sq. Ft.
 3.40   55112       1973                     62,150    Sq. Ft.
 3.41   48035       1987                     62,050    Sq. Ft.
 3.42   45224       2001                     64,950    Sq. Ft.
 3.43   48335       1978        2003         58,800    Sq. Ft.
 3.44   48312       1987                     62,750    Sq. Ft.
 3.45   75006       1986                     67,725    Sq. Ft.
 3.46   55337       1972                     41,950    Sq. Ft.
 3.47   55448       1975                     47,100    Sq. Ft.
 3.48   55110       1974                     47,210    Sq. Ft.
   4    Various    Various                    1,110     Rooms       112,612.61           L(25),D(91),O(4)
  4.1   75034       2005                        330     Rooms
  4.2   23666       2005                        295     Rooms
  4.3   71901       2003                        246     Rooms
  4.4   65806       2005                        120     Rooms
  4.5   66441       2004                        119     Rooms
        Various    Various    Various       265,809     Units           398.78               Various
   5    10017       1927        2005        150,387    Sq. Ft.          398.97           L(24),D(92),O(4)
   6    10036       1926        2005        115,422    Sq. Ft.          398.54           L(24),D(32),O(4)
   7    77002       1980        2006      1,333,312    Sq. Ft.           69.75           L(28),D(85),(7)            5,651,546
   8    96814       1944        2005        259,928    Sq. Ft.          340.48          L(26),D(21),O(13)           4,480,655
   9    93612       1989        1999        689,601    Sq. Ft.          112.79           L(24),D(92),O(4)
  10    Various    Various    Various         4,856     Pads         15,547.78           L(27),D(29),O(4)
 10.1   08310       1970        2004            678     Pads
 10.2   03077       1970        2004            418     Pads
 10.3   53555       1960                        418     Pads
 10.4   44255       1950        2005            425     Pads
 10.5   32681       1990        2003            409     Pads
 10.6   15622       1930        2005            885     Pads
 10.7   28751       1950        2005            300     Pads
 10.8   34667       2000                        310     Pads
 10.9   33513       2001        2003            406     Pads
 10.10  08241       1970        1997            176     Pads
 10.11  12831       1980        2006            267     Pads
 10.12  08330       1967        2002            164     Pads
  11    85054       2003                    581,486    Sq. Ft.          120.38         L(23),YM1%(93),O(4)
  12    Various    Various    Various       857,421    Sq. Ft.           77.44           L(27),D(29),O(4)
 12.1   96797       2006                     72,975    Sq. Ft.
 12.2   94103       1906        2005         48,720    Sq. Ft.
 12.3   11968       2004        2005         63,913    Sq. Ft.
 12.4   70002       2005                     60,360    Sq. Ft.
 12.5   19142       1927        2003         81,375    Sq. Ft.
 12.6   94710       2003                     46,667    Sq. Ft.
 12.7   77339       2002                     84,915    Sq. Ft.
 12.8   08109       1950        2004         69,974    Sq. Ft.
 12.9   90018       1926        2005         42,295    Sq. Ft.
 12.10  94590       1988                     54,295    Sq. Ft.
 12.11  76021       1985                     52,570    Sq. Ft.
 12.12  33407       1980        2006         56,737    Sq. Ft.
 12.13  76116       1981        2002         63,300    Sq. Ft.
 12.14  76039       1986                     59,325    Sq. Ft.
  13    Various     1986                        612     Units       105,882.35         L(24),YM1%(11),O(25)
 13.1   33351       1986                        320     Units
 13.2   33322       1986                        292     Units
  14    Various    Various    Various     1,339,957    Sq. Ft.           94.41           L(25),D(88),O(7)
 14.1   39466       2000        2002         10,485    Sq. Ft.
 14.2   32536       2001                     10,854    Sq. Ft.
 14.3   28303       2005                     10,211    Sq. Ft.
 14.4   42104       1992                     10,065    Sq. Ft.
 14.5   32534       2003                     10,211    Sq. Ft.
 14.6   31206       2003                     10,825    Sq. Ft.
 14.7   77304       1993        2001         10,100    Sq. Ft.
 14.8   31904       2002                      9,023    Sq. Ft.
 14.9   25801       1995                     10,388    Sq. Ft.
 14.10  29803       2000        2001         10,485    Sq. Ft.
 14.11  39208       2000                     10,485    Sq. Ft.
 14.12  28806       1997                     10,627    Sq. Ft.
 14.13  77706       2002                     11,083    Sq. Ft.
 14.14  31707       2004                      9,353    Sq. Ft.
 14.15  55448        N/A                      9,097    Sq. Ft.
 14.16  29575       2000        2001         10,485    Sq. Ft.
 14.17  36117       2003                      9,282    Sq. Ft.
 14.18  29406       1986                      9,727    Sq. Ft.
 14.19  39232       2006                     10,825    Sq. Ft.
 14.20  17331       1999        2001          9,921    Sq. Ft.
 14.21  24740       2001                     10,825    Sq. Ft.
 14.22  37076       1990        2002         11,530    Sq. Ft.
 14.23  30907       1982                      9,561    Sq. Ft.
 14.24  29212       2005                      8,891    Sq. Ft.
 14.25  29223       2002                     10,143    Sq. Ft.
 14.26  35603       2004                      9,058    Sq. Ft.
 14.27  29650       1984                      9,327    Sq. Ft.
 14.28  30606       2005                     10,825    Sq. Ft.
 14.29  29407       1988        2004         11,099    Sq. Ft.
 14.30  76028       2006                     10,825    Sq. Ft.
 14.31  25401       2003                     10,825    Sq. Ft.
 14.32  30529       1996                     10,349    Sq. Ft.
 14.33  38637       1995        2004         10,349    Sq. Ft.
 14.34  22401       2002                     10,825    Sq. Ft.
 14.35  29841       2003                     10,901    Sq. Ft.
 14.36  29621       2000                     10,724    Sq. Ft.
 14.37  36619       2003                     10,825    Sq. Ft.
 14.38  37701       1999        2001          9,921    Sq. Ft.
 14.39  77591       2002                     11,530    Sq. Ft.
 14.40  37343       2001        2002          9,353    Sq. Ft.
 14.41  70726       1999        2001          9,921    Sq. Ft.
 14.42  30534       2005                     10,825    Sq. Ft.
 14.43  37129       1993                     10,065    Sq. Ft.
 14.44  35501       2000                     10,642    Sq. Ft.
 14.45  35630       1994        2002         10,349    Sq. Ft.
 14.46  29582       1992                     10,065    Sq. Ft.
 14.47  71111       2004                     11,860    Sq. Ft.
 14.48  30114       1998        2001          9,921    Sq. Ft.
 14.49  42301       1997                     10,349    Sq. Ft.
 14.50  30165       1984                      9,616    Sq. Ft.
 14.51  70605       1988        2005         11,860    Sq. Ft.
 14.52  28602       2005                     10,825    Sq. Ft.
 14.53  30120       1993                     10,100    Sq. Ft.
 14.54  38555       1996        2002         10,349    Sq. Ft.
 14.55  30116       1995        2002         10,349    Sq. Ft.
 14.56  32571       2002                     10,825    Sq. Ft.
 14.57  24073       1995        2002         10,349    Sq. Ft.
 14.58  36066       1997                     10,466    Sq. Ft.
 14.59  42001       1992                     10,017    Sq. Ft.
 14.60  77566       1994        2003         10,398    Sq. Ft.
 14.61  40509       2004                     11,035    Sq. Ft.
 14.62  36527       2005                     10,825    Sq. Ft.
 14.63  30141       1999        2002          9,921    Sq. Ft.
 14.64  29611       1999                      9,921    Sq. Ft.
 14.65  46706       2005                     10,825    Sq. Ft.
 14.66  47274       1996                     10,349    Sq. Ft.
 14.67  65803       2002                     10,825    Sq. Ft.
 14.68  35055       1996        2005         10,349    Sq. Ft.
 14.69  29301       2004                     10,825    Sq. Ft.
 14.70  29169       1982                      9,023    Sq. Ft.
 14.71  36301       1998                      9,921    Sq. Ft.
 14.72  29640       1985                      9,253    Sq. Ft.
 14.73  35071       2004                     10,825    Sq. Ft.
 14.74  64801       1992        2003         10,065    Sq. Ft.
 14.75  29649       1980                      9,616    Sq. Ft.
 14.76  29526       1999        2001          9,921    Sq. Ft.
 14.77  17201       2002                     10,825    Sq. Ft.
 14.78  28358       1993                     10,065    Sq. Ft.
 14.79  30223       2004                     10,825    Sq. Ft.
 14.80  65807       1990        2005         11,530    Sq. Ft.
 14.81  30701       1998        2003          9,921    Sq. Ft.
 14.82  72117       2005                     10,825    Sq. Ft.
 14.83  37830       1994                     10,398    Sq. Ft.
 14.84  36535       1996        2002         10,349    Sq. Ft.
 14.85  71913       1998        2001          9,921    Sq. Ft.
 14.86  15904       1998        2001          9,921    Sq. Ft.
 14.87  29678       1994                     10,398    Sq. Ft.
 14.88  29607       2000                     10,642    Sq. Ft.
 14.89  45750       1995                     10,388    Sq. Ft.
 14.90  29118       1995                     10,349    Sq. Ft.
 14.91  70506       1988        2003         11,860    Sq. Ft.
 14.92  72903       2005                     10,825    Sq. Ft.
 14.93  45245       2001                     11,530    Sq. Ft.
 14.94  44312       1993        2002         10,075    Sq. Ft.
 14.95  28056       1992        2002         10,065    Sq. Ft.
 14.96  28027       2004                     10,825    Sq. Ft.
 14.97  42701       1994                     10,349    Sq. Ft.
 14.98  37040       1992        2004         10,065    Sq. Ft.
 14.99  47112       1999                      9,921    Sq. Ft.
14.100  72401       1996                     10,349    Sq. Ft.
14.101  37814       2003                     10,825    Sq. Ft.
14.102  29680       1992        2000         10,065    Sq. Ft.
14.103  37876       2003                     10,825    Sq. Ft.
14.104  38501       1995        2001         10,349    Sq. Ft.
14.105  44906       1993        2000         10,254    Sq. Ft.
14.106  29209       2004                     10,982    Sq. Ft.
14.107  75703       1994        2001         10,398    Sq. Ft.
14.108  38053       1998        2001          9,921    Sq. Ft.
14.109  27105       2005                     10,825    Sq. Ft.
14.110  38804       1995        2001         10,388    Sq. Ft.
14.111  37312       1994        2002         10,349    Sq. Ft.
14.112  46227       1985                      9,407    Sq. Ft.
14.113  61834       2000                     10,642    Sq. Ft.
14.114  70458        N/A                     10,941    Sq. Ft.
14.115  26301       2000                     10,642    Sq. Ft.
14.116  25325       2001                     10,642    Sq. Ft.
14.117  21740       2001                     10,825    Sq. Ft.
14.118  91504       2001                      8,327    Sq. Ft.
14.119  29483       1998                     10,133    Sq. Ft.
14.120  15010       2004                     10,896    Sq. Ft.
14.121  17050       2005                     10,825    Sq. Ft.
14.122  91307       2002                      9,013    Sq. Ft.
14.123  72143       1998                      9,921    Sq. Ft.
14.124  65775       1997                     10,466    Sq. Ft.
14.125  90262       2002                      8,858    Sq. Ft.
14.126  93711       2003                      9,124    Sq. Ft.
14.127  29072       2001                     10,103    Sq. Ft.
14.128  98903       2002                      8,464    Sq. Ft.
14.129  19030       1996                     10,380    Sq. Ft.
14.130  35405       2002                      9,078    Sq. Ft.
  15    23320       2004                        374     Units       168,449.20           L(24),D(93),O(4)
        Various    Various    Various           971     Rooms        62,821.83               Various
  16    Various    Various    Various           532     Rooms        63,909.77           L(24),D(92),O(4)
 16.1   55425       1994        1997            234     Rooms
 16.2   19103       1926        2004            298     Rooms
  17    21201       1929        2004            439     Rooms        61,503.42         L(12),YM1%(23),O(25)         4,973,803
  18    60714       1957        1986        861,022    Sq. Ft.           60.39           L(25),D(93),O(2)           2,563,112
  19    20024       1964        1999        143,413    Sq. Ft.          355.62           L(24),D(92),O(4)
  20    Various   1900-1971   Various        41,604    Sq. Ft.        1,001.11           L(24),D(92),O(4)
  21    Various   2000-2002                 150,400    Sq. Ft.          265.96           L(24),D(92),O(4)
  22    97205       1998        1999            205     Rooms       195,121.95           L(24),D(92),O(4)
  23    33156       1999                    104,956    Sq. Ft.          371.58           L(24),D(93),O(3)
  24    89014       1989        1992            420     Units        90,476.19           L(25),D(91),O(4)
  25    Various    Various    Various         1,416     Pads         25,670.90           L(26),D(30),O(4)
 25.1   04064       1966        2004            510     Pads
 25.2   44041       1960        2003            623     Pads
 25.3   04064       1962        2005            283     Pads
  26    89128       2006                    131,644    Sq. Ft.          274.98           L(24),D(92),O(4)
  27    08701      Various    Various       463,747    Sq. Ft.           77.63           L(24),D(32),O(4)
 27.1   08701       1998                     60,000    Sq. Ft.
 27.2   08701       2004                     45,000    Sq. Ft.
 27.3   08701       2006                     45,000    Sq. Ft.
 27.4   08701       1991                     37,600    Sq. Ft.
 27.5   08701       1999                     40,625    Sq. Ft.
 27.6   08701       1991                     37,330    Sq. Ft.
 27.7   08701       1989                     29,775    Sq. Ft.
 27.8   08701       1991                     37,500    Sq. Ft.
 27.9   08701       2000                     37,500    Sq. Ft.
 27.10  08701       1998                     35,000    Sq. Ft.
 27.11  08701       2000                     30,000    Sq. Ft.
 27.12  08701       1989                     28,417    Sq. Ft.
  28    10011       2003                        144     Rooms       250,000.00           L(26),D(91),O(3)
  29    01453       2006                    191,081    Sq. Ft.          184.22           L(25),D(92),O(3)
  30    Various    Various    Various           535     Units        65,420.56           L(24),D(92),O(4)
 30.1   10463       1927                         86     Units
 30.2   10463       1927                         71     Units
 30.3   10460       1929                         71     Units
 30.4   10468       1928                         49     Units
 30.5   10468       1922        2003             57     Units
 30.6   10468       1928                         48     Units
 30.7   10468       1928                         48     Units
 30.8   10467       1929                         51     Units
 30.9   10467       1928                         29     Units
 30.10  10453       1924                         25     Units
  31    39046       2004                        588     Units        56,250.00           L(26),D(91),O(3)
  32    80525      Various    Various           455     Rooms        71,428.57          L(26),D(10),O(24)
 32.1   80525       1985                        230     Rooms
 32.2   80525       1999        2003            113     Rooms
 32.3   80525       1996        2005            112     Rooms                                                       3,011,011
  33    72201       1975        2005        554,491    Sq. Ft.           57.71           L(27),D(89),O(4)
  34    02021       1962        2000        755,992    Sq. Ft.           41.91           L(34),D(82),O(4)
  35    32966       1985                        597     Pads         51,381.91           L(24),D(92),O(4)
  36    73099       2006                        492     Units        56,910.57           L(25),D(92),O(3)
  37    95206       1988        2000        765,000    Sq. Ft.           36.54        L(26),DorYM1(102),O(4)
  38    74075       2006                        492     Units        56,046.75           L(27),D(90),O(3)
  39    21234       1974        2002            336     Units        80,952.38           L(24),D(92),O(4)
  40    93722       2005                        272     Units        99,264.71           L(26),D(90),O(4)
  41    94110       1923        2000        155,164    Sq. Ft.          167.56           L(24),D(92),O(4)
  42    89148       2006                    114,169    Sq. Ft.          227.73         L(24),YM1%(92),O(4)
 42.1   89148       2006                     72,786    Sq. Ft.
 42.2   89148       2006                     41,383    Sq. Ft.
  43    72758       2005                        384     Units        67,708.33           L(26),D(91),O(3)           2,600,157
  44    10014       1911        1997             79     Units       329,113.92           L(26),D(91),O(3)
  45    89135       2005                        195     Units       130,769.23           L(29),D(87),O(4)           3,420,720
  46    06103       1989                    292,039    Sq. Ft.           85.61         L(24),YM1%(11),O(25)         1,475,176
  47    97205       1909        2002            127     Rooms       196,850.39           L(24),D(92),O(4)
        Various    Various    Various           110     Units       224,545.45           L(24),D(93),O(4)
  48    Various    Various                       55     Units       268,181.82           L(24),D(93),O(4)
 48.1   10024       1900        2000             20     Units
 48.2   10023       1920        2001              7     Units
 48.3   10023       1900        2001             10     Units
 48.4   10023       1900        2001              8     Units
 48.5   10023       1912                         10     Units
  49    Various    Various                       34     Units       195,588.24           L(24),D(93),O(4)
 49.1   10021       1910        1996             16     Units
 49.2   10128       1910        2001             18     Units
  50    Various    Various                       21     Units       157,142.86           L(24),D(93),O(4)
 50.1   10025       1922        2001             11     Units
 50.2   10019       1901        2003             10     Units
  51    32073     1986/1988     2003            358     Units        65,642.46         L(24),YM1%(32),O(4)
  52    98101       1926        2005            163     Rooms       137,423.31           L(24),D(92),O(4)
  53    47401       1997                        252     Units        88,358.84           L(25),D(91),O(4)
  54    89115       2006                    421,093    Sq. Ft.           52.24           L(24),D(89),O(7)
  55    70807       2005                     76,370    Sq. Ft.          269.22           L(25),D(91),O(4)
  56    55415       1981        2003        330,000    Sq. Ft.           60.54          L(61),YM1(56),O(3)
  57    75007       2000                    659,340    Sq. Ft.           28.84          L(26),D(102),O(4)
  58    30458       2006                        228     Units        80,649.12           L(24),D(93),O(3)
  59    32714       1974        1994            260     Units        67,307.69           L(24),D(33),O(3)           1,340,722
  60    33487       1986        2005         99,627    Sq. Ft.          172.64           L(27),D(90),O(3)
  61    66046       1987        2006            372     Units        45,967.74          L(23),YM1(93),O(4)
  62    34119       2005                     85,078    Sq. Ft.          197.47          L,(25),D(93),O(2)
  63    61801       1998                        252     Units        65,773.81           L(25),D(91),O(4)
  64    06492       2006                    119,598    Sq. Ft.          136.79           L(24),D(92),O(4)
  65    Various    Various    Various           982     Pads         16,598.78          L(26),D(15),O(19)
 65.1   08204       1966        2005            742     Pads
 65.2   12804       1930        1980            240     Pads
  66    78205       1998                        149     Rooms       109,395.97           L(27),D(30),O(3)
  67    31061       2006                        168     Units        96,726.19           L(26),D(91),O(3)
  68    97401       1999                        252     Units        64,080.60           L(25),D(91),O(4)
  69    33071       1994                    171,280    Sq. Ft.           93.16           L(27),D(90),O(3)
  70    91748       1993        1997         76,109    Sq. Ft.          204.97           L(26),D(90),O(4)           1,436,622
  71    47802       1977        2005        162,285    Sq. Ft.           95.20           L(25),D(92),O(3)
  72    95826       1975                        250     Units        58,960.64           L(34),D(82),O(4)
  73    30337       1974        2005            404     Units        36,237.62           L(26),D(91),O(3)
  74    94606       1986        2006        152,239    Sq. Ft.           91.96           L(24),D(93),O(3)
  75    85711       1980        2004            288     Units        47,222.22         L(12),YM1%(23),O(25)
  76    93710       2006                        136     Units        97,058.82           L(25),D(93),O(2)
  77    10009      Various    Various            58     Units       224,137.93           L(24),D(32),O(4)
 77.1   10009       1900        1988             28     Units
 77.2   10009       1920        1988             30     Units                                                       1,244,475
  78    32966       1986                        285     Pads         43,245.61           L(24),D(92),O(4)
  79    02171       1987                    155,958    Sq. Ft.           76.94           L(24),D(92),O(4)
  80    98057       2004                     60,495    Sq. Ft.          198.36           L(25),D(90),O(5)
  81    Various     1998        2003          2,473     Units         4,771.53           L(24),D(94),O(2)
 81.1   64145       1998        2006            560     Units
 81.2   64068       1996        2002            484     Units
 81.3   64055       1987        2004            661     Units
 81.4   64068       1985        2001            362     Units
 81.5   66061       1987                        406     Units
  82    91302       1987        2005            122     Rooms        94,262.30           L(24),D(94),O(2)
  83    98002       1976                        287     Pads         39,997.88           L(26),D(31),O(3)
  84    91355       1995        2005         44,529    Sq. Ft.          256.01           L(24),D(94),O(2)
  85    11746       1983        2003         98,868    Sq. Ft.          113.69           L(27),D(90),O(3)             502,572
  86    92595       2006                     59,993    Sq. Ft.          186.69           L(25),D(91),O(4)           1,039,701
  87    10017       1951                     38,125    Sq. Ft.          288.52          L(24),D(11),O(25)
  88    30067       1968        2002        206,828    Sq. Ft.           50.86           L(24),D(34),O(2)
  89    07094       1978        1996         69,423    Sq. Ft.          149.59           L(24),D(93),O(3)
  90    79705       1981        2006            320     Units        32,403.93           L(27),D(90),O(3)
  91    11205       1931        2006            113     Units        88,495.58          L(24),2%(11),O(25)
  92    84101       1996        2005            158     Rooms        63,291.14           L(24),D(92),O(4)
  93    75006       1970        2005            273     Units        36,630.04           L(28),D(89),O(3)
  94    92624       1985        2003         89,426    Sq. Ft.          109.59           L(24),D(93),O(3)
  95    78363       2005                        132     Units        73,484.85          L(35),YM1(81),O(4)
  96    31419       1988                    130,600    Sq. Ft.           73.51           L(26),D(91),O(3)
  97    92084       1977                        124     Units        77,419.35           L(27),D(89),O(4)
  98    07652       2006                     62,000    Sq. Ft.          154.19         L(24),YM1%(92), O(4)
  99    85251       1981                     65,136    Sq. Ft.          142.47           L(24),D(93),O(4)
  100   18091       1995                     98,830    Sq. Ft.           93.09           L(24),D(93),O(3)
  101   32801       1961        2004            157     Units        57,961.78         L(24),YM1%(71),O(25)
  102   89113       2004                     40,940    Sq. Ft.          222.28         L(0),YM1%(116),O(4)
  103   30045       1990                     44,947    Sq. Ft.          202.46           L(26),D(91),O(3)
  104   Various    Various    Various        31,483    Sq. Ft.          285.87           L(25),D(91),O(4)
 104.1  10011       1903        2004         20,864    Sq. Ft.
 104.2  10010       1907        2002          4,785    Sq. Ft.
 104.3  10007       1900        2002          5,834    Sq. Ft.
  105   06371       2001                     92,500    Sq. Ft.           94.05           L(24),D(92),O(4)
  106   19901       1978        2001        187,350    Sq. Ft.           46.44           L(24),D(94),O(2)
  107   21093       1961        1998         67,171    Sq. Ft.          128.03           L(26),D(90),O(4)
  108   91306       1964        2004             98     Units        87,755.10           L(24),D(92),O(4)             742,791
  109   46037       1994                     80,960    Sq. Ft.          100.57           L(24),D(93),O(3)
  110   Various    Various    Various       166,875    Sq. Ft.           47.94           L(25),D(92),O(3)
 110.1  60090       1979        1998         51,975    Sq. Ft.
 110.2  60074       1989                     57,700    Sq. Ft.
 110.3  60440       1981        2002         57,200    Sq. Ft.                                                        308,695
  111   92843       1983                     37,081    Sq. Ft.          213.05           L(25),D(31),O(4)
  112   96740       1974        2006        104,568    Sq. Ft.           73.92           L(25),D(74),O(7)
  113   47404       1993                     54,218    Sq. Ft.          138.57           L(24),D(93),O(3)
  114   11104       1931        2006             96     Units        78,125.00           L(24),D(92),O(4)             954,541
  115   06002       1973        2006            111     Units        67,567.57         L(23),YM1%(94),O(3)
  116   61820       1990                        198     Rooms        37,878.79           L(24),D(93),O(3)
  117   01879       1972        2005             96     Units        75,000.00           L(24),D(92),O(4)
  118   32301       1984        2006            121     Units        59,504.13           L(24),D(34),O(2)
  119   75080       1981        2000            296     Rooms        23,648.65         L(12),YM1%(23),O(25)
  120   91352       2002        2005         85,313    Sq. Ft.           79.12           L(24),D(93),O(3)
  121   77479      Various                   45,274    Sq. Ft.          145.41           L(28),D(89),O(3)
 121.1  77479       2005                     34,430    Sq. Ft.                                                        428,987
 121.2  77479       2006                     10,844    Sq. Ft.
  122   95677       1996        2005             67     Rooms        96,268.66           L(24),D(94),O(2)
  123   30504       1985                        157     Units        40,764.33           L(24),D(92),O(4)
  124   06513       1960        2005            104     Units        61,538.46         L(23),YM1%(94),O(3)
  125   46064       2004                     47,155    Sq. Ft.          135.33           L(24),D(93),O(3)
  126   33407       2004                    107,000    Sq. Ft.           58.88           L(24),D(92),O(4)             480,000
  127   90058       1925        2004        243,626    Sq. Ft.           25.20           L(24),D(92),O(4)
  128   10530       1968                     14,390    Sq. Ft.          423.91           L(24),D(92),O(4)
  129   66502       1998        2005             98     Rooms        62,159.81           L(25),D(93),O(2)
  130   90249       2004                        632     Units         9,493.67           L(24),D(93),O(4)
  131   33155       1988                     48,620    Sq. Ft.          121.14           L(28),D(89),O(3)             583,163
  132   07974       1950        1991         48,332    Sq. Ft.          115.87           YM1%(107),O(13)
  133   43228       1985                     67,188    Sq. Ft.           81.86           L(27),D(90),O(3)
  134   55420       1970        2004         83,949    Sq. Ft.           64.32           L(27),D(90),O(3)
  135   73132       1983        2005        101,146    Sq. Ft.           52.89           L(24),D(92),O(4)
  136   19901       2002        2005             72     Units        73,611.11           L(24),D(94),O(2)
  137   72211       1985        1998         65,909    Sq. Ft.           78.90          L(24),YM1(93),O(3)
  138   46544      Various      2004            285     Pads         18,070.18           L(24),D(35),O(1)
 138.1  46544       1972                        197     Pads
 138.2  46544       1990                         88     Pads
  139   77388       2003        2006         97,082    Sq. Ft.           52.53           L(26),D(91),O(3)
  140   78216       1982                        232     Units        21,982.76           L(25),D(92),O(3)
  141   Various    Various                      204     Pads         24,443.24           L(27),D(90),O(3)
 141.1  99403       1993                         96     Pads
 141.2  99207       1974                        108     Pads
  142   28805       1970        2004             74     Rooms        67,302.32           L(27),D(91),O(2)
  143   98019       2003                     38,379    Sq. Ft.          127.85           L(26),D(91),O(3)
  144   29577       2004        N/A          13,600    Sq. Ft.          356.62           L(24),D(92),O(4)
  145   33073       1988        2006         79,025    Sq. Ft.           58.59           L(24),D(94),O(2)
  146   29072       1996        2006             74     Rooms        60,810.81           L(24),D(92),O(4)
  147   19962       2006                         60     Units        75,000.00           L(24),D(94),O(2)
  148   77479       2006                     21,100    Sq. Ft.          213.27           L(24),D(93),O(3)
  149   92708       1979                     31,415    Sq. Ft.          143.10           L(25),D(92),O(3)
  150   46060       2006                     60,000    Sq. Ft.           72.67          L(24),D(80),O(16)
  151   11021       1972        2001         22,404    Sq. Ft.          191.93           L(24),D(92),O(4)
  152   21093       1986                     53,328    Sq. Ft.           80.47           L(26),D(91),O(3)
  153   11563       2000                     23,242    Sq. Ft.          180.71           L(25),D(92),O(3)
  154   89117       2004                     71,725    Sq. Ft.           57.86           L(27),D(90),O(3)
  155   76021       1996                     57,951    Sq. Ft.           70.75           L(28),D(89),O(3)
  156   78254       2004                     64,825    Sq. Ft.           63.25           L(25),D(92),O(3)
  157   49684       2006                     14,820    Sq. Ft.          268.56           L(24),D(94),O(2)
  158   98148       1985                         85     Units        45,176.47           L(28),D(89),O(3)
  159   92284       1966        2006            136     Pads         27,575.14           L(27),D(90),O(3)
  160   28025       2006                     59,400    Sq. Ft.           63.13           L(25),D(93),O(2)
  161   66049       1993                        148     Units        23,902.03           L(31),D(86),O(3)
  162   50125      Various                      154     Pads         22,402.60           L(27),D(90),O(3)
 162.1  50125       1968                         94     Pads
 162.2  50125       1970                         60     Pads
  163   11414        NAP                     13,500    Sq. Ft.          237.04           L(24),D(93),O(3)             362,016
  164   48377       1978        1994         17,667    Sq. Ft.          176.83           L(24),D(92),O(4)
  165   20716       1996                     26,170    Sq. Ft.          114.64          L(24),YM1(56),O(4)            295,112
  166   90011       2006                      6,930    Sq. Ft.          387.01           L(24),D(93),O(3)
  167   38127       1987                    100,378    Sq. Ft.           25.94           L(24),D(92),O(4)
  168   76543       1998                        208     Pads         12,019.23           L(25),D(92),O(3)
  169   99208       1974        2004            220     Pads         11,363.64           L(24),D(93),O(3)
  170   19966       2004                     12,000    Sq. Ft.          202.08           L(24),D(94),O(2)             247,317
  171   95776       2001                     62,300    Sq. Ft.           38.52           L(26),D(90),O(4)             258,121
  172   95823       1985                     20,179    Sq. Ft.           99.11           L(24),D(93),O(3)
  173   23314       1990        2005             72     Rooms        26,388.89           L(24),D(94),O(2)
  174   87102       1960        2006         41,250    Sq. Ft.           43.60           L(25),D(92),O(3)
  175   34207       1959        2005             74     Pads         21,891.89           L(24),D(56),O(4)
  176   06111       2006                      4,000    Sq. Ft.          336.93         L(26),YM1%(90),O(4)

        FOURTH MOST     THIRD     THIRD MOST    SECOND          SECOND MOST                        MOST RECENT
        RECENT NOI   MOST RECENT  RECENT NOI  MOST RECENT        RECENT NOI        MOST RECENT         NOI       UNDERWRITTEN
  ID       DATE          NOI        DATE          NOI              DATE               NOI             DATE           NOI
-----------------------------------------------------------------------------------------------------------------------------

   1                 $52,840,954  12/31/2004  $60,224,673       12/31/2005         $59,371,431   T-12 8/31/2006   $65,918,997
   2                                                                                                               18,545,067
   3    12/31/2003    18,875,990  12/31/2004   19,053,905       12/31/2005          18,314,154   T-12 7/31/2006    23,186,004
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
   4                                                                                 9,883,294     8/31/2006       15,171,289
  4.1                                                                                3,245,544     8/31/2006        5,748,532
  4.2                                                                                1,830,038     8/31/2006        3,672,771
  4.3                  1,210,546  12/31/2004    2,554,547       12/31/2005           3,240,614     8/31/2006        3,582,394
  4.4                                             310,230       12/31/2005             881,849     8/31/2006        1,214,452
  4.5                                             403,623       12/31/2005             685,249     8/31/2006          953,140
                                                                                                                    8,345,063
   5                   1,560,284  12/31/2004    2,679,647       12/31/2005           4,302,549  Ann. 10/31/2006     5,178,808
   6                   3,001,004  10/31/2004    2,925,390       10/31/2005                                          3,166,255
   7                                            9,530,760       12/31/2005           8,536,559     8/31/2006       14,684,657
   8    12/31/2003     5,634,452  12/31/2004    6,088,756       12/31/2005           6,266,150   T-12 6/30/2006     6,614,978
   9    12/31/2003     4,644,587  12/31/2004    4,720,339       12/31/2005           4,573,666  Ann. 10/31/2006     5,202,039
  10                                                                                 6,431,318     6/30/2006        7,435,360
 10.1                                                                                  655,431     6/30/2006        1,271,935
 10.2                                             810,061       12/31/2005           1,127,070     6/30/2006        1,093,467
 10.3                                             564,958       12/31/2005             855,328     6/30/2006          811,437
 10.4                                                                                  694,970     6/30/2006          801,802
 10.5                                             238,775       12/31/2005             529,116     6/30/2006          652,260
 10.6                                             393,102       12/31/2005             622,658     6/30/2006          595,124
 10.7                                                                                  207,683     6/30/2006          450,989
 10.8                                             330,774       12/31/2005             458,190     6/30/2006          429,901
 10.9                                                                                  356,410     6/30/2006          335,353
 10.10                                                                                 338,525     6/30/2006          347,760
 10.11                                                                                 317,271     6/30/2006          332,676
 10.12                                            140,935       12/31/2005             268,667     6/30/2006          312,657
  11                   4,222,814  12/31/2004    6,136,565       12/31/2005           6,933,291   T-12 7/31/2006     7,665,300
  12                                                                                 3,919,055     6/30/2006        8,532,076
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
 12.10
 12.11
 12.12
 12.13
 12.14
  13                                                                                                                4,474,953
 13.1                                                                                                               2,345,373
 13.2                                                                                                               2,129,580
  14                                                                                                               26,201,440
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
 14.10
 14.11
 14.12
 14.13
 14.14
 14.15
 14.16
 14.17
 14.18
 14.19
 14.20
 14.21
 14.22
 14.23
 14.24
 14.25
 14.26
 14.27
 14.28
 14.29
 14.30
 14.31
 14.32
 14.33
 14.34
 14.35
 14.36
 14.37
 14.38
 14.39
 14.40
 14.41
 14.42
 14.43
 14.44
 14.45
 14.46
 14.47
 14.48
 14.49
 14.50
 14.51
 14.52
 14.53
 14.54
 14.55
 14.56
 14.57
 14.58
 14.59
 14.60
 14.61
 14.62
 14.63
 14.64
 14.65
 14.66
 14.67
 14.68
 14.69
 14.70
 14.71
 14.72
 14.73
 14.74
 14.75
 14.76
 14.77
 14.78
 14.79
 14.80
 14.81
 14.82
 14.83
 14.84
 14.85
 14.86
 14.87
 14.88
 14.89
 14.90
 14.91
 14.92
 14.93
 14.94
 14.95
 14.96
 14.97
 14.98
 14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15                                            3,814,030       12/31/2005           4,835,758  T-12 10/31/2006     4,581,832
                       7,918,656  12/31/2004   11,563,636       12/31/2005          10,339,926     9/30/2006       10,080,189
  16                   4,776,247  12/31/2004    7,734,280       12/31/2005           5,753,324     9/30/2006        5,378,292
 16.1                  3,099,015  12/31/2004    3,447,154       12/31/2005           3,417,179     9/30/2006        3,350,299
 16.2                  1,677,232  12/31/2004    4,287,126       12/31/2005           2,336,145     9/30/2006        2,027,993
  17                   3,142,409  12/31/2004    3,829,356       12/31/2005           4,586,602     9/30/2006        4,701,897
  18    12/31/2003     4,090,129  12/31/2004    4,061,473       12/31/2005           3,788,968   Ann. 7/31/2006     5,083,880
  19    12/31/2003     2,617,901  12/31/2004    2,711,675       12/31/2005           2,439,840   Ann. 9/30/2006     3,687,093
  20                                                                                                                3,239,616
  21                   2,435,800  12/31/2004    2,646,500       12/31/2005           3,243,456  Ann. 10/26/2006     3,083,317
  22                   3,845,137  12/31/2004    4,312,602       12/31/2005           4,420,550   T-12 9/30/2006     4,451,425
  23                   2,764,649  12/31/2004    3,005,930       12/31/2005           3,300,018     7/31/2006        3,202,531
  24                   2,360,541  12/31/2004    2,695,381       12/31/2005           2,636,598   T-12 8/31/2006     2,731,723
  25                                                                                 3,803,048     8/31/2006        3,487,146
 25.1                                                                                1,863,842     8/31/2006        1,506,283
 25.2                                                                                1,323,949     8/31/2006        1,383,023
 25.3                                                                                  615,257     8/31/2006          597,840
  26                                                                                                                2,462,744
  27                                            2,755,920       12/31/2005           3,043,972   T-12 8/31/2006     2,748,617
 27.1                                             429,134       12/31/2005             411,778   T-12 8/31/2006       379,399
 27.2                                             278,193       12/31/2005             329,474   T-12 8/31/2006       304,294
 27.3                                                                                  254,691   T-12 8/31/2006       227,023
 27.4                                             249,875       12/31/2005             246,024   T-12 8/31/2006       244,052
 27.5                                             290,298       12/31/2005             241,495   T-12 8/31/2006       216,385
 27.6                                             261,619       12/31/2005             274,681   T-12 8/31/2006       193,554
 27.7                                             221,487       12/31/2005             269,227   T-12 8/31/2006       247,365
 27.8                                             250,876       12/31/2005             246,645   T-12 8/31/2006       221,849
 27.9                                             250,369       12/31/2005             259,574   T-12 8/31/2006       220,537
 27.10                                            189,946       12/31/2005             183,750   T-12 8/31/2006       162,439
 27.11                                            184,831       12/31/2005             191,106   T-12 8/31/2006       169,171
 27.12                                            149,292       12/31/2005             135,526   T-12 8/31/2006       162,550
  28                   2,839,977  12/31/2004    3,575,823       12/31/2005           3,829,585     7/31/2006        3,803,305
  29                                                                                                                2,627,946
  30                                                                                                                2,501,515
 30.1                                                                                                                 344,648
 30.2                                                                                                                 331,111
 30.3                                                                                                                 256,012
 30.4                                                                                                                 272,638
 30.5                                                                                                                 264,447
 30.6                                                                                                                 242,788
 30.7                                                                                                                 226,806
 30.8                                                                                                                 197,888
 30.9                                                                                                                 192,423
 30.10                                                                                                                172,754
  31                                              122,908       12/31/2005           1,548,344     8/31/2006        2,846,065
  32                   3,414,781  12/31/2004    3,761,331       12/31/2005           4,360,488     8/31/2006        4,275,929
 32.1                  1,712,350  12/31/2004    1,732,259       12/31/2005           2,244,607     8/31/2006        2,161,061
 32.2                  1,078,297  12/31/2004    1,115,846       12/31/2005           1,178,643     8/31/2006        1,173,732
 32.3                    624,134  12/31/2004      913,226       12/31/2005             937,238     8/31/2006          941,136
  33    12/31/2003     3,023,797  12/31/2004    3,033,591       12/31/2005           3,645,824   Ann. 6/30/2006     3,645,600
  34                                                                                                                4,308,107
  35                   2,143,000  12/31/2004    2,192,390       12/31/2005           2,296,408   Ann. 9/30/2006     2,175,662
  36                                                                                   497,914     9/30/2006        2,648,214
  37                                                                                                                2,537,811
  38                                              -15,668       12/31/2005             865,931     8/31/2006        2,535,617
  39                   1,922,489  12/31/2004    2,025,720       12/31/2005           1,960,257   T-12 9/30/2006     2,012,278
  40                                                                                   592,639   Ann. 9/30/2006     1,610,253
  41                   2,784,380  12/31/2004    3,056,326       12/31/2005           3,083,325   T-12 7/31/2006     3,032,475
  42                                                                                                                2,236,665
 42.1                                                                                                               1,236,273
 42.2                                                                                                               1,000,392
  43                                               69,986       12/31/2005           1,108,782     8/31/2006        2,332,177
  44    12/31/2003     2,812,270  12/31/2004    2,816,695       12/31/2005           1,359,528   Ann. 5/31/2006     2,473,986
  45                                                                                 1,074,398   Ann. 5/31/2006     2,232,460
  46    12/31/2003     3,490,131  12/31/2004    2,381,095       12/31/2005           1,655,003   T-12 9/30/2006     2,084,805
  47    12/31/2003     2,143,965  12/31/2004    2,693,322       12/31/2005           2,875,390   T-12 9/30/2006     2,870,751
                                                                                                                    1,920,956
  48                     995,442  12/31/2004    1,060,913       12/31/2005           1,194,307  T-12 10/31/2006     1,140,351
 48.1                    335,390  12/31/2004      368,557       12/31/2005             387,314  T-12 10/31/2006       370,851
 48.2                    230,627  12/31/2004      253,164       12/31/2005             299,734  T-12 10/31/2006       286,027
 48.3                    123,800  12/31/2004      137,205       12/31/2005             193,579  T-12 10/31/2006       185,157
 48.4                    169,516  12/31/2004      166,692       12/31/2005             170,104  T-12 10/31/2006       160,800
 48.5                    136,109  12/31/2004      135,295       12/31/2005             143,576  T-12 10/31/2006       137,517
  49                     416,140  12/31/2004      481,783       12/31/2005             544,536  T-12 10/31/2006       520,551
 49.1                    212,289  12/31/2004      264,839       12/31/2005             316,667  T-12 10/31/2006       303,113
 49.2                    203,851  12/31/2004      216,944       12/31/2005             227,869  T-12 10/31/2006       217,437
  50                     270,112  12/31/2004      265,284       12/31/2005             269,833  T-12 10/31/2006       260,054
 50.1                    152,354  12/31/2004      148,071       12/31/2005             145,205  T-12 10/31/2006       140,461
 50.2                    117,758  12/31/2004      117,213       12/31/2005             124,628  T-12 10/31/2006       119,593
  51                   1,773,896  12/31/2004    2,195,448       12/31/2005           2,253,560   T-12 9/30/2006     1,744,564
  52                   1,825,402  12/31/2004    1,799,513       12/31/2005           3,014,854   T-12 9/30/2006     3,014,854
  53                   1,990,292  12/31/2004    1,988,712       12/31/2005           2,072,145   T-12 6/30/2006     2,276,426
  54                                                                                                                1,734,327
  55                                              348,897       12/31/2005             767,972   Ann. 6/30/2006     1,585,833
  56                   3,493,891  12/31/2004    3,303,295       12/31/2005           3,427,777     7/31/2006        3,188,948
  57                                                                                                                2,014,613
  58                                                                                                                1,862,622
  59                     952,372  12/31/2004    1,256,827       12/31/2005           1,447,377     8/31/2006        1,448,014
  60                     387,741  12/31/2004     -372,121       12/31/2005            -212,245     4/30/2006        1,715,829
  61    12/31/2003     1,386,496  12/31/2004    1,320,526       12/31/2005           1,332,804   T-12 3/31/2006     1,462,824
  62                                                                                                                1,429,641
  63                   1,473,581  12/31/2004    1,334,961       12/31/2005           1,367,829   T-12 6/30/2006     1,596,537
  64                                                                                                                1,227,339
  65                                                                                 1,707,052     8/31/2006        1,600,784
 65.1                                                                                1,294,826     8/31/2006        1,211,714
 65.2                                                                                  412,226     8/31/2006          389,070
  66                   1,472,503  12/31/2004    1,729,721       12/31/2005           1,875,883     4/30/2006        1,964,776
  67                                                                                                                1,566,351
  68                   1,014,048  12/31/2004    1,010,947       12/31/2005           1,317,239   T-12 6/30/2006     1,449,145
  69                   1,532,942  12/31/2004    1,576,023       12/31/2005           1,577,893     5/31/2006        1,533,106
  70                                                                                                                1,471,827
  71                                              586,699       12/31/2005           1,375,811     8/31/2006        1,453,406
  72    12/31/2003     1,269,506  12/31/2004    1,014,331    Ann. 10/31/2005           411,554  Ann. 10/31/2006     1,291,199
  73                   1,381,021  12/31/2004    1,444,525       12/31/2005           1,396,061     8/31/2006        1,567,974
  74                   2,015,922  12/31/2004    1,832,277       12/31/2005           1,770,455     7/31/2006        1,488,690
  75                     886,833  12/31/2004    1,006,278       12/31/2005             995,402   T-12 8/31/2006     1,095,863
  76                                                                                                                1,159,117
  77                                              793,588       12/31/2005             788,037   T-12 9/30/2006       842,045
 77.1                                             439,828       12/31/2005             405,735   T-12 9/30/2006       471,729
 77.2                                             353,760       12/31/2005             382,302   T-12 9/30/2006       370,316
  78                     840,883  12/31/2004      907,501       12/31/2005             926,988   Ann. 9/30/2006       875,898
  79    12/31/2003     1,333,229  12/31/2004    1,806,089       12/31/2005           2,050,002   T-12 8/31/2006     1,215,720
  80                                                                                   576,992   Ann. 6/30/2006     1,240,689
  81                   1,170,331  12/31/2004    1,165,541       12/31/2005           1,203,539     9/30/2006        1,154,228
 81.1                    325,198  12/31/2004      299,174       12/31/2005             331,902     9/30/2006          314,397
 81.2                    232,674  12/31/2004      244,008       12/31/2005             259,155     9/30/2006          252,556
 81.3                    256,129  12/31/2004      266,908       12/31/2005             270,356     9/30/2006          253,818
 81.4                    188,802  12/31/2004      182,839       12/31/2005             180,918     9/30/2006          172,376
 81.5                    167,528  12/31/2004      172,612       12/31/2005             161,208     9/30/2006          161,081
  82                                            1,400,675       12/31/2005           1,613,059     7/31/2006        1,391,377
  83                     609,282  12/31/2004      789,962       12/31/2005             832,032     5/31/2006        1,061,274
  84                     816,780  12/31/2004      805,184       12/31/2005             546,660     7/31/2006        1,094,877
  85                     664,783  12/31/2004      653,383       12/31/2005             763,968     3/31/2006        1,147,263
  86                                                                                                                1,170,845
  87    12/31/2003      -141,108  12/31/2004      693,253       12/31/2005             688,119   T-12 4/30/2006       742,834
  88    12/31/2003     1,059,661  12/31/2004    1,073,502       12/31/2005           1,210,690     8/31/2006          998,095
  89                   1,072,357  12/31/2004    1,188,049       12/31/2005             785,765     6/30/2006        1,011,816
  90                     787,898  12/31/2004      813,256       12/31/2005             920,144     6/30/2006        1,030,906
  91                                                                                   424,272  T-12 10/15/2006       440,953
  92                   1,081,260  12/31/2004    1,291,965       12/31/2005           1,559,146   T-12 9/30/2006     1,535,911
  93                     923,504  12/31/2004      748,006       12/31/2005             746,947     5/31/2006          966,720
  94                     915,952  12/31/2004      933,282       12/31/2005             986,254     8/31/2006          926,328
  95                                                                                   653,253   T-12 9/30/2006       865,668
  96                     683,334  12/31/2004      936,926       12/31/2005             895,806      7/1/2006        1,062,045
  97                     880,197  12/31/2004      936,239       12/31/2005           1,356,135   Ann. 4/30/2006       830,337
  98                                                                                                                1,219,542
  99                     537,250  12/31/2004      690,748       12/31/2005             836,388   Ann. 9/30/2006       830,736
  100                    842,315  9/30/2004       811,573       9/30/2005              855,523  Ann. 10/31/2006       827,980
  101                    491,403  12/31/2004      543,197       12/31/2005             690,294   T-12 9/30/2006       583,477
  102                                             871,204       12/31/2005             906,047   Ann. 7/31/2006       873,308
  103                    815,943  12/31/2004      843,769       12/31/2005             860,028     5/31/2006          842,778
  104                    666,410  12/31/2004      833,775       12/31/2005             862,599    Ann. Various        828,025
 104.1                   576,378  12/31/2004      643,622       12/31/2005             652,897   Ann. 9/14/2006       627,620
 104.2                                             96,000  Ann. 11 Mos 12/31/2005      112,000   Ann. 9/4/2006        110,142
 104.3                    90,032  12/31/2004       94,153       12/31/2005              97,702   Ann. 9/14/2006        90,262
  105                    595,275  12/31/2004      589,573       12/31/2005             592,577   Ann. 8/30/2006       624,860
  106                    453,572  12/31/2004      477,622       12/31/2005             538,560     9/30/2006          806,167
  107                    681,698  12/31/2004      746,991       12/31/2005             766,640     4/30/2006          794,626
  108                    153,553  12/31/2004      651,987       12/31/2005             747,497  Ann. 10/31/2006       722,806
  109                                                                                                                 822,065
  110   12/31/2003       624,578  12/31/2004      462,771       12/31/2005             676,203   T-12 9/30/2006       693,832
 110.1                                                                                                                      0
 110.2                                                                                                                      0
 110.3                                                                                                                      0
  111                    523,643  12/31/2004      701,126       12/31/2005             703,406   Ann. 9/18/2006       641,438
  112   12/31/2003       576,862  12/31/2004      734,156       12/31/2005             719,384   Ann. 6/30/2006       904,825
  113                                                                                                                 758,587
  114                    498,940  12/31/2004      504,597       12/31/2005             586,760   T-12 9/30/2006       611,226
  115                                             640,551       12/31/2005             609,686     10/31/2006         689,815
  116   12/31/2003       877,234  12/31/2004    1,477,081       12/31/2005           1,491,158   T-12 9/30/2006     1,300,773
  117                    422,101  12/31/2004      386,963       12/31/2005             443,077   T-12 7/31/2006       569,974
  118                    627,855  12/31/2004      549,123       12/31/2005             589,638     9/30/2006          611,873
  119                    813,975  12/31/2004    1,180,683       12/31/2005           1,368,260     9/30/2006        1,268,039
  120                    116,079  12/31/2004      372,244       12/31/2005             658,401     8/31/2006          669,039
  121                                                                                                                 647,708
 121.1
 121.2
  122   12/31/2003       626,303  12/31/2004      649,391       12/31/2005             814,256     9/30/2006          750,677
  123                    581,201  12/31/2004      598,577       12/31/2005             603,430   T-12 9/30/2006       606,926
  124                                             491,872       12/31/2005             594,257     9/30/2006          570,290
  125                                                                                                                 644,339
  126                    137,500  12/31/2004      550,000       12/31/2005             550,000   Ann. 9/30/2006       561,067
  127                    581,065  12/31/2004      640,939       12/31/2005             701,196   Ann. 5/31/2006       650,033
  128   12/31/2003       480,000  12/31/2004      480,000       12/31/2005                                            516,687
  129                    716,004  12/31/2004      790,221       12/31/2005             878,757     8/31/2006          860,537
  130                                                                                  593,592   Ann. 9/30/2006       551,629
  131                    504,163  12/31/2004      476,212       12/31/2005             423,041     3/31/2006          537,796
  132                    183,211  12/31/2004      277,893       12/31/2005             323,728     6/30/2006          580,887
  133   12/31/2003       694,371  12/31/2004      672,430       12/31/2005             501,748   Ann. 7/31/2006       612,180
  134                                             239,145       12/31/2005             410,397     7/31/2006          517,093
  135                    445,850  12/31/2004      447,740       12/31/2005             514,551   Ann. 9/30/2006       560,916
  136                                             338,988       12/31/2005             558,829     10/31/2006         481,424
  137                    611,228  12/31/2004      709,673       12/31/2005             703,659     5/31/2006          660,032
  138                    197,939  12/31/2004      197,218       12/31/2005             228,025     7/31/2006          481,363
 138.1
 138.2
  139                    124,282  12/31/2004      270,163       12/31/2005             371,959     7/31/2006          404,191
  140                    474,217  12/31/2004      409,682       12/31/2005             416,024   T-12 7/31/2006       469,792
  141                    395,120  12/31/2004      516,734       12/31/2005             486,274     5/31/2006          482,646
 141.1                   197,979  12/31/2004      242,914       12/31/2005             218,147     5/31/2006          234,482
 141.2                   197,140  12/31/2004      273,820       12/31/2005             268,127     5/31/2006          248,164
  142                                             666,164       12/31/2005             756,038     7/31/2006          657,943
  143                    315,468  12/31/2004      447,153       12/31/2005             481,106      4/1/2006          485,407
  144                                           1,225,453       12/31/2005           1,317,171   Ann. 9/30/2006       960,988
  145                                                                                  553,887     8/31/2006          533,911
  146                    293,359  12/31/2004      470,864       12/31/2005             580,784     9/30/2006          570,171
  147                                                                                  455,100     10/31/2006         406,210
  148                                                                                                                 381,134
  149                                             395,939       12/31/2004             415,357     12/31/2005         459,192
  150                                                                                                                 499,338
  151                    338,398  12/31/2004      348,080       12/31/2005             349,138  Ann. 10/31/2006       348,240
  152                    771,054  12/31/2004      682,019       12/31/2005             691,304     8/31/2006          617,193
  153                                             392,042       12/31/2005             373,580     7/31/2006          396,024
  154                    -39,961  12/31/2004      288,800       12/31/2005             376,036     7/31/2006          401,073
  155                    321,736  12/31/2004      346,342       12/31/2005             358,680     4/30/2006          389,615
  156                     39,686  12/31/2004      210,076       12/31/2005             291,317     7/31/2006          325,672
  157                                                                                                                 352,800
  158                    261,509  12/31/2004      269,426       12/31/2005             365,784     6/30/2006          394,413
  159                    268,748  12/31/2004      300,699       12/31/2005             326,961     5/31/2006          349,082
  160                                                                                                                 391,376
  161                    526,696  12/31/2004      530,761       12/31/2005             485,452     8/31/2006          437,259
  162                    326,542  12/31/2004      309,953       12/31/2005             295,227     5/31/2006          282,245
 162.1                   204,860  12/31/2004      198,463       12/31/2005             195,112     5/31/2006          196,407
 162.2                   121,682  12/31/2004      111,490       12/31/2005             100,115     5/31/2006           85,838
  163                                                                                                                 243,770
  164                                                                                                                 286,537
  165   12/31/2003       369,256  12/31/2004      372,876       12/31/2005             372,876   Ann. 8/31/2006       358,111
  166                                                                                                                 247,525
  167   12/31/2003       278,182  12/31/2004      277,384       12/31/2005             306,979   T-12 9/30/2006       286,246
  168                     78,655  12/31/2004      126,767       12/31/2005             165,088     9/30/2006          244,011
  169                    331,265  12/31/2004      368,006       12/31/2005             374,747     8/31/2006          342,582
  170                                                                                                                 206,997
  171                    297,815  12/31/2004      278,602       12/31/2005             219,127     6/30/2006          233,445
  172    2/1/2003        268,954   2/1/2004       280,223        2/1/2005              266,784   Ann. 7/31/2006       245,732
  173   12/31/2003       324,531  12/31/2004      274,035       12/31/2005             366,072     9/30/2006          365,189
  174                                              84,285       12/31/2005             135,930     6/30/2006          190,095
  175                    118,591  12/31/2004      135,271       12/31/2005             135,466     9/30/2006          129,961
  176                                                                                                                 135,139

        UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN NET
  ID       REVENUE         EGI        EXPENSES      RESERVES       TI/LC         CASH FLOW
----------------------------------------------------------------------------------------------

   1    $120,404,621  $115,016,535  $49,097,538     $  471,480    $2,138,674       $63,308,844
   2      35,149,176    34,446,192   15,901,126        316,679                      18,228,388
   3      34,810,891    35,440,443   12,254,439        369,905                      22,816,099
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
   4      52,535,295    52,535,295   37,364,006      2,101,412                      13,069,877
  4.1     22,930,803    22,930,803   17,182,271        917,232                       4,831,300
  4.2     11,997,858    11,997,858    8,325,087        479,914                       3,192,857
  4.3     10,497,242    10,497,242    6,914,847        419,890                       3,162,505
  4.4      3,042,114     3,042,114    1,827,662        121,685                       1,092,767
  4.5      4,067,279     4,067,279    3,114,138        162,691                         790,449
          11,757,155    13,429,205    5,084,142         52,949       302,346         7,989,768
   5       6,884,693     7,770,879    2,592,071         30,077       187,984         4,960,747
   6       4,872,462     5,658,326    2,492,071         22,872       114,362         3,029,021
   7      31,624,653    31,624,653   16,939,996        333,328       515,794        13,835,535
   8      10,605,368    10,370,242    3,755,265         52,171       250,325         6,312,481
   9       5,708,664     9,102,780    3,900,741         82,752       240,685         4,878,602
  10      12,725,354    12,725,354    5,289,993        243,618                       7,191,742
 10.1      1,852,000     1,852,000      580,065         33,900                       1,238,035
 10.2      1,607,202     1,607,202      513,735         20,900                       1,072,567
 10.3      1,397,079     1,397,079      585,642         20,900                         790,537
 10.4      1,432,080     1,432,080      630,279         21,250                         780,552
 10.5      1,151,077     1,151,077      498,817         21,268                         630,992
 10.6      1,086,561     1,086,561      491,437         44,250                         550,874
 10.7        728,000       728,000      277,011         15,000                         435,989
 10.8        795,694       795,694      365,793         15,500                         414,401
 10.9        822,041       822,041      486,688         20,300                         315,053
 10.10       614,534       614,534      266,774          8,800                         338,960
 10.11       586,872       586,872      254,196         13,350                         319,326
 10.12       652,213       652,213      339,557          8,200                         304,457
  11       8,650,837    10,612,786    2,947,486         97,714       202,570         7,365,016
  12      15,004,023    13,462,343    4,930,267        128,613                       8,403,463
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
 12.10
 12.11
 12.12
 12.13
 12.14
  13       7,769,442     8,310,344    3,835,391                                      4,474,953
 13.1      4,096,248     4,401,481    2,056,108                                      2,345,373
 13.2      3,673,194     3,908,863    1,779,283                                      2,129,580
  14      26,201,440    26,201,440                                                  26,201,440
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
 14.10
 14.11
 14.12
 14.13
 14.14
 14.15
 14.16
 14.17
 14.18
 14.19
 14.20
 14.21
 14.22
 14.23
 14.24
 14.25
 14.26
 14.27
 14.28
 14.29
 14.30
 14.31
 14.32
 14.33
 14.34
 14.35
 14.36
 14.37
 14.38
 14.39
 14.40
 14.41
 14.42
 14.43
 14.44
 14.45
 14.46
 14.47
 14.48
 14.49
 14.50
 14.51
 14.52
 14.53
 14.54
 14.55
 14.56
 14.57
 14.58
 14.59
 14.60
 14.61
 14.62
 14.63
 14.64
 14.65
 14.66
 14.67
 14.68
 14.69
 14.70
 14.71
 14.72
 14.73
 14.74
 14.75
 14.76
 14.77
 14.78
 14.79
 14.80
 14.81
 14.82
 14.83
 14.84
 14.85
 14.86
 14.87
 14.88
 14.89
 14.90
 14.91
 14.92
 14.93
 14.94
 14.95
 14.96
 14.97
 14.98
 14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15       5,290,608     6,109,109    1,527,277         74,800                       4,507,032
          40,157,280    40,157,280   30,077,090      1,606,291                       8,473,899
  16      21,954,869    21,954,869   16,576,576        878,195                       4,500,098
 16.1      8,208,429     8,208,429    4,858,130        328,337                       3,021,962
 16.2     13,746,440    13,746,440   11,718,446        549,858                       1,478,136
  17      18,202,411    18,202,411   13,500,514        728,096                       3,973,801
  18      12,490,669    11,284,521    6,200,641        172,204       386,206         4,525,470
  19       4,647,087     5,324,593    1,637,500         35,853                       3,651,240
  20       3,356,618     3,900,063      660,447          8,321         3,390         3,227,905
  21       3,254,814     3,390,715      307,397         30,080        84,302         2,968,935
  22      10,276,844    10,276,844    5,825,419        411,074                       4,040,351
  23       3,385,924     4,745,924    1,543,393         15,743        98,852         3,087,936
  24       4,028,829     4,348,829    1,617,106        105,000                       2,626,723
  25       5,066,725     4,813,389    1,326,243         70,800                       3,416,346
 25.1      2,118,950     2,013,003      506,720         25,500                       1,480,783
 25.2      2,045,700     1,943,415      560,392         31,150                       1,351,873
 25.3        902,075       856,971      259,131         14,150                         583,690
  26       2,480,582     3,577,289    1,114,545         26,427       132,136         2,304,181
  27       2,903,967     3,647,126      898,509         69,562                       2,679,055
 27.1        384,491       500,606      121,207          9,000                         370,399
 27.2        315,980       381,742       77,448          6,750                         297,544
 27.3        238,351       302,073       75,050          6,750                         220,273
 27.4        243,262       317,023       72,972          5,640                         238,412
 27.5        225,736       293,824       77,439          6,094                         210,292
 27.6        244,774       269,246       75,692          5,600                         187,955
 27.7        265,982       307,891       60,526          4,466                         242,899
 27.8        230,894       296,704       74,855          5,625                         216,224
 27.9        233,124       298,830       78,293          5,625                         214,912
 27.10       171,723       228,523       66,084          5,250                         157,189
 27.11       178,217       229,948       60,778          4,500                         164,671
 27.12       171,433       220,715       58,164          4,263                         158,288
  28       8,281,007     8,328,077    4,524,772        328,959                       3,474,346
  29       2,715,823     3,351,823      723,877         28,662         8,616         2,590,668
  30       4,701,163     4,977,048    2,475,533        137,930                       2,363,585
 30.1        702,756       702,756      358,108         21,750                         322,898
 30.2        622,458       653,261      322,150         18,200                         312,911
 30.3        581,472       581,472      325,460         18,000                         238,012
 30.4        479,134       522,179      249,541         12,750                         259,888
 30.5        509,667       509,667      245,220         14,500                         249,947
 30.6        488,823       490,023      247,235         12,250                         230,538
 30.7        439,362       439,362      212,556         12,250                         214,556
 30.8        419,439       419,439      221,551         13,000                         184,888
 30.9        228,338       351,127      158,704          8,140                         184,283
 30.10       229,714       307,762      135,008          7,090                         165,664
  31       4,090,944     4,309,444    1,463,379        117,600                       2,728,465
  32      15,977,544    16,000,504   11,724,576        800,025                       3,475,904
 32.1      9,531,136     9,554,096    7,393,035        477,705                       1,683,356
 32.2      3,416,561     3,416,561    2,242,830        170,828                       1,002,904
 32.3      3,029,847     3,029,847    2,088,711        151,492                         789,644
  33       7,458,516     6,984,456    3,338,856        133,632       328,494         3,183,474
  34       5,011,128     4,760,572      452,465        241,917                       4,066,189
  35       2,544,028     2,811,095      635,433         20,895                       2,154,767
  36       3,618,481     3,760,681    1,112,467         98,400                       2,549,814
  37       2,754,000     2,616,300       78,489         76,500        84,376         2,376,935
  38       3,508,596     3,680,096    1,144,479         98,400                       2,437,217
  39       3,210,642     3,352,608    1,340,330         84,000                       1,928,278
  40       2,428,125     2,557,525      947,272         54,400                       1,555,853
  41       3,271,973     3,766,443      733,968         29,684       186,000         2,816,791
  42       2,211,840     2,556,820      320,155         16,785       110,173         2,109,707
 42.1      1,218,648     1,442,869      206,596         10,736        69,345         1,156,192
 42.2        993,192     1,113,951      113,559          6,049        40,828           953,515
  43       2,927,267     3,212,267      880,090         76,800                       2,255,377
  44       3,385,054     3,800,545    1,326,559         23,700                       2,450,286
  45       2,706,621     2,819,733      587,273         32,175                       2,200,285
  46       5,294,262     6,507,669    4,422,865         43,806       248,233         1,792,766
  47       5,276,869     6,316,607    3,445,856        252,664                       2,618,087
           2,050,130     2,474,239      553,283         28,443                       1,892,513
  48       1,194,089     1,456,198      315,847         14,393                       1,125,958
 48.1        468,332       468,332       97,482          5,000                         365,851
 48.2        103,325       365,434       79,407          2,393                         283,634
 48.3        242,866       242,866       57,709          2,500                         182,657
 48.4        207,207       207,207       46,406          2,000                         158,800
 48.5        172,359       172,359       34,843          2,500                         135,017
  49         508,601       670,601      150,050          8,800                         511,751
 49.1        211,863       373,863       70,750          4,300                         298,813
 49.2        296,738       296,738       79,300          4,500                         212,937
  50         347,440       347,440       87,386          5,250                         254,804
 50.1        188,588       188,588       48,128          2,750                         137,711
 50.2        158,852       158,852       39,259          2,500                         117,093
  51       2,953,350     3,215,641    1,471,076         89,500                       1,655,064
  52       5,883,914     6,548,777    3,533,923        261,951                       2,752,903
  53       3,662,286     3,795,736    1,519,310        104,706                       2,171,720
  54       2,680,769     2,245,949      511,621         63,164        80,008         1,591,156
  55       1,585,833     2,185,259      599,426         11,456        75,918         1,498,459
  56       3,608,258     5,890,258    2,701,310         66,000       163,989         2,958,959
  57       2,307,690     2,076,921       62,308         65,934        94,129         1,854,550
  58       3,123,809     3,228,565    1,365,943         68,400                       1,794,222
  59       2,210,375     2,435,375      987,361         70,477                       1,377,537
  60       1,743,457     2,688,457      972,628         19,925       143,964         1,551,940
  61       2,276,086     2,388,086      925,262         92,286                       1,370,538
  62       1,558,534     1,780,467      350,827         12,762        30,603         1,386,276
  63       3,046,374     3,121,994    1,525,457        102,438                       1,494,099
  64       1,272,326     1,499,562      272,223         11,960                       1,215,379
  65       2,484,860     2,347,315      746,531         49,100                       1,551,684
 65.1      1,821,310     1,729,152      517,438         37,100                       1,174,614
 65.2        663,550       618,163      229,093         12,000                         377,070
  66       4,552,568     4,800,568    2,835,792        189,622                       1,775,154
  67       2,537,640     2,573,040    1,006,689         50,400                       1,515,951
  68       2,553,571     2,629,248    1,180,103         79,548                       1,369,597
  69       1,673,480     2,073,480      540,373         25,692        16,008         1,491,406
  70       1,887,590     1,793,210      321,383         11,416        51,754         1,408,657
  71       2,050,378     1,957,571      504,165         69,486        73,809         1,310,111
  72       2,558,773     2,606,819    1,315,620         33,500                       1,257,699
  73       2,717,081     3,005,581    1,437,606        101,000                       1,466,974
  74       3,165,309     3,267,309    1,778,619         30,448       129,400         1,328,842
  75       1,817,879     2,017,543      921,680         64,800                       1,031,063
  76       1,635,300     1,644,715      485,598         20,400                       1,138,717
  77       1,049,146     1,164,703      322,658                                        842,045
 77.1        594,217       636,694      164,965                                        471,729
 77.2        454,929       528,009      157,693                                        370,316
  78       1,081,233     1,176,530      300,632          9,975                         865,923
  79       2,758,551     2,877,475    1,661,755         31,192       155,958         1,028,570
  80       2,310,122     1,832,660      591,971         13,914        64,674         1,162,101
  81       2,387,380     1,855,030      700,803         57,644                       1,096,585
 81.1        572,497       458,570      144,173         13,928                         300,470
 81.2        476,593       384,515      131,959         12,414                         240,142
 81.3        651,679       439,557      185,740         15,983                         237,835
 81.4        343,135       291,081      118,705          8,168                         164,209
 81.5        343,476       281,307      120,226          7,151                         153,929
  82       3,828,298     3,828,298    2,436,921        153,132                       1,238,245
  83       1,521,559     1,610,259      548,985         11,480                       1,049,794
  84       1,683,544     1,599,367      504,490          8,906        57,887         1,028,084
  85       2,048,174     2,248,107    1,100,844         19,814       163,295           979,154
  86       1,820,834     1,632,315      461,469          8,999        54,148         1,107,699
  87       1,358,259     1,521,797      778,963          7,625        19,450           715,759
  88       1,613,909     1,533,213      535,118         33,092        62,256           902,747
  89       1,440,809     1,727,909      716,093         16,418        75,000           920,398
  90       1,830,912     2,079,912    1,049,006         80,000                         950,906
  91       1,002,740     1,023,260      582,307         28,250                         412,703
  92       3,886,578     3,996,631    2,460,720        160,445                       1,375,466
  93       1,757,360     1,869,860      903,140         68,250                         898,470
  94       1,342,609     1,367,609      441,281         12,758                         913,570
  95       1,682,784     1,712,784      847,115         39,600                         826,068
  96       1,239,739     1,624,438      562,393         19,671       113,797           928,577
  97       1,344,562     1,359,442      529,104         29,884                         800,453
  98       2,586,350     2,457,033    1,237,941          9,300        50,410         1,159,832
  99         809,978     1,075,850      245,114          6,514        51,405           772,817
  100      1,380,741     1,289,794      461,815          9,883        42,551           775,546
  101      1,523,497     1,561,063      977,586         42,233                         541,244
  102        869,647     1,144,698      271,390          8,188        32,394           832,726
  103      1,156,433     1,222,433      379,655          8,989        58,500           775,289
  104        755,572     1,055,760      227,735          3,148        15,638           809,239
 104.1       539,282       782,183      154,564          2,086        10,432           615,102
 104.2       111,818       155,468       45,325            479         2,289           107,375
 104.3       104,472       118,109       27,846            583         2,917            86,762
  105        694,000       734,000      109,140         13,875                         610,985
  106      1,138,580     1,088,869      282,703         28,103        52,458           725,606
  107      1,081,718     1,127,718      333,092         10,076                         784,550
  108      1,094,780     1,115,080      392,274         19,600                         703,206
  109        865,332       822,065                      20,240        48,164           753,661
  110      1,412,070     1,484,043      790,211         24,271                         669,561
 110.1             0             0                                                           0
 110.2             0             0                                                           0
 110.3             0             0                                                           0
  111        678,730       961,051      319,613          7,416        18,541           615,481
  112      1,813,577     1,711,678      806,853         10,457        19,979           874,390
  113        798,513       758,587                      13,555        37,840           707,193
  114      1,130,579     1,160,058      548,832         24,000                         587,226
  115      1,396,085     1,283,070      593,255         27,750                         662,065
  116      5,081,285     5,081,285    3,780,512        203,251                       1,097,521
  117      1,023,933     1,044,884      474,910         24,000                         545,974
  118        938,392       892,504      280,631         33,246                         578,627
  119      7,402,101     7,402,101    6,134,063        317,920                         950,119
  120      1,182,048     1,225,548      556,509         12,797                         656,242
  121        939,595     1,024,847      377,138          9,055        40,956           597,697
 121.1
 121.2
  122      2,027,181     2,143,425    1,392,748         85,737                         664,940
  123        899,947     1,025,769      418,843         39,250                         567,676
  124      1,211,520     1,096,385      526,094         26,000                         544,290
  125        678,252       644,339                      11,789        32,516           600,034
  126        563,066       868,954      307,888         10,684        12,602           537,781
  127        864,224       910,026      259,992         36,544        66,544           546,946
  128        529,743       671,560      154,873          2,878         7,200           506,609
  129      2,211,156     2,211,156    1,350,619         88,446                         772,091
  130        859,247       900,129      348,500         13,804                         537,825
  131        903,160     1,020,660      482,864          9,724                         528,072
  132        952,704       952,704      371,817         19,816        74,911           486,160
  133        919,249       827,324      215,144         14,781        27,654           569,745
  134        720,834       819,334      302,241         12,570         5,237           499,286
  135      1,017,000     1,148,076      587,160         16,183        85,716           459,017
  136        740,061       703,058      221,634         18,000                         463,424
  137        687,201       885,801      225,769          9,886        55,307           594,839
  138        723,330       737,330      255,967         11,400                         469,963
 138.1
 138.2
  139        670,128       694,128      289,937         14,562                         389,630
  140      1,186,108     1,267,424      797,632         58,000                         411,792
  141        701,111       718,711      236,064         10,424                         472,222
 141.1       353,111       368,711      134,229          4,695                         229,787
 141.2       348,000       350,000      101,836          5,729                         242,435
  142      1,810,934     1,855,039    1,197,096         74,202                         583,742
  143        463,636       671,136      185,729          5,246        27,000           453,161
  144        325,673     1,343,947      382,958          2,720        12,261           946,007
  145      1,020,083       945,376      411,465         11,854        39,512           482,545
  146      1,498,990     1,498,990      928,819         59,960                         510,212
  147        584,680       555,446      149,236         15,000                         391,210
  148        378,577       494,518      113,384          3,165        21,986           355,983
  149        650,036       587,595      128,404          4,922        45,032           409,239
  150        638,361       631,977      132,640          9,800         9,720           479,818
  151        647,815       707,865      359,625          4,481        21,059           322,700
  152      1,120,711     1,148,564      531,371         10,666       103,000           503,527
  153        612,555       702,555      306,531          5,046        24,504           366,474
  154        624,881       673,881      272,808         10,759                         390,314
  155        565,949       603,949      214,334          8,693                         380,922
  156        541,788       563,448      237,776          9,724                         315,948
  157        360,000       360,000        7,200          1,482                         351,318
  158        658,640       658,640      264,227         23,505                         370,908
  159        489,044       687,044      337,962          6,414                         342,668
  160        500,181       475,172       83,796          8,910        26,025           356,440
  161        666,126       756,126      318,868         37,250                         400,009
  162        444,084       510,984      228,739          6,160                         276,085
 162.1       296,736       335,736      139,329          3,760                         192,647
 162.2       147,348       175,248       89,410          2,400                          83,438
  163        250,020       250,020        6,250                                        243,770
  164        310,946       295,399        8,862          3,533        13,073           269,930
  165        490,625       466,093      107,983          3,926        13,074           341,111
  166        250,019       300,194       52,669          1,040         6,121           240,364
  167        515,538       581,538      295,292          7,960                         278,286
  168        436,301       531,001      286,990          9,884                         234,127
  169        716,169       716,169      373,587          8,800                         333,782
  170        211,200       209,088        2,091          1,200                         205,797
  171        375,995       400,995      167,550          9,345                         224,100
  172        373,250       343,390       97,659          4,036         9,921           231,775
  173        945,117       945,117      579,928         37,805                         327,385
  174        222,005       248,467       58,371         11,000        12,989           166,106
  175        288,480       246,910      116,949          3,700                         126,261
  176        187,306       182,623       47,485            600         4,640           129,899

                                                                                                        LEASE
  ID                                        LARGEST TENANT                                     SF    EXPIRATION
-----------------------------------------------------------------------------------------------------------------

   1    Macy's                                                                              276,581    8/1/2015
   2    Chevron U.S.A. Inc.                                                               1,228,877   1/14/2019
   3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
   4
  4.1
  4.2
  4.3
  4.4
  4.5

   5    Old Bridge Gourmet Deli                                                              14,039  12/31/2016
   6    Dollar Program LLC                                                                    9,990   2/28/2011
   7    Vinson & Elkins LLP                                                                 524,796  10/31/2021
   8    Sports Authority                                                                     42,661   1/31/2010
   9    Sears                                                                               116,641  10/31/2014
  10
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
  11    EXPO Design Center                                                                  101,375   1/31/2034
  12
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
 12.10
 12.11
 12.12
 12.13
 12.14
  13
 13.1
 13.2
  14    Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company  1,339,957   11/1/2025
 14.1   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,485   11/1/2025
 14.2   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,854   11/1/2025
 14.3   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,211   11/1/2025
 14.4   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.5   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,211   11/1/2025
 14.6   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.7   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,100   11/1/2025
 14.8   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,023   11/1/2025
 14.9   Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,388   11/1/2025
 14.10  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,485   11/1/2025
 14.11  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,485   11/1/2025
 14.12  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,627   11/1/2025
 14.13  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,083   11/1/2025
 14.14  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,353   11/1/2025
 14.15  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,097   11/1/2025
 14.16  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,485   11/1/2025
 14.17  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,282   11/1/2025
 14.18  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,727   11/1/2025
 14.19  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.20  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.21  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.22  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,530   11/1/2025
 14.23  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,561   11/1/2025
 14.24  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      8,891   11/1/2025
 14.25  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,143   11/1/2025
 14.26  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,058   11/1/2025
 14.27  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,327   11/1/2025
 14.28  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.29  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,099   11/1/2025
 14.30  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.31  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.32  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.33  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.34  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.35  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,901   11/1/2025
 14.36  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,724   11/1/2025
 14.37  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.38  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.39  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,530   11/1/2025
 14.40  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,353   11/1/2025
 14.41  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.42  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.43  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.44  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,642   11/1/2025
 14.45  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.46  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.47  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,860   11/1/2025
 14.48  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.49  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.50  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,616   11/1/2025
 14.51  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,860   11/1/2025
 14.52  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.53  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,100   11/1/2025
 14.54  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.55  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.56  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.57  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.58  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,466   11/1/2025
 14.59  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,017   11/1/2025
 14.60  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,398   11/1/2025
 14.61  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,035   11/1/2025
 14.62  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.63  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.64  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.65  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.66  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.67  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.68  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.69  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.70  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,023   11/1/2025
 14.71  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.72  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,253   11/1/2025
 14.73  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.74  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.75  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,616   11/1/2025
 14.76  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.77  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.78  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.79  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.80  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,530   11/1/2025
 14.81  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.82  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.83  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,398   11/1/2025
 14.84  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.85  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.86  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
 14.87  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,398   11/1/2025
 14.88  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,642   11/1/2025
 14.89  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,388   11/1/2025
 14.90  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.91  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,860   11/1/2025
 14.92  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.93  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     11,530   11/1/2025
 14.94  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,075   11/1/2025
 14.95  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.96  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
 14.97  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
 14.98  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
 14.99  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
14.100  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
14.101  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
14.102  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,065   11/1/2025
14.103  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
14.104  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
14.105  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,254   11/1/2025
14.106  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,982   11/1/2025
14.107  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,398   11/1/2025
14.108  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
14.109  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
14.110  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,388   11/1/2025
14.111  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,349   11/1/2025
14.112  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,407   11/1/2025
14.113  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,642   11/1/2025
14.114  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,941   11/1/2025
14.115  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,642   11/1/2025
14.116  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,642   11/1/2025
14.117  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
14.118  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      8,327   11/1/2025
14.119  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,133   11/1/2025
14.120  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,896   11/1/2025
14.121  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,825   11/1/2025
14.122  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,013   11/1/2025
14.123  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,921   11/1/2025
14.124  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,466   11/1/2025
14.125  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      8,858   11/1/2025
14.126  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,124   11/1/2025
14.127  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,103   11/1/2025
14.128  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      8,464   11/1/2025
14.129  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     10,380   11/1/2025
14.130  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      9,078   11/1/2025
  15

  16
 16.1
 16.2
  17
  18    JC Penney                                                                           185,000   9/30/2011
  19    GSA (USDA)                                                                          141,639  11/30/2007
  20    Banco Popular                                                                        41,604   9/30/2026
  21    Family Dollar                                                                        21,100   6/30/2014
  22
  23    Linens N Things                                                                      44,648  11/30/2014
  24
  25
 25.1
 25.2
 25.3
  26    University of Phoenix                                                                36,270   11/1/2012
  27
 27.1   Bon Appetisers                                                                       30,000   9/30/2008
 27.2   P&N                                                                                  15,000  12/31/2009
 27.3   Swiss Chalet Fine Foods                                                              45,000  12/31/2011
 27.4   Coastal                                                                              15,000  12/14/2011
 27.5   Mister Cookie                                                                        40,625   9/30/2008
 27.6   Quality Communication                                                                12,500   8/31/2007
 27.7   Hall Wilbert                                                                         10,000   9/30/2007
 27.8   Collectors Alliance                                                                  37,500   9/30/2010
 27.9   Supreme                                                                              22,500   9/30/2007
 27.10  Stickel Packaging                                                                    35,000   1/31/2009
 27.11  Linac Systems                                                                        20,000  11/30/2007
 27.12  Kraemer/Luminer                                                                      25,200  12/31/2006
  28
  29    Kohl's                                                                               88,925    1/1/2026
  30
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
 30.10
  31
  32
 32.1
 32.2
 32.3
  33    Regions Bank                                                                        167,617   8/14/2021
  34    Casual Male Retail Group                                                            755,992  12/31/2026
  35
  36
  37    C&S Wholesale Grocers                                                               765,000   10/1/2016
  38
  39
  40
  41    Williams-Sonoma                                                                      79,200   1/16/2010
  42
 42.1   Schadler Kramer Group                                                                50,122  11/30/2019
 42.2   Pinnacle Entertainment                                                               41,383   1/31/2017
  43
  44
  45
  46    Webster Bank                                                                         46,598  12/31/2008
  47

  48
 48.1
 48.2
 48.3
 48.4
 48.5
  49
 49.1
 49.2
  50
 50.1
 50.2
  51
  52
  53
  54    International Truck & Engine                                                        267,548  10/31/2018
  55    Greater Baton Rouge Hospital                                                         30,844   7/31/2020
  56    Sprint Nextel                                                                        33,748   7/31/2011
  57    Home Interiors & Gifts                                                              659,340    8/1/2016
  58
  59
  60    BSN, Inc                                                                             35,108   8/31/2018
  61
  62    Sweetbay                                                                             50,991   3/31/2025
  63
  64    B.J. Wholesale Club, Inc                                                            119,598  10/14/2026
  65
 65.1
 65.2
  66
  67
  68
  69    Home Depot                                                                          110,900  10/31/2018
  70    Superior Nissan                                                                      76,109   9/30/2026
  71    Gander Mountain                                                                      57,470   4/30/2015
  72
  73
  74    County of Alameda-Behavioral                                                         69,060  11/30/2007
  75
  76
  77
 77.1
 77.2
  78
  79    Thompson & Thompson                                                                  69,354   8/31/2014
  80    Independent Development Company                                                      11,900   9/30/2011
  81
 81.1
 81.2
 81.3
 81.4
 81.5
  82
  83
  84    Sui & Schweitzer                                                                      6,427   4/13/2017
  85    First Lincoln Mortgage Group                                                          7,800   8/31/2008
  86    KB Home                                                                              30,000    4/7/2011
  87    Career Blazers Learning Center                                                       15,966  10/31/2008
  88    Value City                                                                           95,932   1/31/2011
  89    DWR                                                                                  24,200   1/31/2017
  90
  91
  92
  93
  94
  95
  96    Beall's Outlet                                                                       20,000   2/23/2011
  97
  98    Raymour & Flanigan                                                                   62,000  10/31/2021
  99    Office Max                                                                           28,217  12/31/2018
  100   Giant Foods                                                                          51,400   3/31/2015
  101
  102   Vestin                                                                               40,940   8/31/2014
  103   Suburban Hematology-Oncology                                                          8,836   6/30/2009
  104
 104.1  Club Ventures II, LLC dba David Barton Gym                                           20,864   1/31/2014
 104.2  Essential Therapy, Inc.                                                               4,785   1/31/2010
 104.3  Carl Christian & Richard Nuttall dba Nathan Hale's                                    5,834  10/31/2017
  105   Brunswick Fitness Equipment, Inc                                                     92,500   8/31/2021
  106   Value City                                                                           70,000   4/30/2016
  107
  108
  109   Marsh Supermarket                                                                    80,960  10/31/2026
  110
 110.1
 110.2
 110.3
  111   King Harbor Seafood                                                                   6,000  12/31/2006
  112   Kona Coast Office Supply                                                             10,840  10/31/2008
  113   Marsh Supermarket                                                                    54,218  10/31/2026
  114
  115
  116
  117
  118
  119
  120
  121
 121.1  Burton Construction Co.                                                               5,016   2/28/2011
 121.2  Perry Properties                                                                     10,844   3/31/2011
  122
  123
  124
  125   Marsh Supermarket                                                                    47,155  10/31/2026
  126   Tire Kingdom                                                                        107,000  10/30/2019
  127   JD Illusion Cutting Services, Inc.                                                   43,488   8/31/2007
  128   Duane Reade                                                                          14,390  12/31/2021
  129
  130
  131   MCCI Medical Group                                                                    7,511    8/1/2017
  132   Cadence Design Systems, Inc                                                          10,333   2/28/2009
  133   Dollar General Corp.                                                                  8,400   1/31/2007
  134
  135   LWPB Architects and Planners, P.C.                                                   16,314   5/31/2011
  136
  137   Westside MRI                                                                          7,200   9/30/2009
  138
 138.1
 138.2
  139
  140
  141
 141.1
 141.2
  142
  143   Radiant Imaging                                                                       6,069
  144   Margaritaville Restaurant                                                            12,000   6/30/2024
  145   Adult Depot                                                                          11,550   9/30/2011
  146
  147
  148   National Pacific Dental                                                               3,847   6/30/2010
  149   Dr. Greany, Ravikumar, Gogia                                                          5,079   9/30/2009
  150   The Stanley Works                                                                    60,000  12/31/2016
  151   Reads Venture Co                                                                      4,515   11/1/2021
  152   Lincoln Financial Group                                                              19,349   2/28/2011
  153   Student Marketing Incorporated                                                       11,561    1/1/2013
  154
  155
  156
  157   Walgreens                                                                            14,820   8/31/2031
  158
  159
  160   Commercial Vehicles Group, Inc.                                                      59,400   8/31/2015
  161
  162
 162.1
 162.2
  163   JP Morgan Chase Bank (Ground Lease)                                                  13,500   3/31/2026
  164   Lay-Z-Boy                                                                            17,667    2/5/2016
  165   PetsMart, Inc.                                                                       26,170  12/31/2021
  166   Pollo Campero                                                                         2,780   6/30/2016
  167
  168
  169
  170   Happy Harrys (Walgreens)                                                             12,000   6/30/2025
  171
  172   Lee's Sandwiches                                                                      7,764   10/6/2015
  173
  174   General Manufacturing                                                                15,000   5/31/2009
  175
  176   Vitamin Shoppe                                                                        4,000   5/31/2016

                                                          LEASE                                                      LEASE
  ID             2ND LARGEST TENANT              SF    EXPIRATION            3RD LARGEST TENANT             SF    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

   1    Bloomingdale's                        218,887   8/31/2012  Nordstrom                             210,664    8/6/2022
   2
   3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
   4
  4.1
  4.2
  4.3
  4.4
  4.5

   5    El Mundo                               13,108  12/31/2011  Anderson & Rottenber, PC               10,006  10/31/2007
   6    Royal Chain Inc                         8,669   3/31/2009  Arthur Brown Bros                       7,269   2/28/2008
   7    Waste Management Inc.                 205,312  12/31/2010  Enervest Management Partners           47,716   8/31/2010
   8    Nordstrom                              31,943   8/31/2015  Office Depot                           30,718  10/14/2008
   9    Target                                109,648  12/31/2008  Gottschalk's                           99,539  10/31/2018
  10
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
  11    Harkins Theatres                       66,966   6/26/2018  Sports Authority                       41,175   1/31/2014
  12
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
 12.10
 12.11
 12.12
 12.13
 12.14
  13
 13.1
 13.2
  14
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
 14.10
 14.11
 14.12
 14.13
 14.14
 14.15
 14.16
 14.17
 14.18
 14.19
 14.20
 14.21
 14.22
 14.23
 14.24
 14.25
 14.26
 14.27
 14.28
 14.29
 14.30
 14.31
 14.32
 14.33
 14.34
 14.35
 14.36
 14.37
 14.38
 14.39
 14.40
 14.41
 14.42
 14.43
 14.44
 14.45
 14.46
 14.47
 14.48
 14.49
 14.50
 14.51
 14.52
 14.53
 14.54
 14.55
 14.56
 14.57
 14.58
 14.59
 14.60
 14.61
 14.62
 14.63
 14.64
 14.65
 14.66
 14.67
 14.68
 14.69
 14.70
 14.71
 14.72
 14.73
 14.74
 14.75
 14.76
 14.77
 14.78
 14.79
 14.80
 14.81
 14.82
 14.83
 14.84
 14.85
 14.86
 14.87
 14.88
 14.89
 14.90
 14.91
 14.92
 14.93
 14.94
 14.95
 14.96
 14.97
 14.98
 14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15

  16
 16.1
 16.2
  17
  18    Target                                111,140   1/31/2024  Kohl's                                 95,540  10/31/2010
  19    Irene's Delicatessen                    1,174   6/30/2010  Metro Barber Stylist                      600  11/30/2007
  20
  21    Interfaith Medical Center              14,000   9/30/2016  Duane Reade                            11,000   5/31/2016
  22
  23    The Container Store                    25,522  12/31/2009  Old Navy                               18,502  12/31/2009
  24
  25
 25.1
 25.2
 25.3
  26    ALDC Corp.                             17,255   8/1/2011   Behavioral Health                       7,716    6/1/2010
  27
 27.1   Brand                                  15,000   6/30/2008  Kemac                                  10,000   6/30/2008
 27.2   Hunter                                  7,500   3/31/2009  R&K                                     7,500  10/31/2007
 27.3
 27.4   Carrier Northeast                      12,500  12/31/2008  Lesco                                   6,600  12/31/2006
 27.5
 27.6   KTCB                                    7,500   1/31/2009  Prosec                                  7,330   1/31/2008
 27.7   Toll Brothers, Inc.                     7,575   5/31/2007  Pinball Sales                           6,200  12/31/2008
 27.8
 27.9   Davinci Plastics                        7,500   1/31/2009  AGF Burner                              7,500   7/31/2010
 27.10
 27.11  Wallwork Group                         10,000  12/31/2008
 27.12  Bobs Custom                             1,917   9/30/2007  Kay Industries                          1,300   5/31/2007
  28
  29    Dick's Sporting Goods                  53,000   1/1/2021   Bed Bath & Beyond                      26,700    1/1/2021
  30
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
 30.10
  31
  32
 32.1
 32.2
 32.3
  33    Blue Cross Blue Shield                 57,008   2/7/2011   Twentieth Floor Corp                   53,266   4/30/2010
  34
  35
  36
  37
  38
  39
  40
  41    BAVC                                   12,258  11/30/2011  UCSF                                   11,900   2/28/2008
  42
 42.1
 42.2
  43
  44
  45
  46    Merrill Lynch                          32,966   7/30/2011  Brown Raysman et al                    24,097  10/31/2013
  47

  48
 48.1
 48.2
 48.3
 48.4
 48.5
  49
 49.1
 49.2
  50
 50.1
 50.2
  51
  52
  53
  54    American Tire Distributors             86,773   3/31/2017
  55    Greater Baton Rouge Musculo-Skeletal    8,229   6/30/2016  Greater Baton Rouge Physical Therapy    6,143   6/30/2016
  56    Verizon/MCI                            29,715   3/31/2008  Eschelon                               17,342   5/31/2009
  57
  58
  59
  60    GeoSyntec Consultants                  16,441   9/30/2011  Club Staffing                          13,680   3/31/2013
  61
  62    Hollywood Video                         5,795   1/31/2016  Lucky's @ 951                           3,602   9/30/2015
  63
  64
  65
 65.1
 65.2
  66
  67
  68
  69    Whole Foods                            31,815   1/31/2010  Office Max, Inc.                       22,100   3/31/2014
  70
  71    Goody's Family Clothing                32,790   8/30/2015  Petsmart                               21,025  10/31/2015
  72
  73
  74    Developmental Studies Center           14,737   2/28/2008  US Coast Guard                         12,513   3/31/2007
  75
  76
  77
 77.1
 77.2
  78
  79    South Shore Mental                     18,193   9/30/2011  Amity Insurance                        12,577  10/31/2009
  80    Women's & Family Health Specialists    11,397  12/31/2024  Northwest Surgical Skills              10,043   6/30/2026
  81
 81.1
 81.2
 81.3
 81.4
 81.5
  82
  83
  84    Eternal Wellness                        5,496   8/15/2016  Rajeesh Khanna                          3,695   8/15/2016
  85    Bilinguals, Inc                         4,420  10/31/2008  Star Multi Care Services Inc            3,733   8/31/2009
  86    Southwest Outpatient Imaging            5,108   6/30/2013  Westcliff Medical Labs                  3,011   6/17/2010
  87    Britches of 290 Madison Ave, Inc       11,050  10/31/2016  The Villa O.P.C, Inc.                   5,626  10/31/2008
  88    I Save                                 32,000   6/30/2010  Furniture Land                         31,220  10/31/2011
  89    Children's Place                       10,000   8/31/2007  Jones New York                          8,059  12/31/2009
  90
  91
  92
  93
  94
  95
  96    Dress Barn                             10,455   6/30/2007  Bass                                    8,340  12/31/2007
  97
  98
  99    Big 5                                  11,988   1/31/2012  Uncle Sal's Restaurant                  3,202   4/30/2012
  100   Eckerd's                               11,840   1/31/2011  Fashion Bug                             9,240   1/31/2011
  101
  102
  103   Gwinnett Consultants                    7,175   6/30/2008  Wallace F. Martin MD                    3,920   6/30/2009
  104
 104.1  Clear Channel Outdoor, Inc.                 0  10/31/2008
 104.2
 104.3
  105
  106   Gold's Gym                             30,000   6/30/2018  Save A Lot                             16,000   7/31/2008
  107
  108
  109
  110
 110.1
 110.2
 110.3
  111   Family Christian Stores                 5,850  10/15/2008  Sizes Unlimited aka The Avenue          5,075   1/31/2008
  112   Furniture & Gallery                     7,920   5/31/2009  Big Island Floor Coverings              4,480  12/31/2007
  113
  114
  115
  116
  117
  118
  119
  120
  121
 121.1  North American Title Co.                4,121   6/30/2010  Brazo's Pain Management                 3,909   5/31/2010
 121.2
  122
  123
  124
  125
  126
  127   Parvin Mfg./Phoenix (Arturo Gomez)     31,612   9/30/2007  ACP (David Molayem)                    28,070   9/30/2007
  128
  129
  130
  131   Tender Care Home Center                 5,541   8/31/2008  Borelli & Assoc                         4,564   6/14/2007
  132   Inductis                                7,828  04/31/2008  Reily, Supple, Wischusen                5,218  10/31/2008
  133   Hollywood Video                         7,800   3/9/2011   Advanced Medical Supply, Inc.           5,220   3/31/2010
  134
  135   Executive Suites                        8,486   8/31/2007  Ratheal & Associates                    4,300   9/30/2011
  136
  137   Tans-You                                6,322  11/30/2009  Jason's Deli                            4,915   8/31/2010
  138
 138.1
 138.2
  139
  140
  141
 141.1
 141.2
  142
  143   Twin Dragon Sports Bar                  3,371              Twin Dragon Restaurant                  2,449
  144   Lighthouse                              1,600   7/31/2014
  145   Storm Proof Roofing                     6,533   9/30/2008  Wholesale Auto Radiator Inc.            4,332   9/30/2008
  146
  147
  148   Pro Levin Bikram Yoga                   3,088   2/14/2009  AmeriPoint Title Company                2,275    4/1/2010
  149   Euclid Outpatient Surgery               3,783   1/31/2008  Orange County MRI                       3,227   5/31/2011
  150
  151   Rosen/Braidbert                         2,925   3/31/2011  Dr. Greiff                              1,600   9/30/2013
  152   Mind over Machines                      4,147   8/31/2007  American Home Mortgage                  3,845   6/30/2007
  153   Hartodt Cargo                           4,823   8/1/2013   SLBN Neurology Medical Offices          3,918    1/1/2011
  154
  155
  156
  157
  158
  159
  160
  161
  162
 162.1
 162.2
  163
  164
  165
  166   Yoshinoya                               2,003   5/31/2016  Little Caesar's                         1,297   7/31/2010
  167
  168
  169
  170
  171
  172   Audio Express                           4,007   8/31/2007  Sharky's Billiards                      3,965      MTM
  173
  174   Intercity Truck & Trailer              15,000  11/30/2008  Century Sign Builders                  11,250   4/30/2016
  175
  176

                                                  UPFRONT                MONTHLY                 UPFRONT     MONTHLY    UPFRONT
         OCCUPANCY            OCCUPANCY         REPLACEMENT            REPLACEMENT                TI/LC       TI/LC       TAX
  ID    RATE(15)(16)         AS-OF DATE          RESERVES                RESERVES               RESERVES    RESERVES   RESERVES
--------------------------------------------------------------------------------------------------------------------------------

   1          94.00%                8/30/2006
   2         100.00%                10/3/2006                                                  $73,095,326
   3          76.80%                7/31/2006                                         $30,825                         $1,120,619
  3.1         20.43%                7/31/2006
  3.2         79.67%                7/31/2006
  3.3         75.30%                7/31/2006
  3.4         86.77%                7/31/2006
  3.5         78.26%                7/31/2006
  3.6         60.49%                7/31/2006
  3.7         81.31%                7/31/2006
  3.8         87.91%                7/31/2006
  3.9         78.29%                7/31/2006
 3.10        100.00%                7/31/2006
 3.11         79.06%                7/31/2006
 3.12         74.94%                7/31/2006
 3.13         65.77%                7/31/2006
 3.14         62.45%                7/31/2006
 3.15         80.65%                7/31/2006
 3.16         85.47%                7/31/2006
 3.17         73.24%                7/31/2006
 3.18         84.99%                7/31/2006
 3.19         93.68%                7/31/2006
 3.20         74.75%                7/31/2006
 3.21         75.79%                7/31/2006
 3.22         83.89%                7/31/2006
 3.23         76.94%                7/31/2006
 3.24         91.35%                7/31/2006
 3.25         91.06%                7/31/2006
 3.26         90.58%                7/31/2006
 3.27         42.76%                7/31/2006
 3.28         95.47%                7/31/2006
 3.29         79.19%                7/31/2006
 3.30         78.56%                7/31/2006
 3.31         79.08%                7/31/2006
 3.32         82.98%                7/31/2006
 3.33         82.50%                7/31/2006
 3.34         92.65%                7/31/2006
 3.35         31.46%                7/31/2006
 3.36         78.64%                7/31/2006
 3.37         78.64%                7/31/2006
 3.38         81.31%                7/31/2006
 3.39         73.15%                7/31/2006
 3.40         84.67%                7/31/2006
 3.41         93.07%                7/31/2006
 3.42         80.10%                7/31/2006
 3.43         80.06%                7/31/2006
 3.44         90.52%                7/31/2006
 3.45         75.38%                7/31/2006
 3.46         72.82%                7/31/2006
 3.47         73.46%                7/31/2006
 3.48         77.08%                7/31/2006
   4          64.76%                8/31/2006                                                                          1,229,667
  4.1         68.52%                8/31/2006
  4.2         65.19%                8/31/2006
  4.3         63.84%                8/31/2006
  4.4         51.97%                8/31/2006
  4.5         68.09%                8/31/2006
              95.58%                 9/1/2006                                           4,412                $25,195     428,220
   5          97.44%                 9/1/2006                                           2,506                 15,665     231,680
   6          93.17%                9/14/2006                                           1,906                  9,530     196,540
   7          85.07%                8/31/2006                                          22,000                          3,298,256
   8          94.68%                9/25/2006
   9          87.91%               10/10/2006                                           6,756                 20,058     313,533
  10          95.09%                  Various                                          20,302                            274,628
 10.1         95.00%                 6/7/2006
 10.2         95.00%                6/10/2006
 10.3         95.00%                5/17/2006
 10.4         96.00%                5/17/2006
 10.5         95.00%                5/17/2006
 10.6         95.00%                5/17/2006
 10.7         95.00%                5/11/2006
 10.8         95.00%                5/17/2006
 10.9         95.00%                5/17/2006
 10.10        95.00%                 6/6/2006
 10.11        95.00%                5/16/2006
 10.12        95.00%                 6/6/2006
  11          98.28%                 9/5/2006                                           4,836
  12          67.19%                  Various                                                                            255,240
 12.1         61.49%                10/2/2006
 12.2         48.67%                10/2/2006
 12.3         47.22%                10/2/2006
 12.4         52.50%                10/2/2006
 12.5         44.07%                10/2/2006
 12.6         86.56%                9/30/2006
 12.7         65.74%                10/2/2006
 12.8         65.32%                10/2/2006
 12.9         84.24%                10/2/2006
 12.10        85.31%                10/2/2006
 12.11        88.31%                10/2/2006
 12.12        86.23%                10/2/2006
 12.13        71.39%                9/30/2006
 12.14        76.49%                10/2/2006
  13          98.49%                 7/1/2006                                                                            157,360
 13.1         96.56%               10/27/2006
 13.2         98.80%                 7/1/2006
  14         100.00%                11/1/2006
 14.1        100.00%                11/1/2006
 14.2        100.00%                11/1/2006
 14.3        100.00%                11/1/2006
 14.4        100.00%                11/1/2006
 14.5        100.00%                11/1/2006
 14.6        100.00%                11/1/2006
 14.7        100.00%                11/1/2006
 14.8        100.00%                11/1/2006
 14.9        100.00%                11/1/2006
 14.10       100.00%                11/1/2006
 14.11       100.00%                11/1/2006
 14.12       100.00%                11/1/2006
 14.13       100.00%                11/1/2006
 14.14       100.00%                11/1/2006
 14.15       100.00%                11/1/2006
 14.16       100.00%                11/1/2006
 14.17       100.00%                11/1/2006
 14.18       100.00%                11/1/2006
 14.19       100.00%                11/1/2006
 14.20       100.00%                11/1/2006
 14.21       100.00%                11/1/2006
 14.22       100.00%                11/1/2006
 14.23       100.00%                11/1/2006
 14.24       100.00%                11/1/2006
 14.25       100.00%                11/1/2006
 14.26       100.00%                11/1/2006
 14.27       100.00%                11/1/2006
 14.28       100.00%                11/1/2006
 14.29       100.00%                11/1/2006
 14.30       100.00%                11/1/2006
 14.31       100.00%                11/1/2006
 14.32       100.00%                11/1/2006
 14.33       100.00%                11/1/2006
 14.34       100.00%                11/1/2006
 14.35       100.00%                11/1/2006
 14.36       100.00%                11/1/2006
 14.37       100.00%                11/1/2006
 14.38       100.00%                11/1/2006
 14.39       100.00%                11/1/2006
 14.40       100.00%                11/1/2006
 14.41       100.00%                11/1/2006
 14.42       100.00%                11/1/2006
 14.43       100.00%                11/1/2006
 14.44       100.00%                11/1/2006
 14.45       100.00%                11/1/2006
 14.46       100.00%                11/1/2006
 14.47       100.00%                11/1/2006
 14.48       100.00%                11/1/2006
 14.49       100.00%                11/1/2006
 14.50       100.00%                11/1/2006
 14.51       100.00%                11/1/2006
 14.52       100.00%                11/1/2006
 14.53       100.00%                11/1/2006
 14.54       100.00%                11/1/2006
 14.55       100.00%                11/1/2006
 14.56       100.00%                11/1/2006
 14.57       100.00%                11/1/2006
 14.58       100.00%                11/1/2006
 14.59       100.00%                11/1/2006
 14.60       100.00%                11/1/2006
 14.61       100.00%                11/1/2006
 14.62       100.00%                11/1/2006
 14.63       100.00%                11/1/2006
 14.64       100.00%                11/1/2006
 14.65       100.00%                11/1/2006
 14.66       100.00%                11/1/2006
 14.67       100.00%                11/1/2006
 14.68       100.00%                11/1/2006
 14.69       100.00%                11/1/2006
 14.70       100.00%                11/1/2006
 14.71       100.00%                11/1/2006
 14.72       100.00%                11/1/2006
 14.73       100.00%                11/1/2006
 14.74       100.00%                11/1/2006
 14.75       100.00%                11/1/2006
 14.76       100.00%                11/1/2006
 14.77       100.00%                11/1/2006
 14.78       100.00%                11/1/2006
 14.79       100.00%                11/1/2006
 14.80       100.00%                11/1/2006
 14.81       100.00%                11/1/2006
 14.82       100.00%                11/1/2006
 14.83       100.00%                11/1/2006
 14.84       100.00%                11/1/2006
 14.85       100.00%                11/1/2006
 14.86       100.00%                11/1/2006
 14.87       100.00%                11/1/2006
 14.88       100.00%                11/1/2006
 14.89       100.00%                11/1/2006
 14.90       100.00%                11/1/2006
 14.91       100.00%                11/1/2006
 14.92       100.00%                11/1/2006
 14.93       100.00%                11/1/2006
 14.94       100.00%                11/1/2006
 14.95       100.00%                11/1/2006
 14.96       100.00%                11/1/2006
 14.97       100.00%                11/1/2006
 14.98       100.00%                11/1/2006
 14.99       100.00%                11/1/2006
14.100       100.00%                11/1/2006
14.101       100.00%                11/1/2006
14.102       100.00%                11/1/2006
14.103       100.00%                11/1/2006
14.104       100.00%                11/1/2006
14.105       100.00%                11/1/2006
14.106       100.00%                11/1/2006
14.107       100.00%                11/1/2006
14.108       100.00%                11/1/2006
14.109       100.00%                11/1/2006
14.110       100.00%                11/1/2006
14.111       100.00%                11/1/2006
14.112       100.00%                11/1/2006
14.113       100.00%                11/1/2006
14.114       100.00%                11/1/2006
14.115       100.00%                11/1/2006
14.116       100.00%                11/1/2006
14.117       100.00%                11/1/2006
14.118       100.00%                11/1/2006
14.119       100.00%                11/1/2006
14.120       100.00%                11/1/2006
14.121       100.00%                11/1/2006
14.122       100.00%                11/1/2006
14.123       100.00%                11/1/2006
14.124       100.00%                11/1/2006
14.125       100.00%                11/1/2006
14.126       100.00%                11/1/2006
14.127       100.00%                11/1/2006
14.128       100.00%                11/1/2006
14.129       100.00%                11/1/2006
14.130       100.00%                11/1/2006
  15          97.06%               10/30/2006
               0.00%                 1/0/1900
  16          74.31%                9/30/2006                                                                            536,917
 16.1         81.50%                9/30/2006
 16.2         68.66%                9/30/2006
  17          65.60%                9/30/2006                                                                            467,382
  18          88.25%                9/30/2006                                          17,901    1,174,293               740,671
  19         100.00%               10/31/2006                                           1,195                             74,171
  20         100.00%                10/1/2006                                             694
  21         100.00%               10/26/2006        60,160                                        214,840                81,388
  22          79.90%                7/31/2006                                          33,340                             58,137
  23         100.00%                10/4/2006
  24          95.24%                 9/7/2006                                           8,750                             24,123
  25          95.00%                  Various                                           5,900                             40,110
 25.1         95.00%                6/27/2006
 25.2         95.00%                7/26/2006
 25.3         95.00%                6/27/2006
  26          84.40%                9/15/2006                                           2,202                 11,011       6,833
  27         100.00%                  Various                                           3,865    1,000,000     9,661
 27.1        100.00%                8/31/2006
 27.2        100.00%                8/31/2006
 27.3        100.00%                8/31/2006
 27.4        100.00%                8/31/2006
 27.5        100.00%                8/31/2006
 27.6        100.00%                8/31/2006
 27.7        100.00%                8/31/2006
 27.8        100.00%               10/12/2006
 27.9        100.00%                8/31/2006
 27.10       100.00%                8/31/2006
 27.11       100.00%               10/26/2006
 27.12       100.00%                8/29/2006
  28          86.40%                7/31/2006                4% of monthly operating revenues                            201,053
  29          95.60%               12/31/2006
  30          97.23%                  Various                                          11,494                            119,139
 30.1         98.84%               10/17/2006
 30.2         97.22%               10/13/2006
 30.3         90.28%               10/13/2006
 30.4        100.00%               10/13/2006
 30.5        100.00%                10/1/2006
 30.6        100.00%                10/1/2006
 30.7        100.00%               10/13/2006
 30.8         96.15%               10/13/2006
 30.9         93.10%               10/13/2006
 30.10       100.00%                10/1/2006
  31          89.97%               10/12/2006                                           9,800                            252,080
  32          76.21%                8/31/2006
 32.1         71.61%                8/31/2006
 32.2         86.56%                8/31/2006
 32.3         75.23%                8/31/2006
  33          92.83%                 7/1/2006     3,656,550                             6,646    4,000,000               211,684
  34         100.00%                12/1/2006
  35          88.00%                10/1/2006                                           2,488                             35,741
  36          95.00%               10/13/2006                                           8,200                            178,000
  37         100.00%                12/1/2006
  38          97.00%                10/9/2006                                           8,200                            215,677
  39          92.56%               10/30/2006                                                                             86,724
  40          82.00%               10/24/2006        52,000                                                               95,570
  41          95.70%               10/26/2007                                           2,474                 18,091      70,088
  42          80.15%                 9/1/2006                                           1,399                  9,325      18,626
 42.1         68.86%                 9/1/2006
 42.2        100.00%                 9/1/2006
  43          96.09%                10/9/2006                                           6,400                             23,524
  44         100.00%  12/1/2006 (master lease)                                            599                            280,754
  45          90.00%                9/30/2006                                           2,194                             52,508
  46          76.20%                 9/1/2006                                           2,434                 20,686     279,215
  47          80.20%                7/31/2006                                          20,433                              6,629
             100.00%                  Various        56,886                                                               54,040
  48         100.00%               10/31/2006        28,786                                          6,214                30,977
 48.1        100.00%               10/31/2006
 48.2        100.00%               10/31/2006
 48.3        100.00%               10/31/2006
 48.4        100.00%               10/31/2006
 48.5        100.00%               10/31/2006
  49         100.00%                  Various        17,600                                          1,900                15,742
 49.1        100.00%               10/31/2006
 49.2        100.00%               10/26/2006
  50         100.00%               10/31/2006        10,500                                                                7,320
 50.1        100.00%               10/31/2006
 50.2        100.00%               10/31/2006
  51          94.00%               11/15/2006                                                                             50,984
  52          71.70%                7/31/2006                                          21,829                             32,985
  53         100.00%                 9/5/2006                                                                            108,003
  54          84.14%                11/9/2006
  55          80.65%                 9/1/2006                                             955                  6,365     149,259
  56          54.86%                7/12/2006                                           5,500                 14,020      68,802
  57         100.00%                12/1/2006
  58         100.00%                 9/7/2006                                           5,875                             13,167
  59          95.00%               10/18/2006
  60         100.00%                5/31/2006                                           1,665                 13,640     139,718
  61          98.65%                 5/1/2006                                           8,990                             35,857
  62          94.96%                10/1/2006                                           1,064                  1,702     125,220
  63          90.44%                5/15/2006                                                                             53,498
  64         100.00%                8/15/2006        35,000
  65          95.00%                  Various                                           4,092                             28,256
 65.1         95.00%                 6/6/2006
 65.2         95.00%                 7/1/2006
  66          76.00%                4/30/2006                    4% of monthly gross revenues                            159,588
  67         100.00%                 7/9/2006                                           5,125                             99,643
  68          95.40%                9/20/2006                                                                            171,792
  69         100.00%                6/30/2006
  70         100.00%                12/1/2006
  71          90.45%                11/1/2006                                           1,352                  6,897      37,084
  72          96.45%                12/1/2006       525,000
  73          94.00%                9/22/2006                                           8,420                             15,760
  74          88.68%                7/19/2006                                           2,538                 13,145      32,402
  75          97.00%               10/12/2006                                           5,400                             47,074
  76          95.59%               10/16/2006        20,400                             1,700                             64,149
  77          98.28%                10/1/2006        80,000                                                               13,740
 77.1         96.43%                10/1/2006
 77.2        100.00%                10/1/2006
  78          86.67%               10/31/2006                                           1,188                             17,192
  79         100.00%                11/1/2006                                           2,600                 12,997     118,753
  80          79.35%               11/16/2006                                           1,160                             11,178
  81          82.37%                9/18/2006                                           4,804                             19,917
 81.1         90.18%                9/18/2006
 81.2         88.84%                9/18/2006
 81.3         68.99%                9/18/2006
 81.4         87.85%                9/18/2006
 81.5         80.79%                9/18/2006
  82          80.63%                7/31/2006                                          12,759
  83         100.00%                 8/1/2006                                             840
  84          82.11%                8/25/2006                                             742      323,012     4,823      30,990
  85          86.48%                11/1/2006                                           1,655      150,000     1,320      77,233
  86          79.12%               11/15/2006                                                      389,000                 3,615
  87         100.00%                 7/7/2006                                             635                  2,667      19,688
  88         100.00%                11/1/2006       175,000                             5,681      225,000     5,833      31,565
  89          95.68%                9/22/2006                                           1,370                  6,575      57,171
  90          90.00%                7/19/2006                                           6,670                             74,333
  91          85.84%               10/16/2006                                           2,355                            103,978
  92          76.00%                9/26/2006                                          13,322                             22,544
  93          93.77%                 5/8/2006                                           5,688                            166,514
  94          95.61%                9/14/2006
  95          97.22%                 9/8/2006                                           2,915                             36,227
  96          90.00%                5/25/2006                                           1,640                  9,982
  97          91.13%                8/25/2006                                                                             43,921
  98         100.00%                12/1/2006                                                                             18,988
  99          98.10%                9/30/2006                                             813                  4,284      17,009
  100        100.00%                9/18/2006                                             515                  2,550      69,946
  101         92.74%                 8/1/2006                                           2,617                              6,833
  102        100.00%                10/4/2006                                             682                              9,652
  103        100.00%                 9/6/2006                                             750                  5,055
  104        100.00%                3/31/2006
 104.1       100.00%                3/31/2006
 104.2       100.00%                3/31/2006
 104.3       100.00%                3/31/2006
  105        100.00%               10/30/2006                                                                             11,592
  106         96.64%                11/6/2006        54,973                             2,342                  5,777      46,002
  107         77.40%                 8/8/2006                                             840                             11,707
  108         98.98%               10/31/2006                                           1,429                             19,000
  109        100.00%                12/1/2006       146,100
  110         78.86%                10/2/2006                                           1,541
 110.1        77.78%                10/2/2006
 110.2        83.84%                10/2/2006
 110.3        74.83%                10/2/2006
  111        100.00%                10/1/2006                                             618                  1,546      23,165
  112         93.64%                 9/1/2006                                             697                  4,167      23,320
  113        100.00%                12/1/2006       135,324
  114        100.00%               10/19/2006                                           1,600                             32,959
  115         91.89%               10/16/2006                                           2,313                             71,600
  116         65.10%                9/30/2006                                                                             99,294
  117         90.60%                9/27/2006                                           1,600                             16,843
  118         97.52%               10/25/2006                                           3,019                             15,587
  119         58.63%                9/30/2006         3,450                                                               22,000
  120         81.00%                9/21/2006                                           1,070                              5,158
  121         96.00%                  Various                                             755                  3,465       6,461
 121.1        95.00%                7/20/2006
 121.2       100.00%                7/20/2006
  122         71.03%                9/30/2006                                           7,145
  123         95.00%               10/13/2006                                           3,271                              7,299
  124         92.31%                10/4/2006                                           2,167                             14,913
  125        100.00%                12/1/2006
  126        100.00%                11/1/2006                                             890                  1,050
  127        100.00%               10/25/2006                                           3,045      300,000                31,146
  128        100.00%                3/30/2006                                             240                    600
  129         74.60%                8/31/2006                                           7,371                             55,512
  130         81.00%                11/2/2006                                             595                             12,500
  131        100.00%               10/30/2006                                             811                             95,508
  132         96.74%                11/1/2006                                           1,655                  6,250      31,506
  133         93.44%                8/25/2006                                           2,800                             36,784
  134         70.79%                 7/7/2006                                           1,050                             48,878
  135         85.10%                11/2/2006                                                                              6,368
  136         98.61%                10/4/2006                                           1,500                              9,892
  137         93.00%                6/22/2006                                             810                             15,878
  138         80.70%                 9/1/2006
 138.1        80.70%
 138.2        80.70%
  139         65.17%                 9/1/2006                                           1,215                             37,348
  140         93.53%               10/18/2006                                           3,886
  141         96.10%                  Various                                             870                             17,895
 141.1       100.00%                4/30/2006
 141.2        93.00%                5/31/2006
  142         77.60%                7/31/2006                                           6,184                             40,034
  143        100.00%                 5/2/2006                                             438                  2,265      22,902
  144        100.00%                 9/1/2006                                             227                    680       4,500
  145         91.51%               11/10/2006                                             988      130,000     5,417      22,884
  146         64.06%                9/30/2006                                           3,750                             58,026
  147        100.00%                10/4/2006                                           1,125                              5,716
  148         80.00%               10/19/2006
  149         96.50%                9/19/2006                                             524                  2,050      29,914
  150        100.00%                12/1/2006
  151         89.80%                 9/1/2006                                             374                  1,981      64,293
  152        100.00%                 7/1/2006                                                                             14,656
  153        100.00%                 6/7/2006                                             420                  2,240      26,488
  154         74.70%                5/31/2006                                             905
  155         94.85%                 6/6/2006                                             745                             34,618
  156         80.00%                 8/6/2006                                             815                             60,621
  157        100.00%                12/1/2006
  158         95.29%                 6/1/2006                                           1,963                             23,903
  159         99.00%                7/11/2006                                             535                             21,941
  160        100.00%                12/1/2006                                             743      150,000
  161         87.00%                10/1/2006                                                                              5,561
  162         84.42%                 6/5/2006                                                                             26,442
 162.1        88.00%                 6/5/2006
 162.2        78.30%                 6/5/2006
  163        100.00%                12/1/2006
  164        100.00%                12/1/2006
  165        100.00%                12/1/2006
  166        100.00%               12/31/2006                                                                              5,267
  167         96.57%                9/22/2006                                             265                             38,921
  168         76.92%               10/11/2006                                                                              2,425
  169         98.63%                10/1/2006                                             735                              8,471
  170        100.00%                12/1/2006                                             100
  171         68.94%                7/31/2006                                             889                             15,475
  172        100.00%               10/31/2006                                             286       30,000                 7,233
  173         68.10%                9/30/2006                                           3,150                              1,330
  174        100.00%                8/25/2006                                             917                              8,983
  175         87.84%                11/3/2006                                             308
  176        100.00%                12/1/2006                                                                              4,237

         MONTHLY   UPFRONT    MONTHLY     UPFRONT
           TAX    INSURANCE  INSURANCE  ENGINEERING      OTHER
  ID    RESERVES   RESERVES   RESERVES    RESERVE      RESERVES
------------------------------------------------------------------

  1                                      $   25,000
  2                                                  $39,096,005
  3     $304,721   $ 33,076   $33,076       837,178    6,201,250
 3.1
 3.2
 3.3
 3.4
 3.5
 3.6
 3.7
 3.8
 3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
  4      180,767
 4.1
 4.2
 4.3
 4.4
 4.5
         214,110     25,812    12,906                    354,233
  5      115,840     15,812     7,906                    354,233
  6       98,270     10,000     5,000
  7      366,473                                          11,746
  8
  9       22,707               15,204                 18,257,777
  10      39,872    270,606    30,067        68,113    2,887,143
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
10.10
10.11
10.12
  11                            6,363                    712,621
  12                210,818                  76,452        7,706
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
12.10
12.11
12.12
12.13
12.14
  13      78,680    207,796    51,949     2,434,850    1,000,000
 13.1
 13.2
  14                                                     129,812
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
14.10
14.11
14.12
14.13
14.14
14.15
14.16
14.17
14.18
14.19
14.20
14.21
14.22
14.23
14.24
14.25
14.26
14.27
14.28
14.29
14.30
14.31
14.32
14.33
14.34
14.35
14.36
14.37
14.38
14.39
14.40
14.41
14.42
14.43
14.44
14.45
14.46
14.47
14.48
14.49
14.50
14.51
14.52
14.53
14.54
14.55
14.56
14.57
14.58
14.59
14.60
14.61
14.62
14.63
14.64
14.65
14.66
14.67
14.68
14.69
14.70
14.71
14.72
14.73
14.74
14.75
14.76
14.77
14.78
14.79
14.80
14.81
14.82
14.83
14.84
14.85
14.86
14.87
14.88
14.89
14.90
14.91
14.92
14.93
14.94
14.95
14.96
14.97
14.98
14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15

  16      79,833
 16.1
 16.2
  17      66,768                            230,000
  18     246,890    107,230    21,446     8,700,000    4,770,384
  19      37,086     10,045     5,022                  1,185,514
  20
  21                                                      67,200
  22      30,340     16,114     8,201                  1,500,000
  23
  24      24,124    103,543     9,413         2,500
  25      12,154    114,081    11,408        29,250    1,588,269
 25.1
 25.2
 25.3
  26       3,417      7,258     3,629                  3,500,000
  27
 27.1
 27.2
 27.3
 27.4
 27.5
 27.6
 27.7
 27.8
 27.9
27.10
27.11
27.12
  28       5,027                             11,625      424,008
  29                                                      49,037
  30      59,570     31,185    15,593
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
  31      28,009     46,315     5,789
  32                                      3,747,473
 32.1
 32.2
 32.3
  33      35,281                            343,450      167,180
  34                                         50,100
  35      17,871      7,938     3,969
  36      22,250     36,233     4,529
  37
  38      23,964     26,368     4,395
  39      21,681
  40      15,929     39,282     3,022
  41      35,044     20,833    10,417
  42       6,209      7,209     3,542                  4,120,808
 42.1
 42.2
  43      23,524     33,973     4,247
  44      70,189
  45      10,502
  46     139,608     15,127     7,564
  47       3,417     14,988     7,421
          27,020
  48      15,488
 48.1
 48.2
 48.3
 48.4
 48.5
  49       7,871
 49.1
 49.2
  50       3,660
 50.1
 50.2
  51      25,492
  52      16,493     13,382     6,691
  53      27,001
  54                                         28,750
  55      12,439     23,002     3,286                  2,460,000
  56      13,760                                          20,000
  57
  58                  8,660
  59
  60      13,972     67,316     8,415                    250,000
  61      11,952     51,890     6,857                  2,750,000
  62      11,640     28,545     2,600        12,650       35,226
  63      13,374
  64
  65       9,272     43,151     4,315       145,621      730,972
 65.1
 65.2
  66      19,949     31,814     3,977                  2,100,000
  67       9,058     13,112     4,371                     10,600
  68      21,474
  69
  70
  71      18,542      2,254     2,254                    170,000
  72
  73      15,760     20,200    10,100       586,875
  74                 35,682                            2,044,753
  75      11,769     11,761     5,881                    660,000
  76       8,420     13,200     1,650                    700,000
  77      13,740      4,323     1,441                  1,300,000
 77.1
 77.2
  78       8,596      4,593     2,297         2,938
  79      39,585     46,205     4,621
  80       5,589                                         800,000
  81      23,223                2,490        54,375
 81.1
 81.2
 81.3
 81.4
 81.5
  82      10,930               13,158        33,125
  83      11,171      8,962       815
  84       8,136     14,041     1,404                    664,964
  85      25,744     14,688     3,672        23,500    1,182,373
  86       1,807      5,843       972                    888,000
  87      19,887      8,934     1,117        72,500      500,000
  88      10,532      5,640     1,128        30,000
  89      19,057     37,000     3,083        51,729      360,620
  90      14,867     27,970     6,992       760,656      324,000
  91      17,330
  92      11,272      5,642     2,821
  93      18,502     50,870     5,087
  94
  95      18,113     38,294     4,255
  96       8,181      6,121     3,060        47,469
  97       7,320      6,837     3,419        77,163
  98      18,988
  99       8,505      3,241     1,621
 100      10,599     14,688     1,335        36,425
 101       3,417     21,086    10,543       550,000
 102       4,826        989       494                    700,000
 103
 104
104.1
104.2
104.3
 105       5,796                                       2,000,000
 106       7,667     28,050     2,550       491,875       20,488
 107       3,902        848       848
 108       6,333     39,798     3,618
 109                                                     432,666
 110                                         21,625
110.1
110.2
110.3
 111       7,722     10,509     2,621       217,125
 112       5,830                                         132,472
 113                                                     399,257
 114      16,479      4,307     2,153
 115      11,933      7,106                 731,022
 116      19,859     81,919     7,447
 117       8,422      6,064     3,032
 118       7,794     30,553     4,365        10,113      300,000
 119      22,000               11,693
 120       5,158        982       982
 121       4,505      2,246     1,123
121.1
121.2
 122       8,038     32,774     2,979
 123       5,123     11,646     1,941         7,500      100,000
 124       7,088      7,940                  24,750       90,750
 125                                                     339,126
 126
 127       7,787     43,852     4,386        19,563
 128                                         16,250
 129       7,930                                         325,000
 130       6,250      2,333     1,167
 131       9,551     27,873    13,936        55,000
 132      15,760      1,530       765        91,851       54,260
 133       9,196     11,332     1,417
 134       8,146                                         128,700
 135       3,184      3,224     1,612
 136       2,473     13,133     2,189
 137       5,292      5,234     1,309
 138
138.1
138.2
 139       4,150      1,645     1,643
 140      15,451     11,949     5,974
 141       3,579      3,920       980        36,219       50,000
141.1
141.2
 142       4,003      2,743     1,371
 143       3,816      4,623     1,156                     32,795
 144       2,250      4,083     2,042                    100,000
 145      11,442     22,400    11,200        40,459      105,647
 146       4,980                2,060       330,000
 147       1,429     19,700     2,189
 148
 149       3,739      7,013       638        19,125
 150
 151      14,331      2,543     2,543
 152       7,328      3,914       979         5,625
 153      13,244      1,907       649                    682,189
 154
 155       4,945      1,170       390         6,875
 156       5,511                                         686,400
 157
 158       4,781      2,959     1,479        29,656
 159       3,657      2,846     1,423         4,188
 160
 161       5,561        673       336                     20,000
 162       6,889                             26,875       30,000
162.1
162.2
 163                                                      69,445
 164                                          1,875
 165
 166                  6,058                               36,900
 167       3,538      2,405       806         3,775
 168       2,425                                          89,740
 169       4,236
 170
 171       1,719      1,467       733
 172       2,411      2,009       502         2,500
 173       1,330     17,070     1,707
 174       1,123      2,843       948
 175       2,699      1,705       852                    250,000
 176       1,059                              1,875

                                                                    OTHER
                                                                  RESERVES
  ID                                                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

  1
  2     Free Rent Reserve (24,832,941); Additional Rent Reserve (14,263,064)
  3     Debt Service Reserve (5,400,000.00), Environmental Escrow (801,250.00)
 3.1
 3.2
 3.3
 3.4
 3.5
 3.6
 3.7
 3.8
 3.9
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
 3.46
 3.47
 3.48
  4
 4.1
 4.2
 4.3
 4.4
 4.5
        Free Rent Reserve
  5     Free Rent Reserve
  6
  7     Ground Rent Escrow
  8
  9     Earnout Holdback (17,277,777); Theater Rent Reserve (230,000); Theater TI Reserve (750,000)
  10    Seasonality Reserve
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
10.10
10.11
10.12
  11    Ground Rent Reserve ($712,621 per annum with escalations)
  12    Ground Lease Reserve
 12.1
 12.2
 12.3
 12.4
 12.5
 12.6
 12.7
 12.8
 12.9
12.10
12.11
12.12
12.13
12.14
  13    Interest Reserve
 13.1
 13.2
  14    Ground Rent Reserve
 14.1
 14.2
 14.3
 14.4
 14.5
 14.6
 14.7
 14.8
 14.9
14.10
14.11
14.12
14.13
14.14
14.15
14.16
14.17
14.18
14.19
14.20
14.21
14.22
14.23
14.24
14.25
14.26
14.27
14.28
14.29
14.30
14.31
14.32
14.33
14.34
14.35
14.36
14.37
14.38
14.39
14.40
14.41
14.42
14.43
14.44
14.45
14.46
14.47
14.48
14.49
14.50
14.51
14.52
14.53
14.54
14.55
14.56
14.57
14.58
14.59
14.60
14.61
14.62
14.63
14.64
14.65
14.66
14.67
14.68
14.69
14.70
14.71
14.72
14.73
14.74
14.75
14.76
14.77
14.78
14.79
14.80
14.81
14.82
14.83
14.84
14.85
14.86
14.87
14.88
14.89
14.90
14.91
14.92
14.93
14.94
14.95
14.96
14.97
14.98
14.99
14.100
14.101
14.102
14.103
14.104
14.105
14.106
14.107
14.108
14.109
14.110
14.111
14.112
14.113
14.114
14.115
14.116
14.117
14.118
14.119
14.120
14.121
14.122
14.123
14.124
14.125
14.126
14.127
14.128
14.129
14.130
  15

  16
 16.1
 16.2
  17
  18    Upfront Performance Holdback (4,000,000.00); Free Rent Escrow (437,051.00); Seed TI/LC Escrow (300,000.00); Kerasotes Rent
        Commencement Escrow (33,333.00)
  19    Seller's Rent Escrow
  20
  21    Tenant Work Reserve
  22    Hotel Upgrade Reserve
  23
  24
  25    Debt Service Reserve
 25.1
 25.2
 25.3
  26    Earnout Holdback
  27
 27.1
 27.2
 27.3
 27.4
 27.5
 27.6
 27.7
 27.8
 27.9
27.10
27.11
27.12
  28    State Tax Escrow (24,813); PIP Completion Escrow (399,195)
  29    Special Tenant Escrow Fund
  30
 30.1
 30.2
 30.3
 30.4
 30.5
 30.6
 30.7
 30.8
 30.9
30.10
  31
  32
 32.1
 32.2
 32.3
  33    Blue Cross/Blue Shield Reserve
  34
  35
  36
  37
  38
  39
  40
  41
  42    Pinnacle Space Reserve ($1,448,475); SKG Lease Reserve ($1,100,000); Raw Space Reserve ($970,000); Debt Service Reserve
        ($602,333.33)
 42.1
 42.2
  43
  44
  45
  46
  47

  48
 48.1
 48.2
 48.3
 48.4
 48.5
  49
 49.1
 49.2
  50
 50.1
 50.2
  51
  52
  53
  54
  55    Earnout Holdback
  56    Environmental
  57
  58
  59
  60    Rental Increase Reserve Fund
  61    Holdback Escrow
  62    Rent Holdback
  63
  64
  65    Seasonality Reserve
 65.1
 65.2
  66    Renovation Escrow
  67    Certificate of Occupany Escrow
  68
  69
  70
  71    Master Lease Reserve
  72
  73
  74    Alameda Behavioral Care Rollover Fund
  75    Rehabilitation Reserve
  76    Earnout Reserve
  77    Earnout Holdback
 77.1
 77.2
  78
  79
  80    Surgical Skills Reserve(300,000.00); Leasing Reserve (500,000.00)
  81
 81.1
 81.2
 81.3
 81.4
 81.5
  82
  83
  84    578,699 Rent Reserve; 86,265 Free Rent Reserve.
  85    New Tenant Escrow Fund, Earnout Paydown Cost Escrow, Earnout Escrow Fund, Rental Increase Escrow Fund, Air Chiller's Escrow
        Fund
  86    Rental Escrow (188,000.00); Holdback (700,000.00)
  87    Debt Service Reserve
  88
  89    Tenant rent escrows
  90    Building 34 Construction
  91
  92
  93
  94
  95
  96
  97
  98
  99
 100
 101
 102    Vestin Corporate Reserve (LC)
 103
 104
104.1
104.2
104.3
 105    Earnout Holdback (2,000,000)
 106    Rent Holdback
 107
 108
 109    Rent Reserve Escrow
 110
110.1
110.2
110.3
 111
 112    Ground Rent
 113    Rent Reserve Escrow
 114
 115
 116
 117
 118    Earnout Reserve
 119
 120
 121
121.1
121.2
 122
 123    Rehabilitation Reserve
 124    Renovation Holdback
 125    Rent Reserve Escrow
 126
 127
 128
 129    PIP Escrow
 130
 131
 132    Rent Holdback
 133
 134    Earnout Escrow Fund (117,000); Earnout Paydown Cost Escrow Fund (11,700)
 135
 136
 137
 138
138.1
138.2
 139
 140
 141    Rent Escrow
141.1
141.2
 142
 143    Radiant Imaging Escrow Fund (20,000); Gaffney Events Escrow Fund (7,695); Possinger Escrow Fund (5,100)
 144    Seasonality Reserve
 145    Environmental Reserve ($4,375), Rent Reserve ($101,272)
 146
 147
 148
 149
 150
 151
 152
 153    Rental Increase Reserve Fund (69,000); Prepaid Rents (613,188.92)
 154
 155
 156    Earnout Escrow Fund (624,000); Earnout Paydown Escrow Fund (62,400)
 157
 158
 159
 160
 161    Assumption Escrow Fund
 162    Capital Improvement Fund
162.1
162.2
 163    Rental Reserve
 164
 165
 166    Little Caesar's Escrow Fund, Yoshinoya Escrow Fun
 167
 168    Debt Service Escrow Fund
 169
 170
 171
 172
 173
 174
 175    Earnout Reserve
 176

        ENVIRONMENTAL
           REPORT      ENGINEERING
  ID        DATE       REPORT DATE  SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  1        11/1/2006     9/29/2006  Triple Five National Development Corporation
  2        9/11/2006     9/11/2006  Brookfield Financial Properties, L.P.
  3         Various      9/20/2006  Kurt O'Brien; VP Mini Storage, Inc.
 3.1       9/20/2006     9/20/2006
 3.2       9/20/2006     9/20/2006
 3.3       9/20/2006     9/20/2006
 3.4       9/20/2006     9/20/2006
 3.5       9/20/2006     9/20/2006
 3.6       9/20/2006     9/20/2006
 3.7       9/20/2006     9/20/2006
 3.8       9/20/2006     9/20/2006
 3.9       9/20/2006     9/20/2006
 3.10      9/20/2006     9/20/2006
 3.11      9/20/2006     9/20/2006
 3.12      9/20/2006     9/20/2006
 3.13      9/20/2006     9/20/2006
 3.14      9/20/2006     9/20/2006
 3.15      9/20/2006     9/20/2006
 3.16      9/20/2006     9/20/2006
 3.17      9/20/2006     9/20/2006
 3.18      9/30/2006     9/20/2006
 3.19      10/2/2006     9/20/2006
 3.20      9/20/2006     9/20/2006
 3.21      9/20/2006     9/20/2006
 3.22      9/20/2006     9/20/2006
 3.23      9/20/2006     9/20/2006
 3.24      9/20/2006     9/20/2006
 3.25      9/20/2006     9/20/2006
 3.26      9/20/2006     9/20/2006
 3.27      9/20/2006     9/20/2006
 3.28      9/20/2006     9/20/2006
 3.29      9/20/2006     9/20/2006
 3.30      9/20/2006     9/20/2006
 3.31      9/20/2006     9/20/2006
 3.32      9/20/2006     9/20/2006
 3.33      9/20/2006     9/20/2006
 3.34      9/20/2006     9/20/2006
 3.35      9/20/2006     9/20/2006
 3.36      9/20/2006     9/20/2006
 3.37      9/20/2006     9/20/2006
 3.38      9/20/2006     9/20/2006
 3.39      9/20/2006     9/20/2006
 3.40      9/20/2006     9/20/2006
 3.41      9/20/2006     9/20/2006
 3.42      9/20/2006     9/20/2006
 3.43      9/20/2006     9/20/2006
 3.44      9/20/2006     9/20/2006
 3.45      9/20/2006     9/20/2006
 3.46      9/20/2006     9/20/2006
 3.47      9/20/2006     9/20/2006
 3.48      9/20/2006     9/20/2006
  4         Various     10/23/2006  John Q. Hammons
 4.1      10/24/2006    10/23/2006
 4.2      10/24/2006    10/23/2006
 4.3      10/24/2006    10/23/2006
 4.4      10/24/2006    10/23/2006
 4.5      10/23/2006    10/23/2006
           11/3/2006     11/3/2006  Joseph Stauarack; Faras Srour
  5        11/3/2006     11/3/2006  Joseph Stauarack; Faras Srour
  6        11/3/2006     11/3/2006  Joseph Stauarack; Faras Srour
  7        8/1/2006      8/1/2006   JMB Realty Corporation
  8        9/22/2006     9/27/2006  None
  9        11/2/2006     11/2/2006  James Heulskamp
  10        Various       Various   Robert Morgan; Robert Moser
 10.1      5/25/2006     5/25/2006
 10.2      6/2/2006      6/2/2006
 10.3      6/6/2006      6/2/2006
 10.4      6/2/2006      6/2/2006
 10.5      6/2/2006      6/2/2006
 10.6      6/2/2006      6/2/2006
 10.7      6/6/2006      6/2/2006
 10.8      5/24/2006     5/26/2006
 10.9      6/2/2006      6/2/2006
10.10      6/2/2006      6/2/2006
10.11      6/2/2006      6/2/2006
10.12      6/2/2006      6/2/2006
  11       6/1/2006      9/15/2006  Cornerstone Real Estate Advisers LLC
  12       8/10/2006      Various   J.P. Morgan Investment Management, Inc.
 12.1      8/10/2006     7/11/2006
 12.2      8/10/2006     7/11/2006
 12.3      8/10/2006     7/11/2006
 12.4      8/10/2006     7/11/2006
 12.5      8/10/2006     7/13/2006
 12.6      8/10/2006     7/11/2006
 12.7      8/10/2006     7/11/2006
 12.8      8/10/2006     7/17/2006
 12.9      8/10/2006     7/11/2006
12.10      8/10/2006     7/11/2006
12.11      8/10/2006     7/11/2006
12.12      8/10/2006     7/11/2006
12.13      8/10/2006     7/11/2006
12.14      8/10/2006     7/11/2006
  13       8/16/2006     8/21/2006  Rockpoint
 13.1      8/16/2006     8/21/2006
 13.2      8/16/2006     8/21/2006
  14        Various                 Drawbridge Special Opportunities Fund LP; Fortress Partners Fund LP; Drawbridge Long Dated Value
                                    Fund LP; Drawbridge Long Dated Value Fund II LP; Drawbridge Long Dated Fund Value Fund II (C)
                                    LP; Figryan REIT Inc.
 14.1      6/29/2006
 14.2      6/14/2006
 14.3      6/14/2006
 14.4      6/14/2006
 14.5      6/14/2006
 14.6      6/23/2006
 14.7      6/14/2006
 14.8      6/14/2006
 14.9      6/14/2006
14.10      6/14/2006
14.11      6/29/2006
14.12      6/14/2006
14.13      6/14/2006
14.14      6/14/2006
14.15      7/18/2006
14.16      6/26/2006
14.17      6/14/2006
14.18      6/14/2006
14.19      6/14/2006
14.20      6/19/2006
14.21      6/20/2006
14.22      6/14/2006
14.23      6/14/2006
14.24      6/14/2006
14.25      6/14/2006
14.26      6/14/2006
14.27      6/14/2006
14.28      6/14/2006
14.29      6/14/2006
14.30      6/14/2006
14.31      6/14/2006
14.32      6/14/2006
14.33      6/14/2006
14.34      6/19/2006
14.35      6/23/2006
14.36      6/15/2006
14.37      6/26/2006
14.38      6/26/2006
14.39      6/14/2006
14.40      6/14/2006
14.41      6/14/2006
14.42      6/14/2006
14.43      6/14/2006
14.44      6/22/2006
14.45      6/14/2006
14.46      6/14/2006
14.47      6/14/2006
14.48      6/14/2006
14.49      6/14/2006
14.50      6/14/2006
14.51      6/14/2006
14.52      6/14/2006
14.53      6/14/2006
14.54      6/14/2006
14.55      6/14/2006
14.56      6/26/2006
14.57      6/14/2006
14.58      6/29/2006
14.59      6/14/2006
14.60      6/14/2006
14.61      6/14/2006
14.62      6/14/2006
14.63      6/14/2006
14.64      6/14/2006
14.65      6/14/2006
14.66      6/14/2006
14.67      6/19/2006
14.68      6/14/2006
14.69      6/14/2006
14.70      6/14/2006
14.71      6/29/2006
14.72      6/14/2006
14.73      6/14/2006
14.74      6/14/2006
14.75      6/14/2006
14.76      6/14/2006
14.77      6/19/2006
14.78      6/14/2006
14.79      6/20/2006
14.80      6/14/2006
14.81      6/14/2006
14.82      6/14/2006
14.83      6/14/2006
14.84      6/14/2006
14.85      6/19/2006
14.86      6/19/2006
14.87      6/14/2006
14.88      6/26/2006
14.89      6/14/2006
14.90      6/14/2006
14.91      6/14/2006
14.92      6/14/2006
14.93      6/14/2006
14.94      6/14/2006
14.95      6/14/2006
14.96      6/15/2006
14.97      6/14/2006
14.98      6/14/2006
14.99      6/14/2006
14.100     6/14/2006
14.101     6/26/2006
14.102     6/14/2006
14.103     6/26/2006
14.104     6/14/2006
14.105     6/14/2006
14.106     6/14/2006
14.107     6/14/2006
14.108     6/14/2006
14.109     6/14/2006
14.110     6/14/2006
14.111     6/14/2006
14.112     6/15/2006
14.113     6/19/2006
14.114     7/18/2006
14.115     6/14/2006
14.116     6/14/2006
14.117     6/14/2006
14.118     6/14/2006
14.119     6/14/2006
14.120     6/14/2006
14.121     6/14/2006
14.122     6/14/2006
14.123     6/14/2006
14.124     6/14/2006
14.125     6/14/2006
14.126     6/14/2006
14.127     6/14/2006
14.128     6/14/2006
14.129     6/14/2006
14.130     6/14/2006
  15      11/20/2006    11/20/2006  Ezra Beyman

  16       8/22/2006     8/18/2006  Carlson Hotels Real Estate, Inc.
 16.1      8/22/2006     8/18/2006
 16.2      8/22/2006     8/18/2006
  17       8/18/2006     8/18/2006  Carlson Hotels Real Estate, Inc.
  18       9/7/2006      9/7/2006   Milwaukee Golf Shopping Center LLC
  19       10/6/2006     10/5/2006  Larry Botel; Michael Young
  20      10/24/2006    10/24/2006  Aslan Bawabeh and Mirie Bawabeh
  21       9/22/2006    10/16/2006  David Bawabeh
  22       6/20/2006     6/19/2006  Gordon Sondland, Steve Rosenberg, Joseph Angel
  23      10/13/2006    10/17/2006  Stephen P. Hayman, Alan J. Hayman, Neal Higgins Walters, The Hayman Company
  24       9/6/2006      9/5/2006   Kislak, Inc.
  25       6/29/2006      Various   Robert Morgan; Roert Moser
 25.1      6/29/2006     6/29/2006
 25.2      6/29/2006     6/30/2006
 25.3      6/29/2006     6/29/2006
  26       11/8/2006     11/2/2006  John Murtagh
  27      11/20/2006     11/1/2006  Lakewood Industrial Holdings, LLC
 27.1     11/20/2006     11/1/2006
 27.2     11/20/2006     11/1/2006
 27.3     11/20/2006     11/1/2006
 27.4     11/20/2006     11/1/2006
 27.5     11/20/2006     11/1/2006
 27.6     11/20/2006     11/1/2006
 27.7     11/20/2006     11/1/2006
 27.8     11/20/2006     11/1/2006
 27.9     11/20/2006     11/1/2006
27.10     11/20/2006     11/1/2006
27.11     11/20/2006     11/1/2006
27.12     11/20/2006     11/1/2006
  28       9/5/2006      9/1/2006   Hersha Hospitality Limited Partnership
  29       7/18/2006     7/20/2006  Gregg P. Lisciotti, Janet E. Krock
  30      10/19/2006    10/19/2006  Massoud Yashouafar
 30.1     10/19/2006    10/19/2006
 30.2     10/19/2006    10/19/2006
 30.3     10/19/2006    10/19/2006
 30.4     10/19/2006    10/19/2006
 30.5     10/18/2006    10/19/2006
 30.6     10/19/2006    10/19/2006
 30.7     10/19/2006    10/19/2006
 30.8     10/19/2006    10/19/2006
 30.9     10/19/2006    10/19/2006
30.10     10/19/2006    10/19/2006
  31       5/17/2006     5/17/2006  James E. Lindsey
  32        Various       Various   Kenneth H. Fearn; Daniel G. Kurz; Stewart C. Cushman
 32.1      8/16/2006     8/16/2006
 32.2      8/15/2006     8/15/2006
 32.3      8/15/2006     8/15/2006
  33       8/11/2006     8/14/2006  Triple Net Properties, LLC
  34       1/11/2006     1/18/2006  Spirit Finance Corporation
  35       11/9/2006     11/9/2006  Hometown America
  36       6/8/2006      6/8/2006   James E. Lindsey
  37       9/20/2006     9/21/2006  None
  38       5/17/2006     5/18/2006  James E. Lindsey
  39       10/4/2006     10/3/2006  Berkshire Multifamily REIT, Inc.
  40       9/13/2006     9/13/2006  Robert L. Lattanzio Sr.
  41       9/27/2006     9/27/2006  Richard Kaufman
  42       9/25/2006     9/25/2006  Jerry Kramer, John Schadler
 42.1      9/25/2006     9/25/2006
 42.2      9/25/2006     9/25/2006
  43       5/17/2006     5/18/2006  James E. Lindsey
  44       7/15/2006     7/16/2006  Galina Anissimova; Alex Forkosh
  45       5/23/2006     5/23/2006  Olen Properties Corp.
  46       11/3/2006     11/3/2006  Northland Investment Corporation
  47       6/20/2006     6/20/2006  Gordon Sondland, Steve Rosenberg, Joseph Angel
           10/6/2006     10/6/2006  Joseph Annunziata
  48       10/6/2006     10/6/2006  Joseph Annunziata
 48.1      10/6/2006     10/6/2006
 48.2      10/6/2006     10/6/2006
 48.3      10/6/2006     10/6/2006
 48.4      10/6/2006     10/6/2006
 48.5      10/6/2006     10/6/2006
  49       10/6/2006     10/6/2006  Joseph Annunziata
 49.1      10/6/2006     10/6/2006
 49.2      10/6/2006     10/6/2006
  50       10/6/2006     10/6/2006  Joseph Annunziata
 50.1      10/6/2006     10/6/2006
 50.2      10/6/2006     10/6/2006
  51      10/27/2006    10/27/2006  Residential Investments C LLC
  52       6/20/2006     6/20/2006  Gordon Sondland, Steve Rosenberg, Joseph Angel
  53       7/31/2006     7/31/2006  College Park Investments LLC
  54       11/9/2006     11/9/2006  I&G Holdings LP
  55       9/5/2006      9/1/2006   Cambridge Holdings Incorporated
  56       5/25/2006     8/14/2006  Basant Kharbanda
  57       9/20/2006     9/21/2006  None
  58       6/26/2006     8/7/2006   College Park Investments, LLC
  59       11/1/2006    10/26/2006  Steven Weinreb
  60       6/23/2006     6/20/2006  Chris M. Ferguson, Scott D. James
  61       5/26/2006     6/6/2006   GEM Realty Fund III, L.P.
  62       9/29/2006     9/15/2006  The Hampshire Generational Fund, LLC
  63       7/31/2006     7/31/2006  College Park Investments LLC
  64       8/9/2006      9/18/2006  Michael Lech
  65       6/29/2006     6/29/2006  Robert Morgan; Robert Moser
 65.1      6/29/2006     6/29/2006
 65.2      6/29/2006     6/29/2006
  66       6/30/2006     6/6/2006   Daniel J. Vosotas
  67       6/27/2006     8/25/2006  Carl Ricker, Mike Hartnett, Ted Rollins
  68       7/31/2006     7/31/2006  College Park Investments LLC
  69       7/19/2006     7/18/2006  Allied District Properties Corp
  70       8/22/2006     8/22/2006  Kevin A. Shields
  71       8/24/2006     8/24/2006  Creekstone Partners, LLC
  72      12/30/2005    12/30/2005  College Park Investments LLC
  73       7/5/2006      6/20/2006  Ronald I. Eisenberg
  74       8/31/2006     8/31/2006  Theodore A. Eden
  75       7/24/2006     7/24/2006  David Rosenbaum, Mark Lester
  76      10/23/2006     7/28/2006  Guy Gardner; Joan Gardner; Jay Margolin
  77      10/10/2006    10/10/2006  Henry Moses Jr. and Robert Moses
 77.1     10/10/2006    10/10/2006
 77.2     10/10/2006    10/10/2006
  78      11/17/2006     11/9/2006  Hometown America
  79      10/17/2006    10/13/2006  Thomas O'Connell and William O'Connell
  80       10/9/2006     9/5/2006   Richard A. Gumpert, Steven L. Gumpert, George J. Elbaum
  81      11/17/2006    11/15/2006  David L. Ward
 81.1     11/17/2006    11/15/2006
 81.2     11/17/2006    11/15/2006
 81.3     11/17/2006    11/15/2006
 81.4     11/17/2006    11/15/2006
 81.5     11/17/2006    11/15/2006
  82       8/8/2006      8/9/2006   Yong II Yoon
  83       7/31/2006     8/17/2006  Brian Fitterer
  84      11/13/2006     9/11/2006  Alan Z. Barbakow
  85       4/21/2006     7/6/2006   Myint J. Kyaw, Ip Ioc Heng
  86       7/17/2006     7/17/2006  David K. Wendorff; Michael C. Prock
  87       3/30/2006     6/12/2006  Berndt Perl; Ken Aschendorf
  88       9/7/2006      8/24/2006  T Richard Bryant; Alexander J. Hertz
  89       7/25/2006     7/25/2006  Alexander Gurevich, Gennady Kiselman
  90       7/21/2006     9/13/2006  Harry Bookey
  91      10/13/2006    10/13/2006  Principal Enhanced Property Fund LLC
  92       11/6/2006    10/27/2006  Guy R. Woodbury, Lynn S. Woodbury, Ezekial Dumke III, Scott W. Thornton, Victor Kimball, David
                                    Kimball
  93       6/16/2006     6/16/2006  Susan B. Schweikert, Graham A. Gardner
  94      10/27/2006     9/21/2006  Richard Fell, Lionel Epstein, Blaine Briggs
  95       9/11/2006     9/11/2006  Rafael Figueroa, Luis Spinola
  96       8/23/2006     8/30/2006  Giuseppe Fusco
  97       7/6/2006      7/6/2006   Mark Burger; Ronald Recht; The MTB Family Limited Partnership; The RAR Family Limited
                                    Partnership
  98       11/3/2006     11/3/2006  Neil Goldberg; Steven Goldberg; Michael Goldberg
  99      10/17/2006    10/17/2006  Todd Silver
 100       9/27/2006    10/13/2006  Charles B. Miller
 101       11/3/2006     11/3/2006  Robert C. Wetenhall
 102      10/11/2006    10/10/2006  Paul Birkeland; Joan Birkeland
 103       8/11/2006     8/14/2006  Stephen P. Hayman, Alan J. Hayman
 104       4/12/2006     4/12/2006  Mitchell A. Marks
104.1      4/12/2006     4/12/2006
104.2      4/12/2006     4/12/2006
104.3      4/12/2006     4/12/2006
 105       10/4/2006     10/2/2006  Michael Lech
 106      11/13/2006     11/1/2006  Paul A. Robino; Mark A. Robino; Charles J. Robino; Michael A. Stortini; John A. Corrozi
 107       7/26/2006     8/8/2006   Steve Garachik
 108       9/15/2006     9/15/2006  Noam Schwartz, Yoel Iny, The Y&T Iny Family Trust, The Noam Schwartz Living Trust
 109       5/1/2006      7/18/2006  None
 110        Various       Various   Kurt O'Brien; VP Mini Storage, Inc.
110.1      9/27/2006     9/14/2006
110.2      9/29/2006     9/25/2006
110.3      9/25/2006     9/25/2006
 111       8/8/2006      9/13/2006  Dana Haynes
 112       9/29/2006     9/28/2006  James C. Reynolds
 113       5/1/2006      7/19/2006  None
 114      10/26/2006    10/26/2006  Bernard Englard; Joe Hoch
 115       7/11/2006     7/11/2006  David A. Parisier
 116       9/26/2006    10/18/2006  Bradley Cook, Dennis Smith, Jon Buerkett, Tom Fiedler, Bryon Thomas
 117       9/27/2006     10/5/2006  Brian Bush; Tom Watson
 118      10/25/2006    10/25/2006  Antoine M Boulos
 119       8/18/2006     8/18/2006  Carlson Hotels Real Estate, Inc.
 120       9/20/2006     9/20/2006  Nicholas Limer
 121        Various      9/12/2006  Pritesh Shah, Vandana Jain
121.1      5/17/2006     9/12/2006
121.2      5/18/2006     9/12/2006
 122      10/31/2006     11/3/2006  Robert A. Leach
 123      10/27/2006    10/27/2006  Paul Steinfurth
 124       4/11/2006     4/14/2006  David A. Parisier
 125       5/1/2006      7/20/2006  None
 126       9/29/2006     9/29/2006  Meredith Townsend
 127       9/6/2006      9/6/2006   David Pourbaba
 128       3/20/2006     3/23/2006  Arnold Goldstein
 129       7/18/2006     7/15/2006  Bruce Kinseth; Gary Kinseth; Leslie Kinseth; Linda Skinner; Donald Ray; Robert Welstead
 130       11/6/2006    10/23/2006  CT Self Storage Fund II LLC
 131       6/27/2006     7/10/2006  Jose Armas
 132       8/23/2006     8/21/2006  John McManus; Rosemary Esteves
 133       7/26/2006     7/26/2006  Kevin A. Young
 134       4/3/2006      3/30/2006  Todd C. Jones, Irwin L. Jacobs, David A. Mahler, Daniel T. Lindsay
 135      10/16/2006    10/16/2006  Warren Silverberg
 136      10/16/2006     10/2/2006  Michael A. Zimmerman; Constantine Malmberg
 137       7/14/2006     8/16/2006  Westchase Plaza, LLC, Central Properties, Inc., Loree Tatum Olinghouse (Trustee of the Loree
                                    Tatum Olinghouse Revocable Living Trust Dated December 16, 2002), Henry Kelley, Jr., (Trustee of
                                    the Kelley Family Annual Gift Trust), Bank fo the Ozarks, (Trustee of the Terence E. Renaud
                                    Revocable Trust Dated February 1, 1991), CRW Holding Limited Partnership
 138       9/28/2006     9/25/2006  Julio C. Jaramillo
138.1      9/28/2006     9/25/2006
138.2      9/28/2006     9/25/2006
 139       8/28/2006     8/30/2006  Andrew A. Gregory
 140       9/28/2006     9/27/2006  Roosevelt T. Miller
 141       6/26/2006     8/14/2006  Jack Olof, J. Michael Johnston
141.1      6/26/2006     8/14/2006
141.2      6/26/2006     8/14/2006
 142       7/11/2006     7/11/2006  Dilip K. Patel, Suresh C. Patel and Mahesh R. Patel
 143       6/28/2006     6/27/2006  Neal C. Coy
 144       9/1/2006      9/1/2006   Loyd Daniel
 145      11/16/2006    10/27/2006  Jefferey B. Chauncey and Roni Chauncey as trustees of the Chauncey Living Trust u/t/d November
                                    8, 1993 and Jeffrey B. Chauncey
 146       9/22/2006     9/22/2006  Bharat Patel; Ramesh Shah; Praful Raval
 147      10/16/2006     10/2/2006  Michael A. Zimmerman; Constantine Malmberg
 148       5/18/2006     9/12/2006  Pritesh Shah 2006 Trust, Pareen Shah 2006 Trust, Kolbe M. Curtice
 149       6/15/2006     6/15/2006  John R. Saunders
 150      10/26/2006    10/26/2006  United Trust Fund Limited Partnership
 151       11/6/2006     11/6/2006  Adam Katz
 152       8/29/2006     8/31/2006  MacKenzie Properties, Inc.
 153       8/25/2006     8/18/2006  Shahram Haghighat, Michael Green
 154      12/15/2005     1/6/2006   James D. Hammer, James M. Meservey
 155       6/30/2006     6/30/2006  Steve Houghton
 156       9/8/2006      9/27/2006  Dennis C. Spangler, Michael Morishima
 157       6/28/2006     6/19/2006  Thomas D. Murray
 158       6/7/2006      6/15/2006  Thai Thu Pham
 159       7/28/2006     8/23/2006  Apache Mobile Home Park Association
 160      10/11/2006    10/11/2006  Robert L. Mingle; James R. Rebhan; Gary S. Stephens
 161       4/4/2006      3/1/2006   Douglas L. Swenson
 162        Various      1/26/2006  Joseph I. Wolf
162.1      1/25/2006     1/26/2006
162.2      2/2/2006      1/26/2006
 163       9/22/2006        NAP     Rusi Sanjana, RNS Holding Inc.
 164       9/11/2006     9/13/2006  Gary Gumowitz; Morris Levy
 165       9/26/2006     10/2/2006  Inland Real Estate Exchange Corporation
 166       3/14/2006     5/2/2006   Amir Ohebsion
 167       11/1/2006     9/28/2006  U.S. Advisor, LLC, Watson & Taylor Management, Inc.
 168       9/6/2006      9/5/2006   James C. Holmes, Jr.
 169       9/21/2006     9/26/2006  Carol N. McGrew
 170      10/24/2006    10/25/2006  Hugh McLaughlin Jr.; Alan Levin; Dee A. Watson, Robert G. Wittig
 171       8/3/2006      8/3/2006   Leigh Robinson
 172       9/13/2006     9/13/2006  Jin Y. Lee, Jung S. Lee
 173       8/18/2006     8/17/2006  Robert J. Frank
 174       8/23/2006     8/30/2006  Roxanna Meyers, Stanley Mount
 175       10/3/2006     10/4/2006  Patrick R. Leardo
 176       7/26/2006     7/26/2006  Neil Goldberg; Steven Goldberg, Michael Goldberg

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation; GECC—General Electric Capital Corporation; BofA—Bank of America, National Association; BCRE—Barclays Capital Real Estate Inc.

(2)	The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

(3)	Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

(4)	With respect to the lockbox, ‘‘Hard’’ means each tenant is required to transfer its rent directly to the lockbox account; ‘‘Soft’’ means that the borrower or property manager collects rents from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; ‘‘None at Closing, Springing Hard’’ or ‘‘Soft at Closing, Springing Hard’’ means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account; ‘‘None at Closing, Springing Soft’’ means that no lockbox exists at closing, but upon occurrence of a trigger event, as defined in the related loan documents, a ‘‘Soft’’ lockbox (as described above) will take effect.

(5)	With respect to the mortgage loan known as the Empirian Chesapeake, the mortgage loan is recourse to the sponsor (up to $13,500,000) until such time that the mortgaged property is 90% occupied and the related mortgaged property achieves a DSCR of at least 1.20x. The DSCR for the related Mortgage Loan is shown throughout this prospectus supplement at 1.20x, reflecting the threshold at which the recourse guaranty will be released. The current actual DSCR is 1.00x.

(6)	With respect to the mortgage loans listed in the chart below, DSCR and/or LTV ratio was calculated after netting out the holdback reserve amounts or amounts available under letters of credit shown below and as described under ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in the prospectus supplement.

A-1-2

Annex A-1 Loan No.	Loan Name	Holdback Amount	Adjusted U/W DSCR as shown(a)	As-Is U/W DSCR(b)	Adjusted U/W Cut-off Date LTV as shown(c)	Actual Cut-off Date LTV(d)	Conditions to Release(e)
9	Sierra Vista Mall	$17,277,777	1.37x	1.07x	76.11%	97.85%	Eligibility prior to January 1, 2011; 1.20x amortizing DSCR; 90% Occupancy
26	Longford Medical Center	$3,500,000	1.02x	0.92x	72.27%	80.00%	Eligibility prior to January 1, 2009; 1.15x amortizing DSCR
29	Orchard Hill Park(f)	$2,827,000	1.33x	1.22x	NA	80.00%	Eligibility prior to October 1, 2007; 1.10x amortizing DSCR or 1.30x on Interest only; 80% LTV
31	Links at Madison County(f)	$3,164,180	1.25x	1.13x	NA	71.67%	1.05x, 1.10x, 1.15x, 1.20x amortizing DSCR
61	Colony Woods	$2,750,000	1.31x	1.10x	62.39%	74.35%	Eligibility prior to December 31, 2007
43	Greens on Blossom Way(f)	$1,708,691	1.27x	1.19x	NA	79.51%	1.05x, 1.10x, 1.15x, 1.20x amortizing DSCR
55	Physicians Medical Center of Baton Rouge	$2,460,000	1.17x	1.03x	72.98%	82.90%	1.15x DSCR on Interest Only; 87% Occupancy (40% Release); 1.20x amortizing DSCR; 90% Occupancy (Full Release);
76	Casa de Luna	$700,000	1.22x	1.16x	63.94%	67.52%	Eligibility prior to December 1, 2008; 1.20x amortizing DSCR based on T-12
77	Moses Multifamily Portfolio	$1,300,000	1.20x	1.08x	70.48%	78.31%	Eligibility prior to January 1, 2009; 1.15x DSCR on Interest Only; 95% Occupancy
85	33 Walt Whitman Road(g)	$468,000	1.24x	1.19x	NA	73.95%	Eligibility prior to September 1, 2008; 1.20x amortizing DSCR; 80% LTV
105	5 Enterprise Drive	$2,000,000	1.30x	1.00x	74.44%	96.67%	Eligibility prior to January 1, 2012; 1.15x amortizing DSCR
118	Park Avenue Villas	$300,000	1.19x	1.14x	76.67%	80.00%	Eligibility prior to October 31, 2009; 1.20x amortizing DSCR; 95% economic occupancy
134	Bloomington Self Storage(g)	$117,000	1.30x	1.28x	NA	53.95%	Eligibility prior to September 1, 2008; 1.20x amortizing DSCR; 80% LTV
139	Community Self Storage(f)	$682,000	1.23x	1.07x	NA	71.03%	Eligibility prior to October 1, 2008; 1.25x amortizing DSCR; 80% LTV
148	Town Center - Sugarland	$553,000	1.26x	1.11x	NA	74.18%	Eligibility prior to November 30, 2008; 1.20x amortizing DSCR
156	Noah's Ark Self Storage Hwy 281(g)	$624,000	1.28x	1.09x	NA	77.80%	Eligibility prior to October 1, 2008; 1.20x amortizing DSCR; 80% LTV
162	Indianola: North American & Parkside(f) (g)	$363,000	1.25x	1.12x	NA	73.40%	Eligibility prior to September 1, 2008; 1.20x amortizing DSCR; 75% LTV
175	Pine Haven Mobile Home Park	$250,000	1.20x	1.02x	58.30%	68.94%	Eligibility prior to October 13, 2008; 1.20x amortizing DSCR; 95% economic occupancy

(a)	‘‘Adjusted U/W DSCR as shown’’ reflects the deduction of the holdback amount from the original principal balance for purposes of the DSCR computation.

(b)	‘‘As-Is U/W DSCR’’ reflects a DSCR computation based on the original principal balance without a deduction of the holdback amount.

(c)	‘‘Adjusted U/W Cut-off Date LTV as shown’’ reflects the deduction of the holdback amount from the original principal balance for purposes of the LTV computation. 'NA' means that LTV, as shown in the prospectus supplement, was not adjusted for such Mortgage Loan.

(d)	‘‘As-Is Cut-off Date LTV’’ reflects an LTV computation based on the original principal balance without a deduction of the holdback amount.

(e)	Subject to specific conditions in related loan documents. In addition, in certain cases, the related loan documents may provide for release of a portion of the holdback amount and/or give the related borrower the multiple opportunities for determination of eligibility.

(f)	The holdback is funded by a letter of credit.

(g)	The holdback escrow includes additional amounts (not reflected in the chart) of at least 10% of the holdback amount with respect to one Mortgage Loan known as ‘‘Noah's Ark Self Storage Hwy 281’’ or 15% of the holdback amount with respect to the Mortgage Loan known as ‘‘Indianola: North American & Parkside’’ for related expenses and prepayment charges.

A-1-3

(7)

Subordinate Companion Loans

Mortgage Loan	Cut-off Date Mortgage Loan Balance	Original Subordinate Companion Loan Balance		Cut-off Date LTV Ratio for Mortgage Loan Only	Cut-of Date LTV Ratio Including Subordinate Companion Loan	DSCR for Mortgage Loan Only	DSCR Including Subordinate Companion Loan
First City Tower(a)	$93,000,000	$17,000,000	(b)	43.26%	51.16%	2.39x	2.02x
Casual Male HQ	$31,682,429	$10,750,000		55.58%	74.26%	2.02x	1.34x
Sabre Office Center	$17,200,000	$1,075,000		79.63%	84.61%	1.25x	1,12x
Summit Park Apartments	$10,000,000	$300,000		80.00%	82.40%	1.23x	1.16x
Shoppes at Savannah	$9,600,000	$600,000		76.80%	81.60%	1.36x	1.22x
777 Sunrise Highway	$4,200,000	$250,000		72.41%	76.72%	1.22x	1.10x

(a)	Calculations based on an ‘‘as-stabilized’’ appraised value, the ‘‘as is’’ Cut-off Date LTV Ratio for the Mortgage Loan only is 50.0% and 59.1% including the fully funded Subordinate Companion Loan.

(b)	The balance of the subordinate companion loan, as of the Cut-off Date, is $3,208,742 and has a maximum principal balance of $17,000,000.

(8)	For purposes of calculating Loan per Net Rentable Area SF, DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity the loan amount used for the Mortgage Loans known as ‘‘Mall of America,’’ ‘‘EZ Storage Portfolio’’ and ‘‘Fortress/Ryan's Portfolio.’’ loan is the principal balance of the Mortgage Loan included in the trust and the aggregate principal balance of the related companion loans that are pari passu in right of payments to the related Mortgage Loan included in the trust.

(9)	With respect to mortgage loans that are secured by a portfolio of properties, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR for each of the properties within such portfolio were calculated on an aggregate basis including all such properties.

(10)	With respect to each of the following mortgage loans, the ‘‘Appraised Value’’ used for purposes of calculating debt service coverage and loan-to-value ratios throughout this prospectus supplement is an ‘‘as stabilized’’ value (and the corresponding ‘‘Appraisal As-of Date’’ is also based on stabilization). Listed below are the ‘‘as is’’ values for the related mortgaged properties determined in connection with the origination of such mortgage loans.

Mortgage Loan	‘‘As Is’’ Value
Four Allen Center	$214,150,000
JQH Hotel Portfolio	$178,000,000
First City Tower	$186,000,000
Morgan Resort Portfolio	$107,520,000
JPIM Self Storage Portfolio	$118,805,000
The Park at Spanish Ridge	$29,445,000
Hawthorn Suites San Antonio	$21,000,000
Royal Riverwood Manor Apartments	$20,500,000
33 Walt Whitman Road	$14,000,000
Bloomington Self Storage	$9,920,000
Community Self-Storage	$7,050,000
Town Center-Sugarland	$5,880,000

(11)	Prepayment lockout is shown from the respective mortgage loan origination date.

(12)	With respect to one mortgage loan known as the ‘‘Northpoint Business Center’’ loan, the loan documents permit, after a lock-out period of at least two years from the closing date, the related borrower may either defease or prepay the Mortgage Loan, together with a yield maintenance charge equal to the greater of (a) 1% of the outstanding principal amount to be prepaid or (b) the amount, if any, which when added to the outstanding principal amount of the Mortgage Loan, would be sufficient to defease the Mortgage Loan.

A-1-4

(13)	With respect to the Mortgage Loan known as ‘‘EZ Storage Portfolio’’ voluntary prepayment without any requirement to pay a prepayment premium or yield maintenance charge for the first $7,500,000 of such mortgage loan.

(14)	With respect to each of the Mortgage Loans listed below, a holdback reserve has been escrowed which reserve will be released to the related borrower upon satisfaction by the borrower of leasing-related or other conditions. If such performance triggers are not met with respect to each of the Mortgage Loans listed below, the borrower may cause the amortization schedule to be recast and the holdback reserve or letter of credit to be applied to the Mortgage Loan as a partial prepayment:

•	Casa De Luna

•	Valencia Medical Building

•	Pine Haven Mobile Villas

•	Golf Mills

•	Colony Woods

(15)	With respect to one mortgage loan known as the ‘‘JPIM Self Storage Portfolio’’ loan, the ‘‘Units’’ and ‘‘Physical Occupancy at UW’’ are based on square feet, not units.

(16)	With respect to one mortgage loan known as the ‘‘Morgan Resort Portfolio’’ loan, the ‘‘Physical Occupancy at UW’’ for each Mortgaged Property is equal to the economic occupancy as determined in the related appraisal report and the occupancy date is the ‘‘as-is’’ date of the related appraisal.

A-1-5

ANNEX A-2

Certain Characteristics of the Multifamily and Manufactured Housing Mortgage Loans

A-2-1

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COMM 2006-C8

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
LOANS

                                                             % OF                   MORTGAGE    CUT-OFF            GENERAL
                                                         INITIAL POOL     # OF        LOAN        DATE             PROPERTY
 ID                PROPERTY NAME             LOAN GROUP     BALANCE    PROPERTIES  SELLER(1)    BALANCE              TYPE
---------------------------------------------------------------------------------------------------------------------------------

 13    Broward Multifamily Portfolio             2           1.70%          2         GACC    $64,800,000  Multifamily
13.1   Water's Edge                              2           0.88%          1         GACC     33,600,000  Multifamily
13.2   Southern Pointe                           2           0.82%          1         GACC     31,200,000  Multifamily
 24    Montego Bay Apartments                    2           0.99%          1         GACC     38,000,000  Multifamily
 30    North Bronx Portfolio                     2           0.92%         10         GACC     35,000,000  Multifamily
30.1   3018 Heath Avenue                         2           0.12%          1         GACC      4,725,738  Multifamily
30.2   2770-80 Kingsbridge Terrace               2           0.12%          1         GACC      4,578,059  Multifamily
30.3   1576 Taylor Avenue                        2           0.11%          1         GACC      4,135,021  Multifamily
30.4   75 West 190th Street                      2           0.10%          1         GACC      3,691,983  Multifamily
30.5   2500 University Avenue                    2           0.09%          1         GACC      3,544,304  Multifamily
30.6   2505 Aqueduct Avenue                      2           0.09%          1         GACC      3,322,785  Multifamily
30.7   2785 Sedgwick Avenue                      2           0.08%          1         GACC      3,027,426  Multifamily
30.8   3215 Holland Avenue                       2           0.07%          1         GACC      2,805,907  Multifamily
30.9   686 Rosewood Street                       2           0.07%          1         GACC      2,805,907  Multifamily
30.10  2264 Grand Avenue                         2           0.06%          1         GACC      2,362,869  Multifamily
 31    Links at Madison County                   2           0.87%          1         GECC     33,075,000  Multifamily
 35    Heron Cay MHP                             2           0.80%          1         GACC     30,675,000  Manufactured Housing
 36    Links at Mustang Creek                    2           0.73%          1         GECC     28,000,000  Multifamily
 38    Links at Stillwater                       2           0.72%          1         GECC     27,575,000  Multifamily
 39    Skylark Pointe                            2           0.71%          1         GACC     27,200,000  Multifamily
 43    Greens on Blossom Way                     2           0.68%          1         GECC     26,000,000  Multifamily
 51    Wellington Place                          2           0.61%          1         GACC     23,500,000  Multifamily
 58    Cambridge at Southern                     2           0.48%          1         GECC     18,388,000  Multifamily
 59    The Ashley at Spring Valley               2           0.46%          1         GECC     17,500,000  Multifamily
 61    Colony Woods                              2           0.45%          1         BofA     17,100,000  Multifamily
 63    University Commons - Urbana               2           0.43%          1         BofA     16,575,000  Multifamily
 67    Campus Crest - Milledgeville              2           0.43%          1         GECC     16,250,000  Multifamily
 68    University Commons - Eugene               2           0.42%          1         BofA     16,148,310  Multifamily
 72    Royal Riverwood Manor Apartments          2           0.39%          1         BofA     14,740,160  Multifamily
 73    Embarcadero Club Apartments               2           0.38%          1         GECC     14,640,000  Multifamily
 75    Arcadia Park Apartments                   2           0.36%          1         GACC     13,600,000  Multifamily
 76    Casa de Luna                              2           0.35%          1         BCRE     13,200,000  Multifamily
 77    Moses Multifamily Portfolio               2           0.34%          2         GACC     13,000,000  Multifamily
77.1   208-210 East Seventh Street               2           0.18%          1         GACC      7,048,193  Multifamily
77.2   114-116 East First Street                 2           0.16%          1         GACC      5,951,807  Multifamily
 78    Vero Palm MHP                             2           0.32%          1         GACC     12,325,000  Manufactured Housing
 83    Rio Verde MHC-IPG                         2           0.30%          1         GECC     11,479,393  Manufactured Housing
 90    The Dakota Apartments                     2           0.27%          1         GECC     10,369,259  Multifamily
 91    266 Washington Avenue                     2           0.26%          1         GACC     10,000,000  Multifamily
 93    Summit Park Apartments                    2           0.26%          1         GECC     10,000,000  Multifamily
 95    Javelina Station                          2           0.25%          1         BofA      9,700,000  Multifamily
 97    Mesa Gardens                              2           0.25%          1         BofA      9,600,000  Multifamily
 101   Lake Lucerne Towers                       2           0.24%          1         GACC      9,100,000  Multifamily
 108   Warner Palms Apartments                   2           0.23%          1         BofA      8,600,000  Multifamily
 114   41-29 46th Street                         2           0.20%          1         GACC      7,500,000  Multifamily
 115   East Wintonbury Apartments                2           0.20%          1         BCRE      7,500,000  Multifamily
 117   River Crossing                            2           0.19%          1         GACC      7,200,000  Multifamily
 118   Park Avenue Villas                        2           0.19%          1         BCRE      7,200,000  Multifamily
 123   Pines at Lanier                           2           0.17%          1         GACC      6,400,000  Multifamily
 124   Fairways Apartments                       2           0.17%          1         BCRE      6,400,000  Multifamily
 136   Planters Run Apartments                   2           0.14%          1         BCRE      5,300,000  Multifamily
 140   Parliament Bend                           2           0.13%          1         BofA      5,100,000  Multifamily
 147   Linkside Apartments                       2           0.12%          1         BCRE      4,500,000  Multifamily
 158   Terrace View Apartments                   2           0.10%          1         GECC      3,840,000  Multifamily
 159   Apache MHC                                2           0.10%          1         GECC      3,750,219  Manufactured Housing
 162   Indianola: North American & Parkside      2           0.09%          2         GECC      3,450,000  Manufactured Housing
162.1  North American                            2           0.06%          1         GECC      2,202,128  Manufactured Housing
162.2  Parkside                                  2           0.03%          1         GECC      1,247,872  Manufactured Housing
 168   Summerfield MHC                           2           0.07%          1         GECC      2,500,000  Manufactured Housing
 169   Contempo MHC                              2           0.07%          1         GECC      2,500,000  Manufactured Housing

          DETAILED
          PROPERTY
 ID         TYPE             ADDRESS                                                 CITY               COUNTY         STATE
----------------------------------------------------------------------------------------------------------------------------

 13    Conventional          Various                                                 Various            Broward        FL
13.1   Conventional          10901 NW 40th Street                                    Sunrise            Broward        FL
13.2   Conventional          8080 NW 10th Court                                      Plantation         Broward        FL
 24    Conventional          1050 Whitney Ranch Drive                                Henderson          Clark          NV
 30    Conventional          Various                                                 Bronx              Bronx          NY
30.1   Conventional          3018 Heath Avenue                                       Bronx              Bronx          NY
30.2   Conventional          2770-80 Kingsbridge Terrace                             Bronx              Bronx          NY
30.3   Conventional          1576 Taylor Avenue                                      Bronx              Bronx          NY
30.4   Conventional          75 West 190th Street                                    Bronx              Bronx          NY
30.5   Conventional          2500 University Avenue                                  Bronx              Bronx          NY
30.6   Conventional          2505 Aqueduct Avenue                                    Bronx              Bronx          NY
30.7   Conventional          2785 Sedgwick Avenue                                    Bronx              Bronx          NY
30.8   Conventional          3215 Holland Avenue                                     Bronx              Bronx          NY
30.9   Conventional          686 Rosewood Street                                     Bronx              Bronx          NY
30.10  Conventional          2264 Grand Avenue                                       Bronx              Bronx          NY
 31    Conventional          147 Links Drive                                         Canton             Madison        MS
 35    Manufactured Housing  1400 90th Avenue                                        Vero Beach         Indian River   FL
 36    Conventional          2004 S. Mustang Road                                    Yukon              Canadian       OK
 38    Conventional          4599 North Washington                                   Stillwater         Payne          OK
 39    Conventional          9150 Parkland Road                                      Parkville          Baltimore      MD
 43    Conventional          2808 South 28th Place                                   Rogers             Benton         AR
 51    Conventional          1863 Wells Road                                         Orange Park        Clay           FL
 58    Student Housing       130 Lanier Drive                                        Statesboro         Bulloch        GA
 59    Conventional          693 South Wymore Road                                   Altamonte Springs  Seminole       FL
 61    Student Housing       1301 West 24th Street                                   Lawrence           Douglas        KS
 63    Student Housing       1321 Lincoln Avenue                                     Urbana             Champaign      IL
 67    Student Housing       500 West Franklin Street                                Milledgeville      Baldwin        GA
 68    Student Housing       90 Commons Drive                                        Eugene             Lane           OR
 72    Student Housing       7767 La Riviera Drive                                   Sacramento         Sacramento     CA
 73    Conventional          2210 Sullivan Road                                      College Park       Fulton         GA
 75    Conventional          250 North Arcadia Avenue                                Tuscon             Pima           AZ
 76    Conventional          5175 North Fresno Street                                Fresno             Fresno         CA
 77    Conventional          Various                                                 New York           New York       NY
77.1   Conventional          208-210 East Seventh Street                             New York           New York       NY
77.2   Conventional          114-116 East First Street                               New York           New York       NY
 78    Manufactured Housing  1405 82nd Avenue                                        Vero Beach         Indian River   FL
 83    Manufactured Housing  1402 22ND Street NE                                     Auburn             King           WA
 90    Conventional          5101 North A Street                                     Midland            Midland        TX
 91    Conventional          266 Washington Avenue                                   Brooklyn           Kings          NY
 93    Conventional          1050 and 1120 Park Avenue                               Carrollton         Dallas         TX
 95    Student Housing       1300 West Corral Street                                 Kingsville         Kleberg        TX
 97    Conventional          800 East Bobier Drive                                   Vista              San Diego      CA
 101   Conventional          20 West Lucerne Circle                                  Orlando            Orange         FL
 108   Conventional          20200 Sherman Way                                       Winnetka           Los Angeles    CA
 114   Conventional          41-29 46th Street                                       Sunnyside          Queens         NY
 115   Conventional          10 Barry Circle                                         Bloomfield         Hartford       CT
 117   Conventional          2, 3, 6 & 7 Village Lane                                Tyngsborough       Middlesex      MA
 118   Conventional          2102 East Park Avenue                                   Tallahassee        Leon           FL
 123   Conventional          2354 Pine Cove Circle                                   Gainesville        Hall           GA
 124   Conventional          66 Eastern Street                                       New Haven          New Haven      CT
 136   Conventional          100 Golden Lane                                         Dover              Kent           DE
 140   Conventional          11838 Parliament Drive                                  San Antonio        Bexar          TX
 147   Conventional          25, 35 & 45  Flagstick Lane and 50 & 60 Linkside Drive  Magnolia           Kent           DE
 158   Conventional          231 S. 177th Place                                      Burien             King           WA
 159   Manufactured Housing  56254 Twenty-nine Palms Highway                         Yucca Valley       San Bernadino  CA
 162   Manufactured Housing  Various                                                 Indianola          Warren         IA
162.1  Manufactured Housing  58 Lincoln Avenue                                       Indianola          Warren         IA
162.2  Manufactured Housing  1602 East 2nd Avenue                                    Indianola          Warren         IA
 168   Manufactured Housing  6100 East Rancier Avenue                                Killeen            Bell           TX
 169   Manufactured Housing  1205 E. Lyons Avenue                                    Spokane            Spokane        WA

                     NET     LOAN PER NET
                  RENTABLE   RENTABLE AREA  OCCUPANCY   OCCUPANCY  ELEVATOR(S)           UTILITIES
 ID    ZIP CODE  UNITS/PADS   UNITS/PADS      RATE     AS-OF DATE   (YES/NO)           PAID BY TENANT
-----------------------------------------------------------------------------------------------------------

 13     Various      612      $105,882.35      98.49%    7/1/2006      No           Electric, Gas, Water
13.1     33351       320                       96.56%  10/27/2006      No           Electric, Gas, Water
13.2     33322       292                       98.80%    7/1/2006      No           Electric, Gas, Water
 24      89014       420        90,476.19      95.24%    9/7/2006      No          Electric, Water, Sewer
 30     Various      535        65,420.56      97.23%     Various      No                 Electric
30.1     10463        86                       98.84%  10/17/2006      No                 Electric
30.2     10463        71                       97.22%  10/13/2006      Yes                Electric
30.3     10460        71                       90.28%  10/13/2006      Yes                Electric
30.4     10468        49                      100.00%  10/13/2006      Yes                Electric
30.5     10468        57                      100.00%   10/1/2006      No                 Electric
30.6     10468        48                      100.00%   10/1/2006      Yes                Electric
30.7     10468        48                      100.00%  10/13/2006      Yes                Electric
30.8     10467        51                       96.15%  10/13/2006      No                 Electric
30.9     10467        29                       93.10%  10/13/2006      No                 Electric
30.10    10453        25                      100.00%   10/1/2006      No                 Electric
 31      39046       588        56,250.00      89.97%  10/12/2006      No          Electric, Water, Sewer
 35      32966       597        51,381.91      88.00%   10/1/2006      NAP         Electric, Water, Sewer
 36      73099       492        56,910.57      95.00%  10/13/2006      No       Electric, Gas, Water, Sewer
 38      74075       492        56,046.75      97.00%   10/9/2006      No             Electric, Water
 39      21234       336        80,952.38      92.56%  10/30/2006      No                 Electric
 43      72758       384        67,708.33      96.09%   10/9/2006      No                 Electric
 51      32073       358        65,642.46      94.00%  11/15/2006      No                 Electric
 58      30458       228        80,649.12     100.00%    9/7/2006      No          Electric, Water, Sewer
 59      32714       260        67,307.69      95.00%  10/18/2006      No                 Electric
 61      66046       372        45,967.74      98.65%    5/1/2006      No       Electric, Gas, Water, Sewer
 63      61801       252        65,773.81      90.44%   5/15/2006      No           Electric, Gas, Water
 67      31061       168        96,726.19     100.00%    7/9/2006      No
 68      97401       252        64,080.60      95.40%   9/20/2006      No              Electric, Gas
 72      95826       250        58,960.64      96.45%   12/1/2006      No       Electric, Gas, Water, Sewer
 73      30337       404        36,237.62      94.00%   9/22/2006      No          Electric, Water, Sewer
 75      85711       288        47,222.22      97.00%  10/12/2006      No          Electric, Water, Sewer
 76      93710       136        97,058.82      95.59%  10/16/2006      No              Electric, Gas
 77      10009        58       224,137.93      98.28%   10/1/2006      No              Electric, Gas
77.1     10009        28                       96.43%   10/1/2006      No              Electric, Gas
77.2     10009        30                      100.00%   10/1/2006      No              Electric, Gas
 78      32966       285        43,245.61      86.67%  10/31/2006      NAP         Electric, Water, Sewer
 83      98002       287        39,997.88     100.00%    8/1/2006      NAP             Electric, Gas
 90      79705       320        32,403.93      90.00%   7/19/2006      No          Electric, Water, Sewer
 91      11205       113        88,495.58      85.84%  10/16/2006      Yes                  Gas
 93      75006       273        36,630.04      93.77%    5/8/2006      No           Electric, Gas, Water
 95      78363       132        73,484.85      97.22%    9/8/2006      No                 Electric
 97      92084       124        77,419.35      91.13%   8/25/2006      No                 Electric
 101     32801       157        57,961.78      92.74%    8/1/2006      No                 Electric
 108     91306        98        87,755.10      98.98%  10/31/2006      Yes             Electric, Gas
 114     11104        96        78,125.00     100.00%  10/19/2006      Yes
 115     06002       111        67,567.57      91.89%  10/16/2006      No              Electric, Heat
 117     01879        96        75,000.00      90.60%   9/27/2006      No                 Electric
 118     32301       121        59,504.13      97.52%  10/25/2006      No                 Electric
 123     30504       157        40,764.33      95.00%  10/13/2006      No          Electric, Sewer, Water
 124     06513       104        61,538.46      92.31%   10/4/2006      No                 Electric
 136     19901        72        73,611.11      98.61%   10/4/2006      Yes                Electric
 140     78216       232        21,982.76      93.53%  10/18/2006      No          Electric, Water, Sewer
 147     19962        60        75,000.00     100.00%   10/4/2006      No                 Electric
 158     98148        85        45,176.47      95.29%    6/1/2006      No                 Electric
 159     92284       136        27,575.14      99.00%   7/11/2006      NAP      Electric, Water, Gas, Sewer
 162     50125       154        22,402.60      84.42%    6/5/2006      NAP      Electric, Water, Gas, Sewer
162.1    50125        94                       88.00%    6/5/2006      NAP      Electric, Water, Gas, Sewer
162.2    50125        60                       78.30%    6/5/2006      NAP      Electric, Water, Gas, Sewer
 168     76543       208        12,019.23      76.92%  10/11/2006      NAP         Electric, Water, Sewer
 169     99208       220        11,363.64      98.63%   10/1/2006      NAP             Electric, Gas

                  STUDIOS                       1 BEDROOM                      2 BEDROOM                      3 BEDROOM
       -----------------------------  -----------------------------  -----------------------------  -----------------------------
         #    AVG RENT PER     MAX      #    AVG RENT PER    MAX       #    AVG RENT PER     MAX      #    AVG RENT PER    MAX
 ID    UNITS    MO. ($)     RENT ($)  UNITS     MO. ($)    RENT ($)  UNITS     MO. ($)    RENT ($)  UNITS     MO. ($)    RENT ($)
---------------------------------------------------------------------------------------------------------------------------------

 13                                     245       1,000               332       1,166                 35       1,339
13.1                                    129         997               156       1,174                 35       1,339
13.2                                    116       1,003               176       1,159
 24                                     112         785        795    208         931         970    100       1,090      1,115
 30      40        610           610    307         671        671    128         876         876     52         969        969
30.1                                     57         621        621     24         831         831      5         850        850
30.2     12        631           631     36         670        670     11         907         907     12         917        917
30.3      2        713           713     44         667        667     24         880         880      1         469        469
30.4                                     25         664        664     16         935         935      6       1,058      1,058
30.5     10        588           588     24         667        667     13         870         870     10         823        823
30.6                                     25         717        717      5         796         796     12       1,158      1,158
30.7      1        585           585     25         671        671     21         851         851      1       1,386      1,386
30.8     10        601           601     37         702        702      3         984         984      1       1,099      1,099
30.9      5        585           585     18         682        682      6         942         942
30.10                                    16         728        728      5         862         862      4         926        926
 31                                     196         563        645    392         719         825
 35
 36                                     164         590        625    328         670         800
 38                                     164         590        640    328         670         790
 39                                     191         875        944    145         965         988
 43                                     128         553        595    256         757         845
 51                                     144         640        710    142         773         845     72         884        930
 58                                      48         695        695     72       1,018       1,018     60       1,377      1,377
 59                                     112         707        750    148         844         860
 61                                      98         466        466    273         536         536      1         750        750
 63                                      12         675        675    122         900         900
 67                                                                    12       1,000       1,000    156       1,350      1,350
                                                                      120         802         802
 68                                      24         624        624    100         824         859     22       1,153      1,274
 72                                     128         690        699    160         675         730     56         834        875
 73                                     188         585        630    139         648         690
 75                                     149         499        545     80         972       1,125     32       1,228      1,300
 76                                      24         794        855     33       1,579       3,155      7       2,235      3,551
 77                                      18       1,204      2,486     21       1,590       2,850      6       2,265      3,800
77.1                                      1       2,250      2,250     12       1,559       3,690      1       2,055      2,055
77.2                                     17       1,142      2,500
 78
 83
 90                                     152         535        574    168         651         825
 91      39        872         2,000     38         815      2,000     25         859       1,294     11       1,104      3,000
 93                                      77         546        550    180         653         675     16         787        815
 95                                                                    84         964         964
 97      24        794           825     37         854        950     63       1,068       1,164
 101                                     24         863        863    130         973         973      3       1,308      1,308
 108     21        952         1,240     77       1,001      1,548
 114     24        857         1,200     66       1,033      1,393      6       1,392       1,700
 115                                                                   79         961       1,100     32       1,062      1,100
 117      4        724           724     44         932        932     48       1,050       1,050
 118                                     90         613        615     31         688         690
 123      7        394           415    102         506        545     48         564         625
 124                                                                   69         939         950     35       1,029      1,075
 136                                     18         695        745     54         910         970
 140     72        421           421    128         479        479     32         661         661
 147                                                                   60         809         850
 158                                     36         594        625     48         725         835      1       1,100      1,100
 159
 162
162.1
162.2

 168
 169

                 4 BEDROOM
       -----------------------------
         #    AVG RENT PER     MAX
 ID    UNITS    MO. ($)     RENT ($)
------------------------------------

 13
13.1
13.2
 24
 30      8       1,032        1,032
30.1
30.2
30.3
30.4     2       1,227        1,227
30.5
30.6     6         967          967
30.7
30.8
30.9
30.10
 31
 35
 36
 38
 39
 43
 51
 58      48      1,766        1,796
 59
 61
 63     118      1,505        1,505
 67

 68     108      1,369        1,369
 72
 73
 75
 76
 77
77.1
77.2
 78
 83

 90
 91
 93
 95      48      1,581        1,584

 97
 101
 108
 114
 115

 117
 118
 123
 124

 136
 140
 147

 158
 159
 162
162.1
162.2

 168
 169

FOOTNOTES TO ANNEX A-2

1.	GACC—German American Capital Corporation; GECC—General Electric Capital Corporation; BofA—Bank of America, National Association; BCRE—Barclays Capital Real Estate Inc.

A-2-2

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

Class A-AB Planned Principal Balance

Date	Period	Balance ($)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90

A-3-1

Date	Period	Balance ($)
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107

A-3-2

ANNEX B
TERM SHEET (INCLUDING DESCRIPTION OF TOP TEN MORTGAGE LOANS)

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

                            FREE WRITING PROSPECTUS

                                 CMBS NEW ISSUE
                                  TERM SHEET

                                   ----------

                                 $3,517,157,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                 $3,822,064,017
                        (APPROXIMATE TOTAL POOL BALANCE)

                                  COMM 2006-C8

                                   ----------

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES

                      GERMAN AMERICAN CAPITAL CORPORATION
                       BARCLAYS CAPITAL REAL ESTATE INC.
                     BANK OF AMERICA, NATIONAL ASSOCIATION
                      GENERAL ELECTRIC CAPITAL CORPORATION

                             MORTGAGE LOAN SELLERS

                                   ----------

                                                                                           PRINCIPAL
             APPROX. SIZE    INITIAL PASS-        RATINGS        SUBORDINATION     WAL       WINDOW        ASSUMED FINAL
  CLASS         (FACE)        THROUGH RATE   (MOODY'S / FITCH)       LEVELS      (YRS.)      (MO.)       DISTRIBUTION DATE
--------------------------------------------------------------------------------------------------------------------------

     A-1    $   52,500,000         %              AAA/AAA            30.000%       2.99    1/07-9/11    SEPTEMBER 10, 2011
     A-2    $  501,000,000         %              AAA/AAA            30.000%       4.83    9/11-12/11    DECEMBER 10, 2011
    A-3FX   $  183,750,000         %              AAA/AAA            30.000%       6.80   10/13-12/13    DECEMBER 10, 2013
    A-AB    $   92,500,000         %              AAA/AAA            30.000%       7.23    12/11-2/16    FEBRUARY 10, 2016
     A-4    $1,115,164,000         %              AAA/AAA            30.000%       9.82    2/16-12/16    DECEMBER 10, 2016
    A-1A    $  669,280,000         %              AAA/AAA            30.000%       8.51    1/07-12/16    DECEMBER 10, 2016
     XP     $          TBD         %              AAA/AAA              N/A          N/A      N/A               N/A
     A-M    $  382,207,000         %              AAA/AAA            20.000%       9.97   12/16-12/16    DECEMBER 10, 2016
     A-J    $  305,765,000         %              AAA/AAA            12.000%       9.97   12/16-12/16    DECEMBER 10, 2016
      B     $   28,665,000         %              AA1/AA+            11.250%       9.97   12/16-12/16    DECEMBER 10, 2016
      C     $   42,999,000         %               AA2/AA            10.125%       9.97   12/16-12/16    DECEMBER 10, 2016
      D     $   38,220,000         %              AA3/AA-             9.125%       9.97   12/16-12/16    DECEMBER 10, 2016
      E     $   23,888,000         %               A1/A+              8.500%       9.97   12/16-12/16    DECEMBER 10, 2016
      F     $   28,666,000         %                A2/A              7.750%       9.97   12/16-12/16    DECEMBER 10, 2016
      G     $   52,553,000         %               A3/A-              6.375%       9.97   12/16-12/16    DECEMBER 10, 2016

DEUTSCHE BANK SECURITIES                          BANC OF AMERICA SECURITIES LLC
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

                                BARCLAYS CAPITAL
                                 Co-Lead Manager

JPMORGAN                                                          MORGAN STANLEY
Co-Manager                                                            Co-Manager
                                December 4, 2006

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

TRANSACTION FEATURES

o    Sellers:

                                        NO. OF    CUT-OFF DATE
               SELLERS                   LOANS     BALANCE ($)    % OF POOL
---------------------------------------------------------------------------
German American Capital Corporation        54    $1,838,482,777     48.10%
Barclays Capital Real Estate Inc.          38       736,898,769     19.28
Bank of America, National Association      35       679,280,679     17.77
General Electric Capital Corporation       49       567,401,793     14.85
---------------------------------------------------------------------------
TOTAL:                                    176    $3,822,064,017    100.00%
---------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $21,716,273

     o    Largest Mortgage Loan by Cut-off Date Balance: $345,000,000

     o    Five largest and ten largest loans or cross-collateralized loan groups: 25.27% and 35.86% of pool, respectively.

o    Credit Statistics:

     o    Weighted average underwritten DSCR of 1.40x

     o    Weighted average Cut-off Date LTV ratio of 71.15%; weighted average balloon LTV ratio of 67.63%

o    Property Types:

                              [PIE CHART OMITTED]

                                  Manufactured
                                    Housing
                                     5.41%

                                   Industrial
                                     4.51%

                                  Mixed Use(1)
                                     0.33%

                                      Land
                                     0.08%

                                     Retail
                                     28.38%

                                     Office
                                     21.84%

                                  Multifamily
                                     20.79%

                                     Hotel
                                     10.94%

                                  Self Storage
                                     7.72%

(1)  Consists of retail, office, industrial and self storage components.

o    Call Protection: (as applicable )

     o    99.62% of the pool (current balance) has a remaining lockout period ranging from 12 to 61 payments, then defeasance or yield maintenance.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                        2

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

OFFERED CERTIFICATES

           INITIAL CERTIFICATE
               OR NOTIONAL       SUBORDINATION        RATINGS            AVERAGE
 CLASS          BALANCE(1)           LEVELS      (MOODY'S / FITCH)   LIFE (YRS.)(2)
----------------------------------------------------------------------------------

 A-1(4)       $   52,500,000       30.000%(6)         Aaa/AAA             2.99
 A-2(4)       $  501,000,000       30.000%(6)         Aaa/AAA             4.83
A-3FX(4)      $  183,750,000       30.000%(6)         Aaa/AAA             6.80
 A-AB(4)      $   92,500,000       30.000%(6)         Aaa/AAA             7.23
 A-4(4)       $1,115,164,000       30.000%(6)         Aaa/AAA             9.82
 A-1A(4)      $  669,280,000       30.000%(6)         Aaa/AAA             8.51
  XP(7)       $          TBD         N/A              Aaa/AAA             N/A
   A-M        $  382,207,000       20.000%            Aaa/AAA             9.97
   A-J        $  305,765,000       12.000%            Aaa/AAA             9.97
    B         $   28,665,000       11.250%            Aa1/AA+             9.97
    C         $   42,999,000       10.125%             Aa2/AA             9.97
    D         $   38,220,000        9.125%            Aa3/AA-             9.97
    E         $   23,888,000        8.500%             A1/A+              9.97
    F         $   28,666,000        7.750%              A2/A              9.97
    G         $   52,553,000        6.375%             A3/A-              9.97

                               ASSUMED FINAL           INITIAL
              PRINCIPAL        DISTRIBUTION         PASS-THROUGH
 CLASS     WINDOW (MO.)(2)        DATE(2)         RATE (APPROX.)(3)
-------------------------------------------------------------------

 A-1(4)        1/07-9/11     September 10, 2011%
 A-2(4)       9/11/-12/11     December 10, 2011%
A-3FX(4)      10/13-12/13     December 10, 2013%
 A-AB(4)       12/11-2/16     February 10, 2016%
 A-4(4)        2/16-12/16     December 10, 2016%
 A-1A(4)       1/07-12/16     December 10, 2016%
  XP(7)           N/A                N/A                   %
   A-M        12/16-12/16     December 10, 2016%
   A-J        12/16-12/16     December 10, 2016%
    B         12/16-12/16     December 10, 2016%
    C         12/16-12/16     December 10, 2016%
    D         12/16-12/16     December 10, 2016%
    E         12/16-12/16     December 10, 2016%
    F         12/16-12/16     December 10, 2016%
    G         12/16-12/16     December 10, 2016%

PRIVATE CERTIFICATES(5)

              INITIAL CERTIFICATE
                  OR NOTIONAL       SUBORDINATION        RATINGS
   CLASS           BALANCE(1)           LEVELS      (MOODY'S / FITCH)
---------------------------------------------------------------------

   XS(7)         $3,822,064,017         N/A              Aaa/AAA
A-3FL(4)(8)      $   61,250,000       30.000%(6)         Aaa/AAA
     H           $   38,221,000        5.375%           Baa1/BBB+
     J           $   42,998,000        4.250%            Baa2/BBB
     K           $   42,998,000        3.125%           Baa3/BBB-
     L           $   19,110,000        2.625%            Ba1/BB+
     M           $   19,111,000        2.125%             Ba2/BB
     N           $    4,777,000        2.000%            Ba3/BB-
     O           $    9,555,000        1.750%             B1/B+
     P           $   14,333,000        1.375%             B2/NR
     Q           $    9,555,000        1.125%             B3/NR
     S           $   42,999,017        0.000%             NR/NR

                                                    ASSUMED FINAL         INITIAL
                  AVERAGE         PRINCIPAL          DISTRIBUTION      PASS-THROUGH
  CLASS       LIFE (YRS.)(2)   WINDOW (MO.)(2)         DATE(2)       RATE (APPROX.)(3)
--------------------------------------------------------------------------------------

   XS(7)           N/A              N/A                 N/A                    %
A-3FL(4)(8)       6.80          10/13-12/13      December 10, 2013%
     H            9.97          12/16-12/16      December 10, 2016%
     J            9.97          12/16-12/16      December 10, 2016%
     K           10.01           12/16-1/17       January 10, 2017%
     L           10.05           1/17-1/17        January 10, 2017%
     M           10.05           1/17-1/17        January 10, 2017%
     N           10.05           1/17-1/17        January 10, 2017%
     O           10.05           1/17-1/17        January 10, 2017%
     P           10.05           1/17-1/17        January 10, 2017%
     Q           10.05           1/17-1/17        January 10, 2017%
     S           10.78           1/17-10/17       October 10, 2017%

NOTES:

(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.

(3)  The pass-through rates applicable to the Class A-1, Class A-2, Class A-3FX,
     Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
     Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class O, Class P, Class Q and Class S Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass through rate for that class in the table above and the weighted average net mortgage pass through rate, (iii) a rate equal to the weighed average net mortgage pass through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass through rate.

(4)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates and the Class
     A-3FL Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan
     Group 1 will consist of 132 mortgage loans, representing approximately
     82.49% of the outstanding pool balance. Loan Group 2 will consist of 44 mortgage loans, representing approximately 17.51% of the outstanding pool balance. Loan Group 2 will include approximately 66.85% of all the mortgage loans secured by multifamily and manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class XS and
     Class XP Certificates and the Class A-3FL Regular Interest, interest distributions on the Class A-1, Class A-2, Class A-3FX, Class A-AB, and
     Class A-4 Certificates and the Class A-3FL Regular Interest will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3FX, Class A-AB and Class
     A-4 Certificates and the Class A-3FL Regular Interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2 and
     (ii) the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan
     Group 2 and after the certificate balance of the Class A-4 certificates has been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class
     A-M, Class A-J and Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2,
     Class A-3FX, Class A-AB, Class A-4 and Class A-1A Certificates, and the
     Class A-3FL Regular Interest, pro rata.

(5)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.

(6)  Represents the approximate subordination level for the Class A-1, Class
     A-2, Class A-3FX, Class A-3FL, Class A-AB, Class A-4 and Class A-1A
     Certificates in the aggregate.

(7)  The Class XS and Class XP Certificates will not have certificate balances.
     The interest accrual amounts on the Class XS and Class XP Certificates will be calculated based on notional balances and at pass-through rates described in the Prospectus Supplement.

(8)  The Class A-3FL Certificates will represent an undivided interest in, among other things, the rights and obligations under a Swap Agreement related to such Class of Certificates with a Swap Counterparty to be determined. The
     Swap Agreement will provide, among other things, that fixed amounts payable by the Trust Fund as interest with respect to the Class A-3FL Regular
     Interest will be exchanged for floating amounts at the applicable
     LIBOR-based rate. Under certain circumstances relating to an event of default under, or termination of, the related Swap Agreement, the
     Pass-Through Rate applicable to the Class A-3FL Certificates may convert to the fixed pass-through rate applicable to the Class A-3FL Regular Interest.
     Holders of Offered Certificates will not own any interest in, or have any rights under, the Swap Agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                        3

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

I.   ISSUE CHARACTERISTICS

ISSUE TYPE:              Public: Classes A-1, A-2, A-3FX, A-AB, A-4, A-1A, XP, A-M, A-J, B, C, D, E, F and G (the "Offered
                         Certificates").

                         Private (Rule 144A, Regulation S); Classes XS, A-3FL, H, J, K, L, M, N, O, P, Q and S.

SECURITIES OFFERED:      $3,517,157,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through
                         Certificates, consisting of 15 fixed-rate principal and interest classes and one interest-only class (Classes A-1, A-2, A-3FX, A-AB, A-4, A-1A, XP, A-M, A-J, B, C, D, E, F and G).

MORTGAGE POOL:           The Mortgage Pool consists of 176 mortgage loans with an aggregate balance as of the Cut-off Date of $3,822,064,017. The mortgage loans are secured by 427 properties located throughout 42 states and the District of Columbia.

SELLERS:                 German American Capital Corporation ("GACC"), Barclays Capital Real Estate Inc. ("BCRE"), Bank of
                         America, National Association ("BofA") and General Electric Capital Corporation ("GECC")

BOOKRUNNERS:             Deutsche Bank Securities Inc. and Banc of America Securities LLC

LEAD MANAGERS:           Deutsche Bank Securities Inc., Banc of America Securities LLC and Barclays Capital Inc.

CO-MANAGERS:             J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated

MASTER SERVICER:         Midland Loan Services, Inc., a Delaware corporation, for all of the mortgage loans other than the
                         EZ Storage Portfolio Loan, which will be serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to Banc of America Commercial Mortgage Inc.,
                         Commercial Mortgage Pass-Through Certificates, Series 2006-6.

SPECIAL SERVICER:        LNR Partners, Inc., a Florida corporation, for all of the mortgage loans except the EZ Storage
                         Portfolio Loan, which will be specially serviced by CWCapital Asset Management LLC pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial
                         Mortgage Pass-Through Certificates, Series 2006-6.

PRIMARY SERVICER:        Bank of America, National Association will act as primary servicer with respect to certain of the mortgage loans sold to the depositor by BCRE and BofA.

TRUSTEE:                 LaSalle Bank National Association

CUT-OFF DATE:            With respect to each mortgage loan, the later of December 1, 2006 and the date of origination of such mortgage loan.

EXPECTED CLOSING DATE:   On or about December 21, 2006

DETERMINATION DATE:      The earlier of: (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

DISTRIBUTION DATE:       The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in January 2007.

MINIMUM DENOMINATIONS:   (i) $10,000 with respect to the Class A-1, A-2, A-3FX, A-AB, A-4, A-M, A-J, and A-1A Certificates,
                         (ii) $25,000 with respect to the Class B, C, D, E, F and G Certificates and (iii) $1,000,000 with respect to the Class XP Certificates, and in each case in multiples of $1 thereafter.

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA/SMMEA STATUS:      Classes A-1, A-2, A-3FX, A-AB, A-4, A-1A, XP, A-M, A-J, B, C, D, E, F and G are expected to be
                         ERISA eligible. No Class of Certificates is SMMEA eligible.

RATING AGENCIES:         The Offered Certificates will be rated by Moody's Investors Service, Inc. ("Moody's") and Fitch,
                         Inc., ("Fitch").

RISK FACTORS:            THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                         SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK
                         FACTORS" SECTION OF THE PROSPECTUS.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the Securities and
Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                        4

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

II.  STRUCTURE CHARACTERISTICS

On each Distribution Date, holders of each Class of the Offered Certificates will be entitled to receive interest and principal distributions from available funds in an amount equal to that Class's interest and principal entitlement, subject to:

     (i)  payment of the respective interest entitlement for any class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, A-2,
          A-3FX, A-AB, A-4, A-1A, XS and XP Certificates and the Class A-3FL
          Regular Interest, which will have the same senior priority, and except that distributions to the Class A-M Certificates are paid prior to distributions to the Class A-J Certificates and both the Class A-M and
          Class A-J Certificates are paid after distributions to the Class A-1,
          A-2, A-3FX, A-AB, A-4, A-1A, XS and XP Certificates and the Class
          A-3FL Regular Interest), and

     (ii) if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class
          A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance; provided further that the Class A-M Certificates are paid prior to distributions to the Class A-J Certificates and both the
          Class A-M and Class A-J Certificates are paid after distributions to the Class A-1, A-2, A-3FX, A-AB, A-4 and A-1A Certificates and the
          Class A-3FL Regular Interest.

For purposes of making distributions to the Class A-1, A-2, A-3FX, A-AB, A-4 and
A-1A Certificates and the Class A-3FL Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and
Loan Group 2. Loan Group 1 will consist of 132 mortgage loans, representing approximately 82.49% of the outstanding pool balance. Loan Group 2 will consist of 44 mortgage loans, representing approximately 17.51% of the outstanding pool balance. Loan Group 2 will include approximately 66.85% of all the mortgage loans secured by multifamily and manufactured housing properties.

The Class A-1, A-2, A-3FX, A-AB and A-4 Certificates and the Class A-3FL Regular
Interest will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                        5

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

III. FULL COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                            NO. OF       AGGREGATE
                           MORTGAGE    CUT-OFF DATE      % OF
                             LOANS      BALANCE ($)      POOL
--------------------------------------------------------------
 1,347,736 -   2,999,999      11      $   23,777,070     0.62%
 3,000,000 -   3,999,999      10          34,931,719     0.91
 4,000,000 -   5,999,999      26         125,440,348     3.28
 6,000,000 -   6,999,999      12          76,246,326     1.99
 7,000,000 -   9,999,999      26         220,824,692     5.78
10,000,000 -  14,999,999      23         275,148,812     7.20
15,000,000 -  29,999,999      34         725,869,845    18.99
30,000,000 -  49,999,999      18         653,332,429    17.09
50,000,000 -  69,999,999       7         421,715,000    11.03
70,000,000 - 345,000,000       9       1,264,777,777    33.09
--------------------------------------------------------------
TOTAL                        176      $3,822,064,017   100.00%
--------------------------------------------------------------
Min: 1,347,736   Max: 345,000,000   Average: 21,716,273
--------------------------------------------------------------

STATE

                    NO. OF        AGGREGATE
                   MORTGAGED    CUT-OFF DATE      % OF
                  PROPERTIES     BALANCE ($)      POOL
-------------------------------------------------------
Texas                 28       $  505,648,753    13.23%
Minnesota             14          414,874,677    10.85
New York              41          403,361,000    10.55
California            32          347,593,388     9.09
   Southern           18          119,782,041     3.13
   Northern           14          227,811,347     5.96
Florida               23          291,617,866     7.63
Nevada                 8          160,950,000     4.21
Massachusetts         12          120,520,995     3.15
Hawaii                 3          107,789,849     2.82
New Jersey            20           98,149,000     2.57
Virginia               5           93,231,508     2.44
Other States(a)      241       $1,278,326,981    33.45
-------------------------------------------------------
TOTAL:               427        3,822,064,017   100.00%
-------------------------------------------------------

(a)  Includes 42 states and the District of Columbia.

PROPERTY TYPE

                    NO. OF        AGGREGATE
                   MORTGAGED    CUT-OFF DATE      % OF
                  PROPERTIES     BALANCE ($)      POOL
-------------------------------------------------------
Retail               170       $1,084,698,809    28.38%
   Anchored(a)        30          908,401,809    23.77
   Unanchored          9          106,932,000     2.80
   Restaurant        131           69,365,000     1.81
Office                32          834,688,753    21.84
Multifamily           63          794,604,656    20.79
Hotel                 25          418,122,033    10.94
Self Storage          81          295,204,000     7.72
Manufactured
                      30          206,586,032     5.41
 Housing
Industrial            23          172,323,263     4.51
Mixed Use              2           12,636,471     0.33
Land                   1            3,200,000     0.08
-------------------------------------------------------
TOTAL                427       $3,822,064,017   100.00%
-------------------------------------------------------

(a)  Including shadow anchored properties.

MORTGAGE RATE (%)

                   NO. OF      AGGREGATE
                  MORTGAGE    CUT-OFF DATE     % OF
                    LOANS      BALANCE ($)     POOL
-----------------------------------------------------
5.089% - 5.499%        2     $   46,422,589     1.21%
5.500% - 5.749%       36        934,396,558    24.45
5.750% - 5.999%       74      1,613,657,030    42.22
6.000% - 6.249%       40        811,262,298    21.23
6.250% - 7.000%       24        416,325,543    10.89
-----------------------------------------------------
TOTAL                176     $3,822,064,017   100.00%
-----------------------------------------------------
Min: 5.089%   Max: 7.000%   Wtd Avg: 5.899%
-----------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)

                   NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
-----------------------------------------------------
60 - 80               24     $  668,499,393    17.49%
81 - 100               3        244,620,000     6.40
101 - 120            141      2,759,002,124    72.19
121 - 132              8        149,942,500     3.92
-----------------------------------------------------
TOTAL                176     $3,822,064,017   100.00%
-----------------------------------------------------
Min: 60   Max: 132   Wtd Avg: 107
-----------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)

                   NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
-----------------------------------------------------
 57 -  84             27     $  913,119,393    23.89%
 85 - 119             70      1,271,699,939    33.27
120 - 130             79      1,637,244,685    42.84
-----------------------------------------------------
TOTAL                176     $3,822,064,017   100.00%
-----------------------------------------------------
Min: 57   Max: 130   Wtd Avg: 106
-----------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)(c)

                   NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
-----------------------------------------------------
36.44% - 50.00%        6   $  178,456,338       4.67%
50.01% - 60.00%       25      396,191,148      10.37
60.01% - 70.00%       38      686,738,587      17.97
70.01% - 75.00%       54      780,546,506      20.42
75.01% - 80.00%       46    1,447,491,438      37.87
80.01% - 83.33%        7      332,640,000       8.70
-----------------------------------------------------
TOTAL                176   $3,822,064,017     100.00%
-----------------------------------------------------
Min: 36.44%   Max: 83.33%   Wtd Avg: 71.15%
-----------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for nine mortgage loans, representing 5.11% of the outstanding pool balance as of the Cut-off Date.

(b)  In the case of three mortgage loans, representing 14.64% of the outstanding pool balance as of the Cut-off Date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loan that is included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loan included in the Trust.

(c)  In addition, in the case of six mortgage loans, representing 4.33% of the outstanding pool balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)(c)

                   NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
-----------------------------------------------------
32.29% - 40.00%        6     $   85,656,338     2.24%
40.01% - 50.00%       11        202,900,997     5.31
50.01% - 60.00%       40        659,971,096    17.27
60.01% - 70.00%       66        985,954,382    25.80
70.01% - 75.00%       31        593,235,427    15.52
75.01% - 83.33%       22      1,294,345,777    33.87
-----------------------------------------------------
TOTAL                176     $3,822,064,017   100.00%
-----------------------------------------------------
Min: 32.29%   Max: 83.33%   Wtd Avg: 67.63%
-----------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for nine mortgage loans, representing 5.11% of the outstanding pool balance as of the Cut-off Date.

(b)  In the case of three mortgage loans, representing 14.64% of the outstanding pool balance as of the Cut-off Date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

(c)  In addition, in the case of six mortgage loans, representing 4.33% of the outstanding pool balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

DEBT SERVICE COVERAGE RATIOS (X)(a)(b)(c)(d)

                   NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
-----------------------------------------------------
1.00 - 1.19           30    $  611,960,000     16.01%
1.20 - 1.29           73     1,117,029,157     29.23
1.30 - 1.39           29       923,073,444     24.15
1.40 - 1.49           13       517,661,182     13.54
1.50 - 1.74           15       186,614,087      4.88
1.75 - 1.99            8       180,400,000      4.72
2.00 - 2.49            7       220,811,148      5.78
2.50 - 2.88            1        64,515,000      1.69
-----------------------------------------------------
TOTAL                176    $3,822,064,017    100.00%
-----------------------------------------------------
Min: 1.00x   Max: 2.88x   Wtd Avg: 1.40x
-----------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for 18 mortgage loans, representing 8.46% of the outstanding pool balance as of the Cut-off Date.

(b)  In the case of three mortgage loans, representing 14.64% of the outstanding pool balance as of the Cut-off Date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loan that is included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loan included in the Trust.

(c)  In addition, in the case of six mortgage loans, representing 4.33% of the outstanding pool balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

(d)  In the case of one mortgage loan, representing 1.65% of the outstanding pool balance, the DSCR shown is 1.20x, reflecting the threshold at which a recourse guaranty from the related loan sponsor will be released.

LOANS WITH RESERVE REQUIREMENTS (a)

                   NO. OF      AGGREGATE
                  MORTGAGE    CUT-OFF DATE     % OF
                    LOANS      BALANCE ($)     POOL
----------------------------------------------------
Tax                  137     $2,477,922,632   64.83%
Replacement          129     $2,219,544,324   58.07%
Insurance            108     $1,885,674,929   49.34%
TILC(b)               45     $1,004,076,663   47.71%

(a)  Includes upfront or on-going reserves.

(b)  Based only on portion of pool secured by retail, office, industrial and mixed use.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

All numerical information concerning the mortgage loans is approximate and all weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off
Date. With respect to any mortgage loan that is part of a loan combination, calculations shown herein do not include any related subordinate loan that is outside the trust but, other than with respect to the principal balance of the mortgage loan, do include any related pari passu loan that is outside the trust.
State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match
"Total" due to rounding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the Securities and
Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                        6

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

IV.  LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE     % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
1,347,736 -- 2,999,999          9      $   18,777,070     0.60%
3,000,000 -- 3,999,999          7          23,891,500     0.76
4,000,000 -- 5,999,999         23         110,540,348     3.51
6,000,000 -- 6,999,999         10          63,446,326     2.01
7,000,000 -- 9,999,999         18         154,424,692     4.90
10,000,000 -- 14,999,999       13         151,795,000     4.81
15,000,000 -- 29,999,999       23         491,633,535    15.59
30,000,000 -- 49,999,999       14         516,582,429    16.38
50,000,000 -- 69,999,999        6         356,915,000    11.32
70,000,000 -- 345,000,000       9       1,264,777,777    40.12
---------------------------------------------------------------
TOTAL                         132      $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 1,347,736   Max: 345,000,000   Average: 23,884,725
---------------------------------------------------------------

STATE

                              NO. OF       AGGREGATE
                             MORTGAGED    CUT-OFF DATE      % OF
                            PROPERTIES     BALANCE ($)    GROUP 1
-----------------------------------------------------------------
Texas                            23      $  467,979,494    14.84%
Minnesota                        14         414,874,677    13.16
New York                         27         337,861,000    10.72
California                       27         297,703,009     9.44
   Northern                      12         199,871,187     6.34
   Southern                      15          97,831,823     3.10
Florida                          15         126,517,866     4.01
Nevada                            7         122,950,000     3.90
Massachusetts                    11         113,320,995     3.59
Hawaii                            3         107,789,849     3.42
New Jersey                       20          98,149,000     3.11
Virginia                          5          93,231,508     2.96
Other States(a)                 219         972,406,278    30.84
-----------------------------------------------------------------
TOTAL                           371      $3,152,783,677   100.00%
-----------------------------------------------------------------

(a)  Includes 41 states and the District of Columbia.

PROPERTY TYPE

                              NO. OF       AGGREGATE
                             MORTGAGED    CUT-OFF DATE     % OF
                            PROPERTIES     BALANCE ($)     POOL
-----------------------------------------------------------------
Retail                          170      $1,084,698,809    34.40%
  Anchored(a)                    30         908,401,809    28.81
  Unanchored                      9         106,932,000     3.39
  Restaurant                    131          69,365,000     2.20
Office                           32         834,688,753    26.47
Multifamily                      15         192,003,927     6.09
Hotel                            25         418,122,033    13.26
Self Storage                     81         295,204,000     9.36
Manufactured Housing             22         139,906,420     4.44
Industrial                       23         172,323,263     5.47
Mixed Use                         2          12,636,471     0.40
Land                              1           3,200,000     0.10
-----------------------------------------------------------------
TOTAL                           371      $3,152,783,677   100.00%
-----------------------------------------------------------------

(a)  Including shadow anchored properties.

MORTGAGE RATE (%)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
5.089% - 5.499%                  1     $   31,682,429     1.00%
5.500% - 5.749%                 31        837,496,558    26.56
5.750% - 5.999%                 51      1,344,286,461    42.64
6.000% - 6.249%                 28        553,542,905    17.56
6.250% - 7.000%                 21        385,775,324    12.24
---------------------------------------------------------------
TOTAL                          132     $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 5.089%   Max: 7.000%   Wtd. Average: 5.894%
---------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
60 -- 80                        16     $  507,420,000    16.09%
81 -- 100                        3        244,620,000     7.76
101 -- 120                     105      2,250,801,177    71.39
121 -- 132                       8        149,942,500     4.76
---------------------------------------------------------------
TOTAL                          132     $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 60   Max: 132   Wtd. Average: 108
---------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
57 -- 84                        19     $  752,040,000    23.85%
85 -- 119                       50        961,786,992    30.51
120 -- 130                      63      1,438,956,685    45.64
---------------------------------------------------------------
TOTAL                          132     $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 57   Max: 130   Wtd. Average: 107
---------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (a)(b)(c)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
36.44% -- 50.00%                 4     $  165,956,338     5.26%
50.01% -- 60.00%                23        379,091,148    12.02
60.01% -- 70.00%                30        596,111,247    18.91
70.01% -- 75.00%                38        521,146,506    16.53
75.01% -- 83.33%                37      1,490,478,438    47.27
---------------------------------------------------------------
TOTAL                          132     $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 36.44%   Max: 83.33%   Wtd. Average: 70.69%
---------------------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for five mortgage loans, representing 4.59% of the initial loan group 1 balance as of the Cut-off Date.

(b)  In the case of three mortgage loans, representing 17.75% of the initial loan group 1 balance as of the Cut-off Date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loan that is not included in the Trust but are pari passu in right of payment with the mortgage loan included in the Trust.

(c)  In addition, in the case of five mortgage loans, representing 4.94% of the initial loan group 1 balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)(c)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
32.29% -- 40.00%                 5     $   83,156,338     2.64%
40.01% -- 50.00%                 9        185,400,997     5.88
50.01% -- 60.00%                34        602,111,618    19.10
60.01% -- 70.00%                51        795,661,519    25.24
70.01% -- 80.00%                28      1,204,453,204    38.20
80.01% -- 83.33%                 5        282,000,000     8.94
---------------------------------------------------------------
TOTAL                          132     $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 32.29%   Max: 83.33%   Wtd. Average: 67.14%
---------------------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for five mortgage loans, representing 4.59% of the initial loan group 1 balance as of the Cut-off Date.

(b)  In the case of three mortgage loans, representing 17.75% of the initial loan group 1 balance as of the Cut-off Date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loan that is included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loan included in the Trust.

(c)  In addition, in the case of five mortgage loans, representing 4.94% of the initial loan group 1 balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

DEBT SERVICE COVERAGE RATIOS (X)(a)(b)(c)(d)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
1.00 -- 1.19                    19     $  388,660,000    12.33%
1.20 -- 1.29                    52        814,949,545    25.85
1.30 -- 1.39                    23        862,164,185    27.35
1.40 -- 1.49                    11        486,872,872    15.44
1.50 -- 1.74                    12        136,910,927     4.34
1.75 -- 1.99                     7        177,900,000     5.64
2.00 -- 2.49                     7        220,811,148     7.00
2.50 -- 2.88                     1         64,515,000     2.05
---------------------------------------------------------------
TOTAL                          132     $3,152,783,677   100.00%
---------------------------------------------------------------
Min: 1.00x   Max: 2.88x   Wtd. Average: 1.43x
---------------------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for 11 mortgage loans, representing 6.67% of the initial loan group 1 balance as of the Cut-off Date.

(b)  In the case of three mortgage loans, representing 17.75% of the initial loan group 1 balance as of the Cut-off Date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loan that is included in the Trust and the companion loans that is not included in the Trust but are pari passu in right of payment with the mortgage loan included in the Trust.

(c)  In addition, in the case of five mortgage loans, representing 4.94% of the initial loan group 1 balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

(d)  In the case of one mortgage loan, representing 2.0% of the initial loan group 1 balance, the DSCR shown is 1.20x, reflecting the threshold at when a recourse guaranty from the related loan sponsor will be released.

LOANS WITH RESERVE REQUIREMENTS(a)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)    GROUP 1
---------------------------------------------------------------
Tax                            95      $1,840,882,451   58.39%
Replacement                    94      $1,731,537,294   54.92%
Insurance                      74      $1,350,508,059   42.84%
TILC(b)                        45      $1,004,076,663   47.71%

(a)  Includes upfront or on-going reserves.

(b)  Based only on portion of pool secured by retail, office, industrial and mixed use properties.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

All numerical information concerning the mortgage loans is approximate and all weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off
Date. With respect to any mortgage loan that is part of a loan combination, calculations shown herein do not include any related subordinate loan that is outside the trust but, other than with respect to the principal balance of the mortgage loan, do include any related pari passu loan that is outside the trust.
State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match
"Total" due to rounding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                        7

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

V.   LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                             NO. OF      AGGREGATE
                            MORTGAGE    CUT-OFF DATE     % OF
                              LOANS      BALANCE ($)   GROUP 2
--------------------------------------------------------------
2,500,000 -- 2,999,999           2      $  5,000,000     0.75%
3,000,000 -- 3,999,999           3        11,040,219     1.65
4,000,000 -- 6,999,999           5        27,700,000     4.14
7,000,000 -- 9,999,999           8        66,400,000     9.92
10,000,000 -- 14,999,999        10       123,353,812    18.43
15,000,000 -- 29,999,999        11       234,236,310    35.00
30,000,000 -- 64,800,000         5       201,550,000    30.11
--------------------------------------------------------------
TOTAL                           44      $669,280,340   100.00%
--------------------------------------------------------------
Min: 2,500,000   Max: 64,800,000   Average: 15,210,917
--------------------------------------------------------------

STATE

                              NO. OF       AGGREGATE
                             MORTGAGED   CUT-OFF DATE     % OF
                            PROPERTIES    BALANCE ($)   GROUP 2
---------------------------------------------------------------
Florida                          8       $165,100,000    24.67%
New York                        14         65,500,000     9.79
Georgia                          4         55,678,000     8.32
Oklahoma                         2         55,575,000     8.30
California                       5         49,890,379     7.45
Nevada                           1         38,000,000     5.68
Texas                            5         37,669,259     5.63
Mississippi                      1         33,075,000     4.94
Maryland                         1         27,200,000     4.06
Arkansas                         1         26,000,000     3.88
Washington                       3         17,819,393     2.66
Kansas                           1         17,100,000     2.55
Illinois                         1         16,575,000     2.48
Oregon                           1         16,148,310     2.41
Connecticut                      2         13,900,000     2.08
Arizona                          1         13,600,000     2.03
Delaware                         2          9,800,000     1.46
Massachusetts                    1          7,200,000     1.08
Iowa                             2          3,450,000     0.52
---------------------------------------------------------------
TOTAL                           56       $669,280,340   100.00%
---------------------------------------------------------------

PROPERTY TYPE

                              NO. OF       AGGREGATE
                             MORTGAGED   CUT-OFF DATE     % OF
                            PROPERTIES    BALANCE ($)   GROUP 2
---------------------------------------------------------------
Multifamily                      48      $602,600,729    90.04%
Manufactured Housing              8        66,679,612     9.96
---------------------------------------------------------------
TOTAL                            56      $669,280,340   100.00%
---------------------------------------------------------------

MORTGAGE RATE (%)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
5.321% -- 5.499%                1      $ 14,740,160     2.20%
5.500% -- 5.749%                5        96,900,000    14.48
5.750% -- 5.999%               23       269,370,569    40.25
6.000% -- 6.400%               15       288,269,612    43.07
-------------------------------------------------------------
TOTAL                          44      $669,280,340   100.00%
-------------------------------------------------------------
Min: 5.321%   Max: 6.400%   Wtd Avg: 5.923%
-------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
60 -- 99                        8       161,079,393    24.07%
100 -- 120                     36       508,200,948    75.93
-------------------------------------------------------------
TOTAL                          44       669,280,340   100.00%
-------------------------------------------------------------
Min: 60   Max: 120   Wtd Avg: 106
-------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
58 -- 115                      10       192,919,553    28.82%
116 -- 120                     34       476,360,788    71.18
-------------------------------------------------------------
TOTAL                          44       669,280,340   100.00%
-------------------------------------------------------------
Min: 58   Max: 120   Wtd Avg: 104
-------------------------------------------------------------

LOANS WITH RESERVE REQUIREMENTS (a)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
Tax                            42      $637,040,180   95.18%
Replacement                    35      $488,007,030   72.92%
Insurance                      34      $535,166,870   79.96%

(a)  Includes upfront or on-going reserves.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
43.10% -- 60.00%                4      $ 29,600,000     4.42%
60.01% -- 70.00%                8        90,627,340    13.54
70.01% -- 75.00%               16       259,400,000    38.76
75.01% -- 77.50%                5        73,288,000    10.95
77.51% -- 81.33%               11       216,365,000    32.33
-------------------------------------------------------------
TOTAL                          44      $669,280,340   100.00%
-------------------------------------------------------------
Min: 43.10%   Max: 81.33%   Wtd Avg: 73.29%
-------------------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for four mortgage loans, representing 7.55% of the initial loan group 2 balance as of the Cut-off Date.

(b)  In addition, in the case of one mortgage loan, representing 1.49% of the initial loan group 2 balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated. DSCR & LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
36.53% -- 50.00%                3      $ 20,000,000     2.99%
50.01% -- 60.00%                6        57,859,478     8.65
60.01% -- 70.00%               15       190,292,863    28.43
70.01% -- 80.00%               20       401,128,000    59.93
-------------------------------------------------------------
TOTAL                          44      $669,280,340   100.00%
-------------------------------------------------------------
Min: 36.53%   Max: 80.00%   Wtd Avg: 69.90%
-------------------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for four mortgage loans, representing 7.55% of the initial loan group 2 balance as of the Cut-off Date.

(b)  In addition, in the case of 1 mortgage loan, representing 1.49% of the initial loan group 2 balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated. DSCR & LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

DEBT SERVICE COVERAGE RATIOS (X)(a)(b)

                             NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE     % OF
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
1.01 -- 1.24                   24      $393,225,219    58.75%
1.25 -- 1.34                   12       165,963,652    24.80
1.35 -- 1.49                    4        57,888,310     8.65
1.50 -- 1.74                    3        49,703,160     7.43
1.75 -- 1.86                    1         2,500,000     0.37
-------------------------------------------------------------
TOTAL                          44      $669,280,340   100.00%
-------------------------------------------------------------
Min: 1.01x   Max: 1.86x   Wtd Avg: 1.24x
-------------------------------------------------------------

(a)  Calculated on loan balances after netting out a holdback amount for seven mortgage loans, representing 16.89% of the initial loan group 2 balance as of the Cut-off Date.

(b)  In addition, in the case of 1 mortgage loan, representing 1.49% of the initial loan group 2 balance as of the Cut-off Date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated. DSCR & LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the related subordinate companion loan.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

All numerical information concerning the mortgage loans is approximate and all weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off
Date. With respect to any mortgage loan that is part of a loan combination, calculations shown herein do not include any related subordinate loan that is outside the trust but, other than with respect to the principal balance of the mortgage loan, do include any related pari passu loan that is outside the trust.
State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match
"Total" due to rounding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       8

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

VI. LARGE LOAN DESCRIPTION

                     TEN LARGEST LOANS OR CROSSED LOAN GROUP

                                         LOAN     LOAN
  NO.             PROPERTY NAME         SELLER   GROUP       CITY       STATE        PROPERTY TYPE
-----------------------------------------------------------------------------------------------------

  1.     Mall of America(1)              GACC     1      Bloomington      MN            Retail
  2.     Four Allen Center(2)            GACC     1        Houston        TX            Office
  3.     EZ Storage Portfolio(1)         BofA     1        Various     Various       Self Storage
  4.     JQH Hotel Portfolio(2)          BCRE     1        Various     Various           Hotel
  5.     Manhattan Office Portfolio      GACC     1        New York       NY            Office
  6.     First City Tower(1)             BCRE     1        Houston        TX            Office
  7.     Victoria Ward Industrial,
         Gateway & Village               BofA     1        Honolulu       HI            Retail
  8.     Sierra Vista Mall(3)            GACC     1         Clovis        CA            Retail
  9.     Morgan Resort Portfolio         BCRE     1        Various     Various   Manufactured Housing
 10.     Scottsdale 101                  GACC     1        Phoenix        AZ            Retail
-----------------------------------------------------------------------------------------------------
         TOTAL / WTD. AVG. FOR TOP 10
-----------------------------------------------------------------------------------------------------

                          % OF INITIAL      % OF
          CUT-OFF DATE      MORTGAGE     APPLICABLE                      LOAN PER              CUT-OFF
           PRINCIPAL          POOL       LOAN GROUP       UNITS/      UNIT / SF /PAD           DATE LTV
  NO.       BALANCE          BALANCE       BALANCE    SF/ROOMS/PADS        ROOM        DSCR     RATIO
-------------------------------------------------------------------------------------------------------

  1.     $  345,000,000       9.03%         10.94%        2,769,954    $     272.57    1.43x    75.50%
  2.        240,000,000       6.28           7.61%        1,228,877    $     195.30    1.30x    80.00%
  3.        150,000,000       3.92           4.76%        3,699,052    $      81.10    1.33x    82.69%
  4.        125,000,000       3.27           3.96%            1,110    $ 112,612.61    1.39x    65.21%
  5.        106,000,000       2.77           3.36%          265,809    $     398.78    1.16x    80.37%
  6.         93,000,000       2.43           2.95%        1,333,312    $      69.75    2.39x    43.26%
  7.
             88,500,000       2.32           2.81%          259,928    $     340.48    1.25x    67.30%
  8.         77,777,777       2.03           2.47%          689,601    $     191.89    1.37x    76.11%
  9.         75,500,000       1.98           2.39%            4,856    $  15,547.78    1.25x    66.17%
 10.         70,000,000       1.83           2.22%          581,486    $     120.38    1.84x    58.82%
-------------------------------------------------------------------------------------------------------
         $1,370,777,777      35.86%                                                    1.43x    72.63%
-------------------------------------------------------------------------------------------------------

(1)  Loan per SF, DSCR and Cut-off Date LTV Ratios are calculated inclusive of their respective pari passu companion loans.

(2)  Cut-off Date LTV Ratio is based on an "as-stabilized" appraised value.

(3)  DSCR and Cut-off Date LTV Ratios are calculated net of a holdback reserve.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       9

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                          AMORTIZATION CHARACTERISTICS

                                                                     % OF
                                      NUMBER OF      AGGREGATE      INITIAL     % OF      % OF
                                       MORTGAGE    CUT-OFF DATE       POOL    GROUP 1   GROUP 2
          AMORTIZATION TYPE             LOANS        BALANCE        BALANCE   BALANCE   BALANCE
-----------------------------------------------------------------------------------------------

Interest Only Loans                       39      $1,823,815,674     47.72%    46.97%    51.24%
Partial Interest Only Balloon Loans       99       1,696,015,000     44.37     44.56     43.48
   12 month IO Loans                       8         320,500,000      8.39      9.75      1.97
   24 month IO Loans                      29         495,112,000     12.95     11.37     20.39
   30 month IO Loans                       1          15,600,000      0.41      0.49      0.00
   36 month IO Loans                      22         291,681,500      7.63      8.03      5.75
   37 month IO Loans                       1           6,000,000      0.16      0.19      0.00
   48 month IO Loans                       8          97,180,000      2.54      2.16      4.35
   60 month IO Loans                      22         307,061,500      8.03      8.34      6.58
   61 month IO Loans                       5          96,980,000      2.54      3.08      0.00
   72 month IO Loans                       2          29,700,000      0.78      0.00      4.44
   84 month IO Loans                       1          36,200,000      0.95      1.15      0.00
Balloon Loans                             37         299,233,343      7.83      8.37      5.27
Interest Only ARD Loans                    1           3,000,000      0.08      0.10      0.00
-----------------------------------------------------------------------------------------------
TOTAL:                                   176      $3,822,064,017    100.00%   100.00%   100.00%
-----------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       10

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                                  5 YEAR LOANS

                                                                                              % OF
                                    MORTGAGE                                    CUT-OFF     INITIAL
                                      LOAN                                        DATE        POOL    LOAN
          MORTGAGE LOAN              SELLER    STATE       PROPERTY TYPE        BALANCE     BALANCE  GROUP
----------------------------------------------------------------------------------------------------------

Victoria Ward Industrial, Gateway
   & Village                       BofA          HI           Retail         $ 88,500,000     2.32%     1
Morgan Resort Portfolio            BCRE       Various  Manufactured Housing    75,500,000     1.98      1
JPIM Self Storage Portfolio(1)     BCRE       Various      Self Storage        66,400,000     1.74      1
2 West 46th Street                 GACC          NY           Office           46,000,000     1.20      1
Wild Acres, Indian Creek and
   Wagon Wheel Resorts             BCRE       Various  Manufactured Housing    36,350,000     0.95      1
Lakewood Industrial                GACC          NJ         Industrial         36,000,000     0.94      1
Fort Collins Marriott Portfolio    BCRE          CO            Hotel           32,500,000     0.85      1
Carlson Radisson Lord Baltimore    BCRE          MD            Hotel           27,000,000     0.71      1
CityPlace II                       GACC          CT           Office           25,000,000     0.65      1
Lake Laurie and Lake George
   Resorts                         BCRE       Various  Manufactured Housing    16,300,000     0.43      1
Hawthorn Suites San Antonio
   Riverwalk                       GECC          TX            Hotel           16,300,000     0.43      1
290 Madison Avenue                 GACC          NY           Office           11,000,000     0.29      1
Marrietta Plaza                    BCRE          GA           Retail           10,520,000     0.28      1
Garden Grove Shopping Center       GACC          CA           Retail            7,900,000     0.21      1
Radisson Dallas North              BCRE          TX            Hotel            7,000,000     0.18      1
Lake Shore and Willow Club
   Estates                         GECC          IN    Manufactured Housing     5,150,000     0.13      1
----------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:                                                               $507,420,000    13.28%
----------------------------------------------------------------------------------------------------------

                                               LOAN BALANCE                             REMAINING   REMAINING
                                      % OF       PER TOTAL                  CUT-OFF  INTEREST ONLY   TERM TO
                                   APPLICABLE  SF/UNIT/PAD/  UNDERWRITTEN  DATE LTV      PERIOD     MATURITY
          MORTGAGE LOAN            LOAN GROUP       KEY          DSCR        RATIO      (MONTHS)    (MONTHS)
-------------------------------------------------------------------------------------------------------------

Victoria Ward Industrial, Gateway
   & Village                          2.81%     $    340.48      1.25x       67.30%       58           58
Morgan Resort Portfolio               2.39%     $ 15,547.78      1.25x       69.25%        9           57
JPIM Self Storage Portfolio(1)        2.11%     $     77.44      2.03x       55.20%       57           57
2 West 46th Street                    1.46%     $    398.54      1.11x       80.99%       60           60
Wild Acres, Indian Creek and
   Wagon Wheel Resorts                1.15%     $ 25,670.90      1.25x       71.53%       22           58
Lakewood Industrial                   1.14%     $     77.63      1.03x       80.90%       36           60
Fort Collins Marriott Portfolio       1.03%     $ 71,428.57      1.43x       67.15%       10           58
Carlson Radisson Lord Baltimore       0.86%     $ 61,503.42      1.97x       58.43%       12           60
CityPlace II                          0.79%     $     85.61      1.18x       79.62%       60           60
Lake Laurie and Lake George
   Resorts                            0.52%     $ 16,598.78      1.24x       70.53%       22           58
Hawthorn Suites San Antonio
   Riverwalk                          0.52%     $109,395.97      1.46x       67.92%       21           57
290 Madison Avenue                    0.35%     $    288.52      1.02x       75.86%       60           60
Marrietta Plaza                       0.33%     $     50.86      1.21x       80.00%       24           60
Garden Grove Shopping Center          0.25%     $    213.05      1.27x       69.00%       59           59
Radisson Dallas North                 0.22%     $ 23,648.65      1.91x       56.00%       12           60
Lake Shore and Willow Club
   Estates                            0.16%     $ 18,070.18      1.30x       71.53%       24           60
-------------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:                                                   1.38x       69.13%
-------------------------------------------------------------------------------------------------------------

(1)  Cut-off Date LTV Ratio is based on an "as-stabilized" appraised value.

                                  7 YEAR LOANS

                                                                                       % OF
                                MORTGAGE                                             INITIAL
                                  LOAN                                 CUT-OFF DATE    POOL    LOAN
         MORTGAGE LOAN           SELLER   STATE    PROPERTY TYPE          BALANCE    BALANCE  GROUP
---------------------------------------------------------------------------------------------------

Four Allen Center(1)              GACC      TX          Office         $240,000,000   6.28%     1
PETsMART Store                    BofA      MD          Retail            3,000,000   0.08      1
Pine Haven Mobile Home Park(2)    BCRE      FL   Manufactured Housing     1,620,000   0.04      1
---------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:                                                         $244,620,000   6.40%
---------------------------------------------------------------------------------------------------

                                            LOAN BALANCE                            REMAINING    REMAINING
                                   % OF       PER TOTAL                  CUT-OFF  INTEREST ONLY   TERM TO
                                APPLICABLE  SF/UNIT/PAD/  UNDERWRITTEN  DATE LTV      PERIOD     MATURITY
         MORTGAGE LOAN          LOAN GROUP       KEY          DSCR        RATIO      (MONTHS)    (MONTHS)
----------------------------------------------------------------------------------------------------------

Four Allen Center(1)               7.61%     $   195.30       1.30x      80.00%        82            82
PETsMART Store                     0.10%     $   114.64       2.04x      52.63%        83            83
Pine Haven Mobile Home Park(2)     0.05%     $21,891.89       1.20x      58.30%         0            84
----------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG:                                                1.31x      79.52%
----------------------------------------------------------------------------------------------------------

(1)  Cut-off Date LTV Ratio is based on an "as-stabilized" appraised value.

(2)  DSCR and Cut-off Date LTV Ratios are calculated net of a holdback reserve.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       11

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                           PARI PASSU COMPANION LOANS

                                   ORIGINAL BALANCE
 NO.         PROPERTY NAME          OF THE A-NOTES      TRANSACTION
--------------------------------------------------------------------

  1         Mall of America          $345,000,000      COMM 2006-C8
                                     $205,000,000           TBD
                                     $205,000,000           TBD
  3       EZ Storage Portfolio       $150,000,000       BACM 2006-6
                                     $150,000,000      COMM 2006-C8
 13    Fortress/Ryan's Portfolio     $ 64,515,000      COMM 2006-C8
                                     $ 61,985,000     COBALT 2006-C1

 NO.            LEAD MASTER SERVICER               LEAD SPECIAL SERVICER
-----------------------------------------------------------------------------

  1         Midland Loan Services, Inc.              LNR Partners, Inc.
  3    Bank of America, National Association   CWCapital Asset Management LLC
 13         Midland Loan Services, Inc.              LNR Partners, Inc.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       12

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       13

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

                                    [GRAPHIC]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       14

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                           GACC
LOAN PURPOSE:                          Refinance
ORIGINAL BALANCE:(1)                   $345,000,000
CUT-OFF DATE TMA BALANCE:(1)           $345,000,000
% BY INITIAL UPB:                      9.03%
INTEREST RATE:                         5.7990%
PAYMENT DATE:                          1st of each month
FIRST PAYMENT DATE:                    January 1, 2007
MATURITY DATE:                         December 1, 2016
AMORTIZATION:                          Interest Only
CALL PROTECTION:                       Lockout for 24 months from securitization
                                       date, then defeasance is permitted. On
                                       and after October 1, 2016, prepayment is
                                       permitted without penalty.
SPONSOR:                               Triple Five National Development
                                       Corporation
BORROWERS:                             MOAC Mall Holdings LLC and MOA
                                       Entertainment Company LLC
PARI PASSU DEBT:(1)                    $410,000,000
ADDITIONAL FINANCING:                  None
LOCKBOX:                               Hard
INITIAL RESERVES:                      Environmental and Engineering: $25,000
MONTHLY RESERVES:(2)                   Springing
--------------------------------------------------------------------------------

(1)  The original Trust Mortgage Asset ("TMA") amount of $345,000,000 represents the A-1 Note ("A-1 Note") from a first mortgage loan with an aggregate original principal balance of $755,000,000. The first mortgage loan consists of the A-1 Note and two pari passu notes with a combined principal balance of $410,000,000. The pari passu notes are not included in the
     Trust. It is anticipated that the pari passu notes will be contributed to one or more future securitizations.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE / SQ. FT.:   $272.57
BALLOON BALANCE / SQ. FT.:             $272.57
CUT-OFF DATE LTV:                      75.50%
BALLOON LTV:                           75.50%
UNDERWRITTEN DSCR:                     1.43x
--------------------------------------------------------------------------------

(1)  Calculation based upon the combined balances of the A-1 Note and the pari passu notes.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:              Single Asset
PROPERTY TYPE:                         Retail / Anchored (Super
                                       Regional Mall)
COLLATERAL:                            Fee Simple
LOCATION:                              Bloomington, Minnesota
YEAR BUILT / RENOVATED:                1992 / 2005
COLLATERAL SQ. FT.:                    2,769,954
TOTAL SQ. FT.:                         2,769,954
PROPERTY MANAGEMENT:(1)                Simon MOA Management Company, Inc.
UNDERWRITTEN OCCUPANCY AS OF
   NOVEMBER 2, 2006                    94.00%
UNDERWRITTEN NET OPERATING INCOME:     $65,918,997
UNDERWRITTEN NET CASH FLOW:            $63,308,844
APPRAISED VALUE:                       $1,000,000,000
APPRAISAL DATE:                        September 12, 2006
--------------------------------------------------------------------------------

(1)  Triple Five, an affiliate of the borrower, is expected to replace Simon MOA
     Management Company Inc. as property manager in the first quarter of 2007.
     See "Property Management" herein.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       15

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

                                 ANCHOR TENANTS

                               % OF TOTAL       LEASE     ANCHOR      RATINGS
      TENANTS       SQ. FT.   MALL SQ. FT.   EXPIRATION    OWNED     (S/M/F)(1)     2005 SALES
----------------------------------------------------------------------------------------------

Macy's              276,581       10.0%        8/1/2015     No     BBB/Baa1/BBB+   $34,551,000
Bloomingdale's(2)   218,887        7.9        8/31/2012     No     BBB/Baa1/BBB+   $23,343,000
Nordstrom           210,664        7.6         8/6/2022     No       A/Baa1/A-     $90,342,000
Sears               177,904        6.4        8/31/2022     No      BB+/Ba1/BB         NAV
----------------------------------------------------------------------------------------------
TOTAL:              884,036       31.9%
----------------------------------------------------------------------------------------------

(1)  Credit Ratings are for the parent company whether it guarantees the lease or not.

(2)  Under the Mall of America Loan documents, the borrower has the right to redevelop the premises currently occupied by Bloomingdale's. See
     "Significant Tenants" herein.

                              MAJOR IN-LINE TENANTS

                                    % OF TOTAL       LEASE     BASE RENT /        2005           RATINGS
         TENANT          SQ. FT.   MALL SQ. FT.   EXPIRATION     SQ. FT.     SALES / SQ. FT     (S/M/F)(1)
------------------------------------------------------------------------------------------------------------

Sports Authority          73,714        2.7%       1/31/2008          --       $     98.03      Not Rated
AMC Theatres(2)           62,389        2.3        8/31/2012          --       $266,214.29      Not Rated
Underwaterworld at MOA    45,209        1.6        1/31/2021          --       $    127.08      Not Rated
Old Navy                  43,851        1.6        1/31/2012       15.04       $    307.91    BBB-/Baa3/BBB-
Barnes & Noble            41,000        1.5        4/30/2014        9.88       $    158.05      Not Rated
Nordstrom Rack            40,725        1.5        5/31/2008       24.28       $    415.86      A/Baa1/A-
Marshalls                 32,120        1.2        1/31/2008       15.50       $    325.65        A/A3/-
DSW Shoe Warehouse        30,132        1.1        1/31/2008       15.50       $    310.90      Not Rated
H & M(3)                  25,816        0.9        1/31/2018       25.00                --      Not Rated
The Gap                   22,440        0.8       12/31/2010       23.50       $    428.70    BBB-/Baa3/BBB-
------------------------------------------------------------------------------------------------------------
TOTAL:                   417,396       15.1%
------------------------------------------------------------------------------------------------------------

(1)  Credit Ratings are of the parent company whether it guarantees the lease or not.

(2)  AMC Theatres pays 10% of gross revenue sales to MOAC Mall Holdings LLC.
     Sales are derived per screen (14 screens).

(3)  H&M opened July 1, 2005. Historical 2005 sales data is unavailable.

                     IN-LINE TENANTS SUMMARY INFORMATION(1)

             2005 SALES PSF (WA)              OCC. COST AS % OF SALES (WA)
--------------------------------------------------------------------------------
                   $594                                  16.5%

(1)  These in-line tenants represent all tenants occupying less than 10,000 sq.
     ft.

                              ROLLOVER SCHEDULE(1)

             NUMBER OF
  YEAR OF      LEASES     EXPIRING       % OF          CUMULATIVE
EXPIRATION    EXPIRING     SQ.FT.    TOTAL SQ. FT.   TOTAL SQ. FT.
------------------------------------------------------------------

    MTM         13          18,548         0.7%           18,548
   2007         17          57,309         2.1            75,857
   2008         35         291,708        10.5           367,565
   2009         24          53,921         1.9           421,486
   2010         23          91,869         3.3           513,355
   2011         23          85,723         3.1           599,078
   2012         25         381,006        13.8           980,084
   2013         61         182,138         6.6         1,162,222
   2014         31         153,943         5.6         1,316,165
   2015         32         401,113        14.5         1,717,278
   2016         29          94,675         3.4         1,811,953
  Beyond        13         791,597        28.6         2,603,550
  Vacant        --         166,404         6.0         2,769,954
------------------------------------------------------------------
  TOTAL:       326       2,769,954       100.0%
------------------------------------------------------------------

                                                                 CUMULATIVE %
                                                     % OF           OF UW
  YEAR OF      CUMULATIVE %          UW            UW BASE        BASE RENT
EXPIRATION   OF TOTAL SQ. FT.   BASE RENT(2)   RENT ROLLING(2)    ROLLING(2)
-----------------------------------------------------------------------------

    MTM              0.7%       $ 1,243,652           2.5%            2.5%
   2007              2.7          1,503,603           3.0             5.5%
   2008             13.3          5,406,542          10.9            16.4%
   2009             15.2          2,640,917           5.3            21.7%
   2010             18.5          3,177,843           6.4            28.1%
   2011             21.6          3,650,056           7.4            35.5%
   2012             35.4          4,537,355           9.1            44.6%
   2013             42.0          9,189,305          18.5            63.1%
   2014             47.5          5,715,883          11.5            74.7%
   2015             62.0          5,262,329          10.6            85.3%
   2016             65.4          4,112,491           8.3            93.5%
  Beyond            94.0          3,203,760           6.5           100.0%
  Vacant           100.0                 --           --
-----------------------------------------------------------------------------
  TOTAL:           100.0%       $49,643,736        100.0%
-----------------------------------------------------------------------------

(1)  The information in this schedule is based on the assumption that no tenant exercises an early termination option.

(2)  Excludes vacant underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       16

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

THE MALL OF AMERICA LOAN

THE LOAN. The Mall of America Loan is a $345.0 million 10-year interest only fixed rate loan secured by a first mortgage on the borrower's fee simple interest in an approximately 2.8 million sq. ft. retail space and amusement complex located in Bloomington, Minnesota, which is in the Minneapolis-St. Paul
MSA. The $345.0 million loan is part of a $755.0 million whole loan which consists of the $345.0 million A-1 Note and $410.0 million of pari passu indebtedness anticipated to be securitized in one or more future securitizations. The Mall of America Loan proceeds were used to refinance existing debt on the Mall of America property and to buy out the Previous
Partners (as defined below) to provide the Mall of America Loan sponsor, Triple
Five National Development Corporation ("Triple Five"), with 100% ownership of the fee interest in the Mall of America property. The Mall of America Loan matures on December 1, 2016.

THE BORROWERS. The borrowers are MOAC Mall Holdings LLC and MOA Entertainment
Company LLC (together, the "borrowers") each of which are single-purpose, bankruptcy-remote entities with independent directors, for which non-consolidation opinions were obtained at closing.

Prior to the Mall of America Loan closing, the ownership of the Mall of America borrowers was divided between three entities: Triple Five, Teachers Insurance and Annuity Association ("TIAA"), and Simon Property Group ("Simon," and
together with TIAA, the "Previous Partners"). For several years there has been outstanding litigation among the Previous Partners and Triple Five. In connection with the buyout and at closing, Triple Five and the Previous Partners entered into a global settlement which released all outstanding litigation associated with the ownership interests in the Mall of America property and the
Previous Partners. A significant portion of the loan proceeds went towards the buyout of the Previous Partners' interest in the Mall of America property with the buyout valuation for the property predicated on a $1 billion value.

THE SPONSOR. The borrowers are sponsored by Triple Five, an entity owned by the
Ghermezian family of Canada. Triple Five has developed numerous commercial, industrial and residential projects throughout the United States and Canada. The company has developed various real estate projects in California, Washington,
Colorado, Minnesota, Arizona, Nevada, New York and Florida. In addition to this property, Triple Five developed and owns the West Edmonton Mall in Edmonton,
Canada (approximately 5.2 million sq. ft.), the largest retail, hospitality and entertainment complex in the world. Triple Five is a repeat sponsor of a
Deutsche Bank borrower. Based on the appraised value of $1.0 billion, Triple
Five has $245.0 million of implied equity in the Mall of America property
(24.5%).

THE PROPERTY. The Mall of America property is an approximately 2.8 million sq.
ft. retail and amusement complex, located 10 miles south of Minneapolis,
Minnesota, and approximately 1.5 miles from the Minneapolis/St. Paul
International Airport. The Mall of America property opened in August 1992 and was last renovated in 2005.

The retail component of the Mall of America property contains approximately 2.5 million of net rentable area which consists of approximately 322 in-line retail shops and is anchored by 4 department stores, Macy's, Bloomingdale's, Nordstrom, and Sears, all of which are collateral for the Mall of America Loan.

The Mall of America property is configured as a rectangle, with one of the four anchors in each corner. In the center is the seven-acre (292,060 sq. ft.)
amusement center with 28 rides (including a 74-foot high ferris wheel) known as
"The Park at MOA" (also collateral for the Mall of America Loan), which is surrounded by four, three-level retail "avenues" and a fourth floor
"entertainment district."

Each of the four corridors or "avenues" between the anchors are distinguished by a theme and color scheme which makes it easier for shoppers to navigate the mall. The Mall of America property also includes Underwater World (a 1.2 million gallon walk-through aquarium) and a LEGO Imagination Center (an interactive play center for children). Additional attractions include, among other things, 20 full-service restaurants, 36 specialty food stores, 30 fast food restaurants, 8 nightclubs, a 14-screen movie theater, as well as three food courts. Overall, these specialized retail spaces and amenities provide synergy with the Park at MOA to create a unique entertainment component to the
Mall of America property. Attached to the Mall of America property are two parking structures that offer a total of 12,550 enclosed parking spaces. In addition, there are 1,282 open air and underground parking spaces surrounding the Mall of America property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       17

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS. The Mall of America property is currently 94.00% occupied by 326 tenants and has a stable operating performance as evidenced by a high occupancy level and strong in-line sales of $594 per sq. ft. (weighted average of mall stores under 10,000 sq. ft.).

THE FOUR ANCHOR TENANTS ARE:

MACY'S (NYSE: FD) (276,581 sq. ft., 10.0% of NRA, parent rated BBB/Baa1/BBB+ by
S/M/F) is a department store chain operated by Federated Department Stores
("Federated"). Federated operates 825 Macy's stores in 45 states, Washington,
D.C., Puerto Rico and Guam as well as the Bloomingdale's chain with 36 stores in
12 states. Federated was founded in 1820 and is based in Cincinnati, Ohio. In
August 2005, Federated acquired The May Department Stores Company in a transaction valued at approximately $11.0 billion plus approximately $6.0 billion in assumed debt. At the Mall of America property, Macy's reported $125 in sales per sq. ft. in 2005 and occupancy costs of 2.3%. Macy's operates under a twenty-five year lease expiring August 1, 2015.

BLOOMINGDALE'S (NYSE: FD) (218,887 sq. ft., 7.9% of NRA, parent rated
BBB/Baa1/BBB+ by S/M/F) is a department store chain owned by Federated.
Bloomingdale's reported 2005 sales of $107 per sq. ft. and occupancy cost of
2.7%. Bloomingdale's has a twenty-three year lease expiring August 31, 2012.
Under the Mall of America Loan documents the borrower may pursue the redevelopment of the premises currently occupied by Bloomingdale's.

NORDSTROM, INC. (NYSE: JWN) ("Nordstrom") (210,664 sq. ft., 7.6% of NRA, rated
A/Baa1/A- by S/M/F) operates primarily as a fashion specialty retailer in the
United States. Nordstrom, through Nordstrom, Nordstrom Rack, Last Chance and
Faconnable retail stores, sells apparel, shoes, cosmetics, and accessories. As of November 16, 2006, the company operated 99 Nordstrom stores, 50 Nordstrom
Racks and 5 Faconnable boutiques in the United States and 35 Faconnable boutiques in Europe. Nordstrom was founded in 1901 and is based in Seattle,
Washington. At the Mall of America property, Nordstrom reported 2005 sales of
$429 per sq. ft. and an occupancy cost of 1.9%. Nordstrom operates under a lease expiring August 6, 2022.

SEARS (NASDAQ: SHLD) (177,904 sq. ft., 6.4% of NRA, parent rated BB+/Ba1/BB by
S/M/F) operates as a retailer in the United States and Canada. Sears and its wholly owned subsidiary Kmart, offer an array of household, recreational and apparel products. As of May 2006, the company operated 3,900 full-line and specialty retail stores in the United States and Canada. At the Mall of America
property, Sears, which is not required to report earnings, operates under a thirty-one year lease expiring August 31, 2022.

THE MARKET. The Mall of America property is located in Hennepin County within the Minneapolis-St. Paul MSA. As of 2005, the Minneapolis-St. Paul MSA had a
population of approximately 3,138,324 and Hennepin County had a population of
1,128,667. For the same period, the average household income was $79,143 and
$70,983 for Hennepin County and Minneapolis-St. Paul MSA, respectively. Within a three, seven and ten mile radius of the Mall of America property the population in 2005 was 51,207, 454,035 and 973,825 respectively and average household income was $60,467, $78,214 and $74,009, respectively.

According to the third quarter of 2006 Grubb & Ellis Report, the Minneapolis market contains approximately 15.0 million sq. ft. of super regional retail space and has a market vacancy of 1.8%. The Mall of America property is located in the East Hennepin County/Minneapolis submarket which contains approximately
9.7 million sq. ft in 86 properties. According to the Cushman & Wakefield survey, the regional mall properties viewed as being competitive with the Mall of America property show rent levels that range from $18.00-$44.00 per sq. ft.
per year for in-line shops. At the Mall of America property, rental rates currently range from approximately $37.00-$40.00 per sq. ft. for in-line tenants
(excluding major anchors and food court).

The Mall of America property is the nation's largest retail and entertainment complex. There are more than 35 hotels located within an 8-mile radius of the property. The 11.6 mile Hiawatha Corridor Light Rail Transit links three of the region's most popular destinations: Downtown Minneapolis, Minneapolis-St. Paul
International Airport and the Mall of America property. The Mall of America property's unique tenant mix and sheer size lends it to having the power to draw tourists from multiple states.

Key facts about the Mall of America property: (i) the total store front footage is approximately 4.3 miles; (ii) walking distance around one level of Mall of
America property is 0.6 miles; (iii) the Mall of America property contributes more than $1.7 billion in

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       18

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

revenue annually to the state of Minnesota; (iv) the Mall of America property employs 11,000 people year-round and 13,000 during summers and holidays; (v) it is one of the top producing regional malls in the country as measured by its
2005 total sales of $705 million; and (vi) it is the largest super regional mall with the highest customer draw in the United States with more than 40 million visitors annually.

The Mall of America property has a stable operating performance as evidenced by a high occupancy level of 94.00% and strong 2005 in-line sales of $594 per square foot (for all tenants under 10,000 sq. ft.).

The following chart indicates the competitive set:

                                 COMPETITIVE SET

                                        DISTANCE FROM
         COMPETITOR          SQ. FT.        MALL                            ANCHORS
------------------------------------------------------------------------------------------------------

Southdale Shopping Center   1,240,888   5.0 miles       Dayton's, JC Penney, Mervyn's, Marshall's
Burnsville Center           1,078,855   19.0 miles      Dayton's, JC Penney, Mervyn's, Sears
Rosedale Shopping Center    1,138,884   8.5 miles       Dayton's, JC Penney, Mervyn's, Montgomery Ward
Ridgedale Center            1,157,764   13.5 miles      Dayton's, JC Penney, Mervyn's, Montgomery Ward

PROPERTY MANAGEMENT. Simon MOA Management Company, Inc., is currently the property manager at the Mall of America property. Triple Five is expected to replace Simon MOA Management Company, Inc. in the first quarter of 2007 as property manager.

LOCKBOX/CASH MANAGEMENT. The Mall of America Loan has been structured with a hard lockbox. Cash management becomes effective upon the occurrence of a
"Trigger Event" which is triggered by an Event of Default (as defined in the
Mall of America Loan documents) or if the DSCR is less than 1.10x for two consecutive quarters.

RESERVES. Upon the occurrence and continuation of a Trigger Event, the borrower is required to deposit monthly reserves for: (i) taxes, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay taxes and assessments, (ii) insurance, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay the insurance premiums, (iii)
capital expenditures, in the amount of 1/12 of the amount the lender reasonably estimates will be necessary and (iv) tenant improvement and leasing commissions, in the amount of $30,000.

PARTIAL RELEASE. The Mall of America Loan documents permit the free release of certain identified vacant out-parcels, provided certain conditions specified in the Mall of America Loan documents are satisfied. In addition, in lieu of a release of the vacant out-parcels, the borrower is permitted to lease such parcels pursuant to a ground lease.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       19

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $345,000,000
8100 24th Avenue South        COLLATERAL TERM SHEET        DSCR:    1.43x
Bloomington, MN 55425            MALL OF AMERICA           LTV:     75.50%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       20

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $240,000,000
1400 Smith Street             COLLATERAL TERM SHEET        DSCR:    1.30x
Houston, TX 77002               FOUR ALLEN CENTER          LTV:     80.00%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       21

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $240,000,000
1400 Smith Street             COLLATERAL TERM SHEET        DSCR:    1.30x
Houston, TX 77002               FOUR ALLEN CENTER          LTV:     80.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                             GACC
LOAN PURPOSE:                            Acquisition
ORIGINAL BALANCE:                        $240,000,000
CUT-OFF DATE BALANCE:                    $240,000,000
% BY INITIAL UPB:                        6.28%
INTEREST RATE:                           5.7700%
PAYMENT DATE:                            1st of each month
FIRST PAYMENT DATE:                      November 1, 2006
MATURITY DATE:                           October 1, 2013
AMORTIZATION:                            Interest Only
CALL PROTECTION:                         Lockout for 24 months from the
                                         securitization date, then defeasance
                                         is permitted. On and after
                                         July 1, 2013, prepayment is permitted
                                         without premium penalty.
SPONSOR:                                 Brookfield Financial Properties, L.P.
BORROWER:                                Four Allen Center Co. LLC.
LOCKBOX:                                 Hard
INITIAL RESERVES:(1)                     TI/LC:               $73,095,326
                                         Free Rent:           $24,832,941
                                         Additional Rent:     $14,263,064
MONTHLY RESERVES:(1)                     Tax:                  Springing
                                         Insurance:            Springing
                                         TI/LC:                Springing
                                         Replacement:          Springing
                                         Operating Expense:    Springing
--------------------------------------------------------------------------------

(1)  Monthly reserves are required only during a Lockbox Period. See "Reserves"
     herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE / SQ. FT.:     $195.30
CUT-OFF DATE BALANCE / SQ. FT. (NET OF
   RESERVES):                            $104.00
BALLOON BALANCE / SQ. FT.:               $195.30
CUT-OFF DATE LTV:                        80.00%
CUT-OFF DATE LTV (NET OF RESERVES)       42.60%
BALLOON LTV:                             80.00%
UNDERWRITTEN DSCR:                       1.30x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:                Single Asset
PROPERTY TYPE:                           Office -- CBD
COLLATERAL:                              Fee Simple
LOCATION:                                Houston, Texas
YEAR BUILT / RENOVATED:                  1983 / 2006
COLLATERAL SQ. FT.:                      1,228,877
PROPERTY MANAGEMENT:                     Brookfield Properties
                                         Management LLC
UNDERWRITTEN OCCUPANCY AS OF
   OCTOBER 3, 2006:(1)                   100.00%
UNDERWRITTEN NET OPERATING
   INCOME:                               $18,545,067
UNDERWRITTEN NET CASH FLOW:              $18,228,388
APPRAISED VALUE:(2)                      $300,000,000
APPRAISAL DATE:                          September 1, 2006
--------------------------------------------------------------------------------

(1)  The lease has been executed by the tenant, Chevron USA Inc., which is expected to take occupancy as soon as the tenant improvements are substantially completed which is estimated to be February 2007.

(2)  Based on an "As Stabilized" value. Although the appraisal also includes "as is" and "as vacant" values, all calculations herein are based on the "as stabilized" value of $300 million. Since the date of the "as is" valuation, the Chevron USA. lease has been executed and provisions for the lease up costs and free rent associated with the stabilized value have been made. In conjunction with the Four Allen Center loan closing, the lender escrowed the full amount of tenant improvements/ leasing commissions ($73.1 million), free rent ($24.8 million) and additional rent ($14.2 million).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       22

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $240,000,000
1400 Smith Street             COLLATERAL TERM SHEET        DSCR:    1.30x
Houston, TX 77002               FOUR ALLEN CENTER          LTV:     80.00%
--------------------------------------------------------------------------------

                              SINGLE OFFICE TENANT

              NET RENTABLE   % NET RENTABLE                 WA
   TENANT        SQ. FT.         SQ. FT.      % GPR    RENT/SQ. FT.   LEASE EXPIRATION
--------------------------------------------------------------------------------------

Chevron USA    1,228,877         100.0%       100.0%      $16.00          1/14/2019

FOUR ALLEN CENTER LOAN

THE LOAN. The Four Allen Center Loan is secured by a first priority mortgage on the borrower's fee simple interest in a 50-story 1,228,877 sq. ft. Class A office tower located in the central business district ("CBD") of Houston, Texas.
The 7-year loan is interest only for the entire term. The property is 100%
leased by Chevron U.S.A. Inc., ("Chevron USA") a wholly owned subsidiary of
Chevron Corporation (AA/Aa2/AA by S/M/F), which signed a 12-year NNN lease (with lease extension options extending up to another 30 years).

THE BORROWER. The borrower, Four Allen Center Co. LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by
Brookfield Financial Properties, L.P. ("Brookfield Financial") which is an affiliate of Brookfield Property Corp. ("Brookfield"). Brookfield is a
publicly-traded North American commercial real estate company listed on both the
New York and Toronto stock exchanges under the symbol BPO. Brookfield is one of
North America's largest public real estate companies with a total market capitalization of approximately $14.6 billion as of June 30, 2006.

Brookfield Financial had total assets of $4.2 billion and partners' capital of
$1.6 billion as of year end 2005. The company reported net income of approximately $130 million for 2005. Brookfield Financial, through its subsidiaries and joint ventures, is primarily involved in the operation and development of commercial real estate located in New York City, Boston and the
Washington, D.C. area. The company's tenants are principally large financial and professional services institutions. Brookfield Financial owns, in whole or in part, a total of approximately 15 million sq. ft. of office property.

In October 2006, Brookfield and its joint venture partner, The Blackstone Group, acquired Trizec Properties, Inc. (NYSE: TRZ), a publicly-traded U.S. office
REIT, and Trizec Canada Inc. (TSX: TZC), a Canadian company. The Trizec portfolio consisted of 61 high-quality office properties totaling approximately
40 million sq. ft. in nine U.S. markets. After the acquisition of Trizec,
Brookfield, either solely or in conjunction with Blackstone, owns 8 Houston properties with a total area of approximately 7.4 million sq. ft., including the
Four Allen Center property.

THE PROPERTY. The Four Allen Center property is a Class A property, which was developed in 1983 by Century Development Corporation. The building comprises a total of 1,228,877 rentable sq. ft. and has 50 stories, 2 sub-levels and a mezzanine floor. The property's efficient central core design offers virtually column free floors that average approximately 25,000 rentable sq. ft. The property is constructed of reinforced concrete and steel, with a glazed glass and a spandrel curtain wall system. The glass facade and east/west diagonal setting provides a high level of visibility from all points of the CBD. The building is fully sprinklered, and is replete with Class A finishes and amenities.

The property is located in the Skyline District of downtown Houston and was previously known as Enron Tower while it served as Enron's headquarters. The
Houston Skyline District extends across the northwestern edge of downtown from
Texas Avenue to Interstate 45 along Louisiana, Smith and Milam Streets and contains most of the major Class A office towers in downtown Houston. The Four
Allen Center property is located along and connected to Houston's downtown climate controlled 6.2 mile, pedestrian tunnel/skywalk system that connects most of the major CBD properties. Four Allen Center is located adjacent to the Cullen
Centers (including Continental Center I at 1600 Smith) and directly opposite and linked via a sky-ring to 1500 Louisiana. Chevron USA (or its affiliates) are also tenants at both 1600 Smith and 1500 Louisiana, making Four Allen Center's proximity to both those locations geographically and strategically significant.
The location offers access to all METRO services with tunnel access and direct trolley service, facilitating a convenient downtown commute. Interstate 45,
Interstate 10 and US Highway 59 are easily accessible via ramps located only blocks from the Four Allen Center property.

THE LEASE. Chevron USA has entered into a 12-year, NNN lease (the "Chevron
Lease") for the entire 1,228,877 sq. ft. building at a weighted average rental rate equal to $16.00 per sq. ft. The Chevron Lease term commenced on September
24,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       23

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $240,000,000
1400 Smith Street             COLLATERAL TERM SHEET        DSCR:    1.30x
Houston, TX 77002               FOUR ALLEN CENTER          LTV:     80.00%
--------------------------------------------------------------------------------

2006. Chevron USA has the option to renew the lease for all or part of the Four
Allen Center property for an additional five, ten or fifteen year term, and may continue to renew for such additional terms, not to exceed 30 years in the aggregate. Rent payments commence under the Chevron Lease on February 24, 2007;
however, the Chevron Lease provides for a rent abatement period through December
24, 2007. The borrower has reserved with the lender amounts sufficient to cover the base rent payments and additional rent (which covers operating expenses)
that otherwise would have been due from the lease commencement date through the end of the rent abatement period (as described below under "Reserves"). Pursuant to the Chevron Lease, Chevron USA has a one time contraction option on 250,000
sq. ft. on a full floor basis in the ninth year of the lease (which is beyond the term of the Four Allen Center Loan) provided the following: the tenant (i)
provides at least 18 months prior written notice and (ii) pays a contraction fee equal to the unamortized costs of the outstanding tenant improvements, leasing commissions, any remaining rent abatements and 9 months base rent with respect to the specific floors being cancelled. In connection with the closing of the
Four Allen Center Loan, the borrower obtained a 25 year easement to the adjoining Allen Center garage property that permits the borrower use of at least
1,800 parking spaces in the garage.

THE TENANT. Chevron USA is a wholly owned subsidiary of Chevron Corporation, one of the largest integrated energy companies in the world. Headquartered in San
Ramon, California, and conducting business in approximately 180 countries,
Chevron Corporation is engaged in every aspect of the oil and natural gas industry, including exploration and production; refining, marketing and transportation; chemicals manufacturing and sales; and power generation. With the acquisition of Unocal in 2005 and the addition of former Unocal employees, the company had approximately 53,000 employees (excluding about 6,000 service station employees). Until 2004, Chevron USA was rated AA by S&P, at which time the rating was withdrawn since the entity no longer had any public rated debt.

In 2005, Chevron Corporation produced more than 2.5 million barrels of oil equivalent per day, with approximately 70% of the volume occurring outside the
United States and in more than 20 different countries. The acquisition of Unocal in 2005 added 1.5 billion barrels of oil equivalent reserves. Total reserves added during the year equated to 175% of production for the period. Chevron also has a marketing network that supports approximately 26,500 retail outlets --
including those of affiliate companies -- in nearly 90 countries. The company has interests in 16 power-generating assets in the United States and Asia, three of which were added with the Unocal acquisition in 2005.

Chevron USA and its subsidiaries manage and operate most of Chevron's U.S.
business. Assets include those related to the exploration and production of crude oil, natural gas and natural gas liquids and those associated with the refining, marketing, supply, and distribution of products derived from petroleum, other than natural gas liquids, excluding most of the regulated pipeline operations of Chevron. Chevron USA also holds Chevron Corporation's investments in the Chevron Phillips Chemical Company LLC joint venture and
Dynegy Inc.

THE MARKET. Four Allen Center is located in the Houston-metro CBD office market.
The Houston-metro CBD market has a diversified economy that is less dependent upon the technology sector and more closely tied to the energy sector.
Conservative construction, a diversified economic base, growing employment, and continuous population growth are the factors that have caused Houston to become one of the strongest local economies in the country.

Houston's transportation infrastructure makes it a logical choice for corporate offices and distribution centers. Houston's freeway system includes 575.5 miles of freeways and expressways in the 10-county metro area. The Houston airport system ranks fourth nationally and sixth worldwide in passenger volume. The
Houston Ship Channel, a 52-mile inland waterway, connects the Houston area with markets throughout the world.

The Houston CBD office market is home to large energy, financial services and professional services companies, with 14 Fortune 500 companies headquartered downtown. The third quarter 2006 Houston CBD office average asking rental rate is $21.60 per sq. ft. and the overall average occupancy is 83.8%. The Houston
CBD office market consists of approximately 29.2 million sq. ft. of Class A office space with a 17.7% vacancy level, of which only 1.7% is sublease space.
Several other large commercial leases have been executed over the last six months, including leases with Enterprise Products at 1100 Louisiana

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       24

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $240,000,000
1400 Smith Street             COLLATERAL TERM SHEET        DSCR:    1.30x
Houston, TX 77002               FOUR ALLEN CENTER          LTV:     80.00%
--------------------------------------------------------------------------------

(320,000 sq. ft.) and Chevron USA at 1600 Smith (480,000 sq. ft.). The Houston
CBD construction activity has been quite low over the past 20 years, with only four new buildings added, each of which featured a material element of pre-leasing and which are currently 96% to 100% occupied.

Currently, there are economic barriers to new office construction in the Houston
CBD, including high replacement costs and an approximate three year lead time.
Also, the necessary connection to the tunnel/skybridge system physically limits the amount of available sites for new Class A development, making Class A contiguous blocks of 100,000 sq. ft. or greater extremely limited.

LOCKBOX/CASH MANAGEMENT. The Four Allen Center Loan has been structured with a hard lockbox. Cash management becomes effective upon the occurrence of a
"Lockbox Period" which is triggered by an Event of Default (as defined in the
Four Allen Center Loan documents) or in the event Chevron USA fails to occupy at least 95% of the Four Allen Center property.

PROPERTY MANAGEMENT. The Four Allen Center property is managed by Brookfield
Properties Management LLC, an affiliate of the borrower.

RESERVES. At closing, the borrower deposited (i) $73,095,326 into a tenant improvements and leasing reserve account and (ii) $39,096,005 into a free rent reserve account ($24,832,941 of which amount is equal to 15 months of rent due under the Chevron Lease). The free rent reserve was established to fund rent and operating expenses from the lease commencement date through the end of the rent abatement period under the Chevron Lease, which can be used to cover debt service payments, if necessary. In addition, during a Lockbox Period the borrower is required to make monthly reserve payments as follows: (i) taxes, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay taxes and assessments, (ii) insurance, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay insurance premiums, (iii) replacement reserves, in the amount of $15,834, (iv) operating expenses, in the amount of 1/12 of operating expenses as set forth in the annual budget and (v) tenant improvement and leasing commissions in the amount of
$131,949.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       25

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $240,000,000
1400 Smith Street             COLLATERAL TERM SHEET        DSCR:    1.30x
Houston, TX 77002               FOUR ALLEN CENTER          LTV:     80.00%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       26

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                             COLLATERAL TERM SHEET         DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       27

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Bank of America, National Association
LOAN PURPOSE:                           Acquisition
ORIGINAL TMA BALANCE:                   $150,000,000
CUT-OFF DATE TMA BALANCE:               $150,000,000
% BY INITIAL UPB:                       3.92%
INTEREST RATE:(1)                       5.6471%
PAYMENT DATE:                           1st of each month
FIRST PAYMENT DATE:                     January 1, 2007
MATURITY DATE:                          December 1, 2016
AMORTIZATION:                           Interest Only
CALL PROTECTION:(2)                     Lockout until December 1, 2008, then
                                        prepayment permitted with yield
                                        maintenance. On and after September 1,
                                        2016, prepayment permitted without
                                        penalty.
SPONSOR:                                Kurt O'Brien; VP Mini Storage, Inc.
BORROWER:                               SS Detroit, LLC; SS Hingham, LLC; SS
                                        MNRI, LLC; SS Minnesota, LLC; SS MNMI,
                                        LLC; Chelmsford, LLC; SS Mamnoh, LLC; SS
                                        Cleveland Heights, LLC; SS North Bend,
                                        LLC; SS Brighton MA, LLC; SS Reading,
                                        LLC; SS Hiawatha II, LLC; SS South
                                        Euclid, LLC; SS MITX, LLC; SS Ferndale,
                                        LLC; SS Michigan, LLC; SS Eastpointe II,
                                        LLC; SS Lincoln Park, LLC
PARI PASSU DEBT:(3)                     $150,000,000
ADDITIONAL FINANCING:                   Mezzanine Loan $28,500,000
LOCKBOX:                                Soft
INITIAL RESERVES:(4)                    Debt Service Reserve:    $5,400,000
                                        Tax Reserve:             $1,120,619
                                        Insurance Reserve:       $33,076
                                        Immediate Repair         $837,178
                                        Reserve:
                                        Environmental Reserve:   $801,250
MONTHLY RESERVES:                       Tax Reserve:             $304,721
                                        Insurance Reserve:       $33,076
                                        Replacement Reserve:     $30,825
--------------------------------------------------------------------------------

(1)  The interest rate was rounded to four decimal places.

(2)  The first $7,500,000 of the EZ Storage Portfolio Loan is voluntarily prepayable without any requirement to pay a prepayment premium or yield maintenance charge. Such voluntary prepayments may occur at any time in connection with a property release and after the expiration of the lockout period if not in connection with a property release.

(3)  The original Trust Mortgage Asset ("TMA") amount of $150,000,000 represents the A-2 Note from a first mortgage loan in the principal amount of
     $300,000,000, consisting of the A-2 Note and a pari passu A-1 Note. The A-1
     Note is not included in the Trust.

(4)  See "Reserves" herein.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE/SQ. FT.:      $81.10
BALLOON BALANCE/SQ. FT.:                $81.10
CUT-OFF DATE LTV:                       82.69%
BALLOON LTV:                            82.69%
UNDERWRITTEN DSCR:                      1.33x
--------------------------------------------------------------------------------

(1)  Calculated based upon the combined balances of the A-1 Note and the A-2
     Note.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Portfolio (48 Properties)
PROPERTY TYPE:                          Self Storage
COLLATERAL:                             Fee Simple
LOCATION:                               Various
YEAR BUILT / RENOVATED:                 Various / Various
COLLATERAL SQ. FT. / NUMBER OF UNITS:   3,699,052 / 30,800
PROPERTY MANAGEMENT:                    Simply Storage
                                        Management, LLC
OCCUPANCY (AS OF JULY 31, 2006):(1)     76.1%
UNDERWRITTEN NET OPERATING INCOME:      $23,186,004
UNDERWRITTEN NET CASH FLOW:             $22,816,099
APPRAISED VALUE:                        $362,820,000
APPRAISAL DATE:(2)                      Various
--------------------------------------------------------------------------------

(1)  Based on sq. ft., the occupancy is 76.8% and based on units, the occupancy is 76.1%.

(2)  The appraisals were completed between August 28, 2006 and September 15,
     2006.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       28

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

                                                            % OF
                                             ALLOCATED    ALLOCATED
                                               LOAN          LOAN       APPRAISED
            PROPERTY LOCATION                 AMOUNT        AMOUNT        VALUE
----------------------------------------------------------------------------------

Boston, MA (Brighton)                      $ 10,212,957       6.8%    $ 24,970,000
Minneapolis, MN (3601 Hiawatha)               5,243,497       3.5       12,820,000
Ferndale, MI                                  5,075,803       3.4       12,410,000
Southfield, MI                                4,883,569       3.3       11,940,000
Lynnfield, MA                                 4,867,208       3.2       11,900,000
Eastpointe, MI                                4,613,623       3.1       11,280,000
Warren, MI                                    4,450,019       3.0       10,880,000
St. Louis Park, MN                            3,587,010       2.4        8,770,000
Troy, MI                                      3,574,740       2.4        8,740,000
Redford, MI                                   3,574,740       2.4        8,740,000
Peabody, MA                                   3,558,379       2.4        8,700,000
Tewksbury, MA                                 3,456,127       2.3        8,450,000
Billerica, MA                                 3,394,776       2.3        7,500,000
South Euclid, OH                              3,394,776       2.3        8,300,000
Rochester Hills, MI                           3,370,235       2.2        8,240,000
Roseville II, MI (Cornillie Drive)            3,329,334       2.2        8,140,000
Warwick, RI                                   3,214,812       2.1        7,860,000
Roseville I, MI (East Twelve Mile)            3,173,911       2.1        7,340,000
Bloomfield Hills, MI                          3,112,559       2.1        7,610,000
Grand River, MI                               3,047,118       2.0        7,450,000
Shrewsbury, MA                                3,014,397       2.0        7,370,000
Chelmsford, MA                                2,989,857       2.0        7,310,000
Hingham, MA                                   2,944,866       2.0        7,200,000
Auburn Hills, MI                              2,920,325       1.9        7,140,000
Dearborn Heights, MI                          2,920,325       1.9        7,140,000
Livonia, MI                                   2,912,145       1.9        7,120,000
Lincoln Park, MI                              2,818,073       1.9        6,890,000
Minneapolis, MN (4325 Hiawatha)               2,797,622       1.9        6,840,000
Clinton Township, MI (Hall Road)              2,629,929       1.8        6,430,000
Reading, OH                                   2,548,127       1.7        6,230,000
Center Line, MI                               2,544,037       1.7        6,220,000
Dearborn, MI                                  2,544,037       1.7        6,220,000
Clinton Township, MI (Garfield)               2,535,856       1.7        6,200,000
Clinton Township, MI (Romeo Plank)            2,511,316       1.7        5,290,000
Cleveland Heights, OH                         2,494,956       1.7        6,100,000
Taylor, MI                                    2,490,865       1.7        6,090,000
Woodbury, MN                                  2,437,694       1.6        5,060,000
Cincinnati, OH (Madison Road)                 2,380,433       1.6        5,820,000
Eagan, MN                                     2,286,361       1.5        5,590,000
New Brighton, MN                              2,278,181       1.5        5,570,000
Clinton Township, MI (Groesbeck Highway)      2,135,028       1.4        5,220,000
North Bend, OH                                2,090,037       1.4        5,110,000
Farmington Hills, MI                          2,077,766       1.4        5,080,000
Sterling Heights, MI                          1,901,892       1.3        4,650,000
Marsh Lane, TX                                1,460,163       1.0        3,570,000
Burnsville, MN                                1,415,172       0.9        2,510,000
Coon Rapids, MN                               1,411,081       0.9        3,450,000
Vadnais Heights, MN                           1,374,271       0.9        3,360,000
----------------------------------------------------------------------------------
TOTAL                                      $150,000,000     100.0%    $362,820,000
----------------------------------------------------------------------------------

                                                        % OF
                                                        TOTAL             % OF      YEAR
                                             SQUARE    SQUARE    TOTAL   TOTAL   BUILT/YEAR   OWNERSHIP
            PROPERTY LOCATION                 FEET      FEET     UNITS   UNITS    RENOVATED    INTEREST
--------------------------------------------------------------------------------------------------------

Boston, MA (Brighton)                        128,855     3.5%    1,268     4.1%  2006/NAP     Fee Simple
Minneapolis, MN (3601 Hiawatha)              132,480     3.6     1,258     4.1   1953/1997    Fee Simple
Ferndale, MI                                 129,750     3.5     1,165     3.8   2004/NAP     Fee Simple
Southfield, MI                                86,575     2.3       701     2.3   1985/NAP     Fee Simple
Lynnfield, MA                                107,695     2.9     1,004     3.3   1978/2001    Fee Simple
Eastpointe, MI                                92,575     2.5       831     2.7   2006/NAP     Fee Simple
Warren, MI                                   102,350     2.8       777     2.5   1996/NAP     Fee Simple
St. Louis Park, MN                            78,100     2.1       637     2.1   1973/NAP     Fee Simple
Troy, MI                                      87,750     2.4       648     2.1   1976/NAP     Fee Simple
Redford, MI                                   67,850     1.8       634     2.1   2000/NAP     Fee Simple
Peabody, MA                                   79,620     2.2       735     2.4   1996/NAP     Fee Simple
Tewksbury, MA                                 72,230     2.0       709     2.3   1989/NAP     Fee Simple
Billerica, MA                                 95,225     2.6       809     2.6   1988/NAP     Fee Simple
South Euclid, OH                              64,620     1.7       605     2.0   1965/2004    Fee Simple
Rochester Hills, MI                           93,300     2.5       669     2.2   1988/NAP     Fee Simple
Roseville II, MI (Cornillie Drive)            79,500     2.1       582     1.9   1978/NAP     Fee Simple
Warwick, RI                                   63,500     1.7       518     1.7   1978/NAP     Fee Simple
Roseville I, MI (East Twelve Mile)            78,625     2.1       580     1.9   1974/NAP     Fee Simple
Bloomfield Hills, MI                          74,725     2.0       593     1.9   1999/NAP     Fee Simple
Grand River, MI                               78,025     2.1       638     2.1   2004/NAP     Fee Simple
Shrewsbury, MA                                66,125     1.8       606     2.0   1989/NAP     Fee Simple
Chelmsford, MA                                58,800     1.6       493     1.6   1989/NAP     Fee Simple
Hingham, MA                                   64,620     1.7       629     2.0   1983/1991    Fee Simple
Auburn Hills, MI                              79,150     2.1       619     2.0   1986/NAP     Fee Simple
Dearborn Heights, MI                          76,100     2.1       594     1.9   2001/NAP     Fee Simple
Livonia, MI                                   76,200     2.1       552     1.8   1974/NAP     Fee Simple
Lincoln Park, MI                              87,925     2.4       785     2.5   2004/NAP     Fee Simple
Minneapolis, MN (4325 Hiawatha)               56,212     1.5       576     1.9   1946/1991    Fee Simple
Clinton Township, MI (Hall Road)              89,500     2.4       557     1.8   1988/NAP     Fee Simple
Reading, OH                                   78,115     2.1       629     2.0   2001/NAP     Fee Simple
Center Line, MI                               78,400     2.1       602     2.0   1996/NAP     Fee Simple
Dearborn, MI                                  81,350     2.2       697     2.3   2004/NAP     Fee Simple
Clinton Township, MI (Garfield)               82,700     2.2       551     1.8   1988/NAP     Fee Simple
Clinton Township, MI (Romeo Plank)            69,075     1.9       509     1.7   1985/NAP     Fee Simple
Cleveland Heights, OH                         66,570     1.8       615     2.0   2005/NAP     Fee Simple
Taylor, MI                                    69,300     1.9       519     1.7   1978/NAP     Fee Simple
Woodbury, MN                                  67,525     1.8       513     1.7   1977/NAP     Fee Simple
Cincinnati, OH (Madison Road)                 64,500     1.7       507     1.6   1998/NAP     Fee Simple
Eagan, MN                                     78,850     2.1       657     2.1   1978/NAP     Fee Simple
New Brighton, MN                              62,150     1.7       563     1.8   1973/NAP     Fee Simple
Clinton Township, MI (Groesbeck Highway)      62,050     1.7       502     1.6   1987/NAP     Fee Simple
North Bend, OH                                64,950     1.8       537     1.7   2001/NAP     Fee Simple
Farmington Hills, MI                          58,800     1.6       449     1.5   1978/2003    Fee Simple
Sterling Heights, MI                          62,750     1.7       485     1.6   1987/NAP     Fee Simple
Marsh Lane, TX                                67,725     1.8       686     2.2   1986/NAP     Fee Simple
Burnsville, MN                                41,950     1.1       275     0.9   1972/NAP     Fee Simple
Coon Rapids, MN                               47,100     1.3       372     1.2   1975/NAP     Fee Simple
Vadnais Heights, MN                           47,210     1.3       360     1.2   1974/NAP     Fee Simple
--------------------------------------------------------------------------------------------------------
TOTAL                                      3,699,052   100.0%   30,800   100.0%
--------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       29

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

THE EZ STORAGE PORTFOLIO LOAN

THE LOAN. The EZ Storage Portfolio Whole Loan is a $300 million, ten-year fixed rate loan secured by a first mortgage on 48 self storage facilities containing a total of 30,800 units or 3,699,052 square feet located in six states. The EZ
Storage Portfolio Whole Loan is interest only for the entire loan term and matures on December 1, 2016. The EZ Storage Portfolio Whole Loan is part of a split loan structure evidenced by two pari passu promissory notes referred to as the EZ Storage Portfolio Pari Passu Note A-1 (which is excluded from the trust fund) and EZ Storage Portfolio Pari Passu Note A-2 (which is included in the trust fund and secures the EZ Storage Portfolio Loan). The EZ Storage Portfolio
Loan accrues interest at an annual rate of 5.647105%.

THE BORROWERS. The EZ Self Storage Portfolio Borrowers are SS Detroit, LLC, SS
Hingham, LLC, SS MNRI, LLC, SS Minnesota, LLC, SS MNMI, LLC, Chelmsford, LLC, SS
Mamnoh, LLC, SS Cleveland Heights, LLC, SS North Bend, LLC, SS Brighton MA, LLC,
SS Reading, LLC, SS Hiawatha II, LLC, SS South Euclid, LLC, SS MITX, LLC, SS
Ferndale, LLC, SS Michigan, LLC, SS Eastpointe II, LLC and SS Lincoln Park, LLC,
all of which are Delaware limited liability companies and single purpose bankruptcy remote entities with at least two independent directors for which the
EZ Self Storage Portfolio Borrowers' legal counsel has delivered non-consolidation opinions, and are individually and collectively, jointly and severally, the EZ Self Storage Portfolio Borrower. Whereas some of the individual EZ Self Storage Portfolio Borrowers are single asset entities, some are not single asset entities, as there are multiple properties under those individual EZ Self Storage Portfolio Borrowers. Equity ownership of all EZ Self
Storage Portfolio Borrowers is held 100.0% by SS EZ, LLC. The borrower principals are Kurt O'Brien and VP Mini Storage, Inc., a Florida corporation. VP
Mini Storage, Inc. is wholly owned by the Duval Corporation, a Delaware limited liability company. Mr. O'Brien is founder and president of OB Companies, a full service real estate company focusing on self-storage properties. OB Development, a subsidiary of OB Companies, is the exclusive Shurgard partner in Indiana and
Michigan.

THE PROPERTIES. The EZ Storage Portfolio Mortgaged Properties consist of fee simple interests in 48 self storage facilities containing a total of 30,800 units or 3,699,052 square feet located in six states. The EZ Storage Portfolio
Mortgaged Properties were built between 1946 and 2006. Additional improvements generally consist of a leasing office and the manager's residence. A code-operated access gate and a video surveillance system provide property protection.

The EZ Storage Portfolio Borrower is generally required at its sole cost and expense to keep the EZ Self Storage Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all-risk insurance policy.

Approximately eight of the EZ Storage Portfolio Mortgaged Properties are currently or are expected to be subject to environmental operation and maintenance programs. Three additional EZ Storage Portfolio Mortgaged Properties are subject to, among other things, additional environmental testing, on-going environmental clean-up and related obligations to obtain no further action determinations by the applicable governmental authority. In addition to the environmental reserve to address these obligations the lender required an environmental insurance policy with an aggregate coverage limit of $15,000,000.

THE MARKET. The EZ Storage Portfolio Mortgaged Properties consist of 48 self storage facilities located in six states: Michigan (24 properties, 1,944,325 square feet, 52.6% of total square feet), Minnesota (nine properties, 611,577 square feet, 16.5% of total square feet), Massachusetts (eight properties,
673,170 square feet, 18.2% of total square feet), Ohio (five properties, 338,755 square feet, 9.2% of total square feet), Rhode Island (one property, 63,500 square feet, 1.7% of total square feet) and Texas (one property, 67,725 square feet, 1.8% of total square feet).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       30

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

                                            % OF TOTAL
                 NUMBER OF     ALLOCATED    ALLOCATED                     TOTAL
                 MORTGAGED       LOAN          LOAN        APPRAISED      SQUARE    % OF TOTAL
    STATE       PROPERTIES      BALANCE      BALANCE         VALUE         FEET     SQUARE FEET
-----------------------------------------------------------------------------------------------

Michigan            24       $ 75,147,243      50.1%     $182,460,000   1,944,325       52.6%
Minnesota            9         22,830,888      15.2        53,970,000     611,577       16.5
Massachusetts        8         34,438,567      23.0        83,400,000     673,170       18.2
Ohio                 5         12,908,327       8.6        31,560,000     338,755        9.2
Rhode Island         1          3,214,812       2.1         7,860,000      63,500        1.7
Texas                1          1,460,163       1.0         3,570,000      67,725        1.8
-----------------------------------------------------------------------------------------------
TOTAL               48       $150,000,000     100.0%     $362,820,000   3,699,052      100.0%
-----------------------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Simply Storage Management, LLC manages the EZ Self Storage
Portfolio Mortgaged Properties. Simply Storage Management, LLC, an EZ Self
Storage Portfolio Borrower-related entity founded in 1999 and headquartered in
Orlando, Florida, currently manages approximately 3.0 million square feet of self-storage space, 3,000 multifamily units, 100,000 square feet of office space and 200,000 square feet of retail and industrial space.

LOCKBOX/CASH MANAGEMENT. The EZ Storage Portfolio Loan is structured with a soft lockbox. Revenue from the properties is collected by the EZ Storage Portfolio
Borrower and/or property manager and ultimately deposited into a lender designated lockbox account. Provided no event of default under the mortgage loan exists, the EZ Storage Portfolio Borrower has access to such lender designated lockbox account and the deposits therein.

RESERVES. At origination, the EZ Storage Portfolio Borrower made an initial deposit into a reserve account for payment of debt service in the amount of
$5,400,000 to be disbursed to the EZ Storage Portfolio Borrower as follows: (i)
$250,000 each month at the conclusion of months one through six; (ii) $200,000 each month at the conclusion of months seven through 12; (iii) $100,000 each month at the conclusion of months 13 through 18; and (iv) $66,667 each month at the conclusion of months 19 through 24. The remaining $1,700,000 will remain in escrow until the EZ Storage Portfolio Mortgaged Properties achieve a debt service coverage ratio of 1.20x based upon the trailing six months revenue annualized.

At origination, the EZ Storage Portfolio Borrower made an initial deposit into a reserve account for payment of environmental remediation in the amount of
$801,250.

At origination, the EZ Storage Portfolio Borrower made an initial deposit into a reserve account for payment of real estate taxes in the amount of $1,120,619.
The mortgage loan requires the EZ Storage Portfolio Borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual real estate taxes.

At origination, the EZ Storage Portfolio Borrower made an initial deposit into a reserve account for payment of insurance premiums in the amount of $33,076. The mortgage loan requires the EZ Storage Portfolio Borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual insurance premiums.

At origination, the EZ Storage Portfolio Borrower made an initial deposit into a reserve account for immediate repairs in the amount of $837,178. The mortgage loan also requires the EZ Storage Portfolio Borrower to make monthly deposits into a reserve account for replacement in the amount of $30,825.

PREPAYMENT. Provided that no event of default shall exist, the EZ Storage
Portfolio Borrower may voluntarily prepay the first $7,500,000 of the EZ Storage
Portfolio Loan without any requirement to pay a prepayment premium or yield maintenance charge. Such voluntary prepayments may occur at any time if in connection with a property release, and after the expiration of the lockout period if not in connection with a property release.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $28,500,000 mezzanine loan held outside of the Trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

COLLATERAL RELEASE. The EZ Self Storage Portfolio Borrower may obtain the release of an eligible property (each an "Eligible Property"), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       31

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

of 110% of the portion of the EZ Self Storage Portfolio Loan allocated to such
Eligible Property; (iii) the debt service coverage ratio after giving effect to the release must be not less than the greater of (a) the debt service coverage ratio as of the closing date of the EZ Storage Portfolio Loan or (b) the debt service coverage ratio immediately prior to giving effect to the release; and
(iv) the loan-to-value ratio after giving effect to the release must be not greater than the lesser of (a) the loan-to-value ratio as of the closing date of the EZ Storage Portfolio Loan or (b) the loan-to-value ratio immediately prior to giving effect to the release.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       32

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $150,000,000
                             COLLATERAL TERM SHEET         DSCR:    1.33x
                              EZ STORAGE PORTFOLIO         LTV:     82.69%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       33

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       34

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       35

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                      BCRE
LOAN PURPOSE:                     Refinance
ORIGINAL BALANCE:                 $125,000,000
CUT-OFF DATE BALANCE:             $125,000,000
% BY INITIAL UPB:                 3.27%
INTEREST RATE:                    6.390%
PAYMENT DATE:                     1st of each month
FIRST PAYMENT DATE:               December 1, 2006
MATURITY DATE:                    November 1, 2016
AMORTIZATION:                     Interest only for the first twelve months of
                                  the term and a 30-year amortization
                                  schedule thereafter
CALL PROTECTION:                  Lockout for 24 months from date of
                                  securitization, then defeasance is
                                  permitted. On or after August 1, 2016,
                                  prepayment permitted without penalty.
SPONSOR:                          John Q. Hammons
BORROWER:                         John Q Hammons Fall 2006, LLC
ADDITIONAL FINANCING:(1)          None
LOCKBOX:                          Hard
INITIAL RESERVES:(2)              Tax:                   $1,229,667
MONTHLY RESERVES:(2)              Tax:                   $180,767
                                  Insurance:             Springing
                                  FF&E Reserve:          Springing
                                  Ground Rent Reserve:   Springing
                                  Lease Reserve:         Springing
--------------------------------------------------------------------------------

(1)  See "Future Mezzanine or Subordinate Indebtedness" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN / ROOM:         $112,613
CUT-OFF DATE "STABILIZED" LTV:    65.21%
CUT-OFF DATE "AS-IS" LTV:         70.22%
MATURITY DATE "STABILIZED" LTV:   57.15%
MATURITY DATE "AS-IS" LTV:        61.55%
UNDERWRITTEN DSCR:                1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:         Portfolio -- 5 properties
PROPERTY TYPE:(1)                 Hotel -- Various
COLLATERAL:                       Fee Simple/Leasehold
LOCATION:(1)                      Various
YEAR BUILT / RENOVATED:(1)        Various
NUMBER OF ROOMS:(1)               1,110
PROPERTY MANAGEMENT:              John Q. Hammons Hotels
                                  Management, LLC
OCCUPANCY AS OF 8/31/2006:        64.76%
UNDERWRITTEN NET OPERATING
   INCOME:                        $15,171,289
UNDERWRITTEN NET CASH FLOW:       $13,069,877
STABILIZED APPRAISED VALUE:(1)    $191,700,000
AS-IS APPRAISED VALUE:(1)         $178,000,000
--------------------------------------------------------------------------------

(1)  See "The Properties and Markets" herein.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       36

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

THE JQH HOTEL PORTFOLIO LOAN

THE LOAN. The JQH Hotel Portfolio loan is a $125 million, ten-year fixed rate loan secured by first mortgages on the borrower's fee interest in four hotel properties and the borrower's leasehold interest in one hotel property (Embassy
Suites Hampton). The JQH Hotel Portfolio Loan amortizes over a 30-year period after an initial 12-month interest only period.

THE BORROWER. The borrower, John Q Hammons Fall 2006, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by
John Q. Hammons.

Based in Springfield, Missouri, John Q. Hammons Hotels operates properties nationwide under the following brands: Embassy Suites Hotels, Renaissance,
Marriott, Radisson, Residence Inn, Homewood Suites by Hilton, Holiday Inn,
Holiday Inn Express, and Courtyard by Marriott. The company owns and/or manages
67 hotels, including 23 Embassy Suites Hotels, located in 24 states. The company has more than 1.8 million square feet of meeting and convention space under management.

The sponsor and The Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated, have guaranteed to the lender (the "Sponsor Guaranty")
a portion of the JQH Hotel Portfolio loan in an amount equal to $25,000,000. The
Sponsor Guaranty will terminate provided that there is no event of default under the loan documents, on the date that the lender has received evidence that the stressed debt service coverage ratio (calculated in accordance with the loan documents) for the preceding 12-month period is at least 1.25x.

THE PROPERTIES AND MARKETS. There are five properties securing the JQH Hotel
Portfolio loan:

                              PROPERTY INFORMATION

                                                                   PROPERTY               ALLOCATED
            PROPERTY NAME                  CITY       STATE         TYPE        ROOMS    LOAN AMOUNT
----------------------------------------------------------------------------------------------------

Embassy Suites Frisco                 Frisco          TX      Full Service        330   $ 53,300,000
Embassy Suites Hampton                Hampton         VA      Full Service        295     27,200,000
Embassy Suites Hot Springs            Hot Springs     AR      Full Service        246     26,800,000
Holiday Inn Express Springfield       Springfield     MO      Limited Service     120   $  9,400,000
Courtyard by Marriott Junction City   Junction City   KS      Limited Service     119   $  8,300,000
----------------------------------------------------------------------------------------------------
TOTAL                                                                           1,110   $125,000,000
----------------------------------------------------------------------------------------------------

                                        STABILIZED   STABILIZED       AS-IS        AS-IS
                                        APPRAISED     APPRAISAL     APPRAISED    APPRAISAL
            PROPERTY NAME                 VALUE        DATE(1)        VALUE        DATE        UW NCF
--------------------------------------------------------------------------------------------------------

Embassy Suites Frisco                 $ 80,600,000   10/1/2009    $ 72,000,000    9/5/2006   $ 4,831,300
Embassy Suites Hampton                  41,200,000   10/1/2008      39,000,000    9/5/2006     3,192,857
Embassy Suites Hot Springs              43,900,000   10/1/2008      42,400,000    9/5/2006     3,162,505
Holiday Inn Express Springfield         14,300,000   10/1/2008      13,600,000    9/1/2006     1,092,767
Courtyard by Marriott Junction City     11,700,000   10/1/2008      11,000,000   8/30/2006       790,449
--------------------------------------------------------------------------------------------------------
TOTAL                                 $191,700,000                $178,000,000               $13,069,877
--------------------------------------------------------------------------------------------------------

(1)  Date assumes occupancy has stabilized.

EMBASSY SUITES FRISCO, TEXAS

The Embassy Suites Frisco is a 13-story, 330 room full-service hotel opened in
April 2005, and located at 7600 John Q. Hammons Drive, Frisco, Texas, in a mixed-use center knows as Stonebriar Centre, approximately 23 miles northeast of the Dallas/Fort Worth International Airport. Guest room amenities include a large screen flat-panel TV, high-speed cable, on-demand movies, a hair-dryer, a coffee-maker, telephones with data ports, high-speed internet access, and a work desk.

According to the appraiser, HVS International, the room night demand is primarily derived from group business generated by the adjacent 90,000 sq. ft.
Frisco Conference Center situated across the parking lot from the property, and from the 6,000 square feet internal meeting space. Demographic data demonstrates that population and employment growth in the Dallas/Ft. Worth area is strongest to the north of Dallas, following the growth and extension of the North Dallas
Parkway. The Plano area is home to JC Penney, Frito Lay North America, EDS,
Cadbury/Schweppes/Dr. Pepper/7UP, and Countrywide Mortgage, among others, which help drive room night demand for full-service hotels.

EMBASSY SUITES HAMPTON, VIRGINIA

The Embassy Suites Hampton is a 10-story, 295 room full-service hotel opened in
August 2005, and located at 1700 Coliseum Drive, Hampton, Virginia, approximately 18 miles from Norfolk International Airport. Guest room amenities include a large screen flat-panel TV, high-speed cable, on-demand movies, a hair-dryer, a coffee-maker, telephones with data ports, high-speed internet access, and a work desk. The hotel has an exclusive right to provide food and beverage service to the adjacent 344,000 square foot Hampton Road Convention
Center for a 10-year period ending in September 2015, with rolling 5-year renewal options thereafter.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       37

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

According to the appraiser, HVS International, the room night demand is primarily derived from group business, generated from the adjacent Hampton Road
Convention Center abutting the property. Corporate demand is segmented from numerous businesses serving the military at Langley Air Force Base, as well as shipping companies, and local/regional financial institutions. Leisure patronage is correlated to visits to the adjacent Coliseum Mall (less than two miles),
Virginia Air and Space Center, Langley Air Force Base, Hampton University, and
Hampton VA Medical Center.

The borrower has a leasehold interest in this property. For information about the ground lease, see "Ground Lease" herein.

EMBASSY SUITES HOT SPRINGS, ARKANSAS

The Embassy Suites Hot Springs is a nine-story, 246 room full-service hotel opened in June 2003, and located at 400 Convention Boulevard, Hot Springs,
Arkansas, approximately three miles southeast of Hot Springs National Park.
Guest room amenities include a large screen flat-panel TV, high-speed cable, on-demand movies, a hair-dryer, a coffee maker, telephones with data ports, high-speed internet access, and a work desk.

According to the appraiser, HVS International, the occupancy is driven by the
Leisure travel segment, representing almost 40% of the hotel's demand. Leisure travel emanates from visits to Hot Springs National Park (three miles) including its 26-mile network of hiking trails, Hot Springs Mountain, hot springs water treatment spas, Magic Springs Amusement Park (three miles), and from Oaklawn
Jockey Club (thoroughbred racing, three miles away). An additional 40% of the hotel's demand is generated by group business driven largely by the hotel's proximity to the 350,000 square foot Hot Springs Convention Center. Supporting this segment are leisure attractions surrounding the hotel, as well as ample restaurants, taverns and night establishments. Corporate demand is generated mainly by transient stays to local businesses and local government.

HOLIDAY INN EXPRESS SPRINGFIELD, MISSOURI

The Holiday Inn Express Springfield is a four-story, 120 room limited-service hotel opened in March 2005, and located at 1117 East St. Louis Street,
Springfield, Missouri, approximately seven miles southeast of the
Springfield-Branson Regional Airport (SGF). Guest room amenities include cable television, high-speed wired internet access, a work desk, an iron and ironing board, and a personal-sized coffee-maker. Common-area amenities consist of an outdoor pool, exercise room, business center, and eating area providing complimentary breakfast.

According to the appraiser, HVS International, the room night demand primarily comes from corporate travel, with the main driver being Missouri State
University. Furthermore, T-Mobile also recently announced an expansion in the market. Leisure demand is the next highest-producing demand segment, driven by
Missouri State University. Springfield is also a popular tourist destination in the summer months, as it is an entry point into the Ozark's and is near Branson,
Missouri as well as many other area parks and recreation areas.

COURTYARD BY MARRIOTT JUNCTION CITY, KANSAS

The Courtyard by Marriott Junction City is a three-story, 119 room limited-service hotel and conference center opened in October 2004, and located at 310 Hammons Drive, Junction City, Kansas, approximately, eight miles south of
Fort Riley Military Reserve. Guest room amenities include cable television, high-speed wired internet access, a work desk, an iron and ironing board, and a personal-sized coffee-maker. Common-area amenities consist of an indoor pool, an exercise room, a coin-operated laundry, an eating area providing complimentary morning breakfast, and on-site restaurant (Courtyard Cafe).

According to the appraiser, HVS International, the room night demand is balanced among leisure, corporate, group and government. Leisure demand is generated by the local attractions in and around the Junction City area, as well as by travelers en route to destinations along Interstate 70, visitors to Fort Riley, and to surrounding retail and entertainment venues. Commercial demand is generated by firms such as Foot Locker, ConAgra, and by a variety of corporations located in the Junction City area. Civilian and non-per-diem civilian traffic created from the Fort Riley Army Base also drives commercial demand within this market segment. Group business benefits from the hotel's neighboring location to the Geary County Convention Center, which accommodates local and regional associations, and group functions related to Kansas State
University in Manhattan (23,000 students), and Fort Riley.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       38

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

PROPERTY PERFORMANCE VS. THE COMPETITIVE SET AVERAGE.

                             PROPERTY INFORMATION(1)

                                                 OCCUPANCY                             ADR
---------------------------------------------------------------------------------------------------------
                                                    COMP                               COMP
          PROPERTY NAME               PROPERTY      SET      PENETRATION   PROPERTY    SET    PENETRATION
---------------------------------------------------------------------------------------------------------

Embassy Suites Frisco                    68.5%     69.7%         98.4%       134.6    124.2      108.4%
Embassy Suites Hampton                   65.2%     64.1%        101.7%       107.0     85.2      125.6%
Embassy Suites Hot Springs               63.8%     48.6%        131.3%       124.3     82.8      150.1%
Holiday Inn Express Springfield          52.0%     61.4%         84.6%        94.3     82.6      114.2%
Courtyard by Marriott Junction City      68.1%     79.7%         85.5%        78.8     52.2      150.8%
---------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                          65.5%     64.0%        102.4%       119.6     98.9      120.9%
---------------------------------------------------------------------------------------------------------

                                                 REVPAR
---------------------------------------------------------------------
                                                  COMP
           PROPERTY NAME              PROPERTY     SET    PENETRATION
---------------------------------------------------------------------

Embassy Suites Frisco                   93.6      86.5       108.2%
Embassy Suites Hampton                  69.8      54.6       127.8%
Embassy Suites Hot Springs              79.1      40.2       196.5%
Holiday Inn Express Springfield         49.0      50.7        96.7%
Courtyard by Marriott Junction City     53.8      41.6       129.4%
---------------------------------------------------------------------
TOTAL/WTD. AVG.                         79.3      64.0       124.0%
---------------------------------------------------------------------

(1)  All information is as of T-12 August 31, 2006. Property Information is
     based on the Borrower's operating statements and Competitive Set information is based on the respective August 30, 2006 STR Reports.

PROPERTY MANAGEMENT. The JQH Hotel Portfolio is managed by John Q. Hammons
Hotels Management, LLC, an affiliate of the borrower. Based in Springfield,
Missouri, John Q. Hammons Hotels operates properties nationwide under the following brands: Embassy Suites Hotels, Renaissance, Marriott, Radisson,
Residence Inn, Homewood Suites by Hilton, Holiday Inn, Holiday Inn Express, and
Courtyard by Marriott. The company owns and/or manages 67 hotels, including 23
Embassy Suites Hotels, located in 24 states.

                          FRANCHISE AGREEMENT SUMMARY

                                                                              FRANCHISE AGREEMENT
           PROPERTY NAME                            FRANCHISOR                  EXPIRATION DATE         PROPERTY FLAG
-------------------------------------------------------------------------------------------------------------------------

EMBASSY SUITES FRISCO                 Promus Hotels, Inc.                          June 2022           Embassy Suites
EMBASSY SUITES HAMPTON                Promus Hotels, Inc.                          June 2026           Embassy Suites
EMBASSY SUITES HOT SPRINGS            Promus Hotels, Inc.                           May 2024           Embassy Suites
HOLIDAY INN EXPRESS SPRINGFIELD       Holiday Hospitality Franchising, Inc.        March 2015        Holiday Inn Express
COURTYARD BY MARRIOTT JUNCTION CITY   Marriott International, Inc.                October 2024      Courtyard by Marriott

RESERVES. The JQH Hotel Portfolio loan requires ongoing monthly deposits in an amount equal to 1/12 of the amount the lender reasonably estimates will be due and payable for annual taxes for the upcoming year. The JQH Hotel Portfolio loan requires an FF&E reserve equal to 4.0% of gross revenues but provided that if the borrower has spent at least 2.0% of gross revenues on FF&E for the preceding
12 month period, the borrower may deliver to lender (i) a letter of credit acceptable to lender or (ii) a guaranty from the sponsor, in lieu of making cash deposits into the FF&E reserve, provided further that no such letter of credit or guaranty may exceed $7.0 million and that the borrower will be obligated to deposit into the FF&E, in cash, any additional amounts required under the loan documents. There is an additional monthly reserve for the amount estimated by the lender to be due and payable by the borrower under the Embassy Suites
Hampton ground lease for all rent and any and all other charges which may be due. In addition, there is a lease reserve in the amount that is estimated to be due and payable by the borrower under the Embassy Suites Frisco leases with the adjacent convention center lease, so that lender has an accumulation of sufficient funds to pay the rent under such leases at least 10 days prior to the date such rent is due. The borrower has provided a guaranty from the sponsor in lieu of monthly deposit for insurance premiums, FF&E, the Embassy Suites Hampton ground rent and the Embassy Suites Frisco leases.

LOCKBOX/CASH MANAGEMENT. The JQH Hotel Portfolio loan is structured with five hard lockboxes (one for each individual property) in place at closing. Provided there is no cash flow sweep in place, the borrower will receive all excess cash after the distribution of debt service payments and property operating expenses.
A cash flow sweep will become effective at any time after the termination of the
Sponsor Guaranty upon the occurrence and continuation of an event of default or at any time the stressed debt service coverage ratio for the preceding 12-month period is less than 1.15x and ending when the stressed debt service coverage ratio exceeds 1.15x for two consecutive quarters.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Provided there is no event of default, at least 24 months after the date of closing and the termination of the
Sponsor Guaranty, the owners of the borrower are permitted to obtain mezzanine debt

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       39

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

("Mezzanine Loan") provided: (a) the amount of such Mezzanine Loan must not exceed at the time of closing of such Mezzanine Loan, an amount which, when added to the outstanding principal balance of the JQH Hotel Portfolio loan, results in a loan-to-value ratio in excess of the seventy percent (70%) and a minimum debt service coverage ratio of less than 1.30x; (b) the Mezzanine Loan may be secured by a pledge of the direct and/or indirect interests in the borrower (provided, however, the pledge of any principal's interest in the borrower shall not be permitted), (c) the holder of the Mezzanine Loan must at all times be (or be a wholly owned subsidiary of) a qualified mezzanine lender
(as such term is then defined by the Rating Agencies), (d) the lender must receive written confirmation from the Rating Agencies that the making of the
Mezzanine Loan shall not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates and (e)
all documents and instruments evidencing or securing the Mezzanine Loan including, without limitation, a subordination and intercreditor agreement, must be in form and substance reasonably satisfactory to the lender.

COLLATERAL RELEASE. After the expiration of the related lockout period and provided that no event of default exists, the borrower may obtain the release of an individual property from the lien of the mortgage and the release of the borrower's obligations under the loan documents with respect to such property through partial defeasance, upon the satisfaction of certain conditions, including without limitation: (a) the amount of the outstanding principal balance of the portion of the JQH Hotel Portfolio loan to be defeased must be at least equal to the Release Price for such property, and (b) after giving effect to such release, the debt service coverage ratio for the properties remaining subject to the lien in favor of the lender will be equal to or greater than the greater of (i) the debt service coverage ratio as of the origination date or
(ii) the debt service coverage ratio immediately prior to the release. "Release
Price", with respect to an individual property, means 120% of the applicable
Allocated Loan Amount of such individual property.

GROUND LEASE. The current ground lease term for the Embassy Suites Hampton property expires on March 23, 2054, with four 10-year renewal terms and one
9-year renewal term. The net annual rent payable by the tenant under the ground lease (through March 23, 2054) is $1.00.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       40

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                           BALANCE: $125,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               JQH HOTEL PORTFOLIO         LTV:     65.21%
--------------------------------------------------------------------------------

                                     [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       41

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       42

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017                                         BALANCE: $106,000,000
2 West 46th Street,           COLLATERAL TERM SHEET        DSCR:    1.16x
New York, NY 10036         MANHATTAN OFFICE PORTFOLIO      LTV:     80.36%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       43

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017                                         BALANCE: $106,000,000
2 West 46th Street,          COLLATERAL TERM SHEET         DSCR:    1.16x
New York, NY 10036         MANHATTAN OFFICE PORTFOLIO      LTV:     80.36%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                             GACC
LOAN PURPOSE:
   369 Lexington                         Refinance
   2 West 46th                           Acquisition
ORIGINAL BALANCE:                        $106,000,000
CUT-OFF DATE BALANCE:                    $106,000,000
% BY INITIAL UPB:                        2.77%
INTEREST RATE(1):                        5.7298%
PAYMENT DATE:                            1st of each month
FIRST PAYMENT DATE:                      January 1, 2007
MATURITY DATE:
   369 Lexington                         December 1, 2016
   2 West 46th                           December 1, 2011
AMORTIZATION:
   369 Lexington                         Interest Only through and including the
                                         payment date occurring on December 1,
                                         2011. Thereafter, amortization based on
                                         a 30-year schedule.
   2 West 46th                           Interest Only
CALL PROTECTION:                         Lockout for 24 months from the
                                         securitization date, then defeasance is
                                         permitted. On and after September 1,
                                         2016 (with respect to 369 Lexington)
                                         and September 1, 2011 (with respect to
                                         2 West 46th) prepayment permitted
                                         without penalty.
SPONSORS:                                Joseph Stavrach and Faraj Srour
BORROWERS:
   369 Lexington                         Kensington Delaware, LLC and
                                         Rach Delaware, LLC;
   2 West 46th                           46th R&F Realty, LLC and
                                         Rach Realty, LLC
ADDITIONAL FINANCING:                    None
LOCKBOX:                                 Soft
INITIAL RESERVES:(2)                     Tax:                 $428,220
                                         Insurance:           $25,812
                                         Free Rent            $354,233
MONTHLY RESERVES:(2)                     Tax:                 $214,110
                                         Insurance:           $12,906
                                         TI/LC:               $25,195
                                         Replacement:         $4,412
--------------------------------------------------------------------------------

(1)  Represents the weighted average rate, based on the interest rates of
     5.6300% for the 369 Lexington Avenue Loan and 5.8600% for the 2 West 46th
     Street Loan.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE / SQ. FT.:     $398.78
BALLOON BALANCE / SQ. FT.:(1)            $383.18
CUT-OFF DATE LTV:                        80.36%
BALLOON LTV:(1)                          77.22%
UNDERWRITTEN DSCR:(2)                    1.16x
--------------------------------------------------------------------------------

(1)  Balloon balance based on final Balloon payments for both Loans.

(2)  DSCR calculated based on the amortization debt service payments including amortization for the 369 Lexington Avenue Loan and the interest only debt service payments for the 2 West 46th Street Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:                Portfolio
PROPERTY TYPE:                           Office -- CBD
COLLATERAL:                              Fee Simple
LOCATION:                                New York, New York
YEAR BUILT / RENOVATED:
   369 Lexington                         1927 / 2005;
   2 West 46th                           1926 / 2005
COLLATERAL SQ. FT.:                      265,809
PROPERTY MANAGEMENT:
   369 Lexington                         369 Lex Management Corp.
   2 West 46th                           2 West 46th Street Management Corp.
UNDERWRITTEN OCCUPANCY AS OF
   NOVEMBER 11, 2006:(1)                 95.58%
UNDERWRITTEN NET OPERATING
    INCOME:                              $8,345,063
UNDERWRITTEN NET CASH FLOW:              $7,989,768
APPRAISED VALUE:                         $131,900,000
APPRAISAL DATE:
   369 Lexington                         October 31, 2006
   2 West 46th                           November 4, 2006
--------------------------------------------------------------------------------

(1)  Weighted average occupancy rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       44

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017                                         BALANCE: $106,000,000
2 West 46th Street,          COLLATERAL TERM SHEET         DSCR:    1.16x
New York, NY 10036         MANHATTAN OFFICE PORTFOLIO      LTV:     80.36%
--------------------------------------------------------------------------------

               369 LEXINGTON AVENUE -- MAJOR OFFICE TENANTS

                                                          RENT/
         TENANT            SQ. FT.   % SQ. FT.   % GPR   SQ. FT.   LEASE EXPIRATION   RATINGS (S/M/F)(1)
--------------------------------------------------------------------------------------------------------

El Mundo (2)                13,108      8.7%      8.5%    $40.00      12/31/2011           Not Rated
Anderson & Rottenberg PC    10,006      6.7       5.3     $32.50      10/31/2007           Not Rated
Mycroft Inc.                 7,484      5.0       4.4     $36.00      12/31/2012           Not Rated
Meridian VAT Reclaim         6,100      4.1       3.8     $38.11      10/31/2008           Not Rated
--------------------------------------------------------------------------------------------------------
SUBTOTAL/WA:                36,698     24.4%     21.9%    $36.82
--------------------------------------------------------------------------------------------------------

(1)  Credit Ratings are of the parent company whether it guarantees the lease or not.

(2)  Either the tenant or the borrower may terminate the lease during 2010 or
     2011 with 90 days notice. The tenant is not in occupancy but is expected to take occupancy by January 1, 2007. The borrower has reserved $87,387 to cover rent abatement.

                  369 LEXINGTON AVENUE -- LEASE ROLLOVER(1)(2)

                     NUMBER OF                           CUMULATIVE     CUMULATIVE                  % OF UW    CUMULATIVE %
                      LEASES     EXPIRING   % OF TOTAL      TOTAL         % OF          UW BASE    BASE RENT    OF UW BASE
YEAR OF EXPIRATION   EXPIRING     SQ. FT.     SQ. FT.      SQ. FT.    TOTAL SQ. FT.      RENT       ROLLING    RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------

       2006              1             --       0.0%            --          0.0%              --       0.0%         0.0%
       2007              3         18,253      12.1         18,253         12.1%      $  618,210      10.0         10.0%
       2008              5         18,507      12.3         36,760         24.4%         690,493      11.2         21.2%
       2009              2          6,098       4.1         42,858         28.5%         228,140       3.7         24.9%
       2010              7         25,707      17.1         68,565         45.6%         986,151      16.0         40.8%
       2011              9         39,148      26.0        107,713         71.6%       1,597,035      25.8         66.6%
       2012              1          7,484       5.0        115,197         76.6%         269,424       4.4         71.0%
       2013              1          5,588       3.7        120,785         80.3%         229,108       3.7         74.7%
       2014              0             --       0.0        120,785         80.3%              --       0.0         74.7%
       2015              0             --       0.0        120,785         80.3%              --       0.0         74.7%
       2016              4         23,876      15.9        144,661         96.2%       1,383,661      22.4         97.1%
    Thereafter           1          1,875       1.2        146,536         97.4%         179,606       2.9        100.0%
      Vacant            --          3,851       2.6        150,387        100.0%              --        --           --
---------------------------------------------------------------------------------------------------------------------------
      TOTAL:            34        150,387     100.0%                                  $6,181,828     100.0%
---------------------------------------------------------------------------------------------------------------------------

(1)  The numbers in this chart are based on the actual in-place rent roll. The underwritten net cash flow is based on an "as stabilized" rent roll.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       45

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017                                         BALANCE: $106,000,000
2 West 46th Street,          COLLATERAL TERM SHEET         DSCR:    1.16x
New York, NY 10036         MANHATTAN OFFICE PORTFOLIO      LTV:     80.36%
--------------------------------------------------------------------------------

                       2 WEST 46TH STREET -- MAJOR TENANTS

                                             % OF             RENT/
            TENANT                SQ. FT.   SQ.FT.   % GPR   SQ. FT.   LEASE EXPIRATION   RATINGS (S/M/F)(1)
------------------------------------------------------------------------------------------------------------

Dollar Program (retail)             9,990     8.7%    6.8%    $31.96       2/28/2011           Not Rated
Royal Chain                         8,669     7.5     5.5     $29.76       3/31/2009           Not Rated
Arthur Brown & Bros (retail)(2)     7,269     6.3     4.3     $27.57       2/28/2013           Not Rated
Robert Pomann Sound                 5,423     4.7     5.2     $45.03       3/31/2007           Not Rated
Carelle Jewelry                     3,028     2.6     3.4     $51.84       8/31/2010           Not Rated
------------------------------------------------------------------------------------------------------------
SUBTOTAL/WA:                       34,379    29.8%   25.3%    $34.29
------------------------------------------------------------------------------------------------------------

(1)  Credit Ratings are of the parent company whether it guarantees the lease or not.

(2)  Tenant has the right to terminate at any time after February 28, 2008, with
     90 days notice with no termination fee.

                     2 WEST 46TH STREET -- LEASE ROLLOVER(1)

             NUMBER OF                           CUMULATIVE   CUMULATIVE                 % OF UW    CUMULATIVE %
  YEAR OF      LEASES    EXPIRING   % OF TOTAL      TOTAL     % OF TOTAL     UW BASE    BASE RENT    OF UW BASE
EXPIRATION    EXPIRING    SQ. FT.     SQ. FT.      SQ. FT.      SQ. FT.       RENT       ROLLING    RENT ROLLING
----------------------------------------------------------------------------------------------------------------

   2006           1           551       0.5%           551        0.5%     $   30,618       0.7%         0.7%
   2007          24        20,303      17.6         20,854       18.1       1,008,898      21.6         22.3%
   2008          22        12,496      10.8         33,350       28.9         650,270      13.9         36.3%
   2009          25        24,625      21.3         57,975       50.2         991,813      21.3         57.5%
   2010          17        16,306      14.1         74,281       64.4         745,764      16.0         73.5%
   2011          10        16,382      14.2         90,663       78.5         623,449      13.4         86.9%
   2012           1         2,170       1.9         92,833       80.4         102,000       2.2         89.1%
   2013           4        10,030       8.7        102,863       89.1         318,892       6.8         95.9%
   2014           3         2,541       2.2        105,404       91.3         128,361       2.8         98.7%
   2015           0            --       0.0        105,404       91.3              --       0.0         98.7%
   2016           0            --       0.0        105,404       91.3              --       0.0         98.7%
Thereafter        2         2,133       1.8        107,537       93.2          61,805       1.3        100.0%
  Vacant         --         7,885       6.8        115,422      100.0%             --        --           --
----------------------------------------------------------------------------------------------------------------
  TOTAL:        109       115,422     100.0%                               $4,661,871     100.0%
----------------------------------------------------------------------------------------------------------------

(1)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MANHATTAN OFFICE PORTFOLIO LOAN

THE LOAN. The Manhattan Office Portfolio Loan (as defined herein) consists of two cross-collateralized and cross-defaulted loans secured by first mortgages on the related borrowers' fee simple interest in two office buildings located in
Midtown Manhattan, one located at 369 Lexington Avenue (the "369 Lexington
Avenue Loan") and one located at 2 West 46th Street, (the "2 West 46th Street
Loan," and, together with the 369 Lexington Avenue Loan, the "Manhattan Office
Portfolio Loan"). The 369 Lexington Avenue Loan has a 10-year term, accrues interest at a fixed rate equal to 5.6300%, requires interest only payments for the first five years and payments thereafter are based on a 30-year amortization schedule. The 369 Lexington Avenue Loan proceeds were used to refinance the 369
Lexington Avenue property. The 2 West 46th Street Loan has a 5-year term accrues interest at a rate equal to 5.8600% and requires interest only payments for the entire loan term. The 2 West 46th Street Loan proceeds were used to fund the acquisition of the related Manhattan Office Portfolio property for approximately
$54.6 million; therefore the borrower has cash equity of approximately $8.6 million. Based on the combined appraised value of $131.9 million, the borrowers have implied equity of $25.9 million in the Manhattan Office Portfolio properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       46

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017            COLLATERAL TERM SHEET        BALANCE: $106,000,000
2 West 46th Street,         MANHATTAN OFFICE PORTFOLIO     DSCR:    1.16x
New York, NY 10036                                         LTV:     80.36%
--------------------------------------------------------------------------------

                      MANHATTAN OFFICE PORTFOLIO LOAN
------------------------------------------------------------------------
                          LOAN                      YEAR    CUT-OFF LOAN
   LOAN NAME             PURPOSE       LOCATION     BUILT      AMOUNT
------------------------------------------------------------------------
369 Lexington Avenue   Refinance     New York, NY    1927   $ 60,000,000
2 West 46th Street     Acquisition   New York, NY    1926     46,000,000
------------------------------------------------------------------------
TOTAL/WTD. AVG.                                             $106,000,000
------------------------------------------------------------------------

-------------------------------------------------------------------------
   LOAN NAME           SQ. FT.   APPRAISED VALUE   OCCUPANCY      UW NCF
-------------------------------------------------------------------------
369 Lexington Avenue   150,387     $ 75,100,000      97.44%    $4,960,747
2 West 46th Street     115,422       56,800,000      93.17      3,029,021
-------------------------------------------------------------------------
TOTAL/WTD. AVG.        265,809     $131,900,000      95.58%    $7,989,768
-------------------------------------------------------------------------

THE BORROWERS. The borrowers under the 369 Lexington Avenue Loan are two tenant-in-common borrowers, each of which only have two members, Kensington
Delaware, LLC and Rach Delaware, LLC, each having a 50% ownership interest in the 369 Lexington Avenue property (the "369 Lexington Avenue Borrower"). The borrowers under the 2 West 46th Street Loan are two tenant-in-common borrowers,
46th R&F Realty, LLC and 46th Rach Realty, LLC, each having a 50% ownership interest in the 2 West 46th Street property (the "2 West 46th Street Borrower"
and together with the 369 Lexington Avenue Borrower, the "borrowers"). The borrowers are special-purpose, bankruptcy-remote entities, each with at least one independent director and for which non-consolidation opinions were obtained at closing. The Manhattan Office Portfolio Loan is sponsored by Joseph Stavrach and Faraj Srour, both of whom are the only members of each tenant-in-common borrower. Mr. Stavrach has over 20 years of real estate experience and currently has ownership interest in three office properties totaling 455,000 sq. ft. As of
January 1, 2006, Mr. Stavrach had a net worth of $20.8 million and liquidity of
$2.0 million. With over 18 years of real estate experience, Faraj Srour has ownership interests in over 18 office properties in Manhattan totaling approximately 1.4 million sq. ft. As of December 19, 2005, Mr. Srour had a net worth of $36.0 million and liquidity of $1.0 million.

THE PROPERTIES. The 369 Lexington Avenue property is a 150,387 sq. ft., Class B office complex with ground floor retail space located at the southeast corner of
41st Street and Lexington Avenue in Midtown Manhattan. Constructed in 1927, 369
Lexington Avenue is located in the heart of the Grand Central submarket, just one block south of Grand Central Station. The 369 Lexington Avenue property is an art deco building that compliments neighboring Grand Central architectural icons such as the Chanin Building, the Graybar Building and the Chrysler
Building. The 369 Lexington Avenue property offers superior light and air due to its corner location and setback from its neighbors. The property provides a desirable corporate environment for Midtown boutique firms seeking full floor identity one block from Grand Central Station. The subject site consists of a
10,856 sq. ft. parcel of land (0.25 acres) which has approximately 92 feet of frontage along 41st Street and 118 feet of frontage along Lexington Avenue. The
369 Lexington Avenue property has unused development rights or "air rights".
Recent sales of well positioned air rights have reached $400 per sq. ft. in
Manhattan.

The 2 West 46th Street property is a 17-story, 115,422 sq. ft., Class B office building with ground floor retail space located just west of Fifth Avenue in the heart of Manhattan's Diamond District. The building's location offers excellent access to the many amenities of Midtown Manhattan. Constructed in 1926, the 2
West 46th Street property has recently undergone numerous capital improvements that provide tenants with a full range of modern amenities which include modernized elevators, new windows, renovated bathrooms, improved electrical systems and replaced risers.

SIGNIFICANT TENANTS. The Manhattan Office Portfolio properties have a combined weighted average occupancy of 95.58%.

As of November 11, 2006, the 369 Lexington Avenue property is 97.44% occupied by
30 office tenants and four retail tenants. The weighted average rental rate for the office tenants is $38.30 per sq. ft.

THE 369 LEXINGTON AVENUE PROPERTY'S THREE LARGEST TENANTS ARE:

OLD BRIDGE GOURMET DELI (14,039 sq. ft., 9.3% of NRA, 13.7% of GPR) operates under a 12-year lease expiring on December 31, 2016. The rental rate per sq. ft.
of $60.45 remains constant throughout the lease term. Old Bridge Gourmet Deli occupies space as a deli on the ground floor of the property.

EL MUNDO (13,108 sq. ft., 8.7% of NRA, 8.5% of GPR) operates under a five year lease expiring on December 31, 2011. The rental rate per sq. ft. of $40.00 remains constant throughout the lease term. Either the borrower or tenant may terminate the lease during 2010 or 2011 with 90 days notice. Although El Mundo will be operating offices at the property, they sell a variety

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       47

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017            COLLATERAL TERM SHEET        BALANCE: $106,000,000
2 West 46th Street,         MANHATTAN OFFICE PORTFOLIO     DSCR:    1.16x
New York, NY 10036                                         LTV:     80.36%
--------------------------------------------------------------------------------

of consumer goods from clothing to household items at 14 discount department stores in New York City and New Jersey. The El Mundo department store chain is jointly owned by one of the loan sponsors, Faraj Srour and his brother, Raymond
Srour.

ANDERSON & ROTTENBERG, PC (10,006 sq. ft., 6.7% of NRA, 5.3% of GPR) operates under a 10-year lease which expires on October 31, 2007. The rental rate per sq.
ft. of $32.50 remains constant throughout the lease term. Anderson & Rottenberg,
PC is a full-service law firm. The firm also has offices in White Plains, New
York and Hackensack, New Jersey.

As of November 11, 2006, the 2 West 46th Street Mortgaged Property is 93.17%
occupied by 105 office tenants and two retail tenants. The weighted average rental rate for the office tenants is $43.40 per sq. ft. Thirty-eight of the tenants at the 2 West 46th Street property (40,804 sq. ft., 35.4% of NRA, 35.4%
of the GPR) have the right to terminate their leases as of a given date with either 30 through 90 days notice with no termination fees.

THE 2 WEST 46TH STREET MORTGAGED PROPERTY'S FOUR LARGEST TENANTS ARE:

DOLLAR PROGRAM LLC dba `Everything $0.99 Cents or Less' (9,990 sq. ft., 8.7% of
NRA, 6.8% of GPR) operates under a 9-year lease which expires February 28, 2011.
The rental rate per sq. ft. of $31.96 remains constant throughout the lease term. `Everything $0.99 Cents or Less' is one of two ground floor retailers at the 2 West 46th Street property.

ROYAL CHAIN (8,669 sq. ft., 7.5% of NRA, 5.5% of GPR) operates under a 10-year lease which expires on March 31, 2009. The rental rate per sq. ft. of $29.76 remains constant throughout the lease term. Royal Chain creates jewelry that is sold in over 6,000 retail stores throughout the U.S., Canada, Mexico and the
Caribbean Islands. It is headquartered at the 2 West 46th Street property.

ARTHUR BROWN & BROTHERS, INC. (7,269 sq.ft., 6.3% of NRA, 4.3% of the GPR)
operates under a 10-year lease which expires on February 28, 2013. The rental rate per sq. ft. of $27.57 remains constant throughout lease term. Under the lease, either the tenant or the borrower has the right to terminate at any time after February 28, 2008 with 90 days notice and no termination fee. Arthur Brown
& Brothers, Inc., located at the 2 West 46th Street property for approximately
50 years, sells high end writing instruments and related items worldwide through its website and various catalogues.

ROBERT POMANN SOUND PRODUCTION (5,423 sq. ft., 4.7% of NRA, 5.2% of GPR)
operates under a 6-year lease. The rental rate per sq. ft. of $45.03 remains constant throughout the lease term. Rober Pomann Sound is a full-service audio-post production facility with 7 state of the art studios. The company has been a distinguished name in the production of quality audio for television, radio, animation and film for over 20 years. Bob Pomann started Pomann Sound in the early 1980's. The company has been located at 2 West 46th Street since its inception, expanding from a one room sky loft to three floors. Selected clients of Pomann Sound include Dairy Queen, Nokia, Verizon, Subway, ESPN and Dunkin'
Donuts.

The 2 West 46th Street property retains approximately 20,000 sq. ft. of unused development rights, a valuable commodity for a potential Fifth Avenue development site bordering the mortgaged property. Adjacent low-rise Fifth
Avenue buildings have approximately 271,000 sq. ft. of development rights, creating the opportunity to ultimately assemble a spectacular corner development site with approximately 150 feet of prime Fifth Avenue frontage.

THE MARKET. Both of the Manhattan Office Portfolio Mortgaged Properties feature office and retail space in the Midtown Manhattan market.

OFFICE. The office inventory for Manhattan totaled approximately 496.7 million
sq. ft. as of the first quarter of 2006. The overall vacancy rate was 6.7% and the average asking rent was $43.54 per sq. ft. Both of the Manhattan Office
Portfolio properties are located within the Midtown office market. The core portion of the Midtown office market is between Third and Eighth Avenues. This market includes residential neighborhoods and cultural attractions and has a diverse commercial tenant base.

As of the first quarter of 2006, the Midtown office market totaled 292.8 million
sq. ft. in 1,521 buildings. Of the total inventory, 202 million sq. ft. was
Class A space, 58.2 million was Class B space and 32.4 million sq. ft. was Class
C space.

The direct vacancy rate in Midtown was 6.0% as of the first quarter 2006.
Vacancy rates have been steadily trending downward from 2003's high of 9.7%. The vacancy rate for Class B space was 5.7%. The average rental rate for Class B buildings was $43.37 per sq. ft.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       48

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017            COLLATERAL TERM SHEET        BALANCE: $106,000,000
2 West 46th Street,         MANHATTAN OFFICE PORTFOLIO     DSCR:    1.16x
New York, NY 10036                                         LTV:     80.36%
--------------------------------------------------------------------------------

The 369 Lexington Avenue property is specifically located within the Grand
Central office submarket where office inventory is comprised of 6.0 million sq.
ft. of Class B space. The overall office vacancy rate for the Grand Central submarket was 7.4%. Class B space within the submarket had a vacancy rate of
6.4%. The average asking rent for the Grand Central market was $50.55 per sq.
ft., the third highest among the 20 Manhattan submarkets. The average quoted rent for Class B space was $40.54 per sq. ft., the fourth highest among the various submarkets.

The appraiser analyzed the 369 Lexington Avenue property's direct competition and a total of 34 buildings totaling 3.7 million sq. ft. were identified. These buildings had a direct vacancy rate of 3.7%. Asking rents for office space in the 369 Lexington Avenue property's submarket range from $28.00 to $46.00 per
sq. ft. with an average of $38.50 per sq. ft.

According to the appraiser, the unadjusted comparable rents for the most comparable and competitive leases exhibit a range from $34.00 to $56.00 per sq.
ft. with an average of $42.89 per sq. ft. The overall average office rent at the
369 Lexington Avenue property is approximately $37.10 per sq. ft., which is approximately 13.5% below the average comparable. Recent leasing activity at the
369 Lexington Avenue property presents a range of $34.00 to $55.00 per sq. ft.
with an average of $41.17 per sq. ft. Considering the property's location and condition, the appraiser concluded market rent for office space at the subject property is $40.00 per sq. ft. for the subject's office space on the 2-12th floors, and $48.00 per sq. ft. for the subject's office space on the 14-27 floors.

The 2 West 46th Street property is specifically located in Midtown Manhattan's
Times Square office submarket, which, as of the third quarter 2006, had a total inventory of nearly 39.4 million sq. ft. The Times Square submarket had a vacancy rate of 5.1% and an average asking rent of $60.65 per sq. ft.

The appraiser analyzed the 2 West 46th Street property's direct competition and a total of 36 buildings totaling 2.1 million sq. ft. were identified. These buildings had direct and overall vacancy rates of 6.0%. Asking rents for office space within this comparable set of buildings ranged from $30.00 per sq. ft. to
$55.00 per sq. ft. with an average of $41.66 per sq. ft. Tenants of the subject pay office rents averaging $45.57 per sq. ft.

RETAIL. Retail rents in the area surrounding the 369 Lexington Avenue property typically range from $106.25 per sq. ft. to $165.75 per sq. ft. The appraiser estimated that current market rent for the mortgaged property's retail space is
$150.00 per sq. ft. The subject's three retail tenants pay rents of $60.45 per
sq. ft., $95.79 per sq. ft., and $110.00 per sq. ft., averaging $69.91 per sq.
ft. which is approximately 54% below market rent.

Retail rents in the 2 West 46th Street property's immediate area typically range from $100 to $110 per sq. ft. Based on rents for comparable space, and the appraiser estimated that current market rent for the 2 West 46th Street property's retail space would be $100 per sq. ft. for the ground floor retail space, $15.00 per sq. ft. for the below-grade basement space and $50.00 per sq.
ft. for mezzanine space. On a blended basis, market rent for the Dollar Program store was estimated at $54.00 per sq. ft. (Dollar Program currently pays rent of
$31.96 per sq. ft.), and market rent for the Arthur Brown Bros. space was estimated at $70.00 per sq. ft. (tenant currently pays rent of $27.00 per sq.
ft.). Overall, the 2 West 46th Street property retail tenants pay rent that is approximately 50.4% below appraisal determined competitive market rents.

PROPERTY MANAGEMENT. The 369 Lexington Avenue property is managed by 369 Lex
Management Corp., a borrower affiliate. The 2 West 46th Street property is managed by 2 West 46th Street Management Corp., a borrower affiliate.

LOCKBOX/CASH MANAGEMENT. The Manhattan Office Portfolio Loan is structured with a soft lockbox. The Manhattan Office Portfolio Loan documents require cash management upon an Event of Default (as such term is defined in the Manhattan
Office Portfolio Loan documents).

RESERVES. At closing, the borrowers deposited (i) $454,032 for taxes and insurance and (ii) $354,233, which amount represents the rent payments for six tenants with free rent periods. Amounts in this reserve will be released to the borrower, incrementally, as each such tenant commences paying rent under its lease. In addition, the Manhattan Office Portfolio Loan documents require the following monthly reserves: (i) tax, in an amount equal to $214,110, (ii)
insurance, in an amount equal to $12,906, (iii) tenant improvement and leasing commissions, in an amount equal to $25,195 and (iv) replacements, in an amount equal to $4,412.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       49

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017            COLLATERAL TERM SHEET        BALANCE: $106,000,000
2 West 46th Street,         MANHATTAN OFFICE PORTFOLIO     DSCR:    1.16x
New York, NY 10036                                         LTV:     80.36%
--------------------------------------------------------------------------------

PARTIAL RELEASE. The Manhattan Office Portfolio Loan documents permit defeasance, in whole but not in part. However, in the event each of the individual Manhattan Office Portfolio properties maintains a DSCR of 1.30x
(based on interest only payments), the borrowers may obtain a release of the cross collateralization structure.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       50

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
369 Lexington Avenue,
New York, NY 10017            COLLATERAL TERM SHEET        BALANCE: $106,000,000
2 West 46th Street,         MANHATTAN OFFICE PORTFOLIO     DSCR:    1.16x
New York, NY 10036                                         LTV:     80.36%
--------------------------------------------------------------------------------

                                     [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the Securities and
Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       51

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       52

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002               FIRST CITY TOWER        LTV:         43.26%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       53

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002               FIRST CITY TOWER        LTV:         43.26%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                           BCRE
LOAN PURPOSE:                          Refinance
ORIGINAL BALANCE: (1)                  $93,000,000
CUT-OFF DATE BALANCE:                  $93,000,000
% BY INITIAL UPB:                      2.43%
INTEREST RATE:                         6.130%
PAYMENT DATE:                          1st of each calendar month
FIRST PAYMENT DATE:                    September 1, 2006
MATURITY DATE:                         August 1, 2016
AMORTIZATION:                          Interest Only
CALL PROTECTION:                       Lockout for 24 months from the
                                       securitization date, then defeasance is
                                       permitted. On and after February 1,
                                       2016, prepayment permitted
                                       without penalty.
SPONSOR:                               JMB Realty Corporation
BORROWER:                              FC Tower Property Partners, L.P.
ADDITIONAL
   FINANCING:(1)(2)                    $17,000,000 subordinate B-note.
LOCKBOX:                               Hard
INITIAL RESERVES:(3)                   Tax:                 $3,298,256
                                       Ground Rent Escrow   $11,746
MONTHLY RESERVES:(3)                   Tax:                 $366,473
                                       Insurance:           Springing
                                       Replacement:         $22,000.00
                                       Ground Rent:         $11,746
                                       TI/LC:               Springing
--------------------------------------------------------------------------------

(1)  The property also secures a partially funded subordinate B-note in the maximum original principal amount of $17 million. The B-note, including the obligation to make additional advances under the B-note, is not included in the trust. As of the Cut-off Date, the B-note principal balance is
     $3,208,741.73.

(2)  See "Current Mezzanine or Subordinate Indebtedness" herein.

(3)  See "Reserves" herein.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE / SQ. FT.:   $69.75
BALLOON BALANCE / SQ. FT.:             $69.75
CUT-OFF DATE "STABILIZED" LTV:         43.26%
CUT-OFF DATE "AS-IS" LTV:              50.00%
MATURITY DATE "STABILIZED" LTV:        43.26%
MATURITY DATE "AS-IS" LTV:             50.00%
UNDERWRITTEN DSCR:                     2.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION(2)
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:              Single Asset
PROPERTY TYPE:                         Office
COLLATERAL:                            Fee Simple / Leasehold Interest
LOCATION:                              Houston, Texas
YEAR BUILT / RENOVATED:                1980 / 2006
COLLATERAL SQ. FT.:                    1,333,312
PROPERTY MANAGEMENT:                   CB Richard Ellis, Inc.
OCCUPANCY AS OF
   AUGUST 31, 2006:                    85.07%
UNDERWRITTEN NET OPERATING
   INCOME:                             $14,684,657
UNDERWRITTEN NET CASH FLOW:            $13,835,535
STABILIZED APPRAISED VALUE:(3)         $215,000,000
STABILIZED APPRAISED DATE:             January 1, 2008
AS-IS APPRAISED VALUE:                 $186,000,000
AS-IS APPRAISED DATE:                  July 31, 2006
--------------------------------------------------------------------------------

(1)  The property also secures a partially funded subordinate B-note in the maximum original principal amount of $17,000,000. The B-note, including the obligation to make additional advances under the B-note, is not included in the trust. Each of Loan Balance/sq. ft., Balloon Balance/ sq. ft., Cut-off
     Date "Stabilized" LTV, Cut-off Date "As-Is" LTV, Maturity Date "Stabilized"
     LTV, Maturity Date "As-Is" LTV or DSCR, exclude the B-note (including any future advances). The Cut-off Date "Stabilized" LTV, the Cut-off Date
     "As-Is" LTV, the Maturity Date "Stabilized" LTV, the Maturity Date "As-Is"
     LTV and DSCR, inclusive of the funded portion of the B-note are 44.75%,
     51.73%, 44.75%, 51.73% and 2.31x, respectively.

(2)  See "The Property" herein.

(3)  The stabilized appraised value assumes occupancy has stabilized as of the stabilized appraisal date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       54

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002               FIRST CITY TOWER        LTV:         43.26%
--------------------------------------------------------------------------------

                    FIRST CITY TOWER -- MAJOR OFFICE TENANTS

                               NET RENTABLE   % NET RENTABLE            RENT
            TENANT                 SQ. FT.         SQ. FT.     % GPR     PSF    LEASE EXPIRATION   RATINGS (S/F/M)(1)
---------------------------------------------------------------------------------------------------------------------

Vinson & Elkins LLP               524,796          39.4%       50.8%   $12.63     10/31/2021(2)          Not rated
Waste Management Inc.             205,312          15.4        14.9      9.50     12/31/2010            BBB/BBB/Baa3
Enervest Management Partners       47,716           3.6         3.4      9.25      8/31/2010             Not rated
---------------------------------------------------------------------------------------------------------------------
SUBTOTAL/WA:                      777,824          58.3%       69.1%   $11.60
---------------------------------------------------------------------------------------------------------------------

(1)  Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  41,492 square feet expires on July 31, 2008; 27,541 square feet expires on
     December 31, 2008 and 11,274 square feet is month-to-month.

                    FIRST CITY TOWER -- LEASE ROLLOVER(1)(2)

                                                                                                            CUMULATIVE %
             NUMBER OF                            CUMULATIVE   CUMULATIVE % OF                  % OF BASE     OF BASE
  YEAR OF      LEASES     EXPIRING   % OF TOTAL      TOTAL          TOTAL        ANNUAL RENT/      RENT         RENT
EXPIRATION    EXPIRING     SQ. FT.     SQ. FT.      SQ. FT.        SQ. FT.          SQ. FT.      ROLLING      ROLLING
------------------------------------------------------------------------------------------------------------------------

2007              7         17,423        1.3%       17,423           1.3%          $15.61          2.1%         2.1%
2008             12        109,286        8.2       126,709           9.5             5.08          4.2          6.3
2009              7         33,777        2.5       160,486          12.0            13.35          3.5          9.8
2010             17        261,007       19.6       421,493          31.6             9.44         18.9         28.6
2011             12         65,149        4.9       486,642          36.5            13.46          6.7         35.4
2012              2          4,623        0.3       491,265          36.8            13.71          0.5         35.8
2013              4         33,399        2.5       524,664          39.4             6.06          1.5         37.4
2014              3          8,776        0.7       533,440          40.0             9.00          0.6         38.0
2015              1         22,909        1.7       556,349          41.7             5.89          1.0         39.0
2016              3         46,362        3.5       602,711          45.2            14.84          5.3         44.3
2017              3         61,132        4.6       663,843          49.8             7.44          3.5         47.8
2019              1          7,529        0.6       671,372          50.4             9.00          0.5         48.3
2021             19        444,489       33.3     1,115,861          83.7            14.64         49.8         98.1
MTM              15         18,402        1.4     1,134,263          85.1            13.35          1.9        100.0%
Vacant            1        199,049       14.9     1,333,312         100.0%              --           --           --
------------------------------------------------------------------------------------------------------------------------
TOTAL           107      1,333,312      100.0%                                                    100.0%
------------------------------------------------------------------------------------------------------------------------

(1)  The numbers in this chart are based on the actual in-place rent roll, except that with respect to leases scheduled for a rent increase by June 1,
     2007, such numbers are based on the increased rent.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       55

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002                FIRST CITY TOWER       LTV:         43.26%
--------------------------------------------------------------------------------

FIRST CITY TOWER LOAN

THE LOAN. The First City Tower loan is secured by a first priority mortgage on the borrower's fee simple and leasehold interest in a 1,333,312 square foot
Class A office tower in Houston, Texas. The 10-year loan consists of an initial advance of $93,000,000 pursuant to an A-Note, and a partially funded subordinate
B-note, under which additional advances may be funded during a draw period in the aggregate maximum principal amount of $17,000,000 (including the funded portion). The B-note will not be included in the Trust.

THE BORROWER. The borrower, FC Tower Property Partners, L.P., a Texas limited partnership, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by
JMB Realty Corporation ("JMB"). JMB owns, develops, and manages real estate projects throughout North America, including regional malls, hotels, planned communities, and office complexes. Its portfolio includes a number of marquee properties such as the Ritz-Carlton and the Four Seasons in Chicago and MGM
Tower in Los Angeles. JMB was founded in 1968 by Robert Judelson, Judd Malkin, and Neil Bluhm; Mr. Judelson is no longer involved with JMB, but Mr. Malkin remains as chairman and Mr. Bluhm is president. Mr. Bluhm is also one of the principals of Walton Street Capital.

THE PROPERTY. The First City Tower property is a 49-story Class A retail and office building located at 1001 Fannin Street, in the central business district of Houston, Texas. The First City Tower property contains approximately
1,333,312 sq. ft. of net rentable area and a 10-level 2,083 space parking garage
(687,240 sq. ft.).

SIGNIFICANT TENANTS.

The property is approximately 85.1% leased to 56 tenants. Investment grade and other high quality tenants constitute 68.8% (779,987 sq. ft.) of the occupied
NRA and contribute 71.8% of the total base rent from the property. The First
City Tower property is the corporate headquarters for four of the top-5 tenants in the building, and overall, approximately 71% of the occupied NRA serves as corporate headquarters. The three largest tenants are described below:

VINSON & ELKINS LLP (524,796 sq. ft., 39.4% of NRA) From its beginning as a two man partnership in Houston in 1917, Vinson & Elkins LLP ("V&E") has grown to be one of the world's largest energy law firms with offices in Austin, Dallas,
Houston, New York, Washington, Beijing, Dubai, London, Moscow, Shanghai and
Tokyo. The firm is currently ranked in 39th place in The American Lawyer's 2006
AmLaw 100 rankings of U.S. law firms based on revenue, and 48th on the 2006
Global 100 rankings of firms worldwide, with $510,000,000 in gross revenue in fiscal year 2005. In terms of size, the firm is ranked 39th on the National Law
Journal's 2006 NLJ 250 rankings of U.S. firms, with 759 attorneys (as of
9/30/06). V&E's Oil & Gas practice is ranked first in the 2006 edition of
Chambers Global: The World's Leading Lawyers and in 2005, the firm was named
"USA Energy Law Firm of the Year" by Chambers and Partners. The tenant is headquartered at the property.

WASTE MANAGEMENT, INC. (205,312 sq. ft., 15.4% of NRA) Waste Management, Inc.
(NYSE: WMI; F/M/S: BBB/Baa3/ BBB) through its subsidiaries, offers integrated waste management services to commercial, industrial, municipal and residential customers in the United States, Puerto Rico, and Canada. The company manages its operations through six operating Groups, four of which are organized by geographic area and the other two are organized by function. The geographic
Groups include Eastern, Midwest, Southern and Western Groups, and the two
functional Groups are Wheelabrator Group, which provides waste-to-energy services, and the Recycling Group. The company also provides additional waste management services, such as methane gas recovery, portable toilet and fence rentals, and other miscellaneous services. As of December 31, 2005, the firm had revenues of over $13 billion and a net income of approximately $1.1 billion and owned or operated 277 solid waste and six hazardous waste landfills. The tenant is headquartered at the property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       56

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002                FIRST CITY TOWER       LTV:         43.26%
--------------------------------------------------------------------------------

ENERVEST MANAGEMENT PARTNERS (47,716 SF, 3.6% of NRA) EnerVest Management
Partners, Ltd. ("EnerVest") is one of the largest managers of oil and gas assets for institutional investors. The company currently operates approximately 11,000 wells in 10 states: Colorado, Kansas, Louisiana, Michigan, New Mexico, New York,
Ohio, Pennsylvania, Texas and West Virginia. The tenant is headquartered at the property.

THE MARKET. According to Cushman & Wakefield, the Houston-Sugar Land-Baytown
Metropolitan Statistical Area (Houston MSA) consists of ten counties in southeast Texas. With a population of over 5.2 million, the market is the seventh largest Metropolitan Statistical Area in the nation. The city of
Houston, located in central Harris County, is the largest incorporated area within the Houston MSA. The Houston MSA has ranked at the top of U.S. averages in total employment growth over the past ten years. Between 1995 and 2005, the
Houston market experienced an annualized employment growth rate of 1.8%, surpassing a 1.4% average annualized growth rate for the Top 100. Total employment growth in Houston is forecast to average 2.2% annually from 2005 through 2010, besting the Top 100's forecast annual rate of 1.5%.

The Houston metropolitan area, which ranks among the top 10 nationally in total office inventory, contains 151.3 million square feet of office space concentrated primarily in Harris County. Houston's office inventory is geographically segmented into 18 submarkets. Houston's Central Business District
("CBD"), in which the property is located, contains the largest concentration of office space within the region, with 36.1 million square feet, of which 68% or
25 million sq. ft. is Class A space. The area's remaining 17 submarkets are suburban in nature. Containing 115.2 million sq. ft., they constitute Houston's non-CBD market of office space of which the West Loop/Galleria submarket is the largest with 23.5 million sq. ft.

During the past year, Houston's overall office vacancy rate continued to steadily decline. Compared to first quarter 2005, the overall vacancy rate decreased by 1.5 percentage points to 19% according to Cushman & Wakefield.
Several suburban markets showed improvement, including the West Loop/Galleria submarket where overall vacancy rate dropped 4.0% to 16.9%. The amount of available sublease space continued to decline, and by first quarter-end 2006 totaled less than 1.7 million square feet compared to 3.3 million square feet one year earlier.

PROPERTY MANAGEMENT. The property is managed by CB Richard Ellis, Inc.

LOCKBOX/CASH MANAGEMENT. The First City Tower loan has been structured with a hard lockbox and in-place cash management.

RESERVES. At closing, the borrower deposited the sum of (1) $3,298,256.07 into a tax reserve and (2) $11,746.33 into a ground rent escrow reserve.

On a monthly basis, the borrower is required to deposit reserves for (1)
replacements in the amount of $22,000, (2) ground rent in the amount of
$11,746.33 for the purpose of paying the amounts due under the ground lease, and
(3) $366,473 for real estate taxes. The borrower will be required to deposit monthly, 1/12th of the annual amount of the insurance premiums that the lender reasonably estimates will be required to pay for the coverage required pursuant to the loan documents, if, at the lender's option, the policies maintained by the borrower are not approved blanket or umbrella policies or if the borrower has not delivered to the lender evidence of payment of the premiums under such policies. On January 1, 2009 and on each month thereafter through and including
December 1, 2010, the borrower is required to deposit an amount equal to
$300,000 into a reserve account for leasing commissions and tenant improvements with respect to the Waste Management space. When the borrower has entered into one or more new leases with one or more tenants for all (or a substantial portion, as determined in the lender's reasonable discretion) of the space covered by the Waste Management lease, or Waste Management has renewed its lease for all (or a substantial portion, as determined in the lender's reasonable discretion) of the space covered by its lease, all amounts remaining on deposit in the reserve, if any, will be released to the borrower. In addition, certain future advances are required to be deposited into a rollover reserve account for leasing commissions and tenant improvements with respect to the property. See
"Current Mezzanine or Subordinate Indebtedness" below.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents provide that the lender has an obligation to make one or more future advances, under a partially funded subordinate B-note, in an aggregate amount not to exceed $17 million

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       57

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002              FIRST CITY TOWER         LTV:         43.26%
--------------------------------------------------------------------------------

(including the funded portion). These additional advances will be made during the period from the origination date through November 30, 2007, upon satisfaction of certain conditions, including that: (i) the aggregate amount of the total advances under the First City Tower loan in respect of tenant improvement and leasing commissions that relate the Vinson & Elkins space is
$10,874,579.80 and the aggregate amount of the total advances under the First
City Tower loan in respect of tenant improvement and leasing commissions that relate to renewals of existing leases or leases to new tenants is $6,125,420.20;
(ii) no event of default exists; and (iii) each advance is in a minimum amount of $100,000. Commencing on December 1, 2007, any unfunded portion of the future advances will be funded into the rollover reserve, and will be added to the unpaid principal balance of the B-note. The B-note will be secured by the same collateral that secures the First City Tower Loan and will bear interest at the rate of 6.13% per annum. The B-note, including the obligation to make the future advances evidenced by the B-note, has been initially retained by Barclays
Capital Real Estate Inc. and will not be transferred to the trust.

The holder of the B-note is entitled under certain circumstances to exercise rights generally analogous to the rights of the Controlling Class Representative solely with respect to the First City Tower loan. Such rights include various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the First City Tower loan under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool--First City Tower Loan Combination" in the free writing prospectus.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

GROUND LEASE. A portion of the property comprising outdoor public space is subject to a ground lease. The current ground lease term expires on April 30,
2077, and the tenant has a termination option effective after April 30, 2045 upon six months prior written notice. The net annual rent payable by the tenant under the ground lease is currently $141,000 and increases $2,400 per year.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       58

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $93,000,000
1001 Fannin Street            COLLATERAL TERM SHEET     DSCR:        2.39x
Houston, TX 77002                FIRST CITY TOWER       LTV:         43.26%
--------------------------------------------------------------------------------

                                     [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       59

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       60

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET        BALANCE: $88,500,000
330/340 Kamakee Street       VICTORIA WARD INDUSTRIAL,     DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE          LTV:     67.30%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       61

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET        BALANCE: $88,500,000
330/340 Kamakee Street       VICTORIA WARD INDUSTRIAL,     DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE          LTV:     67.30%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America, National Association
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE:                    $88,500,000
CUT-OFF DATE BALANCE:                $88,500,000
% BY INITIAL UPB:                    2.32%
INTEREST RATE:                       5.6120%
PAYMENT DATE:                        1st of each month
FIRST PAYMENT DATE:                  November 1, 2006
MATURITY DATE:                       October 1, 2011
AMORTIZATION:                        Interest Only
CALL PROTECTION:                     Lockout for 24 months from
                                     securitization date, then defeasance is
                                     permitted. On and after October 1,
                                     2010, prepayment permitted without
                                     penalty.
SPONSOR:                             None
BORROWER:                            Ward Gateway-Industrial-Village, LLC
ADDITIONAL FINANCING:                Future mezzanine debt permitted
LOCKBOX:                             Hard
INITIAL RESERVES:                    None
MONTHLY RESERVES:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE/SQ. FT.:   $340.48
BALLOON BALANCE/SQ. FT.:             $340.48
CUT-OFF DATE LTV:                    67.30%
BALLOON LTV:                         67.30%
UNDERWRITTEN DSCR:                   1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:            Single Asset
PROPERTY TYPE:                       Retail -- Anchored
COLLATERAL:                          Fee Simple
LOCATION:                            Honolulu, Hawaii
YEAR BUILT / RENOVATED:              1944/2005
COLLATERAL SQ. FT.:                  259,928
PROPERTY MANAGEMENT:                 Self-managed
OCCUPANCY AS OF
   SEPTEMBER 25, 2006:               94.68%
UNDERWRITTEN NET OPERATING
   INCOME:                           $6,614,978
UNDERWRITTEN NET CASH FLOW:          $6,312,481
APPRAISED VALUE:                     $131,500,000
APPRAISAL DATE:                      September 18, 2006
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       62

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET        BALANCE: $88,500,000
330/340 Kamakee Street       VICTORIA WARD INDUSTRIAL,     DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE          LTV:     67.30%
--------------------------------------------------------------------------------

                                 ANCHOR TENANTS

                                % OF TOTAL   EXPIRATION     RATINGS       TTM 6/30/2006
TENANTS               SQ. FT.    SQ. FT.        DATE      (S/M/F)(1)     SALES / SQ. FT.
----------------------------------------------------------------------------------------

Sports Authority       42,661     16.4%       1/31/2010      B/NR/NR           $374
Nordstrom Rack         31,943     12.3        8/31/2015     A/Baa1/A-          $646
Office Depot           30,718     11.8       10/14/2008   BBB-/Baa3/NR         $451
Ross Dress for Less    21,302      8.2        1/31/2011     BBB/NR/NR          $504
----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.       126,624     48.7%
----------------------------------------------------------------------------------------

(1)  Standard & Poor's / Moody's / Fitch. Credit ratings are those of the parent company whether or not the parent company guarantees the lease.

                              MAJOR IN-LINE TENANTS

                                     % OF TOTAL       LEASE
TENANT                    SQ. FT.   MALL SQ. FT.   EXPIRATION(1)
----------------------------------------------------------------

Tropic Fish & Vegetable    21,135       8.1%         8/31/2009
Marukai Market Place       13,000       5.0         11/16/2010
Marukai 99 Cent Store      11,313       4.4           9/4/2008
----------------------------------------------------------------
TOTAL/WTD. AVG.            45,448      17.5%
----------------------------------------------------------------

                              BASE       TTM 6/30/2006     RATINGS     TTM 6/30/2006
TENANT                    RENT/SQ. FT.      SALES        (S/M/F)(2)   SALES / SQ. FT.
--------------------------------------------------------------------------------------

Tropic Fish & Vegetable      $14.43        $2,437,060    Not Rated         $482
Marukai Market Place         $21.00        $7,653,308    Not Rated         $ 977(3)
Marukai 99 Cent Store        $12.00        $3,676,925    Not Rated         $325
TOTAL/WTD. AVG.

(1)  With respect to the Tropic Fish & Vegetable lease expiration date, there are three separate leases with various expiration dates as follows: August
     31, 2009 (5,055 square feet), December 31, 2009 (3,000 square feet), June
     30, 2013 (13,080 square feet)

(2)  Standard & Poor's / Moody's / Fitch. Credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)  Figure represented is the annualized amount of sales between November 2005 and June 2006.

                       IN-LINE TENANTS SUMMARY INFORMATION

           TTM (6/30/2006)Sales PSF (WA)      OCC. COST AS %OF SALES (WA)
--------------------------------------------------------------------------------
                      $536                              7.57%

                             LEASE ROLLOVER SCHEDULE

--------------------------------------------------------------------------------------------------------------------------
                                                   CUMULATIVE                                                 CUMULATIVE %
             NUMBER OF    EXPIRING    % OF TOTAL      TOTAL      CUMULATIVE % OF                  % OF BASE    OF BASE
  YEAR OF      LEASES    COLLATERAL   COLLATERAL   COLLATERAL   TOTAL COLLATERAL   ANNUAL RENT/     RENT        RENT
EXPIRATION    EXPIRING     SQ. FT.      SQ. FT.      SQ. FT.         SQ. FT.          SQ. FT.      ROLLING     ROLLING
--------------------------------------------------------------------------------------------------------------------------

2007              8         11,068         4.3%       11,068          4.3%            $14.65          2.5%        2.5%
2008              6         49,039        18.9        60,107         23.1%            $25.54         19.2        21.7%
2009              7         14,755         5.7        74,862         28.8%            $17.35          3.9        25.6%
2010             15         78,591        30.2       153,453         59.0%            $30.01         36.2        61.8%
2011              6         30,402        11.7       183,855         70.7%            $30.37         14.2        75.9%
2013              1         13,080         5.0       196.935         75.8%            $13.20          2.6        78.6%
2015              6         38,631        14.9       235,566         90.6%            $30.10         17.8        96.4%
2016              2          6,934         2.7       242,500         93.3%            $26.37          2.8        99.2%
MTM               3          4,558         1.8       247,058         95.0%            $11.00          0.8       100.0%
Vacant           --         12,870         5.0       259,928        100.0%                --           --          --
--------------------------------------------------------------------------------------------------------------------------
TOTAL:           54        259,928       100.0%                                                     100.0%
--------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       63

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET        BALANCE: $88,500,000
330/340 Kamakee Street       VICTORIA WARD INDUSTRIAL,     DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE          LTV:     67.30%
--------------------------------------------------------------------------------

THE VICTORIA WARD INDUSTRIAL, GATEWAY & VILLAGE LOAN

THE LOAN. The Victoria Ward Industrial, Gateway & Village Mortgage Loan is an
$88.5 million, five-year fixed rate loan secured by a first mortgage on the
Victoria Ward Industrial, Gateway & Village Borrower's fee simple interest in a
259,928 square foot anchored retail property located in Honolulu, Honolulu
County, Hawaii. The Victoria Ward Industrial, Gateway & Village Mortgage Loan is
interest only for the entire loan term, matures on October 1, 2011 and accrues interest at an annual rate of 5.6120%.

THE BORROWER. The Victoria Ward Industrial, Gateway & Village Borrower is Ward
Gateway-Industrial-Village, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Victoria Ward Industrial, Gateway & Village Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100%
by Victoria Ward, Limited, a Delaware corporation, as the sole member of the
Victoria Ward Industrial, Gateway & Village Borrower. Through a series of intermediate ownership levels, equity ownership of the Victoria Ward Industrial,
Gateway & Village Borrower is eventually held 100% by General Growth Properties,
Inc., a Delaware corporation.

The Victoria Ward Industrial, Gateway & Village Mortgaged Property is held in a newly formed land trust with the Victoria Ward Industrial, Gateway & Village
Borrower as the beneficiary. The fee interest in the Victoria Ward Industrial,
Gateway & Village Mortgaged Property is held by the related land trust which, along with the Victoria Ward Industrial, Gateway & Village Borrower executed the related Deed of Trust.

Founded in 1954, General Growth Properties, Inc. ("GGP") (rated BBB-/Ba2/NR by
S/M/F), a publicly traded Real Estate Investment Trust ("REIT"), is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional mall and community shopping centers located in the United States. GGP is the second largest owner/operator and the largest third party property manager of regional malls in the country. GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages more than 200 retail properties located in 44 states containing approximately 200 million square feet and housing 24,000 tenants. GGP employs approximately 4,700 people. As of the fiscal year ended December 31,
2005, GGP reported revenue of approximately $3.1 billion, net income of $75.6 million and stockholder equity of $1.9 billion.

THE PROPERTY. The Victoria Ward Industrial, Gateway & Village Mortgaged Property
is located on the Island of Oahu and consists of a fee simple interest in an anchored retail center consisting of three contiguous parcels referred to as
Ward Industrial, Ward Gateway & Ward Village. Ward Industrial, built in phases from 1944 to 1968 and situated on 7.34 acres, consists of a total of 102,269 square feet. Ward Gateway, built in phases from 1962 to 2005 and situated on
5.91 acres, consists of 96,198 square feet of retail space anchored by Sports
Authority and Ross Dress for Less. Ward Village, built in phases from 1960 to
1999 and situated on 2.93 acres, consists of 61,461 square feet of retail space
100% occupied by Nordstrom Rack and Office Depot. The improvements contain a total of 259,928 square feet and are situated on a total of 16.18 acres.

The Victoria Ward Industrial, Gateway & Village Mortgaged Property is part of
Victoria Ward Centers, a premier mixed-use complex containing a total of approximately 1.3 million square feet located on 65 acres, consisting of Ward
Centre, Ward Entertainment Center, Ward Farmers Market and Ward Warehouse in
addition to the three collateral properties. Victoria Ward Centers encompass four city blocks and consists of 122 retail stores, 22 restaurants, a farmers market and a 16-screen theater megaplex.

The Victoria Ward Industrial, Gateway & Village Borrower is generally required at its sole cost and expense to keep the Victoria Ward Industrial, Gateway &
Village Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

SIGNIFICANT TENANTS. The Victoria Ward Industrial, Gateway & Village Mortgaged
Property is 94.68% occupied as of the September 25, 2006 rent roll.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       64

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET        BALANCE: $88,500,000
330/340 Kamakee Street       VICTORIA WARD INDUSTRIAL,     DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE          LTV:     67.30%
--------------------------------------------------------------------------------

THE FOUR ANCHOR TENANTS ARE:

SPORTS AUTHORITY (42,661 square feet, 16.4% GLA, rated B/NR/NR by S/M/F)
operates under a 15-year lease expiring on January 31, 2010. The current rental rate per square foot of $37.80 increases to $39.69 on December 1, 2007. If the
Victoria Ward Industrial, Gateway & Village Borrower and tenant agree and approve on proposed expansion plans, then the term of the lease may be extended by an additional five years. On August 4, 2003, Sports Authority and Gart
Sports, the largest and second largest sporting goods retailers, respectively, completed a merger that created the nation's largest full-line sporting goods chain. The combined company, now known as Sports Authority, operates approximately 400 stores located in 45 states under the Sports Authority and
Gart Sports brand names. On May 3, 2006, Sports Authority announced that the company had completed a going-private transaction. Sports Authority's common stock, formerly traded on the NYSE, is no longer publicly traded. Since Sports
Authority is privately held, no financial information is available. Sports
Authority reported sales per square foot of approximately $354 in 2003, $348 in
2004, $375 in 2005 and $374 in 2006 (June 30, 2006 trailing 12) at the Victoria
Ward Industrial, Gateway & Village Mortgaged Property. Sports Authority has been a tenant at the Victoria Ward Industrial, Gateway & Village Mortgaged Property
since 1994.

NORDSTROM RACK (NYSE: "JWN") (31,943 square feet, 12.3% GLA, rated A/Baa1/A- by
S/M/F) operates under a 15-year lease expiring on August 31, 2015. Of the 31,943 square feet, there exists a storage unit totaling 1,200 square feet with a current rental rate per square foot of $16.80 for which the lease expires on
September 30, 2009. The current rental rate per square feet of $26.50 increases to $27.60 in lease years 11 to 15. There are three five-year options to renew the lease with the rental rate per square foot increasing to $30.36, $33.40 and
$36.74 during the three option periods, respectively. Nordstrom is a specialty fashion retailer. The company offers a large selection of fashion apparel, shoes and accessories for men, women and children. Nordstrom operates 188 stores, including 99 full-line Nordstrom stores, 49 Nordstrom Rack stores, five
Faconnable boutiques, one freestanding shoe store and two clearance stores in the United States and 32 Faconnable boutiques in Europe. Nordstrom employs approximately 51,000 people. As of the fiscal year ended January 28, 2006,
Nordstrom reported revenue of approximately $7.7 billion, net income of $551.3 million and stockholder equity of $2.1 billion. Nordstrom Rack reported sales per square foot of approximately $439 in 2003, $519 in 2004, $607 in 2005 and
$646 in 2006 (June 30, 2006 trailing 12) at the Victoria Ward Industrial,
Gateway & Village Mortgaged Property.

OFFICE DEPOT (NYSE: "ODP") (30,718 square feet, 11.8% GLA, rated BBB-/Baa3/NR by
S/M/F) operates under a ten-year lease expiring on October 14, 2008. The rental rate per square foot of $33.00 is constant during the remaining lease term.
There are two five-year options to renew the lease with the rental rate per square foot to be determined at 90% of fair market, but not less than the rent for the immediately preceding period. Office Depot provides various office products and services worldwide. The company sells an assortment of merchandise, including brand name and private brand office supplies, business machines and computers, computer software, office furniture, and other business-related products and services through its chain of office supply stores. Office Depot also offers printing, reproduction, mailing, shipping and other services through the copy and print centers operated in its stores. The company sells its products and services to customers located in 33 countries through office supply stores, catalogs and call centers, Internet sites, direct mail catalogs, contract sales forces and retail stores, as well as international joint venture and licensing agreements. Office Depot operates 1,071 retail stores in North
America and another 322 stores in other parts of the world. Office Depot employs approximately 23,500 people. As of the fiscal year ended December 31, 2005,
Office Depot reported revenue of approximately $14.3 billion, net income of
$273.8 million and stockholder equity of $2.7 billion. Office Depot reported sales per square foot of approximately $398 in 2003, $401 in 2004, $447 in 2005 and $451 in 2006 (June 30, 2006 trailing 12) at the Victoria Ward Industrial,
Gateway & Village Mortgaged Property.

ROSS DRESS FOR LESS (NASDAQ: "ROST") (21,302 square feet, 8.2% GLA, rated
BBB/NR/NR by S/M/F) operates under a 15-year lease expiring on January 31, 2011.
The current rental rate per square foot of $36.00 increases to $39.00 on
February 1, 2009. Ross Stores is an off-price retailer of branded apparel, accessories, footwear and home fashions for men and women between the ages of 25 and 54, as well as gift items, linens and other home related merchandise. The company also provides maternity, small furniture or furniture accents, educational toys and games, luggage, gourmet food and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       65

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET        BALANCE: $88,500,000
330/340 Kamakee Street       VICTORIA WARD INDUSTRIAL,     DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE          LTV:     67.30%
--------------------------------------------------------------------------------

cookware, sporting goods and fine jewelry. Ross Stores operates 726 Ross Dress for Less stores and 20 dd's Discounts stores. Ross Stores employs approximately
13,000 people. As of the fiscal year ended January 28, 2006, Ross Stores reported revenue of approximately $4.9 billion, net income of $199.6 million and stockholder equity of $836.2 million. Ross Dress For Less reported sales per square foot of approximately $466 in 2003, $485 in 2004, $510 in 2005 and $504
in 2006 (June 30, 2006 trailing 12) at the Victoria Ward Industrial, Gateway &
Village Mortgaged Property. Ross Dress for Less has been a tenant at the
Victoria Ward Industrial, Gateway & Village Mortgaged Property since 1995.

THE MARKET. The Victoria Ward Industrial, Gateway & Village Mortgaged Property
is located approximately one mile southeast of downtown Honolulu and two miles northwest of Waikiki Beach within the Honolulu MSA. Population is approximately
920,000 in the MSA/Honolulu County and 385,000 in Honolulu. Population within a one-, three- and five-mile radius of the subject property is approximately
21,000, 191,000 and 300,000, respectively. Average household income is approximately $73,000 in Honolulu County. Average household income within a one-, three- and five-mile radius of the subject property is approximately
$51,000, $55,000 and $62,000, respectively. The major industry sectors are
Services (46%), Government (20%) and Retail Trade (12%). Tourism plays a major role in the economy. Approximately 7.4 million people visit Hawaii annually.
Major employers in the area include various hospitality operators and the United
States military.

Centrally located between Honolulu's business district and the tourist center of
Waikiki Beach and only a few blocks from Ala Moana Center, the subject property draws both residents and tourists. The immediate neighborhood is a mixture of multifamily, retail, residential and industrial properties.

According to the appraisal, the Mortgaged Property is located in the Oahu retail market, which contains approximately 11.0 million square feet, with an overall occupancy of 97.0%. The Honolulu retail submarket contains approximately 3.1 million square feet with an overall occupancy of 97.9%.

The appraiser identified four retail development/community centers located in the Honolulu MSA as being comparable to the Victoria Ward Industrial, Gateway &
Village Mortgaged Property as follows:

                                COMPETITIVE SET

                                                 DISTANCE FROM
           COMPETITION            SQ. FT.     MORTGAGED PROPERTY                             ANCHORS
--------------------------------------------------------------------------------------------------------------------------------

Aloha Tower Marketplace            165,900   1.2 Miles Northwest   JTB Look, Kapono's at the Pier, Waterfront Cafe
Ala Moana Center                 1,600,000   0.5 Miles Southeast   Sears, Macy's, Neiman Marcus
Kahala Mall                        409,000   4.5 Miles Southeast   Macy's, Barnes & Noble, Star Market, Longs Drugs
Royal Hawaiian Shopping Center     293,000   1.8 Miles Southeast   Hermes, Fendi, Bvlgari, P.F. Chang's, The Cheesecake Factory

PROPERTY MANAGEMENT. The Victoria Ward Industrial, Gateway & Village Borrower
self-manages the Victoria Ward Industrial, Gateway & Village Mortgaged Property
through their General Growth Management ("GGM") entity, which is not subject to a formal Management Agreement. GGM, founded in 1954 and headquartered in
Chicago, currently manages more than 200 retail properties located in 44 states containing approximately 200 million square feet and housing 24,000 tenants.

LOCKBOX/CASH MANAGEMENT. The Victoria Ward Industrial, Gateway & Village Loan is
structured with a hard lockbox which allows daily cash sweeps to the Victoria
Ward Industrial, Gateway & Village Borrower unless a cash management period is triggered.

RESERVES. None.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Victoria Ward Industrial,
Gateway & Village Borrower is permitted to incur mezzanine financing prior to the anticipated repayment date upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       66

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET         BALANCE: $88,500,000
330/340 Kamakee Street      VICTORIA WARD INDUSTRIAL,       DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE           LTV:     67.30%
--------------------------------------------------------------------------------

reasonably acceptable to the mortgagee and the rating agencies; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Victoria Ward Industrial, Gateway & Village
Mortgage Loan, results in a maximum loan-to-value ratio greater than 75% and a minimum debt service coverage ratio (on an actual basis) less than 1.25x; and
(e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Victoria Ward Industrial, Gateway & Village
Mortgage Loan.

COLLATERAL RELEASE. The Victoria Ward Industrial, Gateway & Village Borrower may
obtain the release of one or more related parcels or outparcels of Victoria Ward
Industrial, Gateway & Village Mortgaged Property (a "Release Parcel"), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred which is continuing; (ii) such release parcel is not necessary for the operation or use of the Victoria Ward Industrial, Gateway
& Village Mortgaged Property and may be readily separated from the Victoria Ward
Industrial, Gateway & Village Mortgaged Property without a material diminution in value (except in the case of a release relating to an Acquired Anchor Parcel
(as defined below) or an Acquired Industrial Parcel (as defined below), however, the release of an Acquired Industrial Parcel requires the loan-to-value ratio after the release must be less than 67.3% and the debt service coverage ratio after the release must be at least 1.25x); (iii) the Release Parcel has been legally split or subdivided from the remainder of the Victoria Ward Industrial,
Gateway & Village Mortgaged Property, constitutes a separate tax lot and is not necessary for the Victoria Ward Industrial, Gateway & Village Mortgaged Property
to comply with any zoning, building, land use or parking or other legal requirements; (iv) ingress to and egress from all portions of the Victoria Ward
Industrial, Gateway & Village Mortgaged Property remaining after the release must be over physically open and fully dedicated public roads or easements; and
(v) the Release Parcel must be non-income producing and either: (a) vacant and unimproved (or improved only by surface parking areas, utilities or landscaping)
or (b) improved, subject to the mortgagee's express prior written consent (which may be conditioned upon, among other things, delivery of an opinion confirming the REMIC status of a securitization trust that holds the Victoria Ward
Industrial, Gateway & Village Mortgage Loan (except in the case of a release relating to an Acquired Anchor Parcel)).

The substitution of another parcel (a "Substitute Parcel") in conjunction with such a release is permitted subject to the satisfaction of certain conditions, including, but not limited to: (i) the satisfaction of the conditions required for a release with respect to the released parcel; (ii) the Victoria Ward
Industrial, Gateway & Village Borrower delivers to the mortgagee a metes and bounds description of the Substitute Parcel and a survey of the Victoria Ward
Industrial, Gateway & Village Mortgaged Property including the Substitute
Parcel; (iii) the Substitute Parcel will not adversely affect the operation or use of the Victoria Ward Industrial, Gateway & Village Mortgaged Property for
its then current use and that the Substitute Parcel is of reasonably equivalent value to the Release Parcel; and (iv) in the event that the Substitute Parcel is improved, a physical conditions report with respect to the Substitute Parcel
(which report may require additional conditions relating to statements regarding the state or repair of the Substitute Property and plans for demolition and/or plans and covenants with respect to repairs to the Substitute Property).

The Victoria Ward Industrial, Gateway & Village Borrower is permitted to acquire one or more anchor parcels ("Acquired Anchor Parcel") as collateral for the
Victoria Ward Industrial, Gateway & Village Mortgage Loan subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the Victoria Ward Industrial,
Gateway & Village Borrower has acquired a fee simple or leasehold interest to the applicable Anchor Parcel; (iii) delivery to the mortgagee of a copy of the deed or ground lease conveying to the Victoria Ward Industrial, Gateway &
Village Borrower all right, title and fee or leasehold interest, as applicable, in and to the applicable Anchor Parcel; (iv) unless the Anchor Parcel was included in the environmental report received by the mortgagee in connection with the origination of the Victoria Ward Industrial, Gateway & Village Mortgage
Loan, delivery to the mortgagee of a Phase I environmental report of the applicable Anchor Parcel and, if recommended under the Phase I environmental report, a Phase II environmental report or an addendum or supplement to the
Environmental Report delivered to the mortgagee in connection with the closing of the Victoria Ward Industrial, Gateway & Village Mortgage Loan covering the applicable Anchor Parcel; (v) in the event that the applicable Anchor Parcel is improved, a physical conditions report with respect to the applicable Anchor
Parcel (which report may require

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       67

                         $3,517,157,000 (APPROXIMATE)
                                 COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET         BALANCE: $88,500,000
330/340 Kamakee Street      VICTORIA WARD INDUSTRIAL,       DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE           LTV:     67.30%
--------------------------------------------------------------------------------

additional conditions relating to statements regarding the state of repair of the applicable Anchor Parcel and plans for demolition and/or plans and covenants with respect to repairs to the applicable Anchor Parcel).

GGP has the option to redevelop a portion of the Victoria Ward Industrial,
Gateway & Village Mortgaged Property referred to as the "Industrial Property".
In connection with such a redevelopment, the Victoria Ward Industrial, Gateway &
Village Borrower may terminate or elect not to renew any lease. If as a result of terminating leases or not renewing leases the debt service coverage ratio falls below 1.25x, then the Victoria Ward Industrial, Gateway & Village Borrower
must (i) deliver a master lease to the mortgagee and non-consolidation opinion or (ii) without releasing any portion of the Victoria Ward Industrial, Gateway &
Village Mortgaged Property, add certain other property (the "Acquired Industrial
Property") as collateral for the Victoria Ward Industrial, Gateway & Village
Mortgage Loan (provided that the addition of such Acquired Industrial Property must result in a debt service coverage ratio of 1.25x or better and the Victoria
Ward Industrial, Gateway & Village Borrower must provide a rating agency confirmation).

A portion of the Victoria Ward Industrial, Gateway & Village Mortgaged Property
is subject to condemnation (the "Queen Street Taking"). Such portion was not assigned any value by the originator and the Victoria Ward Industrial, Gateway &
Village Borrower will be entitled to receive all proceeds with respect to the
Queen Street Taking.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       68

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
333 Ward Avenue
1020 Auahi Street             COLLATERAL TERM SHEET         BALANCE: $88,500,000
330/340 Kamakee Street      VICTORIA WARD INDUSTRIAL,       DSCR:    1.25x
Honolulu, HI 96814              GATEWAY & VILLAGE           LTV:     67.30%
--------------------------------------------------------------------------------

                                     [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       69

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       70

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       71

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                           GACC
LOAN PURPOSE:                          Refinance
ORIGINAL BALANCE:                      $77,777,777
CUT-OFF DATE BALANCE:                  $77,777,777
% BY INITIAL UPB:                      2.03%
INTEREST RATE:                         5.8000%
PAYMENT DATE:                          1st of each month
FIRST PAYMENT DATE:                    January 1, 2007
MATURITY DATE:                         December 1, 2016
AMORTIZATION:                          Interest Only
CALL PROTECTION:                       Lockout for 24 months from the
                                       securitization date, defeasance is
                                       permitted thereafter. On and after
                                       September 1, 2016 prepayment permitted
                                       without penalty.
SPONSOR:                               James Huelskamp
BORROWER:                              LandValue 77, LLC
ADDITIONAL FINANCING:(1)               Future mezzanine debt
LOCKBOX:                               Hard
INITIAL RESERVES:(2)                   Tax:                     $313,533
                                       Earnout Reserve:         $17,277,777
                                       Theater Rent Reserves:   $230,000
                                       Theater TI Reserves:     $750,000
MONTHLY RESERVES:(2)                   Tax:                     $22,707
                                       Insurance:               $15,204
                                       TI/LC                    $20,058
                                       Replacement:             $6,756
--------------------------------------------------------------------------------

(1)  See "Future Mezzanine or Subordinate Indebtedness" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE / SQ. FT.:   $191.89
BALLOON BALANCE / SQ. FT.:             $191.89
CUT-OFF DATE LTV:(1)                   76.11%
BALLOON LTV:                           76.11%
UNDERWRITTEN DSCR:(1)                  1.37x
--------------------------------------------------------------------------------

(1)  DSCR and LTV ratio is calculated net of the $17,277,777 earnout reserve.
     DSCR and LTV ratio calculated including the earnout reserve is 1.07x and
     97.85%, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:              Single asset
PROPERTY TYPE:                         Retail / Anchored
COLLATERAL:                            Leasehold Interest
LOCATION:                              Clovis, California
YEAR BUILT / RENOVATED:                1989 / 1999 & 2006
COLLATERAL SQ. FT.:                    405,326 sq. ft.
PROPERTY MANAGEMENT:                   LandValue Management LLC
                                       (a borrower affiliate)
UNDERWRITTEN OCCUPANCY AS OF
   OCTOBER 10, 2006:                   87.91%
STABILIZED UNDERWRITTEN NET
   OPERATING INCOME:(1)                $6,832,774
UNDERWRITTEN NET CASH FLOW:(2)         $4,878,602
APPRAISED VALUE:(3)                    $99,840,000
APPRAISAL DATE:                        November 1, 2006
--------------------------------------------------------------------------------

(1)  The stabilized net operating income includes the pro forma income from the new retail and converted theater, per the appraiser's market rent assumptions, with a stabilized 5% vacancy.

(2)  Does not include lease-up of the new 48,827 sq.ft. of retail space currently under construction or the 22,750 sq. ft. movie theater being converted to retail space.

(3)  "As Stabilized" appraised value as further described under "The Property"
     herein. "As Is" appraised value is $79,490,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       72

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

                                 ANCHOR TENANTS

                             % OF TOTAL       LEASE      RATINGS      ANCHOR                        2005
    TENANTS       SQ. FT.   MALL SQ. FT.   EXPIRATION   (S/M/F)(1)     OWNED   YE 2005 SALES   SALES/SQ. FT.
------------------------------------------------------------------------------------------------------------

Sears             116,641       16.9%      10/31/2014   BB/Baa3/BB+     No      $ 23,142,094        $198
Target(2)(3)      102,148       14.8       12/31/2008     A+/A1/A+      Yes       45,251,564        $443
Gottschalk's(2)    92,139       13.4       10/31/2018    Not Rated      Yes       21,102,268        $229
Mervyn's(2)        75,088       10.9        7/31/2019    Not Rated      Yes       18,471,648        $246
------------------------------------------------------------------------------------------------------------
TOTAL             386,016       56.0%                                           $107,967,574
------------------------------------------------------------------------------------------------------------

(1)  Credit ratings are of the parent company whether it guarantees the lease or not.

(2)  Target, Gottchalk's and Mervyn's each own their store and make ground lease payments to the borrower.

(3)  The sq. ft. listed for Target does not include the to be constructed 7,500
     sq. ft. garden center. See "Significant Tenants" herein.

                              MAJOR IN-LINE TENANTS

                                                                                                 2005
                                       % TOTAL MALL      LEASE     BASE RENT /     YE 2005     SALES/SQ.    RATINGS
            TENANT           SQ. FT.      SQ. FT.     EXPIRATION     SQ. FT.        SALES     FT./SCREEN   (S/M/F)(1)
---------------------------------------------------------------------------------------------------------------------

NAC Theater(2)                55,034       8.0%       10/31/2026      $19.68         N/A          N/A      Not Rated
Red Robin Burger & Spirits     8,598       1.2%        5/31/2009      $13.38     $4,387,169    $510.25     Not Rated
Smile Care(2)                  6,612       1.0%       10/31/2007      $11.50         N/A          N/A      Not Rated
New York & Company(3)          6,444       0.9%       12/31/2006      $20.17         N/A          N/A      Not Rated
---------------------------------------------------------------------------------------------------------------------
TOTAL                         76,688
---------------------------------------------------------------------------------------------------------------------

(1)  Credit ratings are of the parent company whether it guarantees the lease or not.

(2)  Tenant is not required to report sales figures.

(3)  New York & Company is a moderately-priced women's apparel and accessories company.

                     IN-LINE TENANTS SUMMARY INFORMATION(1)

             2005 SALE PSF(WA)           2005 OCC. COST AS % OF SALES(WA)
--------------------------------------------------------------------------------
                  $271                                  7.8%

(1)  These in-line tenants represent tenants occupying less than 10,000 sq. ft.

                             ROLLOVER SCHEDULE(1)(2)

             NUMBER OF                % OF     CUMULATIVE   CUMULATIVE %                   % OF UW     CUMULATIVE %
  YEAR OF      LEASES    EXPIRING   TOTAL SQ    TOTAL SQ     OF TOTAL SQ     UW BASE        BASE        OF UW BASE
EXPIRATION    EXPIRING    SQ. FT.      FT.         FT.           FT.           RENT     RENT ROLLING   RENT ROLLING
-------------------------------------------------------------------------------------------------------------------

   2006          13        22,759      3.3%       22,759         3.3%      $  397,115        6.0%           6.0%
   2007          17        46,738      6.8        69,497        10.1%         760,302       11.4           17.4%
   2008          10       129,056     18.7       198,553        28.8%         792,695       11.9           29.3%
   2009          11        22,626      3.3       221,179        32.1%         663,320       10.0           39.2%
   2010           5        11,488      1.7       232,667        33.7%         214,212        3.2           42.4%
   2011           2         8,412      1.2       241,079        35.0%         121,768        1.8           44.3%
   2012          12        22,499      3.3       263,578        38.2%         789,015       11.8           56.1%
   2013           1         5,538      0.8       269,116        39.0%          90,823        1.4           57.5%
   2014           3       120,172     17.4       389,288        56.5%         683,368       10.3           67.7%
   2015           0            --      0.0       389,288        56.5%              --        0.0           67.7%
   2016           1         1,631      0.2       390,919        56.7%          30,924        0.5           68.2%
Thereafter        7       261,147     37.9       652,066        94.6%       2,117,778       31.8          100.0%
  Vacant          0        37,535      5.4       689,601       100.0%              --         --             --
-------------------------------------------------------------------------------------------------------------------
  TOTAL:         82       689,601    100.0%                                $6,661,319      100.0%
-------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

(2)  The information in this schedule is based on the assumption that no tenant exercises an early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       73

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

THE SIERRA VISTA MALL LOAN

THE LOAN. The Sierra Vista Mall Loan is a 689,601 sq. ft. single-level regional mall located on 71 acres in Clovis, Fresno County, California. The Sierra Vista
Mall Loan is secured by (i) the leasehold interest in the land and improvements consisting of 405,326 sq. ft. of retail and theater space, and (ii) the leasehold interest in the land occupied by (and sub-ground lease payments from)
three of the anchor tenants, Target, Gottchalk's and Mervyn's, totaling 284,275
sq. ft. The borrower leases the land under a long-term ground lease that expires in 2028 with eight automatic five-year renewal options. The Sierra Vista Mall
Loan is interest only, matures on December 1, 2016 and accrues interest at a rate equal to 5.8000%.

THE BORROWER. The borrower, LandValue 77, LLC, is a single purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by James H. Huelskamp, an experienced real estate investor and operator whose focus is on retail properties. James
Huelskamp founded, owns and operates LandValue Management LLC, which is a full-service real estate management company. As of October 15, 2005, James
Huelskamp had a net worth of approximately $22.4 million with liquidity of approximately $11.6 million. James Huelskamp is a repeat sponsor of a Deutsche
Bank borrower.

THE PROPERTY. The Sierra Vista Mall property is a 689,601 sq. ft., one-story regional shopping mall located within the city of Clovis, Fresno County,
California. The Sierra Vista Mall property was built in 1989, renovated in 1999 and is currently under renovation. The Sierra Vista Mall property has four anchor tenants: Sears (116,641 sq. ft.; 28.8% of NRA; 8.8% of GPR; parent rated
BB/Baa3/BB+ by S/M/F), Target (102,148 sq. ft.; 3.8% of GPR; A+/A1/A+ by S/M/F),
Gottschalk's Department Store (92,139 sq. ft.; 9.6% of GPR), and Mervyn's
Department Store (75,088 sq. ft.; 1.1% of GPR). As of November 1, 2006
approximately 82 in-line tenants occupy approximately 45% of the NRA and include such national retailers as Waldenbooks (Borders Books), Bath & Body Works,
Footlocker, Payless Shoes, Vitamin World, General Nutrition Center, Famous
Footwear, Victoria's Secret, Carl's Jr., Sunglass Hut, and Payless Shoes.
Current open-air tenants include Red Robin Restaurant, International House of
Pancakes, Starbucks Coffee and Cingular Wireless. The 2005 in-line sales of $271 per sq. ft. is a 10.4% increase over 2004 sales of $246 per sq. ft. In-line sales for 2004 were up 11.1% as compared to sales of $221 per sq. ft. in 2003.
There are four restaurant pad-site tenants who reported 2005 sales ranging from
$311 per sq. ft. to $510 per sq. ft.

The Sierra Vista Mall property is in the process of a renovation that includes the addition of 49,827 sq. ft. of retail space, the conversion of the 22,750 sq.
ft. movie theater into retail space and the construction of a 16-screen, 55,034
sq. ft. movie theater with stadium seating, anticipated to be completed by
January 2007. The "as-stabilized" value is based on completion of the construction projects at the Sierra Vista Mall property.

The Sierra Vista Mall property is bordered by Shaw Avenue to the north,
Gettysburg Avenue to the south, Clovis Avenue to the west and Sierra Vista
Parkway to the east. Shaw Avenue is the major east/west arterial in the area as it provides direct access to the area's major freeways, specifically Highway 99 and the 41 Freeway. In addition, Clovis Avenue is the area's primary north/south arterial. The Sierra Vista Mall property benefits from high visibility and access from the surrounding major roadways. With space for 3,216 vehicles and
5.6 spaces per 1,000 sq. ft. of net rentable area, the Sierra Vista Mall property maintains a parking capacity which is able to effectively sustain the volume of traffic.

SIGNIFICANT TENANTS. The following is a summary of the four anchor tenants at the Sierra Vista Mall property:

SEARS (NASDAQ: SHLD) (116,641 sq. ft.; 28.8% of NRA; 8.8% of GPR; parent rated
BB+/Ba1/BB by S/M/F) offer an array of household, recreational and apparel products in the United States and Canada. As of May 2006, the company operated
3,900 full-line and specialty retail stores in the United States and Canada.
Sears operates under a 15-year lease expiring on October 31, 2014. The lease contains six five-year renewal options. Since Sears pays only percentage rent
(2.5% of sales up to $30 million; 2% of sales between $30 million and $40 million and 1.5% of sales in excess of $40 million), its maximum occupancy cost is approximately 2.5%.

TARGET CORPORATION ("Target") (NYSE: TGT) 102,148 sq. ft.; 3.8% of GPR; rated
A+/A1/A+ by S/M/F) owns its own store improvements and operates under a 20-year sub-ground lease with the borrower expiring December 31, 2008. The sub-ground

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       74

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

lease has six 4-year renewal options. The rental rate per sq. ft. is $2.49 during the initial term of the lease with the rental rate increasing at the first renewal option to $2.62 per sq. ft. and remaining well below market for this space. Target operates general merchandise discount stores in the United
States under the Target and SuperTarget brands, as well as online sales. As of
August 2006, Target operates 1,444 stores in 47 states. Headquartered in
Minneapolis, Minnesota, Target employs 338,000 full time employees and was incorporated in 1902. In mid 2002, Target exercised its right to build a 7,500
sq. ft. garden center at the Sierra Vista Mall property. Target reported sales of $443 per sq. ft. in 2005.

GOTTSCHALKS INC. ("Gottschalks") (NYSE: GOT) (92,139 sq. ft.; 9.6% of GPR) owns its own store improvements and operates under a 30-year sub-ground lease expiring on October 31, 2018. The rental rate of $6.95 per sq. ft. is constant during the lease term. Founded in 1904, Gottschalks is a regional department store offering brand name and private label products. Headquartered in Fresno,
California, as of August, 3, 2006, Gottschalks operated 62 department stores and
6 specialty apparel stores in 6 western states. Gottschalks is the largest independently owned department store chain based in California. In 2005,
Gottschalks had sales of approximately $668.6 million and a one-year net income growth of 178.9%.

MERVYN'S, LLC ("Mervyn's") (75,088 sq. ft.; 1.1% of GPR) owns its own store improvements and operates under a 31-year sub-ground lease expiring on July 31,
2019. The rental rate of $1.01 per sq. ft. is constant for the duration of the lease. The company operates approximately 190 department stores in 10 states. A private equity investment group that includes Sun Capital Partners, Cerberus
Capital Management and Lubert-Adler/Klaff Partners acquired the Mervyn's retail chain from Target in September 2004 for approximately $1.2 billion.

THE MARKET. The Sierra Vista Mall property is located in the City of Clovis,
Fresno County, California. Clovis is situated midway between Los Angeles (222 miles) and San Francisco (184 miles) in the heart of San Joaquin Valley along
Shaw Avenue which is considered the primary east-west commercial corridor in the direct neighborhood.

The Sierra Vista Mall property draws a majority of its patronage from the cities of Clovis and Fresno. For 2006 the population within a one, three and five-mile radius of the Sierra Vista Mall property is projected at 21,176, 103,189 and
247,134, respectively. During the same period, the median household income within a one, three and five-mile radius of the Sierra Vista Mall property was
$54,882, $61,021 and $57,598, respectively. Both population and household income growth for the city of Clovis over the past six years has increased annually by a rate of 4.2% and 4.0%, respectively.

The occupancy of the submarket surrounding the Sierra Vista Mall property has been trending upwards with current occupancy over 90% and occupancy on newer product near 95%. As of October 2006, the Sierra Vista Mall property was 87.91%
occupied.

Surrounding properties have lease rates ranging from $11.52 per sq. ft. to
$21.96 per sq. ft. Anchor tenants at the Sierra Vista Mall property pay rents that range from $1.01 per sq. ft. to $6.95 per sq. ft. with an average of $4.03 per sq. ft. Three of the anchors, Target, Gottschalk's and Mervyn's, own their own stores and pay sub-ground rent of $2.49 per sq. ft, $6.95 per sq. ft, and
$1.01 per sq. ft, respectively. Sears pays only percentage rent currently equal to approximately $5.00 per sq. ft. Except for Sears, which built its store in
1999, all of the anchor tenants have been in occupancy since the center's inception in 1988. The average rent of $3.98 per sq. ft. paid by anchor tenants is 33.7% below the average anchor tenant market rent of $6.00 per sq. ft.

The eleven existing non-anchor tenants of at the Sierra Vista Mall property that occupy less than 1,000 sq. ft. pay rents with an average of $36.58 per sq. ft., almost 4% less than the estimated market rent of $38.00 per sq. ft. Tenants that range in size from 1,000 sq. ft. to 2,999 sq. ft. pay rents with an average of
$26.07 per sq. ft, which is at par with the current estimated market rate of
$22.00 per sq. ft. Tenants that range in size from 3,000 sq. ft. to 4,999 sq.
ft. pay rents at an average of $16.84 per sq. ft. In order to determine market rent for the proposed theater, the appraiser analyzed recent leases on four
California cinemas in the Sierra Vista Mall property competitive set. Lease rates ranged between $15.00 per sq. ft. and $24.96 per sq. ft. The proposed theater lease provides for rent of $20.64 per sq. ft., in the mid-range of market rents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       75

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

                                 COMPETITIVE SET

                                       DISTANCE FROM
        COMPETITION          SQ. FT.      SUBJECT                         ANCHORS
---------------------------------------------------------------------------------------------------

Fresno Fashion Fair          870,900     4.32 miles    Gottschalks, JC Penney, Macy's
Manchester Center            930,806     5.58 miles    Rave, All American Sports Fan
Market Place at River Park   466,000     5.95 miles    Target, Best Buy, Sports Authority, Comp USA

PROPERTY MANAGEMENT. The Sierra Vista Mall Mortgaged Property is managed by
LandValue Management, LLC, an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT. The Sierra Vista Mall Loan has been structured with a hard lockbox and springing cash management upon the occurrence of an Event of
Default as defined in the Sierra Vista Mall Loan documents.

RESERVES. At closing, the borrower deposited the sum of (i) $313,533 into the
Tax Reserve for the payment of all taxes and assessments, (ii) $230,000 into the
Theater Rent Reserve to cover the theater tenant free rent period and (iii)
$750,000 into the Theater Tenant Improvement Reserve. In addition, each month, the borrower is required to deposit (i) $6,756 into the Replacement Reserve for capital expenditures, (ii) $15,204 into the Insurance Reserve, (iii) $22,707 into the Tax Reserve and (iv) $20,058 into the Tenant Improvement and Leasing
Commission Reserve.

In addition, the Sierra Vista Mall Loan is structured with an Earnout Reserve of
$17,277,777. At closing the borrower deposited cash; however, the Sierra Vista
Mall Loan documents permit the borrower to substitute an acceptable letter of credit. During the first four years of the Sierra Vista Mall Loan term, the
Earnout Reserve may be released to the borrower, in whole or in part, upon the satisfaction of the following conditions: (i) the occupancy of Sierra Vista Mall property is 90% or greater (based on calculations that exclude the 49,827 sq.
ft. of new in-line/shop space and the proposed retail conversion of existing
22,750 sq. ft.) and (ii) a minimum 1.20x DSCR is achieved based on the post-release net loan amount with debt service payments based on a 30-year amortization schedule on income in place and the higher of underwritten or actual expenses.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The owners of direct or indirect interests in the borrower are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including that (i) the aggregate DSCR on all indebtedness is at least 1.20x, (ii) the aggregate LTV ratio on all indebtedness is not more than 80%, (iii) the borrower delivers an intercreditor agreement acceptable to the rating agencies and (iv) the terms and conditions of the mezzanine loan are approved by the applicable rating agencies.

GROUND LEASE. The borrower has a leasehold interest in the Sierra Vista Mall property and leases the related land (total of approximately 71 acres) under a long-term ground lease expiring in 2028, with eight automatic 5-year renewal options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       76

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $77,777,777
1050 Shaw Avenue              COLLATERAL TERM SHEET         DSCR:    1.37x
Clovis, CA 93612                SIERRA VISTA MALL           LTV:     76.11%
--------------------------------------------------------------------------------

                                      [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       77

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       78

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       79

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     BCRE
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $75,500,000
CUT-OFF DATE BALANCE:            $75,500,000
% BY INITIAL UPB:                1.98%
INTEREST RATE:                   6.58%
PAYMENT DATE:                    1st of each month
FIRST PAYMENT DATE:              October 1, 2006
MATURITY DATE:                   September 1, 2011
AMORTIZATION:                    Interest only for the initial 12 months of the
                                 term; thereafter amortizes on a 30-year
                                 schedule.
CALL PROTECTION:                 Lockout for 24 months from the securitization
                                 date, then defeasance is permitted. On and
                                 after June 1, 2011, prepayment permitted
                                 without penalty.
SPONSOR:                         Robert Morgan and Robert Moser
BORROWERS:(1)                    Various
ADDITIONAL FINANCING:            None
LOCKBOX:                         Hard
INITIAL RESERVES:(2)             Immediate Repairs:   $68,113
                                 Environmental:       $17,000
                                 Real Estate Tax:     $274,628
                                 Debt Service:        $2,887,143
                                 Insurance:           $270,606
MONTHLY RESERVES:(2)             Tax:                 $39,872
                                 Insurance:           $30,067
                                 Replacement:         $20,302
                                 Seasonality:         $481,190
--------------------------------------------------------------------------------

(1)  See "The Borrowers" herein.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN BALANCE/PAD:   $15,547.78
VALUE/PAD:                       $22,452.64
CUT-OFF DATE LTV:                69.25%
BALLOON LTV:                     66.17%
UNDERWRITTEN DSCR:               1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:        Portfolio -- 12 properties
PROPERTY TYPE:                   Manufactured Housing
COLLATERAL:                      Fee Simple
LOCATION:(1)                     Various
YEAR BUILT / RENOVATED:          Various/Various
NUMBER OF PADS(1):               4,856
PROPERTY MANAGEMENT:             Morgan RV Park Management, LLC
OCCUPANCY:(2)                    95.09%
UNDERWRITTEN NET CASH FLOW:      $7,191,742
APPRAISED VALUE:(1)              $109,030,000
APPRAISAL DATE:(1)               Various
--------------------------------------------------------------------------------

(1)  See "The Properties" herein.

(2)  Occupancy is based on the weighted average of the appraiser's economic occupancy for each property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       80

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

THE MORGAN RESORT PORTFOLIO LOAN

THE LOAN. The Morgan Resort Portfolio loan is a $75.5 million, five-year fixed rate loan secured by first mortgages on the borrower's fee simple interests in a portfolio of 12 recreational vehicle ("RV") resort communities containing a total of 4,856 pad sites located in eight states. The Morgan Resort Portfolio loan is interest-only for the initial 12 months of the loan term and thereafter amortizes on a 30-year schedule.

THE BORROWERS. Each borrower is a single-purpose, bankruptcy-remote entity organized in the State of Delaware with at least two (2) independent directors.
Each borrower is wholly owned by (i) Tremont/Morgan RV Park Fund, LLC, a joint venture between Tremont/Morgan, Morgan RV Park Investments, LLC and the Winslow
Family Holdings, LLC or (ii) Robert Morgan and Robert Moser (and families).

The Morgan Resort Portfolio loan is sponsored by Robert Morgan and Robert Moser
(collectively, "Morgan Sponsors"). Mr. Morgan's portfolio includes wholly and partially owned RV parks (20), manufactured housing communities (40), multifamily (17), retail (7), office (5), industrial (5), mini-storage (2), and vacant land (3), hotels (1), medical buildings (1), and mixed use property (1).
His current recreational vehicle resort community portfolio consists of approximately 9,000 RV sites located in 11 states including Florida, New Jersey,
New York, Maine, Massachusetts, New Hampshire, North Carolina, Pennsylvania,
Ohio, Virginia, and Wisconsin.

Mr. Moser's portfolio includes wholly and partially owned RV parks (20), manufactured housing communities (4), multifamily (7), commercial (3), hotel
(1), mini-storage (1) and land (2).

THE PROPERTIES. The Morgan Resort Portfolio is comprised of twelve (12)
recreational vehicle resort communities located in eight different states. The following properties described below are owned by the respective borrowers as tenants-in-common: Buena Vista Resort, Blueberry Hill Resort FL, Coldbrook
Resort and Yogi Jellystone Resort OH. Ten of the properties are rated by
Woodall's Publications Corporation ("Woodall's"), a multi-media publisher producing annual directories, regional monthly publications, a variety of specific-interest books and online publications for various segments of the recreational vehicle and camping consumers. Woodall's is an affiliate of the
Affinity Group, Inc., which serves the North American outdoor and recreational vehicle market through its various campground directories, buyer's guides, consumer magazines, regional publications and web sites, including the online rating service from Woodall's. The Woodall's RV rating system is based on a 1 to
5 rating, with 5 being the best rating for the two categories, namely facilities and recreation.

                              PROPERTY INFORMATION

                                                            ALLOCATED LOAN     APPRAISED      APPRAISAL
      PROPERTY NAME              CITY       STATE    PADS       AMOUNT           VALUE           DATE
---------------------------------------------------------------------------------------------------------

Buena Vista Resort          Buena Vista      NJ       678     $12,850,000    $ 18,750,000    June 7, 2006
Pine Acres Resort           Raymond          NH       418      10,875,000      13,610,000   June 10, 2006
Crystal Lake Resort         Lodi             WI       418       8,000,000      10,000,000    May 17, 2006
Yogi Jellystone Resort OH   Mantua           OH       425       7,450,000       9,350,000    May 17, 2006
Grand Lakes Resort          Orange Lake      FL       409       6,800,000      14,110,000    May 17, 2006
Mountain Pines Resort       Saltlick         PA       885       5,850,000       7,370,000    May 17, 2006
Stonebridge Resort          Maggie Valley    NC       300       4,750,000       6,540,000    May 11, 2006
Three Lakes Resort          Hudson           FL       310       4,550,000       7,410,000    May 17, 2006
Blueberry Hill Resort FL    Bushnell         FL       406       3,950,000       7,110,000    May 17, 2006
Blueberry Resort NJ         Port Republic    NJ       176       3,700,000       5,510,000    June 6, 2006
Coldbrook Resort            Wilton           NY       267       3,400,000       4,390,000    May 16, 2006
Yogi Jellystone Resort NJ   Mays Landing     NJ       164       3,325,000       4,880,000    June 6, 2006
---------------------------------------------------------------------------------------------------------
TOTAL                                               4,856     $75,500,000    $109,030,000
---------------------------------------------------------------------------------------------------------

BUENA VISTA RESORT

The property is a 678-pad recreational vehicle resort community located in Buena
Vista, Atlantic County, New Jersey. Situated on 182.22 acres, the property was completed in 1970 and renovated in 2004. The property consists of annual, seasonal and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       81

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

transient RV pad sites and 65 park model rental pads. The park model units are more permanent structures that are located on pad sites. They typically include a one bedroom and a loft. Each pad comes with an individual electricity, cable and sewer connection. Onsite amenities include a general store, community office, banquet hall, video arcade, laundromat, 40-foot tall waterslide, swimming pool, basketball court, playground, mini-golf course, RV storage, and an antique automobile museum. The property has a 4 rating for facilities and a 5 rating for recreation from Woodall's.

PINE ACRES RESORT

The property is a 418-pad recreational vehicle resort community located in
Raymond, Rockingham County, New Hampshire. Situated on 95.06 wooded acres and was developed in 1970 and renovated in 2004. The sites include 285 seasonal full hookup sites, 117 limited hookup sites, 16 sites with no hookups and 7 rental cabins. Utility hookups include water, electric, septic and cable. The property has water frontage along the Lamprey River, where residents can enjoy fishing, canoeing, and swimming. The property has 2 beaches along the banks of the river and many sites enjoy water views. Structures include an onsite leasing office building with an onsite manager's residence, three apartment units and three shower/lavatory buildings. The property offers a waterslide, a miniature golf course, a skate park, a general store, a restaurant, two recreation halls and a laundry facility. In addition to the river amenities, the subject offers: 2 playground areas, a ball field, a basketball court, two volleyball courts and horseshoe pits. The property has a 4 rating for facilities and a 5 rating for recreation from Woodall's.

CRYSTAL LAKE RESORT

The property is a 418-pad recreational vehicle resort community developed in
1960 and located in Lodi, Columbia County, Wisconsin. The approximate land size is 83 acres, the majority of which is located on a peninsula and surrounded on three sides by 700-acre Crystal Lake. The park contains approximately 175 full hookup pads with the remaining unit mix comprised of 22 overnight RV/camper sites, cabins, mobile home sites, extended stay and permanent RV sites, Yurts (a tent-like cabin), a family cabin, and rental units. Property amenities include a swimming pool, a jacuzzi, watercraft rentals, a volleyball court, a basketball court, skateboard recreation area, a miniature golf course, bike rentals, swimming and beach area on the lakefront and a full service clubhouse with a convenience store. The property has a 4 rating for facilities and a 5 rating for recreation from Woodall's.

YOGI JELLYSTONE RESORT OH

The property is a 425-pad recreational vehicle resort community located in
Mantua, Porttage County, Ohio. The property is located on approximately 209 acres and consists of 310 pads with electrical/water hookups and 115 without the electrical/water hookups. The property was developed in 1950 and last renovated in 2005. In addition, there are 3 apartments, 18 cabins, 7 cottages, 5 park models and 2 suites. Recreation facilities include a 50 acre stocked lake, boat rentals (paddle boats, kayaks, canoes, row boats), a heated outdoor swimming pool, a game room, playgrounds, basketball courts, volleyball pits, picnic pavilions, a miniature golf course and pedal bike rentals. There are daily planned activities, including movies, as well as arts and crafts and Sunday pancake breakfasts. Amenities include a general store that sells camping supplies, a gift shop, a snack bar, a game room, and a coin operated laundry facility. In addition to providing campground facilities and activities, the property is open to the public on an individual or group basis for the day. The subject is rated as one of the 60 finest RV parks in North America by Trailer
Life Directory. In addition, the property has a 5 rating for facilities and a 5 rating for recreation from Woodall's.

GRAND LAKES RESORT

The property is a 409-pad recreational vehicle resort community located in
Orange Lake, Marion County, Florida. The approximate land size is 109.5 acres and includes additional 7 cottages. The property was built in 1990 and renovated in 2003. The cottages come in one or two bedrooms units and are rented daily, weekly or monthly. The pad sites are divided into 230 concrete and 179 grass sites. Amenities at the property include a 9-hole golf course, a pool, horseshoe pits, a bocce ball court, shuffle board courts, additional buildings for a clubhouse and a function hall, banquet style kitchen, a billiards room, a library, a free standing laundry and bath houses. The property also has a Marina area that is wood framed, with a partially covered dock that was built in 1990.
There are 21 covered boat slips available for rent. The property was completed in 2003. The property has a 5 rating for facilities and a 5 rating for recreation from Woodall's.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       82

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

MOUNTAIN PINES RESORT

The property is an 885-pad recreational vehicle resort community located in
Saltlick, Fayette County, Pennsylvania and was built in 1930 and last renovated in 2005. The approximate land area is 87 acres. 320 sites are leased for various terms up to six-months, while 565 sites are utilized by seasonal tenants. Resort amenities include a clubhouse with a function hall and kitchen, game room and library, a lodge building, an on-site manager's office, an in-ground outdoor pool, an indoor pool with hot tub, shuffleboard courts, a chapel, a camp convenience store and laundry, a basketball court, a miniature golf course, lighted tennis courts, lighted volleyball courts, A-frame rental chalets, five rental cabins, multiple bathhouses, RV and boat storage, as well as picnic pavilions. This property is not rated by Woodall's.

STONEBRIDGE RESORT

The property is a 300-pad recreational vehicle resort community located in
Maggie Valley, Haywood County, North Carolina. The property is spread on 18.6 acres of land and was developed in the 1950s and renovated in 2005. The property consists of four permanent buildings that include an office, a staff residence, a community building, a laundry, game room, a common shower building, as well as
5 free-standing wood cabins built over concrete slab foundations. The property has 80 executive pads with 30 and 50 amp electric, phone and cable connections, while 220 pads have none. The executive site mix is comprised of 19 pads with concrete slabs, 46 pads located beside a creek and 15 long pull-through pads.
The property underwent roof renovations on all the permanent buildings last year, the creek side was renovated in 2004, and the pool, electrical wiring throughout the property and sewage were renovated in 2003. Onsite amenities include an office/clubhouse, a pool a basketball court and a community pavilion.
The property has a 3 rating for facilities and a 4 rating for recreation from
Woodall's.

THREE LAKES RESORT

The property is a 310-pad recreational vehicle resort community located in
Hudson, Pasco County, Florida. The property is located on 58.3 acres of land and include 141 park model pads. The property was developed in 2000. The pad sites are divided into a section of RV pad sites on one side of the property and park model pads on the other. There is room on approximately 10 acres of vacant land on which an additional 110 pad sites can be constructed. The gated property is an adults only community, where the preferred age is 33 and over, and is primarily rented annually. Amenities at the property include three man-made lakes, a pool, horseshoe pits, a bocce ball court, shuffleboard courts, a clubhouse and function hall, a banquet style kitchen, a billiards room and bath houses. The property has a 4 rating for facilities and a 3 rating for recreation from Woodall's.

BLUEBERRY HILL RESORT FL

The property is a 406-pad recreational vehicle resort community located in
Bushnell, Sumter County, Florida. The property is located on 40.13 acres and was built in 2001 and renovated in 2003. The pad sites are divided into 98 concrete and 308 grass sites. The majority of the sites are rented seasonally or annually
(40% seasonally and 30% annually), yet only physically occupied for part of the year. Amenities at the property include a pool, horseshoe pits, a bocce ball court, shuffleboard courts, a clubhouse and function hall with a banquet style kitchen, a billiards room, a library, a free standing laundry and shower/bath facilities. The property has a 5 rating for facilities and a 4 rating for recreation from Woodall's.

BLUEBERRY RESORT NJ

The property is a 176-pad recreational vehicle resort community located in Port
Republic, Atlantic County, New Jersey. The property is located on 24.9 acres and was built in 1970 and renovated in 1997. Situated on 24.94 acres, the property consists of 115 seasonal pad sites, 61 transient pad sites, 5 rental trailers, and 2 tent sites. Each pad comes with individual electricity, cable and sewer connections. Community amenities include an office/general store, a recreation center, a laundry room, an in-ground pool and a playground. The property has a 4 rating for facilities and a 4 rating for recreation from Woodall's.

COLDBROOK RESORT

The property is a 267-pad recreational vehicle resort community located in
Wilton, Saratoga County, New York. The property is located on 97 acres and was built in 1980 and renovated in 2006. The sites include 260 full-hookup sites, 7 pull-through sites

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       83

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

and 25 tent sites. Utility hookups include water, electric, septic and cable.
Structures include an onsite leasing office building with a 2-bedroom, 2nd floor apartment, a storage barn, a pavilion building, two laundries and three bathroom buildings. The property offers an outdoor in-ground swimming pool, miniature golf, fishing ponds, a playground, ball fields, a volleyball court, a basketball court, a bocce ball court, horseshoe pits and a convenience store. This property is not rated by Woodall's.

YOGI JELLYSTONE RESORT NJ

The property is a 164-pad recreational vehicle resort community located in Mays
Landing, Atlantic County, New Jersey. The property is located on 18.5 acres and was built in 1967 and renovated in 2002. The property consists of 105 seasonal
RV pad sites and 60 transient RV pad sites. In addition, there are 5 rental trailers, 4 rental cabins, and 3 private residences. Each pad comes with individual electricity, cable and sewer connections. Onsite amenities include an office/general store, a recreation center (5,500 SF), a laundry room, a swimming pool, a basketball court, a playground, a miniature golf course, and RV storage.
The property also offers many family activities and events. The property has a 4 rating for facilities and a 5 rating for recreation from Woodall's.

LOCKBOX/CASH MANAGEMENT. The Morgan Resort Portfolio Loan is structured with a hard lockbox and in-place cash management.

PROPERTY MANAGEMENT. The property is managed by Morgan RV Park Management, LLC, an affiliate of the borrower.

RESERVES. At closing, the borrower deposited the sum of: (1) $274,628 into a tax reserve ("Tax Reserve"), (2) $270,605 into an insurance reserve ("Insurance
Reserve") for the payment of insurance premiums, (3) $68,113 into a required repairs reserves, (4) $17,000 for an environmental reserve to remove a hydraulic lift and provide secondary containment for two gasoline tanks at the Blueberry
Resort New Jersey property and (5) $2,887,143 into a reserve ("Seasonality
Reserve") sufficient to cover six months of debt service on the Morgan Resort
Portfolio Loan.

On a monthly basis, the borrower is required to deposit reserves for: (1) the
Tax Reserve in the amount of 1/12th of the amount the lender reasonably estimates will be required to pay taxes and assessments, (2) the Insurance
Reserve in the amount of 1/12th of the amount the lender reasonably estimates will be required to pay required insurance premiums, (3) capital expenditures in the amount of $20,302 and (4) the Seasonality Reserve, with 50% of the required amount deposited in May for each year and 10% of the required amount deposited each month from June through October. The lender will calculate the annual deposit required to be deposited into the Seasonality Reserve, which will be equal to 125% of all amounts disbursed from the Seasonality Reserve during the preceding 12 months, less the existing Seasonality Reserve balance to replenish the balance to the 125% level.

COLLATERAL RELEASE. After the expiration of the related lockout period and provided that no event of default exists, the borrower may obtain the release of an individual property from the lien of the mortgage and the release of the borrower's obligations under the loan documents with respect to such property through partial defeasance, upon the satisfaction of certain conditions, including without limitation: (a) the amount of the outstanding principal balance of the portion of the Morgan Resort Portfolio loan to be defeased must be at least equal to the Release Price for such property, (b) after giving effect to such release, the loan-to-value ratio for the properties remaining subject to the lien in favor of the lender is not greater than the lesser of (i)
the loan-to-value ratio as of the origination date with respect to all of the properties and (ii) the loan-to-value ratio for the properties subject to the lien in favor of the lender immediately prior to the release, (c) after giving effect to such release, the debt service coverage ratio for the properties remaining subject to the lien in favor of the lender will be equal to or greater than the greater of (i) the debt service coverage ratio as of the origination date or (ii) the debt service coverage ratio immediately prior to the release.
"Release Price", with respect to an individual property, means 115% of the initial Allocated Loan Amount of such individual property.

Provided that no event of default exists, the borrower is also permitted to obtain the release of two parcels of unimproved land, without payment of a release price.

In addition, the loan documents permit the lender to uncross one or more of the individual properties from the cross-default and cross-collateralization provisions of the Morgan Resort Portfolio loan, and to require the borrower to execute a new promissory

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       84

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

note having a principal amount equal to the Allocated Loan Amount for the individual property that is released. The lender is permitted to obtain confirmation in writing from each applicable rating agency that such transfer will not result in a qualification, downgrade or withdrawal of any rating assigned to the Certificates.

COLLATERAL SUBSTITUTION. After the expiration of the related lockout period and provided that no event of default exists, the borrower may obtain a release of the lien of the mortgage encumbering an individual property ("Release Property")
by substituting its interest in a property used primarily for RV parks, like kind and quality acquired by the borrower or an affiliate of the borrower
(individually, a "Substitute Property"). Any such substitution is subject to, without limitation, the following conditions: (a) the Substitute Property must be a property as to which the borrower will hold fee or ground leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances, (b) receipt by the lender of and the applicable rating agencies of an appraisal of the Substitute Property dated no more than 180 days prior to the substitution, indicating an appraised value of the Substitute Property that is at least equal to or greater than the appraised value of the Release Property determined by the lender as of the origination date of the Morgan Resort
Portfolio loan and which supports an aggregate loan-to-value ratio for the properties remaining subject to the lien in favor of the lender not greater than the lesser of (i) the loan-to-value ratio as of the origination date with respect to all of the properties and (ii) the loan-to-value ratio for the properties subject to the lien in favor of the lender immediately prior to the substitution, (c) after giving effect to such substitution, (i) the debt service coverage ratio for the properties remaining subject to the lien in favor of the lender for the 12-month period immediately preceding the substitution will be equal to or greater than (I) the debt service coverage ratio as of the origination date, (II) the debt service coverage ratio for the 12-month period immediately prior to the substitution (including the Release Property and excluding the Substitute Property) and (III) 1.20x; and (ii) the debt service coverage ratio for the Substitute Property for the 12-month period immediately preceding the substitution is equal to or greater than (I) the debt service coverage ratio for the 12-month period immediately prior to the origination date with respect to the Release Property and (II) 1.20x, (d) the applicable
Allocated Loan Amount of such individual property when added to the Allocated
Loan Amounts of all properties released prior to or simultaneously with such individual property is no greater than 25% of the original principal amount of the Morgan Resort Portfolio loan during the term of the loan, and (e) the lender must have received written confirmation from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the ratings, then in effect for the Certificates.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       85

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $75,500,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                             MORGAN RESORT PORTFOLIO        LTV:     69.25%
--------------------------------------------------------------------------------

                                     [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       86

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                 SCOTTSDALE 101            LTV:     58.82%
--------------------------------------------------------------------------------

                                    [PHOTOS]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       87

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                 SCOTTSDALE 101            LTV:     58.82%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                      GACC
LOAN PURPOSE:                     Acquisition
ORIGINAL BALANCE:                 $70,000,000
CUT-OFF DATE BALANCE:             $70,000,000
% BY INITIAL UPB:                 1.83%
INTEREST RATE:                    5.6500%
PAYMENT DATE:                     1st of each month
FIRST PAYMENT DATE:               November 1, 2006
MATURITY DATE:                    October 1, 2016
AMORTIZATION:                     Interest Only
CALL PROTECTION:                  Lockout until October 1, 2008, then prepayment
                                  permitted with yield maintenance. On July 1,
                                  2016 prepayment permitted without penalty.
SPONSOR:                          Cornerstone Real Estate Advisors, LLC
BORROWER:                         Scottsdale 101 Retail, LLC
ADDITIONAL FINANCING:             None
LOCKBOX:                          Soft, springing hard
INITIAL RESERVES:                 None
MONTHLY RESERVES:(1)              Ground Rent:   $59,385
                                  Tax:           Springing
                                  Insurance:     Springing
                                  TILC:          Springing
--------------------------------------------------------------------------------

(1)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF LOAN BALANCE / SQ. FT.:   $120.38
CUT-OFF BALANCE / SQ. FT.:        $120.38
BALLOON BALANCE / SQ. FT.:        $120.38
CUT-OFF LTV:                      58.82%
BALLOON LTV:                      58.82%
UNDERWRITTEN DSCR:                1.84x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:         Single Asset
PROPERTY TYPE:                    Retail-Anchored
COLLATERAL:                       Leasehold Interest
LOCATION:                         Phoenix, Arizona
YEAR BUILT / RENOVATED:           2003 / NA
COLLATERAL SQ. FT.:               581,486
PROPERTY MANAGEMENT:              Westcor Partners, LLC
UNDERWRITTEN OCCUPANCY AS OF
   SEPTEMBER 5, 2006:             98.28%
UNDERWRITTEN NET OPERATING
   INCOME:                        $7,665,300
UNDERWRITTEN NET CASH FLOW:       $7,365,016
APPRAISED VALUE:                  $119,000,000
APPRAISAL DATE:                   September 27, 2006
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       88

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                 SCOTTSDALE 101            LTV:     58.82%
--------------------------------------------------------------------------------

                                 TOP-10 TENANTS

                                                            UW BASE
                                  % OF TOTAL      LEASE      RENT /   TTM 7/31/2006    TTM 7/31/2006      RATINGS
        TENANT          SQ. FT.     SQ. FT.    EXPIRATION   SQ. FT.       SALES       SALES / SQ. FT.   (S/M/F)(1)
------------------------------------------------------------------------------------------------------------------

EXPO Design Center(2)   101,375      17.4%      1/31/2034    $   --     $35,600,000     $        351    AA/Aa3/AA
Harkins Theatres         66,966      11.5%      6/26/2018     14.00       9,992,643     $    713,760(3) Not Rated
Sports Authority         41,175       7.1%      1/31/2014     13.13    Not Reported     Not Reported    Not Rated
Babies 'R' Us            37,415       6.4%      1/31/2013      4.57    Not Reported     Not Reported    Not Rated
Bed, Bath & Beyond       35,000       6.0%      1/31/2014     12.50    Not Reported     Not Reported    Not Rated
Circuit City             34,613       6.0%      1/31/2019     14.00      16,600,000     $        480    Not Rated
Ethan Allen              25,000       4.3%      2/28/2025      7.20       1,155,000     $         46    A-/Baa2/NR
Borders Books            22,000       3.8%      1/31/2019     18.00    Not Reported     Not Reported    Not Rated
Razmataz                 18,000       3.1%     12/31/2013     17.00       6,258,725     $        348    Not Rated
Petco                    15,000       2.6%      1/31/2015     15.96       1,981,450     $        132    Not Rated
------------------------------------------------------------------------------------------------------------------
TOTAL:                  396,544      68.2%                   $12.51     $71,587,818
------------------------------------------------------------------------------------------------------------------

(1)  Credit ratings are for the parent company whether it guarantees the lease or not.

(2)  EXPO Design Center and the National Bank of Arizona prepaid their rent for their respective lease terms to the previous owner of the Scottsdale 101 property who, in turn, used this prepaid rent to prepay a portion of the rent due under the ground lease.

(3)  Sales per screen. Harkins has 14 screens at the Scottsdale 101 property.

                     IN-LINE TENANTS SUMMARY INFORMATION(1)

 TTM (JULY 200O6) SALES/SQ. FT. (WA)(2)(3)   CC. COST AS % OF SALES (WA)(1)(2)
--------------------------------------------------------------------------------
                   $306                                    5.7%

(1)  These in-line tenants represent all tenants occupying less than 10,000 sq.
     feet.

(2)  Excludes tenants reporting partial year sales figures.

(3)  Excludes Harkins Theatres which has sales of $713,760 per screen.

                              ROLLOVER SCHEDULE(1)

                                                                                                       CUMULATIVE %
             NUMBER OF                           CUMULATIVE   CUMULATIVE                % OF UW BASE    OF UW BASE
  YEAR OF      LEASES    EXPIRING   % OF TOTAL      TOTAL     % OF TOTAL     UW BASE        RENT           RENT
EXPIRATION    EXPIRING    SQ. FT.     SQ. FT.      SQ. FT.      SQ. FT.       RENT         ROLLING        ROLLING
-------------------------------------------------------------------------------------------------------------------

   2006           1         1,260       0.2%         1,260        0.2%     $   41,376        0.5%           0.5%
   2007           1           982       0.2          2,242        0.4%         34,896        0.4%           0.9%
   2008           8        20,743       3.6         22,985        4.0%        799,046        9.5%          10.4%
   2009           9        17,163       3.0         40,148        6.9%        600,780        7.2%          17.6%
   2010           2         3,212       0.6         43,360        7.5%        114,924        1.4%          19.0%
   2013           7        66,542      11.4        109,902       18.9%        919,762       11.0%          30.0%
   2014           8       100,999      17.4        210,901       36.3%      1,631,704       19.5%          49.4%
   2015           4        43,946       7.6        254,847       43.8%        839,586       10.0%          59.4%
   2016           3        12,772       2.2        267,619       46.0%        505,657        6.0%          65.5%
  Beyond         13       303,882      52.3        571,501       98.3%      2,894,605       34.5%         100.0%
  Vacant         --         9,985       1.7        581,486      100.0%             --         --             --
-------------------------------------------------------------------------------------------------------------------
  TOTAL:         56       581,486     100.0%                               $8,382,337
-------------------------------------------------------------------------------------------------------------------

(1)  The information in this schedule is based on the assumption that no tenant exercises an early termination option.

THE SCOTTSDALE 101 LOAN

THE LOAN. The Scottsdale 101 Loan is secured by a first mortgage on the borrower's leasehold interest in a 581,486 sq. ft. power shopping center located on the border of Phoenix and Scottsdale in Phoenix, Arizona. The borrower leases the land under a long-term ground lease that expires in 2098. The Scottsdale 101
Loan matures on October 1, 2016 and accrues interest at an annual rate of
5.6500%. The Scottsdale 101 property was acquired by the borrower in June 2006 for a purchase price of $117.6 million from Macerich Co. / Westcor.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       89

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                 SCOTTSDALE 101            LTV:     58.82%
--------------------------------------------------------------------------------

THE BORROWER. The Scottsdale 101 borrower, Scottsdale 101 Retail, LLC, is a
Delaware limited liability company, single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Cornerstone Real Estate Advisers, LLC ("Cornerstone"). Cornerstone
is a wholly-owned subsidiary of MassMutual, operating independently like other
MassMutual subsidiaries such as Oppenheimer Funds, Babson Capital Management LLC and Tremont. Cornerstone, founded in 1994, manages over $6.0 billion of assets.
Cornerstone's clients include major public and corporate pension plans and university endowments and foundations.

THE PROPERTY. The Scottsdale 101 property is a 581,486 sq. ft. power shopping center constructed in 2003, anchored by a 101,375 sq. ft. EXPO Design Center along with in-line shops and pad buildings located on an approximately 70 acre parcel of land. There is one vacant pad site and a two-tenant pad building which is currently under construction. The Scottsdale 101 property is occupied by 56 retail tenants. Ten of the 56 tenants are considered major/anchor tenants and together such tenants occupy 68.2% of the net rentable area and contribute 44.1%
of the gross potential rental income. The Scottsdale 101 property is located at the southwest corner of Scottsdale Road and Loop 101/Pima Freeway at the gateway of the planned 2,200-acre Palisene commercial and residential master-planned community. The Scottsdale 101 property is located on the boundary of the cities of Phoenix and Scottsdale where it is situated to serve the affluent residents of the Northeast Valley.

SIGNIFICANT TENANTS. The Scottsdale 101 property is currently 98.28% occupied by
56 tenants. Excluding the EXPO Design Center, the weighted average rent for the ten major/anchor tenants is $12.51 per sq. ft.

THE THREE LARGEST TENANTS ARE:

EXPO DESIGN CENTER (NYSE: HD) (101,375 sq. ft., 17.4% of NRA, rated AA/Aa3/AA by
S/M/F) operates under a 30-year, 11-month lease expiring on January 31, 2034.
The EXPO Design Center has prepaid its rent for 30 years in the amount of
$4,772,727. This payment was in turn used by the previous owner to prepay a portion of the rent due under the ground lease on Scottsdale 101 property. The
EXPO Design Center is a Home Depot Company that offers design and installation services and carries luxurious and innovative brands. Focused on the
"Buy-it-yourself" clientele, the EXPO Design Center stores offer products that range from specialty order lighting, flooring, bath design and hardware, kitchen design and appliances, decor and patio. In each of the 34 EXPO Design Center stores, customers are also offered complete project management for the design and planning of decorating and remodeling projects. EXPO Design Center reported sales at the Scottsdale 101 property per sq. ft. of approximately $351 per sq.
ft. in the trailing twelve months as of July 2006.

HARKINS THEATRES ("Harkins") (66,966 sq. ft., 14 screens, 11.5% of NRA) operates under a 15-year lease expiring June 26, 2018. The rental rate per sq. ft. of
$14.00 remains constant during the initial term of the lease. There are three five-year extension options to renew the lease with the rental rate per sq. ft.
increasing to $15.12, $16.33 and $17.64 during the three lease renewal periods, respectively. Harkins is a privately owned and operated regional movie theater chain with locations in Arizona, Colorado, Oklahoma, and Texas. The company grew from a single theater in 1933 to 326 screens today in 26 locations. Constructed in 2003, Harkins is a 14 screen, 600 seat multiplex. The Harkins Theater reported sales of $713,760 per screen for the trailing twelve months ending July
2006.

SPORTS AUTHORITY (41,175 sq. ft., 7.1% of NRA) operates under a 10-year, 7-month lease expiring January 31, 2014. The rental rate per sq. ft. of $13.13 increases to $14.37 in February 2009 for the remainder of the initial term. There are three 5-year options to renew the lease with the rental rate per sq. ft.
increasing to $15.85, $17.34, $18.83 during the three lease renewal periods, respectively. Sports Authority is the largest U.S. sporting goods chain with nearly 400 stores in 45 states and sells sports equipment, general merchandise, shoes and apparel. Senior managers of Sports Authority, together with an investor group led by Leonard Green & Partners, took the company private in
2006. Sports Authority does not report sales for its location at the property.

THE MARKET. The Scottsdale 101 property is located in Maricopa County within the greater Phoenix area, approximately 12 miles north of Scottsdale and 16 miles northeast of downtown Phoenix in the heart of the Northeast Valley. The area is surrounded by mountains, the Sonoran Desert, golf courses, resorts and luxury homes. North Scottsdale is an affluent suburb of Phoenix with high visibility and easy accessibility to the off-ramp of the Loop 101 highway. The highly trafficked North

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       90

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                 SCOTTSDALE 101            LTV:     58.82%
--------------------------------------------------------------------------------

Scottsdale area has emerged as a retail hub for this quadrant of the Phoenix
Metro area. The Scottsdale 101 Auto Collection which features luxury automobiles that include Porsche, Jaguar, VW, BMW, Land Rover and Aston Martin, is adjacent to the Scottsdale 101 property. Additionally, a Whole Foods anchored shopping center which is scheduled to open in 2007, is adjacent to the property. Macerich
Company reports that the estimated 2006 average household income for the 3 mile,
5 mile and 10 mile radius is $107,257, $101,654, and $95,860, respectively.
Correspondingly, the population for the 3 mile, 5 mile and 10 mile radius is
49,629, 165,212 and 493,377, respectively.

The Phoenix-Mesa-Scottsdale MSA has been among the most active retail markets in the country and is primarily composed of strip and convenience centers, as well as neighborhood, community, and regional shopping malls. Large population growth over the past decade, accompanied by strong employment growth, have created tremendous demand for new housing, which has stimulated retail development, especially in high-growth areas such as North Scottsdale, Mesa, and Chandler, and now areas to the West, Northwest, and Southwest of the Scottsdale 101
property.

According to CB Richard Ellis, as of the third quarter of 2006, the
Phoenix-Mesa-Scottsdale retail market has approximately 124.8 million sq. ft. of retail space with an overall occupancy rate of 95.14%. The third quarter of 2006 average rental rate for the Phoenix-Mesa-Scottsdale retail market is $18.37 per
sq. ft. The Scottsdale 101 property is located in the North Scottsdale submarket which, as of the third quarter of 2006, had approximately 13.6 million sq. ft.
of retail space and an overall occupancy rate of 97.11%. The third quarter of
2006 average rental rate for the North Scottsdale submarket is $19.08 per sq.
ft. which is based on an average anchor rental rate of $14.14 per sq. ft. and an in-line rental rate of $23.79 per sq. ft. According to the appraiser, the North
Scottsdale submarket area has been fairly strong over the past four years, mirroring regional trends in terms of new construction, vacancy, and strong net absorption trends. As of September 5, 2006, the Scottsdale 101 property was
98.28% occupied and had an overall average rental rate of $14.67 per sq. ft.

The appraiser identified seven regional malls/shopping centers located in the
Phoenix-Mesa-Scottsdale MSA as being comparable to the Scottsdale 101 property:

                                 COMPETITIVE SET

       COMPETITION           SQ. FT.    DISTANCE FROM SUBJECT                             ANCHORS/MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------

Desert Ridge Market Place   1,200,000   3.7 miles northwest     Albertson's, AMC Theatres, Kohls, Marshalls Mega Store, Target
                                                                Greatland
The Promenade                 735,801   1.8 miles south         The Great Indoors, Linen's N Things, Lowes Home Improvement
Kierland Commons              450,000   2.4 miles south         Barnes & Nobles, Crate & Barrel
Scottsdale Town Center        301,800   4.0 miles southeast     Albertson's, Ross Dress for Less, Target, TJ Maxx
Sonora Village                248,340   4.0 miles southeast     Best Buy, Organized Living, Staples Office Supply, United Artists
                                                                Theatre
Northsight Crossing           150,000   4.0 miles southeast     Gold's Gym
Tatum Point                   304,000   3.5 miles southeast     Wal-Mart, Basha's Supermarket

The appraiser determined the competitive set yields an average rental rate of
$28.11 per sq. ft. and an average occupancy of 98.04%. In the aggregate, the competitive market (inclusive of the subject) contains a total NRA of approximately 3.4 million sq. ft. By comparison, the Scottsdale 101 property has a total occupancy of 98.28%.

PROPERTY MANAGEMENT. The Scottsdale 101 property is managed by Westcor Partners,
LLC ("Westcor"), a management company owned by The Macerich Company
("Macerich"). Macerich is a self-administered and self-managed real estate investment trust that is involved in the acquisition, ownership, development, management and leasing of regional and community shopping centers located throughout the United States. Westcor sold Scottsdale 101 in June 2006 to
Cornerstone while retaining the management position. Macerich is a dominant retail player in the Phoenix market as a result of its 2002 acquisition of
Westcor Properties, the leading shopping center owner and developer in Phoenix.

LOCKBOX/CASH MANAGEMENT. The Scottsdale 101 Loan has been structured with a soft lockbox that will spring hard upon an Event of Default (as defined in the
Scottsdale 101 Loan documents) or during a DSCR Trigger Period (each, a "Trigger
Event"). The Scottsdale 101 Loan documents require cash management upon the occurrence of a Trigger Event.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       91

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                SCOTTSDALE 101             LTV:     58.82%
--------------------------------------------------------------------------------

RESERVES. The Scottsdale 101 Loan documents require monthly ground rent reserves in an amount equal to one-twelfth of the annual ground rent due. In addition, during a Trigger Period the borrower will be required to make monthly escrow deposits into the (i) Tax and Insurance Reserves, in an amount equal one-twelfth of the annual amounts due, (ii) Rollover Reserve, in an amount equal to $48,333, and (iii) Replacement Reserve, in an amount equal to $4,836.

A "DSCR Trigger Period" occurs when the DSCR is less than 1.10x based on a trailing 12-month cash flow.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

GROUND LEASE. The Scottsdale 101 property is subject to a 99-year ground lease from the State of Arizona that expires June 29, 2098. Ground rent payments are due annually and are being reserved on a monthly basis pursuant to the
Scottsdale 101 Loan documents. The ground rent payments adjust annually based on a schedule provided in the ground lease. EXPO Design Center and the National
Bank of Arizona prepaid their rent for their respective lease term to the previous owner of the Scottsdale 101 property who, in turn, used this prepaid rent to prepay a portion of the rent due under the ground lease to the State of
Arizona.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       92

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

--------------------------------------------------------------------------------
                                                            BALANCE: $70,000,000
7000 East Mayo Boulevard      COLLATERAL TERM SHEET         DSCR:    1.84x
Phoenix, AZ 85054                 SCOTTSDALE 101            LTV:     58.82%
--------------------------------------------------------------------------------

                                     [MAP]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       93

                          $3,517,157,000 (APPROXIMATE)
                                  COMM 2006-C8

                       THIS PAGE INTENTIONALLY LEFT BLANK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange
Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free
1-800-503-4611 or by email to the following address: blake.catlett@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

                                       94

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2006-C8, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3FX, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.    Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a) if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form—

(i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)−

(i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii) certifying that the nonqualified intermediary is not acting for its own account,

(iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.  from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

Casual Male HQ Mortgage Loan Amortization Schedule

Period	Date	Ending Balance ($)	Principal ($)
0	2/1/2006	32,000,000.00	—
1	3/1/2006	31,956,952.31	43,047.69
2	4/1/2006	31,929,366.66	27,585.65
3	5/1/2006	31,896,426.20	32,940.46
4	6/1/2006	31,868,534.08	27,892.12
5	7/1/2006	31,835,295.55	33,238.54
6	8/1/2006	31,807,093.90	28,201.64
7	9/1/2006	31,778,749.47	28,344.44
8	10/1/2006	31,745,070.99	33,678.48
9	11/1/2006	31,716,412.51	28,658.48
10	12/1/2006	31,682,428.57	33,983.93
11	1/1/2007	31,653,452.92	28,975.66
12	2/1/2007	31,624,330.54	29,122.37
13	3/1/2007	31,579,564.79	44,765.75
14	4/1/2007	31,550,068.30	29,496.49
15	5/1/2007	31,515,269.28	34,799.02
16	6/1/2007	31,485,447.24	29,822.04
17	7/1/2007	31,450,331.58	35,115.66
18	8/1/2007	31,420,180.73	30,150.84
19	9/1/2007	31,389,877.23	30,303.51
20	10/1/2007	31,354,293.27	35,583.96
21	11/1/2007	31,323,656.16	30,637.12
22	12/1/2007	31,287,747.72	35,908.44
23	1/1/2008	31,256,773.66	30,974.06
24	2/1/2008	31,225,642.77	31,130.89
25	3/1/2008	31,184,153.87	41,488.89
26	4/1/2008	31,152,655.28	31,498.59
27	5/1/2008	31,115,908.94	36,746.34
28	6/1/2008	31,084,064.80	31,844.14
29	7/1/2008	31,046,982.37	37,082.44
30	8/1/2008	31,014,789.23	32,193.13
31	9/1/2008	30,982,433.09	32,356.14
32	10/1/2008	30,944,852.66	37,580.43
33	11/1/2008	30,912,142.41	32,710.25
34	12/1/2008	30,874,217.55	37,924.86
35	1/1/2009	30,841,149.65	33,067.90
36	2/1/2009	30,807,914.32	33,235.33
37	3/1/2009	30,759,414.83	48,499.49
38	4/1/2009	30,725,765.64	33,649.18
39	5/1/2009	30,686,927.54	38,838.10
40	6/1/2009	30,652,911.33	34,016.21
41	7/1/2009	30,613,716.24	39,195.09
42	8/1/2009	30,579,329.33	34,386.90
43	9/1/2009	30,544,768.32	34,561.02
44	10/1/2009	30,505,043.32	39,724.99
45	11/1/2009	30,470,106.17	34,937.15

Period	Date	Ending Balance ($)	Principal ($)
46	12/1/2009	30,430,015.34	40,090.83
47	1/1/2010	30,394,698.29	35,317.04
48	2/1/2010	30,359,202.43	35,495.87
49	3/1/2010	30,308,650.83	50,551.60
50	4/1/2010	30,272,719.27	35,931.55
51	5/1/2010	30,231,661.24	41,058.03
52	6/1/2010	30,195,339.87	36,321.38
53	7/1/2010	30,153,902.68	41,437.19
54	8/1/2010	30,117,187.58	36,715.09
55	9/1/2010	30,080,286.59	36,901.00
56	10/1/2010	30,038,285.64	42,000.95
57	11/1/2010	30,000,985.14	37,300.50
58	12/1/2010	29,958,595.61	42,389.53
59	1/1/2011	29,920,891.61	37,704.00
60	2/1/2011	29,882,996.70	37,894.91
61	3/1/2011	29,830,267.25	52,729.45
62	4/1/2011	29,791,913.48	38,353.77
63	5/1/2011	29,748,499.50	43,413.98
64	6/1/2011	29,709,731.72	38,767.79
65	7/1/2011	29,665,915.05	43,816.67
66	8/1/2011	29,626,729.11	39,185.94
67	9/1/2011	29,587,344.76	39,384.35
68	10/1/2011	29,542,928.40	44,416.37
69	11/1/2011	29,503,119.74	39,808.66
70	12/1/2011	29,458,290.67	44,829.07
71	1/1/2012	29,418,053.46	40,237.21
72	2/1/2012	29,377,612.51	40,440.94
73	3/1/2012	29,327,370.12	50,242.40
74	4/1/2012	29,286,470.01	40,900.10
75	5/1/2012	29,240,579.36	45,890.65
76	6/1/2012	29,199,239.81	41,339.55
77	7/1/2012	29,152,921.73	46,318.08
78	8/1/2012	29,111,138.33	41,783.39
79	9/1/2012	29,069,143.37	41,994.96
80	10/1/2012	29,022,187.82	46,955.55
81	11/1/2012	28,979,742.48	42,445.34
82	12/1/2012	28,932,348.86	47,393.62
83	1/1/2013	28,889,448.63	42,900.23
84	2/1/2013	28,846,331.19	43,117.45
85	3/1/2013	28,788,860.72	57,470.47
86	4/1/2013	28,745,233.96	43,626.76
87	5/1/2013	28,696,691.25	48,542.71
88	6/1/2013	28,652,597.81	44,093.44
89	7/1/2013	28,603,601.19	48,996.63
90	8/1/2013	28,559,036.40	44,564.79
91	9/1/2013	28,514,245.97	44,790.43
92	10/1/2013	28,464,571.42	49,674.55
93	11/1/2013	28,419,302.67	45,268.74
94	12/1/2013	28,369,162.90	50,139.77

Period	Date	Ending Balance ($)	Principal ($)
95	1/1/2014	28,323,411.08	45,751.83
96	2/1/2014	28,277,427.59	45,983.48
97	3/1/2014	28,217,355.34	60,072.25
98	4/1/2014	28,170,834.86	46,520.48
99	5/1/2014	28,119,477.60	51,357.26
100	6/1/2014	28,072,461.53	47,016.07
101	7/1/2014	28,020,622.24	51,839.29
102	8/1/2014	27,973,105.63	47,516.60
103	9/1/2014	27,925,348.44	47,757.20
104	10/1/2014	27,872,788.29	52,560.15
105	11/1/2014	27,824,523.15	48,265.14
106	12/1/2014	27,771,468.96	53,054.19
107	1/1/2015	27,722,690.81	48,778.15
108	2/1/2015	27,673,665.68	49,025.13
109	3/1/2015	27,610,832.22	62,833.46
110	4/1/2015	27,561,240.71	49,591.51
111	5/1/2015	27,506,896.44	54,344.28
112	6/1/2015	27,456,778.67	50,117.77
113	7/1/2015	27,401,922.53	54,856.14
114	8/1/2015	27,351,273.24	50,649.29
115	9/1/2015	27,300,367.50	50,905.74
116	10/1/2015	27,244,744.95	55,622.55
117	11/1/2015	27,193,299.82	51,445.13
118	12/1/2015	27,137,152.63	56,147.19
119	1/1/2016	27,085,162.73	51,989.91
120	2/1/2016	—	27,085,162.73

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ANNEX E
CLASS XP REFERENCE RATES

E-1

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ANNEX F
MORTGAGE LOANS WITH INTEREST DEPOSIT AMOUNTS

The amount of interest that would have accrued on the related Mortgage Rate on the Stated Principal Balance of the following Mortgage Loans as of January 1, 2007 had such Mortgage Loan been originated on December 1, 2006, for the period from and including December 1, 2006 to but excluding January 1, 2007 is set forth below.

The month in which the Interest Deposit Amounts are distributed is not factored into the calculation of original term to maturity as set forth on Annex A to this Prospectus Supplement.

Name	Interest Deposit Amount ($)
Empirian Chesapeake	320,617.50
369 Lexington Avenue	290,883.33
300 7th Street	252,960.00
2 West 46th Street	232,121.11
Westin Portland	196,677.78
Longford Medical Center	176,434.78
Lakewood Industrial Portfolio	187,860.00
North Bronx Portfolio	172,695.83
Heron Cay MHP	152,068.76
1900 Bryant Street	127,392.78
CityPlace II	129,532.64
Hotel Lucia	122,923.61
Hotel Max	110,139.56
BJ's Wholesale Club - Wallingford	84,174.47
Annunziata Portfolio III	73,134.60
Vero Palm MHP	61,100.16
Designer Outlet Center	53,298.13
Hampton Inn Salt Lake City	48,308.33
Office Max Plaza - Scottsdale B	45,229.69
Lake Lucerne Towers B	44,979.28
5 Enterprise Drive	43,032.13
41-29 46th Street	38,168.75
River Crossing	36,642.00
Annunziata Portfolio I	32,972.55
1 North Central Avenue	31,411.61
Storage Outlet - Gardena	29,243.33
Signature Place	27,180.97
Strand Capital Partners XI	27,397.11
The Stanley Works	23,960.86
Town Center - Sugarland	23,017.50
Annunziata Portfolio II	16,362.32

F-1

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Deutsche Mortgage & Asset Receiving Corporation,
Depositor

Commercial Mortgage Pass-Through Certificates,
(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds, credit derivatives or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 12 in this prospectus under the caption ‘‘Risk Factors’’ and under the caption ‘‘risk factors’’ in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under ‘‘Method of Distribution’’ in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is October 9, 2006

Important Notice About Information In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	12
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	12
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	13
Prepayments May Reduce The Average Life of Your Certificates	13
Prepayments May Reduce the Yield on Your Certificates	15
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
Some Certificates May Not Be Appropriate for ERISA Plans	21
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	21
Certain Federal Tax Considerations Regarding Original Issue Discount	22
Bankruptcy Proceedings Entail Certain Risks	22
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	22
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	23
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	23
THE SPONSOR	23
General	23
GACC’s Securitization Program	24
GACC’s Underwriting Standards	25
Servicing	27
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	27
THE DEPOSITOR	27
DESCRIPTION OF THE TRUST FUNDS	27
General	27
Mortgage Loans	28
MBS	33
Certificate Accounts	35
Credit Support	35
Cash Flow Agreements	35
YIELD AND MATURITY CONSIDERATIONS	37
General	37
Pass-Through Rate	37
Payment Delays	37
Certain Shortfalls in Collections of Interest	37
Yield and Prepayment Considerations	38
Weighted Average Life and Maturity	39
Other Factors Affecting Yield, Weighted Average Life and Maturity	40

DESCRIPTION OF THE CERTIFICATES	42
General	42
Distributions	43
Distributions of Interest on the Certificates	44
Distributions of Principal of the Certificates	45
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	46
Allocation of Losses and Shortfalls	46
Advances	46
Reports to Certificateholders	47
Voting Rights	49
Termination	49
Book-Entry Registration and Definitive Certificates	49
DESCRIPTION OF THE POOLING AGREEMENTS	52
General	52
Assignment of Mortgage Loans; Repurchases	52
Representations and Warranties; Repurchases	54
Collection and Other Servicing Procedures	55
Primary Servicers and Sub-Servicers	57
Certificate Account	57
Modifications, Waivers and Amendments of Mortgage Loans	60
Realization upon Defaulted Mortgage Loans	60
Hazard Insurance Policies	62
Due-on-Sale and Due-on-Encumbrance Provisions	63
Servicing Compensation and Payment of Expenses	63
Evidence as to Compliance	64
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	64
Events of Default	66
Rights upon Event of Default	66
Amendment	67
List of Certificateholders	68
The Trustee	68
Duties of the Trustee	69
Certain Matters Regarding the Trustee	69
Resignation and Removal of the Trustee	69
Additional Parties to the Agreements	69
DESCRIPTION OF CREDIT SUPPORT	71
General	71
Subordinate Certificates	71
Cross-Support Provisions	72
Letter of Credit	72
Insurance or Guarantees with Respect to Mortgage Loans	72
Certificate Insurance and Surety Bonds	72
Reserve Funds	72
Credit Support with Respect to MBS	73
Credit Derivatives	73

CASH FLOW AND DERIVATIVES AGREEMENTS	73
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	74
General	74
Types of Mortgage Instruments	74
Leases and Rents	74
Personalty	75
Foreclosure	75
Bankruptcy Laws	79
Environmental Considerations	81
Due-on-Sale and Due-on-Encumbrance Provisions	83
Junior Liens; Rights of Holders of Senior Liens	84
Subordinate Financing	84
Default Interest and Limitations on Prepayments	84
Applicability of Usury Laws	84
Certain Laws and Regulations	85
Americans with Disabilities Act	85
Servicemembers Civil Relief Act	85
Forfeitures in Drug and RICO Proceedings	86
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	87
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	87
General	87
Status of REMIC Certificates	88
Qualification as a REMIC	88
Taxation of Regular Certificates	90
General	90
Original Issue Discount	90
Acquisition Premium	93
Variable Rate Regular Certificates	93
Deferred Interest	93
Market Discount	94
Premium	95
Election to Treat All Interest Under the Constant Yield Method	95
Sale or Exchange of Regular Certificates	95
Treatment of Losses	96
Taxation of Residual Certificates	97
Taxation of REMIC Income	97
Basis and Losses	98
Treatment of Certain Items of REMIC Income and Expense	99
Limitations on Offset or Exemption of REMIC Income	100
Tax-Related Restrictions on Transfer of Residual Certificates	100
Sale or Exchange of a Residual Certificate	104
Mark to Market Regulations	105
Taxes that May be Imposed on the REMIC Pool	105
Prohibited Transactions	105
Contributions to the REMIC Pool After the Startup Day	105
Net Income from Foreclosure Property	105
Liquidation of the REMIC Pool	106

v

Administrative Matters	106
Limitations on Deduction of Certain Expenses	106
Taxation of Certain Foreign Investors	107
Regular Certificates	107
Residual Certificates	108
Backup Withholding	108
Reporting Requirements	109
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	110
Standard Certificates	110
General	110
Tax Status	110
Premium and Discount	111
Recharacterization of Servicing Fees	112
Sale or Exchange of Standard Certificates	112
Stripped Certificates	113
General	113
Status of Stripped Certificates	114
Taxation of Stripped Certificates	114
Reporting Requirements and Backup Withholding	116
Taxation of Certain Foreign Investors	117
STATE, LOCAL AND OTHER TAX CONSEQUENCES	117
CERTAIN ERISA CONSIDERATIONS	117
General	117
Plan Asset Regulations	118
Prohibited Transaction Exemptions	119
Tax Exempt Investors	122
LEGAL INVESTMENT	122
USE OF PROCEEDS	124
METHOD OF DISTRIBUTION	125
LEGAL MATTERS	126
FINANCIAL INFORMATION	126
RATING	126
INDEX OF DEFINED TERMS	127

 SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered	Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under ‘‘— The Mortgage Assets.’’

Relevant Parties

Who We Are	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See ‘‘The Depositor.’’ Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — The Trustee.’’

Master Servicer	If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Special Servicer	If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Collection and Other Servicing Procedures.’’

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

•	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See ‘‘Description of the Trust Funds — Mortgage Loans.’’

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See ‘‘Description of the Trust Funds — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements.’’

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See ‘‘Description of the Trust Funds — MBS.’’

Information About The Certificates

The Certificates	Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

•	are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

•	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates.’’

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See ‘‘Risk Factors — Limited Assets.’’

Distributions of Interest on the Certificates	Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates,’’

‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ and ‘‘Description of the Certificates — Distributions of Interest on the Certificates.’’

Distributions of Principal of the Certificates	Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

•	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See ‘‘Description of the Certificates — Distributions of Principal of the Certificates.’’

Credit Support and Cash Flow Agreements	Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy

•	a guarantee,

•	cross-support provisions,

•	a surety bond,

•	a reserve fund,

•	a credit derivative, or

•	a combination of the items described above.

In addition, a trust fund may include:

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,’’ ‘‘Description of the Trust Funds — Credit Support’’ and ‘‘— Cash Flow Agreements’’ and ‘‘Description of Credit Support.’’

Advances	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Advances.’’ Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See ‘‘Description of the Certificates — Advances.’’

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination	If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’ See ‘‘Description of the Certificates — Termination’’ in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See ‘‘Description of the Pooling Agreements — Assignment of Mortgage Loans — Repurchases’’ and

‘‘— Representations and Warranties — Repurchases’’ herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans’’ herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets May Also Back Additional Certificates	One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Registration of Book-Entry Certificates	If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

•	‘‘regular-interests’’ and ‘‘residual interests’’ in a trust fund, or a designated portion thereof, treated as ‘‘real estate mortgage investment conduit’’ under Sections 860A through 860G of the Internal Revenue Code of 1986, or

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review ‘‘Certain Federal Income Tax Consequences’’ in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements,

including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See ‘‘Certain ERISA Considerations’’ in this prospectus and ‘‘ERISA Considerations’’ in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating	At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and in the related prospectus supplement.

 RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading ‘‘Risk Factors’’ in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Termination.’’

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates.    We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates.    The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading ‘‘Description of the Certificates — Reports to Certificateholders.’’ We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates.    Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

•	the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Credit Support May Not Cover All Types of Losses.    Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series.    A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

The Amount of Credit Support Will Be Limited.    The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See ‘‘Description of the Certificates — Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See ‘‘Yield and Maturity Considerations.’’

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See ‘‘Description of Credit Support’’ and ‘‘Rating.’’

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance.    Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See ‘‘Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans’’ Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

•	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse.    Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure — Anti-Deficiency Legislation.’’

Cross-Collateralization Arrangements May Be Challenged as Unenforceable.    The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default.    Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the related mortgaged property;

•	the level of interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history of the related mortgaged property;

•	changes in zoning, tax and (and with respect to residential properties) rent control laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’ The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower.    Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans — Leases and Rents.’’

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable.    Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates.    Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘offsite’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses.    Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See ‘‘Description of the Pooling Agreements — Hazard Insurance Policies.’’

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss.    Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See ‘‘Certain ERISA Considerations.’’

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit,’’ for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates.’’ Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Certain Federal Income Tax Consequences — Taxation of Regular Certificates.’’

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•	The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

•	Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

•	Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•	You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See ‘‘Description of the Certificates — Termination’’ in this prospectus. See ‘‘Description of the Certificates — Termination.’’

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (‘‘GACC’’), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (‘‘DBMC’’). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (‘‘CMBS’’) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (‘‘DBBM’’) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMAC Commercial Mortgage Corporation, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General.    GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis.    In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements.    GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.    In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under ‘‘Description of the Mortgage Pool — Certain Underwriting Matters.’’

Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See ‘‘The Depositor’’ in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘ — Mortgage Loans,’’ unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

•	commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property;

provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, ‘‘Net Operating Income’’ means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The ‘‘Value’’ of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance’’ and ‘‘— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Mortgage Loans With Balloon Payments Have a Greater Risk of Default.’’

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•	may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of such prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance payment (a ‘‘Prepayment Premium’’) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an ‘‘Equity Participation’’), as described in the related prospectus supplement.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable interest rates (‘‘ARM Loans’’), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (‘‘FHLMC’’), the Federal National Mortgage Association (‘‘FNMA’’), the Governmental National Mortgage Association (‘‘GNMA’’) or the Federal Agricultural Mortgage Corporation (‘‘FAMC’’),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an ‘‘MBS Agreement’’). The issuer of the MBS (the ‘‘MBS Issuer’’) and/or the servicer of the underlying mortgage loans (the ‘‘MBS Servicer’’) will be parties to the MBS Agreement, generally together with a trustee (the ‘‘MBS Trustee’’) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•	the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘ — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements,’’ and

•	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the ‘‘Certificate Account’’) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certificate Account.’’

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient’’ and ‘‘Description of Credit Support.’’

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

•	interest rate exchange agreements,

•	interest rate cap or floor agreements, or

•	other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a ‘‘Cash Flow Agreement’’).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates.’’ The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

•	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A ‘‘Due Period’’ will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the ‘‘Determination Date’’) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

•	converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certificate was purchased at a premium or a discount and

•	the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See ‘‘— Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    One or more classes of certificates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, ‘‘Excess Funds’’ will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, ‘‘Definitive Certificates’’) or may be offered in book-entry format (such Certificates, ‘‘Book-Entry Certificates’’) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The ‘‘Available Distribution Amount’’ for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the ‘‘Record Date’’), and the amount of each distribution will be determined as of the close of business on the date (the ‘‘Determination Date’’) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the ‘‘Percentage Interest’’) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, ‘‘Accrual Certificates’’) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the ‘‘Accrued Certificate Interest’’ for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•	equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest,’’ exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates’’ and ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest.’’

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a ‘‘Certificate Balance’’), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the ‘‘Cut-off Date’’), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund

Distributions of principal with respect to one or more classes of certificates (each such class, a ‘‘Controlled Amortization Class’’) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a ‘‘Companion Class’’) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates. See ‘‘Description of Credit Support.’’

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, ‘‘Related Proceeds’’) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a ‘‘Nonrecoverable Advance’’); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a ‘‘Distribution Date Statement’’) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)    the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)    the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)    the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)    if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)    information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)    the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)    if such class of offered certificates has a floating, variable or adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘ — Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the ‘‘Voting Rights’’) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Amendment.’’ The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See ‘‘Description of the Pooling Agreements — Events of Default,’’ ‘‘—  Rights Upon Event of Default’’ and ‘‘— Resignation and Removal of the Trustee.’’

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

•	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (‘‘DTC’’) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (‘‘DTC Participants’’) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a ‘‘Financial Intermediary’’) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a ‘‘Certificate Owner’’) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only ‘‘certificateholder’’ (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

•	the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘Certificateholders’’ under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a ‘‘Pooling Agreement’’). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under ‘‘The Depositor.’’

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

•	an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

•	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the ‘‘Purchase Price’’). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the ‘‘Warranting Party’’) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an ‘‘REO Property’’); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See ‘‘Description of Credit Support.’’

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See ‘‘— Certificate Account’’ and ‘‘— Servicing Compensation and Payment of Expenses.’’

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (‘‘Permitted Investments’’). Such Permitted Investments include

•	federal funds,

•	uncertificated certificates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (‘‘Insurance Proceeds’’ and ‘‘Condemnation Proceeds,’’ respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, ‘‘Liquidation Proceeds’’), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)    any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)    any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)    any amounts paid under any Cash Flow Agreement;

(7)    all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under ‘‘— Assignment of mortgage loans; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases,’’ all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘— Realization Upon Defaulted Mortgage Loans,’’ and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates — Termination; Retirement of Certificates’’;

(8)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘— Hazard Insurance Policies’’;

(10)    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)    any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)    to make distributions to the certificateholders on each distribution date;

(2)    to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)    to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)    if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘— Realization Upon Defaulted Mortgage Loans’’;

(6)    to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘— Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘— Certain Matters Regarding the Trustee’’;

(7)    if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)    if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)    to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes’’;

(12)    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)    to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•	that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘Certain Legal Aspects of mortgage loans — Due-on-Sale and Due-on-Encumbrance.’’

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•	the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

•	a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

‘‘Events of Default’’ under the related Pooling Agreement generally will include, without limitation,

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘— Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•	to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

•	if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences — REMICs — Tax and Restrictions on Transfers of Residual certificates to Certain Organizations’’ herein),

•	to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

•	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

•	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

•	reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certificates,

•	cross-support provisions,

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•	the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See ‘‘Risk Factors — Credit Support Limitations.’’

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the ‘‘Letter of Credit Bank’’). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

Credit Derivatives

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See ‘‘Description of the Trust Funds — Mortgage Loans.’’ If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage:    a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (‘‘UCC’’); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘— Bankruptcy Laws.’’

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.’’) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator, ‘‘ however, is a person ‘‘who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.’’ This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often.    It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.’’

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of Treasury (the ‘‘Treasury’’). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•	where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a ‘‘REMIC’’) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a ‘‘REMIC Pool.’’ For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as ‘‘REMIC Certificates’’ and will consist of one or more classes of ‘‘Regular Certificates’’ and one class of ‘‘Residual Certificates’’ in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.’’

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments.’’ The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See ‘‘Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.’’

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•	the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a ‘‘defective obligation’’ within a two-year period thereafter.

A ‘‘defective obligation’’ includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is ‘‘defective’’ as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the ‘‘Service’’).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the ‘‘1986 Act’’) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the ‘‘Regular Certificateholder’’) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the ‘‘OID Regulations’’) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price.’’ The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute ‘‘qualified stated interest.’’ Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount (a so-called ‘‘super-premium’’ class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the ‘‘Prepayment Assumption’’) relating to the Regular

Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certificate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘Original Issue Discount’’ with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser’s original basis in the Regular Certificate:

•	is exceeded by the then-current principal amount of the Regular Certificate; or

•	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•	in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•	‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

•	if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•	to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (‘‘Residual Certificateholders’’), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

•	the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘Limitations on Offset or Exemption of REMIC Income’’ The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•	in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•	ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the

REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See ‘‘Treatment of Certain Items of REMIC Income and Expense — Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates,’’ without regard to the de minimis rule described therein, and ‘‘— Premium.’’

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Deferred Interest.’’

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under ‘‘Taxation of Regular Certificates — Market Discount.’’

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under ‘‘Taxation of Regular Certificates — Premium,’’ a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion,’’ is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See ‘‘Taxation of Certain Foreign Investors — Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the

Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•	‘‘Disqualified Organization’’ means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•	‘‘Pass-Through Entity’’ means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•	an ‘‘electing large partnership’’ means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

•	the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under ‘‘— Foreign Investors’’) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer:

•	the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under ‘‘— Disqualified Organizations.’’ The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•	the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•	transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading ‘‘Disqualified Organizations.’’ The transferor must have no actual knowledge or reason to know that such statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer: Either

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b)    (i)        the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a ‘‘U.S. Person’’ (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a ‘‘U.S. Person’’. The term ‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person..

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under ‘‘Taxation of Residual Certificates — Basis and Losses’’) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•	the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualified reserve fund by a Residual Certificateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualified liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person,‘‘ as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, such deductions may include deductions under Code

Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•	is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•	provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term ‘‘Non-U.S. Person’’ means any person who is not a U.S. Person.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘Regular Certificates’’ above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•	the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion.’’ See ‘‘Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’ If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential’’, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see ‘‘Limitations on Deduction of Certain Expenses’’ above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under ‘‘Status of REMIC Certificates.’’

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as ‘‘Stripped Certificates,’’ as described below, as a REMIC (Certificates of such a series hereinafter referred to as ‘‘Standard Certificates’’), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a ‘‘Standard Certificateholder’’) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under ‘‘Recharacterization of Servicing Fees.’’ Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006 — 2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described below under ‘‘Stripped Certificates’’ and ‘‘Recharacterization of Servicing Fees,’’ respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.    A Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of

Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.    A Standard Certificate owned by a real estate investment trust will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3.    A Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation . . . which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium.’’

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation (‘‘excess servicing’’) will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds.’’ Subject to the de minimis rule discussed below under ‘‘ — Stripped Certificates,’’ each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

•	if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard

Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates.’’ Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

•	the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see ‘‘Standard Certificates — Recharacterization of Servicing Fees’’ above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under ‘‘Standard Certificates — Recharacterization of Servicing Fees.’’ Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under ‘‘Standard Certificates — General,’’ subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•	the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i); and

•	unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under ‘‘Taxation of Stripped Certificates — Possible Alternative Characterizations,’’ the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount.    Except as described above under ‘‘General,’’ each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a ‘‘Stripped Certificateholder’’) in any taxable year likely will be computed generally as described above under ‘‘Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘ — Variable Rate Regular Certificates.’’ However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under ‘‘General,’’ the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates.’’ It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

•	one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Backup Withholding.’’

On January 24, 2006, Treasury published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates.’’

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (‘‘ERISA Plans’’) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, ‘‘Tax Favored Plans’’).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, ‘‘Plans’’) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (‘‘Similar Law’’). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’ within the meaning of ERISA and ‘‘disqualified persons’’ within the meaning of the Code; collectively, ‘‘Parties in Interest’’) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (‘‘DOL’’) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the ‘‘Plan Asset Regulations’’) defines the term ‘‘Plan Assets’’ for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not ‘‘significant,’’ both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•	has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate,’’ the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the ‘‘Exemption’’), to Deutsche Bank Securities, Inc. (‘‘DBSI’’) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section ‘‘Certain ERISA Considerations,’’ the term ‘‘Underwriter’’ shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. (collectively, the ‘‘Exemption Rating Agencies’’);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the ‘‘Restricted Group’’ consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a ‘‘sponsor’’ within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

•	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

•	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (‘‘ERISA Restricted Certificates’’) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an ‘‘insurance company general account’’ (as such term is defined in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

•	there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any ‘‘affiliate’’ thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a ‘‘certificate’’ for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a ‘‘Tax Exempt Investor’’) nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ (‘‘UBTI’’) within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of certificates that qualify as ‘‘mortgage related securities’’ will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

The appropriate characterization of those certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of certificates qualifying as ‘‘mortgage related securities,’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities, ‘‘ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities, ‘‘ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities, ‘‘ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

All depository institutions considering an investment in the certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.    By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.    By placements by the depositor with institutional investors through dealers; and

3.    By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Page
1986 Act	90
1998 Policy Statement	124
Accrual Certificates	44
Accrued Certificate Interest	44
Act	82
ADA	85
affiliate	122
ARM Loans	33
Available Distribution Amount	43
Bankruptcy Code	79
Book-Entry Certificates	43
Cash Flow Agreement	36
Certificate Account	35
Certificate Balance	45
Certificate Owner	50
CMBS	24
Code	87
Companion Class	46
Controlled Amortization Class	46
CPR	40
Credit Support	35
Cut-off Date	45
DBBM	24
DBMC	24
DBSI	119
Debt Service Coverage Ratio	30
Definitive Certificates	43
Determination Date	37, 43
Disqualified Organization	101
Distribution Date Statement	47
DOL	118
DTC	50
DTC Participants	50
Due Period	37
due-on-sale	77
electing large partnership	101
Equity Participation	32
ERISA	117
ERISA Plans	118
ERISA Restricted Certificates	121
Events of Default	66
Excess Funds	42
excess servicing	112
Exemption	119
Exemption Rating Agencies	120
FAMC	34
FHLMC	34
Financial Intermediary	50
FNMA	34
GACC	23
Garn Act	84
GNMA	34
Insurance Proceeds	58
IRS	61
Letter of Credit Bank	72
Liquidation Proceeds	58
Loan-to-Value Ratio	30
Lock-out Date	32
Lock-out Period	32
MBS	27
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
NCUA	124
Net Leases	30
Net Operating Income	30
Nonrecoverable Advance	47
Non-SMMEA Certificates	123
Non-U.S. Person	108
OCC	123
OID Regulations	90
OTS	124
Parties in Interest	118
Pass-Through Entity	101
Percentage Interest	43
Permitted Investments	57
Plan Asset Regulations	118
Plan Assets	118
Plans	118
Pooling Agreement	52
Prepayment Assumption	91
Prepayment Interest Shortfall	38
Prepayment Premium	32
Purchase Price	54
Record Date	43
Regular Certificateholder	90
Regular Certificates	87
Related Proceeds	47
Relief Act	85
REMIC	87
REMIC Certificates	87
REMIC Pool.	87
REMIC Regulations	87
REO Property	55
Residual Certificateholders	97

Page
Service	89
Similar Law	118
SMMEA	122
SPA	40
Standard Certificateholder	110
Standard Certificates	110
Stripped Certificateholder	115
Stripped Certificates,	110
Tax Exempt Investor	122
Tax Favored Plans	118
Title V	84
Treasury	87
UBTI	122
UCC	75
Underwriter	119
U.S. Person	104
Value	31
Voting Rights	49
Warranting Party	54

This diskette relates to the free writing prospectus in regard to the COMM 2006-C8, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire free writing prospectus. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the free writing prospectus. Any information contained on this diskette will be more fully described elsewhere in the free writing prospectus. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

‘‘Annex A COMM 2006-C8.xls’’ is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

Free Writing Prospectus

EXECUTIVE SUMMARY	S-3
SUMMARY OF THE FREE WRITING PROSPECTUS	S-8
THE MORTGAGE POOL	S-22
RISK FACTORS	S-45
TRANSACTION PARTIES	S-86
DESCRIPTION OF THE MORTGAGE POOL	S-116
DESCRIPTION OF THE OFFERED CERTIFICATES	S-169
YIELD AND MATURITY CONSIDERATIONS	S-203
THE POOLING AND SERVICING AGREEMENT	S-220
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-269
ERISA CONSIDERATIONS	S-272
LEGAL INVESTMENT	S-274
LEGAL MATTERS	S-274
RATINGS	S-275
LEGAL ASPECTS OF MORTGAGE LOANS	S-276
INDEX OF PRINCIPAL DEFINITIONS	S-278

Until the date that is ninety days from the date of the prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$3,517,157,000 (Approximate)

Deutsche Bank Securities

Banc of America Securities LLC

Barclays Capital

JPMorgan

Morgan Stanley

COMM 2006-C8

Commercial Mortgage
Pass-Through Certificates

FREE WRITING PROSPECTUS